As filed with the Securities and Exchange Commission on December 12, 2024

Registration No. 333-282021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bowen Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

For co-registrants, see “Table of Co-Registrants” on the following page.

420 Lexington Avenue, Suite 2446

New York, New York 10170

(203) 998-5540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jiangang Luo

420 Lexington Avenue, Suite 2446

New York, New York 10170

(203) 998-5540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Miller Jeffrey M. Gallant Eric T. Schwartz Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 (212) 818-8800	Jie Chengying Xiu Michael Goldstein Steven L. Glauberman Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 (212) 599-3322

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Registrant and Co-Registrant:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant and Co-Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Qianzhi Group Holding (Cayman) Limited	Cayman Islands	2840	N/A

(1) The Co-Registrant has the following principal executive office:

c/o Qianzhi Group Holding (Cayman) Limited

1705, Block B, KK 100 Building

5016 East Shennan Road

Luohu District, Shenzhen

Guangdong Province, 518000

People’s Republic of China

(2) The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 12, 2024

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
BOWEN ACQUISITION CORP

PROSPECTUS FOR 8,646,377 ORDINARY SHARES OF
BOWEN ACQUISITION CORP

BOWEN ACQUISITION CORP
420 Lexington Ave, Suite 2446
New York, NY 10170

LETTER TO BOWEN SHAREHOLDERS

Dear Bowen Acquisition Corp Shareholder:

You are cordially invited to attend an extraordinary general meeting of Bowen Acquisition Corp, a Cayman Islands exempted company (“Bowen”), which will be held on January 13, 2025, at 10:00 a.m., Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Shareholder Meeting”).

You can participate in the Shareholder Meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/bowenspac/2024. Please see “Questions and Answers about the Bowen Shareholder Proposals — How do I attend the virtual Shareholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Shareholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Shareholder Meeting.

On January 18, 2024, Bowen entered into an Agreement and Plan of Reorganization (the “Business Combination Agreement”), by and among Bowen, Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Bowen (“Merger Sub”), Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (“Qianzhi”), and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination” or the “Transactions”) were approved by the boards of directors of Bowen (the “Bowen Board”), Merger Sub, Qianzhi and NewCo. The Business Combination Agreement contemplates that, at the closing of the Business Combination (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”), Merger Sub will merge with and into NewCo (the “Merger”), with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly owned subsidiary of Bowen. As used in this proxy statement/prospectus, “New Bowen” refers to Bowen after giving effect to the consummation of the Business Combination. Bowen has retained Newbridge Securities to evaluate the fairness, from a financial point of view, to Bowen’s public shareholders of the consideration to be paid to the Qianzhi equityholders in the Merger. For more information, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Opinion of Newbridge Securities, Fairness Opinion Provider,”

In preparation for the Transactions, Qianzhi completed a restructuring (the “Restructuring”) in which it became a wholly owned subsidiary of NewCo by the issuance of ordinary shares of NewCo (“NewCo Ordinary Shares”) to the holders of Qianzhi’s ordinary shares in exchange for the previously outstanding ordinary shares of Qianzhi.

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Pursuant to the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), all of the NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by Bowen or Qianzhi or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 ordinary shares of Bowen (“Bowen Ordinary Shares”), a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement (the “Merger Shares”), and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Bowen Ordinary Shares (the “Earnout Shares”), as described further below. The Merger Shares and Earnout Shares are referred to herein collectively as the “Merger Consideration.” The Merger Shares to be deposited in escrow are referred to herein as the “Escrow Shares.”

In accordance with the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into a subscription agreement with SPAC King Acquisition Inc., an entity that is not affiliated with Bowen, Qianzhi and either of their respective officers, directors or affiliates (the “PIPE Investor”), pursuant to which the PIPE Investor will purchase, concurrently with the closing of the Merger, an aggregate of 500,000 New Bowen Shares for aggregate purchase price of $5.0 million (the “PIPE Financing”).

The units of Bowen (“Bowen Units”), each consisting of one Bowen Ordinary Share and one right to receive one-tenth of one Bowen Ordinary Share upon consummation of the Business Combination (collectively, the “Bowen Rights”), and the Bowen Ordinary Shares and Bowen Rights are currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “BOWNU,” “BOWN” and “BOWNR,” respectively. The closing price of the Bowen Units, Bowen Ordinary Shares and Bowen Rights on December 3, 2024 was $11.00, $10.92 and $0.17, respectively.

Immediately prior to the Effective Time, the Bowen Units will automatically separate into their component securities and, as a result, will no longer trade as an independent security. The Bowen Rights will automatically convert into Bowen Ordinary Shares in accordance with their terms upon consummation of the Business Combination and no longer trade. Upon the Closing, the ordinary shares of New Bowen (“New Bowen Ordinary Shares”) are expected to be listed on Nasdaq under the symbol “MERA”. It is a condition to the consummation of the Transactions that the New Bowen Ordinary Shares to be issued in the Merger be approved for listing on Nasdaq (subject only to official notice of issuance thereof and public holder requirements), but there can be no assurance such listing condition will be met. If such listing condition is not met, the Transactions will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement.

The accompanying notice of the Shareholder Meeting and proxy statement/prospectus describe the business Bowen will conduct at the Shareholder Meeting and provide information about Bowen that you should consider when you vote your shares. As more fully described in the accompanying proxy statement/prospectus, which is dated December [●], 2024, and is first being mailed to shareholders on or about that date, the Shareholder Meeting will be held for the purpose of considering and voting on the following proposals:

1.	Shareholder Proposal No. 1 — Business Combination Proposal — a proposal, as an ordinary resolution, to adopt and approve the Business Combination Agreement, a copy of which is attached herein as Annex A, and the transactions contemplated thereby, including the Business Combination, in all respects (the “Business Combination Proposal”);

2.	Shareholder Proposal No. 2 — Name Change Proposal — a proposal, as a special resolution, subject to the proposed name conforming with section 30 of the Companies Act (Revised) of the Cayman Islands, to approve the change of name of Bowen from Bowen Acquisition Corp to “Emerald, Inc.”, effective from the Effective Time (the “Name Change Proposal”);

3.	Shareholder Proposal No. 3 — Capitalization Amendment Proposal — a proposal, as a special resolution, to approve the increase of the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each (the “Capitalization Amendment Proposal”);

4.	Shareholder Proposal No. 4 — Charter Amendment Proposal A – Board Unification Proposal – a proposal, as a special resolution, to remove the provisions of Bowen’s Amended and Restated Memorandum and Articles of Association (the “Existing Charter”) dividing the Bowen Board into classes (the “Board Unification Proposal”):

5.	Shareholder Proposal No. 5 — Charter Amendment Proposal B – Proposed Charter Adoption Proposal – a proposal, as a special resolution, to approve the amendment and restatement of the Existing Charter, including without limitation, the consequential changes resulting from the Name Change Proposal (if approved), the Capitalization Amendment Proposal (if approved) and the Board Unification Proposal (if approved) and the removal of non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination, by deletion in their entirety and substitution in their place by the proposed second amended and restated memorandum and articles of association of Bowen, the substantial form of which is attached herein as Annex D, with effect upon the Effective Time (the “Proposed Charter Adoption Proposal”, and together with the Board Unification Proposal, collectively, the “Charter Amendment Proposals”);

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6.	Shareholder Proposal No. 6 — Nasdaq Proposal — a proposal, as an ordinary resolution, to approve, for purpose of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of Bowen Ordinary Shares in connection with the Merger in all respects (the “Nasdaq Proposal”);

7.	Shareholder Proposal No. 7 — Equity Incentive Plan Proposal — a proposal, as an ordinary resolution, to approve and adopt the 2024 Long-Term Incentive Equity Plan of Bowen (the “2024 Incentive Plan”), to be effective from the Effective Time (the “Equity Incentive Plan Proposal”);

8.	Shareholder Proposal No. 8 — Director Election Proposal — a proposal, as an ordinary resolution, to elect five (5) members to serve terms on the Bowen Board, with effect from the Effective Time until their respective successors are duly elected and qualified (the “Director Election Proposal”); and

9.	Shareholder Proposal No. 9 — Adjournment Proposal — a proposal, as an ordinary resolution, to adjourn the Shareholder Meeting to a later date or dates, if necessary or desirable, at the determination of the Bowen Board that more time is necessary to consummate the Business Combination for any reason (the “Adjournment Proposal”).

Each of the foregoing proposals is more fully described in the accompanying proxy statement/prospectus. Please take the time to read carefully each of the proposals in the accompanying proxy statement/prospectus before you vote.

As contemplated by the Existing Charter, the holders of Bowen Ordinary Shares issued as part of the Bowen Units sold in Bowen’s initial public offering (the “IPO,” and such shares, the “Public Shares,” and the holders of such Public Shares, the “Public Shareholders”) may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in a trust account (the “Trust Account”) established in connection with the IPO to hold a portion of the proceeds of the IPO, if the Business Combination is consummated, regardless of how such Public Shareholders vote, or whether they vote at all, on the Business Combination Proposal.

On November 25, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share would have been approximately $10.94, based on the aggregate amount on deposit in the Trust Account of approximately $75.5 million (including interest not previously released to Bowen but net of expected taxes payable), divided by the total number of then outstanding Public Shares. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two business days prior to the Shareholder Meeting will be approximately the same as the amount set forth above. The closing price of the Public Shares on December 3, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, was $10.92 per share. If the closing price of the Public Shares was to remain the same until the date of the Shareholder Meeting, exercising redemption rights would result in a Public Shareholder receiving approximately $0.02 more per share than if the shares were sold in the open market (based on the current per share redemption price). Bowen cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

Since the IPO, Bowen has not taken part in any material financing transactions, and, other than the PIPE Financing, Bowen will not take part in any such material financing transactions prior to or in connection with the consummation of the Business Combination. The PIPE Financing is described further in the section of the accompanying proxy statement/prospectus entitled “Proposal 1: The Business Combination Proposal — Third-Party PIPE Financing”.

Following consummation of the Business Combination, the former NewCo equityholders will beneficially own approximately 46.7% of the combined voting power of New Bowen Ordinary Shares and NewCo’s majority equityholder will beneficially own approximately 36.4% of the combined voting power of New Bowen Ordinary Shares, assuming no redemptions by the Public Shareholders of Bowen’s Public Shares, a total of 690,000 Bowen Ordinary Shares are issued upon the conversion of the Bowen Rights, the Earnout Shares have been issued, and excluding the effect of the issuance of securities in the PIPE Financing. However, assuming the maximum number of redemptions by the Public Shareholders of Bowen’s Public Shares (and the other assumptions remain accurate), NewCo’s majority equityholder would beneficially own 58% of the combined voting power of New Bowen Ordinary Shares and in such event, New Bowen would be a “controlled company” as defined in the corporate governance rules of Nasdaq. For so long as New Bowen is a controlled company under that definition, it would be permitted to elect to rely on certain exemptions from the Nasdaq corporate governance rules. As a result, investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. New Bowen’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price. Please see “Risk Factors — If New Bowen meets the definition of a “controlled company” under the rules of the Nasdaq Listing Rule, it may choose to exempt from certain corporate governance requirements that could have an adverse effect on the public shareholders.”

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Record holders of Bowen Ordinary Shares at the close of business on October 22, 2024 (the “Record Date”) are entitled to vote or have their votes cast at the Shareholder Meeting. On the Record Date, there were 9,166,500 issued and outstanding Bowen Ordinary Shares, including the Bowen Ordinary Shares included in the Bowen Units. The Bowen Rights do not have voting rights.

New Bowen is not an operating company but a Cayman Islands holding company. Upon the consummation of the Business Combination, New Bowen will conduct its operations through Qianzhi, its wholly-owned subsidiary, which is based China. The securities registered herein are securities of Bowen, not those of Qianzhi. Therefore, investors in New Bowen are not acquiring equity interests in any operating company but instead are acquiring interest in a Cayman Islands holding company.

The holding company structure involves unique risks to investors. As a holding company, New Bowen may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of Qianzhi to pay dividends or make distributions to New Bowen may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder New Bowen’s ability to conduct its business through, receive dividends or distributions from, or transfer funds to, Qianzhi or list on a U.S. or other foreign exchange, which could result in a material adverse change to New Bowen’s business and cause the value of the securities of New Bowen to significantly decline. New Bowen’s board of directors has complete discretion on whether to distribute dividends subject to its Amended and Restated Memorandum and Articles of Association and certain restrictions under Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including financial performance, growth prospects, and liquidity requirements. To date, no dividend or distributions have been made by the subsidiaries of New Bowen to New Bowen and New Bowen has not paid any dividends or made any distributions to its shareholders. As of the date of this proxy statement/prospectus, no dividends, distributions, or any other transfers of cash or other assets have occurred among New Bowen, its subsidiaries, or its investors. For further details of cash and asset flows between New Bowen and its subsidiaries, see “Summary of the Proxy Statement/ Prospectus — Cash and Asset Flows through Qianzhi’s Organization” and Qianzhi’s audited consolidated financial statements for the years ended March 31, 2024 and 2023. Following the consummation of the Business Combination, New Bowen intends to keep any future earnings to finance the expansion of its business, and it does not anticipate that any cash dividends will be paid in the foreseeable future.

If New Bowen determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, it will be dependent on receipt of funds from Qianzhi and/or other subsidiaries affiliated with Qianzhi. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on New Bowen’s ability to transfer cash between it, its subsidiaries, and its investors, such as: (i) New Bowen is restricted from providing capital or loans to its PRC subsidiaries, which may adversely affect the operations of its PRC subsidiaries; (ii) following the consummation of the Business Combination, New Bowen’s PRC subsidiaries may be restricted from paying dividends to New Bowen; and (iii) if New Bowen is unable to obtain dividends from its PRC subsidiaries, it may adversely impact its dividends distribution to investors. See “Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Further, to the extent cash or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of New Bowen or its subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of New Bowen or its subsidiaries to transfer cash or assets. See “Risk Factors—Risks Relating to Doing Business in the PRC—We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Qianzhi has established, and New Bowen expects to apply the same, cash management policies to direct how funds are transferred among New Bowen and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that, each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded to facilitate audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering and know-your-customer requirements.

Qianzhi faces various risks and uncertainties relating to doing business in China. Qianzhi has substantial business operations in mainland China, and it is subject to complex and evolving laws and regulations of mainland China. For example, it faces risks associated with regulatory approvals on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy. It also faces potential risks in the future if its auditors are not able to be inspected the Public Company Accounting Oversight Board (the “PCAOB”) which may impact its ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. The PRC government’s significant authority in regulating Qianzhi’s operations and the PRC government’s oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could result in a material adverse change in Qianzhi’s operations and the value of its securities, significantly limit or completely hinder its ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Relating to Doing Business in the PRC.” More specifically, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of an initial public offering or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Trial Measures specify that the offering and listing of an issuer shall be deemed as an indirect overseas offering and listing of a PRC domestic company if, among other features, the issuer derives over 50% of the revenue, net income, total assets, or net assets from mainland China within the most recent completed fiscal year. Based on Trial Measures and supporting guidelines, we are required to complete the filing procedures with the CSRC in connection with this Business Combination. As of the date of this proxy statement/prospectus, we have not completed the filing procedures with the CSRC. We cannot assure you that we can complete the filing procedures in a timely manner or at all. Additionally, on December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this proxy statement/prospectus, none of NewCo, Qianzhi, or their subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by its PRC counsel, Jingsh & H Y Leung, as of the date of this proxy statement/prospectus, Qianzhi’s operations and listing are not expected to be affected by, or subject to, cybersecurity review by the CAC under the Cybersecurity Review Measures, given that it is not (i) a network platform operator engaging in data processing activities that affect or may affect national security; (ii) a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; or (iii) a network platform operator with the personal information data of more than one million users.

New Bowen’s securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Securities and Exchange Commission (the “SEC”) determines that it has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Subsequently, on December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Qianzhi’s auditor is, and following consummation of the Business Combination New Bowen’s auditor will be, headquartered in Rowland Heights, California and is, and will be, subject to PCAOB inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of Qianzhi’s, and New Bowen’s, auditor and Qianzhi’s, and New Bowen’s, auditor was not subject to the determinations announced by the PCAOB on December 16, 2021. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and New Bowen uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, New Bowen would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, New Bowen’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission-Identified Issuer for two consecutive years in the future. If New Bowen’s securities are prohibited from trading in the United States, there is no certainty that it will be able to list on a non-U.S. exchange or that a market for its securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of New Bowen’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

See “Risk Factors” beginning on page 47 of the accompanying proxy statement/prospectus for a discussion of information that should be considered in connection with an investment in New Bowen’s securities.

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SPAC Sponsor Compensation

Pursuant to the SEC’s rules governing special purpose acquisition companies (SPACs), securities of Bowen and promissory notes from Bowen issued to any entity and/or person primarily responsible for organizing, directing or managing the business and affairs of the SPAC, such as Bowen, excluding its officers and directors who are not affiliates of any such entity (“SPAC Sponsors”), may be considered “compensation” awarded to or earned by a SPAC Sponsor. In accordance with the SEC rules, Createcharm Holdings Ltd (“Createcharm”) and Bowen Holding LP (“Bowen Holding”) are deemed to be Bowen’s SPAC Sponsors. Each of Bowen’s SPAC Sponsors, and their affiliates, including the details of their involvement with Bowen, background about their key personnel and the involvement of such key personnel with other SPACs, is described further in the section of this proxy statement/prospectus titled “Information about Bowen – SPAC Sponsors and their Affiliates”.

The following table presents information regarding the SPAC Sponsor compensation:

	Post-Business Combination New Bowen Ordinary Shares	Other Compensation ($)
Bowen Holding	569,250	182,917
Createcharm	1,531,710	-

On February 27, 2023, Bowen Holding acquired an aggregate of 1,725,000 Bowen Ordinary Shares (the “Founder Shares”) for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 Founder Shares to Createcharm for the same price per share it initially paid. Subsequently, in Bowen’s IPO and simultaneous private placement, Createcharm purchased 341,782 Private Placement Units (as defined below), including Private Placement Units purchased in connection with the exercise by the underwriters of the IPO of the overallotment option. Each Private Placement Unit is comprised of one Bowen Ordinary Share and one Bowen Right, each Bowen Right to be converted automatically into 1/10 (one-tenth) of one Bowen Ordinary Share upon consummation by Bowen of an initial business combination. Createcharm paid a purchase price of $10.00 per Private Placement Unit, which is identical to the purchase price paid for the Bowen Units sold in the IPO, and the Private Placement Units are substantially similar to the Bowen Units sold in the IPO.

Accordingly, the SPAC Sponsors collectively paid an aggregate of $3,442,820 ($3,434,570 by Createcharm and $8,250 by Bowen Holding) for 2,100,960 Bowen Ordinary Shares as of the closing of the IPO and exercise of the underwriters’ overallotment option — Bowen Holding paid $8,250 for 569,250 shares (or approximately $0.01 per share) and Createcharm paid $3,434,570 for 1,531,710 shares (or approximately $2.24 per share). The IPO and exercise of the underwriters’ overallotment option resulted in the sale and issuance of 6,900,000 shares for $69,000,000 before expenses, which discounts the existence and value of the Bowen Rights that were included along with the Bowen Ordinary Shares in the Bowen Units that were sold in the IPO for $10.00 per Bowen Unit. Such discounting has been effected to conservatively estimate the dilution caused by IPO Sponsor’s investment in and holdings of Bowen as of the closing of the IPO and exercise of the underwriters’ overallotment option. In accordance with the above, as of immediately following the IPO, including underwriters’ full exercise of their over-allotment option, counting the SPAC Sponsors’ investment and holdings and those of Bowen’s public shareholders, Bowen had a net tangible book value of $72,442,820 and 8,966,782 Bowen Ordinary Shares outstanding, or approximately $8.08 net tangible book value per share. As such, the SPAC Sponsors’ holdings and investment resulted in dilution of approximately $1.92 per Bowen Ordinary Share held by Bowen’s Public Shareholders.

Additionally, as of September 30, 2024, a total of $146,667 of service fees have been accrued by Bowen for services rendered by Bowen Holding pursuant to an administrative services agreement between Bowen and Bowen Holding, and a total of $46,250 of service fees have been accrued by Bowen for services rendered by an affiliate of Bowen Holding pursuant to a consulting and advisory agreement between Bowen and the affiliate of Bowen Holding, for a total of $192,917 of accrued compensation to Bowen Holding and its affiliate.

Finally, if the SPAC Sponsors were to loan any amount(s) to Bowen and/or incur any fees or out-of-pocket expenses on Bowen’s behalf, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing and constitute SPAC Sponsor compensation. If any such amounts were loaned or incurred and Bowen failed to complete an initial business combination before its deadline pursuant to the Existing Charter, as may be amended to extend such date, such amounts would be forfeited. As of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to either of the SPAC Sponsors and no fees due or out-of-pocket expenses to be repaid by Bowen to either of the SPAC Sponsors.

Given the SPAC Sponsors’ holdings, as of the consummation of the Business Combination, they will collectively hold 2,100,960 New Bowen Ordinary Shares. Createcharm will hold 1,531,710 New Bowen Ordinary Shares, comprised of the 1,497,532 Bowen Ordinary Shares it currently holds and 34,178 New Bowen Ordinary Shares to be received in respect of its Bowen Rights, and Bowen Holding will hold 569,250 New Bowen Ordinary Shares, comprised of the 569,250 Bowen Ordinary Shares it currently holds. The New Bowen Ordinary Shares to be held by the SPAC Sponsors following the Business Combination will be identical to the New Bowen Ordinary Shares to be held by Bowen’s Public Shareholders in every respect. Because only the 34,178 New Bowen Ordinary Shares to be issued in respect of the Bowen Rights held by Createcharm will be new issuances, only those securities could result in additional material dilution to Bowen’s Public Shareholders, and because the Public Shareholders will also be issued New Bowen Ordinary Shares in respect of their Bowen Rights, in the same proportion to Createcharm or greater than that of Createcharm, since Public Shareholders who redeem their Bowen Ordinary Shares will still keep and receive New Bowen Ordinary Shares in respect of the Bowen Rights from their Bowen Units, the issuance to Createcharm of New Bowen Ordinary Shares in respect of its Bowen Rights could reasonably be seen as not causing any additional substantial dilution to the Public Shareholders.

Other Important Information:

Information about the Shareholder Meeting, the Business Combination, the Merger and other related business to be considered by the shareholders of Bowen at the Shareholder Meeting is included in the accompanying proxy statement/prospectus.

Whether or not you plan to attend the Shareholder Meeting, all shareholders of Bowen are urged to carefully read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financial statements of Bowen, NewCo and Qianzhi carefully and in their entirety. In particular, you are urged to read carefully the section entitled “Risk Factors” beginning on page 47 of the accompanying proxy statement/prospectus.

After careful consideration, the Bowen Board has unanimously determined that the foregoing proposals are advisable and in the best interests of Bowen and its shareholders, approved the Business Combination Agreement and the Business Combination and recommends that shareholders of Bowen vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to shareholders of Bowen in the accompanying proxy statement/prospectus. When you consider the Bowen Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of Bowen have interests in the Business Combination that may conflict with your interests as a shareholder. Please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

Your vote is very important. Whether or not you plan to attend the Shareholder Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented and voted at the Shareholder Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Shareholder Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Shareholder Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Shareholder Meeting in person virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Shareholder Meeting and will not be voted. An abstention will be counted towards the quorum requirement but will not count as a vote cast at the Shareholder Meeting. We expect that all proposals being voted on at the Shareholder Meeting will be considered non-routine under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and therefore we do not expect any broker non-votes to be submitted and broker non-votes will therefore have no impact on quorum. If you are a shareholder of record and you attend the Shareholder Meeting and wish to vote virtually, you may withdraw your proxy and vote in person virtually.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR BOWEN ORDINARY SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO BOWEN’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE AT THE SHAREHOLDER MEETING. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR BOWEN ORDINARY SHARES (AND CERTIFICATES (IF ANY)) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR BOWEN ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Enclosed is the proxy statement/prospectus containing detailed information about the Shareholder Meeting, the Business Combination Proposal and the other proposals described herein. Whether or not you plan to attend the Shareholder Meeting, Bowen urges you to read this material carefully and vote your shares.

By Order of the Board of Directors of Bowen Acquisition Corp

Na Gai
Chairwoman of the Board of Directors

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Bowen (File No. 333-282021), constitutes a prospectus of Bowen under Section 5 of the U.S. Securities Act of 1933, as amended, with respect to certain securities of Bowen to be issued in connection with the Business Combination. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, for an extraordinary general meeting of shareholders to be held in connection with the Business Combination and at which Bowen shareholders will be asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination, among other matters.

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ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning Bowen, without charge, by mailing a written request to Bowen Acquisition Corp, 420 Lexington Ave, Suite 2446, New York, NY 10170, or by calling (203) 998-5540; or Laurel Hill Advisory Group, Bowen’s proxy solicitor, by calling (855) 414-2266 (toll free), or for banks and brokers, by calling (516) 933-3100 (collect), or by emailing BOWN@laurelhill.com; or from the SEC through the SEC website at http://www.sec.gov.

In order for a Bowen shareholder to receive timely delivery of the applicable documents in advance of the extraordinary general meeting to be held on January 13, 2025, such shareholder must request the information no later than five business days prior to the date of the meeting, or by January 6, 2025.

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BOWEN ACQUISITION CORP
420 Lexington Ave, Suite 2446
New York, NY 10170

NOTICE OF AN EXTRAODRINAY GENERAL MEETING OF SHAREHOLDERS
OF BOWEN ACQUISITION CORP
TO BE HELD ON JANUARY 13, 2025

To the Shareholders of Bowen Acquisition Corp:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of the shareholders of Bowen Acquisition Corp, a Cayman Islands exempted company (“Bowen”), will be held on January 13, 2025, at 10:00 a.m., Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Shareholder Meeting”).

You can participate in the Shareholder Meeting, vote, and submit questions via live webcast by visiting https://www.cstproxy.com/bowenspac/2024. Please see “Questions and Answers about the Bowen Shareholder Proposals — How do I attend the virtual Shareholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Shareholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Shareholder Meeting.

On January 18, 2024, Bowen entered into an Agreement and Plan of Reorganization (the “Business Combination Agreement”), by and among Bowen, Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Bowen (“Merger Sub”), Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (“Qianzhi”), and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo”). The Business Combination agreement and the transactions contemplated thereby (the “Business Combination” or the “Transactions”) were approved by the boards of directors of Bowen (the “Bowen Board”), Merger Sub, Qianzhi and NewCo. The Business Combination Agreement contemplates that, at the closing of the Business Combination (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”), Merger Sub will merge with and into NewCo (the “Merger”), with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly owned subsidiary of Bowen. As used in this proxy statement/prospectus, “New Bowen” refers to Bowen after giving effect to the consummation of the Business Combination.

You are cordially invited to attend the Shareholder Meeting that will be held for the purpose of considering and voting upon, and if thought fit, passing and approving the following resolutions:

1.	Shareholder Proposal No. 1 — Business Combination Proposal — as an ordinary resolution, that the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated thereby, including the Business Combination be approved and authorized in all respects (the “Business Combination Proposal”);

2.	Shareholder Proposal No. 2 —Name Change Proposal — as a special resolution, that subject to the proposed name conforming with section 30 of the Companies Act (Revised) of the Cayman Islands, the name of Bowen be changed to “Emerald, Inc.”, effective from the effective time of the Merger (the “Effective Time”) (the “Name Change Proposal”);

3.	Shareholder Proposal No. 3 —Capitalization Amendment Proposal — as a special resolution, that the increase of the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each be approved and authorized in all respects (the “Capitalization Amendment Proposal”);

4.	Shareholder Proposal No. 4 — Charter Amendment Proposal A — Board Unification Proposal – as a special resolution, that the provisions of Bowen’s Amended and Restated Memorandum and Articles of Association (the “Existing Charter”) dividing the Bowen Board into classes be removed (the “Board Unification Proposal”):

5.	Shareholder Proposal No. 5 — Charter Amendment Proposal B — Proposed Charter Adoption Proposal – as a special resolution, that the amendment and restatement of the existing memorandum and articles of association of Bowen, including without limitation, the consequential changes resulting from the Name Change Proposal (if approved), the Capitalization Amendment Proposal (if approved) and the Board Unification Proposal (if approved) and the removal of non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination, by deletion in their entirety and substitution in their place by the proposed second amended and restated memorandum and articles of association of Bowen, the substantial form of which is attached the accompanying proxy statement as Annex D, with effect upon the Effective Time, be approved and authorized in all respects (the “Proposed Charter Adoption Proposal”, and together with the Name Change Proposal, the Capitalization Amendment Proposal and the Board Unification Proposal, collectively, the “Charter Amendment Proposals”);

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6.	Shareholder Proposal No. 6 — Nasdaq Proposal — as an ordinary resolution, that for purpose of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of Bowen Ordinary Shares in connection with the Merger be approved and authorized in all respects (the “Nasdaq Proposal”);

7.	Shareholder Proposal No. 7 — Equity Incentive Plan Proposal — as an ordinary resolution, that the 2024 Long-Term Incentive Equity Plan of Bowen (the “2024 Incentive Plan”), with effect upon the Effective Time, be approved and adopted in all respects (the “Equity Incentive Plan Proposal”);

8.	Shareholder Proposal No. 8 — Director Election Proposal — as an ordinary resolution, that five (5) new directors be elected to serve terms on the Bowen Board, with effect from the Effective Time until their respective successors are duly elected and qualified (the “Director Election Proposal”); and

9.	Shareholder Proposal No. 9 — Adjournment Proposal — as an ordinary resolution, that the Shareholder Meeting be adjourned to a later date or dates, if necessary or desirable, at the determination of the Bowen Board that more time is necessary to consummate the Business Combination for any reason (the “Adjournment Proposal”).

Record holders of Bowen Ordinary Shares at the close of business on October 22, 2024 (the “Record Date”) are entitled to vote or have their votes cast at the Shareholder Meeting. On the Record Date, there were 9,166,500 issued and outstanding Bowen Ordinary Shares, including the Bowen Ordinary Shares included in the units of Bowen (the “Bowen Units”). Each Bowen Unit consists of one Bowen Ordinary Share and one right to receive one-tenth of one Bowen Ordinary Share upon consummation of the Business Combination (collectively, the “Bowen Rights”). The Bowen Rights do not have voting rights.

After careful consideration, the Bowen Board has approved the Business Combination Agreement and the Business Combination and recommends that shareholders of Bowen vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to shareholders of Bowen in the accompanying proxy statement/prospectus. When you consider the Bowen Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of Bowen have interests in the Business Combination that may conflict with your interests as a shareholder. Please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

As contemplated by the Existing Charter, the holders of Bowen Ordinary Shares issued as part of the Bowen Units sold in Bowen’s initial public offering (the “IPO,” and such shares, the “Public Shares,” and the holders of such Public Shares, the “Public Shareholders”) may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in a trust account (the “Trust Account”) established in connection with the IPO to hold a portion of the proceeds of the IPO if the Business Combination is consummated, regardless of how such Public Shareholders vote, or whether they vote at all, on the Business Combination Proposal.

On November 25, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share would have been approximately $10.94, based on the aggregate amount on deposit in the Trust Account of approximately $75.5 million (including interest not previously released to Bowen but net of expected taxes payable), divided by the total number of then outstanding shares of Public Shares. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two business days prior to the Shareholder Meeting will be approximately the same as the amount set forth above. The closing price of Public Shares on December 3, 2024, the most recent practicable date prior to the date of this proxy statement, was $10.92 per share. If the closing price of the Public Shares was to remain the same until the date of the Shareholder Meeting, exercising redemption rights would result in a Public Shareholder receiving approximately $0.02 more per share than if the shares were sold in the open market (based on the current per share redemption price). Bowen cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

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TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR BOWEN ORDINARY SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO BOWEN’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SHAREHOLDER MEETING. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR BOWEN ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR BOWEN ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

The approval of each of the Name Change Proposal, Capitalization Amendment Proposal, Board Unification Proposal and Proposed Charter Adoption Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting. The approval of each of the other proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting.

Bowen’s sponsors, Createcharm Holdings Ltd. and Bowen Holding LP (the “Sponsors”), and Bowen’s officers and directors have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them, including the Bowen Founder Shares and Bowen Private Shares (each as defined below), in favor of each of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any Bowen Ordinary Shares owned by them in connection with this Shareholder Meeting. This is unlike some other similarly structured transactions where the insiders vote in accordance with the public holders and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. Because of this agreement to vote in favor of the Business Combination Proposal, the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal. In addition, the IPO Underwriter (as defined below) has agreed to waive its redemption rights with respect to the Bowen Representative Shares (as defined below) and Bowen Private Shares held by it. The Bowen Founder Shares, the Bowen Representative Shares and the Bowen Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsors hold approximately 22.2% of the issued and outstanding Bowen Ordinary Shares and Bowen’s officers and directors do not own any Bowen Ordinary Shares (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsors).

The accompanying proxy statement/prospectus contains important information about the Shareholder Meeting, the Business Combination and the proposals described above. Whether or not you plan to attend the Shareholder Meeting, Bowen urges you to read this material carefully and vote your shares.

The accompanying proxy statement is dated December [●], 2024 and is first being mailed to shareholders on or about that date.

By Order of the Board of Directors of Bowen Acquisition Corp

Na Gai
Chairwoman of the Board of Directors

x

xi

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires:

●	“ASC” means the FASB’s Accounting Standards Codification.

●	“Bowen” means Bowen Acquisition Corp, a Cayman Islands exempted company.

●	“Bowen Founder Shares” means the Bowen Ordinary Shares issued to the Sponsors prior to the IPO.

●	“Bowen Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Bowen.

●	“Bowen Private Rights” means the Bowen Rights included as part of Bowen Private Units.

●	“Bowen Private Shares” means the Bowen Ordinary Shares included as part of the Bowen Private Units.

●	“Bowen Private Units” means the Bowen Units purchased by the Sponsors and the IPO Underwriter in a private placement concurrently with the IPO.

●	“Bowen Representative Shares” means the Bowen Ordinary Shares purchased by the IPO Underwriter prior to the IPO.

●	“Bowen Rights” means the issued and outstanding rights of Bowen, each entitling the holder to receive one-tenth of one Bowen Ordinary Share, issued pursuant to the Rights Agreement, dated July 11, 2023, between Bowen and Continental Stock Transfer & Trust Company.

●	“Bowen Units” means the units of Bowen that consist of one Bowen Ordinary Share and one Bowen Right.

●	“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger.

●	“Business Combination Agreement” means that certain Agreement and Plan of Reorganization, dated as of January 18, 2024, by and among Bowen, Merger Sub, Qianzhi and NewCo, as the same may be amended from time to time, attached to this proxy statement/prospectus as Annex A.

●	“Business Combination Proposal” means the proposal to be considered at the Shareholder Meeting to approve the Business Combination.

●	“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended from time to time.

●	“Closing” means the closing of the Business Combination.

●	“Closing Date” means the date on which the Closing occurs.

●	“Condition Precedent Proposal” means the Business Combination Proposal.

●	“Continental” means Continental Stock Transfer & Trust Company, trustee of Bowen’s Trust Account, rights agent of Bowen’s Rights and transfer agent of Bowen’s Ordinary Shares.

●	“Earnout Consideration” means up to 1,400,000 Bowen Ordinary Shares, which shall be deposited with Continental, as Earnout Escrow Agent, and subject to contingent release based upon the achievement of certain future performance metrics as further set forth in the Business Combination Agreement and the Earnout Escrow Agreement.

●	“Earnout Escrow Agreement” means that certain escrow agreement to be entered into with the Earnout Escrow Agent prior to the Closing and in a form reasonably agreed to by the Parties, which shall cover the treatment and release of the Earnout Consideration.

●	“Earnout Shares” means the 1,400,000 Bowen Ordinary Shares which shall be deposited with the Earnout Escrow Agent as Earnout Consideration.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Existing Charter” means Bowen’s amended and restated memorandum and articles of association as adopted by special resolution dated 13 July 2023.

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●	“FASB” means the Financial Accounting Standard Board.

●	“Founder Shares” mean the 1,725,000 Bowen Ordinary Shares acquired by the Insiders prior to the IPO;

●	“Indemnification Escrow Agreement” means that certain escrow agreement to be entered into with the Escrow Agent prior to the Closing and in a form reasonably agreed to by the Parties, which shall cover the treatment and release of the Escrow Shares.

●	“Indemnity Escrow Shares” means the portion of Merger Shares that will be deposited with the Indemnity Escrow Agent to provide for indemnification in accordance with the Business Combination Agreement.

●	“Insiders” means the Sponsors and each of the directors and officers of Bowen.

●	“IPO” means the initial public offering Bowen consummated on July 14, 2023.

●	“IPO Registration Statement” means the Registration Statement on Form S-1 filed with the SEC on May 19, 2023, as amended, and declared effective on July 11, 2023 (File No. 333- 272076).

●	“IPO Underwriter” means EarlyBirdCapital Inc.

●	“Merger” means the merger of Merger Sub with and into NewCo, wherein the separate corporate existence of Merger Sub shall cease and NewCo shall continue as the Surviving Company after the Merger and as a wholly-owned subsidiary of Bowen.

●	“Merger Consideration” means Merger Shares and Earnout Shares, collectively.

●	“Merger Shares” means 7,246,377 Bowen Ordinary Shares, a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement.

●	“Merger Sub” means Bowen Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of Bowen.

●	“Nasdaq” means the Nasdaq Stock Market.

●	“New Bowen” means Bowen following the closing of the Business Combination.

●	“NewCo” means Qianzhi Group Holding (Cayman) Limited.

●	“PIPE Financing” means the private financing of an aggregate of $5,000,000.

●	“PIPE Investor” means SPAC King Acquisition Inc., the investor in the PIPE Financing, that is not affiliated with Bowen, Qianzhi and either of their respective officers, directors or affiliates.

●	“Proposed Charter” means the proposed second amended and restated memorandum and articles of association of Bowen to be in effect upon the Closing (assuming approval of the Proposed Charter Adoption Proposal).

●	“Public Rights” means the Bowen Rights included in the Pubic Units.

●	“Public Shares” means the Bowen Ordinary Shares included in the Pubic Units.

●	“Public Shareholders” means holders of the Public Shares.

●	“Public Units” means the Bowen Units issued by Bowen in the IPO.

●	“Qianzhi” means Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China.

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●	“Qianzhi Ordinary Shares” means Qianzhi’s Ordinary Shares.

●	“Record Date” means October 22, 2024.

●	“Registration Statement” means the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, as the same may be amended from time to time.

●	“Rights Agreement” means the Rights Agreement dated as of July 11, 2023, between Bowen and Continental.

●	“Right Holders” means holders of the Bowen Rights.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Shareholder Meeting” means the extraordinary general meeting of Bowen where holders of Bowen Ordinary Shares will be asked to consider and vote upon the Business Combination Proposal, among other proposals, and to approve the Business Combination and adopt the Business Combination Agreement.

●	“Sponsors” means Createcharm Holdings Ltd, a British Virgin Islands company, and Bowen Holding LP, a Delaware limited liability company.

●	“U.S. GAAP” means the accounting principles generally accepted in the United States of America.

●	“Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of January 18, 2024, by and among Qianzhi, Bowen and the shareholders of Qianzhi thereto.

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TRADEMARKS

Qianzhi has proprietary rights to certain of the trademarks and trade names used in this proxy statement/prospectus. This proxy statement/prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. Bowen and Qianzhi do not intend their use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of Bowen or Qianzhi by, any other companies. Solely for convenience, our trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that Bowen or Qianzhi will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that Bowen and Qianzhi obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Statements as to industry position are based on market data currently available. While neither Bowen nor Qianzhi are aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the Closing, the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Bowen and Qianzhi during the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts and assumptions of the management of Bowen and Qianzhi, involve a number of judgments, risks and uncertainties, and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Bowen and the following:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

●	the inability to consummate the Business Combination, including due to any failure to obtain approval of the Bowen Shareholders or NewCo Shareholders or other conditions to the Closing in the Business Combination Agreement;

●	delays in obtaining, or the inability to obtain, any necessary regulatory approvals required to complete the Business Combination;

●	the inability to obtain, or maintain, the listing of the New Bowen Ordinary Shares on Nasdaq following the Business Combination;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations; and

●	the possibility that Bowen or Qianzhi may be adversely affected by other economic, business, and/or competitive factors.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Bowen or Qianzhi prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Bowen or Qianzhi or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither Bowen nor Qianzhi undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE BOWEN SHAREHOLDER PROPOSALS

The questions and answers below highlight only selected information from this document and only briefly address certain commonly asked questions about the proposals to be presented at the Shareholder Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to Bowen shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and other documents referred to herein, to fully understand the proposals to be presented at the Shareholder Meeting and the voting procedures for the Shareholder Meeting.

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this proxy statement/prospectus in connection with the Shareholder Meeting. Bowen is holding the Shareholder Meeting to consider and vote upon the proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Bowen’s shareholders are being asked to consider and vote upon the Business Combination Proposal to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Agreement provides that, among other things, upon the Closing, Merger Sub will merge with and into NewCo, with NewCo being the surviving company of such Merger and becoming a wholly owned subsidiary of Bowen.

Pursuant to the Business Combination Agreement, at the Effective Time, all of the NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by Bowen or Qianzhi or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Bowen Ordinary Shares, a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement, and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Bowen Ordinary Shares.

In accordance with the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into a subscription agreement with the PIPE Investor pursuant to which the PIPE Investor will purchase, concurrently with the closing of the Merger, an aggregate of 500,000 New Bowen Ordinary Shares for an aggregate purchase price of $5.0 million in the PIPE Financing.

Additionally, at the Effective Time, each Bowen Right issued and outstanding immediately prior to the Effective Time shall be converted into one-tenth of one Bowen Ordinary Share. Each Bowen Unit that is outstanding immediately prior to the Effective Time will be automatically separated into one Bowen Ordinary Share and one-tenth of one Bowen Ordinary Share (as the Bowen Rights included therein will automatically convert into Bowen Ordinary Shares in accordance with the terms of the Bowen Rights).

Bowen’s shareholders are also being asked to consider and vote upon the Name Change Proposal, Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, each as described in more detail below.

Q:	What is the expected per share value of the cash from the Trust Account to be received by New Bowen in the Business Combination?

A:	As described in the sections entitled “Summary of the Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination,” and “— What happens if a substantial number of Public Shareholders exercise their redemption rights?”, the net cash to the balance sheet of New Bowen and the total number of New Bowen Ordinary Shares outstanding on the Closing will depend upon the extent to which Public Shareholders exercise their redemption rights. Although the parties to the Business Combination have deemed the value of the Bowen Ordinary Shares to be issued in the Merger to be equal to per share amount held in the Trust Account, the cash value per share of the Bowen Ordinary Shares and the trading price of Bowen Ordinary Shares following the Business Combination could be substantially less than such amount.

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Set forth below is a calculation, on a per Bowen Ordinary Share basis, of the estimated net cash to be received by New Bowen from the Trust Account in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and the maximum redemption scenario. Such calculations are based upon (i) cash held in the Trust Account as of September 30, 2024 of approximately $10.76 per Public Share (rounded to the nearest cent) and (ii) estimated transaction expenses of $2,955,334. The total number of shares outstanding in the table below gives effect to the issuance of Merger Shares, the conversion of the Bowen Rights into Bowen Ordinary Shares, the issuance of Earnout Shares and the issuance of New Bowen Ordinary Shares in the PIPE Financing upon consummation of the Business Combination. The calculations do not assume the receipt of any Bowen Ordinary Shares under the 2024 Incentive Plan.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming Maximum Redemption(4)
Bowen Ordinary Shares Not Redeemed	6,900,000	5,175,000	1,725,000		—
Gross Cash Proceeds of Trust Account at $10.76 per Share	$74,237,487	$55,676,487	$18,554,487		$—
Estimated Transaction Expenses	$2,955,334	$2,955,334	$2,955,334		$2,955,334
Total Shares Outstanding(5)	19,039,026	17,314,026	13,864,026		12,139,026
Net Cash per Share of Bowen Ordinary Shares Outstanding	$3.74	$3.04	$1.13	$	N/A *

*	Amount is less than zero.

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,725,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 5,175,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,900,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes (i) an aggregate of 690,000 Bowen Ordinary Shares to be issued upon conversion of the outstanding Bowen Rights upon consummation of the Business Combination; (ii) an aggregate of 36,150 Bowen Ordinary Shares to be issued upon conversion of the Bowen Private Rights upon consummation of the Business Combination; (iii) an aggregate of 500,000 Bowen Ordinary Shares to be issued in the PIPE Financing; and (iv) an aggregate of 1,400,000 Earnout Shares.

Q:	What are the specific proposals on which I am being asked to vote at the Shareholder Meeting?

A:	Bowen shareholders are being asked to consider and vote on the following proposals:

1.	Shareholder Proposal No. 1 — Business Combination Proposal — a proposal, as an ordinary resolution, to adopt and approve the Business Combination Agreement, a copy of which is attached herein as Annex A, and the transactions contemplated thereby, including the Business Combination (the “Business Combination Proposal”);

2.	Shareholder Proposal No. 2 — Name Change Proposal — a proposal, as a special resolution, subject to the proposed name conforming with section 30 of the Companies Act (Revised) of the Cayman Islands, to approve the change of name of Bowen from Bowen Acquisition Corp to “Emerald, Inc.”, effective from the Effective Time (the “Name Change Proposal”);

3.	Shareholder Proposal No. 3 — Capitalization Amendment Proposal — a proposal, as a special resolution, to approve an increase to the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200 divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of additional 50,000,000 Ordinary Shares of par value US$0.0001 each (the “Capitalization Amendment Proposal”);

4.	Shareholder Proposal No. 4 — Charter Amendment Proposal A — Board Unification Proposal — a proposal, as a special resolution, to remove the provisions of the Existing Charter dividing the Bowen Board into classes (the “Board Unification Proposal”):

5.	Shareholder Proposal No. 5 — Charter Amendment Proposal B — Proposed Charter Adoption Proposal – a proposal, as a special resolution, to approve the amendment and restatement of the Existing Charter, including without limitation, the consequential changes resulting from the Name Change Proposal (if approved), the Capitalization Amendment Proposal (if approved) and the Board Unification Proposal (if approved) and the removal of non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination, by deletion in their entirety and substitution in their place by the proposed second amended and restated memorandum and articles of association of Bowen, the substantial form of which is attached herein as Annex D, with effect upon the Effective Time (the “Proposed Charter Adoption Proposal”, and together with the Board Unification Proposal, collectively, the “Charter Amendment Proposals”);

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6.	Shareholder Proposal No. 6 — Nasdaq Proposal — a proposal, as an ordinary resolution, to approve, for purpose of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of Bowen Ordinary Shares in connection with the Merger in all respects (the “Nasdaq Proposal”);

7.	Shareholder Proposal No. 7 — Equity Incentive Plan Proposal — a proposal, as an ordinary resolution, to approve and adopt the 2024 Long-Term Incentive Equity Plan of Bowen (the “2024 Incentive Plan”), to be effective from the Effective Time (the “Equity Incentive Plan Proposal”);

8.

Shareholder Proposal No. 8 — Director Election Proposal — a proposal, as an ordinary resolution, to elect five (5) members to serve terms on the Bowen Board, with effect from the Effective Time until their respective successors are duly elected and qualified (the “Director Election Proposal”); and

9.	Shareholder Proposal No. 9 — Adjournment Proposal — a proposal, as an ordinary resolution, to adjourn the Shareholder Meeting to a later date or dates, if necessary or desirable, at the determination of the Bowen Board that more time is necessary to consummate the Business Combination for any reason (the “Adjournment Proposal”).

For more information, please see “Shareholder Proposal No. 1: The Business Combination Proposal,” “Shareholder Proposal No. 2: The Name Change Proposal,” “Shareholder Proposal No. 3: The Capitalization Amendment Proposal,” “Shareholder Proposal No. 4: The Board Unification Proposal,” “Shareholder Proposal No. 5: The Proposed Charter Adoption Proposal,” “Shareholder Proposal No. 6: The Nasdaq Proposal,” “Shareholder Proposal No. 7: The Equity Incentive Plan Proposal,” “Shareholder Proposal No. 8: The Director Election Proposal” and “Shareholder Proposal No. 9: The Adjournment Proposal.”

After careful consideration, the Bowen Board has unanimously determined that the foregoing proposals are advisable and in the best interests of Bowen and its shareholders and unanimously recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

The existence of financial and personal interests of Bowen’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Bowen and its shareholders and what may be best for an officer’s or director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for further discussion of these considerations.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:	Are the proposals conditioned on one another?

A:	Each of the Name Change Proposal, Capitalization Amendment Proposal, Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of the Condition Precedent Proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal. The Adjournment Proposal will only be put forth for a vote if Bowen and Qianzhi mutually determine that additional time is required to consummate the Business Combination. If the Adjournment Proposal is put forth for a vote, none of the other proposals will be presented.

Q:	Why is Bowen proposing the Business Combination Proposal?

A:	Bowen is a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While Bowen’s efforts in identifying prospective target businesses were not limited to a particular geographic region, Bowen has focused its search on businesses throughout Asia. In its review of Qianzhi, the Bowen Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Bowen Board has determined that the positive factors outweighed the negative factors and that the Business Combination presents an attractive business combination opportunity and is in the best interests of Public Shareholders. The Bowen Board believes that, based on its review and consideration, the Business Combination with Qianzhi presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Approval of the Business Combination by holders of Bowen Ordinary Shares is required by the Business Combination Agreement and the Existing Charter.

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Q:	What will happen in the Business Combination?

A:	Pursuant to the terms of the Business Combination Agreement, Bowen and Qianzhi will complete a business combination, which will be effected through the merger of Merger Sub with and into NewCo, the parent of Qianzhi, with NewCo being the surviving company of such Merger and continuing in existence as a wholly owned subsidiary of Bowen. For information on how the Business Combination will affect the securities of Bowen and NewCo, please see “— Why am I receiving this proxy statement/prospectus?” above and “Proposal No. 1: The Business Combination” below.

Q:	What happens if a substantial number of Public Shareholders exercise their redemption rights?

A:	Public Shareholders may vote “FOR” the Business Combination and still exercise their redemption rights. In addition, there is no minimum cash condition to the closing of the Business Combination. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced substantially as a result of redemptions by Public Shareholders.

The Bowen Ordinary Shares to be issued in the Merger will dilute the equity interests of Bowen’s existing shareholders and may adversely affect prevailing market prices for Public Shares. The Public Shareholders who do not redeem their Public Shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination. Additionally, New Bowen following the Closing may determine, subject to the receipt of any shareholder or stock exchange approvals that may be required, to issue more of Bowen Ordinary Shares or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of Bowen Ordinary Shares (or other equity securities of equal or senior rank) could have the following effects for holders of Public Shares who elect not to redeem their shares:

●	your proportionate ownership interest in New Bowen following the Closing will decrease;

●	the relative voting strength of the previously outstanding Bowen Ordinary Shares following the Business Combination will be diminished; or

●	the market price of the Bowen Ordinary Shares may decline.

The tables below show the anticipated ownership of New Bowen upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) maximum redemption scenario. The levels of ownership presented in the tables below assume that 500,000 shares in connection with the PIPE Financing and 1,400,000 Earnout Shares have been issued. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Holders of Public Shares(5)	7,590,000	39.9%	5,865,000	33.9%	2,415,000	17.4%	690,000	5.7%
Insiders’ Existing Shares(6)	2,302,650	12.1%	2,302,650	13.3%	2,302,650	16.6%	2,302,650	19.0%
Existing Qianzhi Shareholders	8,646,376	45.4%	8,646,376	49.9%	8,646,376	62.4%	8,646,376	71.2%
PIPE Investors	500,000	2.6%	500,000	2.9%	500,000	3.6%	500,000	4.1%
Total Shares Outstanding	19,039,026	100.0%	17,314,026	100.0%	13,864,026	100.0%	12,139,026	100.0%

For the six months ended September 30, 2024
Pro Forma Net Income	$(4,606,526)		$(4,606,526)		$(4,606,526)		$(4,606,526)
Pro Forma Basic and Diluted Net Loss per Share	$(0.26)		$(0.29)		$(0.37)		$(0.43)

For the twelve months ended March 31, 2024
Pro Forma Net Income	$(4,269,434)		$(4,269,434)		$(4,269,434)		$(4,269,434)
Pro Forma Basic and Diluted Net Loss per Share	$(0.24)		$(0.27)		$(0.34)		$(0.40)

Gross Cash Proceeds of Trust Account at $10.76 per Share	$74,237,487		$55,676,487		$18,554,487		$-
Business Combination Marketing Agreement Fee Payable to the IPO Underwriter	$2,415,000		$2,415,000		$2,415,000		$2,415,000
Percentage of Fee Payable to the IPO Underwriter in Gross Cash Proceeds of Trust Account	3.3%		4.3%		13.0%		N/A

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	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Additional Dilution Sources	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
2024 Incentive Plan	951,951	4.8%	865,701	4.8%	693,201	4.8%	606,951	4.8%

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,725,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 5,175,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,900,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes an aggregate of 690,000 Bowen Ordinary Shares to be issued upon conversion of the outstanding Bowen Rights upon consummation of the Business Combination.

(6)	Includes an aggregate of 36,150 Bowen Ordinary Shares to be issued upon conversion of the Bowen Private Rights upon consummation of the Business Combination.

Pursuant to the Business Combination Marketing Agreement with the IPO Underwriter, Bowen will pay a fixed amount of $2,415,000 to the IPO Underwriter. This fee is equal to 3.3%, 4.3% and 13.0% of the gross proceeds of the IPO assuming no redemption, 25% redemption and 75% redemption, respectively. The number of Public Shares that are redeemed in connection with the Business Combination will not reduce this fee payable to the IPO Underwriter. As a result, such fee will represent a greater percentage of dilution as the number of Public Shares being redeemed increases.

The Insiders, Qianzhi and/or their directors, officers, advisors or respective affiliates, may purchase Public Shares from Public Shareholders in privately negotiated transactions or in the open market prior to or following the completion of the Business Combination. If any purchases are made: (a) all purchases will be at a price no higher than the price offered through the redemption process, (b) any shares so purchased will not be voted in favor of approving the Business Combination, (c) the purchasers will have waived their redemption rights with respect to all Bowen Ordinary Shares owned by them, and (d) in connection with any such purchases prior to the extraordinary general meeting, Bowen will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which Bowen has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination. If such purchases are made, the public “float” of Public Shares (prior to the Closing) or the New Bowen Ordinary Shares (following the Closing) and the number of beneficial holders of Bowen Ordinary Shares (prior to the Closing) or the New Bowen Ordinary Shares (following the Closing) may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of such securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for such securities.

Q:	Did the Bowen Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	Yes. Bowen retained Newbridge Securities to evaluate the fairness, from a financial point of view, to the Public Shareholders of the Merger Consideration to be paid to the Qianzhi equityholders in the Merger.

On January 18, 2024, at a meeting of the Bowen Board held to evaluate the Business Combination, Newbridge Securities rendered to the Bowen Board an oral opinion, which was confirmed by delivery of a written opinion dated January 18, 2024 (the “Fairness Opinion”), to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, (i) the Merger Consideration payable to the Qianzhi equityholders in the Merger was fair from a financial point of view to Bowen and Bowen’s shareholders and (ii) Qianzhi had an aggregate fair market value equal to at least eighty percent (80.0%) of the net assets held by Bowen in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account), as of the date of the Business Combination Agreement.

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The full text of the Fairness Opinion delivered to the Bowen Board, dated January 18, 2024, is attached as Annex C and incorporated by reference into this proxy statement/prospectus in its entirety. The Fairness Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Newbridge Securities in rendering the Fairness Opinion. All shareholders of Bowen are urged to, and should, read the Fairness Opinion carefully and in its entirety. The Fairness Opinion was directed to the Bowen Board and addressed only the fairness from a financial point of view to the Public Shareholders, as of the date of the Fairness Opinion, of the Merger Consideration to be paid by Bowen pursuant to the Business Combination Agreement and that Qianzhi had an aggregate fair market value equal to at least 80% of the assets held by Bowen in the Trust Account (net of taxes payable). The Fairness Opinion did not address any other aspect or implications of the Business Combination and does not constitute an opinion, advice or recommendation as to how any shareholder of Bowen should vote at the Shareholder Meeting. In addition, the Fairness Opinion did not in any manner address the prices at which the Bowen Ordinary shares would trade following the consummation of the Business Combination or at any time. The summary of the Fairness Opinion set forth in this proxy solicitation/prospectus statement is qualified in its entirety by reference to the full text of the Fairness Opinion attached as Annex C hereto.

For more information, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Opinion of Newbridge Securities, Fairness Opinion Provider.”

Q:	By what date must Bowen complete a business combination?

A:	Bowen is a special purpose acquisition company formed as a Cayman Islands exempted company for the purpose of effecting an initial business combination with one or more businesses. Bowen currently must consummate a business combination by January 14, 2025.

Q:	How are the funds in the Trust Account currently being held?

A:	The Trust Account is located in the United States with Continental, acting as trustee. Since the IPO, the funds in the Trust Account have been invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by Bowen.

Q:	What happens to the funds deposited in the Trust Account after completion of the Business Combination?

A:	After completion of the Business Combination, the funds in the Trust Account will be used to pay holders of Public Shares who exercise redemption rights and to pay transaction expenses in an amount currently anticipated to be approximately $2.96 million (including a $2.415 million business combination marketing agreement fee payable to the IPO Underwriter pursuant to a business combination marketing agreement between Bowen and the IPO Underwriter), with the balance being used for working capital of New Bowen. On November 25, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share would have been approximately $10.94, based on the aggregate amount on deposit in the Trust Account of approximately $75.5 million (including interest not previously released to Bowen but net of expected taxes payable), divided by the total number of then outstanding Public Shares. The redemption price per share may increase between November 25, 2024 and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two business days prior to the Shareholder Meeting will be approximately the same as the amount set forth above. These funds will not be released until the earlier of the completion of a business combination or Bowen’s liquidation.

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Q:	What conditions must be satisfied to complete the Business Combination?

A:	Pursuant to the terms of the Business Combination Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite shareholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Conditions to Closing.”

Q:	When do you expect the Business Combination to be completed?

A:	It is currently expected that the Business Combination will be completed in the second half of 2024. This timing depends, among other things, on the approval of the proposals to be presented at the Shareholder Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted at the Shareholder Meeting and Bowen elects to adjourn the Shareholder Meeting to a later date or dates if Bowen and Qianzhi mutually determine that additional time is required to consummate the Business Combination.

Q:	Why is Bowen proposing the Name Change Proposal?

A:

Pursuant to the Business Combination Agreement, Bowen and Qianzhi have mutually determined that Bowen shall change its name to “Emerald, Inc.” In the judgment of Bowen’s board of directors, changing the name of Bowen is desirable to reflect the Business Combination with Qianzhi and the combined business going forward. For more information, see the section entitled “Shareholder Proposal No. 2: The Name Change Proposal.”

Q:	Why is Bowen proposing the Capitalization Amendment Proposal?

A:	Pursuant to the Business Combination Agreement, Bowen and Qianzhi have mutually determined that the authorized share capital of Bowen shall be changed to $25,200, both with effect from the consummation of the Business Combination. In the judgment of Bowen’s board of directors, increasing the authorized number of ordinary shares is desirable for New Bowen to have sufficient shares for the issuances to the holders of Qianzhi’s stock in the Merger, including the Earnout Shares, to have enough additional authorized shares for issuance in the PIPE Financing, and to have and have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends and stock splits, and for the 2024 Incentive Plan and other compensatory purposes. For more information, see the section entitled “Shareholder Proposal No. 3: The Capitalization Amendment Proposal.”

Q:	Why is Bowen proposing the Charter Amendment Proposals?

A:	Pursuant to the Business Combination Agreement, Bowen and Qianzhi have mutually determined to remove the provisions of the Existing Charter dividing the Bowen board of directors into classes. The consequential amendments to the Existing Charter resulting from this change contemplated by the Board Unification Proposal, along with those changes contemplated by the Name Change Proposal and Capitalization Amendment Proposal to the extent each approved by the Bowen shareholders, along with removal of the non-substantive non-governance provisions of the Existing Charter applicable to special purpose acquisition companies, will be reflected in the Proposed Charter to be adopted pursuant to the Proposed Charter Adoption Proposal. For more information, see the sections entitled “Shareholder Proposal No. 4: The Board Unification Proposal” and “Shareholder Proposal No. 5: The Proposed Charter Adoption Proposal.”

Q:	Why is Bowen proposing the Nasdaq Proposal?

A:	Pursuant to Nasdaq Listing Rule 5635(a)(1), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, shareholder approval is required if the shares have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of securities or the number of shares to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the shares. Additionally, under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Because the number of Bowen Ordinary Shares to be issued in the Merger will exceed 20% of the outstanding number of Bowen Ordinary Shares prior to the Merger and will result in a change of control, shareholder approval is required under these rules.

In the event that the Nasdaq Proposal is not approved by the holders of Bowen Ordinary Shares, the Business Combination cannot be consummated. In the event that the Nasdaq Proposal is approved by the holders of Bowen Ordinary Shares, but the Business Combination is not consummated, Bowen will not issue Bowen Ordinary Shares. For more information, see the section entitled “Shareholder Proposal No. 6: The Nasdaq Proposal.”

Q:	Why is Bowen proposing the Equity Incentive Plan Proposal?

A:	The purpose of the 2024 Incentive Plan is to enable New Bowen to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and New Bowen’s shareholders. For more information, see the section entitled “Shareholder Proposal No. 7: The Equity Incentive Plan Proposal.”

Q:	Why is Bowen proposing the Director Election Proposal?

A:	The Director Election Proposal will allow Bowen to satisfy its requirements under Nasdaq rules to hold a meeting at which shareholders can elect directors. The Director Election Proposal will also enable New Bowen to have the New Bowen Board comprised of the individuals Bowen and Qianzhi agreed to nominate for election to the New Bowen Board pursuant to the Business Combination Agreement. For more information, see the section entitled “Shareholder Proposal No. 8: The Director Election Proposal.”

Q:	Why is Bowen proposing the Adjournment Proposal?

A:	Public Shareholders are also being asked to consider and vote upon the Adjournment Proposal to approve the adjournment of the Shareholder Meeting to a later date or dates if Bowen and Qianzhi determine that more time is necessary to consummate the Business Combination for any reason. For more information, see the section entitled “Shareholder Proposal No. 9: The Adjournment Proposal.”

Q:	When and where will the Shareholder Meeting be held?

A:	The Shareholder Meeting will be held on January 13, 2025, at 10:00 a.m., Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. Only shareholders who hold Bowen Ordinary Shares at the close of business on the Record Date will be entitled to vote at the Shareholder Meeting.

You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/bowenspac/2024. Please see “— How do I attend the virtual Shareholder Meeting?” for more information.

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Q:	Who is entitled to vote at the Shareholder Meeting?

A:	Bowen has fixed October 22, 2024 as the Record Date. If you are a shareholder of Bowen at the close of business on the Record Date, you are entitled to vote on matters that come before the Shareholder Meeting.

Q:	How do I vote?

A:	If you were a holder of record of Bowen Ordinary Shares on the Record Date, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Shareholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Shareholder Meeting so that your shares will be voted if you are unable to attend the Shareholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on January 12, 2025.

Voting Electronically. You may attend and vote at the Shareholder Meeting by visiting https://www.cstproxy.com/bowenspac/2024 and entering the control number found on your proxy card or notice included in the proxy materials.

Shareholders who hold their investments through a broker, bank or other nominee should follow the directions provided by their broker, bank or other nominee to vote their Bowen Ordinary Shares. For more information, see “— If my shares are held in ‘street name,’ will my broker, bank or nominee automatically vote my shares for me?”

Q:	How do I attend the virtual Shareholder Meeting?

A:	If you are a registered shareholder as of the Record Date, you will receive a proxy card from Continental, acting as transfer agent. The form contains instructions on how to attend the virtual Shareholder Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual Shareholder Meeting starting at January 9, 2025, at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the URL address into your browser https://www.cstproxy.com/bowenspac/2024, enter your control number, name and email address. Once you pre-register, you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Shareholder Meeting.

If you do not have access to Internet, you can listen only to the meeting by dialing (800) 450-7155 (or (857) 999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number 9164513#. Please note that you will not be able to vote or ask questions at the Shareholder Meeting if you choose to participate telephonically.

Shareholders who hold their investments through a broker, bank or other nominee will need to contact Continental to receive a control number to attend the virtual Shareholder Meeting. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker or, if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. In either case you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the directions provided by your broker, bank or other nominee to submit a voting instruction card or otherwise communicate your voting instructions to your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Bowen or by voting online at the Shareholder Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

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Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. The Business Combination Proposal, the Name Change Proposal, the Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are “non-routine” matters and therefore, brokers are not permitted to exercise their voting discretion with respect to these proposals.

If you hold your shares of Bowen in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Name Change Proposal, the Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Director Election Proposal. Accordingly, your bank, broker, or other nominee can vote your shares on the Business Combination Proposal, the Name Change Proposal, the Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal at the Shareholder Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide. If your broker does not vote, it will have no effect on the Business Combination Proposal, the Name Change Proposal, the Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal or the Adjournment Proposal. However, if your broker does not vote, your shares will not be counted as present for the purposes of establishing a quorum.

Q:	What proposals must be passed in order for the Business Combination to be completed?

A:	The Business Combination will not be completed unless the Business Combination Proposal is approved. In addition, the Business Combination will not be completed unless the Name Change Proposal, the Capitalization Amendment Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Director Election Proposal are approved, or the corresponding conditions set forth in the Business Combination Agreement are waived by the parties. If Bowen does not complete a Business Combination by the date required by the Existing Charter, Bowen is required to cease all operations except for the purpose of winding up, redeeming out of funds lawfully available therefor all then outstanding Public Shares, and dissolve and liquidate, subject in each case to Bowen’s obligations under the Cayman Companies Act to provide for claims of creditors and other requirements of applicable law.

Q:	How does the Bowen Board recommend that I vote?

A:	The Bowen Board unanimously recommends that Bowen’s shareholders entitled to vote on the proposals vote as follows:

●	“FOR” approval of the Business Combination Proposal;

●	“FOR” approval of the Name Change Proposal;

●	“FOR” approval of the Capitalization Amendment Proposal;

●	“FOR” approval of each of the Charter Amendment Proposals;

●	“FOR” approval of the Nasdaq Proposal;

●	“FOR” approval of the Equity Incentive Plan Proposal;

●	“FOR” approval of the Director Election Proposal; and

●	“FOR” approval of the Adjournment Proposal, if presented.

Q:	How many votes do I have?

A:	Public Shareholders have one vote per each Bowen Ordinary Share held by them on the Record Date for each of the proposals to be voted upon.

Q:	Who are Bowen’s Sponsors?

A:	Bowen’s Sponsors are Bowen Holding, a Delaware limited liability company, and Createcharm, a British Virgin Islands company. The Sponsors are affiliated with the officers and directors of Bowen. The Sponsors collectively currently own an aggregate of 2,066,782 Bowen Ordinary Shares and 34,178 Bowen Rights (including the Bowen Ordinary Shares and Bowen Rights included in the Bowen Private Units purchased by Createcharm in connection with the IPO), consisting of 569,250 Founder Shares held by Bowen Holding LP, 155,750 Founder Shares held by Createcharm and 341,782 Bowen Ordinary Shares and 34,178 Bowen Rights included in the Bowen Private Units purchased by Createcharm in connection with the IPO. Bowen’s Sponsors and their involvement with Bowen and interests in the Business Combination are described further in the section of this proxy statement/prospectus entitled, “Information About Bowen – SPAC Sponsors and their Affiliates”.

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Q:	How do the Sponsors and Bowen’s directors and officers intend to vote?

A:	The Insiders have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them in favor of all of the proposals presented at the Shareholder Meeting. The Insiders also have agreed to waive their redemption rights with respect to any Bowen Ordinary Shares owned by them in connection with the Shareholder Meeting. On the Record Date, the Insiders beneficially owned and were entitled to vote an aggregate of 2,066,782 Bowen Ordinary Shares, representing approximately 22.2% of Bowen’s issued and outstanding Bowen Ordinary shares.

Q:	What interests do the Insiders, including Bowen’s officers and directors, have that are different than the Public Shareholders?

A:	When you consider the recommendation of the Bowen Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Bowen’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include, among other things, the interests described below:

●	the fact that the Sponsors and Bowen’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,725,000 Founder Shares currently owned by the Sponsors, in which certain of Bowen’s directors and executive officers hold an indirect interest. The Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and Bowen fails to complete a business combination within the required time period. Accordingly, the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $18.8 million based upon the closing price of $10.92 per Bowen Ordinary Share on Nasdaq on December 3, 2024;

○	Createcharm paid an aggregate of $3,417,820 for 341,782 Bowen Private Units. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $3.8 million, based upon the closing price of $11.00 per Public Unit on Nasdaq on December 3, 2024;

○	the Sponsors and Bowen’s officers and directors will lose their entire investment in Bowen if the Business Combination is not consummated within the required time period. Additionally, although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to the SPAC Sponsors or Bowen’s officers and directors and no fees due or out-of-pocket expenses to be repaid by Bowen, if any are incurred after the date of this proxy statement/prospectus, they would not be repaid unless Bowen consummates the Business Combination within the required time period;

○	accordingly, based on the value of the Bowen securities invested in and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the SPAC Sponsors and Bowen’s officers and directors have at risk is $3,442,820 ($3,434,570 by Createcharm and $8,250 by Bowen Holding);

○	in addition, the SPAC Sponsors and their affiliates can earn a positive rate of return on their investment, even if other Bowen shareholders experience a negative rate of return;

○	that Bowen entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Bowen Holding LP a monthly fee of US$10,000 for office space, secretarial and administrative support;

○	that on February 20, 2023, Bowen entered into an agreement with TenX Global Capital LP, an affiliate of Bowen Holding LP, for TenX Global Capital LP to provide Bowen with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures in connection with Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO, at a price of $5,250 per quarter;

●	the fact that pursuant to the Business Combination Agreement, Bowen has the right to designate one director to the New Bowen Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the New Bowen Board determines to pay to its directors. Bowen has designated Jun Zhang to be a director on the New Bowen Board post-Closing;

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●	the fact that the Business Combination Agreement provides for the continued indemnification of Bowen’s existing directors and officers and requires New Bowen to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain Bowen directors and officers after the Business Combination;

●	the fact that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Bowen will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Bowen Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target, completing the Business Combination with Qianzhi and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of Bowen and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the Bowen Board to vote for the proposals, its shareholders should consider these interests. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:	What are the material U.S. federal income tax consequences of the Business Combination?

A:	Public Shareholders who do not exercise their redemption rights will retain their Bowen Ordinary Shares and will not receive any additional Bowen Ordinary Shares or other consideration in the Merger. As a result, there will be no material U.S. federal income tax consequences as a result of the Merger to the current holders of Bowen Ordinary Shares, regardless of whether the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Furthermore, although the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the parties to the Merger Agreement intend to report the Merger consistent with such qualification, such treatment is not a condition to completion of the Merger. If the Business Combination so qualifies, no gain or loss should be recognized by U.S. Holders as a result of the Business Combination. If the Business Combination does not so qualify as a reorganization within the meaning of Section 368(a) of the Code, it will be treated as a taxable stock sale. See the section entitled “Material United States Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Material U.S. Federal Income Tax Effects of the Business Combination.”

Q:	What constitutes a quorum?

A:	A quorum of our shareholders is necessary to hold a valid meeting. The presence, in person virtually or by proxy, of shareholders holding a majority of the Bowen Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum. The Sponsors, who beneficially own approximately 22.2% of the issued and outstanding Bowen Ordinary Shares as of the Record Date, will count towards this quorum. In the absence of a quorum, Bowen’s directors have the power to adjourn the Shareholder Meeting.

Q:	What vote is required to approve the proposals presented at the Shareholder Meeting?

A:	The approval of each of the Name Change Proposal, the Capitalization Amendment Proposal and the Charter Amendment Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The approval of each of the other proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The Sponsors and the Insiders have agreed, subject to applicable securities laws, to vote any ordinary shares owned by them in favor of the Business Combination Proposal. This is unlike some other similarly structured transactions where the insiders vote in accordance with the public holders and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. Because the Sponsors and Insiders vote in favor of the Business Combination Proposal, the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal.

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Q:	What if I do not want to vote “FOR” any of the proposals?

A:	If you do not want any of the proposals to be approved, you should vote “AGAINST” such proposal.

If you attend the Shareholder Meeting in person virtually or by proxy, you may vote “AGAINST” the proposals and your Bowen Ordinary Shares will be counted for the purposes of determining whether the proposals (as the case may be) are approved.

However, if you fail to attend the Shareholder Meeting in person virtually or by proxy, or if you do attend the Shareholder Meeting in person virtually or by proxy but you abstain or otherwise fail to vote at the Shareholder Meeting (including as a result of a broker non-vote), your Bowen Ordinary Shares will not be counted for the purposes of determining whether any proposal is approved. Accordingly, your abstention or failure to vote (including as a result of a broker non-vote) will have no effect on the outcome of such proposal.

The Adjournment Proposal only will be put forth for a vote if Bowen and Qianzhi mutually determine that additional time is required to consummate the Business Combination for any reason.

Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination or another initial business combination is not completed within the required time period provided for in the Existing Charter, then as contemplated by and in accordance with the Existing Charter, Bowen will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to Bowen to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Bowen Board in accordance with applicable law, dissolve and liquidate, subject in each case to Bowen’s obligations under the Cayman Companies Act to provide for claims of creditors and other requirements of applicable law.

The Sponsors waived their right to participate in any liquidation distribution with respect to the 1,725,000 Founder Shares and the 312,000 Bowen Private Shares owned by them. There will be no distribution from the Trust Account with respect to the Bowen Rights, which will expire worthless in the event Bowen dissolves and liquidates the Trust Account.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Shareholders of record may send a later-dated, signed proxy card to Bowen Acquisition Corp. at 420 Lexington Avenue, Room 2446, New York, New York 10170, so that it is received by Bowen prior to the vote at the Shareholder Meeting (which is scheduled to take place on January 13, 2025) or attend the virtual Shareholder Meeting and vote electronically. Shareholders also may revoke their proxy by sending a notice of revocation to Bowen’s Chief Executive Officer, which must be received by Bowen’s Chief Executive Officer prior to the vote at the Shareholder Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the Shareholder Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any. Shareholders who attend the Shareholder Meeting, either in person virtually or by proxy, will be counted (and the number of Bowen Ordinary Shares held by such shareholders will be counted) for the purposes of determining whether a quorum is present at the Shareholder Meeting. The presence, in person virtually or by proxy, of shareholders holding a majority of the Bowen Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting.

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Q:	If I am not going to attend the Shareholder Meeting, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the Shareholder Meeting virtually or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the Ordinary Shares represented by your proxy will be voted in favor of each proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q:	What happens if I sell my shares before the Shareholder Meeting?

A:	The Record Date for the Shareholder Meeting is earlier than the date of the Shareholder Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your Bowen Ordinary Shares after the Record Date, but before the Shareholder Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Shareholder Meeting, but will transfer ownership of the shares and will not hold an interest in Bowen after the Business Combination is consummated.

Q:	Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Business Combination Agreement, that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 47 of this proxy statement/prospectus.

Q:	If I am a holder of Bowen Ordinary Shares, do I have appraisal rights if I object to the Business Combination Proposal?

A:	No. There are no appraisal rights available to Bowen’s shareholders in connection with the Business Combination Proposal. However, as described herein, holders of Public Shares may exercise redemption rights in connection with the Business Combination Proposal.

Q:	How do I exercise my redemption rights?

A:	If you are a holder of Public Shares and wish to exercise your right to have your Public Shares redeemed in connection with the Business Combination Proposal, you must:

●	prior to 5:00 p.m., Eastern Time, on January 9, 2025 (two business days prior to the initially scheduled vote at the Shareholder Meeting) submit a written request to Continental, acting as transfer agent, that Bowen redeem all or a portion of your Public Shares for cash; and

●	deliver your Public Shares to Continental, physically or electronically through DTC no later than two business days prior to the Shareholder Meeting.

The address of Continental is listed under the question “— Who can help answer my questions?” below.

Holders of Bowen Units must elect to separate the underlying Public Shares and Public Rights prior to exercising redemption rights with respect to the Public Shares. If holders hold their Bowen Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Bowen Units into the underlying Public Shares and Public Rights, or if a holder holds Bowen Units registered in its own name, the holder must contact Continental directly and instruct it to do so.

In connection with the Business Combination Proposal, any holder of Public Shares will be entitled to request that their Public Shares be redeemed for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the Shareholder Meeting, including interest earned on the funds held in the Trust Account and not previously released to Bowen to pay its taxes (which interest shall be net of taxes payable), divided by the number of then-outstanding Public Shares. As of November 25, 2024, this would have amounted to approximately $10.94 per Public Share.

However, the proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which have priority over the redemption rights of Public Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. We anticipate that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the Shareholder Meeting.

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Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that Bowen instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. We will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the Bowen Board may agree to honor such requests after such deadline in its sole discretion).

No request for redemption will be honored unless the holder’s shares have been tendered or delivered (either physically or electronically) to Continental by 5:00 p.m., Eastern Time, on January 9, 2025 (two business days prior to the initially scheduled date of the Shareholder Meeting).

If a holder of Public Shares properly makes a request for redemption and the Public Shares are tendered or delivered as described above, then, Bowen will, subject to the availability of lawful funds and consummation of the Business Combination, redeem Public Shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the Shareholder Meeting. If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any Public Rights that you may hold.

If the Shareholder Meeting is abandoned for any reason, then holders of Public Shares shall not have the right to redeem their Public Shares at this time.

Q:	Am I required to vote against the Business Combination Proposal in order to have my Ordinary Shares redeemed?

A:	No. You are not required to vote against the Business Combination Proposal, or to vote at all, in order to have the right to demand that Bowen redeem your Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on their pro rata portion of the Trust Account, net of taxes payable). If the Business Combination is not completed, holders of Bowen Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their Ordinary Shares will be returned to them.

Q:	If I am a holder of Bowen Units, can I exercise redemption rights with respect to my Bowen Units?

A:	No. Holders of issued and outstanding Bowen Units must elect to separate the Bowen Units into the underlying Public Shares and Public Rights prior to exercising redemption rights with respect to the Public Shares. If you hold your Bowen Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Bowen Units into the underlying Public Shares and Public Rights or, if you hold Bowen Units registered in your own name, you must contact Continental, as transfer agent, directly and instruct them to do so. You are required to cause your Public Shares to be separated and delivered to Continental by 5:00 p.m., Eastern Time, on January 9, 2025 (two business days before the Shareholder Meeting) in order to exercise your redemption right with respect to your Public Shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The U.S. federal income tax consequences of exercising redemption rights depend on a holder’s particular facts and circumstances. See the section entitled “—Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Bowen Securities of Exercising Redemption Rights.” You are urged to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:	What should I do if I receive more than one set of voting materials for the Shareholder Meeting?

A:	You may receive more than one set of voting materials for the Shareholder Meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or follow the directions to submit your proxy or voting instructions online, in order to cast your vote with respect to all of your shares.

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Q:	Who will solicit and pay the cost of soliciting proxies for the Shareholder Meeting?

A:	Bowen will pay the cost of soliciting proxies for the Shareholder Meeting. Bowen has engaged Laurel Hill Advisory Group to assist in the solicitation of proxies for the Shareholder Meeting and will pay Laurel Hill Advisory Group a fee for such services. Bowen will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Public Shares for their expenses in forwarding soliciting materials to beneficial owners of Public Shares and in obtaining voting instructions from those owners. The directors, officers and employees of Bowen may also solicit proxies by telephone, by facsimile, by mail or on the Internet, but they will not be paid any additional amounts for soliciting proxies.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement/prospectus and to consider how the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee, and determine if you desire to exercise redemption rights in connection with the Business Combination Proposal.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Laurel Hill Advisory Group

2 Robbins Lane, Suite 200

Jericho, NY 11753

You also may obtain additional information about Bowen from documents filed with the SEC by following the instructions in the section entitled “— Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to tender or deliver your Public Shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to Continental, acting as transfer agent, at the address below prior to 5:00 p.m., Eastern Time, on January 9, 2025 (two business days prior to the date of the Shareholder Meeting). If you have questions regarding the certification of your position tendering or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Shareholder Meeting, whether or not you plan to attend such meeting, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Parties to the Business Combination

Bowen

Bowen is a blank check company incorporated on February 17, 2023, as a Cayman Islands exempted company for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.

On February 27, 2023, Bowen Holding, one of the Sponsors, acquired an aggregate of 1,725,000 Bowen Ordinary Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 Bowen Ordinary Shares to Createcharm, Bowen’s other Sponsor.

On July 14, 2023, Bowen consummated the IPO of 6,000,000 of its Bowen Units. Each Unit consists of one Bowen Ordinary Share and one Right, each Right entitling the holder thereof to receive one-tenth of one Bowen Ordinary Share upon the completion of an initial business combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, Bowen consummated the private placement of 330,000 Bowen Private Units at a price of $10.00 per Bowen Private Unit, generating total proceeds of $3,300,000. The Bowen Private Units were purchased by Createcharm (312,000 Bowen Private Units) and the IPO Underwriter (18,000 Bowen Private Units). The Bowen Private Units are identical to the Bowen Units included in the Public Units sold in the IPO. The purchasers of the Bowen Private Units have agreed not to transfer, assign or sell any of the Private Placement Units or Ordinary Shares or Rights underlying the Bowen Private Units (except to certain transferees) until after the completion of the initial Business Combination.

On July 17, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Bowen Private Units. As a result, on July 18, 2023, Bowen sold an additional 900,000 Bowen Private Units at $10.00 per Unit, generating gross proceeds of $9,000,000. In connection with this sale, Createcharm and the IPO Underwriter also purchased an additional 31,500 Bowen Private Units, with Createcharm having purchased 29,782 of the additional Bowen Private Units and the IPO Underwriter having purchased 1,718 of the additional Bowen Private Units.

The Bowen Units, Bowen Ordinary Shares and Bowen Rights are currently listed on Nasdaq under the symbols “BOWNU,” “BOWN,” and “BOWNR,” respectively.

Bowen’s executive offices are located at 420 Lexington Ave, Suite 2446, New York, NY 10170, and its telephone number is (203) 998-5540.

Bowen Merger Sub

Bowen Merger Sub is a wholly-owned subsidiary of Bowen formed solely for the purpose of effectuating the Merger. Merger Sub was incorporated under the laws of the Cayman Islands on November 20, 2023. Merger Sub does not own any material assets and does not operate any business. After the consummation of the business combination, Merger Sub will cease to exist as a separate legal entity.

The mailing address of Merger Sub is 420 Lexington Ave, Suite 2446, New York, NY 10170, and its telephone number is (203) 998-5540.

NewCo and Qianzhi

Qianzhi BioTechnology Co., Ltd. (referred to as “Qianzhi” in this proxy statement/prospectus) is a corporation established under the laws of the PRC. Qianzhi is based in Shenzhen, China, and is a health and wellness focused biotech company, an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications, and provider of prepackaged food and beverage products. Qianzhi is a wholly owned subsidiary of Qianzhi Group Holdings (Cayman) Limited, a newly formed company established under the laws of the Cayman Islands (referred to as “NewCo” in this proxy statement/prospectus). NewCo was formed to consummate the Business Combination. Following the consummation of the Business Combination, Merger Sub will have merged with and into NewCo, with NewCo surviving the merger as a direct wholly-owned subsidiary of Bowen.

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Qianzhi’s revenue for the six months ended September 30, 2024 was $3,247,058, with net cash flows used in operating activities of $1,772,807, compared to $2,096,232 of revenue and $2,051,061 of net cash flows used in operating activities for the six months ended September 30, 2023. Qianzhi had a net loss of $1,134,667 and $525,584 for the six months ended September 30, 2024 and 2023, respectively. Qianzhi’s revenue for the fiscal year ended March 31, 2024 was $7,030,989, with net cash flows generated from operating activities of $1,710,820, compared to $10,108,557 of revenue and $3,777,804 of net cash flows used in operating activities for the fiscal year ended March 31, 2023. Qianzhi had a net loss of $698,174 and a net income of $3,591,998 for the fiscal years ended March 31, 2024 and 2023, respectively. For additional information regarding Qianzhi, see the section of this proxy statement/prospectus entitled “Business of Qianzhi.”

The headquarters of Qianzhi and NewCo are located at 1705, Block B, KK 100 Building, 5016 East Shennan Road, Luohu District, Shenzhen, Guangdong Province, 518000 People’s Republic of China.

Organizational Structure of NewCo and Qianzhi

Qianzhi Group Holding (Cayman) Limited (“NewCo”), is a holding company that operates through its subsidiaries located in the People’s Republic of China (“PRC”). NewCo was incorporated under the laws of the Cayman Islands on August 14, 2023 as an exempted company with limited liability. Qianzhi Group owns 100% of the equity interests of Qianzhi Investment Holding Co., Ltd (“Qianzhi BVI”), an entity incorporated on August 31, 2023 in accordance with the laws and regulations in the British Virgin Islands. Qianzhi BVI owns 100% of the equity interests of Hong Kong Qianzhi Investment Holding Co., Ltd (“Qianzhi HK”), an entity incorporated on September 27, 2023 in accordance with the laws and regulations in Hong Kong. Qianzhi HK owns 100% of the equity interests of Shenzhen Shian Biotechnology Co., Ltd. (“Shenzhen Shian”), an entity formed on November 23, 2023, as a Wholly Foreign-Owned Enterprise (“WFOE”) in the PRC. NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian are currently not engaging in any active business operations and are acting as holding companies.

Prior to the reorganization described below, Ms. Xiaoqin Lin, the current chairman of the board of directors and the chief executive officer of NewCo, was the controlling shareholder of Shenzhen Qianzhi Biotechnology Co., Ltd. (“Qianzhi”), an entity incorporated on March 20, 2007 in accordance with PRC laws. Qianzhi owns 100% of the equity interests of the following subsidiaries: (1) Hubei Qianzhi Biotechnology Co., Ltd. (“Hubei Qianzhi”), which was incorporated on February 20, 2019 in Ezhou City, Hubei Province in accordance with PRC laws; (2) Shenzhen Qianzhi Health Management Co., Ltd. (“Qianzhi Health”), which was incorporated on May 5, 2019 in accordance with PRC laws; (3) Jiangxi Qianzhi Biotechnology Co., Ltd. (“Jiangxi Qianzhi”), which was incorporated on June 12, 2019 in Jiujiang City, Jiangxi Province in accordance with PRC laws, and (4) Shenzhen Qianzhi Biotech Co., Ltd. (“Qianzhi Biotech”), which was incorporated on July 2, 2019 in accordance with PRC laws. Qianzhi, together with its subsidiaries are collectively referred to as the “Qianzhi Operating Companies” below.

A reorganization of NewCo’s legal structure (the “Reorganization”) was completed on December 27, 2023. The reorganization involved the incorporation of NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian, and the transfer of the 100% equity interest of Qianzhi to Shenzhen Shian. Consequently, NewCo, through its subsidiaries Qianzhi BVI and Qianzhi HK, directly controls Shenzhen Shian and Qianzhi, and became the ultimate holding company of all other entities mentioned above. The business purpose of the Reorganization was to establish NewCo as a Cayman-domiciled entity and enable it to achieve control over Qianzhi and its subsidiaries.

On June 27, 2023, Qianzhi passed a resolution at a shareholders’ meeting and agreed to increase its registered capital by RMB 2.412 million through an investment from Home Universe Investment Holdings Co., Limited, an unaffiliated investor (“Home Universe”). On such date, Qianzhi and its shareholders signed amended Articles of Association and on July 13, 2023, Home Universe, Qianzhi and its 21 shareholders entered into a Capital Increase Agreement. Under this agreement, after the completion of the capital increase, Home Universe held 1.96% of the equity interests of Qianzhi. As Home Universe is an entity informed in Hong-Kong, Qianzhi was changed from a domestic enterprise to a Sino-foreign joint venture company.

Thereafter, on December 20, 2023, Qianzhi, its shareholders, Shenzhen Shian, and Home Universe entered into a Supplementary Agreement to the Capital Increase Agreement. Since Home Universe was unable to contribute the capital increase amount of RMB 2.412 million to Qianzhi in accordance with the terms of the Capital Increase Agreement, nor was it successful in introducing any third-party investor for Qianzhi before October 31, 2023, Home Universe was required to transfer the 1.96% of the equity interests of Qianzhi that it held to Shenzhen Shian, which fulfilled the registered capital contribution obligation. On the same day, Qianzhi passed a resolution at the shareholders’ meeting and all of its shareholders agreed to transfer their equity interests held in Qianzhi to Shenzhen Shian. Shenzhen Shian entered into an Equity Transfer Agreement with Home Universe and Qianzhi’s shareholders and acquired 100% of the equity interests of Qianzhi. On the same day, Shenzhen Shian executed the amended Articles of Association of Qianzhi. On December 27, 2023, the Shenzhen Market Supervision Administration approved Qianzhi’s business change registration.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of NewCo and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

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The following diagram illustrates Qianzhi’s corporate structure, including the direct owners of New Bowen and New Bowen’s operating subsidiaries, as of the date of this proxy statement/prospectus:

LIN Xiaoqin
100%
LIN XIAO QIN INVESTMENT HOLDING CO., LTD
78.112%
CHEN Meiwen
100%
CHEN MEI WEN INVESTMENT HOLDING CO., LTD
4.975%
LIN Yuetao
100%
LIN YUE TAO INVESTMENT HOLDING CO., LTD
3.483%
HU Juxiang
100%
HU JU XIANG INVESTMENT HOLDING CO., LTD
0.995%
WANG Liangwen
100%
WANG LIANG WEN INVESTMENT HOLDING CO., LTD
0.995%
YUAN Hongbin
100%
YUAN HONG BIN INVESTMENT HOLDING CO., LTD
0.995%
HUANG Jing
100%
HUANG JING INVESTMENT HOLDING CO., LTD
0.995%
KANG Huayan
100%
KANG HUA YAN INVESTMENT HOLDING CO., LTD
0.995%
WAN Yong
100%
WAN YONG INVESTMENT HOLDING CO., LTD
0.995%
YANG Huaying
100%
YANG HUA YING INVESTMENT HOLDING CO., LTD
0.995%
DING Yun
100%
DING YUN INVESTMENT HOLDING CO., LTD
0.995%
LIU Yanmin
100%
LIU YAN MIN INVESTMENT HOLDING CO., LTD
0.995%
GUO Jiefeng
100%
GUO JIE FENG INVESTMENT HOLDING CO., LTD
0.995%
HU Guirong
100%
HU GUI RONG INVESTMENT HOLDING CO., LTD
0.995%
HU Xiaorong
100%
XU HONG JIE INVESTMENT HOLDING CO., LTD
0.099%
XU Hongjie
100%
XU HONG JIE INVESTMENT HOLDING CO., LTD
0.099%
LI Jinhui
100%
JIXIANG RUYI INC.
0.099%
WANG Lu
100%
MuLan King Holding Inc.
0.099%
SHEN Xuan
100%
JOE Z CAPITAL LIMITED.
0.099%
SHU Haiyan
100%
RU PAN INVESTMENT HOLDING CO., LTD.
0.099%
FENG Shaobin
100%
Golden Phoenix Consulting Management Co., LTD.
0.099%
100%
Qianzhi Group Holding (Cayman) Limited
100%
Qianzhi Investment Holding Co., Ltd
Offshore
Onshore
100%
Hong Kong Qianzhi Investment Holding Co., Limited
100%
Shenzhen Shian Biotechnology Co., Ltd
100%
Shenzhen Qianzhi Biotechnology Co., Ltd
100%
Hubei Qianzhi Biotechnology Co., Ltd
100%
Jiangxi Qianzhi Biotechnology Co., Ltd
100%
Shenzhen Qianzhi Biotech Co., Ltd
100%
Shenzhen Qianzhi Health Management Co., Ltd

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. This summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto and which is incorporated herein by reference. You and other interested readers are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

General Description of the Business Combination Agreement

The Business Combination Agreement contemplates that, at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into NewCo, with NewCo being the surviving company of the Merger and becoming a wholly-owned subsidiary of Bowen. Consistent with the Business Combination Agreement and in preparation for the Business Combination, Qianzhi completed the Restructuring, in which it became a wholly owned subsidiary of NewCo by the issuance of NewCo Ordinary Shares to the former holders of Qianzhi ordinary shares in exchange for such Qianzhi ordinary shares.

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Consideration

Conversion of Company Securities

Pursuant to the Business Combination Agreement, at the Effective Time, all of NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by the parties to the Business Combination Agreement or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Merger Shares, a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement, and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Earnout Shares, as described further below.

Earnout Consideration

In addition to the Merger Shares, the holders of NewCo Ordinary Shares have the contingent right to receive an aggregate of 1,400,000 Earnout Shares as earnout consideration. The Earnout Shares will be issued if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026. In addition, the holders of NewCo Ordinary Shares will be entitled to receive the Earnout Shares in the event there occurs any transaction resulting in a change of control during the period of time that the Earnout Shares are earnable.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of Qianzhi and NewCo relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between Qianzhi’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims, suits, actions, complaints, demands or other proceedings pending or, to the knowledge of Qianzhi, threatened against Qianzhi before any governmental entity; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; third-party expenses; intellectual property; agreements, contracts and commitments; governmental actions/filings; interested party transactions; top customers and top suppliers; and board approval.

The Business Combination Agreement contains representations and warranties of Bowen and Merger Sub relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between Bowen’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; Bowen SEC reports and financial statements; having no undisclosed liabilities; the absence of certain changes or events; litigation; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; intellectual property; agreements, contracts and commitments; insurance; interested party transactions; Nasdaq listing; board approval; and the Trust Account.

Covenants

The Business Combination Agreement includes customary affirmative and negative covenants of the parties with respect to business operations prior to consummation of the Transactions. The parties also agreed to abide by certain exclusivity provisions, to use reasonable best efforts to consummate the Merger, and to provide insurance for Bowen’s and Qianzhi’s directors and officers and indemnification for Bowen’s directors and officers after the Closing. The Business Combination Agreement also contains additional covenants of the parties, including, among others: (i) Bowen and Qianzhi will cooperate in the preparation and filing of the Registration Statement of which this proxy statement/prospectus forms a part for the offer and sale of Bowen Ordinary Shares issuable pursuant to the Business Combination Agreement; (ii) Qianzhi and NewCo will use reasonable best efforts to solicit and obtain the approval (the “NewCo Shareholder Approval”) of the Merger and Transactions, by the requisite number of holders of NewCo Ordinary Shares, as promptly as practicable following the date hereof; (iii) Bowen will adopt an incentive equity plan to be effective following the Closing; (iv) Bowen will use commercially reasonable efforts to ensure that the Bowen Ordinary Shares, the Bowen Rights and the Bowen Units continue to be listed on Nasdaq until the Closing, and Bowen will use commercially reasonable best efforts to cause the Bowen Ordinary Shares to be listed on Nasdaq following the Closing; (v) certain employees of Qianzhi will execute employment agreements and noncompete agreements in form to be mutually agreed upon; and (vi) Bowen and Qianzhi will use commercially reasonable efforts to solicit the PIPE Investors to enter into the PIPE Agreements (as defined below) with Bowen, on terms approved by Qianzhi (such approval not to be unreasonably withheld, conditioned or delayed), pursuant to which the PIPE Investors consummate the PIPE Financing by purchasing, concurrently with the Closing, equity or equity-linked securities of Bowen in an aggregate amount of $5.0 million.

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Conditions to Closing

Mutual Conditions

The consummation of the Merger and the other transactions contemplated by the Business Combination Agreement is conditioned upon the following, among other things: (i) the Bowen Shareholder Approval and the NewCo Shareholder Approval having been received by Bowen and NewCo, respectively; (ii) the approval for listing on Nasdaq of Bowen Ordinary Shares to be issued in connection with the Transactions, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; (iii) the Registration Statement having become effective in accordance with the provisions of the Securities Act, no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending; (iv) approval by the CFIUS of the Merger and other Transactions having been obtained and being in full force and effect; (v) all required waiting periods under the HSR Act, if any, having expired or been terminated; (vi) approval of all necessary filings with the China Securities Regulatory Commission (“CSRC”) having been obtained and being in full force and effect; (vii) Bowen having at least $5,000,001 of net tangible assets (after giving effect to redemptions by Bowen’s public shareholders) immediately prior to or upon the Closing; and (viii) holders of less than 5% of the NewCo Ordinary Shares issued and outstanding immediately prior to the Closing having exercised their right to dissent, and not effectively withdrawn their dissent or lost their right to dissent, from the Merger pursuant to section 238 of the Cayman Companies Act.

Other Conditions to Bowen’s Obligations

The obligations of Bowen and Merger Sub to consummate the Transactions are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Qianzhi and NewCo; (ii) performance in all material respects of the agreements and covenants of Qianzhi required by the Business Combination Agreement to be performed on or prior to the Closing; (iii) no action, suit or proceeding being pending or threatened before any governmental entity which would prevent consummation of any of the Transactions, cause any of the Transactions to be rescinded following consummation, or affect materially and adversely the right of the Surviving Company to own, operate or control any of the assets and operations of Qianzhi following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect; (iv) certain employees of Qianzhi having executed employment agreements and Non-Competition Agreements with Bowen; (v) the PIPE Financing being fully ready for consummation concurrently with the Closing; and (vi) all outstanding material indebtedness owed to Qianzhi or its subsidiaries by affiliates or officers, directors, or employees thereof or by any other Person designated by Qianzhi who will become an officer, director, or employee of Bowen upon the Closing having been repaid in full; all outstanding material guaranties and similar arrangements pursuant to which Qianzhi or any of its subsidiaries has guaranteed the payment or performance of any obligations of any such affiliate or officer, director, or employee, or other Person, to a third party having been terminated; and no affiliate of Qianzhi owning any direct equity interests in any company that utilizes in its name or otherwise “Qianzhi” or any derivative thereof.

Other Conditions to Qianzhi’s and NewCo’s Obligations

The obligations of Qianzhi and NewCo to consummate the Transactions are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Bowen and Merger Sub; (ii) performance in all material respects of the covenants of Bowen and Merger Sub required by the Business Combination Agreement to be performed on or prior to the Closing; (iii) no action, suit or proceeding being pending or threatened before any governmental entity which would prevent consummation of any of the Transactions, would cause any of the Transactions to be rescinded following consummation or would affect materially and adversely or otherwise encumber the title of the Bowen Ordinary Shares to be issued by Bowen in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect; and (iv) the 2024 Incentive Plan having been adopted.

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Indemnification

Pursuant to the indemnification provisions of the Business Combination Agreement, Bowen, NewCo and Qianzhi, and their respective representatives, successors and permitted assigns, will be indemnified, defended and held harmless by NewCo shareholders, jointly and severally to the extent of the Escrow Shares, and thereafter severally but not jointly, from and against all Losses (as defined below) asserted against, resulting to, imposed upon, or incurred by any indemnitee by reason of, arising out of or resulting from (i) the actual or alleged inaccuracy or breach of any representation or warranty of Qianzhi or NewCo contained in or made pursuant to the Business Combination Agreement, or contained in or made pursuant to any certificate delivered by Qianzhi or NewCo to Bowen pursuant to the Business Combination Agreement in connection with the Closing; or (ii) the non-fulfillment or breach of any covenant or agreement of Qianzhi or NewCo contained in the Business Combination Agreement.

The representations and warranties of Qianzhi and NewCo shall survive the Closing until the date that is two years after the Closing Date, except that the representations and warranties relating to organization and qualification, subsidiaries, capitalization, authority relative to the Business Combination Agreement, employee benefit plans, taxes, environmental matters, brokers and intellectual property (the “Specified Representations”) shall survive until the expiration of the applicable statute of limitations. No amount shall be payable under the foregoing provisions unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $3,750,000, in which event NewCo shareholders shall be required to pay or be liable for all such indemnifiable Losses from the first dollar (except that this limitation will not apply to indemnifiable Losses arising out of an actual or alleged breach of the Specified Representations). The aggregate liability of NewCo shareholders for Losses shall not in any event exceed $18,750,000 (and no Company Shareholder shall be liable for more than its pro rata share of the Losses, based on the same proportions as the total Merger Shares are allocated among them).

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows: (i) by mutual written consent of Bowen and Qianzhi; (ii) by either Bowen or Qianzhi, if the Effective Time has not occurred on or before December 31, 2024; provided that this termination right is not available to a party that is in breach or violation of the Business Combination Agreement and such breach or violation is the primary cause of the failure to close by such date; (iii) by either Bowen or Qianzhi, if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; (iv) by either Bowen or Company, if the other party has breached any of its covenants or representations and warranties, or any representation or warranty has become untrue, such that the terminating party’s closing conditions would not be satisfied (subject to a thirty-day cure period, if such breach is curable), provided that this termination right is not available to a party that is in breach of the Business Combination Agreement such that the other party’s closing conditions would not be satisfied; (v) by either Bowen or Qianzhi, if the Bowen Shareholder Approval is not obtained; (vi) by Bowen, if Qianzhi Stockholder Approval is not obtained by the requisite vote under the Cayman Companies Act and NewCo’s charter documents within one (1) Business Day after the Shareholder Meeting; (vii) by Bowen, in the event that CFIUS notifies the parties in writing that CFIUS has recommended or intends to recommend in a report that the Transactions be prohibited; or (viii) by either Bowen or Qianzhi, if the approval of all necessary filings with the CSRC has not been obtained and is not in full force and effect.

PIPE Financing

Pursuant to the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into a subscription agreement (as amended or modified from time to time, collectively, the “PIPE Agreement”), pursuant to which, among other things, the PIPE Investor agreed to subscribe for and purchase from Bowen, and Bowen agreed to issue and sell to such PIPE Investor, on the Closing Date concurrent with the Closing, an aggregate of 500,000 Bowen Ordinary Shares for an aggregate of $5,000,000. Pursuant to the PIPE Agreement, Bowen agreed to file a registration statement with the SEC covering the resale of the shares issued in the PIPE within sixty (60) calendar days following the Closing Date and seek to have such registration statement declared effective as soon as possible thereafter.

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Voting Agreements

Concurrently with the execution of the Business Combination Agreement, Bowen, Qianzhi and certain NewCo shareholders entered into Voting and Support Agreements (each, a “Voting Agreement”), pursuant to which, among other things, each such NewCo shareholder agreed, with respect to all NewCo Ordinary Shares received by such NewCo Shareholder in the Restructuring, to vote in favor of, or consent in writing to, the adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby, including the Merger, in order to effect the required NewCo shareholder approval. Such vote or consent shall occur as soon as practicable as following the date of this proxy statement/prospectus.

Bowen Shareholder Proposals

Proposal 1 – The Business Combination Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination pursuant to which Merger Sub will merge with and into NewCo, with NewCo being the surviving company of such Merger and becoming a wholly-owned subsidiary of Bowen. Bowen shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “Shareholder Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement” for additional information and a summary of the material terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

The consideration to be paid to the NewCo shareholders in connection with the Business Combination will be in Bowen Ordinary Shares and is based on an enterprise value of $75 million of Qianzhi. Pursuant to the Business Combination Agreement, at the Effective Time, all of the NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by Bowen or Qianzhi or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Bowen Ordinary Shares, a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement, and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Earnout Shares. Please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal” for additional detail.

Proposal 2 – The Name Change Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve, subject to the proposed name conforming with Section 30 of the Companies Act (Revised) of the Cayman Islands, to approve the change of name of Bowen from Bowen Acquisition Corp to “Emerald, Inc.”, effective from the Effective Time. Please see the section entitled “Shareholder Proposal No. 2: The Name Change Proposal” for additional detail.

Proposal 3 – The Capitalization Amendment Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve the increase of the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each. Please see the section entitled “Shareholder Proposal No. 3: The Capitalization Amendment Proposal” for additional detail.

Proposals 4 and 5 – The Charter Amendment Proposals

As discussed in this proxy statement/prospectus, the Existing Charter contains various provisions that will not be applicable following consummation of the Business Combination, including certain provisions related to Bowen’s status as a blank check company. Bowen is asking its shareholders to approve separate proposals to approve amendments to the Existing Charter to: (a) remove the provisions dividing the Bowen Board into classes (Proposal. No. 4: The Board Unification Proposal); and (b) approve and adopt the Proposed Charter to reflect the changes proposed in Proposals 2 through 4 to the extent approved by the Bowen shareholders and remove the various non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination (Proposal. No. 5: The Proposed Charter Adoption Proposal). A copy of the Proposed Charter effectuating the foregoing amendments, assuming their approval for purposes of illustration, is attached to this proxy statement/prospectus as Annex D. For more information, see the sections entitled “Shareholder Proposal No. 4: The Board Unification Proposal” and “Shareholder Proposal No. 5: The Proposed Charter Adoption Proposal.”

Proposal 6 – The Nasdaq Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a) and (b), the issuance of Bowen Ordinary Shares in connection with the Merger, to the extent such issuance would require a shareholder vote under Nasdaq Listing Rule 5635(a) and (b). Please see the section entitled “Shareholder Proposal No. 6: The Nasdaq Proposal” for additional detail.

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Proposal 7 – The Equity Incentive Plan Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve and adopt the 2024 Incentive Plan. An aggregate number of Bowen Ordinary Shares equal to 5% of the Bowen Ordinary Shares outstanding immediately following the Closing, subject to adjustment as provided for in the 2024 Incentive Plan, will be reserved for issuance under the 2024 Incentive Plan. The Bowen Board approved the 2024 Incentive Plan on November 25, 2024, subject to approval by Bowen’s shareholders at the Shareholder Meeting. If approved by the shareholders, the effective date of the 2024 Incentive Plan will be the Closing Date. If approved by the shareholders, the 2024 Incentive Plan will be administered by the New Bowen Board or by the compensation committee of the New Bowen Board, which will have the authority to make awards under the 2024 Incentive Plan. A copy of the 2024 Incentive Plan is attached as Annex B to this proxy statement/prospectus. Please see the section entitled “Shareholder Proposal No. 7: The Equity Incentive Plan Proposal” for additional detail.

Proposal 8 – The Director Election Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to elect five (5) individuals to serve on the board of directors of New Bowen upon consummation of the Business Combination. Please see the section entitled “Shareholder Proposal No. 8: The Director Election Proposal” for additional detail.

Proposal 9 – The Adjournment Proposal

As discussed in this proxy statement/prospectus, Bowen is asking its shareholders to approve the adjournment of the Shareholder Meeting to a later date or dates, if necessary, if Bowen and Qianzhi mutually determine that additional time is required to consummate the Business Combination. Please see the section entitled “Shareholder Proposal No. 9: The Adjournment Proposal” for additional detail.

Bowen Board’s Reasons for Approval of the Business Combination

The Bowen Board, in evaluating the Business Combination, consulted with Bowen’s management team and its financial and legal advisors. In reaching its resolution (a) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of Bowen and (b) to recommend that the Bowen Shareholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the Bowen Board (i) consulted with Bowen’s legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by Bowen’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Bowen Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Bowen Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. In approving the Business Combination, the Bowen Board determined to obtain a fairness opinion. In addition, the officers and directors of Bowen have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Bowen’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Bowen Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Expanding Growth Industry. Qianzhi is a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications. Based on the due diligence performed by the Bowen Board and its advisors on Qianzhi and its industry, including an assessment of mergers and acquisitions activity for companies in the industry in which Qianzhi operates, the Bowen Board believes Qianzhi represents an attractive opportunity for Bowen and its shareholders;

●	Reasonableness of the aggregate consideration to be paid to Qianzhi’s shareholders under the Business Combination Agreement. Following a review of the financial data provided to Bowen, including certain audited and unaudited financial information and models regarding Qianzhi (including, where applicable, the assumptions underlying such unaudited financial information and models) and Bowen’s due diligence review of Qianzhi’s business, the Bowen Board determined that the consideration to be paid to the Qianzhi shareholders was reasonable in light of such data and financial information;

●	Structure and timing of the Business Combination and PIPE Financing. As contemplated by the Business Combination Agreement, the structure and timing of both the Business Combination and potential PIPE financing are consistent with common practice in initial business combination transactions consummated by special purpose acquisition companies. As a result, the Bowen board was able to compare the terms of the Business Combination against those of similar business combinations considered by Bowen’s management during the negotiation of the Business Combination Agreement. In addition to its consistency with common practice, the timing for the consummation of the Business Combination provided for in the Business Combination Agreement, effectively as soon as reasonably practicable following the execution of the Business Combination Agreement, was determined and agreed by the parties in light of (i) general business considerations weighing in favor of consummating the transaction promptly so that neither Bowen nor Qianzhi had to operate for longer than necessary under the burden of uncertainty and (ii) the deadline for Bowen to complete an initial business combination pursuant to the Existing Charter.

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●	Due Diligence. The Bowen Board reviewed and discussed in detail the results of the due diligence examination of Qianzhi conducted by Bowen’s management team and Bowen’s financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of Qianzhi regarding Qianzhi’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projections, evaluation analyses with respect to the Business Combination, review of material contracts, Qianzhi’s audited and unaudited financial statements and other material matters, as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence;

●	Financial Condition. The Bowen Board also considered factors such as Qianzhi’s historical financial results, outlook, financial plan, and debt structure. In considering these factors, the Bowen Board reviewed Qianzhi’s historical growth and its current prospects for growth if Qianzhi achieves its business plan and various historical and current balance sheet items of Qianzhi;

●	Experienced Management. Qianzhi has a strong management team with significant operating experience. The senior management of Qianzhi intends to remain with Qianzhi in the capacity of officers and/or directors, and the Bowen Board believes that the retention of such members of senior management will provide helpful continuity in advancing Qianzhi’s strategic and growth goals;

●	Other Alternatives. The Bowen Board believes, after a thorough review of other business combination opportunities reasonably available to Bowen, that the proposed Business Combination represents the best potential business combination for Bowen and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets;

●	Negotiated Transaction. The Bowen Board considered the terms and conditions of the Transaction Agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the indemnification obligations of Qianzhi’s equityholders, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by both Bowen and Qianzhi to complete the Business Combination.; and

●	Fairness Opinion. The Bowen Board considered Newbridge Securities’ fairness opinion, in which Newbridge Securities opined that the Business Combination is “fair” to the shareholders of Bowen from a financial perspective.

The Bowen Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

●	Business Plan May Not Be Achieved. The risk that Qianzhi may not be able to execute on its business plan;

●	Redemption Risk. The potential that a significant number of Public Shareholders elect to redeem their Public Shares prior to the consummation of the Business Combination and pursuant to the Existing Charter, which would potentially make the Business Combination more difficult to complete. However, even in the event that a significant number of Public Shareholders elect to redeem their shares, this redemption would not necessarily prevent the consummation of the Business Combination, because there is no minimum cash closing condition;

●	Regulatory Affairs. The Bowen Board considered the impact of the review of the Business Combination by various regulatory agencies, including those in the PRC;

●	Closing Conditions. The potential risks and costs associated with the Business Combination failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Business Combination is conditioned on the satisfaction of certain Closing conditions that are not within Bowen’s control, including the receipt of certain required regulatory approvals;

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●	Litigation Related to the Business Combination. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

●	Listing Risks. The challenges associated with preparing Qianzhi for the applicable disclosure and listing requirements to which Qianzhi will be subject as a publicly traded company in the United States;

●	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

●	Market Volatility. The possibility that the market for Bowen Ordinary Shares experiences volatility and disruptions, causing deal disruption;

●	Liquidation of Bowen. The risks and costs to Bowen if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Bowen being unable to effect a business combination within the required time period provided for in the Existing Charter;

●	Board and Independent Committees. The risk that, assuming approval of the Director Election Proposal, the New Bowen Board and independent committees thereof do not possess adequate skill set within the context of Qianzhi operating as a public company;

●	Interests of Certain Persons. The Sponsors and Bowen’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) the interests of the Public Shareholders (see “— Interests of Certain Persons in the Business Combination”);

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination; and

●	Other Risk Factors. Various other risk factors associated with the business of Qianzhi, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The Bowen Board concluded, in its business judgment, that the potential benefits that it expects Bowen and its shareholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the Bowen Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Merger) are fair and advisable to, and in the best interests of, Bowen and its shareholders. The above discussion of the material factors considered by the Bowen Board is not intended to be exhaustive but does set forth the principal factors considered by the Bowen Board. This explanation of Bowen’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Date, Time and Place of the Shareholder Meeting

The Shareholder Meeting will be held on January 13, 2025, at 10:00 a.m., Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

You may attend the Shareholder Meeting and vote your shares electronically during the Shareholder Meeting via live audio webcast by visiting www.cstproxy.com/bowenspac/2024. You will need the control number that is printed on your proxy card to enter the Shareholder Meeting. Bowen recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Shareholder Meeting starts. Please note that you will not be able to attend the Shareholder Meeting in person.

If you hold your Bowen Ordinary Shares through a bank or broker, you will need to contact Continental, Bowen’s transfer agent, to receive a control number. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact the Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Shareholder Meeting starting January 9, 2025 at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.cstproxy.com/bowenspac/2024, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Shareholder Meeting.

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If you do not have access to the internet, you can listen only to the Shareholder Meeting by dialing (800) 450-7155 (or (857) 999-9155 if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number 9164513#. Please note you will not be able to vote or enter questions during the Shareholder Meeting if you choose to participate telephonically.

Voting Power; Record Date

The Bowen Board has fixed the close of business on October 22, 2024 as the Record Date for determining Bowen shareholders entitled to notice of and to attend and vote at the Shareholder Meeting. As of the close of business on the Record Date, there were 9,166,500 Bowen Ordinary Shares outstanding and entitled to vote. Each Bowen Ordinary Share is entitled to one vote per share at the Shareholder Meeting.

The Insiders have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting. As of the date of this proxy statement/prospectus, the Insiders own approximately 22.2% of the total outstanding Bowen Ordinary Shares.

Quorum and Vote for Bowen Shareholders

A quorum of our shareholders is necessary to hold a valid meeting. Pursuant to the Existing Charter, the presence, in person virtually or by proxy, of shareholders holding a majority of the Bowen Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum.

The approval of each of the Name Change Proposal, Capitalization Amendment Proposal, Board Unification Proposal and Proposed Charter Adoption Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The approval of each of the other proposals require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The Sponsors and the Insiders have agreed, subject to applicable securities laws, to vote any ordinary shares owned by them in favor of the Business Combination Proposal. This is unlike some other similarly structured transactions where the insiders vote in accordance with the public holders and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. Because the Sponsors and Insiders vote in favor of the Business Combination Proposal, the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal.

Redemption Rights

Pursuant to the Existing Charter, a holder of Public Shares may demand that Bowen redeem such shares for a pro rata portion of the Trust Account if the Business Combination is consummated; provided that Bowen may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets immediately prior to or upon consummation of the Business Combination. Holders of Public Shares will be entitled to receive cash for these shares only if they deliver their shares to the Transfer Agent no later than two (2) business days prior to the Shareholder Meeting. Holders of Public Shares do not need to vote for or against, or even vote at all on, the Business Combination Proposal, and do not need to be holders of such Public Shares as of the record date, in order to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of Public Shares properly demands redemption, delivers his, her, or its shares to the Transfer Agent as described above, and the Business Combination is consummated, Bowen will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. It is anticipated that this would amount to approximately $10.94 per share. If a holder of Public Shares exercises its redemption rights, then it will be exchanging its Bowen Ordinary Shares for cash and will no longer own the shares. See the section of this proxy statement/prospectus titled “Shareholder Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Holders of Rights will not have redemption rights with respect to such Rights. However, holders of Rights will retain their Rights even if they exercise redemption rights with respect to their Public Shares. Accordingly, they may sell their Rights freely in the open market. However, Bowen cannot assure the holders of Rights that they will be able to sell their Rights in the open market as there may not be sufficient liquidity in such securities when holders of Rights wish to sell their Rights.

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Appraisal Rights

There are no appraisal rights available to Bowen’s shareholders in connection with the Business Combination. However, holders of Public Shares may elect to have their shares redeemed in connection with the adoption of the Business Combination Proposal, as described under “Redemption Rights” above.

Proxy Solicitation

Bowen is soliciting proxies on behalf of the Bowen Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Bowen has engaged Laurel Hill Advisory Group to assist in the solicitation of proxies for the Shareholder Meeting.

If a shareholder of Bowen grants a proxy, such shareholder may still revoke such proxy by attending the Shareholder Meeting and voting electronically. A shareholder of Bowen may also change its vote by sending another proxy card with a later date, as described in the section entitled “Shareholder Meeting — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Bowen Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Bowen’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include, among other things, the interests described below:

●	the fact that the Sponsors and Bowen’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,725,000 Founder Shares currently owned by the Sponsors, in which certain of Bowen’s directors and executive officers hold an indirect interest. The Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and Bowen fails to complete a business combination within the required time period. Accordingly, the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $18.8 million based upon the closing price of $10.92 per Bowen Ordinary Share on Nasdaq on December 3, 2024;

○	Createcharm paid an aggregate of $3,417,820 for 341,782 Bowen Private Units. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $3.8 million, based upon the closing price of $11.00 per Public Unit on Nasdaq on December 3, 2024;

○

the Sponsors and Bowen’s officers and directors will lose their entire investment in Bowen if the Business Combination is not consummated within the required time period. Additionally, although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to the SPAC Sponsors or Bowen’s officers and directors and no fees due or out-of-pocket expenses to be repaid by Bowen, if any are incurred after the date of this proxy statement/prospectus, they would not be repaid unless Bowen consummates the Business Combination within the required time period;

○	accordingly, based on the value of the Bowen securities invested in and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the SPAC Sponsors and Bowen’s officers and directors have at risk is $3,442,820 ($3,434,570 by Createcharm and $8,250 by Bowen Holding);

○	in addition, the SPAC Sponsors and their affiliates can earn a positive rate of return on their investment, even if other Bowen shareholders experience a negative rate of return;

○	that Bowen entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Bowen Holding LP a monthly fee of US$10,000 for office space, secretarial and administrative support;

○	that on February 20, 2023, Bowen entered into an agreement with TenX Global Capital LP, an affiliate of Bowen Holding LP, for TenX Global Capital LP to provide Bowen with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures in connection with Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO, at a price of $5,250 per quarter;

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●	the fact that pursuant to the Business Combination Agreement, Bowen has the right to designate one director to the New Bowen Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the New Bowen Board determines to pay to its directors. Bowen has designated Jun Zhang to be a director on the New Bowen Board post-Closing;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Bowen’s existing directors and officers and requires New Bowen to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain Bowen directors and officers after the Business Combination;

●	the fact that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Bowen will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Bowen Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target, completing the Business Combination with Qianzhi and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of Bowen and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the Bowen Board to vote for the proposals, its shareholders should consider these interests.

In addition to the foregoing, effective as of October 14, 2024, Qianzhi and another designee of the Insiders loaned Bowen an aggregate of $690,000, which funds were deposited into the Trust Account pursuant to Bowen’s Amended and Restated Memorandum and Articles of Association and the trust agreement governing the Trust Account in order to extend the time that Bowen has to consummate an initial business combination from October 14, 2024 to January 14, 2025. The loans are evidenced by promissory notes issued by Bowen to the lenders, bear no interest and are repayable in full upon consummation of a business Combination. If a business combination is not consummated, these amounts will not be repaid by Bowen except to the extent that Bowen has funds available to it outside of the Trust Account.

See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Recommendation of the Bowen Board

The Bowen Board has determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of Bowen and its shareholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its shareholders for approval at the Shareholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The Bowen Board recommends that Bowen’s shareholders vote “FOR” the Business Combination Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” the Nasdaq Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the election of directors set forth in the Director Election Proposal and “FOR” the Adjournment Proposal (if necessary). See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Recommendation of the Bowen Board and Reasons for the Business Combination” for additional information.

Bowen’s directors and officers may have financial interests in the Business Combination that are different from, or in addition to, their interests as shareholders of Bowen and the interests of shareholders of Bowen generally. The existence of financial and personal interests of one or more of Bowen’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Bowen and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

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Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Bowen is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Bowen will represent a continuation of the financial statements of Qianzhi with the Transactions treated as the equivalent of Qianzhi issuing shares for the net assets of Bowen, accompanied by a recapitalization. The net assets of Bowen will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Qianzhi in future reports of New Bowen.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the Cayman Islands necessary to effectuate the Business Combination, (ii) filings of solicitation materials required pursuant to Rule 14a-12 of the Exchange Act and (iii) filings required to be made with the CSRC and CFIUS.

Risks and Uncertainties Relating to Doing Business in China

Qianzhi faces various risks and uncertainties related to doing business in mainland China. Qianzhi’s business operations are primarily conducted in mainland China, and it is subject to complex and evolving laws and regulations in mainland China. For example, it faces risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact its ability to conduct certain businesses, accept foreign investments, or list on a United States stock exchange. These risks could result in a material adverse change in its operations and the value of New Bowen’s securities, significantly limit or completely hinder its ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors — Risks Relating to Doing Business in China.”

PRC government has significant authority in regulating New Bowen’s operations and may influence its operations. It may exert more oversight and control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could significantly limit or completely hinder New Bowen’s ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities.”

Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in New Bowen’s operations and the value of its securities. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us.”

The Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Qianzhi’s auditor is, and New Bowen’s auditor will be, headquartered in Rowland Heights, California and is and will be subject to PCAOB inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of Qianzhi’s auditor and such auditor was not subject to the determinations announced by the PCAOB on December 16, 2021. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and New Bowen uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, New Bowen would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, New Bowen’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission-Identified Issuer for two consecutive years in the future. If New Bowen’s securities are prohibited from trading in the United States, there is no certainty that it will be able to list on a non-U.S. exchange or that a market for its securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of New Bowen’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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Permissions Required from the PRC Authorities for New Bowen’s Operations

Qianzhi conducts, and New Bowen will conduct, its business in mainland China primarily through its PRC subsidiaries. Its operations in mainland China are governed by laws and regulations of mainland China. Many aspects of Qianzhi’s business depend on obtaining and maintaining licenses, approvals, permits or qualifications from PRC regulators. Obtaining such approvals, licenses, permits or qualifications depends on Qianzhi’s or New Bowen’s compliance with regulatory requirements, as applicable. PRC regulatory authorities also have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement laws and regulations. Based on the legal advice of our PRC legal counsel, Jingsh & H Y Leung and the PRC laws and regulations currently in effect, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, as of the date of this proxy statement/prospectus, Qianzhi’s PRC subsidiaries have obtained all of the licenses and approvals necessary to operate in China. As of the date of this proxy statement/prospectus, none of the applications by Qianzhi or its subsidiaries for licenses or permits have been denied by the relevant governmental agency or authorities.

However, licensing requirements in China are constantly evolving, and New Bowen and the PRC subsidiaries may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that the PRC subsidiaries will be able to satisfy such regulatory requirements, and as a result, the PRC subsidiaries may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future.

Furthermore, the government authorities may subsequently require the PRC subsidiaries and the affiliated entities to obtain additional licenses, permits and approvals. If (i) Qianzhi (or New Bowen) does not receive or maintain any required permissions or approvals, (ii) Qianzhi (or New Bowen) inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations or interpretations thereof change and Qianzhi (or New Bowen) becomes subject to the requirement of additional permissions or approvals in the future, there is no assurance that such permissions or approvals will be able to be obtained in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject Qianzhi (or New Bowen) to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and Qianzhi’s (or New Bowen’s) business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us.”

In addition, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The PRC subsidiaries and the affiliated entities may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact us. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination of our listing under laws of mainland China. However, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to offering, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities.”

Cash and Asset Flows through New Bowen’s Organization

New Bowen is a holding company with no operations of its own. Qianzhi currently conducts its operations through its subsidiaries in China. As a result, following consummation of the Business Combination, New Bowen’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by its subsidiaries. If any of its subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to New Bowen. In addition, its PRC subsidiaries are permitted to pay dividends to New Bowen only out of their accumulated after-tax-profits upon satisfaction of relevant statutory conditions and procedures, if any, as determined in accordance with PRC accounting standards and regulations. Further, its PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

New Bowen’s board of directors will have complete discretion on whether to distribute dividends subject to its memorandum and articles of association and certain restrictions under Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends will be based on several factors, including New Bowen’s financial performance, growth prospects, and liquidity requirements. To date, Qianzhi has not declared or paid any dividend to its shareholders. It is expected that New Bowen will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that New Bowen will pay any cash dividends in the foreseeable future.

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Under laws and regulations of mainland China, Qianzhi’s PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to Qianzhi. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of its PRC subsidiaries. Furthermore, cash transfers from Qianzhi’s PRC subsidiaries to entities outside of mainland China are subject to PRC governmental control on currency conversion. As a result, the funds in its PRC subsidiaries in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in, or the imposition of restrictions and limitations on, the ability of the holding company, or its subsidiaries by the PRC government on such currency conversion. see “Risk Factors—Risks Relating to Doing Business in the PRC—We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” and “Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Risk Factors — Risks Relating to Doing Business in China — Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment.”

Under laws of mainland China, Qianzhi may provide funding to its PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration that it is not able to make direct capital contribution. Qianzhi has established cash management policies to direct how funds are transferred among Qianzhi and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering and know-your-customer requirements.

Permission, Review and Filing Required from the Authorities in Mainland China Relating to the Transactions

The PRC government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. On July 6, 2021, the relevant PRC authorities promulgated the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies. Effective measures, such as promoting the establishment of relevant regulatory systems, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The revised Measures for Cybersecurity Review issued by Cyberspace Administration of China (the “CAC”) and several other administrations on December 28, 2021 (which took effect on February 15, 2022) also requires that, in addition to critical information infrastructure operators purchasing network products or services that affect or may affect national security, any “online platform operator” carrying out data processing activities that affect or may affect national security should also be subject to a cybersecurity review, and any “online platform operator” possessing personal information of more than one million users must apply for a cybersecurity review before its listing overseas. In the event a member of the cybersecurity review working mechanism is in the opinion that any network product or service or any data processing activity affects or may affect national security, the Office of Cybersecurity Review shall report the same to the Central Cyberspace Affairs Commission for its approval under applicable procedures and then conduct cybersecurity review in accordance with the revised Measures for Cybersecurity Review. In addition, on November 14, 2021, the CAC released the Regulations on Network Data Security (Draft for Comments), which clarified that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data, and if a data processor that processes personal data of more than one million users intends to list overseas, it must apply for a cybersecurity review. In addition, data processors that are listed overseas must carry out an annual data security assessment. Nonetheless, there remain substantial uncertainties with respect to the interpretation and implementation of these rules and regulations.

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Further, according to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, issued by the China Securities Regulatory Commission, or the “CSRC,” on February 17, 2023, collectively the Overseas Listing Filing Rules, if a PRC domestic company intends to complete a direct or indirect overseas (i) initial public offering and listing, or (ii) listing of its assets through a single or multiple acquisitions, share swaps, shares transfers or other means, the issuer (if the issuer is a PRC domestic company) or its designated major PRC domestic operating entity (if the issuer is an offshore holding company), in each applicable event, the reporting entity, shall complete the filing procedures with the CSRC within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). According to the Overseas Listing Filing Rules and a set of Q&A published on the CSRC’s official website in connection with the release of the Overseas Listing Filing Rules, if it is explicitly required (in the form of institutional rules) by any regulatory authority having jurisdiction over the relevant industry and field that regulatory procedures should be performed prior to the overseas listing of a PRC domestic company, such company must obtain the regulatory opinion, approval and other documents from and complete any required filing with such competent authority before submitting a CSRC filing. The reporting entity shall make a timely report to the CSRC and update its CSRC filing within three business days after the occurrence of any of the following material events, if any of them occurs after obtaining its CSRC filing and before the completion of the offering and/or listing: (i) any material change to principal business, licenses or qualifications of the issuer; (ii) a change of control of the issuer or any material change to equity structure of the issuer; and (iii) any material change to the offering and listing plan. Once listed overseas, the reporting entity will be further required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to the CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or relevant competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with the CSRC within three business days thereafter.

The Overseas Listing Filing Rules came into effect on March 31, 2023 and there remain substantial uncertainties with respect to its interpretation and implementation. Based on the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by the CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on the CSRC’s official website, which are in connection with the release of the Overseas Listing Filing Rules, the CSRC clarifies that (i) on or prior to the effective date of the Overseas Listing Filing Rules, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (ii) a transition period until September 30, 2023 will be granted to domestic companies which have already obtained the approval from overseas regulatory authorities or stock exchanges but have not completed the indirect overseas listing prior to the effective date of the Overseas Listing Filing Rules; if domestic companies fail to complete the overseas listing prior to September 30, 2023, they shall file with the CSRC according to the requirements. Based on the Overseas Listing Filing Rules, the Notice on the Overseas Listing Filing and the set of Q&A published on the CSRC’s official website, New Bowen is required to complete the filing procedures with the CSRC in connection with this Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. New Bowen has not yet submitted a filing with the CSRC with respect to the Business Combination.

As of the date of this proxy statement/prospectus, Qianzhi has not been involved in any investigations on cybersecurity review initiated by the CAC and it has not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from the CAC, CSRC or any other PRC authorities. Based on the opinion of Qianzhi’s mainland China legal counsel, Jingsh & H Y Leung, Qianzhi believes that, as of the date of this proxy statement/prospectus, the completion of the Business Combination does not require the application or completion of any cybersecurity review from PRC governmental authorities, including the CAC. However, given (i) the uncertainties with respect to the enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have significant discretion in interpreting and implementing statutory provisions in general, it cannot be assured that the relevant PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape.

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If (i) the parties do not receive or maintain any required permission, or fail to complete any required review or filing, (ii) the parties inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for the parties to obtain any permission, review or filing in the future, the parties may have to expend significant time and costs to comply with these requirements. If the parties are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, they may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and the parties’ ability to conduct business, invest into China as foreign investments or accept foreign investments, complete the Business Combination, or list on a U.S. or other overseas exchange may be restricted, and its business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, Qianzhi’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of New Bowen’s securities may significantly decline. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — ”We conduct our business in a highly regulated environment and are subject to extensive regulations in China which affect our operations, and which could result in material changes in our operations and the value of our ordinary shares,” and “— The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination of our listing under laws of mainland China. However, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to offering, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities.”

Emerging Growth Company

Following the Business Combination, New Bowen will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, the combined company has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, the combined company’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the IPO, (b) in which it has total annual gross revenue of at least US$1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

New Bowen believes it will qualify as a foreign private issuer under the Exchange Act at the first measurement period following the consummation of the Business Combination. As a result, New Bowen anticipates that it will be permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, it will not be required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. As a result, New Bowen’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. Foreign private issuers are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

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Controlled Company

Following consummation of the Business Combination, the former NewCo equityholders will beneficially own approximately 46.7% of the combined voting power of New Bowen Ordinary Shares and NewCo’s majority equityholder will beneficially own approximately 36.4% of the combined voting power of New Bowen Ordinary Shares, assuming no redemptions by the Public Shareholders of Bowen’s Public Shares, a total of 690,000 Bowen Ordinary Shares are issued upon the conversion of the Bowen Rights, the Earnout Shares have been issued, and excluding the effect of the issuance of securities in proposed PIPE Financing. However, assuming the maximum number of redemptions by the Public Shareholders of Bowen’s Public Shares (and the other assumptions remain accurate), NewCo’s majority equityholder would beneficially own 58% of the combined voting power of New Bowen Ordinary Shares and in such an event, New Bowen would be a “controlled company” as defined in the corporate governance rules of Nasdaq. For so long as New Bowen is as a controlled company under that definition, it would be permitted to elect to rely on certain exemptions from the Nasdaq corporate governance rules, including the requirements that (i) a majority of the board of directors consists of independent directors; (ii) its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities

As a result, the investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. New Bowen’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price. Please see “Risk Factors — If New Bowen meets the definition of a “controlled company” under the rules of the Nasdaq Listing Rule, it may choose to exempt from certain corporate governance requirements that could have an adverse effect on the public shareholders.”

Material U.S. Federal Income Tax Considerations

For a description of material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of Bowen Ordinary Shares and the ownership and disposition of Bowen Ordinary Shares, please see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations to U.S. Holders.”

Summary Risk Factors

The Business Combination, Qianzhi and Bowen are subject to numerous risks and uncertainties. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Relating to Qianzhi’s Business and Industry

●	If our products fail to meet the demands of our customers or to reflect the latest developments in the personal hygiene and disinfection products market, we may be unable to retain existing customers or attract new customers, and our business, financial condition and results of operations may be materially and adversely affected.

●	A significant portion of our revenue is concentrated with a small number of customers and we could be seriously harmed if these customers significantly reduced the volume of business they conduct, or cease doing business, with us.

●	We may be unable to maintain our relationships with our customers and we may fail to engage new customers.

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●	We may be compelled to undertake product recalls or other actions, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.

●	Our revenues and financial results may be adversely affected by an economic slowdown on a global scale or in any jurisdictions in which we operate.

●	Heightened tensions in international relations may adversely impact our business, financial condition, and results of operations.

●	We face intense competition in the personal hygiene and disinfection products industry from numerous competitors.

●	We are subject to cost overruns and delays, regulatory requirements, and miscalculations in capacity needs with respect to our expansion projects and our manufacturing facilities, as well as disruptions to our manufacturing facilities and those of our contract manufacturers and other suppliers.

●	Our facilities and operations may require continuous and substantial investment and upgrading.

●	We have a limited operating history and our ability to successfully commercialize products of high quality and appeal to customers at scale is unproven and still evolving.

●	We may experience net losses and may not sustain profitability in the future.

●	We rely on third-party suppliers and distributors for many of the materials utilized in our products and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products.

●	Our success depends on the continuing efforts of our senior management team and other key employees.

●	If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence in our company and the market price of our securities may be adversely affected.

●	Failure or security breach of our information technology systems may disrupt our operations.

●	Certain joint statements by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our operations.

●	Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

●	Our business plans require a significant amount of capital. In addition, our future capital needs may require us to obtain additional equity or debt financing that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

●	Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt personal hygiene products and disinfectants, which is associated with consumers’ demand for personal hygiene products and disinfectants, and adoption of new personal hygiene products and disinfectants.

Risks Relating to Doing Business in the PRC

●	Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities.

●	The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination of our listing under laws of mainland China. However, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to offering, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities.

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●	Additional Regulations under PRC Law Relating to Data Security and Confidentiality and Archives Management may subject us to additional compliance requirements in the future.

●	PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of New Bowen’s securities, including that it could cause the value of such securities to significantly decline.

●	We may be materially adversely affected if our shareholders and beneficial owners who are PRC entities fail to comply with the PRC overseas investment regulations.

●	We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

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Risks Relating to Intellectual Property, Information Technology and Legal Proceedings

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

●	If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

●	We depend on information technology to conduct our business. Any significant disruptions to our information technology systems or facilities, or those of third parties with which we do business, such as disruptions caused by cyber-attacks, could adversely impact our business.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Risks Relating to Being a Public Company and New Bowen’s Shares

●	A market for New Bowen’s Shares may not develop, which would adversely affect the liquidity and price of New Bowen’s Shares.

●	Our issuance of additional shares in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

●	New Bowen may be unable to maintain the listing of its securities on the Nasdaq Global Market in the future.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because New Bowen is incorporated under the laws of the Cayman Islands, and will conduct its operations, and its directors and executive officers reside, outside of the United States.

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●	The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what New Bowen’s actual financial position or results of operations would have been.

Risks Related to Bowen Before the Business Combination, the Business Combination and Redemptions

●	Bowen’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

●	We may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect us.

●	Public Stockholders who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

For additional detail on these and other risks, see “Risk Factors” starting on page 47 of this proxy statement/prospectus.

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) of Bowen and Qianzhi, gives effect to the transactions contemplated by the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial statements are based on the Bowen historical financial statements and Qianzhi historical financial statements as adjusted to give effect to the Business Combination and related transactions (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 gives effect to the Transactions as if they had occurred on April 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2024 gives effect to the Transactions as if they had occurred on April 1, 2023, the beginning of the earliest period presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Bowen and Qianzhi for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the combined company’s following the reverse recapitalization.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Bowen ordinary shares:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholder exercises redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that Public Shareholders holding 1,725,000 Public Shares will exercise their redemption rights for $18,561,000 of funds in the Trust Account. This redemption scenario assumes for illustrative purposes that there will be $55,676,487 left in the Trust Account assuming Public Shareholders exercise their redemption rights with respect to 1,725,000 Public Shares.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that Public Shareholders holding 5,175,000 Public Shares will exercise their redemption rights for $55,683,000 of funds in the Trust Account. This redemption scenario assumes for illustrative purposes that there will be $18,554,487 left in the Trust Account assuming Public Shareholders exercise their redemption rights with respect to 5,175,000 Public Shares.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding 6,900,000 Public Shares will exercise their redemption rights for $74,237,487 of funds in the Trust Account. The maximum redemption scenario assumes for illustrative purposes that there will be no funds left in the Trust Account assuming all Public Shareholders exercise their redemption rights with respect to all of the Public Shares.

	Pro Forma Combined
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 25% Redemptions	Scenario 3 Assuming 75% Redemptions	Scenario 4 Assuming Maximum Redemptions*
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Six Months Ended September 30, 2024
Loss for the period	$(4,606,526)	$(4,606,526)	$(4,606,526)	$(4,606,526)
Pro forma basic and diluted net loss per share	(0.26)	(0.29)	(0.37)	(0.43)
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Twelve Months Ended March 31, 2024
Loss for the period	(4,269,434)	(4,269,434)	(4,269,434)	(4,269,434)
Pro forma basic and diluted net loss per share	(0.24)	(0.27)	(0.34)	(0.40)
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2024
Total assets	82,482,361	63,748,861	26,281,861	7,554,874
Total liabilities	2,188,622	2,188,622	2,188,622	2,188,622
Total equity	$80,293,739	$61,560,239	$24,093,239	$5,366,252

* In maximum redemption scenario, with the issuance of securities in the proposed PIPE Financing of $5.0 million, Qianzhi will be in compliance with the net tangible assets requirement of Nasdaq. Without PIPE financing, the Company’s failure to maintain compliance with the net tangible assets requirement will result in termination of the Merger.

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COMPARATIVE PER SHARE DATA

The following tables set forth per share data for Qianzhi and Bowen, on a stand-alone basis and on an unaudited pro forma combined basis, as follows:

●	historical per share information of Bowen for the six months ended September 30, 2024;

●	historical per share information of Qianzhi for the six months ended September 30, 2024;

●	historical per share information of Bowen for the twelve months ended March 31, 2024;

●	historical per share information of Qianzhi for the year ended March 31, 2024; and

●	unaudited pro forma per share information of New Bowen for the six months ended September 30, 2024 and for the twelve months ended March 31, 2024, after giving effect to the Business Combination, assuming four redemption scenarios as follows:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholder exercises redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that Public Shareholders holding 1,725,000 Public Shares will exercise their redemption rights for $18,561,000 of funds in the Trust Account. This redemption scenario assumes for illustrative purposes that there will be $55,676,487 left in the Trust Account assuming Public Shareholders exercise their redemption rights with respect to 1,725,000 Public Shares.

●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that Public Shareholders holding 5,175,000 Public Shares will exercise their redemption rights for $55,683,000 of funds in the Trust Account. This redemption scenario assumes for illustrative purposes that there will be $18,554,487 left in the Trust Account assuming Public Shareholders exercise their redemption rights with respect to 5,175,000 Public Shares.

●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding 6,900,000 Public Shares will exercise their redemption rights for $74,237,487 of funds in the Trust Account. The maximum redemption scenario assumes for illustrative purposes that there will be no funds left in the Trust Account assuming all Public Shareholders exercise their redemption rights with respect to all of the Public Shares.

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2024. The weighted average shares outstanding and net earnings per share information for the six months ended September 30, 2024 reflect the Business Combination as if it had occurred on April 1, 2024. The weighted average shares outstanding and net earnings per share information for the twelve months ended March 31, 2024 reflect the Business Combination as if it had occurred on April 1, 2023.

This information is only a summary and should be read in conjunction with the historical financial statements of Bowen and Qianzhi and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Qianzhi and Bowen is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Qianzhi and Bowen would have been had the companies been combined during the periods presented.

			Pro Forma Combined
	Bowen	Qianzhi	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 25% Redemptions	Scenario 3 Assuming 75% Redemptions	Scenario 4 Assuming Maximum Redemptions
Book value per share as of September 30, 2024	$0.01	$79.97	$4.22	$3.56	$1.74	$0.44

For the Six months ended September 30, 2024

Weighted average shares outstanding, common stock subject to possible redemption	6,900,000
Basic and diluted net income per share, common stock subject to redemption	$0.25
Weighted average shares outstanding, common stock, non-redeemable	2,266,500
Basic and diluted net income per share, common stock, non-redeemable	$(0.03)

Basic and diluted weighted average of ordinary shares outstanding		50,000
Basic and diluted loss per share		$(22.69)

Basic and diluted pro forma weighted average shares outstanding			17,639,026	15,914,026	12,464,026	10,739,026
Basic and diluted pro forma net loss per share			$(0.26)	$(0.29)	$(0.37)	$(0.43)

For the twelve months ended March 31, 2024
Weighted average shares outstanding, common stock subject to possible redemption	4,929,508
Basic and diluted net income per share, common stock subject to redemption	$0.95
Weighted average shares outstanding, common stock, non-redeemable	2,163,434
Basic and diluted net income per share, common stock, non-redeemable	$(1.12)

Basic and diluted weighted average of ordinary shares outstanding		50,000
Basic and diluted loss per share		$(13.96)

Basic and diluted pro forma weighted average shares outstanding			17,639,026	15,914,026	12,464,026	10,739,026
Basic and diluted pro forma net loss per share			$(0.24)	$(0.27)	$(0.34)	$(0.40)

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TICKER SYMBOLS AND DIVIDEND INFORMATION

Bowen

Market Information

The Bowen Units, Public Shares and Public Rights are currently listed on Nasdaq under the symbols “BOWNU,” “BOWN” and “BOWNR,” respectively. Immediately prior to the Effective Time, the Bowen Units will automatically separate into their component securities and, as a result, will no longer trade as an independent security. Upon the Closing, the New Bowen Ordinary Shares are expected to be listed on Nasdaq under the symbol “MERA”. The Bowen Rights will automatically convert into Bowen Ordinary Shares in accordance with their terms upon consummation of the Business Combination and no longer trade.

The closing price of the Bowen Units, the Public Shares and the Public Rights on January 17, 2024, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.43, $10.36 and $0.15, respectively.

Holders of the Bowen Units, Public Shares and Public Rights should obtain current market quotations for their securities. The market price of these securities could vary at any time before the Business Combination.

Holders

As of October 22, 2024, the Record Date, there was 3 holder of record of Bowen Units, 5 holders of record of shares of Ordinary Shares and 1 holder of record of Bowen Rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Bowen Units, Ordinary Shares and Public Rights are held of record by banks, brokers and other financial institutions.

Dividends

Bowen has not paid any cash dividends to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Assuming the Business Combination is consummated, the payment of cash dividends in the future will be dependent, among other things, upon New Bowen’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination as well as compliance with the Proposed Charter and the Cayman Companies Act. The ability of New Bowen to declare dividends may also be limited by the terms of financing or other agreements entered into by New Bowen from time to time, as well as any foreign regulations that may restrict the payment of dividends in the future.

Qianzhi

Market Information

Qianzhi is a privately-held corporation and none of its securities are publicly traded.

Holders of Ordinary Shares

As of October 22, 2024, the Record Date, there were 21 holders of record of Shares of Qianzhi.

Dividends

There is no public market for Qianzhi’s equity securities. Qianzhi has not paid any cash dividends on its stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Following completion of the Business Combination, New Bowen’s Board of Directors will consider whether or not to institute a dividend policy. It is presently intended that New Bowen retain its earnings for use in business operations and accordingly, we do not anticipate New Bowen’s Board of Directors declaring any dividends in the foreseeable future.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, New Bowen’s and Qianzhi’s business, financial condition and results of operations. If any of the events described below occur, New Bowen’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of New Bowen’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and are based on certain assumptions made by New Bowen and Qianzhi, which later may prove to be incorrect or incomplete. New Bowen and Qianzhi may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party or on the Business Combination. Therefore, you are encouraged to perform your own investigation with respect to the businesses of New Bowen and Qianzhi.

In this section, “Qianzhi,” “we,” “us” or “our” refer to Qianzhi and its subsidiaries.

Risks Related to Qianzhi’s Business and New Bowen After the Business Combination

Risks Relating to Qianzhi’s Business and Industry

If our products fail to meet the demands of our customers or to reflect the latest developments in the personal hygiene and disinfection products market, we may be unable to retain existing customers or attract new customers, and our business, financial condition and results of operations may be materially and adversely affected.

The personal hygiene and disinfection products market is characterized by rapid technological development and continual introduction of new models. As a specialized manufacturer of hygiene and disinfection products, our future success depends largely on (i) our ability to continually update and launch new products that can be used in updated or new product offerings from time to time, (ii) the number of customers using our products and (iii) the price that they are willing to pay for our products. If our products fail to meet customer demands in terms of product quality and functionality or to respond to the latest developments in the personal hygiene and disinfection products market, we may not be able to maintain our existing customer base or attract new customers. In addition, we may not be able to maintain the current selling prices of our products. Some factors that may affect our ability to meet customer demands and to attract customers include: our ability to (i) develop or acquire the necessary technical know-how to design and manufacture new products and enhance or adapt existing products to respond to changes in market trends and customer demands, (ii) manage our growth while maintaining the consistency of our product quality, and (iii) promote our products to a broader base of prospective customers. If we are unable to retain existing customers and continue to attract new customers to use our products and to increase their spending with us, our business, financial condition and results of operations may be materially and adversely affected.

New products and product line extensions may not gain widespread customer acceptance, may be otherwise discontinued, or cause sales of existing products to decline.

Our future performance and growth depend on our ability to successfully identify, develop and introduce new products, product line extensions and products in adjacent categories to our current products, and anticipate changes in consumer preferences. In addition, largely due to consumer preferences and market dynamics affecting some of our skincare products, we believe it is necessary to periodically refresh our product line to sustain brand awareness by adjusting our skincare products to include additional attributes and/or enhancing our packaging. Accordingly, we believe it is important to frequently and timely introduce innovative new product features and packaging to the marketplace. Additionally, we base our purchasing decisions for prepackaged food products on our assessment of customer preferences and if we do not accurately make such decisions, we may not be able to resell such products. The successful development and introduction of new products involves substantial research, development, marketing and promotional expenditures, which we may be unable to recover if the new products do not gain widespread market acceptance. New product development and marketing efforts, including efforts to enter markets or product categories in which we have limited or no prior experience, have inherent risks. These risks include product development or launch delays, competitor actions, regulatory approval hurdles and the failure of new products and line extensions to achieve anticipated levels of market acceptance. In addition, sales generated by new products could result in an associated decline in sales of existing products.

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Each year, we seek to introduce new products across the majority of our brands. However, there is no assurance that our new products will be able to gain or maintain widespread acceptance. Success in launching new products is also dependent on our ability to deliver effective and efficient marketing in an evolving media landscape (including digital), which is subject to dynamic and increasingly restrictive privacy requirements. If product introductions are not successful, costs associated with these efforts may not be fully recouped and our net earnings or margins could be adversely affected. From time to time, we may need to discontinue certain products and product lines, which can result in returns from customers, asset write-offs and shutdown costs. We may suffer similar adverse consequences in the future to the extent we discontinue products that do not meet retailer or consumer expectations or no longer satisfy consumer demand.

We rely on the policies of our key retailer customers.

Larger and increasingly consolidated retailers have growing influence, and have sought to obtain lower pricing, special packaging inventory practices, logistics or other changes to the customer-supplier relationship as a result of this influence. To the extent we provide concessions or better trade terms to those customers, our profit margins are reduced. Further, if we are unable to effectively respond to the demands of our customers, these customers could reduce their purchases of our products and increase their purchases of products from competitors. Reductions in inventory by our customers, including as a result of consolidation in the retail industry, or these customers managing their working capital requirements, could result in reduced orders for our products and adversely affect our results of operations and cash flows for financial periods affected by such reductions.

Protracted unfavorable market conditions may cause many of our customers to more critically analyze the number of brands they sell, and reduce or discontinue certain of our product lines, particularly those products that were not number one or two in their category.

In addition, private label and retail-branded products sold by retail trade chains are typically sold at lower prices than branded products. As consumers look for opportunities to decrease discretionary spending, our customers may discontinue or reduce distribution of some of our products to encourage those consumers to purchase the customers’ less expensive and, in some cases, more profitable services or private label and retail-branded products.

A significant portion of our revenue is concentrated with a small number of customers and we could be seriously harmed if these customers significantly reduced the volume of business they conduct, or cease doing business, with us.

Our major customers are cosmetics retailers, beauty salons and health care centers. For the six months ended September 30, 2024, one customer accounted for 16.6% of our total revenue. For the six months ended September 30, 2023, two customers accounted for 31.8% and 11.8% of our total revenue, respectively. For the fiscal years ended March 31, 2024 and 2023, one customer accounted for 11.5% and 11.2%, respectively, of our total revenue. Further, our top 10 customers aggregately accounted for 52.3% and 75.6% of the total revenue for the six months ended September 30, 2024 and 2023, respectively. Our top 10 customers aggregately accounted for 42.6% and 35.3% of the total revenue for the years ended March 31, 2024 and 2023, respectively. Our dependence on a small number of larger customers could expose us to the risk of substantial losses if a single large customer stops purchasing our products, purchases fewer of our products or goes out of business and we cannot find substitute customers on equivalent terms. If any of our significant customers reduces the quantity of the products they purchase from us or stops purchasing from us, our net revenues would be materially and adversely affected.

We may be unable to maintain our relationships with our customers and we may fail to engage new customers.

Although we have multiple long-term sales agreements with certain of our customers, such agreements do not require our customers to purchase firm quantities of our products and our customers must make discrete sales orders for us to generate sales revenues under these agreements. We may not be able to obtain new purchases with our customers as they may choose to enter into arrangements with our competitors, who may offer them access to a stronger product portfolio or more favorable economic terms. Accordingly, our customers could reduce their purchasing levels or cease buying products from us at any time and for any reason. If we lose a significant customer or if sales of our products to a significant customer materially decrease, it could have a material adverse effect on our business, financial condition and results of operations. In addition, there can be no assurance that we would be able to develop new relationships with additional customers, in order to expand our sales network.

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We have grown rapidly and expect to continue to expand our business in the future. If we fail to manage our growth or execute our growth strategies, our business and results of operations may be materially and adversely affected.

In the past few years, we experienced steady growth. Going forward, we expect to continue to expand our business and geographic coverage. We may not succeed in executing our growth strategies due to a number of factors, such as:

●	We may fail to develop products which respond to market changes and meet customers’ demands and other factors;

●	We may not be successful to effectively market our products in new markets or promote new products in existing markets; and

●	We may fail to achieve the benefits we expect from our expansion.

If we fail to successfully execute our growth strategies, our business, financial performance and prospects may be materially and adversely affected. In addition, our past performance and is not necessarily indicative of our financial condition, results of operations and changes in liquidity and capital resources in the future.

We may not be able to maintain or increase the selling prices of our products.

Our results of operations are affected by the pricing of our products. For ODM products and white-label products, we generally price our products on the basis of a cost-plus calculation of the costs involved in manufacturing, and with reference to the prevailing market prices. For new ODM products, we generally review and adjust our price list every month. Our ability to offer competitive prices and launch new products and technologies quickly after the original-brand products and technologies are being released are critical factors, among other factors, in securing orders from our customers. We are generally able to maintain current pricing strategies for our products as a result of our localized operation and ancillary services provided to customers including drop ship service, private labeling and customized packing services. We generally set our retail price based on our base selling prices, marketing expenses, fees paid to joint distributors, different brand positioning and prices of competing products. If for any reason market perception of us should change for the worse, we may not be able to maintain or increase the selling prices of our products, which would have a material and adverse effect on our business, financial condition and results of operations.

Our raw material purchase prices are subject to fluctuation, and we could face shortage in supply of our raw materials.

Our cost of inventory sold mainly consist of the raw materials used in our production. Our cost of inventory sold accounted for approximately 5% of our total cost of sales for the fiscal years ended March 31, 2024 and 2023. Depending on the market supply and demand conditions, prices of our raw materials fluctuate and are influenced by the economic growth in the PRC, the prevailing prices of the global market and the availability of such raw materials, all of which are beyond our control. A significant volatility in the price levels of our raw materials could increase our cost of sales and adversely affect our profit margin. We have not hedged against changes in commodity prices, and we do not intend to enter into such hedges in the future. We expect that our raw materials prices will continue to fluctuate and be affected by the factors stated above in the future. As such, an increase in the prices of our raw materials, inability to pass on or delay in passing on any increase in our costs of raw materials to our consumers or inability to identify and source from alternative suppliers may have a significant impact on our profit margin and our profitability. We do not have long-term contractual arrangements with our third-party suppliers. If all or a significant number of our suppliers for any particular raw material and/or packaging material are unable or unwilling to meet our production requirements, or if we are unable to obtain raw materials in quantities and of the quality we require at commercially reasonable prices, our production volume, product quality or profitability may deteriorate and we could suffer shortages or significant cost increases which in turn may have a material adverse impact on our business, financial condition and results of operations.

Any interruption in the normal operations of our warehouses may have an adverse impact on our ability to fulfill orders from our customers and business operations.

Our ability to fulfill customer orders on a timely basis is critical to our business operations and depends on the smooth operation of our warehouses. If we do not operate our warehouses well, it could result in delay in fulfilling customer orders, excess or insufficient fulfillment capacity, an increase in costs, decrease in gross profit margin, or harm our reputation and relationships with our customers.

In addition, our warehouses may be vulnerable to damage caused by fire, floods, power outages, telecommunication failures, break-ins, earthquakes, human error and other events. Our warehouse management system could also be subject to errors or flaws, which could adversely impact the normal operation of our warehouses and our ability to record inventory or fulfill orders on an accurate and efficient manner. Any occurrence of the foregoing risks could have a material adverse impact on our business, financial conditions and results of operations.

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We may be compelled to undertake product recalls or other actions, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.

As of the date of this proxy statement/prospectus, no products sold or distributed by us have been recalled. If our products are subject to recalls in the future, we may be subject to adverse publicity, damage to our brand, and liability for costs. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our products, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, financial condition, results of operations, and growth prospects.

Our revenues and financial results may be adversely affected by an economic slowdown on a global scale or in any jurisdictions in which we operate.

The success of our business ultimately depends on consumer spending. Our revenues and financial results are impacted to a significant extent by economic conditions globally and in any jurisdictions we operate. The global macroeconomic environment is facing numerous challenges. Any slowdown could significantly reduce domestic commerce in jurisdictions we operate, including through the hygiene and disinfection products market generally and through us. In addition, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. The conflicts in Ukraine and the imposition of broad economic sanctions on Russia could raise energy prices and disrupt global markets. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Economic conditions in jurisdictions we operate may be sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in specific jurisdiction. Any severe or prolonged economic slowdown globally and in any jurisdictions, we operate may materially and adversely affect our business, results of operations, and financial condition.

A continued change in the retail environment and changing consumer preferences could cause our sales to decline.

Despite increasing industry shifts to e-commerce, sales of our products and services remain highest in the traditional mass merchandiser and retail stores. However, alternative retail channels, including direct to consumer, e-commerce retailers, hard discounters, subscription services and buying clubs, have become more prevalent and the volume of consumer products that are sold through such alternative retail channels is continuing to increase. In addition, a growing number of alternative sales channels and business models, such as niche brands, native online brands, private label and store brands, direct-to-consumer brands and channels and discounter channels, have emerged in the markets we serve. In particular, the growing presence of, and increasing sales through, e-commerce retailers have affected, and may continue to affect, consumer behavior or preferences (as consumers increasingly shop online and via mobile and social applications) and market dynamics, including any pricing pressures for consumer goods as retailers face added costs to build their e-commerce capacity. Further, consumer preferences continue to evolve due to a number of factors, including fragmentation of the consumer market and changes in consumer demographics, including the aging of the general population and the emergence of Millennials and Generation Z who have different spending, consumption and purchasing habits; evolving consumer concerns or perceptions regarding ESG practices of manufacturers, including, packaging materials, such as plastic packaging, and their environmental impact; greenhouse gas emissions; waste disposal practices; a growing demand for natural or organic products and ingredients; changing consumer sentiment toward non-local products or sources among different demographic groups; evolving consumer concerns or perceptions regarding the effects of ingredients or substances present in certain consumer products; reduced brand loyalty; and concerns regarding human capital practices, including DEI.

Any significant changes in consumer preferences or behavior could materially and negatively impact demand for our products and services and, in turn, our net sales and results of operations. Consumer preferences are also influenced by the perception of our brand images or those of our products, the success of advertising and marketing campaigns, our ability to engage with consumers in the manner they prefer, including through the use of digital media or assets, and the perception of our advertising content, use of social media and extent of engagement in political and social issues. If we are not successful in adapting to changing consumer preferences and market dynamics or expanding sales through alternative retail channels, our business, financial condition and results of operations may be negatively impacted.

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Heightened tensions in international relations may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China and the conflict between Russia and Ukraine. These tensions have affected both diplomatic and economic ties. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities among major economies. Sanctions may create supply constraints and drive inflation. The existing tensions and any further deterioration in international relations may have a negative impact on the general, economic, political, and social conditions and adversely impact our business, financial condition, and results of operations.

The U.S. government has made statements and taken certain actions that may lead to changes in U.S. and international trade policies towards China. In January 2020, the “Phase One” agreement was signed between the United States and China on trade matters. However, it remains unclear what additional actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the United States, tax policy related to international commerce, or other trade matters. Any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact the competitive position of our products and services or prevent us from selling products in certain countries.

Likewise, we are monitoring policies in the United States that are aimed at restricting U.S. persons from investing in or supplying certain Chinese companies. The United States and various foreign governments have imposed controls, license requirements and restrictions on the import or export of technologies and products (or voiced the intention to do so). For instance the U.S. government may potentially impose a ban prohibiting U.S. persons from making investments in or engaging in transactions with certain Chinese companies. Chinese companies may have to limit and reduce their research and development and other business activities, or cease conducting transactions with parties, in the United States and other countries that impose export controls or other restrictions. Like other Chinese companies, our business, financial condition and results of operations could be adversely affected as a result.

The conflict between Russia and Ukraine has, and is likely to continue to, generate uncertain geopolitical conditions, sanctions, and other potential impacts on the global economic activities. While we do not have substantial operations in these areas or any direct suppliers (i.e., Tier 1 supplier) from these areas, there is no guarantee that these geopolitical tensions will not cause reduce levels of trade, investments and technological exchanges, or result in disruption to our global economic activities and supply chains, which in turn may have an adverse impact on our business and results of operations.

We face intense competition in the personal hygiene and disinfection products industry from numerous competitors.

We face intense competition in the markets in which we operate and many of our competitors may have substantially greater financial resources, product development capabilities or better products quality than we have and may be able to respond more effectively to changing business and economic conditions than we can. They may leverage their financial strength to improve their production and marketing capabilities, diversify their product portfolio, develop effective substitutes for our products, locate their production facilities in strategic locations and recruit experienced management personnel. Competition in these markets is based on the introduction of new products, pricing of products, quality of products and packaging, brand awareness, perceived value and quality, innovation, in-store presence and visibility, promotional activities, advertising, editorials, and other activities. We must compete with a high volume of new product introductions and existing products by diverse companies across several different distribution channels.

Our competitors may attempt to gain market share by offering products at prices at or below the prices at which our products are typically offered, including through the use of large percentage discounts and “buy one and get one free” offers. Competitive pricing may require us to reduce our prices, which would decrease our profitability or result in lost sales. Our competitors, many of whom have greater resources than we do, may be better able to withstand these price reductions and lost sales. We cannot assure you that we will be able to react to and match the business development of our competitors in a timely manner or at all. We also cannot assure you that our competitors will not actively engage in activities designed to undermine our brands and product quality or to influence consumer confidence in our products. In addition, new competitors may seek to enter or expand into our industry.

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It is difficult for us to predict the timing and scale of our competitors’ activities in these areas or whether new competitors will emerge. Our ability to compete also depends on the continued strength of our brand and products, the success of our marketing, innovation and execution strategies, the continued diversity of our product offerings, the successful management of new product introductions and innovations, strong operational execution, including in order fulfillment, and our success in entering new markets and expanding our business in existing geographies. If we are unable to compete effectively with our competitors or if we fail to remain competitive, it could materially and adversely affect our business, financial condition and results of operations.

We are subject to cost overruns and delays, regulatory requirements, and miscalculations in capacity needs with respect to our expansion projects and our manufacturing facilities, as well as disruptions to our manufacturing facilities and those of our contract manufacturers and other suppliers.

From time to time, we initiate planned and unplanned expansion projects with respect to our facilities and those of our contract manufacturers and other suppliers which are subject to risks of, and we have from time to time experienced, delay or cost overruns resulting from numerous factors, including the following: shortages of equipment, materials or skilled labor; work stoppages; unscheduled delays in the delivery of ordered materials and equipment; unanticipated cost increases; difficulties in obtaining necessary permits or in meeting permit conditions; difficulties in meeting regulatory or quality requirements or obtaining regulatory approvals; availability of suppliers to certify equipment for existing and enhanced regulations; design and engineering problems; failure or delay of third party service providers; and civil unrest, labor disputes, natural disasters and pandemics. If we were to experience delays or cost overruns in the future it could result in product allocation and retailer frustration, the loss of a significant customer or customers and the material decrease of the sales of one or more of our products. In addition, we could miscalculate our anticipated capacity needs in any of our categories, including as a result of meeting the anticipated demand of our customers, or expansion into new product lines or into new markets.

Additionally, the supply of our products depends on the uninterrupted efficient operation of our manufacturing facilities and those of our contract manufacturers and other suppliers and our ability to meet customer service levels. The manufacturing of certain of our products is concentrated in one or more of our plants, contract manufacturers or other suppliers, with limited alternate qualified facilities available. Many of our manufacturing processes and those of our contract manufacturers and other suppliers are complex and present difficult technical challenges to obtain the manufacturing yields necessary to operate profitably and may require complex and specialized equipment which can be expensive to repair or replace with required lead times of up to a year.

Any event that disrupts or otherwise negatively impacts manufacturing facilities, manufacturing systems or equipment, or contract manufacturers or other suppliers could result in the delivery of inferior products or our ability to meet customer requirements or service levels.

We may experience delays or interruptions in the shipments of our products due to factors outside of our control, and such delays or interruptions could lead to lost revenue and customer satisfaction.

We rely on third-party shipping companies and their services to transport our products to our warehouses and customers. Such services could become disrupted by adverse weather conditions, natural disasters, ground logistics issues, and other interruptions. Any delays in shipping services could result in untimely delivery of our products or provision of our services to our customers. If we are unable to deliver our products or provide our services in a timely manner, our revenues could be negatively impacted and our reputation with our customers could suffer, resulting in materially adverse impact to our business operations, financial position, and results of operations.

Our performance depends on favorable labor relations with our employees. Any deterioration in these relations or a shortage of labor or a rise in labor costs may have an adverse effect on our operating results.

Our manufacturing process is labor intensive and relies heavily on know-how and experience of our employees. As result, we rely on a significant number of skilled workers and other personnel to support our product development and manufacturing processes. Our success is dependent on our ability to hire, train, retain and motivate our employees. If our employees are not satisfied with what we offer, such as remuneration package or working environment, we may not be able to retain them, or to replace them with personnel of appropriate skill set at comparable costs. In such event or in the event that the regions near our production facilities do not have a sufficiently sizable labor force, we may need to expend additional resources to attract and recruit suitable employees. Favorable labor relations are essential to our performance, and any material increase in our labor costs may have an adverse effect on our results of operations.

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Our current insurance policies do not provide adequate levels of coverage against claims we may incur, and in the case of an uninsured or underinsured claim we would be required to bear the costs of repair and recovery and/or potential liability for a wide variety of perils to which our business is exposed.

We maintain various insurance policies to safeguard against certain risks and unexpected events, including product liability insurance for our product lines as well as certain of the pre-packaged foods we purchase from other suppliers. However, we do not have general liability insurance coverage which covers all risks of physical loss, destruction or damage to our production facilities, the inventory of our products and our fixed assets for our other subsidiaries, nor do we maintain property insurance, business disruption insurance or cyber-security insurance or insurance against breaches or loss of data or personal private information of our customers. Accordingly, our insurance coverage is insufficient to protect us against various types of losses that we may incur in operating our business. Further, there are certain types of losses, such as losses from war, acts of terrorism, outbreak of diseases, earthquakes, typhoons, flooding and other natural disasters, for which we cannot obtain insurance at a reasonable cost or at all. See “INFORMATION ABOUT NEWCO AND QIANZHI – Insurance”. If we experience events for which we are not insured, we would incur the resulting financial losses, and such losses may be substantial, particularly if our products and services are found to cause widespread injury, illness or death. Moreover, our insurance policies may include financial limits with respect to the losses from events for which we are insured. The absence of insurance protection places our company at risk of incurring substantial costs and expenses for repair, recovery, and potential legal liabilities in the event of unforeseen events. If we experience uninsured losses or losses in excess of our insurance coverage, it could materially and adversely affect our business, financial condition and results of operations.

Our business is dependent on the continuous operation of our production facilities.

Our major production facility is located in Ezhou of Hubei Province in the PRC. Our facilities are subject to operational risks, such as the breakdown or failure of our major equipment, power supply or maintenance, performance below expected levels of output or efficiency, obsolescence, labor disputes, natural disasters, industrial accidents and the need to comply with the directives of relevant government authorities. Where events that limit our ability to operate our facilities occur, we may need to incur substantial additional expenses to repair or replace the damaged equipment or facilities. The temporary closing down of our production facilities would severely affect our daily production and business operation. If our production facilities were to be temporarily closed down, our ability to manufacture and supply products and ability to meet delivery obligations to our customers would be significantly disrupted, and our relationships with our customers could be damaged, which could materially and adversely affect our business, financial condition and results of operations. In order to conduct maintenance, statutory inspections and testing, we may carry out planned shutdowns from time to time. We may also shut down production lines from time to time to allow for capacity expansion and equipment upgrades. Although we take precautions to minimize the risk of any significant operational problems at our facilities, our business, financial condition and results of operations may be adversely affected by any disruption of operations at our facilities, whether caused by any of the factors mentioned above or otherwise.

Our facilities and operations may require continuous and substantial investment and upgrading.

We have continued to invest and upgrade our production facilities to improve our production capabilities, increase our production lines, enhance the quality of our products, and increase the automation and cost-effectiveness of our products. Our research and development team develops new products and optimizes our existing products, and we require substantial investment and upgrading to apply these research results and to expand our production capacity and enhance our automation processes. If our investment and upgrading costs are higher than anticipated, or our business does not develop as anticipated to appropriately utilize new or upgraded facilities, our costs and financial performance could be negatively affected.

Our production facilities may be unable to maintain efficiency, encounter problems in ramping up production or otherwise have difficulty meeting our production requirements.

Our future growth will depend upon our ability to maintain efficient operations at our existing facilities and our ability to expand our facility as needed. The current utilization of our factory and warehouse at Ezhou City, Hubei Province has been steadily increasing and is already close to full capacity. During the fiscal years ended March 31, 2024 and 2023, we increased our production capacity by installing additional production lines in our existing factory and implementing automation to our existing production lines. In order to meet our customers’ demands and advancements in technology, we maintain our production facilities on a regular basis. If we are unable to maintain our production facilities’ efficiency, we may be unable to fulfill our purchase orders in a timely manner, or at all. This could have a negative impact on our business and results of operations.

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We have a limited operating history and our ability to successfully commercialize products of high quality and appeal to customers at scale is unproven and still evolving.

Our current business structure is the product of a reorganization of multiple operating businesses that occurred in 2023. Qianzhi was founded in 2007 but our other operating subsidiaries were incorporated in 2019. Accordingly, there is limited historical basis for making judgments on the demand for our products and services or our ability to develop and commercialize products, or our profitability in the future. It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business.

The sustainability of our business depends, in large part, on our ability to timely execute our plan to develop, market and distribute high quality products that appeal to customers. Due to our limited operating experience, we cannot assure you that we will be able to achieve our targeted production volumes \on a timely basis, or at all. Our ability to achieve our targeted production volume are and will be subject to risks, including with respect to:

●	delays in product development

●	lack of necessary funding;

●	delays or disruptions in our supply chain;

●	quality control deficiencies;

●	inability to adapt to changing market conditions and manage growth effectively;

●	noncompliance with environmental, workplace safety, and relevant regulations; and

●	cost overruns.

Furthermore, we rely on third-party suppliers for the provision of many of the materials used in our products. To the extent our suppliers experience any difficulties in providing us with or developing necessary materials, we could experience delays distributing products. Any delay in the development and distribution of our products or provision of our services could subject us to customer complaints and materially and adversely affect our reputation, demand for our products, and our growth prospects. Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

We may experience net losses and may not sustain profitability in the future.

We cannot ensure that we will obtain sufficient levels of sales to sustain our growth or maintain profitability in the future. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase accordingly. In particular, Qianzhi intends to continue to incrementally expand its sales and marketing efforts to drive growth. We also expect to incur additional costs as we introduce new products to the market. Qianzhi will also face increased compliance costs associated with growth, the expansion of its customer base and being a public company. Our efforts to grow our business may be costlier than expected, and we may not be able to increase our revenue enough to offset our increased operating expenses. Qianzhi may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications and delays, and other unknown events. If we are unable to sustain profitability, the value of our business and ordinary shares may significantly decrease.

We may require additional liquidity to implement our growth plans and are evaluating strategies to ensure we have access to the required funding for future operations. These strategies may include, but are not limited to: (a) external financing in conjunction with the Business Combination, obtaining additional loans from banks or related parties, and raising external capital, though there is no assurance that we will be successful in obtaining such additional liquidity on terms acceptable to us, if at all; or failing that, (b) a business plan to increase revenue and control operating costs and expenses to generate adequate positive operating cash flows and optimize operational efficiency to improve our cash flow from operation. The feasibility of such plans are contingent upon many factors out of our control, and are difficult to predict. We may seek additional equity or debt financing in the future to satisfy capital requirements, respond to adverse developments or changes in our circumstances or unforeseen events or conditions, or fund organic or inorganic growth. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. In the event that additional financing is required from third party sources, we may not be able to raise it on acceptable terms or at all, and there could be potential significant negative impact on our ability to continue its operations.

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The pressure on us to generate positive cash flow may be further exacerbated by our contractual obligations, including capital commitments, operating lease commitments, borrowings, and debts. We expect to continue to invest in the design and testing of new products and research and development to further expand our business. These investments may not result in revenue increases or positive net cash flow on a timely basis, or at all. We may not generate sufficient revenues and may incur substantial losses for a number of reasons, including lack of demand for our products, increasing competition, and other risks discussed herein, and we may incur unforeseen expenses, or encounter difficulties, complications, or delays in deriving revenues or achieving profitability.

We rely on third-party suppliers and distributors for many of the materials utilized in our products and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products.

We use multiple third-party suppliers to source many of the raw materials used in our products, the cosmetics used in our SDRA product line, packaging for our products, and the pre-packaged food and beverage products we sell to certain customers. Our success depends upon our ability to enter into new supplier agreements and maintain our relationships with suppliers who are critical and necessary to the output and production of our products. We rely on suppliers to provide key ingredients for our products. While we try to obtain supplies from multiple sources whenever possible, we may need to purchase our supplies from a single source, which exposes us to the risk of delivery failure. The ability of these third parties to supply and manufacture our products may be affected by competing orders placed by other customers and the demands of those customers. If we experience significant increases in demand or need to replace a significant number of existing suppliers, there can be no assurance that additional supply capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier will allocate sufficient capacity to us in order to meet our requirements. Agreements may also contain pricing provisions that are subject to adjustment based on changes in market prices of key commodities. Substantial increases in the prices for such materials, whether due to supply chain or logistics issues or due to inflation, would increase our operating costs and could reduce our margins if it cannot recoup the increased costs. Any attempts to increase the announced or expected prices of our products in response to increased costs could be viewed negatively by our customers or potential customers and could adversely affect our business, prospects, financial condition, and results of operations. Furthermore, qualifying alternate suppliers or developing our own replacements may be time consuming and costly.

In addition, quality control problems, such as the use of ingredients and delivery of products that do not meet our quality control standards and specifications or comply with applicable laws or regulations, could harm our business. These quality control problems could result in regulatory action, such as products of inferior quality or product stock outages or shortages, harming our sales and creating inventory write-downs for unusable products. We are also subject to the risk of supply chain disruptions. Any disruption in the supply of materials and ingredients, could temporarily disrupt production of our products until an alternative supplier is fully qualified by us or is otherwise able to supply us the required material. There can be no assurance that our business, financial condition, and results of operations will not be materially and adversely affected by future supply chain disruptions. There can be no assurance that we would be able to successfully retain alternative suppliers or supplies on a timely basis, on acceptable terms or at all. Changes in business conditions, force majeure, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver raw materials or finished goods to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition, and prospects.

Supplier agreements may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If the suppliers become unable to provide, or experience delays in, providing necessary supplies, or if the supplier agreements we have in place are terminated, it may be difficult to find replacement materials. Changes in business conditions, pandemics, governmental changes, and other factors beyond our control or that we do not presently anticipate could affect our ability to receive components or technology from our suppliers. We have also outsourced significant portions of our distribution process to third-party service providers. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices we expect, or the costs and disruption incurred in changing these outsourced functions to being performed under our management and direct control or that of a third-party, may have a material adverse effect on our business, financial condition and results of operations. Upon expiration of these existing agreements, we may not be able to renegotiate the terms on a commercially reasonable basis, or at all. Further, our third-party suppliers and distributors may:

●	have economic or business interests or goals that are inconsistent with ours;

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●	take actions contrary to our instructions, requests, policies or objectives;

●	be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet our production deadlines, quality standards, pricing guidelines and product specifications, and to comply with applicable regulations, including those regarding the safety and quality of products and ingredients;

●	have financial difficulties;

●	encounter raw material or labor shortages;

●	encounter increases in raw material or labor costs which may affect our procurement costs;

●	engage in activities or employ practices that may harm our reputation; and

●	work with, be acquired by, or come under control of, our competitors.

The occurrence of any of these events, alone or together, or the termination of any agreements with our suppliers, could have a material adverse effect on our business, financial condition and results of operations. In addition, such problems may require us to find new third-party suppliers or distributors, and there can be no assurance that we would be successful in finding third-party suppliers or distributors meeting our standards of innovation and quality. The management and oversight of the engagement and activities of our third-party suppliers and distributors requires substantial time, effort and expense of our employees, and we may be unable to successfully manage and oversee the activities of our third-party suppliers and distributors. If we experience any supply chain disruptions caused by our inability to locate suitable third-party suppliers, or if our raw material suppliers experience problems with product quality or disruptions or delays in the manufacturing process or delivery of the finished products or the raw materials or components used to make such products, our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to adequately control the costs associated with our operations.

We have devoted significant capital to developing and growing our business, including developing our product line and expanding our marketing, sales and distribution network. We expect to further incur significant costs that will impact our profitability, including research and development expenses as we roll out new products, expand production, selling and distribution expenses as we continue to build our brand and market our products, and additional costs associated with being a public company. Furthermore, currency fluctuations, tariffs or shortages and other economic or political conditions may result in significant increases in freight charges and raw material costs. Our ability to become profitable in the future will not only depend on our ability to successfully market our products but also to control our costs. If we are unable to develop, market, sell, and distribute our products, or if the manufacturing of our products could not be conducted in a cost-efficient manner, our margins, profitability, and prospects would be materially and adversely affected.

Our results of operations may vary significantly from period to period due to fluctuations in our operating costs.

Our results of operations may vary significantly from period to period due to many factors, including our operating costs, which we anticipate will increase significantly in future periods as we, among other things, design and develop new products and improvements to our existing products, build and equip new manufacturing facilities and/or seek to expand our manufacturing capacity through third parties, increase our sales and marketing activities, and increase our general and administrative functions to support our growing operations. As a result of these factors, we believe that period-to-period comparisons of our results of operations may not necessarily be meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our results of operations may not meet expectations of equity research analysts or investors. If this occurs, the trading price of our securities could fall substantially either suddenly or over time.

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Because we operate our offices and warehouses on leased properties, we may not be able to control rental cost, quality, maintenance and management of these offices and warehouses, nor can we ensure we will be able to renew or find suitable premises to replace our existing offices and warehouses in the event our landlords refuse to renew the relevant lease agreements upon their expiration.

We lease the premises used as offices in Shenzhen, Guangdong Province in the PRC and from an independent third party. We also lease premises used as factory and warehouses in Ezhou City, Hubei Province. See “Business — Facilities”. Such premises and facilities were developed and/or maintained by our landlords. Accordingly, we are not in a position to effectively control the quality, maintenance and management of such premises and facilities. In the event the quality of the premises and facilities deteriorates, or if any or all of our landlords fail to properly maintain and renovate such premises or facilities in a timely manner, or if we are unable to successfully extend or renew our leases upon expiration of the current term on commercially reasonable terms or at all, we may be forced to relocate our branches, or the rental costs may increase significantly. We compete with many other businesses for sites in certain prime locations, and some landlords may have entered into long-term leases with our competitors for these locations. As a result, we may not be able to find desirable alternative locations without incurring significant time and financial costs. If this occurs, our operations may be disrupted and our results of operations could be materially and adversely affected. We also lease premises for research and development and offices. We cannot assure you that we would be able to renew the relevant lease agreements without substantial additional costs or increases in the rental cost payable by us. If a lease agreement is renewed at a rent substantially higher than the current rate, or currently existing favorable terms granted by the lessor are not extended, our business and results of operations may be adversely affected.

In addition, we did not register all of our lease agreements in the PRC with the relevant government authorities and presently one lease agreement is unregistered. Under the relevant PRC laws and regulations, we may be required to register and file with the relevant government authority executed leases. While the lack of registration will not affect the validity and enforceability of the lease agreements, a fine ranging from RMB1,000 to RMB10,000 may be imposed on the parties for each non-registered lease, in cases where the parties did not observe orders issued by relevant government authorities requiring the parties to file for registration in a specific period of time. We may be subject to an aggregate maximum penalty of RMB10,000 for the unregistered lease agreement in the PRC. We may incur additional expenses if any fines are imposed upon us, which may adversely affect our business and results of operations.

Our success depends on the continuing efforts of our senior management team and other key employees.

We depend on the continued contributions of our senior management team members and other key employees, including, in particular, our current chief executive officer and chairperson of our board of directors. Our future success also depends on our other key personnel, including financial, sales and marketing and research and development staff. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects. There is no assurance that these key personnel will not voluntarily terminate their employment with us and we do not carry, and do not intend to procure, key person insurance on any of our senior management team. If any of our senior executives or key personnel leaves us and we fail to effectively manage a transition to new personnel in the future, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected. Moreover, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, key professionals and sales staff members. All our executive officers and many key personnel are subject to the duty of confidentiality and non-competition restrictions. However, if any disputes arise between any of our senior executives or key personnel and us, there are uncertainties regarding whether we will be able to successfully pursue legal actions against these individuals because of the uncertainties of China’s legal systems and complexities of legal systems of foreign jurisdictions. Moreover, even if we succeed before a court of law, the compensation we would receive is unlikely to be sufficient to mitigate the negative impact on our business and future operations.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by third parties, and increases in expenses in integrating and realizing synergies, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these third parties suffers negative publicity or harm to their reputation from events relating to their businesses, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

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Future acquisitions may have an adverse effect on our ability to manage our business.

If appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, the diversion of resources from our existing businesses, failure to achieve expected growth by the acquired businesses, and the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses. In addition, we may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if we identify an appropriate acquisition or investment target, we may face challenges in successfully negotiating favorable terms of the acquisition or investment and financing the proposed transaction. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our shareholders. In addition, future acquisitions may require us to obtain shareholder approval and we may have to obtain approvals and clearances from relevant government authorities for such acquisitions in order to comply with any applicable laws and regulations of mainland China, which could result in increasing delay and costs, and may derail our business strategy if we fail to do so.

Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the synergies or financial results we expect. Acquisitions could result in the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. Any acquired business may be involved in legal proceedings originating from historical periods prior to the acquisition, and we may not be fully indemnified, or at all, for any damage to us resulting from such legal proceedings, which could materially and adversely affect our financial position and results of operations. If any one or more of the aforementioned risks associated with acquisitions or investments materialize, the acquisitions or investments may not be beneficial to us, which in turn may materially and adversely affect our business, financial condition, and results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence in our company and the market price of our securities may be adversely affected.

Prior to the consummation of the Business Combination, we had been a private company with limited accounting personnel and other resources with which to address our internal controls over financial reporting. Our failure to discover and address any material weaknesses or significant deficiencies in our system of internal controls over financial reporting could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Upon consummation of the Business Combination, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report beginning with our first annual report following the consummation of the Business Combination. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Failure or security breach of our information technology systems may disrupt our operations.

We increasingly rely on information technology systems to process, transmit and store information in relation to our operations. For example, all of our production facilities, production processes and inventory management systems utilize information technology to maximize efficiencies and minimize costs. Our information technology systems may be vulnerable to interruption due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hacking and other security issues. Any such interruption to our information technology systems could disrupt our operations and negatively impact our production capacity and ability to fulfill sales orders, which could have an adverse effect on our business, financial condition and results of operations.

Non-compliance with existing and future health, safety and environmental policies, laws, rules and regulations may lead to imposition of fines, penalties and other liabilities and our compliance costs may increase if health, safety or environmental protection laws become more onerous.

Our operations are subject to the health, safety and environmental policies, laws, rules and regulations of each local jurisdiction where we operate. For instance, applicable PRC laws and regulations, among other things, require manufacturers to ensure that the production plants and facilities meet the requirements of the relevant production safety laws, regulations and standards, conduct an environmental impact assessment before engaging in new construction projects, receive approval and pass environmental acceptance check before the commencement of production, pay fees in connection with activities that discharge waste materials, properly manage and dispose of hazardous substances, and impose fines and other penalties on activities that threaten or contaminate the environment. Currently, all of our production facilities are located in the PRC, but we may still be required to comply with environmental laws in relation to waste discharge of countries where we operate our warehouses. For instance, in European Union countries, we may be subject to stricter environmental laws and regulations, including specific requirements regarding methods and location for waste discharge and disposal of hazardous substances.

Any violation of applicable health, safety and environmental policies, laws, rules or regulations may result in orders of corrections, fines, shutdown of production and obligation to take corrective measures. In addition, any violation which is criminal in nature may result in criminal sanctions. Moreover, violations of health, safety and environmental policies, laws, rules and regulations or other related incidents may result in our liabilities to third parties. Consequently, any non-compliance incidents could materially and adversely affect our business, financial condition and results of operations.

Further, there can be no assurance that any local government will not change existing laws or adopt more stringent practices as to the enforcement of health, safety and environmental regulations. Due to the uncertainty of regulatory developments and interpretation of laws and regulations, and the amount of related expenditures we may need to incur beyond those currently anticipated, we also cannot assure you that we will be in full compliance with the health, safety and environmental regulations at all times. If such costs become prohibitively expensive, we may be forced to adjust, limit or cease certain aspects of our business operations.

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Certain joint statements by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our operations.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the Holding Foreign Companies Accountable Act, including the listing and trading prohibition requirements described above. In May 2021, the PCAOB issued for public comment a proposed rule related to the PCAOB’s responsibilities under the Holding Foreign Companies Accountable Act, which, according to the PCAOB, would establish a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB in September 2021, pending the final approval of the SEC to become effective.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of New Bowen and the prohibition of trading in its securities if the PCAOB is unable to inspect its accounting firm at such future time.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of its financial statements.

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Our auditor, Simon & Edward, LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this proxy statement/prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Rowland Heights, California, and it is subject to PCAOB inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to the closing of Business Combination and there is no assurance whether Nasdaq or regulatory authorities would apply additional and more stringent criteria us since we are an emerging growth company and our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, as amended, will prohibit trading in its securities, and, as a result, an exchange may determine to delist our securities and trading in such securities could be prohibited.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

However, because we have substantial operations within the PRC, the audit workpapers prepared by our independent registered public accounting firm for auditing us might not be inspected by the PCAOB without the approval of the Chinese authorities. If the lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China, our investors would be deprived of the benefits of such PCAOB inspections. Such inability of the PCAOB to conduct inspections of auditors in China could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Furthermore, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the Holding Foreign Companies Accountable Act. However, some of the recommendations were more stringent than the Holding Foreign Companies Accountable Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the Holding Foreign Companies Accountable Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the Holding Foreign Companies Accountable Act. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of this possible regulation or guidance in addition to the requirements of the Holding Foreign Companies Accountable Act are uncertain.

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If for whatever reason the PCAOB is unable to conduct full inspections of our auditor, such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter”. If our securities were unable to be listed on another securities exchange by then, such a delisting or prohibition from trading would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

We face risks related to natural disasters, health epidemics, and other outbreaks of disease, which could significantly disrupt our operations.

Our business could be adversely affected by natural disasters, health epidemics, and other outbreaks of disease. For example, the COVID-19 pandemic endangered the health of many people and significantly disrupted travel and economic activities both in China and across the world. Our production facilities experienced temporary closures or work suspension from January 31, 2020 to February 10, 2020. The COVID-19 pandemic also negatively affected our supply chain. In 2020, many of our suppliers and customers also closed down their factories or offices temporarily due to COVID-19. Delivery of our products was affected from time to time due to restrictions on transportation. As a result, our business, financial condition and results of operations have been adversely affected. In recent years, there have been other outbreaks of epidemics in China and globally. Our operations could be disrupted if one of our employees is suspected of having H1N1 flu, avian flu, or another epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that the outbreak harms the PRC economy in general.

We are also vulnerable to natural disasters and other calamities. Any future outbreaks of disease, extreme unexpected bad weather or natural disasters would adversely affect our business operations. If there is a recurrence of an outbreak of certain contagious diseases or natural disasters, our production facilities may be temporarily closed, and our operations may be suspended. Government advice regarding, or restrictions on, holding offline events, in the event of an outbreak of any contagious disease or occurrence of natural disasters may have a material adverse effect on our business and operating results.

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of Bowen or Qianzhi or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any Bowen shareholders, or any other person, regarding the ultimate performance of Qianzhi compared to the information set forth under “The Business Combination Proposal — Unaudited Prospective Financial Information of Qianzhi” or that any such results will be achieved.

The inclusion of Qianzhi’s projections relating to its business in this proxy statement/prospectus should not be regarded as an indication that Bowen, Qianzhi or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Unaudited Prospective Financial Information of Qianzhi” should not be relied upon as such.

The projections that were prepared by management of Qianzhi speak as of the date that such projections were made. Neither the independent registered public accounting firm of Bowen or Qianzhi, nor any other independent accountants has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of Bowen or Qianzhi, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. Due to inherent uncertainties in financial projections of any kind, shareholders are cautioned not to place undue reliance, if any, on the projections. For example, Qianzhi’s operating results for fiscal 2024 did not achieve its projected results for such period due to the post-pandemic slowdown experienced in the Chinese economy, which adversely impacted the purchasing power of our customers and reduced overall product demand for our ozone sterilization and cosmetic products, and the negative impact on Qianzhi’s sales of hypochlorite disinfection products resulting from the decision of the Chinese government to lift its zero-COVID policy. The economic and business factors that resulted in Qianzhi not achieving its forecasted results for its 2024 fiscal year may persist longer than anticipated and may continue to adversely impact Qianzhi’s ability to increase its revenues and improve its financial performance. Accordingly, Qianzhi’s actual results for future forecasted periods may continue to be materially different than its projections and shareholders are strongly cautioned not to place undue reliance, if any, on the projections, and not to rely on these projections in making any decision regarding the Business Combination.

Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

Our forecasts and projections of future operating results rely in large part upon assumptions and analyses developed by our management and reflects current estimates of future performance, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected. We believe that the assumptions in the forecasts and projections were reasonable at the time such information was prepared, given the information we had at the time, and believe they remain reasonable. In particular, the prospective financial information was prepared by our management based on estimates and assumptions believed to be reasonable with respect to the expected future financial performance of Qianzhi, which do not take into account any circumstances or events occurring thereafter. However, Qianzhi’s fiscal 2024 operating results did not achieve its forecast for such period for the reasons described above. The foregoing factors may continue to adversely impact Qianzhi’s ability to increase its revenues and improve its financial performance. Accordingly, Qianzhi’s actual results for future forecasted periods may continue to be materially different than its projections and shareholders are strongly cautioned not to place undue reliance, if any, on the projections, and not to rely on these projections in making any decision regarding the Business Combination.

Qianzhi’s prospective financial information incorporates certain financial and operational assumptions that are inherently uncertain and may be beyond the control of our management, including, but not limited to, future industry performance, general business, economic, market and financial conditions, and matters specific to our business. In addition, such projections incorporate assumptions relating to (a) sales volumes, average selling prices and revenues, which could be significantly impacted by economic events and consumer demand for our products; (b) our expectation to sell internationally, which could be impacted by trade policies, regulatory constraints and other factors; (c) our ability to maintain the strength of our brand; (d) our ability to manage costs of raw material and certain components and the associated manufacturing costs of our products; (e) projected growth in the hygiene and disinfect products market; and (f) our ability to satisfy delivery of our products, and introduce new products, on the timeline and at the quantities planned. Additionally, Qianzhi’s management also assumes that it will be able to leverage a broad range of functional attributes of its products to develop additional industry applications and intends to implement a multi-pronged marketing approach in order to develop new customer bases and sales channels.

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However, the assumptions that underlie the prospective financial information are preliminary and there can be no assurance that our actual results will be in line with our expectations. The prospective financial information covers multiple years and such financial projections, by their nature, become subject to greater uncertainty with each succeeding year. In addition, whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in the forecast depends on a number of factors, many of which are outside our control, including, but not limited to those stated elsewhere in this “Risk Factors” section and the following:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage growth;

●	whether we can manage relationships with key suppliers;

●	our ability to obtain necessary regulatory approvals;

●	market demand for our products;

●	the timing and cost of new and existing marketing and promotional efforts;

●	competition, including established and future competitors;

●	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

●	the overall economy strength and stability globally and in jurisdictions we operate;

●	regulatory, legislative, and political changes; and

●	consumer spending habits.

The forecasts and projections also reflect assumptions as to certain business decisions that are subject to change. The forecasts and projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to the forecasts and projections, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Qianzhi. However, such information is not historical fact, should not be seen as guidance or relied upon as being necessarily indicative of future results. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections and forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forecasts and projections.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could turn out to be different than those anticipated, materially and adversely affect our business, prospects, financial results, and results of operations, and have an adverse impact on the market price of Qianzhi’s ordinary shares or the financial position of the post-Business Combination entity.

Some of our product orders may be cancelled by customers despite their deposit payment and online confirmation.

Our customers may cancel their orders for many reasons outside of our control, and we have experienced cancellation of orders in the past. In addition, customers may terminate their orders even after such orders are deemed automatically confirmed. The time lag between reservation to delivery could also impact customer decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments, and other factors. If we encounter delays in the deliveries of products, a significant number of orders may be cancelled. As a result, we cannot assure you that orders will not be cancelled or that such orders will ultimately result in the final purchase, delivery, and sale of the products. Such cancellations could harm our business, brand image, financial condition, results of operations, and prospects.

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Our sales depend in part on our ability to establish and maintain confidence in our business prospects among consumers, analysts and others within our industry.

Consumers may be less likely to purchase our products if they do not believe that our business will succeed or that our operations, including customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to our liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including our limited operating history, others’ unfamiliarity with our products, uncertainty regarding the future of hygiene and disinfection products, any delays in scaling production, distribution to meet demand, competition and our production and sales performance compared with market expectations. Many of these factors are largely outside of our control, and any negative perceptions about our business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future. In addition, a significant number of new companies have recently entered the hygiene and disinfection products industry. If these new entrants or other manufacturers of hygiene and disinfection products go out of business, produce those that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, including us, and further challenging customer, supplier and analyst confidence in our business prospects.

If we fail to manage our growth effectively, we may not be able to market and sell our products successfully.

We have expanded our operations, and as we ramp up our production, significant expansion will be required, especially in connection with potential increases in sales, expansion of our retail, distribution network, and marketing different models of hygiene and disinfection products. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include, among others:

●	managing our supply chain to support fast business growth;

●	maintaining our strategic partnerships to manufacture our products;

●	managing a larger organization with a greater number of employees in different divisions;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding design, sales, and services;

●	implementing and enhancing administrative infrastructure, systems, and processes; and

●	addressing new markets and potentially unforeseen challenges as they arise.

Any failure to manage our growth effectively could materially and adversely affect our business, financial condition, results of operations, and prospects.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to obtain additional equity or debt financing that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We will need significant capital to, among other things, conduct research and development, expand our production capacity, and roll out our sales and distribution networks. As we ramp up our production capacity and operations, we may also require significant capital to maintain our property, facility, and equipment and such costs may be greater than what we currently anticipate. We expect that our level of capital expenditures will be significantly affected by consumer demand for our products. The fact that we have a limited operating history means we have limited historical data on the demand for our products. As a result, our future capital requirements may be uncertain and actual capital requirements may be significantly different from what we currently anticipate. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we may need to significantly reduce our spending, delay or cancel our planned investment or expansion activities, or substantially change our corporate structure. We might not be able to obtain any funding or service any of the debts we incurred, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

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In addition, our future capital needs and other business reasons could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our shareholders. The incurrence of indebtedness would result in an increase in debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.

If our suppliers fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing high quality personal hygiene and disinfection products while operating with integrity, are an important component of our brand image, which makes our reputation sensitive to allegations of unethical business practices. We do not control our independent suppliers or their business practices. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations.

Violation of labor or other laws by our suppliers or the divergence of an independent supplier’s labor or other practices from those generally accepted as ethical in the markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our products. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, business, prospects, results of operations, and financial condition.

Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt, personal hygiene products and disinfectants, which is associated with consumers’ demand for personal hygiene products and disinfectants, and adoption of new personal hygiene products and disinfectants.

Demand for personal hygiene products and disinfectants depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new products. As our business grows, economic conditions and trends will impact our business, prospects, and operating results. A weak or uncertain macroeconomic environment, high or increasing inflation (including in relation to energy prices) and interest rates, stagnant or declining wages and restrictive lending policies may reduce consumers’ net purchasing power and lead existing and potential customers to refrain from purchasing a new product. Demand for our products may also be affected by factors directly impacting the price of hygiene products and disinfectants or the cost of purchasing such products, such as sales incentives, prices of raw materials and parts and components, and cost of governmental regulations, and taxes. Volatility in demand may lead to lower product sales, which may result in further downward price pressure and adversely affect our business, prospects, financial condition and operating results.

Our future growth also depends on consumers’ demand for our products. The economic environment and macroeconomic conditions influence levels of disposable income and consumer spending, thereby impacting demand for personal hygiene products and disinfectants, and defer a purchase further or to purchase a more affordable product with fewer optional features at a lower price. Further, a weak or uncertain economic environment, especially when combined with low consumer confidence, may disproportionately reduce demand for personal hygiene products and disinfectants, due to the discretionary nature of such purchases. A decrease in potential customers’ disposable income or their financial flexibility, and an increase in consumer concerns can therefore generally have a negative impact on demand for our products. If the market for products does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition, and operating results will be affected.

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We retain certain information about our customers, which may subject us to complex and evolving laws and regulations regarding cybersecurity, privacy, data protection and information security in various jurisdictions we operate.

We use electronic systems to log, with necessary permission, certain information about customer’s use of our products in order to aid us in diagnostics and maintenance, as well as to help us optimize the experiences of our customers with our products. Our customers may object to the use of this data, which may harm our business. We have adopted strict information security policies and deployed advanced security measures, including, among others, advanced encryption technologies, to comply with the requirements of the complex and evolving laws and regulations regarding cybersecurity, privacy, data protection and information security in various jurisdictions we operate, as well as to prevent data loss and other security breaches.

Nonetheless, information stored on our systems may be targeted in cyber-attacks, including computer viruses, worms, phishing attacks, malicious software programs, and other information security breaches, which could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of such information. If cybercriminals are able to circumvent our security measures, or if we are unable to detect and prevent an intrusion into our systems, data stored with us may be compromised and susceptible to unauthorized access, use, disclosure, disruption, modification, or destruction, which could subject us to liabilities, fines and other penalties. Additionally, if any of our employees access, convert, or misuse any sensitive information, we could be liable for damages, and our business reputation could be materially harmed. Because the techniques used to obtain unauthorized access or to sabotage systems change frequently, we may not be able to anticipate these techniques and implement adequate preventative or protective measures. Furthermore, information stored by our contractors, consultants, and collaborators also may be vulnerable to cyber-attacks.

Due to our data collection practices, products, services and technologies, we are subject to or affected by a number of laws and regulations in jurisdictions we operate, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security and govern our collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of our employees, customers and other third parties with whom we conducts business. These laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material and adverse impact on our business, financial condition and results of operations.

The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. We may not be able to monitor and react to all developments in a timely manner. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018. United Kingdom adopted the GDPR as retained EU law at the end of the Brexit transition period, and a UK-specific General Data Protection Regulation (“UK GDPR”) which is based on the EU GDPR came into force from January 1, 2021. In the United States, there is no overarching generally applicable federal law in the US that governs personal data. Instead, more narrow and specific federal laws apply to the processing or other use or treatment of certain types of personal data, and US Federal Trade Commission may bring enforcement actions against companies that engage in processing of personal data in a manner that constitutes an unfair or deceptive trade practice. In addition, the overwhelming majority of states have enacted laws related to data privacy. For instance, California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020. Other jurisdictions have begun to propose similar laws. Failure to comply with applicable cybersecurity, privacy, data protection and information security laws or regulations or to secure personal information could result in investigations, enforcement actions and other proceedings against us, which could result in substantial fines, damages and other liability as well as damage to our reputation and credibility, which could have a negative impact on revenues and profits. For more risks relating to laws and regulations of mainland China regarding cybersecurity, privacy, data protection and information security, see “INFORMATION ABOUT NEWCO AND QIANZHI — Government Regulation – Regulations on Cyber Security and Privacy Protection.”

Compliance with applicable cybersecurity, privacy, data protection and information security laws and regulations is a rigorous and time-intensive process, and we may be required to put in place additional mechanisms to comply with such laws and regulations, which could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business. In addition, changes in existing laws or regulations or adoption of new laws and regulations in these fields, particularly any new or amended laws or regulations that require enhanced protection for certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase our cost in providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

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We generally comply with industry standards and are subject to the terms of our own privacy policies. We have incurred, and will continue to incur, significant expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by laws, regulations, and industry standards in jurisdictions we operate, or contractual obligations. Nonetheless, certain emerging laws and regulations in these fields are still subject to a high degree of uncertainty as to their interpretation and application.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to cybersecurity, privacy, data protection and information security, it is possible that our practices, offerings, services or platform could fail to meet all of the requirements imposed on us by such laws, regulations or obligations, which may in turn result in the suspension of our app and thus restrict our use of such information, and hinder our ability to acquire new customers or market to existing customers.

We cannot assure you that we will be able to comply with such laws and regulations regarding cybersecurity, privacy, data protection and information security in all respects and any failure or perceived failure to comply with the same may result in inquiries or other proceedings being instituted against, or other actions, decisions or sanctions being imposed on us by governmental authorities, users, consumers or other parties. Any of the foregoing could cause us to lose customers and business partners and have a material adverse effect on our operations, revenues and profits.

We may be subject to anti-corruption, anti-bribery, anti-money laundering and similar laws, and noncompliance with such laws can subject us to administrative, civil, and criminal penalties, collateral consequences, remedial measures, and legal expenses, all of which could adversely affect our business, results of operations, financial condition, and reputation.

We may be subject to anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations in various jurisdictions in which we conduct activities, including the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws and regulations. The FCPA prohibits us and our officers, directors, employees, and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing, or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records, and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, reputation, financial condition, and results of operations.

We have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. We also have business collaborations with government agencies and state-owned affiliated entities. These interactions subject us to an increasing level of compliance-related concerns. We are in the process of implementing policies and procedures designed to ensure compliance by us and our directors, officers, employees, consultants, agents, and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar laws and regulations. However, our policies and procedures may not be sufficient and our directors, officers, employees, consultants, agents, and business partners could engage in improper conduct for which we may be held accountable.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or similar laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures, and legal expenses, all of which could materially and adversely affect our business, reputation, financial condition, and results of operations.

Risks Relating to Doing Business in the PRC

Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities.

Our facilities are located in the PRC and we may be subject to various governmental and regulatory requirements where we operate, including through various local and municipal agencies and government sub-divisions. The PRC government has significant authority to influence and intervene in the China operations of an offshore holding company, such as New Bowen. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most of the developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the divestment of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Furthermore, certain administrative measures in regulating (i) our operations and (ii) offerings conducted overseas by, and foreign investment in, China-based issuers, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

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Further, the Chinese government exercises substantial control over many sectors of the Chinese economy through regulation and state ownership. Our ability to operate in China may be significantly impacted by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity, taxation, foreign investment limits, mergers and acquisitions and other matters. The PRC central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As such, we may be subject to various government and regulatory requirements in the provinces in which we operate in China and could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the Chinese government seeks to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to generate economic growth and strategically allocate resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. Any slowdown in the Chinese economy may reduce the demand for our products and materially and adversely affect our business and results of operations.

Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us.

We conduct our business primarily through our mainland China subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. Our mainland China subsidiaries are subject to laws and regulations applicable to foreign investment in mainland China. The legal system of mainland China is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

The laws and regulations of mainland China have significantly enhanced the protections afforded to various forms of foreign investments in mainland China for the past decades. However, because certain recently enacted laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Furthermore, the legal system of mainland China is based in part on government policies, some of which are not published or not published on a timely basis, and can change quickly with little advance notice. As a result, we may not be aware of our potential violation of such policies and rules.

The PRC government has complex regulatory requirements on the conduct of our business and it has recently promulgated certain regulations and rules to exert more oversight over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

The PRC government has also recently published new policies that significantly affect certain industries and there is no assurance that it will not in the future release regulations or policies that could adversely affect our business, financial condition, and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as corporate social responsibilities or environmental protection, we may incur increased compliance costs or become subject to additional restrictions in their operations.

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Additional disclosure requirements may be adopted by, and regulatory scrutiny from, the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, the offering of our securities may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

We conduct our business in a highly regulated environment and are subject to extensive regulations in China which affect our operations, and which could result in material changes in our operations and the value of our ordinary shares.

We operate in a highly regulated environment. In particular, our manufacturing and other operations are subject to extensive regulations in China, including but not limited to regulations relating to personal hygiene and disinfection products, regulations on compulsory product certification, regulations on the recall of defective products, and regulations on product liability and consumer protection. Several PRC regulatory authorities oversee different aspects of our operations , including but not limited to:

●	compulsory product certification;

●	product liabilities;

●	environmental protection system; and

●	work safety and occupational health requirements.

We are required to obtain a wide range of government approvals, licenses, permits, and registrations in connection with our operations as well as to follow multiple mandatory standards or norms in our manufacturing and our products. However, the interpretation of these regulations may change and new regulations may come into effect, which could disrupt or restrict our operations, reduce our competitiveness, or result in substantial compliance costs. Certain filings with government agencies must be made. As we are expanding our sales and distribution network and setting up additional retail stores in China, we cannot assure you that we will be able to complete such filings in a timely manner. If any of our current or future branches fails to make the necessary filings, such branch may be subject to orders to promptly rectify the non-compliance or fines up to RMB10,000. We cannot assure you that we have satisfied or will continue to satisfy all of the laws, rules, and regulations in a timely manner or at all. In addition, the PRC government imposes foreign ownership restriction.

Accordingly, government actions in the future, including any decision to intervene or influence our operations at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination of our listing under laws of mainland China. However, we cannot predict whether or when we will be able to obtain such approval or complete such filing, and even if we obtain such approval, it could be rescinded. Any failure to or delay in obtaining such approval or complying with such filing requirements in relation to offering, or a rescission of such approval, could subject us to sanctions imposed by the CSRC or other PRC government authorities.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six different PRC regulatory authorities in 2006 and amended in 2009, purports to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain an approval of the China Securities Regulatory Commission, or the CSRC, prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether we are able to and how long it will take for us to obtain such approval, and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or any delay in obtaining CSRC approval for our listing, or a rescission of such approval may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

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Furthermore, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas or foreign investment in China-based issuers. The Opinions (defined below), among others, emphasizes the need to strengthen cross-border regulatory cooperation and the administration and supervision of China-based issuers, and to establish a comprehensive regulatory system for the application of PRC capital market laws and regulations outside China. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Filing Rules, which became effective on March 31, 2023. According to the Overseas Listing Filing Rules, the offering or listing of shares, depository receipts, convertible corporate bonds, or other equity-like securities by a PRC domestic company in an overseas stock market, whether directly or indirectly through an offshore holding company, should be filed with the CSRC. If a PRC domestic company intends to complete a direct or indirect overseas (i) initial public offering and listing, or (ii) listing of shares in the name of an overseas enterprise on the basis of the equity, assets, income or other similar rights of the relevant PRC domestic company through a single or multiple acquisitions, share swaps, shares transfers or other means, the issuer (if the issuer is a PRC domestic company) or its designated major PRC domestic operating entity (if the issuer is an offshore holding company), in each applicable event, the reporting entity, shall complete the filing procedures with the CSRC within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The determination of whether any offering or listing is “indirect” will be made on a “substance over form” basis. An offering or listing of an issuer will be considered as an overseas indirect offering or listing by PRC domestic companies if both of the following conditions are met with respect to such issuer: (i) the revenues, profit, total assets, or net assets of PRC domestic companies in the most recent fiscal year constitute more than 50% of the relevant line item in the issuer’s audited consolidated and combined financial statements for that year; and (ii) the majority of the senior management personnel responsible for its business operations and management are PRC citizens or have their ordinary residence in China, or if its main place of business is in China or if its business operation is primarily conducted in China. In addition, according to the Overseas Listing Filing Rules and a set of Q&A published on the CSRC’s official website in connection with the release of the Overseas Listing Filing Rules, if it is explicitly required (in the form of institutional rules) by any regulatory authority having jurisdiction over the relevant industry and field that regulatory procedures should be performed prior to the overseas listing of a PRC domestic company, such company must obtain the regulatory opinion, approval and other documents from and complete any required filing with such competent authority before submitting a CSRC filing. The reporting entity shall make a timely report to the CSRC and update its CSRC filing within three business days after the occurrence of any of the following material events, if any of them occurs after obtaining its CSRC filing and before the completion of the offering and/or listing: (i) any material change to principal business, licenses or qualifications of the issuer; (ii) a change of control of the issuer or any material change to equity structure of the issuer; and (iii) any material change to the offering and listing plan. Once listed overseas, the reporting entity will be further required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to the CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or relevant competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with the CSRC within three business days thereafter. Failure to comply with the applicable filing requirements may result in fines being imposed on the relevant PRC domestic companies and their controlling shareholders and other responsible person.

Based on the Overseas Listing Filing Rules, the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by the CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on the CSRC’s official website, we are required to complete the filing procedures with the CSRC in connection with this Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. As of the date of this proxy statement/prospectus, we have not completed the filing procedures with the CSRC. We cannot assure you that we can complete the filing procedures in a timely manner or at all.

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Additional Regulations under PRC Law Relating to Data Security and Confidentiality and Archives Management may subject us to additional compliance requirements in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC (the “State Council”) jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 24, 2023, the CSRC and several other administrations jointly released the revised Provisions on Strengthening Confidentiality and Archiving Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which came into effect on March 31, 2023. The Archives Rules apply to both overseas direct offerings and overseas indirect offerings. The Archives Rules provides that, among other things, (i) in relation to the overseas listing activities of PRC domestic enterprises, the PRC domestic enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to discharge their confidentiality and archives management responsibilities; (ii) if a PRC domestic enterprise is required to publicly disclose or provide to any securities companies or other securities service providers or overseas regulators or individuals, any materials that contain state secrets or government work secrets (where there is ambiguity or dispute on whether it is state secret or government work secret, a request shall be submitted to the competent government authority for determination), during the course of its overseas offering or listing, the PRC domestic enterprise shall apply for approval from competent authorities and file with the secrecy administrative department at the same level; and (iii) working papers produced in China by securities companies and other securities service institutions, who provide such PRC domestic enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and the transmission of any such working papers to recipients outside China must be approved following the applicable PRC regulations.

Any failure or perceived failure by PRC domestic companies to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business.

On December 28, 2021, the Cyberspace Administration of China, or the CAC and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the CAC indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. After the receipt of all required application materials, the authorities must determine, within ten business days thereafter, whether a cybersecurity review will be initiated, and issue a written notice to the relevant applicant of its determination. If a review is initiated and the authorities conclude after such review that the listing will affect national security, the listing of the relevant applicant will be prohibited. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to its interpretation and implementation.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

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Additionally, the PRC Cybersecurity Law requires companies to implement certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cybersecurity Law provides that China adopts a multi-level protection scheme (“MLPS”), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cybersecurity. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

On November 14, 2021, the CAC released the Regulations on Network Data Security Management (draft for public comments), which provide that if a data processor that processes personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Pending the finalization, adoption, enforcement and interpretation of these new measures and regulations, we cannot rule out the possibility that the measures and regulations may be enacted, interpreted or implemented in ways that will negatively affect us.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on June 10, 2021 and took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals carrying out data activities. Further, the PRC Data Security Law introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. On July 30, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

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As of the date of this proxy statement/prospectus, we have not received any notice from any authorities identifying us as a critical information infrastructure operator or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Jingsh & H Y Leung, our operations and listing are not expected to be affected by, or subject to, cybersecurity review by the CAC under the Cybersecurity Review Measures, given that we are not (i) a network platform operator engaging in data processing activities that affect or may affect national security; (ii) a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; or (iii) a network platform operator with personal information data of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operations or experience other disruptions to their operations. Cybersecurity review and network data security review could also result in negative publicity with respect to us and diversion of our managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

Further, If (i) we do not receive or maintain any required permission, or fail to complete any required review or filing, (ii) we inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for us to obtain any permission, review or filing in the future, we may have to expend significant time and costs to comply with these requirements. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, complete the Business Combination, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, New Bowen’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of its securities may significantly decline.

It is uncertain whether we can, or how long it will take us to, obtain such approval or complete such filing procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining clearance of such approval or completing such filing procedures for this Business Combination or our listing, or a rescission of any such approval if obtained by us, would subject us to regulatory actions or other sanctions by the CSRC, CAC or other PRC regulatory authorities for failure to seek required governmental authorization in respect of the same. These governmental authorities may impose fines, restrictions and penalties on our operations in China, such as revocation of our licenses or shutting down part or all of our operations, limit our ability to pay dividends outside of China, limit our operating privileges in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to suspend this Business Combination or our listing before settlement and delivery. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. All of these could have a material adverse effect on the trading price of our securities and could significantly limit or completely hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities.

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PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may transfer funds to our PRC subsidiary or finance our PRC subsidiary by means of shareholders’ loans or capital contributions after completion of this offering. Any loans to our PRC subsidiary, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital contributions we make to our PRC subsidiary shall be registered with the PRC State Administration for Market Regulation or its local counterparts and filed with the Ministry of Commerce (“MOFCOM”) or its local counterparts.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19. SAFE Circular 19, however, allows foreign invested enterprises in China to use their registered capital settled in RMB converted from foreign currencies to make equity investments, but the registered capital of a foreign invested company settled in RMB converted from foreign currencies remains not allowed to be used, among other things, for investment in the security markets, or offering entrustment loans, unless otherwise regulated by other laws and regulations. On June 9, 2016, SAFE further issued the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which, among other things, amended certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign invested company is regulated such that Renminbi capital may not be used for purposes beyond its business scope or to provide loans to non-affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from this offering and the concurrent private placements to our PRC subsidiary and convert the net proceeds into RMB, which may adversely affect our business, financial condition, and results of operations.

Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and the remittance of currency out of China. We receive substantially all of our revenue in Renminbi. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. However, approval from or registration or filings with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Pursuant to SAFE Circular 19, a foreign-invested enterprise may convert up to 100% of the foreign currency in its capital account into Renminbi on a discretionary basis according to the actual needs. The SAFE Circular 16 provides for an integrated standard for conversion of foreign exchange under capital account items on a discretionary basis, which applies to all enterprises registered in China. In addition, SAFE Circular 16 has narrowed the scope of purposes for which an enterprise must not use the Renminbi funds so converted, which include, among others, (i) payment for expenditure beyond its business scope or otherwise as prohibited by the applicable laws and regulations, (ii) investment in securities or other financial products other than banks’ principal-secured products, (iii) provision of loans to non-affiliated enterprises, except where it is expressly permitted in the business scope of the enterprise, and (iv) construction or purchase of non-self-used real properties, except for real estate developers. The PRC government may at its discretion further restrict access to foreign currencies for current account transactions or capital account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency needs, we may not be able to pay dividends in foreign currencies to our shareholders. Further, there is no assurance that new regulations will not be promulgated in the future that would have the effect of further restricting the remittance of Renminbi into or out of China.

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Fluctuations in exchange rates could result in foreign currency exchange losses.

The value of Renminbi against the U.S. dollar and other currencies fluctuates, is subject to changes resulting from the PRC government’s policies and depends to a large extent on domestic and international economic and political developments as well as supply and demand in local markets. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Any depreciation of the Renminbi may adversely affect the value of, and any dividends payable on, our ordinary shares in foreign currency. In addition, there are limited instruments available for us to reduce our foreign currency risk exposure at reasonable costs. All of these factors could materially and adversely affect our business, financial condition, results of operations, and prospects, and could reduce the value of, and dividends payable on, our ordinary shares in foreign currency terms.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and results of operations.

The SCNPC enacted the Labor Contract Law in 2008 and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term employment agreement that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the PRC governmental authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing funds and employers are required, together with their employees or separately, to pay the social insurance premiums and housing funds for their employees. If we fail to make adequate social insurance and housing fund contributions, we may be subject to fines and legal sanctions, and our business, financial conditions and results of operations may be adversely affected. During the fiscal years ended March 31, 2024 and 2023 we did not make adequate contributions to the social insurance and/or housing fund for certain employees as they voluntarily waived our contributions. See “INFORMATION ABOUT NEWCO AND QIANZHI — Government Regulation – Regulations Related to Employment and Social Welfare.” We received confirmations from the corporate credit report issued by Credit China (Guangdong) that we were not subject to any penalty for failing to make full contributions to the social insurance fund and housing fund during the fiscal years ended March 31, 2024 and 2023.

These laws designed to enhance labor protection tend to increase our labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, our employment practices may not be at all times be deemed in compliance with the regulations. As a result, we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

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China’s M&A Rules and certain other regulations establish more complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress in August 2007 and amended in June 2022, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce in August 2011, and the Measures for the Security Review of Foreign Investment promulgated by the National Development and Reform Commission of the PRC, or NDRC and the Ministry of Commerce in December 2020 have established procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. These include requirements in some instances that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions involving an industry that implicates national security to be subject to merger control review or security review.

In the future, we may further grow our business by acquiring complementary businesses. Complying with the requirements of the relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions which could affect our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of New Bowen’s securities, including that it could cause the value of such securities to significantly decline.

Following the consummation of the Business Combination, New Bowen will directly hold the equity of Qianzhi. Although the PRC government has an increasingly open attitude towards absorbing foreign investment in general, it still implements the Special Administrative Measures for Access of Foreign Investments (the “Negative List”). Under the Negative List, the foreign invested enterprise would not be allowed to make investments in prohibited industries set out in the “Negative List” while a foreign invested enterprise must satisfy certain conditions stipulated in the “negative list” for investment in restricted industries. As of the date of this proxy statement/prospectus, none of our PRC subsidiaries or affiliates are currently subject to foreign investment restrictions as set forth in the presently effective Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the 2021 Negative List. If any part of our business operations falls within the scope of the “Negative List” or if the interpretation and implementation of the 2019 PRC Foreign Investment Law and any future “Negative List” mandates further actions, such as market entry clearance granted by the PRC Ministry of Commerce, we face uncertainties as to whether such clearance can be obtained in a timely manner, or at all. We cannot assure you that the relevant governmental authorities will not interpret or implement the 2019 PRC Foreign Investment Law in the future in a way that will materially impact the viability of our current corporate governance and business operations.

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On July 4, 2014, SAFE issued the SAFE Circular 37, which requires PRC residents, including PRC individuals and institutions, to register with SAFE or its local branches in connection with their direct establishment or indirect control of an offshore special purpose vehicle, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. In addition, such PRC residents must update their foreign exchange registrations with SAFE or its local branches when the offshore special purpose vehicles in which such residents directly hold equity interests undergo material events relating to any changes of basic information (including changes of such PRC individual shareholders, names, and operation terms), increases or decreases in investment amount, share transfers or exchanges, or mergers or divisions. As of the date of this proxy statement/prospectus, all of our shareholders have completed SAFE Circular 37 Registration and are in compliance. We will attempt to comply and ensure that, following the consummation of the Business Combination, shareholders who are subject to these rules comply with the relevant requirements. However, New Bowen and Qianzhi may not be fully informed of the identities of all their shareholders or beneficial owners who are PRC residents, and therefore, may not be able to identify all their shareholders or beneficial owners who are PRC residents to ensure their compliance with the SAFE Circular 37 or other related rules. In addition, there is no assurance that all such shareholders and beneficial owners who are PRC residents will comply with a request to make, obtain, or update any applicable registrations or comply with other requirements required by the SAFE Circular 37 or other related rules in a timely manner. Even if such shareholders and beneficial owners who are PRC residents comply with such request, there is no assurance that they will successfully obtain or update any registration required by the SAFE Circular 37 or other related rules in a timely manner. Failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in restrictions on foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, the capital inflow from the offshore entities, and settlement of foreign exchange capital, and may also subject relevant onshore company or PRC residents to penalties under foreign exchange administration regulations of mainland China.

Furthermore, if future laws, administrative regulations, or provisions mandate further actions to be taken by New Bowen or Qianzhi with respect to their existing corporate structure, New Bowen may face substantial uncertainties as to whether it can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect New Bowen’s corporate structure, resulting in a material change in its operations and/or a material change in the value of New Bowen’s Ordinary Shares, including that it could cause the value of New Bowen’s Ordinary Shares to significantly decline or become worthless.

We may be materially adversely affected if our shareholders and beneficial owners who are PRC entities fail to comply with the PRC overseas investment regulations.

On December 26, 2017, the NDRC promulgated the Administrative Measures on Overseas Investments, which took effect as of March 1, 2018. According to this regulation, non-sensitive overseas investment projects are subject to record-filing requirements with the local branch of the NDRC. On September 6, 2014, the Ministry of Commerce promulgated the Administrative Measures on Overseas Investments, which took effect as of October 6, 2014. According to this regulation, overseas investments of PRC enterprises that involve non-sensitive countries and regions and non-sensitive industries are subject to record-filing requirements with a local branch of Ministry of Commerce. According to the Circular of the State Administration of Foreign Exchange on Issuing the Regulations on Foreign Exchange Administration of the Overseas Direct Investment of Domestic Institutions, which was promulgated by SAFE on July 13, 2009, and took effect on August 1, 2009, PRC enterprises must register for overseas direct investment with a local SAFE branch. The shareholders or beneficial owners who are PRC entities are required to be in compliance with the related overseas investment regulations. If they fail to complete the filings or registrations required by overseas direct investment regulations, the relevant authority may order them to suspend or cease the implementation of such investment and make corrections within a specified time.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. We and our executive officers and other employees who are PRC citizens or who reside in China for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete SAFE registrations may subject them to fines and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us.

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The approval of relevant PRC regulatory authorities and compliance procedures may be required in connection with this Business Combination, and, if required, we cannot predict whether we will be able to obtain such approval.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures which took effect on February 15, 2022, and replaced the original Cybersecurity Review Measures promulgated on April 13, 2020. In accordance with the Cybersecurity Review Measures, network platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad.

On November 14, 2021, the National Internet Information Office issued the “Regulations on Network Data Security Management (Draft for Solicitation of Comments),” or the Draft for Comment. The Draft for Comment requests data processors, Internet platform operators and large-scale network operators to comply with the obligation of cybersecurity protection when carrying out data processing activities. A data processor identified in the Draft for Comment refers to an individual and an organization that independently decides the processing purpose and method in data processing activities. In accordance with the Draft for Comment, an Internet platform operator refers to a data processor that provides users with Internet platform services such as information release, social interaction, transaction, payment, audio-visual and so on, while large-scale Internet platform operators refer to those who have more than 50 million users, handle a large amount of personal information and important data, and have strong social mobilization ability and market dominance. Meanwhile, the Draft for Comment also provides that if data processors handling personal information of more than one million people intend to become listed overseas, they shall abide by the relevant regulations and apply for cybersecurity review. In the opinion of Jingsh & H Y Leung, our business operations do not currently involve data processing and therefore do not fall under the definition of “data processors.” We also do not fall under the definition of Internet platform operator and large-scale network operator. Jingsh & H Y Leung has advised us that we are not required to conduct cybersecurity review even after the Draft for Comment coming into effectiveness.

However, there remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Cybersecurity Review Measures do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that Cybersecurity Review Measures become applicable to us, we may be subject to review when conducting data processing activities and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Cybersecurity Review Measures, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Cybersecurity Review Measures, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value.

As the aforementioned policies evolve and any related implementation rules are enacted, we may be subject to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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Under the PRC Enterprise Income Tax Law, New Bowen may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to New Bowen and its non-PRC shareholders and have a material adverse effect on its results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In April 2009, the State Administration of Taxation (the “SAT”) issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Actual Standards of Organizational Management, or “SAT Circular 82,” which was amended in December 2017. SAT Circular 82 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation, and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. In addition to SAT Circular 82, the SAT issued the Measures for the Administration of Enterprise Income Tax of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises (for Trial Implementation), or “SAT Bulletin 45,” which took effect in September 2011 and was amended in April 2015, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management body of New Bowen is within the territory of China, it may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, New Bowen will be subject to the uniform 25% enterprise income tax on its worldwide income, which could materially reduce its net income. In addition, New Bowen will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by New Bowen to its investors and gains on the sale of its shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of New Bowen would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that itis treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in New Bowen Ordinary Shares. Although up to the date of this proxy statement/prospectus, neither New Bowen or Qianzhi has been notified or informed by the PRC tax authorities that they have been deemed to be resident enterprises for the purpose of the EIT Law, there is no assurance that they will not be deemed to be resident enterprises in the future.

Uncertainties with respect to the interpretation and implementation of the PRC Foreign Investment Law and Implementation Regulations may affect our corporate governance.

On January 1, 2020, the PRC Foreign Investment Law (the “Foreign Investment Law”) and the Regulations for Implementation of the Foreign Investment Law (the “Implementation Regulations”), came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules. Since the Foreign Investment Law and the Implementation Regulations are relatively new, uncertainties still exist in relation to its interpretation and implementation. The Foreign Investment Law and the Implementation Regulations may affect our relevant corporate governance practices and increase our compliance costs. For instance, the Foreign Investment Law and the Implementation Regulations require that foreign-invested enterprises established before the Foreign Investment Law became effective have five years to complete the necessary adjustments to their organization form, governance structure, and other required matters to comply with the PRC Company Law, the Partnership Enterprise Law, and other laws. The PRC Company Law significantly differs from the Sino-foreign Equity Joint Venture Enterprise Law and the Sino-foreign Cooperative Joint Venture Enterprise Law. These differences include, but are not limited to, an enterprise’s highest authority, minimum number of directors, quorum, term of directors, voting mechanisms, profit distributions and equity transfer restrictions. According to the Implementation Regulations, the provisions regarding equity interest transfer and distribution of profits or remaining assets may remain the same as previously provided in the contracts among the joint venture parties of a foreign-invested enterprise. Uncertainties still exist with respect to the specific adjustments foreign-invested enterprises must make. The local branch of the State Administration for Market Regulation of the PRC (the “SAMR”) may, at its discretion, require us to make necessary adjustments to our articles of association and other filing documents to comply with the PRC Company Law and the Partnership Enterprise Law, as applicable.

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In addition, the Foreign Investment Law and the Implementation Regulations impose information reporting requirements on foreign investors and foreign-invested enterprises. Any foreign investors or foreign-invested enterprises found to be non-compliant with these reporting obligations may be subject to fines or administrative liabilities.

We face uncertainties with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which came into effect on December 1, 2017. Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties on the reporting and consequences of past or future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under Bulletin 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Bulletin 7, our income tax costs associated with such transactions will be increased, which may have an adverse effect on our financial condition and results of operations. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance to them for the investigation of any transactions we were involved in. Heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Current regulations of mainland China permit our PRC subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reached 50% of its registered capital. Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements. Due to these restrictions and additional restrictions that may be imposed under new PRC laws and regulations that may come into effect in the future, cash and/or non-cash assets held by our PRC subsidiaries may not be available to fund our foreign currency needs or any foreign operations that we may have in the future or for other uses outside of the PRC.

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Risks Relating to Intellectual Property, Information Technology and Legal Proceedings

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business have not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. From time to time in the future, we may be subject to legal proceedings, claims or penalties relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability and penalties for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We may not be able to prevent others from making unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our software registrations, trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. For example, we regularly file applications to register our trademarks in China, but these applications may not be timely or successful and may be challenged by third parties. As China has adopted a “first to file” trademark registration system and there are trademarks similar to ours which have been registered in the same categories, we may not be able to successfully register our trademarks in such categories and may be exposed to the risk that we are held to be infringing third-party trademark rights. Moreover, for our trademarks unregistered in China, we may not be able to prevent a third-party from using our brand. There are others using trademarks similar to our trademarks. We believe our trademarks are vital to our business. We are in the process of filing cancellation requests for certain incumbent trademarks held by third parties on the basis of lack of sufficient usage. However, we cannot assure you that such requests would be successful, or that we can successfully register our trademarks at all.

If any third-party brings trademark infringement against us in connection with our use of any of the unregistered trademarks, we may face civil and administrative liabilities under the PRC Trademark Law. We may also be ordered to abandon any product alleged or held to infringe upon third parties’ legal interests or redesign our products or processes to avoid assertion of infringement and compensate for losses of such third parties up to RMB5 million and may be ordered to eliminate any negative impact. In addition, we may be subject to various administrative liabilities including, among others, imposition of fines with a maximum of five times of illegal turnover if such illegal turnover exceeds RMB50,000, or RMB250,000 if such illegal turnover is less than RMB50,000. Any of these liabilities may disrupt our business operations and materially and adversely affect our reputation, financial condition and operating results. Even if we are successful in defending against such claims, legal proceedings could result in substantial costs and be a distraction to our management.

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Meanwhile, intellectual property protection is still a developing legal sector in China. We cannot predict the effect of future developments in this legal sector, including the promulgation of new laws and changes to existing laws or the interpretation thereof. As a result, we may not be able to adequately protect our intellectual property rights, which could adversely affect our turnover and competitive position.

It is often difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to adequately obtain or maintain our proprietary and intellectual property rights in our data or technology.

We cannot guarantee our employees, consultants, or other parties will comply with confidentiality, non-disclosure, or invention assignment agreements or that such agreements will otherwise be effective in controlling access to and distribution of our products, or certain aspects of our products, and proprietary information. Additionally, we may be subject to claims from third parties challenging our ownership interest in or inventorship of intellectual property we regard as our own, for example, claims alleging that our agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. We rely on work-for-hire provisions to effectuate our ownership of intellectual property created by our employees; however, certain types of intellectual property could require separate documentation to validly assign ownership to us.

As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

As of the date of this proxy statement/prospectus, we had 31 registered patents in mainland China, 63 registered trademarks and registered copyrights to 4 software programs. Even if our patent applications are granted and we are issued patents accordingly, it is still uncertain whether these patents will be contested, circumvented, or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. The claims under any patents may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others could bar us from licensing and exploiting our patents. Numerous patents and pending patent applications owned by others exist in the fields where we have developed and are developing our products. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Our success depends in part on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property. The patent prosecution process is expensive and time-consuming, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patents or patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. Any failure to obtain or maintain patent and other intellectual property protection with respect to our products could harm our business, financial condition, and results of operations.

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In addition to patented products and technologies, we rely on our unpatented proprietary products and technologies, trade secrets, processes, and know-how.

We rely on proprietary information, such as trade secrets, know-how, and confidential information, to protect intellectual property that may not be patentable, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services, or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors, scientific advisors, and third parties. However, we cannot guarantee that we have entered into such agreements with every party that has or may have had access to our trade secrets or proprietary information and, even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our third-party manufacturers and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that trade secret to compete with us. If any of our trade secrets were to be disclosed, whether lawfully or otherwise, to or independently developed by a competitor or other third party, it could have a material adverse effect on our business, operating results, and financial condition.

We also rely on physical and electronic security measures to protect our proprietary information, but we cannot guarantee that these security measures provide adequate protection for such proprietary information or will never be breached. There is a risk that third parties may obtain unauthorized access to and improperly utilize or disclose our proprietary information, which would harm our competitive advantages. We may not be able to detect or prevent the unauthorized access to or use of our information by third parties, and we may not be able to take appropriate and timely steps to mitigate the damages, or the damages may not be capable of being mitigated or remedied.

Furthermore, others may independently discover our trade secrets and proprietary information. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, our competitive position would be materially and adversely harmed.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing, misappropriating, or violating other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in the markets of interest. During trademark registration proceedings, we may receive rejections of our applications. Although we are given an opportunity to respond to such rejections, we may be unable to overcome them. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. In addition, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, which may not survive such proceedings. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. Some trademarks are used elsewhere in the world and are not registered in China. If we inadvertently use these trademarks in China, we might be subject to litigation or claims, which could result in substantial costs, negative publicity, and diversion of resources and management attention.

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We may not be able to obtain, protect or enforce our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, misappropriation, dilution, or other claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Our efforts to obtain, enforce or protect our proprietary rights related to trademarks, trade names, domain name or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations, and prospects.

We depend on information technology to conduct our business. Any significant disruptions to our information technology systems or facilities, or those of third parties with which we do business, such as disruptions caused by cyber-attacks, could adversely impact our business.

Our ability to keep our business operating effectively depends on the functional and efficient operation of information technology systems and facilities, both internally and externally. We rely on these systems to, among other things, make a variety of day-to-day business decisions as well as to record and process transactions, billings, payments, inventory, and other data, in many currencies, on a daily basis, and across numerous and diverse markets and jurisdictions. Our systems, as well as those of our customers, suppliers, partners, and service providers, also contain sensitive confidential information or intellectual property and are susceptible to interruptions, including those caused by systems failures, cyber-attacks, and other natural or man-made incidents or disasters, which may be prolonged or go undetected. Cyber-attacks, both domestically and abroad, are increasing in their frequency, sophistication, and intensity, and have become increasingly difficult to detect. Although we have and continue to take precautions to prevent, detect, and mitigate such events, a significant or large-scale interruption of our information technology systems or facilities could adversely affect our ability to manage and keep our operations running efficiently and effectively, and could result in significant costs, fines or litigation. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Even if identified, we may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence. While we strive to maintain reasonable preventative and data security controls, it is not possible to prevent all cybersecurity threats to our information technology systems and information and those of our third-party service providers, over which we exert less control. An incident that results in a wider or sustained disruption to our business or products could have a material adverse effect on our business, financial condition, and results of operations.

We may increasingly be the target of cyber threats, including computer viruses or breaches due to misconduct of employees, contractors, or others who have access to our networks and systems, or those of third parties with which we do business. Although we have designed and implemented security measures to prevent and detect such unauthorized access or cyber threats from occurring, we cannot assure you that vulnerabilities will not be identified in the future, or that our security efforts will be successful. Any unauthorized access to our components could adversely affect our brand and harm our business, prospects, financial condition, and operating results. Further, maintaining and updating these systems may require significant costs and often involves implementation, integration, and security risks, including risks that we may not adequately anticipate the market or technological trends or that we may experience unexpected challenges that could cause financial, reputational, and operational harm. However, failing to properly respond to and invest in information technology advancements may limit our ability to attract and retain customers, prevent us from offering similar products as those offered by our competitors or inhibit our ability to meet regulatory or other requirements.

To date, we have not experienced a system failure, cyber-attack or security breach that has resulted in a material interruption in our operations or material adverse effect on our financial condition. While we continuously seek to expand and improve our information technology systems and maintain adequate disclosure controls and procedures, we cannot assure you that such measures will prevent interruptions or security breaches that could adversely affect our business.

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We may fail to maintain an effective quality control system and may be subject to claims by our customers in respect of product quality and compliance with relevant health and safety standards.

The quality of our products is vital to the success of our business in the industry. Our quality control depends significantly on the effectiveness of our quality control system, which, in turn, depends on a number of factors, including the design of the products, the machines and equipment used, quality of our staff and related training programs and our ability to ensure that our employees adhere to our quality control policies and guidelines.

We may at times be involved in litigation or other legal proceedings during our ordinary course of business related to, among other things, product or other types of liability, labor disputes or contractual disputes that could have a material and adverse effect on our financial condition. If we become involved in any litigation or other legal proceedings in the future, the outcome of such proceedings could be uncertain and could result in settlements or outcomes which negatively impact our reputation and our financial condition. In addition, any litigation or legal proceedings could incur substantial legal expenses as well as significant time and attention of our management, diverting their attention from our business and operations.

During the fiscal years ended March 31, 2024 and 2023, there were no material product recalls, product returns, product liability claims or customer complaints that adversely affected our business. There can be no assurance that our quality control system will continue to be effective. Any significant failure in or deterioration of the efficacy of our quality control system could damage our product quality and have an adverse effect on our reputation in the market among our existing or prospective customers. It will, in turn, lead to reduced orders or loss of customers in the future, thus severely harming our business, financial condition, results of operations and prospects. The end-users of our products may have the right to bring an action under the law of the PRC and relevant jurisdictions.

There is no assurance that we would not be named as a defendant in a lawsuit or proceedings brought by end consumers in the future in respect of our products in the event that our products are found to be harmful for or detrimental to human health, resulting in illnesses or deaths of any persons. A successful claim against us in respect of our products or a material recall of our products may result in (i) significant financial costs to be incurred and management efforts to be spent in defending against such claim or other adverse allegations or rectifying such defects or making payment for damages; (ii) deterioration of our brand and corporate image; and (iii) material adverse effect on our business, financial condition and results of operations.

Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our ordinary shares.

We believe that recent litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets, and the limited remedies thereof. Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Many of these companies are subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on New Bowen, its business, and the price of New Bowen Ordinary Shares. If New Bowen becomes the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it will have to expend significant resources to investigate such allegations and/or defend itself. This situation will be costly and time consuming and could distract New Bowen’s management from developing its business. If such allegations are not proven to be groundless, New Bowen and its business operations will be severely affected and you could sustain a significant decline in the value of its Ordinary Shares.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

New Bowen is an exempted entity incorporated under the laws of the Cayman Islands and Qianzhi is an entity incorporated under the laws of the PRC. In addition, all of our assets are located in China and most of our senior executive officers and directors reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, financial condition, results of operations, and prospects. The personal hygiene and disinfection products industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our products do not perform as expected or malfunction resulting in property damage, personal injury, or death. Our risks in this area are particularly pronounced given we have limited field experience in the operation of our products. A successful product liability claim against us could require us to pay substantial monetary compensation. Moreover, a product liability claim could generate substantial negative publicity about our products, services and business and inhibit or prevent commercialization of our future products, which would materially and adversely affect our brand, business, prospects, and results of operations. Our insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages may materially and adversely affect our reputation, business, financial condition, and results of operations.

We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of such proceedings are adverse to us, it could have a material adverse effect on our business, results of operations, and financial condition.

We may be subject to legal proceedings from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations, and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by our customers, our competitors, governmental entities in civil or criminal investigations and proceedings, or other entities. These claims could be asserted under a variety of laws, including but not limited to product liability laws, consumer protection laws, intellectual property laws, labor and employment laws, securities laws, tort laws, contract laws, property laws, data compliance laws, and employee benefit laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and ultimately futile. Such actions could also expose us to negative publicity and to substantial monetary damages and legal defense costs, injunctive relief, and criminal, civil, and administrative fines and penalties.

Risks Relating to Being a Public Company and New Bowen’s Shares

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

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Going public through a merger rather than an underwritten offering, as Qianzhi is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that might be subject to liability for any material misstatements or omissions in a registration statement. We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in Qianzhi’s business prior to the completion of the Business Combination during the course of due diligence, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Qianzhi’s control will not later arise. As a result of these factors, New Bowen may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in New Bowen reporting losses. Even if the due diligence investigation successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on New Bowen’s liquidity, the fact that it reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause New Bowen to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a target business or by virtue of obtaining debt financing thereafter. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their securities.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about New Bowen, the price for our shares and the trading volume could decline significantly.

The trading market for New Bowen’s shares will depend, in part, on the research and reports that securities or industry analysts publish about New Bowen or its business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of New Bowen, or if these securities or industry analysts are not widely respected within the general investment community, the demand for New Bowen’s shares could decrease, which might cause the price for New Bowen’s shares and the trading volume to decline significantly. In the event that New Bowen obtains securities or industry analyst coverage, if one or more of the analysts who cover New Bowen downgrade their assessment of New Bowen or publish inaccurate or unfavorable research about our business, the market price and liquidity for New Bowen’s shares could be negatively impacted.

A market for New Bowen’s Shares may not develop, which would adversely affect the liquidity and price of New Bowen’s Shares.

An active trading market for New Bowen’s shares may never develop or, if developed, may not be sustained. You may be unable to sell your New Bowen’s shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of Bowen’s Public Shares in connection with the Closing of the Business Combination.

The trading prices of New Bowen’s shares may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws and regulations affecting our business, our customers, suppliers, or our industry;

●	announcements of new products and expansions by us or our competitors;

●	our ability to continue to innovate and bring products to market in a timely manner;

●	our involvement in actual or potential litigation or regulatory investigations;

●	negative publicity about us, our products or our industry;

●	changes in our senior management or key personnel;

●	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by us or our competitors;

●	sales of our securities by us or our shareholders or, as well as the anticipation of lockup releases;

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●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Ordinary Shares available for public sale;

●	general economic, political, regulatory, industry, and market conditions;

●	natural disasters or major catastrophic events; and

●	other events or factors, including those resulting from war, incidents of terrorism, natural disasters, pandemics or responses to these events.

These and other factors may cause the market price and demand for New Bowen’s shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of New Bowen’s shares. Fluctuations may be even more pronounced in the trading market for New Bowen’s shares shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of New Bowen’s shares, New Bowen may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of New Bowen’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Bowen’s securities may decline. In addition, following the Business Combination, fluctuations in the price of New Bowen’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Qianzhi’s securities. Accordingly, the valuation ascribed to Qianzhi’s Ordinary Shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for New Bowen’s securities develops and continues, the trading price of its securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. New Bowen/s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of New Bowen’s securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Broad market and industry factors may materially harm the market price of our securities irrespective of New Bowen’s operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of New Bowen’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress New Bowen’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of New Bowen’s securities also could adversely affect its ability to obtain additional financing in the future.

Our issuance of additional shares in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

Except for the PIPE Financing which will be completed contemporaneously with the closing of the Business Combination, we do not expect to issue additional share capital in the near future that will result in dilution to all other shareholders. However, we expect to grant equity awards to key employees under our equity incentive plans. In addition, we may decide it is in our best interest to raise capital through equity financings in the future. Also, as part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of New Bowen’s shares to decline.

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Future resales of our outstanding securities, including the registration of securities for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

New Bowen will have17,139,026 ordinary shares outstanding immediately following the consummation of the Business Combination (assuming that no ordinary shares are redeemed by Bowen’s public shareholders) and excluding the Earnout Shares and any ordinary shares issued in connection with the PIPE Financing. Accordingly, there may be a large number of ordinary shares of New Bowen sold in the market following the consummation of the Business Combination, or shortly thereafter. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, we will incur additional legal, accounting and other expenses following completion of the Business Combination. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase our post-Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Many members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

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We will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make New Bowen’s Shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

Upon consummation of the Business Combination, we will be an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least US$1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of New Bowen shares held by non-affiliates exceeds US$700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We expect to qualify as a foreign private issuer within the meaning of the rules under the Exchange Act following consummation of the Business Combination, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we believe we will qualify as a foreign private issuer under the Exchange Act at the first measurement date following the consummation of the Business Combination, we expect to become exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

When we are able to qualify as a foreign private issuer, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, under Nasdaq rules, we will be required to submit on a Form 6-K an interim balance sheet and income statement as of the end of our second quarter, no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold our securities, you may receive less or different information about us than you currently receive about Bowen or that you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

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If New Bowen meets the definition of a “controlled company” under the rules of the Nasdaq Listing Rule, it may choose to exempt from certain corporate governance requirements that could have an adverse effect on the public shareholders.

Following consummation of the Business Combination, the former NewCo equityholders will beneficially own approximately 46.7% of the combined voting power of New Bowen Ordinary Shares and NewCo’s majority equityholder will beneficially own approximately 36.4% of the combined voting power of New Bowen Ordinary Shares, assuming no redemptions by the Public Shareholders of Bowen’s Public Shares, a total of 690,000 Bowen Ordinary Shares are issued upon the conversion of the Bowen Rights, the Earnout Shares have been issued, and excluding the effect of the issuance of securities in proposed PIPE Financing. However, assuming the maximum number of redemptions by the Public Shareholders of Bowen’s Public Shares (and the other assumptions remain accurate), NewCo’s majority equityholder would beneficially own 58% of the combined voting power of New Bowen Ordinary Shares and in such an event, New Bowen would be a “controlled company” as defined in the corporate governance rules of Nasdaq. For so long as New Bowen is as a controlled company under that definition, it would be permitted to elect to rely on certain exemptions from the Nasdaq corporate governance rules, including the requirements that (i) a majority of the board of directors consists of independent directors; (ii) its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities

As a result, the investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. New Bowen’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

Bowen is currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and New Bowen will continue to be one immediately after the Business Combination. As a smaller reporting company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our Ordinary Shares less attractive as a result of our smaller reporting company status. If some investors find our Ordinary Shares less attractive, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by New Bowen and Qianzhi.

We expect to incur significant costs associated with the Business Combination. We will only pay some of these expenses if the Business Combination occurs, such as the fee to the underwriter of Bowen’s IPO. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the special meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by New Bowen and Qianzhi whether or not the Business Combination is completed.

In the event that a significant number of Bowen’s Ordinary Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of Bowen’s Ordinary Shares are redeemed, New Bowen, following the Business Combination, may be left with a significantly smaller number of outstanding shares. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The Nasdaq Global Market may delist the Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in New Bowen’s securities and subject New Bowen to additional trading restrictions.

We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on New Bowen’s ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although it intends to use the cash received upon the consummation of the Business Combination for the continued development of its product candidates, there can be no assurance that it will be able to achieve our intended objectives.

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New Bowen may be unable to maintain the listing of its securities on the Nasdaq Global Market in the future.

If New Bowen is unable to continue to meet the listing requirements of the Nasdaq Global Market, New Bowen’s securities could be delisted from trading on Nasdaq. If its securities are delisted, New Bowen could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its shares are a “penny stock,” which will require brokers trading in its securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

New Bowen is an exempted company incorporated in the Cayman Islands, and as such, we believe New Bowen will qualify as a foreign private issuer under the Exchange Act at the first measurement date following the consummation of the Business Combination. Nasdaq listing rules include an exemption for foreign private issuers that allows them to follow the corporate governance practices of their home countries, in lieu of certain of the corporate governance requirements imposed by Nasdaq on domestic U.S. companies. Corporate governance practices in the Cayman Islands, which is New Bowen’s home country, may differ significantly from Nasdaq corporate governance requirements applicable to domestic U.S. companies. For example, as a foreign private issuer, New Bowen will be permitted to rely on home country practice in lieu of, and will be exempt from, the Nasdaq requirement (i) that a majority of our board of directors must be independent directors; (ii) that director nominees must be selected or recommended solely by independent directors; (iii) that the compensation committee must be comprised solely of independent directors; and (iv) that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). New Bowen may rely on the exemption available to foreign private issuers with respect to any or all of the foregoing requirements. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to domestic U.S. companies.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because New Bowen is incorporated under the laws of the Cayman Islands, and will conduct its operations, and its directors and executive officers reside, outside of the United States.

New Bowen is an exempted company limited by shares incorporated under the laws of the Cayman Islands and, following the Business Combination, will conduct its operations through its consolidated subsidiaries in China. Further, all of its assets are located outside the United States. All of its officers and directors reside outside the United States and the assets of those persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon New Bowen’s directors or officers, or to enforce judgments obtained in the United States courts against its directors or officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liability.”

Following the Business Combination, New Bowen’s corporate affairs will be governed by the Proposed Charter, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of New Bowen’s shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of its directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of New Bowen’s shareholders and the fiduciary duties of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, special resolutions, and the register of mortgages and charges, of such companies) or to obtain copies of lists of shareholders of these companies. New Bowen’s directors have discretion under its post-offering articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is New Bowen’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If New Bowen chooses to follow home country practice in the future, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. As a result of all of the above, its public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

It is not expected that we will pay dividends in the foreseeable future after the Business Combination.

It is expected that New Bowen will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that New Bowen will pay any cash dividends in the foreseeable future. Following completion of the Business Combination, the New Bowen board of directors will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Accordingly, you may need to rely on sales of New Bowen’s shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that the New Bowen shares will appreciate in value after the Business Combination or that the market price of the New Bowen shares will not decline.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited or no experience in managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and may divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We may be adversely affected by the effects of inflation and a potential recession.

Although inflation has not materially affected our business or the results of our operations, global inflation may affect our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to increase the prices we charge for our products. The existence of inflation in the economy may result in higher interest rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, we may experience cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact the research and development investments and consumer spending levels and willingness, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected. In order to mitigate the potential adverse impact of inflation on our business and results of operations, we plan to continue to improve our operating efficiency, further strengthen our bargaining power with our suppliers, and introduce new products with higher profit margin.

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A decline in general economic conditions or a disruption of financial markets may affect the discretionary income of consumers, which in turn could adversely affect our profitability.

Our operations and profitability are directly or indirectly affected by general economic conditions and, in particular, conditions that have a direct impact on the demand for entertainment and leisure activities. A decline in general economic conditions could reduce the level of discretionary income that players have to spend on our products, which could negatively impact our revenue. The revenue generated from a particular product or product line could be affected directly by declines in consumer spending more broadly, resulting in a reduction in revenue we receive through various income-sharing and/or profit-sharing arrangements. In addition, adverse economic conditions, including volatility and disruptions in financial markets, may also affect other shareholders or investors in this arena, thereby potentially affecting their ability to cooperate with us.

The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what New Bowen’s actual financial position or results of operations would have been.

Bowen and Qianzhi currently operate as separate companies and have had no prior history as a combined entity, and Bowen’s and Qianzhi’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Bowen. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Bowen’s and Qianzhi’s historical financial statements and certain adjustments and assumptions have been made regarding Qianzhi after giving effect to the Business Combination. There may be differences between estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement in respect of the estimated financial position and results of operations of Qianzhi. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Qianzhi’s financial condition or results of operations following the closing. Any potential decline in Qianzhi’s financial condition or results of operations may cause significant variations in the stock price of New Bowen.

Risks Related to Bowen Before the Business Combination, the Business Combination and Redemptions

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than approximately $10.94 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

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Upon redemption of our Public Shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the approximately $10.94 per share initially held in the Trust Account, due to claims of such creditors. Our Sponsors have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsors have sufficient funds to satisfy their indemnity obligations and believe that our Sponsors’ only assets are securities of our company. We have not asked our Sponsors to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

The Sponsors and the Insiders have agreed to vote their shares in favor of the Business Combination, regardless of how the Public Shareholders vote.

The Sponsors and the Insiders have agreed, subject to applicable securities laws, to vote any ordinary shares owned by them in favor of the Business Combination Proposal. This is unlike some other similarly structured transactions where the insiders vote in accordance with the public holders and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. Because the Sponsors and Insiders vote in favor of the Business Combination Proposal, the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsors and the Insiders own ordinary shares equal to approximately 22.5% of Bowen’s issued and outstanding ordinary shares. Accordingly, it is more likely that the necessary shareholder approval will be received for the Business Combination than would be the case if the Sponsors and the Insiders agreed to vote any ordinary shares owned by them in accordance with the majority of the shares represented at the extraordinary general meeting by the public shareholders.

Our independent directors may decide not to enforce the indemnification obligations of our Sponsors, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.10 per public share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsors to enforce their indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so. For example, they may determine that the cost of such legal action is too high relative to the amount recoverable or that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Shareholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

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If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Securities of companies formed through mergers with SPACs such as New Bowen may experience a material decline in price relative to the share price of the SPACs prior to the merger.

Bowen issued Bowen Ordinary Shares as part of units for $10.00 per unit upon the closing of its initial public offering. As with other SPACs, the $10.00 per share price of Bowen reflected each Bowen Ordinary Share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account. Following Closing, the outstanding Bowen Ordinary Shares will no longer have any such redemption right and may be dependent upon the fundamental value of New Bowen, as well as other relevant factors such as market conditions and trading multiples, and the securities of other companies formed through mergers with SPACs in recent years may be significantly less than $10.00 per share.

Bowen’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

When you consider the recommendation of the Bowen Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Bowen’s executive officers and directors, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Insiders will lose their entire investment in Bowen if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Bowen. Further, the personal and financial interests of the Sponsors, as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target and completing the Business Combination with Qianzhi. In considering the recommendations of the Bowen Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Sponsors and Bowen’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,725,000 Founder Shares currently owned by the Sponsors, in which certain of Bowen’s directors and executive officers hold an indirect interest. The Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and Bowen fails to complete a business combination within the required time period. Accordingly, the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $18.8 million based upon the closing price of $10.92 per Bowen Ordinary Share on Nasdaq on December 3, 2024;

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○	Createcharm paid an aggregate of $3,417,820 for 341,782 Bowen Private Units. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $3.8 million, based upon the closing price of $11.00 per Public Unit on Nasdaq on December 3, 2024;

○	the Sponsors and Bowen’s officers and directors will lose their entire investment in Bowen if the Business Combination is not consummated within the required time period. Additionally, although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to the SPAC Sponsors or Bowen’s officers and directors and no fees due or out-of-pocket expenses to be repaid by Bowen, if any are incurred after the date of this proxy statement/prospectus, they would not be repaid unless Bowen consummates the Business Combination within the required time period;

○	accordingly, based on the value of the Bowen securities invested in and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the SPAC Sponsors and Bowen’s officers and directors have at risk is $3,442,820 ($3,434,570 by Createcharm and $8,250 by Bowen Holding);

○	in addition, the SPAC Sponsors and their affiliates can earn a positive rate of return on their investment, even if other Bowen shareholders experience a negative rate of return;

○	that Bowen entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Bowen Holding LP a monthly fee of US$10,000 for office space, secretarial and administrative support;

○	that on February 20, 2023, Bowen entered into an agreement with TenX Global Capital LP, an affiliate of Bowen Holding LP, for TenX Global Capital LP to provide Bowen with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures in connection with Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO, at a price of $5,250 per quarter;

●	the fact that pursuant to the Business Combination Agreement, Bowen has the right to designate one director to the New Bowen Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the New Bowen Board determines to pay to its directors. Bowen has designated Jun Zhang to be a director on the New Bowen Board post-Closing;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Bowen’s existing directors and officers and requires New Bowen to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain Bowen directors and officers after the Business Combination;

●	the fact that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Bowen will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Bowen Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target, completing the Business Combination with Qianzhi and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of Bowen and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the Bowen Board to vote for the proposals, its shareholders should consider these interests.

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The Sponsors and Bowen’s directors, officers, advisors and their affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may result it being more likely that we can consummate the Business Combination and reduce the public “float” of our Public Share.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Sponsors and Bowen’s directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsors or Bowen’s directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of Bowen Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsors and Bowen’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsors and Bowen’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors or our directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

On or prior to the Closing Date, the trading price per share value of Bowen Ordinary Shares may be less than the per share value of the Trust Account. In addition, the net cash per Bowen share (after taking into account the founder shares and EBC shares) is materially less than the $10.94 in trust per share available to redeeming public shareholders.

Although the parties to the Business Combination agreed the consideration to be provided to NewCo shareholders was valued at a price equal to the per share amount in the Trust Account at the time of the execution of the Business Combination Agreement, the cash backed value per Bowen Ordinary Share following the Business Combination may be substantially less than such per share price. Accordingly, Public Shareholders who do not exercise redemption rights will hold Bowen Ordinary Shares that will have a value ascribed to them by their trading price, which may be substantially less than the amount they would have received upon exercise of redemption rights. In particular, the shares of most companies that are the result of a recently completed business combinations between a SPAC and an operating company have traded at prices substantially below $10.00 per share. As such, Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the current per share value of the Trust Account. Furthermore, the net cash per Bowen share (after taking into account the founder shares and EBC shares) is materially less than the $10.94 in trust per share available to redeeming public shareholders.

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Reports published by analysts, including projections in those reports that differ from our actual results, as well as the failure of research analysts to publish reports on us, could adversely affect the price and trading volume of our commons stock.

Securities research analysts may establish and publish their own periodic projections for New Bowen following consummation of the Business Combination. New Bowen does not control these analysts or the content and opinions included in their reports. Projections included in these reports may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades the Bowen Ordinary Shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of us, the market price and volume for Bowen Ordinary Shares could be adversely affected.

We may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to the proposed Business Combination. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Following the Business Combination, the share price of the Bowen Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Additionally, New Bowen may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on New Bowen’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject New Bowen to significant liabilities.

The fairness opinion delivered by Newbridge Securities to the Bowen Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.

The opinion delivered by Newbridge Securities, Bowen’s financial advisor, to the Bowen Board addresses the fairness of the consideration in the Business Combination from a financial point of view to the Bowen Board. The Bowen Board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus and Bowen does not expect to receive an updated fairness opinion prior to the Closing. Changes in the operations and prospects of Qianzhi, general market and economic conditions and other factors that may be beyond their control, and on which the fairness opinion was based, may alter the value of Qianzhi or the prices of Bowen Ordinary Shares by the time the Business Combination is completed. The opinion did not speak as of the time the transaction will be completed or as of any date other than the date of such opinion. The Bowen Board’s recommendation that Bowen’s shareholders vote “FOR” approval of the Business Combination Proposal, however, is made as of the date of this proxy statement/prospectus.

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Public Shareholders who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

A Public Shareholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Shareholder: (i) holds Public Shares; (ii) submits a written request to the Transfer Agent in which it requests that Bowen redeem all or a portion of its Public Shares for cash,; and (iii) delivers its Public Shares to the Transfer Agent, physically or electronically through DTC. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on January 9, 2025 (two business days before the Shareholder Meeting) in order for their shares to be redeemed. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is Bowen’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Bowen does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Shareholders who wish to redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its shares to the Transfer Agent, Bowen will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

If a Public Shareholder fails to receive notice of its right to redeem Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite Bowen’s compliance with the proxy rules, a Public Shareholder fails to receive Bowen’s proxy materials, such Public Shareholder may not become aware of the opportunity to redeem his, her or its Public Shares. In addition, the proxy materials that Bowen is furnishing to holders of Public Shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem Public Shares. In the event that a Public Shareholder fails to comply with these procedures, its Public Shares may not be redeemed.

Bowen does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of Bowen’s shareholders do not support it.

Bowen does not have a specified maximum redemption threshold. As a result, Bowen may be able to complete the Business Combination even though a substantial portion of Public Shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Public Shares.

A Public Shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the Public Shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, Bowen will require each Public Shareholder seeking to exercise redemption rights to certify to Bowen whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to Bowen at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Bowen makes the above-referenced determination. Your inability to redeem any such excess Bowen Ordinary Shares will reduce your influence over Bowen’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Bowen if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Bowen consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the Public Shares and, in order to dispose of such excess shares, would be required to sell your shares in open market transactions, potentially at a loss. Bowen cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the Public Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge Bowen’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

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There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

Bowen can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in Bowen’s share price, and may result in a lower value realized now than a shareholder of Bowen might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own financial advisor for assistance on how this may affect his, her or its individual situation.

Bowen’s Public Shareholders will experience immediate dilution as a consequence of the issuance of Bowen’s ordinary shares as consideration in the Business Combination and the PIPE Financing. Having a minority share position may reduce the influence that the current Public Shareholders have on the management of New Bowen.

Bowen’s Public Shareholders will experience immediate dilution as a consequence of the issuance of the ordinary shares as consideration in the Business Combination and the PIPE Financing. Having a minority share position may reduce the influence that current Public Shareholders have on the management of New Bowen. It is anticipated that upon completion of the Business Combination and assuming no redemptions by the Public Shareholders, Bowen’s Public Shareholders will retain an ownership interest of approximately 39.9% of New Bowen, the Sponsors and other Insiders will retain an ownership interest of approximately 12.1% of New Bowen (excluding the PIPE Financing), and the Qianzhi shareholders will own approximately 45.4% (excluding the 1,400,000 Earnout Shares) of New Bowen. These levels of ownership interest: (a) include the impact of the shares issuable upon conversion of the Bowen Rights, (b) assume that no additional public shareholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in the Trust Account, and (c) assume that no shares are issued pursuant to the 2024 Incentive Plan. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Bowen shareholders will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The tables below show the anticipated ownership of New Bowen upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) 100% redemption scenario. The levels of ownership presented in the tables below assume that 500,000 shares in connection with the PIPE Financing and 1,400,000 Earnout Shares have been issued. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Shareholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Holders of Public Shares(5)	7,590,000	39.9%	5,865,000	33.9%	2,415,000	17.4%	690,000	5.7%
Insiders’ Existing Shares(6)	2,302,650	12.1%	2,302,650	13.3%	2,302,650	16.6%	2,302,650	19.0%
Existing Qianzhi shareholders	8,646,376	45.4%	8,646,376	49.9%	8,646,376	62.4%	8,646,376	71.2%
PIPE Investors	500,000	2.6%	500,000	2.9%	500,000	3.6%	500,000	4.1%
Total Shares Outstanding	19,039,026	100.0%	17,314,026	100.0%	13,864,026	100.0%	12,139,026	100.0%

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming Maximum Redemption(4)
Additional Dilution Sources	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
2024 Incentive Plan	951,951	4.8%	865,701	4.8%	693,201	4.8%	606,951	4.8%

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.
(2)	This scenario assumes that 1,725,000 Public Shares are redeemed by Public Shareholders.
(3)	This scenario assumes that 5,175,000 Public Shares are redeemed by Public Shareholders.
(4)	This scenario assumes that 6,900,000 Public Shares are redeemed by Public Shareholders.
(5)	Includes an aggregate of 690,000 Bowen Ordinary Shares to be issued upon conversion of the outstanding Bowen Rights upon consummation of the Business Combination.
(6)	Includes an aggregate of 36,150 Bowen Ordinary Shares to be issued upon conversion of the Bowen Private Rights upon consummation of the Business Combination.

The issuance of additional ordinary shares will significantly dilute the equity interests of existing holders of Bowen securities and may adversely affect prevailing market prices for our Public Shares and Public Rights. Having a minority ownership interest in New Bowen may reduce the influence that the Public Shareholders have on the management of New Bowen.

If Bowen is deemed to be an investment company for purposes of the Investment Company Act, it could be forced to liquidate and investors in Bowen would not be able to participate in any benefits of owning shares in New Bowen, including the potential appreciation of New Bowen’s shares following the Business combination and Bowen’s rights would expire worthless.

It is possible that a claim could be made that Bowen has been operating as an unregistered investment company. It is also possible that the investment of funds from Bowen’s IPO and simultaneous private placement of units during Bowen’s life as a blank check company, and the earning and use of interest from such investment, could increase the likelihood of Bowen being found to have been operating as an unregistered investment company more than if Bowen sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that Bowen is considered an investment company. If Bowen is deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, Bowen may not be able to consummate the Business Combination and may be required to change its operations, wind down its operations or register as an investment company under the Investment Company Act. If Bowen is forced to liquidate as a result of the foregoing, investors in Bowen would not be able to participate in any benefits of owning shares in New Bowen, including the potential appreciation of the New Bowen shares following the Business Combination and Bowen’s rights would expire worthless.

Bowen’s ability to complete the Business Combination may be impacted by the fact that certain of the Sponsors’ limited partners are non-U.S. persons and a majority of Bowen’s and Qianzhi’s executive officers and directors are located in, or have significant ties to, China. This may make it harder for Bowen to complete the Business Combination with Qianzhi.

Bowen’s Chairwoman of the Board, Na Gai, and one of Bowen’s directors, Jun Zhang, each of whom are limited partners of one of the Sponsors, are non-U.S. persons. Further, each of Qianzhi’s directors and executive officers are also non-U.S. persons. In addition, other than Lawrence Leighton (one of Bowen’s directors), each of Bowen’s and each of Qianzhi’s directors and executive officers are located in, or have significant ties to, China. As a result, this may make it harder for us to complete the Business Combination with Qianzhi if the Business Combination is determined to be subject to U.S. foreign investment regulations and review by a U.S. government entity. The Committee on Foreign Investment in the United States (“CFIUS”) is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If the Business Combination with Qianzhi falls within the scope of foreign ownership restrictions, we may be unable to consummate the Business Combination.

In addition, if the Business Combination falls within CFIUS’s jurisdiction, the parties may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the Business Combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination or impose conditions to mitigate national security concerns with respect to such Business Combination if the parties proceeded without first obtaining CFIUS clearance.

The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of the Business Combination. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Failure to obtain any required approvals within the requisite time period may prevent the parties from completing the Business Combination and require Bowen to liquidate. If Bowen liquidates, Bowen’s rights will expire worthless and Public Shareholders may lose the potential investment opportunity in New Bowen and the opportunity of realizing future gains on the securities of New Bowen through any price appreciation in the combined company.

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MEETING OF BOWEN SHAREHOLDERS

General

Bowen is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the Bowen Board for use at the Shareholder Meeting to be held on January 13, 2025 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Bowen shareholders with information they need to know to be able to vote or direct their vote to be cast at the Shareholder Meeting.

Date, Time and Place of the Shareholder Meeting

The Shareholder Meeting will be held on January 13, 2025, at 10:00 a.m., Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

You may attend the Shareholder Meeting and vote your shares electronically during the Shareholder Meeting via live audio webcast by visiting www.cstproxy.com/bowenspac/2024. You will need the control number that is printed on your proxy card to enter the Shareholder Meeting. Bowen recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Shareholder Meeting starts. Please note that you will not be able to attend the Shareholder Meeting in person.

If you hold your Bowen Ordinary Shares through a bank or broker, you will need to contact Continental, Bowen’s transfer agent, to receive a control number. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact the Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Shareholder Meeting starting January 9, 2025 at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.cstproxy.com/bowenspac/2024, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Shareholder Meeting.

If you do not have access to the internet, you can listen only to the Shareholder Meeting by dialing (800) 450-7155 (or (857) 999-9155 if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number 9164513#. Please note you will not be able to vote or enter questions during the Shareholder Meeting if you choose to participate telephonically.

Purpose of the Shareholder Meeting

At the Shareholder Meeting, Bowen shareholders are being asked to vote on the following proposals:

●	the Business Combination Proposal;

●	the Name Change Proposal;

●	the Capitalization Amendment Proposal;

●	the Charter Amendment Proposals;

●	the Nasdaq Proposal;

●	the Equity Incentive Plan Proposal;

●	the Director Election Proposal; and

●	the Adjournment Proposal (if necessary).

Each of the Name Change Proposal, the Capitalization Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval and adoption of the Condition Precedent Proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Record Date; Who is Entitled to Vote

The Bowen Board has fixed the close of business on October 22, 2024 as the Record Date for determining Bowen shareholders entitled to notice of and to attend and vote at the Shareholder Meeting. As of the close of business on the Record Date, there were 9,166,500 Bowen Ordinary Shares outstanding and entitled to vote. Each Bowen Ordinary Share is entitled to one vote per share at the Shareholder Meeting.

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The Insiders have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting. As of the date of this proxy statement/prospectus, the Insiders own approximately 22.2% of the total outstanding Bowen Ordinary Shares.

Quorum and Required Vote for Proposals for the Shareholder Meeting

A quorum of Bowen shareholders is necessary to hold a valid meeting. A quorum will be present at the Shareholder Meeting if a majority of the voting power of all outstanding Bowen Ordinary Shares entitled to vote as of the Record Date at the Shareholder Meeting is represented at the Shareholder Meeting virtually or by proxy. Abstentions will be counted as present for the purpose of determining a quorum. The Insiders, which currently hold approximately 22.2% of the issued and outstanding Bowen Ordinary Shares, will count towards this quorum.

The approval of each of the Name Change Proposal, the Capitalization Amendment Proposal and the Charter Amendment Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The approval of each of the other proposals require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum and will have no effect on the approval of any of the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal or the Adjournment Proposal.

Under Nasdaq rules, if a shareholder holds their shares in “street” name through a bank, broker or other nominee and the shareholder does not instruct their broker, bank or other nominee how to vote their shares on a proposal, the broker, bank or other nominee has the authority to vote the shares in its discretion on certain “routine” matters. However, banks, brokers and other nominees are not authorized to exercise their voting discretion on any “non-routine” matters. This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of shareholders or has received instructions as to how to vote on some but not all of the “non-routine” proposals, (ii) there are one or more “non-routine” proposals to be voted on at the meeting for which the bank, broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and (iii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter.

We believe that all of the proposals to be voted on at the Shareholder Meeting will be considered non-routine matters. As a result, if you hold your shares in street name, your bank, brokerage firm or other nominee cannot vote your shares on any of the proposals to be voted on at the Shareholder Meeting without your instruction.

Because all of the proposals to be voted on at the Shareholder Meeting are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed, so Bowen does not expect there to be any broker non-votes at the Shareholder Meeting.

Recommendation of the Bowen Board

The Bowen Board has determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of Bowen and its shareholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its shareholders for approval at the Shareholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The Bowen Board recommends that Bowen’s shareholders vote “FOR” the Business Combination Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” the Nasdaq Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” each of the nominees to be elected pursuant to the Director Election Proposal and “FOR” the Adjournment Proposal (if necessary). See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Recommendation of the Bowen Board and Reasons for the Business Combination” for additional information.

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Bowen’s directors and officers may have financial interests in the Business Combination that are different from, or in addition to, their interests as shareholders of Bowen and the interests of shareholders of Bowen generally. The existence of financial and personal interests of one or more of Bowen’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Bowen and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Voting Your Shares

If you were a holder of record of Public Shares as of the close of business on October 22, 2024, the Record Date for the Shareholder Meeting, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your proxy card shows the number of Public Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your Public Shares at the Shareholder Meeting:

1.	Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Shareholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Shareholder Meeting so that your shares will be voted if you are unable to attend the Shareholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on January 12, 2025.

2.	Voting Electronically. You may attend, vote and examine the list of shareholders entitled to vote at the Shareholder Meeting by visiting the website listed on your proxy card or voting instruction form and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Shareholder Meeting or at the Shareholder Meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Bowen’s Chief Executive Officer in writing to Bowen Acquisition Corp, 420 Lexington Avenue, Suite 2446, New York, NY 10170, before the Shareholder Meeting that you have revoked your proxy; or

●	you may attend the Shareholder Meeting and vote electronically, as indicated above.

Vote of Sponsors, Directors and Officers

Pursuant to a letter agreement with Bowen, the Insiders have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any Bowen Ordinary Shares owned by them in connection with the Shareholder Meeting. In addition, the IPO Underwriter has agreed to waive its redemption rights with respect to the Bowen Representative Shares and Bowen Private Shares held by it. No person was paid any consideration in exchange for these waivers. The Bowen Founder Shares, the Bowen Representative Shares and the Bowen Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsors own approximately 22.2% of the issued and outstanding Bowen Ordinary Shares and Bowen’s officers and directors do not own any Bowen Ordinary Shares (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsors).

No Additional Matters May Be Presented at the Shareholder Meeting

The Shareholder Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal (if necessary). Under the Existing Charter, no other matters may be considered at the Shareholder Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Shareholder Meeting.

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Who Can Answer Your Questions about Voting Your Shares?

If you are a Bowen shareholder and have any questions about how to vote or direct a vote in respect of your Bowen Ordinary Shares, you may call Laurel Hill Advisory Group, our proxy solicitor, by calling (855) 414-2266, or banks and brokers can call (516) 933-3100, or by emailing BOWN@laurelhill.com.

Redemption Rights

Pursuant to the Existing Charter, holders of Public Shares may seek to redeem, out of funds legally available therefor, their shares for cash, regardless of whether they vote for or against, or whether they do not vote at all on, the Business Combination Proposal. Any shareholder holding Public Shares may demand that Bowen redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.94 per share of Public Shares as of November 25, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Bowen to pay its taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption as described in this section and the Business Combination is consummated, Bowen will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(a) hold Public Shares directly or (b) hold Public Shares through Bowen Units and elect to separate your Bowen Units into the underlying Public Shares and Public Rights prior to exercising your redemption rights with respect to the Public Shares;

(ii)	submit a written request to Continental, Bowen’s transfer agent, in which you request that Bowen redeem all or a portion of your Public Shares for cash; and

(iii)	deliver your Public Shares (and share certificates (if any)) to Continental, Bowen’s transfer agent, physically or electronically through DTC.

A Public Shareholder must complete the procedures for electing to redeem its Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on January 9, 2025 (two business days before the initially scheduled date of the Shareholder Meeting), in order for its shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank.

If you hold your shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or tendering/delivering them through DTC’s DWAC system. Continental will typically charge the tendering broker a fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a Public Shareholder, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that Bowen instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. Bowen will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the Bowen Board may agree to honor such requests after such deadline in its sole discretion).

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares, without our prior consent. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the outstanding Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

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If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, Bowen will promptly return any shares (and share certificates (if any)) tendered or delivered by Public Shareholders.

Bowen’s transfer agent can be contacted at the following address:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

Our Insiders have waived their redemption rights with respect to their Bowen Ordinary Shares in connection with the shareholder vote to approve the Business Combination. Accordingly, such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

The closing price of Public Shares on December 3, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, was $10.92 per share. The cash held in the Trust Account on such date was approximately $75.5 million (including interest not previously released to Bowen to pay its taxes) (approximately $10.94 per share of Public Shares). Prior to exercising redemption rights, shareholders should verify the market price of Public Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Bowen cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of Public Shares exercises his, her or its redemption rights, then he, she or it will be exchanging its Public Shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering or delivering your Public Shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to Bowen’s transfer agent as described above and the Business Combination is consummated.

For a discussion of certain material United States federal income tax considerations for shareholders with respect to the exercise of these redemption rights, see “Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” The consequences of a redemption to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights

There are no appraisal rights available to Bowen’s shareholders in connection with the Business Combination. However, holders of Public Shares may elect to have their shares redeemed in connection with the adoption of the Business Combination Proposal, as described under “Redemption Rights” above.

Proxy Solicitation Costs

Bowen is soliciting proxies on behalf of the Bowen Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Bowen has engaged Laurel Hill Advisory Group to assist in the solicitation of proxies for the Shareholder Meeting. Bowen and its directors, officers and employees may also solicit proxies in person. Bowen will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

Bowen will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. Bowen will pay Laurel Hill Advisory Group a fee of $14,500, plus disbursements, reimburse Laurel Hill Advisory Group for its reasonable out-of-pocket expenses and indemnify Laurel Hill Advisory Group and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Bowen’s proxy solicitor. Bowen will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to Bowen shareholders. Directors, officers and employees of Bowen who solicit proxies will not be paid any additional compensation for soliciting.

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Insider Ownership of Bowen Ordinary Shares

As of the Record Date for the Shareholder Meeting, the Insiders owned of record and were entitled to vote 2,066,782 Bowen Ordinary Shares. Such shares currently constitute approximately 22.2% of the outstanding Bowen Ordinary Shares. The Insiders have agreed, subject to applicable securities laws, to vote any Bowen Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any Bowen Ordinary Shares owned by them in connection with this Shareholder Meeting. In addition, the IPO Underwriter has agreed to waive its redemption rights with respect to the Bowen Representative Shares and Bowen Private Shares held by it. No person was paid any consideration in exchange for these waivers. The Bowen Founder Shares, the Bowen Representative Shares and the Bowen Private Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Potential Purchases of Public Shares

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, Bowen, Qianzhi and/or their respective directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, Bowen, Qianzhi and/or their respective directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of Bowen Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons including (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which Bowen has received redemption requests pursuant to its shareholders’ redemption rights in connection with the Business Combination.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsors and Bowen’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsors and Bowen’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors or Bowen’s directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

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PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL

Overview

Bowen is asking its shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Merger pursuant to which Merger Sub will merge with and into NewCo, with NewCo being the surviving company of the Merger and becoming a wholly-owned subsidiary of Bowen. The structure of the Business Combination is a reverse triangular merger which is customary for special purpose acquisition company business combinations. The contemplated timing of the Business Combination, for it to essentially be consummated as soon as reasonably practicable, was determined by the parties in light of (i) general business considerations weighing in favor of consummating the transaction promptly so that neither Bowen nor Qianzhi had to operate for longer than necessary under the burden of uncertainty and (ii) the deadline for Bowen to complete an initial business combination pursuant to the Existing Charter. Bowen shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “— The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

Because we are holding an extraordinary general meeting of shareholders to vote on the Business Combination, we may consummate the Business Combination only if the Business Combination Proposal is approved by a majority of the votes cast (in person virtually or by proxy) by the holders of a majority of the Bowen ordinary shares entitled to vote at the Shareholder Meeting. However, because the Sponsors and Insiders have agreed to vote their shares in favor of the Business Combination Proposal (and therefore are not required to vote in accordance with the majority of unaffiliated shareholders), the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal. Under the Business Combination Agreement, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved by Bowen’s shareholders, the Business Combination will not be consummated.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. This summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto and which is incorporated herein by reference. You and other interested readers are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the parties thereto made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties to the Business Combination Agreement and are subject to important qualifications and limitations agreed to in connection with negotiating the Business Combination Agreement, including by the underlying disclosure schedules of both Bowen and Qianzhi and its subsidiaries, which are not filed publicly and are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties to the Business Combination Agreement rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person or entity should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations about the actual state of facts of the parties.

The Business Combination Agreement and the transactions contemplated thereby have been unanimously approved by the boards of directors of Bowen and Qianzhi and are expected to be consummated as soon as possible following the Shareholder Meeting should the requisite vote be obtained.

General Description of the Business Combination Agreement

The Business Combination Agreement contemplates that, at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Companies Act, Merger Sub will merge with and into NewCo, with NewCo being the surviving company of the Merger and becoming a wholly-owned subsidiary of Bowen. Consistent with the Business Combination Agreement and in preparation for the Business Combination, Qianzhi completed the Restructuring, in which it became a wholly owned subsidiary of NewCo by the issuance of NewCo Ordinary Shares to the former holders of Qianzhi ordinary shares in exchange for such Qianzhi ordinary shares.

Consideration

Conversion of Company Securities

Pursuant to the Business Combination Agreement, at the Effective Time, all of NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by the parties to the Business Combination Agreement or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Merger Shares, a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement, and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Earnout Shares, as described further below.

Earnout Consideration

In addition to the Merger Shares, the holders of NewCo Ordinary Shares have the contingent right to receive an aggregate of 1,400,000 Earnout Shares as earnout consideration. The Earnout Shares will be issued if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026. In addition, the holders of NewCo Ordinary Shares will be entitled to receive the Earnout Shares in the event there occurs any transaction resulting in a change of control during the period of time that the Earnout Shares are earnable.

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Potential Dilution to Non-Redeeming Bowen Public Shareholders

The unadjusted net tangible book value of Bowen as of its most recent balance sheet date, September 30, 2024, is $74,250,366, equating to Bowen’s total assets of $74,534,486 minus its total liabilities of $284,120. As of such date, Bowen had a total of 9,166,500 shares issued and outstanding, consisting of 2,266,500 shares held by its initial shareholders and 6,900,000 shares held by Public Shareholders and subject to redemption. Therefore, Bowen’s unadjusted net tangible book value per share as of its most recent balance sheet date is approximately $8.10 per share. The following table sets forth, with respect to each material transaction reasonably likely to occur in connection with the Business Combination while excluding the Business Combination itself, across potential redemption levels, (i) the number of ordinary shares of the combined company to be issued pursuant to such material transaction, (ii) the as-adjusted net tangible book value per share (the “NVPS”) of New Bowen ordinary shares issued and outstanding after giving effect to such material transaction, calculated as (a) the net tangible book value in such redemption scenario before considering any of the material transactions, as described for each redemption scenario in the footnote thereabout (see footnote (1) through (4), as applicable), plus any amount that such material transaction would add to such net tangible book value, if any, as described for each material transaction in the footnote thereabout (see footnote (5) through (9), as applicable), divided by (b) the amount of shares outstanding in such redemption scenario before considering any of the material transactions plus the number of ordinary shares of New Bowen to be issued pursuant to such material transaction, as described for each material transaction in the footnote thereabout, (iii) the difference between such as-adjusted NVPS, in the given redemption scenario, and the Bowen IPO offering price per share of $10.00 (the “Difference”); and (iv) the valuation of New Bowen at or above which, after factoring in the potential dilution caused by such material transaction, the non-redeeming Public Shareholders’ interest per New Bowen ordinary share would be at least the Bowen IPO offering price per share of $10.00 (the “Equalizing Company Value” or “ECV”).

	Assuming No Redemption (1)				Assuming 25% Redemption (2)				Assuming 50% Redemption (3)				Assuming 75% Redemption (4)
	Shares	NVPS	Difference	ECV	Shares	NVPS	Difference	ECV	Shares	NVPS	Difference	ECV	Shares	NVPS	Difference	ECV
Prior to Adjustment for Potential Dilution Sources:	9,166,500	$7.80	$(2.20)	$91,665,000	7,441,500	$7.11	$(2.89)	$74,415,000	5,716,500	$6.01	$(3.99)	$57,165,000	3,991,500	$3.96	$(6.04)	$39,915,000
Potential Dilution Sources
PIPE Financing (5)	500,000	$7.91	$(2.09)	$96,665,000	500,000	$7.29	$(2.71)	$79,415,000	500,000	$6.33	$(3.67)	$62,165,000	500,000	$4.63	$(5.37)	$44,915,000
2024 Incentive Plan (6)	951,951	$7.06	$(2.94)	$101,184,510	865,701	$6.37	$(3.63)	$83,072,010	762,201	$5.30	$(4.70)	$64,787,010	693,201	$3.37	$(6.63)	$46,847,010
Bowen Public Rights (7)	690,000	$7.25	$(2.75)	$98,565,000	690,000	$6.51	$(3.49)	$81,315,000	690,000	$5.36	$(4.64)	$64,065,000	690,000	$3.38	$(6.62)	$46,815,000
Bowen Private Rights (8)	36,150	$7.77	$(2.23)	$92,026,500	36,150	$7.08	$(2.92)	$74,776,500	36,150	$5.97	$(4.03)	$57,526,500	36,150	$3.92	$(6.08)	$40,276,500
Earnout Consideration (9)	1,400,000	$6.77	$(3.23)	$105,665,000	1,400,000	$5.99	$(4.01)	$88,415,000	1,400,000	$4.83	$(5.17)	$71,165,000	1,400,000	$2.93	$(7.07)	$53,915,000
TOTALS (10)	12,744,601	$6.00	$(4.00)	$127,446,010	10,933,351	$5.30	$(4.70)	$109,333,510	9,104,851	$4.32	$(5.68)	$91,048,510	7,310,851	$2.85	$(7.15)	$73,108,510

(1)	Assuming No Redemptions: This presentation assumes that no Bowen Public Shareholders elect to have their Bowen Public Shares redeemed for cash in connection with the Business Combination as permitted by the Bowen Articles and there are no Dissenting Bowen Shares. This presentation also assumes that the value of total assets and therefore net tangible book value of Bowen as of its most recent balance sheet date are reduced by $2,955,334, to account for the estimated total Business Combination transaction expenses. The value of total assets and net tangible book value of Bowen are also increased by proceeds of the $690,000 loan from Qianzhi and the IPO Underwriter to the Company for the extension of Combination Period, and decreased by $500,000 repayment to the IPO Underwriter upon the closing of the Business Combination. In this scenario, before considering any of the material transactions reasonably likely to occur in connection with the Business Combination described in the table, (i) a total of 9,166,500 shares would be issued and outstanding, consisting of 6,900,000 Public Shares and 2,266,500 shares held by Bowen’s initial shareholders, and (ii) New Bowen would have total assets of $71,769,152, a net tangible book value of $71,485,032, and NVPS of $7.80, such NVPS being equal to the $71,485,032 as-adjusted net tangible book value divided by 9,166,500 shares.

(2)	Assuming 25% Redemptions: This presentation assumes that 1,725,000 Bowen Public Shares are redeemed for aggregate redemption payments of $18,561,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024. This presentation also assumes that the value of total assets and therefore net tangible book value of Bowen as of its most recent balance sheet date are reduced by $2,955,334, to account for the estimated total Business Combination transaction expenses. The value of total assets and net tangible book value of Bowen are also increased by proceeds of the $690,000 loan from Qianzhi and the IPO Underwriter to the Company for the extension of Combination Period, and decreased by $500,000 repayment to the IPO Underwriter upon the closing of the Business Combination. In this scenario, before considering any of the material transactions reasonably likely to occur in connection with the Business Combination described in the table, (i) a total of 7,441,500 shares would be issued and outstanding, consisting of 5,175,000 Public Shares and 2,266,500 shares held by Bowen’s initial shareholders, and (ii) the aggregate redemption payments of $18,561,000 would be subtracted from the assets of New Bowen, resulting in total assets of $53,208,152, a net tangible book value of $52,924,032, and NVPS of $7.11, such NVPS being equal to the $52,924,032 as-adjusted net tangible book value divided by 7,441,500 shares.

(3)	Assuming 50% Redemptions: This presentation assumes that 3,450,000 Bowen Public Shares are redeemed for aggregate redemption payments of $37,122,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024. This presentation also assumes that the value of total assets and therefore net tangible book value of Bowen as of its most recent balance sheet date are reduced by $2,955,334, to account for the estimated total Business Combination transaction expenses. The value of total assets and net tangible book value of Bowen are also increased by proceeds of the $690,000 loan from Qianzhi and the IPO Underwriter to the Company for the extension of Combination Period, and decreased by $500,000 repayment to the IPO Underwriter upon the closing of the Business Combination. In this scenario, before considering any of the material transactions reasonably likely to occur in connection with the Business Combination described in the table, (i) a total of 5,716,500 shares would be issued and outstanding, consisting of 3,450,000 Public Shares and 2,266,500 shares held by Bowen’s initial shareholders, (ii) the aggregate redemption payments of $37,122,000 would be subtracted from the assets of New Bowen, resulting in total assets of $34,647,152, a net tangible book value of $34,363,032, and NVPS of $6.01, such NVPS being equal to the $34,363,032 as-adjusted net tangible book value divided by 5,716,500 shares.

(4)	Assuming 75% Redemptions: This presentation assumes that 5,175,000 Bowen Public Shares are redeemed for aggregate redemption payments of $55,683,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024. This presentation also assumes that the value of total assets and therefore net tangible book value of Bowen as of its most recent balance sheet date are reduced by $2,955,334, to account for the estimated total Business Combination transaction expenses. The value of total assets and net tangible book value of Bowen are also increased by proceeds of the $690,000 loan from Qianzhi and the IPO Underwriter to the Company for the extension of Combination Period, and decreased by $500,000 repayment to the IPO Underwriter upon the closing of the Business Combination. In this scenario, before considering any of the material transactions reasonably likely to occur in connection with the Business Combination described in the table, (i) a total of 3,991,500 shares would be issued and outstanding, consisting of 1,725,000 Public Shares and 2,266,500 shares held by Bowen’s initial shareholders, and (ii) the aggregate redemption payments of $55,683,000 would be subtracted from the assets of New Bowen, resulting in total assets of $16,086,152, a net tangible book value of $15,802,032, and NVPS of $3.96, such NVPS being equal to the $15,802,032 as-adjusted net tangible book value divided by 3,991,500 shares.

(5)	PIPE Financing: This material transaction, which is reasonably likely to occur in connection with the Business Combination, would result in a maximum of 500,000 shares of New Bowen Ordinary Shares that may be sold for a price of $10 per share, for an aggregate of $5,000,000. In this scenario, (i) $5,000,000 would be added to the total assets remaining and thus net tangible book value of the combined company at each respective redemption level, and (ii) the total number of shares outstanding used to calculate as-adjusted NVPS at each respective redemption level would increase by 500,000.

(6)	2024 Incentive Plan: Pursuant to the Business Combination Agreement, in connection with the Business Combination, New Bowen will establish the 2024 Incentive Plan and authorize for issuance thereunder an amount of shares equal to 5% of the total shares outstanding following the Closing (at each respective redemption level). In order to most conservatively estimate the dilution and its effect on NVPS caused by the 2024 Incentive Plan, we have assumed that all authorized shares would be issued thereunder and as restricted stock for which no consideration is received by New Bowen in respect of such issuances. In this scenario, (i) the total assets remaining and thus net tangible book value of the combined company at each respective redemption level would not change, while (ii) the total number of shares outstanding used to calculate NVPS at each respective redemption level would increase by the number of shares authorized for issuance under the 2024 Incentive Plan at each respective redemption level as stated on the table.

(7)	Bowen Public Rights: There are currently 6,900,000 Bowen Rights outstanding held by Public Shareholders, each of which will automatically convert into 1/10 of one New Bowen Ordinary Share at Closing, for a total of 690,000 New Bowen Ordinary Shares to be issued in respect of the Bowen Rights at Closing. New Bowen will not receive any consideration for the issuance of 690,000 New Bowen Ordinary Shares. As such, (i) the total assets remaining and thus net tangible book value of New Bowen at each respective redemption level will not change, while (ii) the total number of shares outstanding used to calculate NVPS at each respective redemption level will increase by 690,000.

(8)	Bowen Private Rights: There are currently 361,500 Bowen Rights outstanding held by Bowen’s initial shareholders, each of which will automatically convert into 1/10 of one New Bowen Ordinary Share at Closing, for a total of 36,150 New Bowen Ordinary Shares to be issued in respect of the Bowen Rights at Closing. New Bowen will not receive any consideration for this issuance of 36,150 New Bowen Ordinary Shares. As such, (i) the total assets remaining and thus net tangible book value of the combined company at each respective redemption level will not change, while (ii) the total number of shares outstanding used to calculate NVPS at each respective redemption level will increase by 36,150.

(9)	Earnout Consideration: Pursuant to the Business Combination Agreement, Earnout Consideration of up to an aggregate of 1,400,000 New Bowen Ordinary Shares may be issued if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026 or in the event there occurs any transaction resulting in a change of control during the period of time that the Earnout Shares are earnable. In order to most conservatively estimate the dilution and its effect on NVPS caused by the Earnout Consideration, we have assumed that all Earnout Shares will be issued while also not factoring in any positive effect on New Bowen’s total assets and therefore net tangible book value, despite the fact that there would likely need to be a substantial increase to New Bowen’s total assets and therefore net tangible book value in order for the Earnout Consideration to be issued. For more information, see the section of this proxy statement/prospectus entitled “Proposal 1: The Business Combination Proposal – Earnout Consideration”. In this scenario, (i) the total assets remaining and thus net tangible book value of New Bowen at each respective redemption level would not change, while (ii) the total number of shares outstanding used to calculate NVPS at each respective redemption level would increase by 1,400,000.

(10)	TOTALS: The figures represented in this row for each respective redemption scenario assume that each of the foregoing material transactions reasonably likely to occur in connection with the Business Combination has occurred, along with their effects on the as-adjusted total assets, net tangible book value and NVPS of New Bowen.

Finally, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to either of the SPAC Sponsors and no fees due or out-of-pocket expenses to be repaid by Bowen to either of the SPAC Sponsors. If the SPAC Sponsors were to loan any amount(s) to Bowen and/or incur any fees or out-of-pocket expenses on Bowen’s behalf after the date of this proxy statement/prospectus, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing and reduce the total assets or net tangible book value of the combined company. Further, up to $1,500,000 of loans may be convertible into Bowen Private Units at $10.00 per Bowen Private Unit at the option of the lender, which would cause dilution to the non-redeeming shareholders. Such potential loans, fees and out-of-pocket expenses have not been factored into the calculations in the above presentation because it is not materially probable that any will accrue after the date of this proxy statement/prospectus.

Other than as described above in this “Potential Dilution to Non-Redeeming Bowen Public Shareholders” section of the proxy statement/prospectus, there are no additional material potential sources of future dilution that non-redeeming shareholders may experience by electing not to tender their shares in connection with the Business Combination.

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Representations and Warranties

The Business Combination Agreement contains representations and warranties of Qianzhi and NewCo relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between Qianzhi’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims, suits, actions, complaints, demands or other proceedings pending or, to the knowledge of Qianzhi, threatened against Qianzhi before any governmental entity; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; third-party expenses; intellectual property; agreements, contracts and commitments; governmental actions/filings; interested party transactions; top customers and top suppliers; and board approval.

The Business Combination Agreement contains representations and warranties of Bowen and Merger Sub relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between Bowen’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; Bowen SEC reports and financial statements; having no undisclosed liabilities; the absence of certain changes or events; litigation; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; intellectual property; agreements, contracts and commitments; insurance; interested party transactions; Nasdaq listing; board approval; and the Trust Account.

Survival

As described further under “Indemnification” below, the representations and warranties of Qianzhi and NewCo will survive the Closing for a period of two years, except that the Specified Representations (as defined below) will survive until the expiration of the applicable statute of limitations. The representations and warranties of Bowen will not survive the Closing.

Covenants

The Business Combination Agreement includes customary affirmative and negative covenants of the parties with respect to business operations prior to consummation of the Transactions. The parties also agreed to abide by certain exclusivity provisions, to use reasonable best efforts to consummate the Merger, and to provide insurance for Bowen’s and Qianzhi’s directors and officers and indemnification for Bowen’s directors and officers after the Closing. The Business Combination Agreement also contains additional covenants of the parties, including, among others:

●	Bowen and Qianzhi will cooperate in the preparation and filing of the Registration Statement of which this proxy statement/prospectus forms a part for the offer and sale of Bowen Ordinary Shares issuable pursuant to the Business Combination Agreement.

●	Qianzhi and NewCo will use reasonable best efforts to solicit and obtain the approval (the “NewCo Shareholder Approval”) of the Merger and Transactions, by the requisite number of holders of NewCo Ordinary Shares, as promptly as practicable following the date hereof.

●	Bowen will adopt an incentive equity plan to be effective following the Closing.

●	Bowen will use commercially reasonable efforts to ensure (i) the Bowen Ordinary Shares, (ii) the Bowen Rights and (iii) the Bowen Units continue to be listed on Nasdaq until the Closing, and Bowen will use commercially reasonable best efforts to cause the Bowen Ordinary Shares to be listed on Nasdaq following the Closing.

●	Prior to Closing, certain employees of Qianzhi will execute employment agreements and noncompete agreements in form to be mutually agreed upon (each a “Non-Competition Agreement”).

●	Bowen and Qianzhi to use commercially reasonable efforts to solicit the PIPE Investors for the PIPE Financing in an aggregate amount of $5.0 million.

Conditions to Closing

Mutual Conditions

The consummation of the Merger and the other transactions contemplated by the Business Combination Agreement is conditioned upon the following, among other things:

●	The Bowen Shareholder Approval and the NewCo Shareholder Approval having been received by Bowen and NewCo, respectively;

●	The approval for listing on Nasdaq of Bowen Ordinary Shares to be issued in connection with the Transactions, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

●	The Registration Statement having become effective in accordance with the provisions of the Securities Act, no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending;

●	Approval by the CFIUS of the Merger and other Transactions having been obtained and being in full force and effect;

●	All required waiting periods under the HSR Act, if any, having expired or been terminated;

●	Approval of all necessary filings with the China Securities Regulatory Commission (“CSRC”) having been obtained and being in full force and effect;

●	Bowen having at least $5,000,001 of net tangible assets (after giving effect to redemptions by Bowen’s public shareholders) immediately prior to or upon the Closing; and

●	Holders of less than 5% of the NewCo Ordinary Shares issued and outstanding immediately prior to the Closing having exercised their right to dissent, and not effectively withdrawn their dissent or lost their right to dissent, from the Merger pursuant to section 238 of the Cayman Companies Act.

Other Conditions to Bowen’s Obligations

The obligations of Bowen and Merger Sub to consummate the Transactions are also conditioned upon, among other things:

●	The accuracy of the representations and warranties of Qianzhi and NewCo;

●	Performance in all material respects of the agreements and covenants of Qianzhi required by the Business Combination Agreement to be performed on or prior to the Closing;

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●	No action, suit or proceeding being pending or threatened before any governmental entity which would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of the Surviving Company to own, operate or control any of the assets and operations of Qianzhi following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect;

●	Certain employees of Qianzhi having executed employment agreements and Non-Competition Agreements with Bowen;

●	The PIPE Financing being fully ready for consummation concurrently with the Closing; and

●	All outstanding material indebtedness owed to Qianzhi or its subsidiaries by affiliates or officers, directors, or employees thereof or by any other Person designated by Qianzhi who will become an officer, director, or employee of Bowen upon the Closing having been repaid in full; all outstanding material guaranties and similar arrangements pursuant to which Qianzhi or any of its subsidiaries has guaranteed the payment or performance of any obligations of any such affiliate or officer, director, or employee, or other Person, to a third party having been terminated; and no affiliate of Qianzhi owning any direct equity interests in any company that utilizes in its name or otherwise “Qianzhi” or any derivative thereof.

Other Conditions to Qianzhi’s and NewCo’s Obligations

The obligations of Qianzhi and NewCo to consummate the Transactions are also conditioned upon, among other things:

●	The accuracy of the representations and warranties of Bowen and Merger Sub;

●	Performance in all material respects of the covenants of Bowen and Merger Sub required by the Business Combination Agreement to be performed on or prior to the Closing;

●	No action, suit or proceeding being pending or threatened before any governmental entity which (i) would prevent consummation of any of the Transactions, (ii) would cause any of the Transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the Bowen Ordinary Shares to be issued by Bowen in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect; and

●	The 2024 Incentive Plan having been adopted.

Indemnification

Pursuant to the indemnification provisions of the Business Combination Agreement, Bowen, NewCo and Qianzhi, and their respective representatives, successors and permitted assigns, will be indemnified, defended and held harmless by NewCo shareholders, jointly and severally to the extent of the Escrow Shares, and thereafter severally but not jointly, from and against all Losses (as defined below) asserted against, resulting to, imposed upon, or incurred by any indemnitee by reason of, arising out of or resulting from (i) the actual or alleged inaccuracy or breach of any representation or warranty of Qianzhi or NewCo contained in or made pursuant to the Business Combination Agreement, or contained in or made pursuant to any certificate delivered by Qianzhi or NewCo to Bowen pursuant to the Business Combination Agreement in connection with the Closing; or (ii) the non-fulfillment or breach of any covenant or agreement of Qianzhi or NewCo contained in the Business Combination Agreement.

As used above, the term “Losses” includes all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses), including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments, whether or not made by third parties or whether or not ultimately determined to be valid.

The representations and warranties of Qianzhi and NewCo shall survive the Closing until the date that is two years after the Closing Date, except that the representations and warranties relating to organization and qualification, subsidiaries, capitalization, authority relative to the Business Combination Agreement, employee benefit plans, taxes, environmental matters, brokers and intellectual property (the “Specified Representations”) shall survive until the expiration of the applicable statute of limitations.

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No amount shall be payable under the foregoing provisions unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $3,750,000, in which event NewCo shareholders shall be required to pay or be liable for all such indemnifiable Losses from the first dollar (except that this limitation will not apply to indemnifiable Losses arising out of an actual or alleged breach of the Specified Representations). The aggregate liability of NewCo shareholders for Losses shall not in any event exceed $18,750,000 (and no Company Shareholder shall be liable for more than its pro rata share of the Losses, based on the same proportions as the total Merger Shares are allocated among them).

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written consent of Bowen and Qianzhi;

●	by either Bowen or Qianzhi, if the Effective Time has not occurred on or before December 31, 2024; provided that this termination right is not available to a party that is in breach or violation of the Business Combination Agreement and such breach or violation is the primary cause of the failure to close by such date;

●	by either Bowen or Qianzhi, if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

●	by either Bowen or Company, if the other party has breached any of its covenants or representations and warranties, or any representation or warranty has become untrue, such that the terminating party’s closing conditions would not be satisfied (subject to a thirty-day cure period, if such breach is curable), provided that this termination right is not available to a party that is in breach of the Business Combination Agreement such that the other party’s closing conditions would not be satisfied;

●	by either Bowen or Qianzhi, if the Bowen Shareholder Approval is not obtained;

●	by Bowen, if Qianzhi Stockholder Approval is not obtained by the requisite vote under the Cayman Companies Act and NewCo’s charter documents within one (1) Business Day after the Shareholder Meeting;

●	by Bowen, in the event that CFIUS notifies the parties in writing that CFIUS has recommended or intends to recommend in a report that the Transactions be prohibited; or

●	by either Bowen or Qianzhi, if the approval of all necessary filings with the CSRC has not been obtained and is not in full force and effect.

Upon termination of the Business Combination Agreement, the Business Combination Agreement will become void (with certain customary exceptions), except that the parties shall not be relieved of liability for any willful breach of the Business Combination Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement will be paid for by Qianzhi.

Waivers

Either Bowen or Qianzhi may extend the time for performance of any obligation of any other Party, waive any inaccuracies in the representations and warranties of any other Party contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement, and waive compliance with any agreements of any other party or any condition to its own obligations contained in the Business Combination Agreement.

Governing Law

The Business Combination Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, the Merger and the exercise of appraisal and dissenters’ rights under the Cayman Companies Act, the fiduciary or other duties of the board of directors of Bowen, Merger Sub, NewCo and Qianzhi with respect to the Merger shall in each case be construed, performed and enforced in accordance with the laws of the Cayman Islands, in respect of which each of the Parties irrevocably submitted to the non-exclusive jurisdiction of the courts of the Cayman Islands.

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Third-Party PIPE Financing

Pursuant to the Business Combination Agreement, the Parties agreed that Bowen and Qianzhi would use commercially reasonable efforts to solicit PIPE Investors to enter into PIPE Agreements, on terms approved by Qianzhi (such approval not to be unreasonably withheld, conditioned or delayed), pursuant to which, among other things, each PIPE Investor would agree to subscribe for and purchase from Bowen, and Bowen would agree to issue and sell to each such PIPE Investor, on the Closing Date concurrent with the Closing, the number or amount of Bowen Ordinary Shares or other equity or equity-linked securities of Bowen set forth in the applicable PIPE Agreement, in exchange for the purchase price set forth therein, in an aggregate amount of $5,000,0000. The timing and structure of the PIPE Financing are customary for similar financings entered into in connection with initial business combination transactions of special purpose acquisition companies.

Qianzhi agreed to reasonably cooperate in soliciting the PIPE Investors, obtaining the PIPE Financing and preparing the PIPE Agreements and PIPE Registration Rights Agreement by, in a timely manner, (i) providing such information and assistance as Bowen may reasonably request, (ii) granting such access to potential PIPE Investors and their representatives as may reasonably be necessary for their due diligence, and (iii) causing its and its subsidiaries’ respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Financing.

Bowen agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Financing to be consummated on the terms set forth in the PIPE Agreements, including using its commercially reasonable efforts to (i) maintain in full force and effect the PIPE Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the PIPE Financing set forth in the PIPE Agreements that are applicable to the Bowen or any of its Subsidiaries and within the control of Bowen or any of its subsidiaries, (iii) cause the PIPE Investors to fund the PIPE Financing concurrently with or prior to the Closing, (iv) comply on a timely basis with the Bowen’s obligations under the PIPE Agreements, and (v) enforce Bowen’s rights under the PIPE Agreements.

On December 5, 2024, Bowen and Qianzhi entered into the PIPE Agreement with the PIPE Investor pursuant to which the PIPE Investor will purchase an aggregate of 500,000 Bowen Ordinary Shares on the Closing Date for an aggregate purchase price of $5,000,000. Pursuant to the PIPE Agreement, Bowen agreed to file a registration statement with the SEC covering the resale of the shares issued in the PIPE within sixty (60) calendar days following the Closing Date and seek to have such registration statement declared effective as soon as possible thereafter

Registration Statement and Proxy Statement

The parties made customary covenants regarding the Registration Statement, including to file with the Registration Statement in connection with the registration under the Securities Act of Bowen Ordinary Shares to be issued under the Business Combination Agreement to the NewCo equityholders. The Registration Statement is required to contain Bowen’s proxy statement to solicit proxies from Bowen shareholders to approve, among other things, the Business Combination Proposal and the other matters described herein. Accordingly, this document serves as both a prospectus and proxy statement for Bowen.

Related Agreements

Voting Agreements

Concurrently with the execution of the Business Combination Agreement, Bowen, Qianzhi and certain NewCo shareholders entered into Voting and Support Agreements (each, a “Voting Agreement”), pursuant to which, among other things, each such NewCo shareholder agreed, with respect to all NewCo Ordinary Shares received by such NewCo Shareholder in the Restructuring, to vote in favor of, or consent in writing to, the adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby, including the Merger, in order to effect the required NewCo shareholder approval. Such vote or consent shall occur as soon as practicable as following the date of this proxy statement/prospectus.

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Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Bowen Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including Bowen’s executive officers and directors, have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Insiders will lose their entire investment in Bowen if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate Bowen. Further, the personal and financial interests of the Sponsors, as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target and completing the Business Combination with Qianzhi. In considering the recommendations of the Bowen Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Sponsors and Bowen’s officers and directors have certain economic interests in the Business Combination including:

○	the Sponsors paid an aggregate of $25,000 for 1,725,000 Founder Shares currently owned by the Sponsors, in which certain of Bowen’s directors and executive officers hold an indirect interest. The Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and Bowen fails to complete a business combination within the required time period. Accordingly, the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $18.8 million based upon the closing price of $10.92 per Bowen Ordinary Share on Nasdaq on December 3, 2024;

○	Createcharm paid an aggregate of $3,417,820 for 341,782 Bowen Private Units. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $3.8 million, based upon the closing price of $11.00 per Public Unit on Nasdaq on December 3, 2024;

○	the Sponsors and Bowen’s officers and directors will lose their entire investment in Bowen if the Business Combination is not consummated within the required time period. Additionally, although, as of the date of this proxy statement/prospectus, there are no amounts outstanding under any loans payable to the SPAC Sponsors or Bowen’s officers and directors and no fees due or out-of-pocket expenses to be repaid by Bowen, if any are incurred after the date of this proxy statement/prospectus, they would not be repaid unless Bowen consummates the Business Combination within the required time period;

○	accordingly, based on the value of the Bowen securities invested in and the amount of the loans and unreimbursed expenses as set forth above, the aggregate amount that the SPAC Sponsors and Bowen’s officers and directors have at risk is $3,442,820 ($3,434,570 by Createcharm and $8,250 by Bowen Holding);

○	in addition, the SPAC Sponsors and their affiliates can earn a positive rate of return on their investment, even if other Bowen shareholders experience a negative rate of return;

○	that Bowen entered into an agreement, commencing on the date its securities were first listed on Nasdaq and up to the earlier of the consummation of a business combination or its liquidation, to pay Bowen Holding LP a monthly fee of US$10,000 for office space, secretarial and administrative support;

○	that on February 20, 2023, Bowen entered into an agreement with TenX Global Capital LP, an affiliate of Bowen Holding LP, for TenX Global Capital LP to provide with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures in connection with Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO, at a price of $5,250 per quarter;

●	the fact that pursuant to the Business Combination Agreement, Bowen has the right to designate one director to the New Bowen Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the New Bowen Board determines to pay to its directors. Bowen has designated Jun Zhang to be a director on the New Bowen Board post-Closing;

●	the fact that the Business Combination Agreement provides for the continued indemnification of Bowen’s existing directors and officers and requires New Bowen to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain Bowen directors and officers after the Business Combination;

●	the fact that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, each of the Sponsors has agreed to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, Bowen will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the Bowen Board, dissolving and liquidating.

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The personal and financial interests of the Insiders as well as Bowen’s executive officers and directors may have influenced their motivation in identifying and selecting Qianzhi as a business combination target, completing the Business Combination with Qianzhi and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of Bowen and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the Bowen Board to vote for the proposals, its shareholders should consider these interests.

In addition to the foregoing, effective as of October 14, 2024, Qianzhi and another designee of the Insiders loaned Bowen an aggregate of $690,000, which funds were deposited into the Trust Account pursuant to Bowen’s Amended and Restated Memorandum and Articles of Association and the trust agreement governing the Trust Account in order to extend the time that Bowen has to consummate an initial business combination from October 14, 2024 to January 14, 2025. The loans are evidenced by promissory notes issued by Bowen to the lenders, bear no interest and are repayable in full upon consummation of a business Combination. If a business combination is not consummated, these amounts will not be repaid by Bowen except to the extent that Bowen has funds available to it outside of the Trust Account.

Material Effects of the Business Combination and potential PIPE Financing

The following material benefits and detriments from the Business Combination and PIPE Financing are expected to affect (i) Bowen and its affiliates, (ii) the SPAC Sponsors and their affiliates, (iii) Qianzhi and its affiliates, and (iv) the Public Shareholders. This information is provided pursuant to Item 1605(c) of Regulation S-K, as promulgated under the Securities Act.

Bowen and its affiliates. For Bowen, the Business Combination represents the opportunity to complete the purpose for which it was formed. The only potential detriment to Bowen of the Business Combination is the opportunity cost—that by consummating the Business Combination, Bowen is foregoing the opportunity to consummate a business combination transaction with another entity that theoretically could be of greater value to Bowen than Qianzhi. However, Bowen’s board considered the benefits of the transaction with Qianzhi and determined such transaction was the best transaction available to it at such time. The PIPE Financing benefits New Bowen by providing it with additional capital that could fund operations and growth following the Business Combination.

SPAC Sponsors and their affiliates. For the SPAC Sponsors, the principal material benefit represented by the Business Combination is that unless the Business Combination (or another initial business combination transaction) is consummated by Bowen prior to the deadline pursuant to the Existing Chater, the SPAC Sponsors will lose their entire $3,442,820 investment in Bowen ($3,434,570 by Createcharm, including $16,750 paid to Bowen Holding in exchange for Founder Shares, and $8,250 by Bowen Holding), which such investment is described in greater detail in the section of this proxy statement/prospectus entitled “Information about Bowen – SPAC Sponsors and their affiliates”. The PIPE Financing benefits New Bowen by providing it with additional capital that could fund operations and growth, and thereby potentially further increasing the value of the SPAC Sponsors’ New Bowen holdings and their return on investment following the Business Combination. The potential detriment of the PIPE Financing to the SPAC Sponsors and their affiliates is that the up to 500,000 New Bowen Ordinary Shares that may be issued to the investor in the PIPE Financing would dilute the ownership percentage of the SPAC Sponsors by between approximately 0.35% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders) and approximately 0.96% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders). The SPAC Sponsors’ and TenX Global Capital LP (“TenX”), are not expected to experience any material benefits from the Business Combination other than as a limited partner with a substantial economic interest in Bowen Holding, as described further in the section of this proxy statement/prospectus entitled “Information about Bowen – SPAC Sponsors and their affiliates”, and the only potential material detriment is the possibility that New Bowen will not continue to engage TenX for services as described further in the section of this proxy statement/prospectus entitled “Information about Bowen – SPAC Sponsors and their Affiliates”.

Qianzhi and its affiliates. For Qianzhi and its affiliates, the Business Combination represents the opportunity to become a publicly traded company, with all the attendant benefits thereof including increased access to capital from the public markets. For Qianzhi’s affiliates, the tradability of their New Bowen Ordinary Shares is expected to make their holdings more liquid. The potential detriments to Qianzhi and its affiliates are the increased costs and difficulty of operating as a public company and the dilution of their ownership stake in Qianzhi’s business of between approximately 29.2% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders) and approximately 57.7% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders), from 100% of Qianzhi prior to the Business Combination to between approximately 70.8% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders) and approximately 42.3% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders) of New Bowen, not including any Bowen Ordinary Shares that could be issued pursuant to the potential PIPE Financing. The potential PIPE Financing benefits New Bowen by providing it with additional capital that could fund Qianzhi’s operations and growth following the Business Combination, and thereby increase the value of Qianzhi and its affiliates’ holdings and their return on investment in Qianzhi. The potential detriment of the PIPE Financing to Qianzhi and its affiliates is that the up to 500,000 New Bowen Ordinary Shares that may be issued to the investors in the PIPE Financing would dilute the ownership percentage of the current Qianzhi shareholders following the Business Combination by between approximately 1.2% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders) and approximately 3.3% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders).

Public Shareholders. For the Public Shareholders of Bowen, the Business Combination represents the opportunity to share in the growth of a company such as Qianzhi that was chosen by the management of Bowen as an acquisition target in an initial business combination (which was Bowen’s original purpose). Unlike the Bowen Insiders, if an initial business combination was not consummated by Bowen within the required time period, the Public Shareholders would receive a pro-rata portion of the trust account, equivalent to their initial investment plus interest. Like the Bowen Insiders, however, the Bowen Rights held by the Public Shareholders would expire worthless if no business combination such as the Business Combination is completed by the deadline. The primary potential detriment to the Public Shareholders of the Business Combination is the dilution of their ownership stake in the combined business of between approximately 30.7% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders) and approximately 68.3% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders), from approximately 75% of Bowen prior to the Business Combination to between approximately 44.3% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders) and approximately 6.7% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders) of New Bowen, not including any Bowen Ordinary Shares that could be issued pursuant to the PIPE Financing. The potential PIPE Financing benefits New Bowen by providing it with additional capital that could fund New Bowen’s operations and growth following the Business Combination, and thereby increase the value of New Bowen and the Public Shareholders’ holdings and their return on investment in Bowen. The potential detriment of the PIPE Financing to the Public Shareholders is that the up to 500,000 New Bowen Ordinary Shares that may be issued to the investors in the PIPE Financing would dilute the ownership percentage of the current Bowen shareholders following the Business Combination by between approximately 0.3% (assuming redemption of 100% of the Bowen Ordinary Shares held by the Public Shareholders) and approximately 1.3% (assuming no redemption of Bowen Ordinary Shares by Public Shareholders).

Bowen Officer and Director Fiduciary Duties and Contractual Obligations

In addition to the foregoing, Bowen’s officers and directors had fiduciary or contractual obligations to other entities, as listed below, while Bowen was seeking to locate a target business for a business combination. Accordingly, if any of Bowen’s officers or directors had become aware of a business combination opportunity which was suitable for an entity to which he or she had then-current fiduciary or contractual obligations, such officer or director would have been entitled to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity prior to Bowen and might have only decided to present it to Bowen if such entity rejected the opportunity, and consummating the same would not violate any restrictive covenants to which such officers and directors were subject. Bowen’s Charter provides that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Bowen; and (ii) Bowen renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and Bowen, on the other. Bowen does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors has materially affected or will materially affect its ability to complete the Business Combination.

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Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Officer or Director	Entity	Entity’s Business	Affiliation
Na Gai	Shenzhen Guoxing Capital Co., Ltd.	Asset management and investment company based in China	Employee (Executive President)
	Flag Ship Acquisition Corp.	Blank check company	Director
Jiangang Luo	Cleantech Global Limited	Investment consulting firm	Employee (Manager)
	Prime Science & Technology, Inc.	Computer/software consulting and IT outsourcing	Employee (President)
	PNE Limited Partner LLC and Luo Long General Partner LLC	Special purpose vehicles for investing in Princeton NuEnergy, a US based cleantech company	Employee (President)
Jing Lu	China Bridge Capital International Inc.	PE/VC investment advisory company specializing in innovative technologies	Officer (Chief Operating Officer)
	Keyarch Acquisition Corporation	Blank check company	Officer (Chief Financial Officer)
Lawrence Leighton	Bentley Associates	Boutique investment bank	Managing Director
Wei Li	Hyatt Capital Management	Private investment fund and financial services	Officer (Chief Executive Officer)
Jun Zhang	Mazars (Shenzhen Branch)	Audit, accountancy, advisory, tax and legal services	Senior Partner and Associate Director
	Shenzhen Zhonghuan Certified Public Accountants Co., Ltd	Accounting services	Director (Chairman)

Background of the Business Combination

Bowen Acquisition Corp is a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Bowen’s search for a target business was not limited to any industry or geographic region but Bowen primarily focused its search for target businesses in Asia.

On July 11, 2023, Bowen completed its initial public offering of 6,000,000 units at a price of $10.00 per unit, generating gross proceeds to Bowen of $60,000,000. On July 17, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Units. As a result, on July 18, 2023, Bowen sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds of $9,000,000.

Prior to the consummation of the IPO, neither Bowen nor anyone on its behalf engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with Bowen.

After the completing its IPO, Bowen utilized the operating experience and entrepreneurial expertise of its officers and directors to identify potential business combination targets.

Bowen utilized the following general criteria in evaluating candidates for an initial business combination:

●	Growth Potential - Bowen sought to acquire one or more businesses that had the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage. Bowen also sought to acquire one or more businesses that had the potential to generate strong, stable and increasing free cash flow, particularly businesses with predictable revenue streams and definable low working capital and capital expenditure requirements.

●	Strong management team that can create significant value for target business - Bowen sought to identify companies with strong and experienced management teams that would complement the operating and investment abilities of Bowen’s management team.

●	Benefit of Being a Public Company - Bowen sought to acquire a business or businesses that it believed would benefit from being publicly traded and which could effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

Following the completion of the IPO, Bowen considered numerous potential target businesses with the objective of consummating its initial business combination. Bowen’s initial target exploration focused on certain targets with whom Bowen’s officers, directors and Sponsors were already familiar through their networks and investment activities, and who could satisfy some or all the key criteria for a business combination target described above. As Bowen’s search progressed, the list of potential business combination partners was refined to exclude potential partners who did not meet all or most of the key criteria or who Bowen’s management believed were unlikely to consider a business combination with Bowen. The list of potential business combination partners was also expanded to include potential partners introduced to Bowen by third party investors, investment banks, private equity firms, consulting firms, legal and accounting firms and inbound inquiries.

In the process that ultimately led to Bowen selecting Qianzhi as its business combination partner, representatives of Bowen contacted, and were contacted by, a number of individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses regarding potential transactions.

During that period, Bowen reviewed approximately 20 targets in its search, and made contact with representatives of six such potential business combination targets to engage in more detailed discussions regarding a potential business combination transaction. Non-disclosure agreements were signed with five of such potential targets, the terms of each of which were customary and did not contain standstill obligations. Thereafter, Bowen reviewed detailed financial and business information and conducted preliminary due diligence on four of the potential targets, including Qianzhi (Bowen did not engage with the fifth target because such target failed to deliver any of the information Bowen requested in order to perform a proper analysis of such target). Ultimately, without foreclosing the possibility of a future business combination involving these potential targets, Bowen decided to engage in discussions with the potential initial business combination targets other than Qianzhi in a less active fashion, because (i) such other potential targets pursued an alternative transaction or strategy, (ii) Bowen did not meet such potential targets’ valuation expectations and/or (iii) such targets did not meet one or more of Bowen’s acquisition criteria described above and Bowen determined that such targets would not have been advantageous to Bowen and its shareholders. Furthermore, Bowen concluded that a business combination transaction with Qianzhi aligned the best with Bowen’s acquisition criteria and, among other things, Qianzhi was receptive to a valuation and consideration structure that would be advantageous to Bowen and its shareholders.

Below is a summary of the three potential combination targets other than Qianzhi on which Bowen conducted preliminary due diligence but decided not to proceed with an indication of interest or letter of intent:

●	Candidate A was a China-based industrial intelligent equipment producer. On August 2, 2023, Bowen was first introduced to Candidate A through Bowen’s CEO, Jiangang Luo. On the same date, Bowen received a copy of Candidate A’s investor presentation and detailed financial information. On August 5, 2023, Bowen’s management, including CEO, Jiangang Luo, and CFO, Jing Lu, had an introductory videoconference with Candidate A’s management, including its Chairman and CEO, to discuss its business operations and combination potentials. On August 8, 2023, Bowen and Candidate A executed a confidentiality agreement. On August 11, 2023, Bowen sent a preliminary due diligence list to Candidate A to complement the on-going due diligence process. Candidate A did not provide the requested information, and therefore, Bowen ceased further discussions with Candidate A.

●	Candidate B was a China-based integrated medical service provider. On August 10, 2023, Bowen was first introduced to Candidate B through Bowen’s CEO, Jiangang Luo, and received a copy of Candidate B’s investor presentation. On August 15, 2023, Bowen and Candidate B executed a confidentiality agreement. On September 23, 2023, Bowen sent a preliminary due diligence list to Candidate B. Before the receipt of the due diligence materials and commencing of due diligence process on September 14, 2023, Bowen maintained an ongoing email conversation with Candidate B regarding the de-SPAC process. Bowen’s management ultimately concluded that Company B lacked public company-readiness due to the absence of a PCAOB audit plan or committed timeline. As a result, Bowen ceased further discussions with Candidate B.

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●	Candidate C was a Korean-based company that provided AI-based disaster prevention and response systems. On October 19, 2023, the financial advisor of Candidate C introduced Candidate C to Bowen. After an initial call between a representative of Bowen and the financial advisor of Candidate C on October 24, 2023, Bowen and Candidate C executed a confidentiality agreement on October 25, 2023. On October 31, 2023, Bowen sent a preliminary due diligence list to Candidate C. On November 12, 2023, Bowen commenced its due diligence process after the receipt of due diligence materials. On November 22, 2023, Bowen’s management including CEO, Jiangang Luo, and CFO, Jing Lu, held an introductory videoconference with the financial advisor of Candidate C. At the meeting, Bowen’s management learned that Candidate C was exploring and leaning towards alternative options for listing, such as an initial public offering. Even though Bowen determined Candidate C would be a viable candidate for a business combination, the indecision regarding Candidate C’s listing strategy presented considerable uncertainty and risks from Bowen’s perspective. Given the concurrent advancements in discussions with Qianzhi, Bowen ceased further discussions with Candidate C.

Bowen was made aware of Qianzhi through its director’s network in September 2023. The following is a summary of the negotiations that ensued:

●	On September 19, 2023, Jun Zhang, an independent director and audit committee chair of Bowen, introduced Qianzhi to the Bowen board and Bowen’s management. Mr. Zhang and Liangwen Wang, Chief Financial Officer of Qianzi since June 2018, first met each other in April 2017 at an accounting and tax seminar and have remained in contact since then. In July 2023, Mr. Zhang and Mr. Wang met at a social occasion. At this event, Mr. Wang learned of Mr. Zhang’s affiliation with Bowen and that Bowen had recently completed its IPO and was looking for potential targets with which to complete a business combination transaction. Mr. Wang indicated to Mr. Zhang that Qianzhi was actively exploring a stock listing on a senior stock exchange. As a result of this meeting, Mr. Zhang and Mr. Wang expressed interest in further discussions regarding the two companies. Mr. Zhang then informed the Bowen board of Qianzhi and the board determined to express the following deal points to Qianzhi: (i) there would be no requirement on the part of Bowen to have a minimum amount of cash at closing to consummate the business combination, (ii) there would be no requirement to surrender or forfeit any founder shares held by the Bowen Sponsors upon consummation of the business combination and (iii) Qianzhi would need to be willing to pay for costs associated with extending the time Bowen had to consummate a business combination (if necessary) and other transactional expenses incurred by Bowen during the business combination process. Subsequently, Mr. Zhang conveyed the above terms to Qianzhi and learned that Qianzhi was amenable to such terms and was interested in proceeding further with a proposed transaction.

●	On September 22, 2023, Bowen and Qianzhi executed a confidentiality agreement to facilitate further discussion. On the same date, Bowen sent a preliminary due diligence request list to Qianzhi.

●	On September 25, 2023, Bowen’s team had a videoconference meeting with Qianzhi’s management and Qianzhi’s US counsel (Becker & Poliakoff), Qianzhi’s PRC counsel (Jingsh & HY Leung), Qianzhi’s auditor (Simon & Edward, LLP), and Qianzhi’s external industry report provider (Frost & Sullivan), in which they discussed the timeline for the potential business combination. All parties agreed to a weekly video conference call to discuss the due diligence process and related negotiation.

●	On September 28, 2023, Bowen received the preliminary due diligence materials from Qianzhi.

●

On September 30, 2023, on behalf of Bowen, Mr. Zhang sent to Qianzhi’s management a draft non-binding letter of intent for the proposed business combination for review, which included a proposed transaction structure and a range of pre-money equity value for Qianzhi of between $60 million and $80 million. The pre-money equity value of Qianzhi was based on Qianzhi’s historical financial statements for the years ended March 31, 2023 and 2022 and an earnings projection for the next five years which had been provided by Qianzhi to Bowen. The value also was based on preliminary P/E multiples using a comparable companies analysis performed by Bowen, as set forth in the table below. The comparable companies utilized by Bowen in performing its analysis were largely consistent with the companies utilized by Newbridge in preparing its opinion for the Bowen board as described below, although Newbridge’s analysis was more expansive and therefore contained several different comparable companies than Bowen’s analysis. Due to the fact that the comparable companies were significantly larger than Qianzhi, valuation discounts of between 30% and 10% were also applied to the median P/E multiples of the comparable companies for a more conservative analysis. The letter of intent also contemplated earnout consideration payable to Qianzhi’s shareholders equal to an aggregate of 20% of the pre-money equity value of Qianzhi with net income targets for FY2025 and FY2026 based on Qianzhi’s own financial projections. The earnout was consistent on an aggregate basis with Bowen’s evaluation of Qianzhi’s business, which was based on Bowen management’s analysis of comparable companies in the health and wellness focused biotech sector, Qianzhi’s business plan and other materials provided by Qianzhi’s management. On the same day, Mr. Zhang discussed the key terms of the draft letter of intent with Qianzhi’s management, which included Bowen and Qianzhi to use their best efforts to obtain an equity financing in connection with the Business Combination in an amount of not less than 5% of the transaction consideration to be paid for Qianzhi. As a result of such conversations, on October 1, 2023, Mr. Zhang sent a revised letter of intent to Qianzhi for review with substantially similar terms as Bowen’s initial draft. There were no substantive discussions regarding the continuing employment or involvement of any persons affiliated with Bowen prior to the Business Combination, any formal or informal commitment to retain any financial advisors after the Business Combination and any pre-existing relationships between Bowen’s sponsors and additional investors other than customary discussions regarding whether any independent directors of Bowen should remain on the board of the combined company following the Business Combination. It was ultimately determined that Jun Zhang, an independent director of Bowen, would remain a director following consummation of the Business Combination.

Comparable Companies	9/28/2023	Valuation Multiples
		P/E
Company Name	Symbol	2022E

LIFEVANTAGE CORPORATION	LFVN	33.7	x
UNITED-GUARDIAN, INC.	UG	13.3	x
CHURCH & DWIGHT CO.INC	CHD	30.1	x
FITLIFE BRANDS, INC	FTLF	17.5	x
KIMBERLY-CLARK CORP	KMB	19.9	x
THE CLOROX COMPANY	CLX	31.0	x
	MEDIAN	23.8	x

●	On October 2, 2023, Bowen, Qianzhi, and Jingsh & HY Leung held a conference call to discuss the potential transaction timeline and the drafting progress of the Business Combination Agreement and related documents.

●	On October 16, 2023, Bowen, Qianzhi, Jingsh & HY Leung, Becker & Poliakoff and Frost & Sullivan held a conference call to discuss the progress of the Business Combination Agreement and the progress of the audit of Qianzhi’s financial statements, the CSRC filing, industry reports and structuring of the transaction.

●	On October 17, 2023, Bowen and Qianzhi executed a non-binding letter of intent. The material terms of the non-binding letter of intent included: (i) transaction consideration based on a total equity value of Qianzhi in the range of $60 and 80 million, subject to completion of a PCAOB audit of Qianzhi’s financial statements and other customary adjustments and earnouts; (ii) all shares to be issued in the transaction would be subject to the same lock up terms of Bowen’s Sponsors; (iii) customary non-competition and non-solicitation provsions to be agreed by executives and significant stockholders of Qianzhi; (iv) the surviving company would create a new equity incentive plan with award pool equal to 5% of the combined company’s outstanding stock immediately after the Closing; (v) the board of the combined company to be comprised of two independent members nominated by Bowen and three members by Qianzhi; (vi) Qianzhi to complete the PCAOB audit no later than November 15, 2023; (vii) unilateral exclusivity for 120 days applied to Qianzhi; and (viii) PIPE financing for the transaction equal to 5% of the transaction consideration.

●	On October 19, 2023, Bowen engaged Han Kun Law Offices (“Han Kun”) to advise it on matters of PRC law and to conduct PRC legal due diligence in connection with the proposed Business Combination.

●	On October 23, 2023, during the weekly conference call, both Bowen and Qianzhi noted that US legal counsels had been engaged in matters related to the business combination and would be included in future discussions. The discussions also covered due diligence process on Qianzhi and Qianzhi’s audit status.

●	On the same date, Bowen introduced by email Han Kun to Qianzhi and Becker & Poliakoff to discuss the legal due diligence process in China.

●	On October 24, 2023, Bowen introduced by email Graubard Miller, Bowen’s U.S. legal counsel, to Becker & Poliakoff to help prepare documentation for the proposed Business Combination and this proxy statement/prospectus.

●	On October 30, 2023, all parties participated in the weekly conference call, during which all parties provided progress updates on the drafting status of the Business Combination Agreement and legal due diligence. During the call, Bowen, Qianzhi and their respective counsels discussed the transaction structure and key terms and items, including the contemplated plan of reorganization, valuation, earnouts, the need to engage a qualified independent firm to render a fairness opinion, the timeline in consideration of completing the necessary financial statements of both Bowen and Qianzhi, the preparation and timing of submitting the necessary filings with the CSRC, and the potential PIPE financing.

●	On November 6, 2023, during the weekly all parties’ conference call, updates were shared regarding the preparation activities for the proposed Business Combination.

●	On November 13, 2023, the weekly all parties’ conference call focused on providing updates on the progress and timelines concerning Qianzhi’s overseas structure, the drafting of the Business Combination Agreement and related disclosure schedules, and the completion of legal due diligence.

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●	On November 15, 2023, Bowen engaged Newbridge Securities to perform a valuation analysis and evaluate the fairness of the proposed Business Combination.

●	On November 20, 2023, a first draft of the Business Combination Agreement was sent from Graubard Miller to Becker & Poliakoff, Jingsh & HY Leung, and Han Kun. Subsequently, the parties exchanged numerous revised versions and modifications of the Business Combination Agreement, including (i) director nominees to serve on the board of the combined company, (ii) executives to be subject to non-competition agreements, (iii) terms of the earnout consideration and PIPE financing proposed by Bowen accepted by Qianzhi and (iv) a right on the part of Qianzhi to terminate the Business Combination Agreement if the CSRC did not approve the transaction.

●	On the same date, the weekly all parties’ conference call focused on the drafting process of the Business Combination Agreement and due diligence procedures. The discussion further covered the valuation analysis and Qianzhi’s overseas structure, alongside various ancillary topics.

●	On November 27, 2023, the weekly all parties’ conference call focused on the status of the drafting of the Business Combination Agreement alongside various ancillary matters.

●	On December 5, 2023, the weekly all parties’ conference call focused on advancing the draft of the Business Combination Agreement and exchanging updates on the audit of Qianzhi’s financial statements. Additionally, Bowen requested that Qianzhi prepare an English version of the investor presentation that could be used in connection with the proposed transaction.

●	On December 7, 2023, Bowen discussed with Qianzhi; (i) the industry trends; (ii) competitive landscape; (iii) Qianzhi’s product categories; (iv) customer bases in each category and potential risk of loss of clients, especially the possibility of tapering demand of its sterilization and disinfection products following the end of the Covid-19 pandemic; and (v) Qianzhi’s assumptions underlying Qianzhi’s financial projections. Qianzhi admitted the potential decline of demand from its customers after the Covid-19 pandemic while remaining optimistic about its business expansion initiatives, such as bringing new products to the market, penetrating online market, and developing new marketing channels to offset and surpass such potential decline in customer demand in the middle and long term. As a result of the foregoing discussion, Qianzhi indicated it would agree to certain performance based targets for FY2025 and FY2026 which would be based on projected net income for each year.

●	On December 11, 2023, the weekly all parties’ conference call focused on the discussion of the Business Combination Agreement and related ancillary agreements. Bowen also provided an update on its discussions with Newbridge regarding Qianzhi’s valuation and the Newbridge opinion. The parties’ discussions further covered other ancillary matters.

●	On December 18, 2023, the weekly all parties’ conference call focused on the status of the Business Combination Agreement and outlined the timeline of various ancillary items, including legal due diligence, the Newbridge valuation report, Qianzhi’s overseas restructuring and the filing with the China Securities Regulatory Commission (“CSRC”).

●	On December 20, 2023, Han Kun sent the draft Legal Due Diligence Key Issues List for Bowen’s review.

●	On December 20, 2023, Qianzhi, its shareholders, Shenzhen Shian, and Home Universe, an unaffiliated third party, entered into a Supplementary Agreement to the Capital Increase Agreement with Home Universe, which was originally entered into on July 13, 2023. The Capital Increase Agreement provided for Home Universe to acquire 1.96% of Qianzhi’s equity interests in consideration of a capital investment. Qianzhi had previously passed a resolution at a shareholders’ meeting and agreed to increase its registered capital by RMB 2.412 million to allow for this investment by Home Universe. However, Home Universe was unable to contribute the capital increase amount of RMB 2.412 million on time, nor was it successful in introducing any third-party investor for Qianzhi before October 31, 2023. Accordingly, all parties agreed that Home Universe shall transfer the 1.96% of equity interest of Qianzhi it held to Shenzhen Shian and Shenzhen Shian will fulfil the registered capital contribution obligation. On the same day, Qianzhi passed a resolution at the shareholders’ meeting and all shareholders agreed to transfer their equity interests held in Qianzhi to Shenzhen Shian. Shenzhen Shian then entered into an Equity Transfer Agreement with Home Universe and Qianzhi’s shareholders and acquired 100% of the equity interests of Qianzhi. On the same day, Shenzhen Shian executed amended Articles of Association of Qianzhi.

●	On December 27, 2023, the Shenzhen Market Supervision Administration approved Qianzhi’s business change registration and the reorganization of Qianzhi’s legal structure was completed. As described in greater detail earlier under “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS - Parties to the Business Combination - Organizational Structure of NewCo and Qianzhi” on page 22, of this proxy statement/prospectus, the reorganization involved the incorporation of NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian, and the transfer of 100% of the equity interests of Qianzhi to Shenzhen Shian. This reorganization resulted in NewCo, through its directly-owned subsidiaries, becoming the ultimate holding company of Qianzhi and its affiliated operating companies.

●	On December 21, 2023, Han Kun updated and sent the final Legal Due Diligence Key Issues List.

●	On December 22, 2023, Bowen and Han Kun held a telephonic conference call to discuss the Legal Due Diligence Key Issues List.

●	On December 25, 2023, Bowen proposed an equity valuation of $75 million based on updated financial statements reviewed by Qianzhi’s auditors and also updated valuation multiples of the Household Good Chemical industry.

●	On December 29, 2023, Qianzhi, through its US legal counsel, agreed to the proposed $75 million equity valuation.

●	On January 1, 2024, the weekly all parties’ conference call focused on discussions regarding the Business Combination Agreement and disclosure schedules. Jingsh & HY Leung also indicated that Qianzi’s restructuring process had not yet been fully completed, prompting a discussion among all parties on the need to expedite the timelines. Additionally, the conversations addressed the planned timeline for signing the Business Combination Agreement and other related transaction documents.

●	On January 5, 2024, the Bowen Board, other than Ms. Wei Li, met by conference call to discuss the Business Combination Agreement, with Bowen management and Newbridge Securities participating.

●	On January 10, 2024, Bowen, Qianzhi, and their respective counsel held a conference call to address all remaining issues regarding the Business Combination Agreement.

●	On January 18, 2024, the Bowen Board, other than Ms. Wei Li, met by conference call to discuss and evaluate the proposed transaction, with Bowen management and Newbridge Securities participating. Newbridge Securities presented the final fairness opinion and explained the factors underlying its conclusion that the proposed Merger Consideration, was fair, from a financial point of view, to the Bowen shareholders. Thereafter, the Bowen Board unanimously approved the proposed Business Combination.

●	On the same date, the Business Combination Agreement and other related transaction agreements were signed. In addition, on January 18, 2024, Bowen and Qianzhi issued a press release announcing the signing of the Business Combination Agreement. Thereafter, on January 24, 2024, Bowen filed a Current Report on Form 8-K announcing the execution of the Business Combination Agreement and disclosing the material terms of the Business Combination Agreement, and the agreements ancillary thereto, in detail.

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Recommendation of the Bowen Board and Reasons for the Business Combination

The Bowen Board, in evaluating the Business Combination, consulted with Bowen’s management team and its financial and legal advisors. In reaching its resolution (a) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of Bowen and its shareholders and (b) to recommend that the Bowen shareholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the Bowen Board (i) consulted with Bowen’s legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by Bowen’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Bowen Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Bowen Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In approving the Business Combination, the Bowen Board determined to obtain a fairness opinion. In addition, the officers and directors of Bowen have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Bowen’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Bowen Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Expanding Growth Industry. Qianzhi is a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications. Based on the due diligence performed by the Bowen Board and its advisors on Qianzhi and its industry, including an assessment of mergers and acquisitions activity for companies in the industry in which Qianzhi operates, the Bowen Board believes Qianzhi represents an attractive opportunity for Bowen and its shareholders;

●	Reasonableness of the aggregate consideration to be paid to Qianzhi’s shareholders under the Business Combination Agreement. Following a review of the financial data provided to Bowen, including certain audited and unaudited financial information and models regarding Qianzhi (including, where applicable, the assumptions underlying such unaudited financial information and models) and Bowen’s due diligence review of Qianzhi’s business, the Bowen Board determined that the consideration to be paid to the Qianzhi shareholders was reasonable in light of such data and financial information;

●	Due Diligence. The Bowen Board reviewed and discussed in detail the results of the due diligence examination of Qianzhi conducted by Bowen’s management team and Bowen’s financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of Qianzhi regarding Qianzhi’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projection, evaluation analyses with respect to the Business Combination, review of material contracts, Qianzhi’s audited and unaudited financial statements and other material matters as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence;

●	Financial Condition. The Bowen Board also considered factors such as Qianzhi’s historical financial results, outlook, financial plan, and debt structure. In considering these factors, the Bowen Board reviewed Qianzhi’s historical growth and its current prospects for growth if Qianzhi achieves its business plan and various historical and current balance sheet items of Qianzhi;

●	Experienced Management. Qianzhi has a strong management team with significant operating experience. The senior management of Qianzhi intends to remain with Qianzhi in the capacity of officers and/or directors, and the Bowen Board believes that the retention of such members of senior management will provide helpful continuity in advancing Qianzhi’s strategic and growth goals;

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●	Other Alternatives. The Bowen Board believes, after a thorough review of other business combination opportunities reasonably available to Bowen, that the proposed Business Combination represents the best potential business combination for Bowen and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets;

●	Negotiated Transaction. The Bowen Board considered the terms and conditions of the Transaction Agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by both Bowen and Qianzhi to complete the Business Combination; and

●	Fairness Opinion. The Bowen Board considered Newbridge Securities’ fairness opinion, in which Newbridge Securities opined that the Business Combination is “fair” to the shareholders of Bowen from a financial perspective.

The Bowen Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

●	Business Plan May Not Be Achieved. The risk that Qianzhi may not be able to execute on its business plan;

●	Redemption Risk. The potential that a significant number of Public Shareholders elect to redeem their Public Shares prior to the consummation of the Business Combination and pursuant to the Existing Charter, which would potentially make the Business Combination more difficult to complete. However, even in the event that a significant number of Public Shareholders elect to redeem their shares, this redemption would not prevent the consummation of the Business Combination;

●	Regulatory Affairs. The Bowen Board considered the impact of the review of the Business Combination by various regulatory agencies, including those in the PRC;

●	Closing Conditions. The potential risks and costs associated with the Business Combination failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Business Combination is conditioned on the satisfaction of certain Closing conditions that are not within Bowen’s control, including the receipt of certain required regulatory approvals;

●	Litigation Related to the Business Combination. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

●	Listing Risks. The challenges associated with preparing Qianzhi for the applicable disclosure and listing requirements to which Qianzhi will be subject as a publicly traded company in the United States;

●	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

●	Market Volatility. The possibility that the market for Bowen Ordinary Shares experiences volatility and disruptions, causing deal disruption;

●	Liquidation of Bowen. The risks and costs to Bowen if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Bowen being unable to effect a business combination within the required time period;

●	Board and Independent Committees. The risk that, assuming approval of the Director Election Proposal, the New Bowen Board and independent committees thereof do not possess adequate skill set within the context of Qianzhi operating as a public company;

●	Interests of Certain Persons. The Sponsors and Bowen’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) the interests of the Public Shareholders (see “— Interests of Certain Persons in the Business Combination”);

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination; and

●	Other Risk Factors. Various other risk factors associated with the business of Qianzhi, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

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The Bowen Board concluded, in its business judgment, that the potential benefits that it expects Bowen and its shareholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the Bowen Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Merger) are fair and advisable to, and in the best interests of, Bowen and its shareholders. The independent directors on the Bowen Board did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination. The above discussion of the material factors considered by the Bowen Board is not intended to be exhaustive but does set forth the principal factors considered by the Bowen Board. This explanation of Bowen’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Newbridge Securities, Fairness Opinion Provider

Bowen retained Newbridge to act as its financial advisor in connection with the Business Combination. Newbridge, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bowen selected Newbridge to act as its financial advisor in connection with the Business Combination on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On January 18, 2024, at a meeting of the Bowen board held to evaluate the Business Combination, Newbridge delivered to the Bowen board an oral opinion, which was confirmed by delivery of a written opinion, dated January 18, 2024, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the Merger Consideration to be paid to the stockholders of Qianzhi, is fair, from a financial point of view, to Bowen’s shareholders.

The full text of Newbridge’s written opinion to the Bowen board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C hereto and is incorporated by reference herein in its entirety. The following summary of Newbridge’s opinion is qualified in its entirety by reference to the full text of the opinion. Newbridge delivered its opinion to the Bowen board for the benefit and use of the Bowen board (in its capacity as such) in connection with and for the purposes of its evaluation of the Business Combination from a financial point of view. Newbridge’s opinion also does not address the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might exist for Bowen, or the underlying business decision of Bowen whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Newbridge, among other things:

●	considered its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed a draft of the Business Combination Agreement, dated January 18, 2024;

●	reviewed Bowen’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the Bowen Ordinary Shares since its IPO;

●	reviewed publicly available financial information of Bowen filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs and certain reports on material events filed on Forms 8-K between July 14, 2023, and January 18, 2024;

●	conducted discussions with Qianzhi’s management team to better understand Qianzhi’s recent business history, and near-term financials;

●	reviewed a financial model of Qianzhi with historical and future financial projections (including potential revenue growth, net income and net income margins) provided by Qianzhi’s management team;

●	performed a public company comparable analysis of similar companies to Qianzhi that trade on senior U.S. stock exchanges (NYSE American / NASDAQ / NYSE), and operate in the “Household Goods Chemicals” sector, to derive certain forward Price-to-Earnings (P/E) multiples; and

●	performed an M&A transaction comparable analysis of similar companies to Qianzhi that operate in the “Household Goods Chemicals” sector, to derive certain enterprise value / net income multiples.

In conducting its review and arriving at its opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects, and Newbridge further relied upon the assurances of management of Bowen that they are not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of Qianzhi, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Qianzhi.

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The issuance of Newbridge’s opinion was approved by an authorized internal committee of Newbridge. Newbridge’s opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to it on, the date thereof. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of Bowen and its successors. Further, Newbridge expressed no opinion as to what the value of the Bowen Ordinary Shares actually will be when the Business Combination is consummated or the prices at which Bowen Ordinary Shares will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s opinion, Newbridge does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

The following represents a brief summary of the material financial analyses reviewed by the Bowen board and performed by Newbridge in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Financial Analyses. Newbridge employed two methods to analyze the range of values of Qianzhi – a comparable public company analysis and a comparable precedent M&A transaction analysis. Newbridge did not exclude any companies or transactions that it believed met the respective selection criteria described below for each analysis.

Comparable Public Company Analysis

To calculate the implied equity value of the operating business, Newbridge first obtained the average 2023 and 2024E Price-to-Earnings multiples from a total of seven (7) comparable public companies identified by Newbridge that most resembled Qianzhi’s business, and applied to the midpoint of Qianzhi’s 2023 and 2024E Net Income. The public company comparables were selected using the following criteria: (i) listed on a major Stock Exchange in the United States, (ii) in the “Household Goods Chemicals” sector, and (iii) had forecasted Earnings-per-Share data for 2024. In determining which companies were appropriate for the comparable public company analysis, Newbridge sought to include companies that had similar characteristics as Qianzhi, primarily similar business models. Accordingly, the public comparable dataset presented have a similar business model, in that they sell household goods chemicals for the purposes of cleaning or cosmetics and trade on a major US exchange (the NYSE).

The market capitalizations of the public comparable dataset chosen by Newbridge (which ranged from a low of $10.7 billion to a high of $353.4 billion) was significantly higher than the Merger Consideration being paid to Qianzhi of $75 million. The public companies in the dataset also had a much more extensive history of operations, and significantly higher 2023 revenues (of between a low of $5.5 billion to a high of $81.5 billion) than that of Quanzhi, which had revenues for 2023 of $10.1 million. While the history of operations, size of the market capitalization, and sales of the public companies in the dataset are all much higher than that of Quanzhi, Newbridge concluded that the companies chosen had several key characteristics in common with Quanzhi that made them appropriate public companies to compare Qianzhi to, including that they had a U.S. national securities exchange listing, had a similar business model, and the fact that there were no other similar companies with smaller equity values and sales to compare Qianzhi to.

The average of the 2023 (25.5x) and 2024E (23.4x) P/E multiples was 24.4x and was then multiplied by the midpoint of the 2023 ($3.6M) and 2024E ($4.4M) Net Income of Qianzhi of $4.0M, to derive an Enterprise Value of $97.1M. The Net Debt (of +$4.9M) was added to the Enterprise Value to obtain an Implied Equity Value using this analysis of $101.8M.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies were sourced from S&P Capital IQ data as of January 17, 2024.

Household Goods Chemicals	1/17/2024		Balance Sheet		Income Statement		Valuation Multiples
		Stock	Market	Enterprise	EPS	EPS	P/E		P/E
Company Name	Symbol	Price	Capitalization	Value	2023E	2024E	2023E		2024E

The Procter & Gamble Company	NYSE:PG	$149.9	$353,391.5	$379,621.5	$5.9	$6.4	25.5	x	23.4	x
Colgate-Palmolive Company	NYSE:CL	$81.0	$66,660.2	$74,426.2	$3.2	$3.5	25.2	x	23.4	x
The Estée Lauder Companies Inc.	NYSE:EL	$126.3	$45,188.9	$52,431.9	$3.3	$3.3	37.7	x	38.8	x
Kimberly-Clark Corporation	NYSE:KMB	$123.3	$41,674.9	$48,957.9	$6.6	$7.1	18.7	x	17.4	x
Church & Dwight Co., Inc.	NYSE:CHD	$98.7	$24,317.9	$26,579.0	$3.2	$3.4	31.3	x	28.9	x
The Clorox Company	NYSE:CLX	$144.2	$17,885.6	$20,824.6	$4.6	$4.7	31.3	x	30.9	x
Coty Inc.	NYSE:COTY	$12.1	$10,753.6	$14,741.0	$0.5	$0.6	22.3	x	20.7	x
($ in millions, except per share data)						MEDIAN	25.5	x	23.4	x

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Comparable Precedent M&A Transaction Analysis

Newbridge analyzed the last three years (since January 2021) of M&A transaction data to find similar transactions where the targets being acquired most resembled Qianzhi. The universe of transactions where there were similarities to Qianzhi, and where financial data was recorded for the transaction value was generally limited, as is usually the case versus Public Comparables. The criteria used for the selected transactions were those in which the targets most resembled Qianzhi, and included (i) targets with business models in the “Household Goods Chemicals” sector, (ii) transactions that occurred with companies’ headquarters in the United States, Latin American, Europe or Asia/Pacific, and (iii) where the identified the Enterprise Value /Net Income multiple was known.

The average transaction value of the transactions chosen for the M&A Transaction dataset (which ranged from a low of $9.2 million to a high of $4.7 billion, and had an average of approximately $1.1 billion) was significantly higher than the Merger Consideration being paid to Qianzhi of $75 million. However, Newbridge concluded that the transactions chosen had several key characteristics in common with Quanzhi that made them the right transaction set to use, including that they had a similar business model, and the absence of other similar companies with smaller transaction values.

The M&A dataset for the Household Goods Chemicals sector in that time frame had an average Enterprise Value / Net Income multiple of 20.4x and then multiplied by the midpoint of the 2023 and 2024E Net Income of Qianzhi of $4.0M, to derive an Enterprise Value of $81.1M. The Net Debt (of +$4.9M) was added to the Enterprise Value to obtain an Implied Equity Value using this analysis of $85.8M.

The table below summarizes the Comparable Precedent M&A Transaction data set, and was sourced from S&P Capital IQ data as of January 17, 2024.

M&A Comparables Analysis (2021 - Present) |Household Goods Chemicals
M&A Closed Date	Headquarters	Target/Issuer	Transaction Value	Enterprise Value / Net Income		Buyers/Investors
06/11/2021	Asia/Pacific	PSC Corporation Ltd. (SGX:DM0)	$21.5	8.1	x	-
03/09/2021	Europe	Chrisal NV	$9.2	9.3	x	HeiQ Plc (LSE:HEIQ)
08/31/2021	Latin America	Productos Familia S.A.	$706.6	11.8	x	Essity AB (publ) (OM:ESSITY B)
11/08/2021	Asia/Pacific	PT Victoria Care Indonesia Tbk (IDX:VICI)	$43.0	12.8	x	KV Asia Capital Pte. Ltd.
06/10/2021	Asia/Pacific	Essity AustralAsia	$511.2	14.2	x	Essity Group Holding BV
07/05/2023	United States	Diversey Holdings, Ltd.	$4,721.2	51.1	x	Solenis LLC
12/19/2022	Asia/Pacific	Lifestyle International Holdings Limited	$240.0	24.9	x	-
02/01/2021	Europe	HEMA B.V.	$2,431.3	31.3	x	Mississippi Ventures
			Average	20.4	x

Newbridge always tries to include at least two valuation methodologies in its fairness opinions and never relies on just one methodology. Although many of the transactions identified involved companies significantly larger than Qianzhi, Newbridge believes the M&A transaction analysis is a helpful methodology to build out another valuation datapoint. However, this methodology has certain limitations (in comparison to the public comparables analysis), such as having to exclude certain transactions that might otherwise be relevant because they did not include the EV/Net Income data, and therefore cannot be used in this analysis. Additionally, because this methodology analyzes transactions over a 2-3 year period historically, this often spans different market conditions, whereas the public comparables analysis examines companies using real-time public market data.

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the Bowen board in connection with its opinion and is not a comprehensive description of all analyses undertaken by Newbridge in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Newbridge considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Bowen. The estimates of the future performance of Bowen in or underlying Newbridge’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Newbridge’s analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual values of the Bowen Ordinary Shares.

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Conclusion

The values derived from the different analyses that Newbridge used show a range between $85.8M to $101.8M. The Merger Consideration to be paid by Bowen of $75.0M is below the midpoint of the valuation ranges of the financial analyses described above. In coming to this conclusion, Newbridge did not take into account any earnout consideration that might be paid by Bowen in the Business Combination. Because the earnout consideration was “conditional” based upon metrics that have not yet been achieved, and may never be achieved, Newbridge does not believe it is appropriate to consider such conditional consideration in arriving at the valuation of Qianzhi.

Based on its analysis, it is Newbridge’s opinion that, (i) the Merger Consideration is fair, from a financial point of view, to Bowen and Bowen’s shareholders and (ii) Qianzhi has an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding deferred underwriting fees and taxes payable on the income earned on the Trust Account).

The type and amount of consideration payable in the Business Combination was determined through negotiations between Bowen and Qianzhi, and was approved by the Bowen board. The decision to enter into the Business Combination Agreement was solely that of the Bowen board. As described above, Newbridge’s opinion and analyses was only one of many factors considered by the Bowen board in its evaluation of the Business Combination and should not be viewed as determinative of the views of Bowen or Qianzhi’s management with respect to the Business Combination.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its Opinion to the Bowen board, Bowen agreed to pay Newbridge a fee of $150,000. $50,000 of the fee was paid as a retainer, $50,000 was paid upon delivery of the Opinion, and the remaining $50,000 is payable upon consummation of the Business Combination. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in the Opinion.

Unaudited Prospective Financial Information of Qianzhi

For purposes of evaluating Qianzhi’s financial condition and whether to proceed with the Business Combination, Bowen was provided with documents from Qianzhi, including projections for the fiscal years ending March 31, 2024 through March 31, 2028, copies of material contracts, and summaries of various industry analysis and trends. Additionally, the Bowen Board reviewed and discussed with its financial advisor its analysis in rendering the fairness opinion described in the proxy statement/prospectus. In rendering its opinion on the fairness of the transaction, Bowen’s financial advisor, Newbridge Securities, reviewed the financial projections provided by Qianzhi.

Neither Bowen nor Qianzhi as a matter of course makes public projections as to future sales, earnings, or other results. However, Qianzhi management prepared the prospective financial information set forth below (the “Qianzhi Management Projections”) to present to the Bowen Board in connection with its consideration of the potential Business Combination. As discussed in greater detail herein, the financial projections prepared by Qianzhi are based, in part, on assumptions regarding its ability to growth into new customer bases and derive revenues from new product applications. Accordingly, such projections may be of limited, if any, usefulness to investors, in evaluating the Business Combination and shareholders are strongly cautioned not to place undue reliance, if any, on the Qianzhi Management Projections and not to rely on such projections in making any decision regarding the Business Combination. However, Bowen is including these financial projections in this proxy statement/prospectus as such projections were considered by Bowen’s Board in approving the Business Combination and recommending it to its shareholders and its financial advisor, based its fairness opinion, in part, upon such information.

Qianzhi management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Qianzhi. Bowen is including the Qianzhi Management Projections solely because that information was made available to the Bowen Board and financial advisor in connection with the evaluation of the Business Combination. The Qianzhi Management Projections are being provided for information purposes only and are not and should not be viewed as public guidance regarding the future performance of Qianzhi. The inclusion of the below information should not be regarded as an indication that Bowen, Qianzhi, their respective boards of directors, or their respective affiliates, advisors or other representatives consider such financial projections to be necessarily predictive of actual future results. Furthermore, the Qianzhi Management Projections do not take into account any circumstances or events occurring after the date they were prepared. You should review the financial statements of Qianzhi included in this proxy statement/prospectus, as well as the financial information in this proxy statement/prospectus and to not rely on any single financial measure.

The Qianzhi Management Projections are not fact and should not be relied upon as being necessarily indicative of future results. Due to inherent uncertainties in financial projections of any kind, shareholders are strongly cautioned not to place undue reliance, if any, on the projections and not to rely on the Qianzhi Management Projections in making any decision regarding the Business Combination. There undoubtedly will be differences between actual and projected results, and the differences may be material. The Qianzhi Management Projections cover a period of five fiscal years and the risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. The Qianzhi Management Projections cover a period of five fiscal years ending with March 31, 2028 and were based on sales data from the fiscal years ended March 31, 2022 and 2023, its future business direction, product outlook and development of new sales channels and customers. The Qianzhi Management Projections are subject to the inherent uncertainties and limitations that can affect long-term projected financial results, and particularly, for Qianzhi, whether it can achieve its anticipated number of new sales channels and new customers. Accordingly, the usefulness of the Qianzhi Management Projections is limited and shareholders are strongly cautioned not to place undue reliance, if any, on the Qianzhi Management Projections, and not to rely on these projections in making any decision regarding the Business Combination.

With respect to Qianzhi’s fiscal 2024 operating results falling short of the forecast, Qianzhi attributes this to two main factors. Qianzhi believes that the primary reason was the decreased demand for its hypochlorous acid disinfectant products due to the lifting of pandemic controls in China. In the 2023 fiscal year, the total sales of disinfectant amounted to $1,658,800, whereas in the 2024 fiscal year, it was $248,700, a decrease of $1,400,100 or 85%. In addition, Qianzhi believes that the post-pandemic slowdown experienced in the Chinese economy adversely impacted the purchasing power of its customers and reduced overall product demand for its ozone sterilization and cosmetic products. As many of Qianzhi’s sales staff spent a considerable amount of time working remotely, Qianzhi relied mainly on existing customers without being able to develop new sales channels or customers. Consequently, its core ozone sterilization products, experienced a decrease in total sales from $5,570,600 in the 2023 fiscal year to $3,694,900 in the 2024 fiscal year, a reduction of $1,875,800 or 33.7%.

Qianzhi, however, believes that the period from fiscal 2025 through 2028 remains in line with the projections and that the growth rate implied by the projected revenues will be achieved through its ability to introduce new products, expand into new sales channels and develop additional product application scenarios. For instance, Qianzhi is currently planning to introduce three (3) new products to the market during 2025. These new products are ozone-based pastes with anti-bacterial properties and have been developed based on Qianzhi’s proprietary rights using traditional Chinese medical ingredients (Cnidii Fructus extract and Sophorae Flavescentis Radix extract) that seek to alleviate certain chronic diseases, such as arthritis and skin inflammation. Each of these products have been tested by third-party product testing companies and Qianzhi has made the appropriate regulatory filings with the relevant government authorities. As with the other hygiene and disinfection products Qianzhi currently offers, Qianzhi must file hygiene and safety evaluation reports for these new products with the provincial health administrative department and the National Disinfection Product Online Platform. Qianzhi has completed the procedures and filings necessary to begin to commercialize these new products. For further information, see “INFORMATION ABOUT NEWCO AND QIANZHI – Governmental Regulations – PRC Laws and Regulations”.

In addition, Qianzhi is developing marketing and sales channels for its existing and new products in order to maximize the revenues that such products may generate and as described below in greater detail, has entered into cooperation agreements with five customers in order to begin exploiting the commercial potential of these products. Accordingly, Qianzhi’s financial forecasts assume additional revenues from these new products and sales channels ranging from $2,520,000 in 2025 to $89,675,000 in 2028.

In addition, Qianzhi’s core products, the ozone sterilization products and hypochlorous acid disinfectant series, have mainly been sold to beauty salons and individual households for home disinfection. However, Qianzhi believes that it will be able to expand its sales channels by seeking to market the functional attributes of its products for additional industry applications. As an example, Qianzhi believes that hypochlorous acid disinfectants may also be able to be used for washing produce, pet disinfection, sterilization in aquatic and livestock product factories, and disinfection in kitchens, restaurants, agriculture, forestry, animal husbandry, fishing, laboratories, pharmaceutical factories, nursing homes, hospitals, schools, kindergartens, hotels, and other environments. Qianzhi believes that the benefits of its products are significant and that there is a significant market space for growth and for it to achieve the projected operating results for the fiscal 2025 – 2028 periods.

To exploit this growth potential, Qianzhi intends to implement a multi-pronged marketing approach, including: serving its existing customer base; conducting full-scale marketing through e-commerce and live streaming platforms; forming chain service agencies, providing products, technology, and service guidance at communities nationwide; and establishing an agency model to connect products and services with various institutional settings such as hospitals, health care and medical facilities, schools, hotels, elder-care facilities, and elderly health service platforms. Consistent with these efforts, Qianzhi has recently entered into product purchase agreements and cooperation agreements for its products. For its ozone-based antibacterial, personal care, and disinfectant products, Qianzhi has entered into purchase agreements with three customers, including a supply chain management company, a hospital and a kindergarten. Under each of these agreements, the customers will issue purchase orders for the products at agreed upon price and quantity terms. Additionally, to enhance its market reach for its disinfectant products, including its new products described earlier, Qianzhi has established cooperation relationship with five companies, including a dental clinic, a child day-care center, a trading company and two hotels. These agreements, which have an initial two-year term, provide that the parties shall develop strategic relationships pursuant to which Qianzhi’s customers will commit to procuring its products. As a result, Qianzhi anticipates these agreements will lead to future sales for the company.

Qianzhi is continuing to actively pursue negotiations with additional potential sales and marketing partners to further exploit these new product applications and sales channels. However, the economic and business factors that resulted in Qianzhi not achieving its forecasted results for its 2024 fiscal year may persist longer than anticipated and may continue to adversely impact Qianzhi’s ability to increase its revenues and improve its financial performance. Accordingly, Qianzhi’s actual results may continue to be materially different than its projections and shareholders are strongly cautioned not to place undue reliance, if any, on the Qianzhi Management Projections, and not to rely on these projections in making any decision regarding the Business Combination.

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While presented in this proxy statement/prospectus with numeric specificity, the Qianzhi Management Projections are forward-looking statements that are inherently subject to significant uncertainties, reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to Qianzhi’s business, all of which are difficult to predict and many of which are beyond Qianzhi’s control. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “Qianzhi Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Further, the inclusion of financial projections in this proxy statement should not be regarded as an indication that Qianzhi, Bowen, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. You are cautioned that the projections solely represent Qianzhi’s best efforts in predicting future operating results and must be considered in that light. As a result, in making a decision regarding the Business Combination, please understand that the projections may be materially different than actual results. These Qianzhi Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Qianzhi believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Qianzhi had at the time. However, with the passage of time, additional events may transpire which could affect the reasonableness of the basis of the projections. Although Qianzhi did not achieve the projected financial results for its fiscal year ended March 31, 2024, as of the date of this proxy statement/prospectus, Qianzhi believes that the period from fiscal 2025 through 2028 remains in line with the projections and that the assumptions supporting its forecast are reasonable as of such date. Important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Qianzhi’s business, industry performance, the regulatory environment, and general business and economic conditions.

The Qianzhi Management Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Qianzhi Management Projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders.

The Qianzhi Management Projections were requested by, and disclosed to, Bowen for use as a component in its overall evaluation of Qianzhi. The Bowen Board considered and relied upon such Qianzhi Management Projections in determining the valuation for Qianzhi in the Business Combination. Bowen first had access to the Qianzhi Management Projections on September 28, 2023. Although Bowen, its financial advisor, and their respective representatives discussed the Qianzhi Management Projections with Qianzhi’s representatives in detail, neither Bowen nor its representatives or advisors made or required any adjustments to Qianzhi’s financial data. Qianzhi subsequently finalized the Qianzhi Management Projections on October 10, 2023. For further details about financial analysis undertaken by the Bowen Board and Bowen’s management in reliance upon the Qianzhi Management Projections, see “Reasons for Bowen’s Board of Directors’ Approval of the Business Combination.” Neither Qianzhi’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Qianzhi compared to the information contained in the Qianzhi Management Projections or that the financial and operating results included therein will be achieved. Further neither Qianzhi nor any of its officers, directors, affiliates or representatives intends to or undertakes any obligation to update or otherwise revise the Qianzhi Management Projections to reflect circumstances existing after the Qianzhi Management Projections were finalized or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Qianzhi Management Projections are shown to be in error. New Bowen does not intend to reference these projections in its future periodic reports filed under the Exchange Act. The financial projections are included in this proxy statement/prospectus solely for informational purposes and not to induce any Bowen shareholders to vote in favor of any of the proposals at the extraordinary general meeting.

Neither Qianzhi’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, QIANZHI DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE QIANZHI MANAGEMENT PROJECTIONS. THE QIANZHI MANAGEMENT PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE STRONGLY CAUTIONED NOT TO PLACE UNDUE RELIANCE, IF ANY, ON THE UNAUDITED QIANZHI MANAGEMENT PROJECTIONS SET FORTH BELOW AND NOT TO RELY ON SUCH FINANCIAL INFORMATION IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION PROPOSAL, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS.

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The Qianzhi Management Projections are unaudited, based upon estimated results of Qianzhi management and do not include the impact of the accounting for the Business Combination or other impacts from the consummation of the Business Combination. The Qianzhi Management Projections are summarized below.

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders of Bowen are strongly cautioned not to place undue reliance, if any, on these projections, and not to rely on these projections in making any decision regarding the Business Combination.

The material projections provided by Qianzhi’s management team to Bowen are summarized in the table below with specific assumptions immediately following the table:

Projected Financial Metrics ($ in thousands)

Fiscal Year End March 31,

	2022 (Actual)	2023 (Actual)	2024	2025	2026	2027	2028

Revenue	6,737	10,109	16,409	28,093	50,879	97,300	195,620
Cost of revenue	4,785	4,671	7,583	12,982	23,512	44,964	90,398
Business taxes	—	—	-	-	-	-	-
General expenses	41	108	175	300	544	1,040	2,091
Administration expenses	1,531	1,599	2,595	4,442	8,046	15,386	30,934
R&D expenses	47	45	72	124	224	429	862
Interest expenses	(2)	(1)	174	185	192	238	284
Operating Income	336	3,688	5,809	10,059	18,361	35,243	71,051
Non-operating income	64	75	—	—	—	—	—
Non-operating expenses	—	8	—	—	—	—	—
Net income before taxes	400	3,755	5,809	10,059	18,361	35,243	71,051
Income taxes	19	163	1,452	2,515	4,590	8,811	17,763
Net Income	381	3,591	4,357	7,545	13,771	26,432	53,288

The above financial metrics were included in Qianzhi’s projections that were provided to Newbridge Securities solely for purpose of rendering its fairness opinion, which opinion is materially related to the Business Combination. Further, the projections are disclosed in this proxy statement/prospectus in order to comply with Item 1015 of Regulation M-A regarding disclosure of Newbridge Securities’ analyses or substantive work. Accordingly, consistent with SEC guidance, the metrics provided to Newbridge Securities for purpose of rendering its fairness opinion are not deemed to be non-GAAP financial measures requiring reconciliation to GAAP and/or other additional disclosures.

However, as mentioned above, Qianzhi did not achieve the projected financial results for its fiscal year ended March 31, 2024 and generated revenues of $7,030,989 while incurring an operating loss of $441,701 and net loss of $698,174. Qianzhi attributes these results to the post-pandemic slowdown experienced in the Chinese economy, which adversely impacted the purchasing power of our customers and reduced overall product demand for our ozone sterilization and cosmetic products. In addition, revenues from sales of our hypochlorite disinfection products were adversely impacted by the decision of the Chines government to lift its zero-COVID policy, which resulted in depressed sales for this product line. These factors resulted in reduced sales revenue and our operating loss for fiscal 2024.

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Assumptions and Basis for the Projected Financial Metrics Table

The Qianzhi Management Projections reflect numerous material estimates and assumptions made by Qianzhi management and believed to be reasonable with respect to expected future financial performance. Generally, Qianzhi’s projected revenue is based on a variety of operational assumptions, including, the timing of development and commercialization of its products, population size and growth, level of product awareness with customers, and pricing mix. Further, projected gross profit is driven by the projected revenue and corresponding costs related to the delivery of its products, including related overhead costs.

In connection with the preparation of the unaudited prospective financial information, Qianzhi’s management team considered various material assumptions, including but not limited to, the following:

●	Assumptions relating to future product development and product launch timelines;

●	Assumptions relating to sales and marketing performance, marketing channels, investment levels and sales and marketing effectiveness based on industry trends;

●	Assumptions related to obtaining operating funds include historical sales, sales growth rate, development of new sales channels, and acquisition of new customers;

●	Assumptions relating to time and cost to acquire customers, including conversion rate from lead funnel for various sub-verticals and onboarding timeline;

●	Assumptions relating to access to continuous working capital;

●	Assumptions relating to the ability to grow customer base, customer retention, purchase volume and recurring purchases;

●	Assumptions relating to regulatory requirements for current and future products, including government permissions for new products entering the market;

●	Other important assumptions affecting profitability projections include maintaining pricing, maintaining or reducing cost of goods sold and maintaining or increasing gross margin, which are based on Qianzhi’s existing products being mature products and that sales prices and cost of goods sold are not expected to fluctuate significantly;

●	Assumptions concerning profit forecasts include sales volume, sales pricing, gross margin, sales costs, expense levels, and tax levels;

●	Assumptions relating to strategic partnerships for research and development, and sales and marketing across various sub-verticals;

●	Assumptions relating to key hires including sales and marketing hires and operating costs;

●	Assumptions relating to estimated timing of Closing the Business Combination and receiving the estimated net proceeds of the Business Combination;

●	Assumptions relating to third-party forecasts for industry growth and growth of comparable companies;

●	Market size based on third-party data;

●	Assumptions relating to the continued growth of the relevant customer markets include Qianzhi’s business plans, marketing plans, customer repurchase rate, average order value, and development trends in the ozone products industry; and

●	Assumption that there will not be any material liabilities.

The following provides more specificity or detail relative to the above assumptions:

●	the global economics remains stable, particularly in the PRC market, which will likely enhance customers’ willingness to pay;

●	the demographics of the Qianzhi’s target customer base remain solid and are expected to increase steadily, thereby expanding the number of potential customers;

●	Qianzhi will be able to continuously expand into new, high-quality market channels to find new customers and improve the efficiency of user acquisition;

●	Qianzhi will be able to continually iterate its data systems to ensure the accuracy and efficiency of business decisions;

●	Qianzhi will be able to develop new products and establish collaborations with potential partners;

●	Qianzhi will be able to explore market insights to identify new and expandable product markets;

●	Qianzhi will be able to attract or retain the experienced management team and qualified personnel or find suitable or comparable replacements on a timely basis; and

●	future legislative or regulatory changes would not have a material adverse effect on Qianzhi’s business, results of operations, and financial condition.

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Qianzhi’s forecasts are based on the models that Qianzhi uses for its operating plans. Calculations are made based on historical sales data, which it adjusts based on estimates of future performance of certain key measures, such as the retention rate, payment rate, and promotion budget. In addition, in its forecasts, Qianzhi has also assumed significantly increased sales during each of the fiscal years ended March 31, 2025 through March 31, 2028. If Qianzhi is not successful in developing new customers, sales channels and product applications, it will not be able to achieve the projected financial results. In light of these assumptions, the Qianzhi Management Projections may not be useful to shareholders and shareholders are strongly cautioned not to place undue reliance, if any, on the Qianzhi Management Projections, and not to rely on these projections in making any decision regarding the Business Combination.

In calculating the revenue forecasts, Qianzhi considered that all of its products, excluding newly introduced products, are in the mature stage, which is characterized by stable sales rates and market share, while marketing and promotional expenses would gradually decrease, and cost of goods sold would remain relatively stable. As discussed in detail above, this forecast assumes no significant changes in the overall market environment, stable promotional prices, and the ability of mature products to maintain stable retention and payments, the ability of products in the growth and development stages to meet the projected improvements, and Qianzhi’s ability to introduce new products effectively and move them from development to promotion. As a result, the projected growth rates hinge on several critical factors and contingencies, including (i) whether increasing competition in the market could adversely affect Qianzhi’s market share and revenue potential; (ii) whether changes in customer spending habits or economic conditions may affect their willingness to make purchases, and therefore affect revenue; (iii) whether product developers can consistently provide compelling products; (iv) whether Qianzhi’s marketing campaigns, and other promotional strategies are as effective as expected; and (v) whether future legislative or regulatory changes may have a material adverse effect on Qianzhi’s business, results of operations, and financial condition. Although, sales of our products decreased in fiscal 2024, management believes that such results were due to (i) the post-pandemic slowdown experienced in the Chinese economy, which adversely impacted the purchasing power of our customers and reduced overall product demand for our ozone sterilization and cosmetic products, and (ii) with respect to our hypochlorite disinfection products, the decision by the Chinese government to lift its zero-COVID policy, which resulted in depressed sales for this product line. These factors resulted in reduced sales revenue and our operating loss for fiscal 2024. However, Qianzhi’s management believes that as the Chinese economy continues to adjust to the post-COVID environment and the Company implements new sales channels and develops new markets for its products, it’s operating results will improve in future periods.

The Qianzhi Management Projections reflect the consistent application of the accounting policies of Qianzhi and should be read in conjunction with the accounting policies included in footnotes to the accompanying historical consolidated financial statements of Qianzhi included in this proxy statement/prospectus. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Qianzhi Management Projections. The inclusion of the Qianzhi Management Projections in this proxy statement/prospectus should not be regarded as an indication that Qianzhi or its representatives considered or currently consider the projections to be a reliable prediction of future events, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on these projections.

The Qianzhi Management Projections are the responsibility of Qianzhi management. Neither Qianzhi’s independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.

Discussion of Qianzhi Management Projections

Qianzhi’s revenue is mainly generated from the sale of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications. The majority of Qianzhi’s products are ozonated, oil-based and infused with formulated herbal ingredients. Qianzh’s other proprietary products include ozonated disinfectant products produced by ambient temperature ozone curing technology. Qianzhi sells its products directly through its professional sales team and distributes its products through various distribution channels.

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Operating costs and expenses mainly consist of product development, manufacturing expenses commission costs to be paid to promotion channels, selling expenses, administrative expenses, as well as research and development expenses.

Satisfaction of 80% Test

It is a requirement under the Existing Charter that any business acquired by Bowen have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement for an initial business combination. As of January 18, 2024, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account (excluding deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) was approximately $71.6 million, and 80% thereof represents approximately $57.3 million.

In reaching its conclusion that the Business Combination meets the 80% fair market value test, the Bowen Board believed that the financial skills and background of its members qualified it to conclude that the acquisition of Qianzhi and its subsidiaries met this requirement. In addition, the Bowen Board also considered the opinion provided by Newbridge Securities to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, Qianzhi had a fair market value equal to at least 80% of the net assets of the Trust Account.

Redemption Rights

Pursuant to the Existing Charter, holders of Public Shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST,” or do not vote at all on, the Business Combination Proposal. Any Bowen Public Shareholder holding Public Shares as of the Record Date may demand that Bowen redeem such shares for a pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.94 per share as of November 25, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the anticipated consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Bowen to pay its taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption and the Business Consummation is consummated, Bowen will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination. Please see the section entitled “Special Meeting of Bowen Shareholders — Redemption Rights.”

Material U.S. Federal Income Tax Consequences

For a detailed discussion of material tax consequences of the Business Combination to the holders of Bowen Ordinary Shares, see the section entitled “Material United States Federal Income Tax Considerations” in this proxy statement/prospectus.

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Bowen is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Bowen will represent a continuation of the financial statements of Qianzhi with the Transactions treated as the equivalent of Qianzhi issuing shares for the net assets of Bowen, accompanied by a recapitalization. The net assets of Bowen will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Qianzhi in future reports of New Bowen.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the Cayman Islands necessary to effectuate the Business Combination, and (ii) filings of solicitation materials required pursuant to Rule 14a-12 of the Exchange Act.

Appraisal Rights

Bowen shareholders do not have appraisal rights in connection with the Business Combination under the Cayman Companies Act.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Business Combination Agreement dated January 18, 2024 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among Bowen Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Bowen”), Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Bowen (“Merger Sub”), Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (the “Company” or “Qianzhi”), and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo”), a copy of which are attached to the accompanying proxy statement/prospectus as Annex A, and all transactions contemplated thereunder, including without limitation, the merger between the Merger Sub and NewCo, be and each is hereby approved, ratified, confirmed and adopted (as applicable) in all respects.”

Required Vote

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Business Combination Proposal. Broker non-votes, if any, will also have no effect on the approval of the Business Combination Proposal.

Recommendation of the Bowen Board

THE BOWEN BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of Bowen’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of Bowen and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Bowen’s Officers may have interests in the Business Combination Proposal that may conflict with your interests as a shareholder. See the section entitled “— Interests of Certain Persons in the Business Combination” for further discussion.

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PROPOSAL 2: THE NAME CHANGE PROPOSAL

Overview

The Name Change Proposal asks shareholders of Bowen to approve, subject to the proposed name conforming with section 30 of the Companies Act (Revised) of the Cayman Islands, to approve the change of name of Bowen from Bowen Acquisition Corp to “Emerald, Inc.”, effective from the Effective Time. In the judgment of Bowen’s board of directors, changing the name of the new public entity is desirable to reflect the Business Combination with Qianzhi and the combined business going forward.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that subject to the proposed name conforming with section 30 of the Companies Act (Revised) of the Cayman Islands, the name of Bowen be changed to ‘Emerald, Inc.”, effective from the effective time of the Merger”

Required Vote

The Name Change Proposal must be approved by special resolution under the Cayman Islands law, being the affirmative vote by the holders of not less than two-thirds of the Bowen Ordinary Shares present in person virtually or represented by proxy (or in the case of a shareholder being a corporation, by its duly authorized representative) who, being entitled to vote at the Shareholder Meeting at which a quorum is present, vote. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Name Change Proposal. Broker non-votes, if any, will also have no effect on the approval of the Name Change Proposal. If the Condition Precedent Proposal is not approved, the Name Change Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

BOWEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BOWEN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL, IF PRESENTED.

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PROPOSAL 3: THE CAPITALIZATION AMENDMENT PROPOSAL

Overview

The Capitalization Amendment Proposal asks shareholders of Bowen to approve the increase of the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each. In the judgment of Bowen’s board of directors, increasing the authorized number of ordinary shares is desirable for New Bowen to have sufficient shares for the issuances to the holders of Qianzhi’s stock in the Merger, including the Earnout Shares, to have enough additional authorized shares for issuance in the PIPE Financing contemplated by the Merger Agreement, and to have and have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends and stock splits, and for the 2024 Incentive Plan and other compensatory purposes.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the increase of the authorized share capital of Bowen from US$20,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 200,000,000 Ordinary Shares of par value US$0.0001 each, to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each be approved and authorized in all respects.”

Required Vote

The Capitalization Amendment Proposal must be approved by special resolution under the Cayman Islands law, being the affirmative vote by the holders of not less than two-thirds of the Bowen Ordinary Shares present in person virtually or represented by proxy (or in the case of a shareholder being a corporation, by its duly authorized representative) who, being entitled to vote at the Shareholder Meeting at which a quorum is present, vote. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Capitalization Amendment Proposal. Broker non-votes, if any, will also have no effect on the approval of the Capitalization Amendment Proposal. If the Condition Precedent Proposal is not approved, the Capitalization Amendment Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

BOWEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BOWEN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPITALIZATION AMENDMENT PROPOSAL, IF PRESENTED.

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PROPOSALS 4 AND 5: THE CHARTER AMENDMENT PROPOSALS

In connection with the Business Combination, Bowen is requesting that its shareholders consider and vote upon and approve, separate and apart from their consideration and vote upon the Business Combination Proposal, proposals to amend the Existing Charter and adopt the Proposed Charter, substantially in the form attached to this proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination, as described further below. Approval of the Charter Amendment Proposals is a condition to the parties’ obligations to consummate the Business Combination, such that, if the Charter Amendment Proposals are not approved, the Business Combination may not be consummated, unless the corresponding condition in the Business Combination Agreement is waived by the parties.

The Charter Amendment Proposals are conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the Charter Amendment Proposal will have no effect, even if approved by Bowen’s shareholders.

Proposal No. 4, the BOARD UNIFICATION Proposal, if approved, will remove the provisions of the Existing Charter dividing the Bowen Board into multiple classes, as described more particularly below. In the judgment of Bowen’s board of directors, removing the provisions dividing the Bowen Board into three classes is desirable as it improves New Bowen’s corporate governance profile by enhancing the directors’ accountability to shareholders and is in the best interests of New Bowen’s shareholders.

If the Board Unification Proposal is approved, Article 16.4 of the Existing Charter shall be deleted in its entirety and replaced with the following new Article 16.4:

“16.4 Each director holds office for the term fixed by the Ordinary Resolution or fixed by the resolution of the directors appointing such director, as applicable, but such term shall not exceed two years.”

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the provisions of Bowen’s Amended and Restated Memorandum and Articles of Association dividing the Bowen Board into classes be removed.”

Required Vote

The approval of the Board Unification Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Board Unification Proposal. Broker non-votes, if any, will also have no effect on the approval of the Board Unification Proposal. If the Condition Precedent Proposal is not approved, the Board Unification Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

BOWEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BOWEN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BOARD UNIFICATION PROPOSAL, IF PRESENTED.

Proposal No. 5, the PROPOSED CHARTER ADOPTION Proposal, if approved, the Proposed Charter, substantially in the form attached to this proxy statement/prospectus as Annex D, to be effective upon the Effective Time, reflecting, among other things, the consequential amendments resulting from the Name Change Proposal (if the Name Change Proposal has been approved), the Capitalization Amendment Proposal (if the Capitalization Amendment Proposal has been approved), the Board Unification Proposal (if the Board Unification Proposal has been approved) and the removal of the various non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination, will be approved and adopted.

If the Proposed Charter Adoption Proposal is approved, the key changes to the provisions of the Existing Charter that will be made in the Proposed Charter will be as follows:

●	Assuming approval of the Name Change Proposal, all references to the name of Bowen shall be changed from “Bowen Acquisition Corp” to “Emerald, Inc.”

●	Assuming approval of the Capitalization Amendment Proposal, the authorized share capital of Bowen as set out in the memorandum shall be changed to US$25,200 divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each.

●	Article 13.1 shall be deleted in its entirety and replaced with the following new Article 13.1:

“13.1 Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person (including virtually) or by proxy at the meeting. One or more Members who together hold not less than one-third of the Shares entitled to vote at such meeting being individuals present in person (including virtually) or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.”

●	Article 13.9 shall be deleted in its entirety and replaced with the following new Article 13.9:

“13.9 If, prior to a general meeting, a notice is issued in respect of such general meeting and the directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.”

●	Assuming approval of the Board Unification Proposal, Article 16.4 shall be deleted in its entirety and replaced with the following new Article 16.4:

“16.4 Each director holds office for the term fixed by the Ordinary Resolution or fixed by the resolution of the directors appointing such director, as applicable, but such term shall not exceed two years.”

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●	Article 16.5 shall be deleted in its entirety and replaced with the following new Article 16.5:

“16.5 The Company may by Ordinary Resolution appoint any person to be a director or may by Ordinary Resolution remove any director.”

●	Article 17.1 shall be deleted in its entirety and replaced with the following new Article 17.1:

“17.1 Any director may appoint any other person, including another director, to act in his place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. Such notice must be given to each other director by either of the following methods:

(a) by notice in writing in accordance with the notice provisions;

(b) if the other director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 32.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one director (and to the email address of the Company pursuant to Article 17.4(c)). “

●	Article 18.10 shall be deleted in its entirety and replaced with the following new Article 18.10:

“18.10 The remuneration to be paid to the directors, if any, shall be such remuneration as the directors shall determine. The directors shall also be entitled to be paid all out of pocket expenses properly incurred by them in connection with activities on behalf of the Company.”

●	The full Article 37 which relates to business combination shall be deleted in its entirety and the corresponding definitions in Section 1.1 which are obsolete following deletion of Article 37 shall also be deleted.

In the judgment of Bowen’s board of directors:

●	removing the provisions dividing the Board into three classes is desirable as it improves New Bowen’s corporate governance profile by enhancing the directors’ accountability to shareholders and is in the best interests of New Bowen’s shareholders; and

●	removing the various provisions applicable only to special purpose acquisition companies is desirable because such provisions will no longer be applicable after the consummation of the Business Combination and will serve no further purpose.

If the Proposed Charter Adoption Proposal is approved, the Proposed Charter will be adopted and the Existing Charter will be deleted in its entirety and replaced by the Proposed Charter so that a single document exists that fully states the provisions that constitute the memorandum and articles of association of Bowen, effective upon the Effective Time. If and to the extent any of the Name Change Proposal, the Capitalization Amendment Proposal or the Board Unification Proposal is not approved by Bowen shareholders, the changes to the Existing Charter that would be reflected in the Proposed Charter as contemplated thereby and described above will not be reflected in the Proposed Charter that becomes effective upon the Effective Time.

A copy of the Proposed Charter, as it will be in effect assuming consummation of the Merger and approval of the Proposed Charter Adoption Proposal, is attached hereto as Annex D. Additionally, the text of the Proposed Charter, assuming approval of the Proposed Charter Adoption Proposal and, with respect to certain sections of the Proposed Charter as described above, the Name Change Proposal, the Capitalization Amendment Proposal and the Board Unification Proposal, is set forth in Annex D.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the amendment and restatement of the existing memorandum and articles of association of Bowen, including without limitation, the consequential changes resulting from the Name Change Proposal (if approved), the Capitalization Amendment Proposal (if approved) and the Board Unification Proposal (if approved) and the removal of non-substantive, non-governance provisions applicable only to special purpose acquisition companies that will no longer be applicable to Bowen after the consummation of the Business Combination, by deletion in their entirety and substitution in their place by the proposed second amended and restated memorandum and articles of association of New Bowen, the substantial form of which is attached the accompanying proxy statement as Annex D, with effect upon the Effective Time, be approved and authorized in all respects.”

Required Vote

The approval of the Proposed Charter Adoption Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds (2/3) of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Proposed Charter Adoption Proposal. Broker non-votes, if any, will also have no effect on the approval of the Proposed Charter Adoption Proposal. If the Condition Precedent Proposal is not approved, the Proposed Charter Adoption Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

BOWEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BOWEN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED CHARTER ADOPTION PROPOSAL, IF PRESENTED.

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PROPOSAL 6: THE NASDAQ PROPOSAL

Overview

The Nasdaq Proposal asks shareholders of Bowen to approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a) and (b), the issuance of Bowen Ordinary Shares in connection with the Merger, to the extent such issuance would require a shareholder vote under Nasdaq Listing Rule 5635(a) and (b).

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), shareholder approval is required prior to the issuance of Ordinary Shares, or of securities convertible into or exercisable for Ordinary Shares, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the Ordinary Shares has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for Ordinary Shares); or (ii) the number of shares of Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of shares of Ordinary Shares outstanding before the issuance of the stock or securities. Additionally, under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

Prior to the Business Combination, Bowen has 9,166,500 Ordinary Shares outstanding.

Pursuant to the Business Combination Agreement, we anticipate that we will issue to the shareholders of Qianzhi as Merger Consideration upon Closing of the Business Combination an aggregate of approximately 7,246,377 Ordinary Shares, plus the contingent right to receive up to 1,400,000 Earnout Shares. See “The Business Combination Proposal — The Merger Agreement.” Because the number of Bowen Ordinary Shares we anticipate issuing in the Business Combination (1) will constitute more than 20% of the outstanding Bowen Ordinary Shares and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of Bowen, we are required to obtain shareholder approval of such issuances pursuant to Nasdaq Listing Rules 5635(a) and (b).

It is a condition to the consummation of the Business Combination that Bowen’s Ordinary Shares remain listed on Nasdaq. If this proposal is not approved by the holders of Bowen Ordinary Shares, the Business Combination cannot be consummated unless the applicable condition in the Business Combination Agreement is waived by the parties. If this proposal is approved by holders of Bowen Ordinary Shares, but the Business Combination Agreement is not consummated, Bowen will not issue such Bowen Ordinary Shares.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the issuance of up to 8,646,377 ordinary shares in connection with the Business Combination be approved and adopted in all respects.”

Required Vote

The approval of Nasdaq Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Nasdaq Proposal. Broker non-votes, if any, will also have no effect on the approval of the Nasdaq Proposal. If the Condition Precedent Proposal is not approved, the Nasdaq Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

THE BOWEN BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of Bowen’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of Bowen and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Bowen’s officers may have interests in the Business Combination Proposal that may conflict with your interests as a shareholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further discussion.

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PROPOSAL 7: THE INCENTIVE PLAN PROPOSAL

The Equity Incentive Plan Proposal asks shareholders of Bowen to approve and adopt the 2024 Incentive Plan. An aggregate number of Bowen Ordinary Shares equal to 5% of the Bowen Ordinary Shares outstanding immediately following the Closing will be reserved for issuance under the 2024 Incentive Plan. The Bowen Board approved the 2024 Incentive Plan on November 25, 2024, subject to approval by Bowen’s shareholders at the Shareholder Meeting. If approved by the shareholders, the effective date of the 2024 Incentive Plan will be the Closing Date. The 2024 Incentive Plan is described in more detail below. A copy of the 2024 Incentive Plan is attached as Annex B to this proxy statement/prospectus. If approved by the shareholders, the 2024 Incentive Plan will be administered by the New Bowen Board or by the compensation committee of the New Bowen Board, which will have the authority to make awards under the 2024 Incentive Plan.

After careful consideration, the Bowen Board believes that approving the 2024 Incentive Plan is in the best interests of Bowen and its shareholders. The general purpose of the 2024 Incentive Plan is to attract and retain employees, directors and consultants who contribute to New Bowen’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of New Bowen. If approved, the 2024 Incentive Plan will enable New Bowen to provide share-based incentives that align the interests of employees, directors and consultants with those of the shareholders of New Bowen by motivating such persons to achieve long-term results and rewarding them for their achievements.

Terms of the 2024 Incentive Plan

The following summary of the principal terms of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, a copy of which is attached as Annex B to this proxy statement/prospectus. You may also obtain, free of charge, a copy of the 2024 Incentive Plan by writing to Bowen at 420 Lexington Avenue, Suite 2446, New York, New York 10170.

Administration. The New Bowen Board or one or more committees appointed by the New Bowen Board will administer the 2024 Incentive Plan. For this purpose, the New Bowen Board will delegate general administrative authority for the 2024 Incentive Plan to the compensation committee of the New Bowen Board. The appropriate acting body, whether the New Bowen Board, the compensation committee of the New Bowen Board or another committee appointed by the New Bowen Board, is referred to in this summary as the “Administrator”. The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible individuals shall be granted awards under the plan, provided that any award granted to a member of the compensation committee of the New Bowen Board shall be subject to the approval or ratification of the New Bowen Board. Along with other authority granted to the Administrator under the 2024 Incentive Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards, and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Lapsed Awards. An aggregate number of New Bowen Ordinary Shares equal to 5% of the shares of New Bowen Ordinary Shares outstanding immediately following the Closing is the maximum number of shares of New Bowen Ordinary Shares that may be issued or transferred pursuant to awards under the 2024 Incentive Plan. On the first day of each fiscal year of New Bowen during the term of the 2024 Incentive Plan commencing on the first year following the Closing, the number of New Bowen Ordinary Shares that may be issued under the 2024 Incentive Plan will automatically increase by a number of New Bowen Ordinary Shares such that the number of shares that may be issued under the 2024 Incentive Plan shall equal 5% of the New Bowen Ordinary Shares outstanding as of the last day of the preceding fiscal year. If any outstanding award under the 2024 Incentive Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2024 Incentive Plan shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2024 Incentive Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2024 Incentive Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of Ordinary Shares subject to the 2024 Incentive Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of Ordinary Shares that may be issued under the 2024 Incentive Plan. If New Bowen Ordinary Shares issued in connection with any award granted under the 2024 Incentive Plan shall be repurchased by New Bowen, in whole or in part, then the number of New Bowen Ordinary Shares subject to the 2024 Incentive Plan shall not be increased by that portion of the shares repurchased by New Bowen, and such repurchased shares may not again be awarded pursuant to the provisions of the 2024 Incentive Plan. Additionally, the aggregate number of New Bowen Ordinary Shares that may be issued or used with respect to any ISO (defined below) shall not exceed the number of shares reserved for issuance under the plan (subject to adjustment as provided for in the 2024 Incentive Plan).

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Eligibility. Individuals eligible to receive awards under the 2024 Incentive Plan include New Bowen’s employees, directors and consultants. Approximately 16 employees, 5 directors and 4 consultants will be eligible to participate in the 2024 Incentive Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards. The 2024 Incentive Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, as well as other awards (described in the 2024 Incentive Plan) that are responsive to changing developments in management compensation. The 2024 Incentive Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of Ordinary Shares at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2024 Incentive Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2024 Incentive Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Ordinary Shares on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a New Bowen Ordinary Share on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock. A restricted stock award is typically for a fixed number of New Bowen Ordinary Shares, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a shareholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the restricted shares.

Restricted Stock Units. Restricted stock units represent unfunded, unsecured rights to receive New Bowen Ordinary Shares or cash equal to the fair market value of New Bowen Ordinary Shares, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted stock units and the receipt of shares, if any, the participant will not have any rights as a shareholder with respect to such shares.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, New Bowen Ordinary Shares, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2024 Incentive Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Transfer Restrictions. Subject to certain exceptions, awards under the 2024 Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by him or her.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding New Bowen Ordinary Shares by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by New Bowen, the aggregate number of New Bowen Ordinary Shares available under the 2024 Incentive Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

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Change in Control. Upon a change in control of New Bowen, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2024 Incentive Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where New Bowen is not the surviving company (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed, or replaced with comparable options or rights, by the surviving company. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by New Bowen in cash or Ordinary Shares in an amount equal to the amount by which the then fair market value of the New Bowen Ordinary Shares subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of New Bowen’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of New Bowen, (iii) certain changes in the majority of the New Bowen Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2024 Incentive Plan. The New Bowen Board may amend the 2024 Incentive Plan at any time and in any manner without the consent of the shareholders, except that no amendment may be made to the 2024 Incentive Plan without shareholder approval that would (i) expand the types of awards available under the 2024 Incentive Plan or otherwise materially revise the 2024 Incentive Plan or (ii) increase the number of shares reserved for issuance under the 2024 Incentive Plan, modify the eligible individuals under the 2024 Incentive Plan or change the identity of the granting company. Generally speaking, outstanding awards may be amended, except that no amendment to the 2024 Incentive Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The New Bowen Board may suspend or terminate the 2024 Incentive Plan at any time, provided that termination of the 2024 Incentive Plan will not impair or affect any award previously granted. Unless earlier terminated by New Bowen’s Board, the 2024 Incentive Plan will automatically terminate on the tenth anniversary of the date it is approved by shareholders.

Clawback and Recoupment. New Bowen may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2024 Incentive Plan and effect any other right of recoupment in accordance with any New Bowen policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2024 Incentive Plan

Federal income tax consequences relating to awards under the 2024 Incentive Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, New Bowen is generally entitled to deduct, subject to Code limitations (and the optionee recognizes taxable income in), an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, New Bowen is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the 2024 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. New Bowen will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to ISO treatment, New Bowen would generally have no corresponding compensation deduction.

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If an award is accelerated under the 2024 Incentive Plan in connection with a change in control (as this term is used under the Code), New Bowen may not be permitted to deduct the portion of the compensation attributable to the acceleration (“Parachute Payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2024 Incentive Plan.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, New Bowen intends to file with the SEC a registration statement on Form S-8 covering the shares of New Bowen Ordinary Shares issuable under the 2024 Incentive Plan.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the 2024 Incentive Plan is hereby authorized and approved, to be effective immediately upon the consummation of the Business Combination.”

Required Vote

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding Bowen Ordinary Shares who are present in person virtually or represented by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Equity Incentive Plan Proposal. Broker non-votes, if any, will also have no effect on the approval of the Equity Incentive Plan Proposal. If the Condition Precedent Proposal is not approved, the Equity Incentive Plan Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

THE BOWEN BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of Bowen’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of Bowen and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Bowen’s Officers may have interests in the Business Combination Proposal that may conflict with your interests as a shareholder. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further discussion.

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PROPOSAL 8: THE DIRECTOR ELECTION PROPOSAL

Election of Directors

Pursuant to the Business Combination Agreement, the parties agreed to take all necessary action so that effective at the Closing, the Bowen Board will consist of five (5) individuals, a majority of whom will be independent in accordance with Nasdaq requirements. Of the five directors to be nominated for election at the Shareholder Meeting, under the Business Combination Agreement, four are to be designated by Qianzhi and the remaining director is to be designated by Bowen. The individuals designated by Qianzhi are Dajun Wang, Wei Liang, Wen He, and Zhenning He. Bowen has designated Jun Zhang.

At the Shareholder Meeting, all five directors will be nominated by management for election to New Bowen’s board of directors, effective upon the consummation of the Merger. Information regarding each nominee is set forth below in the section titled “Directors and Executive Officers of New Bowen after the Business Combination.” Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Bowen Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Following consummation of the Business Combination, the election of directors of New Bowen will be governed by the Proposed Charter.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution of the holders of the Ordinary Shares, that, effective as of the consummation of the Business Combination, Dajun Wang, Wei Liang, Wen He, Zhenning He, and Jun Zhang be elected to serve on the board of directors until their respective successors are duly elected and qualified.”

Required Vote

The election of directors requires an ordinary resolution under Cayman Islands law, the affirmative vote of the holders of a majority of the Bowen Ordinary Shares present (in person virtually or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Shareholder Meeting at which a quorum is present, vote.

Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Director Election Proposal. Broker non-votes, if any, will also have no effect on the approval of the Director Election Proposal. If the Condition Precedent Proposal is not approved, the Director Election Proposal will not be presented at the Shareholder Meeting.

Recommendation of the Bowen Board

BOWEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT/PROSPECTUS, IF PRESENTED.

140

PROPOSAL 9: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows Bowen’s Board to submit a proposal to adjourn the Shareholder Meeting to a later date or dates, if necessary, if Bowen and Qianzhi determine additional time is necessary to consummate the Business Combination. In no event will Bowen solicit proxies to adjourn the Shareholder Meeting beyond the date by which it may properly do so under the Existing Charter and the Companies Law.

Purpose of the Adjournment Proposal

The purpose of the Adjournment Proposal is to provide more time if the parties determine such additional time is necessary to consummate the Business Combination, for instance, if the parties determined that too many holders of Public Shares were seeking redemption at the Shareholder Meeting or to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Shareholder Meeting to approve the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Director Election Proposal.

Consequences if the Adjournment Proposal is not Approved

If an Adjournment Proposal is presented to the Shareholder Meeting and is not approved by the Bowen shareholders, Bowen’s Board may not be able to adjourn the Shareholder Meeting to a later date if necessary.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that there are insufficient proxies received at the time of the Meeting to authorize and approve the other Proposals at the Meeting, the chairman of the Meeting be instructed to adjourn the Meeting in order to allow Golden Star to solicit additional proxies in favor of the approval of the other Proposals.”

Required Vote

The Adjournment Proposal will not be submitted if the Business Combination Proposal is approved. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Bowen Ordinary Shares present (in person virtually or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Shareholder Meeting at which a quorum is present, vote. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Adjournment Proposal. Broker non-votes, if any, will also have no effect on the approval of the Adjournment Proposal.

THE BOWEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BOWEN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL, IF PRESENTED.

141

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2024 and for the twelve months ended March 31, 2024 present the combination of the financial information of Bowen and Qianzhi after giving effect to the Business Combination and related adjustments described in the accompanying notes. Bowen and Qianzhi are referred to herein, subsequent to the Business Combination, as the post-combination company.

The unaudited pro forma condensed combined balance sheet combines the unaudited balance sheet of Qianzhi as of September 30, 2024, with the unaudited consolidated balance sheet of Bowen as of September 30, 2024, giving effect to the Business Combination as if it had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2024 combines the unaudited statement of operations of Qianzhi for six months ended September 30, 2024, with the unaudited statement of operations for three months ended June 30, 2024 and September 30, 2024 of Bowen, giving effect to the Business Combination as if it had occurred on April 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 2024 combines the audited statement of operations of Qianzhi for the year ended March 31, 2024, with the unaudited statement of operations for twelve months ended March 31, 2024 of Bowen (see Note 5 for the detail breakdown of the unaudited statement of operations between April 1, 2023, and December 31, 2023 and between January 1, 2024, and March 31, 2024), giving effect to the Business Combination as if it had occurred on April 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the consolidated financial statements of Bowen and Qianzhi and the notes thereto, as well as the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On January 18, 2024, Bowen entered into an Agreement and Plan of Reorganization (the “Business Combination Agreement”), by and among Bowen, Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Bowen (“Merger Sub”), Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (“Qianzhi”), and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination” or the “Transactions”) were approved by the boards of directors of Bowen (the “Bowen Board”), Merger Sub, Qianzhi and NewCo. The Business Combination Agreement contemplates that, at the closing of the Business Combination (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”), Merger Sub will merge with and into NewCo (the “Merger”), with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly owned subsidiary of Bowen. As used in this proxy statement/prospectus, “New Bowen” refers to Bowen after giving effect to the consummation of the Business Combination.

In accordance with the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into the PIPE Agreement pursuant to which the PIPE Investor will purchase, concurrently with the closing of the Merger, an aggregate of 500,000 Bowen Ordinary Shares for an aggregate amount of $5.0 million.

142

Pursuant to the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), all of the NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time other than (i) NewCo Ordinary Shares held by Bowen or Qianzhi or their respective wholly owned subsidiaries and (ii) those NewCo Ordinary Shares owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Cayman Companies Act, will be automatically converted into the right to receive an aggregate of (a) 7,246,377 ordinary shares of Bowen (“Bowen Ordinary Shares”), a portion of which shall be deposited in escrow to provide for indemnification in accordance with the Business Combination Agreement (the “Merger Shares”), and (b) the contingent right to receive earnout consideration of up to an aggregate of 1,400,000 Bowen Ordinary Shares (the “Earnout Shares”). The Earnout Shares will be issued if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026. The Merger Shares and Earnout Shares will be referred to herein collectively as the “Merger Consideration.”

The consummation of the Merger and the other transactions contemplated by the Business Combination Agreement requires that Bowen having at least $5,000,001 of net tangible assets (after giving effect to redemptions by Bowen’s public shareholders) immediately prior to or upon the Closing. In the maximum redemption scenario, when 6,900,000 Bowen Public Shares are redeemed, net tangible assets of Bowen will be less than $5,000,001, however, with the issuance of securities in the PIPE Financing of $5.0 million, Bowen will be in compliance with the net tangible assets requirement of Nasdaq. Without the PIPE financing, Bowen’s failure to maintain compliance with the net tangible assets requirement will result in termination of the Merger.

Set forth below is a calculation, on a per Bowen Ordinary Share basis, of the estimated net cash to be received by New Bowen from the Trust Account in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and the maximum redemption scenario. Such calculations are based upon (i) cash held in the Trust Account as of September 30, 2024 of approximately $10.76 per Public Share (rounded to the nearest cent) and (ii) estimated transaction expenses of $2,955,334. The total number of shares outstanding in the table below gives effect to the issuance of Merger Shares and the conversion of the Bowen Rights into Bowen Ordinary Shares upon consummation of the Business Combination.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming Maximum Redemption(4)
Bowen Ordinary Shares Not Redeemed	6,900,000	5,175,000	1,725,000	—
Gross Cash Proceeds of Trust Account at $10.76 per Share	$74,237,487	$55,676,487	$18,554,487	$—
Estimated Transaction Expenses	$2,955,334	$2,955,334	$2,955,334	$2,955,334
Total Shares Outstanding (5)	19,039,026	17,314,026	13,864,026	12,139,026
Net Cash per Share of Bowen Ordinary Shares Outstanding	$3.74	$3.04	$1.13	$ N/A*

*	Amount is less than zero.

(1)	This scenario assumes that no Public Shares are redeemed by Public Shareholders.

(2)	This scenario assumes that 1,725,000 Public Shares are redeemed by Public Shareholders.

(3)	This scenario assumes that 5,175,000 Public Shares are redeemed by Public Shareholders.

(4)	This scenario assumes that 6,900,000 Public Shares are redeemed by Public Shareholders.

(5)	Includes (i) an aggregate of 690,000 Bowen Ordinary Shares to be issued upon conversion of the outstanding Bowen Rights upon consummation of the Business Combination; (ii) an aggregate of 36,150 Bowen Ordinary Shares to be issued upon conversion of the Bowen Private Rights upon consummation of the Business Combination; (iii) an aggregate of 500,000 Bowen Ordinary Shares to be issued in the PIPE Financing; and (iv) an aggregate of 1,400,000 Earnout Shares.

Anticipated Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted as recapitalization. Under this method of accounting, Bowen will be treated as the “acquired” company and Qianzhi will be treated as the acquirer for financial statement reporting purposes. Qianzhi has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Qianzhi’s shareholders will have the largest voting interest in the post-combination company under the no redemption, 25% redemption, 75% redemption and 100% redemption scenarios;

●	Qianzhi’s shareholders will have the ability to nominate at least a majority of the members of the board of directors of the combined entity;

●	Qianzhi’s senior management is the senior management of the post-combination company;

●	Qianzhi is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that Bowen’s shareholders approve the proposed Business Combination. Bowen cannot predict how many of the Bowen Public Shareholders will exercise their right to have their Bowen Public Shares redeemed for cash. As a result, Qianzhi has elected to provide the unaudited pro forma condensed combined financial information under four different redemption scenarios, which produce different allocations of total Qianzhi equity between holders of Qianzhi Ordinary Shares. The actual results will likely be within the parameters described by the four scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under all scenarios, Qianzhi is considered to be the accounting acquirer. The following table sets forth summary historical comparative share information for Bowen and Qianzhi and unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination, assuming four redemption scenarios as follows:

●	Assuming No Redemptions: This presentation assumes that no Bowen Public Shareholders elect to have their Bowen Public Shares redeemed for cash in connection with the Business Combination as permitted by the Bowen Articles and there are no Dissenting Bowen Shares.

●	Assuming 25% Redemptions: This presentation assumes that 1,725,000 Bowen Public Shares are redeemed for aggregate redemption payments of $18,561,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

●	Assuming 75% Redemptions: This presentation assumes that 5,175,000 Bowen Public Shares are redeemed for aggregate redemption payments of $55,683,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

●	Assuming maximum Redemptions: This presentation assumes that 6,900,000 Bowen Public Shares are redeemed for aggregate redemption payments of $74,237,487, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

The pro forma shares of the combined Company’s Ordinary Shares issued and outstanding immediately after the Merger under the four redemption scenarios are as below:

	Pro Forma Combined
	Scenario 1		Scenario 2		Scenario 3		Scenario 4
	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
Bowen public stockholders	7,590,000	39.9%	5,865,000	33.9%	2,415,000	17.4%	690,000	5.7%
Bowen Initial Stockholders	2,302,650	12.1%	2,302,650	13.3%	2,302,650	16.6%	2,302,650	19.0%
Qianzhi shareholders	8,646,376	45.4%	8,646,376	49.9%	8,646,376	62.4%	8,646,376	71.2%
PIPE Investors	500,000	2.6%	500,000	2.9%	500,000	3.6%	500,000	4.1%
Pro forma ordinary shares issued and outstanding	19,039,026	100.0%	17,314,026	100.0%	13,864,026	100.0%	12,139,026	100.0%

143

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 25% Redemptions			Scenario 3 Assuming 75% Redemptions			Scenario 4 Assuming Maximum Redemptions *
	(A) Bowen	(B) Qianzhi	Transaction Accounting Adjustments	Note	Pro forma Balance Sheet	Transaction Accounting Adjustments	Note	Pro forma Balance Sheet	Transaction Accounting Adjustments	Note	Pro forma Balance Sheet	Transaction Accounting Adjustments	Note	Pro forma Balance Sheet
ASSETS
Current assets:
Cash	$271,847	$3,215,961	$74,927,487	(1)	$79,626,536	$74,927,487	(1)	$60,893,036	$74,927,487	(1)	$23,426,036	$74,927,487	(1)	$4,699,049
			(143,425)	(2)		(143,425)	(2)		(143,425)	(2)		(143,425)	(2)
						(18,733,500)	(7)		(56,200,500)	(7)		(74,927,487)	(7)
			5,000,000	(8)		5,000,000	(8)		5,000,000	(8)		5,000,000	(8)
			(2,955,334)	(9)		(2,955,334)	(9)		(2,955,334)	(9)		(2,955,334)	(9)
			(190,000)	(11)		(190,000)	(11)		(190,000)	(11)		(190,000)	(11)
			(500,000)	(12)		(500,000)	(12)		(500,000)	(12)		(500,000)	(12)
Accounts receivables	-	28,161	-		28,161	-		28,161	-		28,161	-		28,161
Inventories	-	410,680	-		410,680	-		410,680	-		410,680	-		410,680
Advance to suppliers	-	784,647	-		784,647	-		784,647	-		784,647	-		784,647
Other receivables – related parties	-	89,646	-		89,646	-		89,646	-		89,646	-		89,646
Other current assets	25,152	545,535	190,000	(11)	495,687	190,000	(11)	495,687	190,000	(11)	495,687	190,000	(11)	495,687
			(190,000)	(12)		(190,000)	(12)		(190,000)	(12)		(190,000)	(12)
			(75,000)	(13)		(75,000)	(13)		(75,000)	(13)		(75,000)	(13)
Total current assets	296,999	5,074,630	76,063,728		81,435,357	57,330,228		62,701,857	19,863,228		25,234,857	1,136,241		6,507,870

Investments held in trust account	74,237,487	-	(74,927,487)	(1)	-	(74,927,487)	(1)	-	(74,927,487)	(1)	-	(74,927,487)	(1)	-
			690,000	(11)		690,000	(11)		690,000	(11)		690,000	(11)
Property and equipment, net	-	497,704	-		497,704	-		497,704	-		497,704	-		497,704
Right-of-use lease assets, net	-	502,958	-		502,958	-		502,958	-		502,958	-		502,958
Deposit and other assets	-	46,342	-		46,342	-		46,342	-		46,342	-		46,342
Total non-current assets	74,237,487	1,047,004	(74,237,487)		1,047,004	(74,237,487)		1,047,004	(74,237,487)		1,047,004	(74,237,487)		1,047,004

TOTAL ASSETS	$74,534,486	$6,121,634	$1,826,241		$82,482,361	$(16,907,259)		$63,748,861	$(54,374,259)		$26,281,861	$(73,101,246)		$7,554,874

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$-	$113,999	$500,000	(11)	$113,999	$500,000	(11)	$113,999	$500,000	(11)	$113,999	$500,000	(11)	$113,999
			(500,000)	(12)		(500,000)	(12)		(500,000)	(12)		(500,000)	(12)
Accounts payable	-	303,070	-		303,070	-		303,070	-		303,070	-		303,070
Contract liabilities	-	207,441	-		207,441	-		207,441	-		207,441	-		207,441
Taxes payable	-	472,593	-		472,593	-		472,593	-		472,593	-		472,593
Other payables	-	133,992	190,000	(11)	133,992	190,000	(11)	133,992	190,000	(11)	133,992	190,000	(11)	133,992
			(190,000)	(12)		(190,000)	(12)		(190,000)	(12)		(190,000)	(12)
Other payables – related parties	-	161,891	-		161,891	-		161,891	-		161,891	-		161,891
Accrued offering costs and expenses	143,425	-	(143,425)	(2)	-	(143,425)	(2)	-	(143,425)	(2)	-	(143,425)	(2)	-
Accrued expenses - related party	65,695	-	-		65,695	-		65,695	-		65,695	-		65,695
Payable to target	75,000		(75,000)	(13)	-	(75,000)	(13)	-	(75,000)	(13)	-	(75,000)	(13)	-
Other current liabilities	-	234,293	-		234,293	-		234,293	-		234,293	-		234,293
Operating lease liability, current		240,232	-		240,232	-		240,232	-		240,232	-		240,232
TOTAL CURRENT LIABILITIES	284,120	1,867,511	(218,425)		1,933,206	(218,425)		1,933,206	(218,425)		1,933,206	(218,425)		1,933,206

Operating lease liability, noncurrent	-	255,416	-		255,416	-		255,416	-		255,416	-		255,416
TOTAL LIABILITIES	284,120	2,122,927	(218,425)		2,188,622	(218,425)		2,188,622	(218,425)		2,188,622	(218,425)		2,188,622

Commitments
Ordinary shares subject to possible redemption, 6,900,000 at redemption value of $10.76	74,237,487	-	(74,927,487)	(7)	-	(74,927,487)	(7)	-	(74,927,487)	(7)	-	(74,927,487)	(7)	-
			690,000	(11)		690,000	(11)		690,000	(11)		690,000	(11)

EQUITY
Ordinary shares	227	50,000	763	(7)	1,904	590	(7)	1,731	245	(7)	1,386	73	(7)	1,214
			(50,000)	(4)		(50,000)	(4)		(50,000)	(4)		(50,000)	(4)
			724	(5)		724	(5)		724	(5)		724	(5)
			140	(6)		140	(6)		140	(6)		140	(6)
			50	(8)		50	(8)		50	(8)		50	(8)
Additional paid in capital	-	3,034,392	(1,001,348)	(3)	79,377,520	(1,001,348)	(3)	60,644,193	(1,001,348)	(3)	23,177,538	(1,001,348)	(3)	4,450,723
			50,000	(4)		50,000	(4)		50,000	(4)		50,000	(4)
			(724)	(5)		(724)	(5)		(724)	(5)		(724)	(5)
			(140)	(6)		(140)	(6)		(140)	(6)		(140)	(6)
			74,926,724	(7)		56,193,397	(7)		18,726,742	(7)		(73)	(7)
			4,999,950	(8)		4,999,950	(8)		4,999,950	(8)		4,999,950	(8)
			(2,955,334)	(9)		(2,955,334)	(9)		(2,955,334)	(9)		(2,955,334)	(9)
			324,000	(10)		324,000	(10)		324,000	(10)		324,000	(10)
Statutory reserve	-	481,363	-		481,363			481,363	-		481,363	-		481,363
Retained earnings	12,652	804,982	1,001,348	(3)	804,982	1,001,348	(3)	804,982	1,001,348	(3)	804,982	1,001,348	(3)	804,982
			(324,000)	(10)		(324,000)	(10)		(324,000)	(10)		(324,000)	(10)
			(690,000)	(11)		(690,000)	(11)		(690,000)	(11)		(690,000)	(11)
Accumulated other comprehensive loss	-	(372,030)	-		(372,030)	-		(372,030)	-		(372,030)	-		(372,030)
TOTAL SHAREHOLDERS’ EQUITY	12,879	3,998,707	76,282,153		80,293,739	57,548,653		61,560,239	20,081,653		24,093,239	1,354,666		5,366,252

TOTAL LIABILITIES AND EQUITY	$74,534,486	$6,121,634	$1,826,241		$82,482,361	$(16,907,259)		$63,748,861	$(54,374,259)		$26,281,861	$(73,101,246)		$7,554,874

Refer to the accompanying notes to the unaudited pro forma financial statements.

(A) Derived from the unaudited balance sheet of Bowen as of September 30, 2024.

(B) Derived from the unaudited balance sheet of Qianzhi as of September 30, 2024.

* In the maximum redemption scenario, net tangible assets of Bowen will be less than $5,000,001, however, with the issuance of securities in the proposed PIPE Financing of $5.0 million, Bowen will be in compliance with the net tangible assets requirement of Nasdaq. Without the PIPE financing, Bowen’s failure to maintain compliance with the net tangible assets requirement will result in termination of the Merger.

144

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 25% Redemptions			Scenario 3 Assuming 75% Redemptions			Scenario 4 Assuming Maximum Redemptions
	(A) Bowen	(B) Qianzhi	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement
Revenue, net	$-	$3,247,058	$-		$3,247,058	$-		$3,247,058	$-		$3,247,058	$-		$3,247,058
Cost of revenue	-	(276,101)	-		(276,101)	-		(276,101)	-		(276,101)	-		(276,101)
Promotion cost	-	(1,649,368)	-		(1,649,368)	-		(1,649,368)	-		(1,649,368)	-		(1,649,368)
Gross profit	-	1,321,589	-		1,321,589	-		1,321,589	-		1,321,589	-		1,321,589

Operating expenses					-			-			-			-
Selling and marketing	-	(569,582)	-		(569,582)	-		(569,582)	-		(569,582)	-		(569,582)
General and administrative	(252,525)	(1,817,350)	(2,955,334)	(i)	(4,965,209)	(2,955,334)	(i)	(4,965,209)	(2,955,334)	(i)	(4,965,209)	(2,955,334)	(i)	(4,965,209)
			60,000	(ii)		60,000	(ii)		60,000	(ii)		60,000	(ii)
Research and development	-	(25,614)	-		(25,614)	-		(25,614)	-		(25,614)	-		(25,614)
Total operating expenses	(252,525)	(2,412,546)	(2,895,334)		(5,560,405)	(2,895,334)		(5,560,405)	(2,895,334)		(5,560,405)	(2,895,334)		(5,560,405)

LOSS FROM OPERATIONS	(252,525)	(1,090,957)	(2,895,334)		(4,238,816)	(2,895,334)		(4,238,816)	(2,895,334)		(4,238,816)	(2,895,334)		(4,238,816)

OTHER INCOME(EXPENSES)
Interest income	1,894,637	1,126	(1,894,637)	(iii)	1,126	(1,894,637)	(iii)	1,126	(1,894,637)	(iii)	1,126	(1,894,637)	(iii)	1,126
Interest expense	-	(1,918)	(324,000)	(iv)	(325,918)	(324,000)	(iv)	(325,918)	(324,000)	(iv)	(325,918)	(324,000)	(iv)	(325,918)
Government subsidies	-	12,643	-		12,643	-		12,643	-		12,643	-		12,643
Other loss, net	-	(43,277)	-		(43,277)	-		(43,277)	-		(43,277)	-		(43,277)
Total other income (expense), net	1,894,637	(31,426)	(2,218,637)		(355,426)	(2,218,637)		(355,426)	(2,218,637)		(355,426)	(2,218,637)		(355,426)

Income (loss) before income tax provision	1,642,112	(1,122,383)	(5,113,971)		(4,594,242)	(5,113,971)		(4,594,242)	(5,113,971)		(4,594,242)	(5,113,971)		(4,594,242)

Income tax provision	-	(12,284)	-		(12,284)	-		(12,284)	-		(12,284)	-		(12,284)

Net income (loss)	$1,642,112	$(1,134,667)	$(5,113,971)		$(4,606,526)	$(5,113,971)		$(4,606,526)	$(5,113,971)		$(4,606,526)	$(5,113,971)		$(4,606,526)

Weighted average shares outstanding, common stock subject to possible redemption	6,900,000
Basic and diluted net income per share, common stock subject to redemption	$0.25
Weighted average shares outstanding, common stock, non-redeemable	2,266,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0,03)

Basic and diluted weighted average of ordinary shares outstanding		50,000
Basic and diluted net loss per share		$(22.69)

Basic and diluted pro forma weighted average shares outstanding					17,639,026			15,914,026			12,464,026			10,739,026
Basic and diluted pro forma net loss per share					$(0.26)			$(0.29)			$(0.37)			$(0.43)

* Excluding Earnout Shares (see Note 4).

Refer to the accompanying notes to the unaudited pro forma financial statements.

(A) Unaudited historical statement of operations of Bowen for the six months ended September 30, 2024 (not included elsewhere in this proxy statement/ prospectus).

(B) Derived from the unaudited statement of operations of Qianzhi for the six months ended September 30, 2024.

145

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2024

			Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 25% Redemptions			Scenario 3 Assuming 75% Redemptions			Scenario 4 Assuming Maximum Redemptions
	(A) Bowen	(B) Qianzhi	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement	Transaction Accounting Adjustments	Note	Pro forma Income statement
Revenue, net	$-	$7,030,989	$-		$7,030,989	$-		$7,030,989	$-		$7,030,989	$-		$7,030,989
Cost of revenue	-	(569,368)	-		(569,368)	-		(569,368)	-		(569,368)	-		(569,368)
Promotion cost	-	(2,481,225)	-		(2,481,225)	-		(2,481,225)	-		(2,481,225)	-		(2,481,225)
Gross profit	-	3,980,396	-		3,980,396	-		3,980,396	-		3,980,396	-		3,980,396

Operating expenses					-			-			-			-
Selling and marketing	-	(44,159)	-		(44,159)	-		(44,159)	-		(44,159)	-		(44,159)
General and administrative	(378,593)	(4,318,060)	(2,955,334)	(i)	(7,565,320)	(2,955,334)	(i)	(7,565,320)	(2,955,334)	(i)	(7,565,320)	(2,955,334)	(i)	(7,565,320)
			86,667	(ii)		86,667	(ii)		86,667	(ii)		86,667	(ii)
Research and development	-	(59,878)	-		(59,878)	-		(59,878)	-		(59,878)	-		(59,878)
Total operating expenses	(378,593)	(4,422,097)	(2,868,667)		(7,669,357)	(2,868,667)		(7,669,357)	(2,868,667)		(7,669,357)	(2,868,667)		(7,669,357)

LOSS FROM OPERATIONS	(378,593)	(441,701)	(2,868,667)		(3,688,961)	(2,868,667)		(3,688,961)	(2,868,667)		(3,688,961)	(2,868,667)		(3,688,961)

OTHER INCOME(EXPENSES)
Interest income	2,652,850	3,246	(2,652,850)	(iii)	3,246	(2,652,850)	(iii)	3,246	(2,652,850)	(iii)	3,246	(2,652,850)	(iii)	3,246
Interest expense	-	(3,088)	(324,000)	(iv)	(327,088)	(324,000)	(iv)	(327,088)	(324,000)	(iv)	(327,088)	(324,000)	(iv)	(327,088)
Government subsidies	-	74,716	-		74,716	-		74,716	-		74,716	-		74,716
Other income, net	-	21,128	-		21,128	-		21,128	-		21,128	-		21,128
Total other income (loss), net	2,652,850	96,002	(2,976,850)		(227,998)	(2,976,850)		(227,998)	(2,976,850)		(227,998)	(2,976,850)		(227,998)

Income (loss) before income tax provision	2,274,257	(345,699)	(5,845,517)		(3,916,959)	(5,845,517)		(3,916,959)	(5,845,517)		(3,916,959)	(5,845,517)		(3,916,959)

Income tax provision	-	(352,475)	-		(352,475)	-		(352,475)	-		(352,475)	-		(352,475)

Net income (loss)	$2,274,257	$(698,174)	$(5,845,517)		$(4,269,434)	$(5,845,517)		$(4,269,434)	$(5,845,517)		$(4,269,434)	$(5,845,517)		$(4,269,434)

Weighted average shares outstanding, common stock subject to possible redemption	4,929,508
Basic and diluted net income per share, common stock subject to redemption	$0.95
Weighted average shares outstanding, common stock, non-redeemable	2,163,434
Basic and diluted net loss per share, common stock, non-redeemable	$(1.12)

Basic and diluted weighted average of ordinary shares outstanding		50,000
Basic and diluted net loss per share		$(13.96)

Basic and diluted pro forma weighted average shares outstanding *					17,639,026			15,914,026			12,464,026			10,739,026
Basic and diluted pro forma net loss per share					$(0.24)			$(0.27)			$(0.34)			$(0.40)

* Excluding Earnout Shares (see Note 4).

Refer to the accompanying notes to the unaudited pro forma financial statements.

(A) Unaudited historical statement of operations of Bowen for the twelve months ended March 31, 2024 (see Note 5).

(B) Derived from the audited statement of operations of Qianzhi for the year ended March 31, 2024.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information is based on Bowen’s unaudited historical financial statements and Qianzhi’s unaudited historical consolidated financial statements as adjusted to give effect to the Business Combination and Material Events. The unaudited pro forma condensed combined balance sheet gives effect to the Business Combination and Material Events as if they had occurred on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 gives effect to the Business Combination and Material Events as if they had occurred on April 1, 2024. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2024 gives effect to the Business Combination and Material Events as if they had occurred on April 1, 2023. Bowen’s results for its twelve months ended March 31, 2024 are derived by adding the results of the six months ended March 31, 2024, to its statement of operations for the year ended December 31, 2023, and subtracting the results of the six months ended March 31, 2023 (see Note 5).

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the audited historical statement of operations of Bowen for the year ended December 31, 2023;

●	the unaudited historical financial statements of Bowen as of September 30, 2024 and for the three months ended June 30, 2024 and September 30, 2024;

●	the audited historical financial statements of Qianzhi as of March 31, 2024 and for the year ended March 31, 2024;

●	the unaudited historical financial statements of Qianzhi as of September 30, 2024 and for the six months ended September 30, 2024 and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

●	the sections entitled “The Business Combination Agreement,” “Related Agreements – Subscription Agreements,” “Bowen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Qianzhi’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Bowen and Qianzhi included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information below presents four redemption scenarios as follows:

●	Assuming No Redemptions: This presentation assumes that no Bowen Public Shareholders elect to have their Bowen Public Shares redeemed for cash in connection with the Business Combination as permitted by the Bowen Articles and there are no Dissenting Bowen Shares.

●	Assuming 25% Redemptions: This presentation assumes that 1,725,000 Bowen Public Shares are redeemed for aggregate redemption payments of $18,561,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

●	Assuming 75% Redemptions: This presentation assumes that 5,175,000 Bowen Public Shares are redeemed for aggregate redemption payments of $55,683,000, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

●	Assuming maximum Redemptions: This presentation assumes that 6,900,000 Bowen Public Shares are redeemed for aggregate redemption payments of $74,237,487, assuming a $10.76 per share Redemption Price and based on funds in the trust account as of September 30, 2024.

Note 2—Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3—Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 and in the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2024 and for the twelve months ended March 31, 2024 are based on preliminary estimates. The final amounts recorded may differ from the information presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(1)	Represents the transfer of cash held in trust account to cash;

(2)	Reflects the settlement of accrued offering costs and expenses that become due and payable upon consummation of the merger;

(3)	Reflects the elimination of Bowen’s historical retained earnings;

(4)	Reflects the elimination of 50,000 NewCo Ordinary Shares, par value $1.00;

(5)	Reflects the conversion of NewCo Ordinary Share to 7,246,377 ordinary shares, par value $0.0001;

(6)	Reflects the issuance of 1,400,000 earnout shares to the Earnout Escrow Account upon completion of the Business Combination. The Earnout Escrow Shares will be vested if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026;

(7)	In Scenario 1, reflects the reclassification of 6,900,000 ordinary shares subject to possible redemption to permanent equity at $0.0001 par value with no redemptions. In Scenario 2, which assumes the same facts as described in Items 1 through 5 above, but also assumes 1,725,000 shares, which is 25% of Bowen redeemable shares, are redeemed for cash by Bowen shareholders, at a redemption price of $10.86 per share. In Scenario 3, which assumes the same facts as described in Items 1 through 5 above, but also assumes 5,175,000 shares, which is 75% of Bowen redeemable shares, are redeemed for cash by Bowen shareholders, at a redemption price of $10.86 per share. In Scenario 4, which assumes the same facts as described in Items 1 through 5 above, but also assumes the maximum number of 6,900,000 shares are redeemed for cash by Bowen shareholders, at a redemption price of $10.86 per share. Notwithstanding the foregoing redemption price of $10.76 per share as of September 30, 2024 for the 6,900,000 shares, following receipt of the loan proceeds of $690,000, or $0.10 per share, which was deposited into the Trust Account on October 14, 2024 for the extension of Combination Period, such shares are subject to possible redemption at $10.86 per share;

(8)	Reflects the issuance of 500,000 Bowen Ordinary Shares to certain investors for an aggregate of $5.0 million in the PIPE Financing, par value $0.0001 per share for a purchase price of $10.00 per share;

(9)	Reflects the payment of transaction expenses of $2.96 million (including a $2.415 million business combination marketing agreement fee payable to the IPO Underwriter, as well as legal, financial advisory, accounting, auditing and other professional fees) upon consummation of the Business Combination. As part of the Business Combination, $2.96 million will offset to additional-paid-in capital;

(10)	Represents the transfer of 30,000 ordinary shares, par value $0.0001 per share, from one of the Sponsors to the IPO Underwriter for a fair value of $10.80 per share using the stock price on October 14, 2024 as a one-time expense in connection with $500,000 loan for the extension of Combination Period;

(11)	Represents the $690,000 loan from Qianzhi and the IPO Underwriter to the Company for the extension of Combination Period;

(12)	Represents repayment and elimination of intercompany borrowing in connection with the $690,000 loan from two designees of the Sponsors for the extension of Combination Period. Of the $690,000, $500,000 will be repaid in cash upon the closing of the Business Combination and $190,000 will be treated as an intercompany transaction and be eliminated upon the closing of the Business Combination; and

(13)	Represents elimination of intercompany borrowing in connection with the $75,000 Nasdaq delayed entry fee.

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Statements of Operations

The pro forma adjustment included in the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2024 and for the twelve months ended March 31, 2024 is as follows:

(i) Reflects preliminary estimated of transaction expenses of $2.96 million (including a $2.415 million business combination marketing agreement fee payable to the IPO Underwriter, as well as legal, financial advisory, accounting, auditing and other professional fees) upon consummation of the Business Combination;

(ii) Represents an adjustment to reverse the related party administrative expense, as the services will cease upon closing of the Business Combination;

(iii) Represents an adjustment to eliminate interest earned on marketable securities held in Trust Account; and

(iv) Represents the transfer of 30,000 ordinary shares, par value $0.0001 per share for a fair value of $10.80 per share using the stock price on October 14, 2024 in connection with $500,000 loan for the extension of Combination Period. The value of the shares transferred is reflected as debt discount and amortized as interest expense over the life of the loan in accordance with ASC 835.

Note 4—Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of the period presented.

The Earnout Shares issued to the Earnout Escrow Account upon completion of the Business Combination will be vested if and to the extent certain net income milestones are achieved by New Bowen and its subsidiaries during the fiscal years ended March 31, 2025 and 2026, or forfeited if the applicable milestones are not met. Contingently issuable shares should be included in basic EPS only when there is no circumstance under which those shares would not be issued and basic EPS should not be restated for changed circumstances. Therefore, the Earnout Escrow Shares are not included in basic pro forma shares outstanding. As the post-combination company incurred pro forma net loss for the six months ended September 30, 2024 and the twelve months ended March 31, 2024, the Earnout Escrow Shares are anti-dilutive and therefore not included in diluted pro forma shares outstanding.

The unaudited pro forma condensed combined financial information has been prepared to present four alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the six months ended September 30, 2024 and for the twelve months ended March 31, 2024:

	Pro Forma Combined
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 25% Redemptions	Scenario 3 Assuming 75% Redemptions	Scenario 4 Assuming Maximum Redemptions
For the six months ended September 30, 2024
Pro forma net loss	$(4,606,526)	$(4,606,526)	$(4,606,526)	$(4,606,526)
Pro forma basic and diluted net loss per share	(0.26)	$(0.29)	$(0.37)	$(0.43)

For the twelve months ended March 31, 2024
Pro forma net loss	(4,269,434)	$(4,269,434)	$(4,269,434)	$(4,269,434)
Pro forma basic and diluted net loss per share	(0.24)	$(0.27)	$(0.34)	$(0.40)

Number of ordinary shares
Bowen public stockholders	7,590,000	5,865,000	2,415,000	690,000
Bowen Initial Stockholders	2,302,650	2,302,650	2,302,650	2,302,650
Qianzhi shareholders	7,246,376	7,246,376	7,246,376	7,246,376
PIPE Investors	500,000	500,000	500,000	500,000
Pro forma weighted-average shares outstanding—basic and diluted	17,639,026	15,914,026	12,464,026	10,739,026

Antidilutive shares not included in the computation of diluted net loss per share:
2024 Incentive Plan	951,951	865,701	693,201	606,951
Earnout Shares	1,400,000	1,400,000	1,400,000	1,400,000
Total antidilutive shares	2,351,951	2,265,701	2,093,201	2,006,951

Note 5 – The table below is the breakdown of unaudited historical statement of operations of Bowen for the twelve months ended March 31, 2024:

	Bowen Historical (Unaudited)
	April 1, 2023 to December 31, 2023	January 1, 2024 to March 31, 2024	Combined

Formation and operating costs	$241,463	$137,130	$378,593
Loss from operations	(241,463)	(137,130)	(378,593)

Other Income:
Interest earned on investments held in trust account	1,729,358	923,492	2,652,850
Total other income	1,729,358	923,492	2,652,850

Net income	$1,487,895	$786,362	$2,274,257

148

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “holders”) of (i) the exercise of redemption rights by U.S. Holders (as defined below) of Bowen Ordinary Shares, and (ii) the ownership and disposition of New Bowen Ordinary Shares after the Business Combination.

This section applies only to holders that hold Bowen securities, or as applicable, Qianzhi securities and, after the completion of the Business Combination, New Bowen securities, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, or following the Business Combination, will own five percent or more of the shares of New Bowen, by vote or value;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

With respect to the consequences of ownership and disposition of New Bowen Ordinary Shares, this discussion is limited to U.S. Holders that will acquire such New Bowen Shares by virtue of the Business Combination.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. The foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or Non-U.S. taxation.

We have not and do not intend to seek any rulings from the Internal Revenue Service (“IRS”) regarding the Business Combination or any other related matters. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Bowen securities or Qianzhi securities, as applicable, and after the Business Combination, New Bowen securities received in the Business Combination, who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

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●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Bowen securities or Qianzhi securities, and, after the Business Combination, New Bowen securities received in the Business Combination, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Bowen securities or Qianzhi securities, the U.S. federal income tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the transactions described herein.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION, OWNERSHIP AND DISPOSITION OF NEW BOWEN SECURITIES AND THE EXERCISE OF REDEMPTION RIGHTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF BOWEN SECURITIES, QIANZHI SECURITIES OR NEW BOWEN SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF BOWEN SECURITIES OR QIANZHI SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF NEW BOWEN SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Taxation of U.S. Holders

Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder of Bowen Ordinary Shares elects to exercise its redemption rights pursuant to the redemption provisions described in this proxy statement/prospectus, the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale under Section 302 of the Code or as a distribution, the consequences of which will be impacted by the PFIC rules, as discussed below.

Subject to such PFIC rules, the U.S. federal income tax consequences to a U.S. Holder of Bowen Ordinary Shares that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Bowen Ordinary Shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.

The redemption of Bowen Ordinary Shares will generally qualify as a sale of such shares redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only Bowen Ordinary Shares actually owned by such U.S. Holder, but also Bowen Ordinary Shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to Bowen Ordinary Shares owned directly, Bowen Ordinary Shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any Bowen Ordinary Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include Bowen Ordinary Shares which could be acquired pursuant to the rights.

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The redemption of Bowen Ordinary Shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of our outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80 percent of the percentage of our outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to the Business Combination, the Bowen Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the Bowen Ordinary Shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the Bowen Ordinary Shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of any Bowen securities owned by certain family members and such U.S. Holder does not constructively own any other shares of us. The redemption of Bowen Ordinary Shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

Redemption Treated as a Sale of Bowen Ordinary Shares Under Section 302 of the Code

If any of the above tests is satisfied, the redemption will generally be treated as sale of a U.S. Holder’s Bowen Ordinary Shares. Subject to the PFIC rules discussed below, a U.S. Holder treated as selling Bowen Ordinary Shares will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale and (ii) the U.S. Holder’s adjusted tax basis in the shares disposed of.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a preferential rate of tax. Capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the relevant securities exceeds one year. However, it is unclear whether the redemption rights with respect to the Bowen Ordinary Shares may prevent the holding period for such shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to limitations.

Redemption Treated as a Distribution Under Section 301 of the Code

If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to Bowen Ordinary Shares. Such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Bowen’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of any such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its other Bowen securities (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such redeemed shares. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Bowen Ordinary Shares will be added to the adjusted tax basis in such holder’s remaining Bowen securities. If there are no remaining Bowen securities, a U.S. Holder should consult its tax advisors as to the allocation of any remaining basis.

Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. If Bowen is, or was in its preceding taxable year, a PFIC (as discussed below under “PFIC Considerations”), dividends received by certain non-corporate U.S. Holders (including individuals) generally would not constitute “qualified dividend income” and thus would not be eligible to be taxed at the applicable preferential capital gains rate.

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ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR BOWEN ORDINARY SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE APPLICATION OF THE PFIC RULES.

Material U.S. Federal Income Tax Effects of the Business Combination

Subject to the limitations and qualifications described herein and in the opinion of our U.S. tax counsel, Graubard Miller, filed as Exhibit 8.1 to this Registration Statement, the following discussion constitutes the opinion of Graubard Miller as to the material U.S. federal income tax consequences of the Business Combination.

Holders of Bowen Ordinary Shares (whether or not U.S. Holders, and, in each case, as described below, whether or not Bowen or New Bowen are treated as a PFIC for U.S. federal income tax purposes or the Business Combination qualifies as a Reorganization) will not recognize gain or loss for U.S. federal income tax purposes in the Business Combination. Further, none of Bowen, New Bowen, nor Qianzhi should recognize gain or loss as a result of the Business Combination and the U.S. Holders and Non-U.S. Holders of Bowen Ordinary Shares or Qianzhi ordinary shares should not recognize gain or loss for U.S. federal income tax purposes in the Business Combination, as discussed below. However, due to the absence of direct guidance, this result is not entirely clear, and no assurance can be given that the Business Combination will so qualify.

The Business Combination should qualify as a “reorganization” within the meaning of Section 368 of the Code, and the parties to the Business Combination Agreement have agreed to report the Business Combination in a manner consistent with such tax treatment to the extent permitted under applicable law. There are many requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and others which are fundamental to corporate reorganizations. No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder is urged to consult its tax advisor with respect to the particular tax consequence of the Business Combination to such U.S. Holder.

As the Business Combination should be treated as a reorganization within the meaning of Section 368(a) of the Code and/or a transaction governed by Section 351 of the Code, none of Bowen, New Bowen, nor Qianzhi should recognize gain or loss as a result of the Business Combination and the U.S. Holders and Non-U.S. Holders of Bowen Ordinary Shares or Qianzhi ordinary shares should not recognize gain or loss for U.S. federal income tax purposes in the Business Combination. Due to the legal and factual uncertainties described above, it is unclear whether the Business Combination will qualify as a reorganization. If the Business Combination does not qualify as a reorganization within the meaning of Section 368 of the Code and does not otherwise qualify for tax-free treatment under Section 351 of the Code, it will be treated as a taxable stock sale. If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368 of the Code, holders of Qianzhi shares may recognize gain or loss for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Effects of Ownership and Disposition of New Bowen Ordinary Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of New Bowen Ordinary Shares.

Taxation of Distributions with respect to New Bowen Ordinary Shares

Subject to the PFIC rules described below under “Passive Foreign Investment Company Rules,” the U.S. federal income tax consequences to a U.S. Holder of New Bowen Ordinary Shares who receives any distribution paid on the New Bowen Ordinary Shares generally will correspond to the U.S. federal income tax consequences to a U.S. Holder of Bowen Ordinary Shares who is treated as receiving a distribution from paid on the Bowen Ordinary Shares, if such U.S. Holder’s redemption of ordinary shares does not qualify as a sale of ordinary shares, as discussed above in “—U.S. Federal Income Tax Consequences to U.S. Holders of Bowen Securities of Exercising Redemption Rights—Redemption Treated as a Distribution Under Section 301 of the Code.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New Bowen Ordinary Shares

Subject to the PFIC rules described below under “—Passive Foreign Investment Company Rules,” the U.S. federal income tax consequences to a U.S. Holder of New Bowen Ordinary Shares on the sale or other taxable disposition of the New Bowen Ordinary Shares will generally correspond to the U.S. federal income tax consequences to a U.S. Holder of Bowen Ordinary Shares redeeming their Bowen Ordinary Shares, if their redemption of Bowen Ordinary Shares qualifies as a sale of Bowen Ordinary Shares, as discussed above in “—U.S. Federal Income Tax Consequences to U.S. Holders of Bowen Securities of Exercising Redemption Rights—Redemption Treated as a Sale of Bowen Ordinary Shares Under Section 302 of the Code.”

Passive Foreign Investment Company Rules

The treatment of U.S. Holders could be materially different from that described above if Bowen or New Bowen is or was treated as a PFIC for U.S. federal income tax purposes.

A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents are generally passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

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Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC, (2) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years (the “start-up exception”). PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of New Bowen’s income and assets and the value of its assets from time to time and, for the taxable year in which the Business Combination occurs, the composition of the income and assets, and the value of the assets, of Bowen, its predecessor for this purpose. The value of New Bowen’s assets includes the value of its goodwill and other intangible assets not shown on its financial statements, which may be determined, in large part, by reference to the market price of the New Bowen Ordinary Shares from time to time, which is subject to change and may be volatile. Accordingly, there is a risk that New Bowen may be a PFIC for its current or any future taxable year.

If Bowen is or was a PFIC for any taxable year during the holding period of a U.S. Holder in its Bowen Ordinary Shares, then, New Bowen will also be treated as a PFIC as to such U.S. Holder with respect to New Bowen Shares received in exchange for Bowen Ordinary Shares pursuant to the Business Combination, even if New Bowen does not meet the test for PFIC status in its own right, unless the U.S. Holder made an applicable PFIC election (or elections). In addition, if this rule were to apply, such U.S. Holder would be treated for purposes of the PFIC rules as if such U.S. Holder held such New Bowen Shares (treated as shares of a PFIC as to such holder) for a period that includes such holder’s holding period for the Bowen Ordinary Shares exchanged therefor.

If New Bowen is a PFIC or is treated as a PFIC with respect to a U.S. Holder, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its New Bowen Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder to the extent greater than 125% of the average annual distributions received by such U.S. Holder in respect of the New Bowen Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the New Bowen Shares).

Under these rules (the “interest charge rules”):

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the New Bowen Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of New Bowen’s first taxable year in which New Bowen is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each taxable year described in the preceding bullet of the U.S. Holder.

PFIC Elections

In general, if New Bowen is a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences under the interest charge rules described above in respect of New Bowen Ordinary Shares (a) by making or having made a qualified electing fund (“QEF”) election or a mark-to-market election for the first taxable year for which New Bowen (or Bowen) is or was a PFIC and in which such U.S. Holder held (or was deemed to hold) such New Bowen (or Bowen) Shares and maintain such election or (b) by making and maintaining a QEF election along with an applicable purging election (collectively, the “PFIC Elections”).

QEF and Purging Elections

As a result of making and maintaining a timely and valid QEF election (if eligible to do so), a U.S. Holder of New Bowen Ordinary Shares must include in income such U.S. Holder’s pro rata share of New Bowen’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules.

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In the absence of a purging election, a U.S. Holder would be treated for purposes of the interest charge rules as if the U.S. Holder held such New Bowen Shares for a period that includes a period when the QEF election was not in effect, including such U.S. Holder’s holding period for the Bowen securities exchanged therefor, respectively. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis, and once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement from Bowen or New Bowen, as the case may be, to a timely filed U.S. federal income tax return for the tax year to which the election relates. In the event that New Bowen determines after the completion of the Business Combination that New Bowen is a PFIC for U.S. federal income tax purposes for any taxable year, New Bowen will, upon request of a holder of New Bowen Ordinary Shares, make reasonable best efforts to provide a PFIC Annual Information Statement to such holder. Retroactive QEF elections generally may be made only by filing a protective statement with such federal income tax return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Mark-to-Market Election

As an alternative to a QEF election, if a U.S. Holder owns shares in a company that is a PFIC and the shares are “regularly traded” on a “qualified exchange,” such U.S. Holder could make a mark-to-market election that would result in tax treatment different from that under the interest charge rules described above. The Bowen Ordinary Shares and New Bowen Ordinary Shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the Bowen Ordinary Shares or New Bowen Ordinary Shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the Bowen Shares are listed and the New Bowen Ordinary Shares are expected to be listed, is a qualified exchange for this purpose.

Such electing U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its New Bowen Shares at the end of such year over its adjusted basis in its New Bowen Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its New Bowen Ordinary Shares over the fair market value of its New Bowen Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included in income as a result of the mark-to-market election). The U.S. Holder’s basis in its New Bowen Ordinary Shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other taxable disposition of its New Bowen Ordinary Shares will be treated as ordinary income, and any loss will be treated as an ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark-to-market election, with any excess treated as a capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on New Bowen Ordinary Shares will be treated as discussed under “U.S. Federal Income Tax Consequences of Ownership and Disposition of New Bowen Ordinary Shares— Taxation of Distributions with respect to New Bowen Ordinary Shares” above.

If made, a mark-to-market election will be effective for the taxable year for which the election is made and for all subsequent taxable years in which New Bowen is a PFIC, unless the New Bowen Ordinary Shares cease to qualify as “regularly traded” on a “qualified exchange” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to New Bowen Ordinary Shares under their particular circumstances (including the possible recognition of income or gain under the PFIC interest charge rules in the case that the mark-to-market election is not made for the first taxable year in which the U.S. Holders own (or are treated as owning) the New Bowen Ordinary Shares).

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Other PFIC Rules

If New Bowen is a PFIC and, at any time, has a non-U.S. subsidiary that is a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC and generally could incur liability for the deferred tax and interest charge under the interest charge rules described above if New Bowen receives an excess distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of that distribution or disposition. A mark-to-market election cannot be made with respect to a lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, THE APPLICATION OF THE PFIC RULES TO WARRANTS, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

U.S. Federal Income Taxation of Non-U.S. Holders

Distributions

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on distributions received with respect to New Bowen Ordinary Shares if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (and a corporate Non-U.S. Holder may also be subject to U.S. federal branch profits tax). However, distributions paid to a Non-U.S. Holder who is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

Sale, Exchange or other Disposition of New Bowen Shares

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of New Bowen Ordinary Shares provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of New Bowen Ordinary Shares is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of New Bowen Ordinary Shares if they are present in the United States for 183 days or more during the taxable year of the disposition and meet certain other requirements.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to New Bowen Shares and proceeds from the sale, exchange or redemption of Bowen Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24 percent) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the relevant paying agent) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status if required to do so. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

In addition, certain U.S. Holders (and to the extent specified in applicable Treasury Regulations, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to New Bowen Shares or the non-U.S. financial accounts through which they are held, subject to certain exceptions (including an exception for New Bowen Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold New Bowen Shares. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders should consult their own tax advisors regarding their reporting obligations.

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INFORMATION ABOUT BOWEN

References in this section to “we,” “our,” “us,” the “Company,” or “Bowen” are to Bowen Acquisition Corp.

General

Bowen is a Cayman Islands exempted company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On February 27, 2023, Bowen Holding LP, one of the Sponsors, acquired an aggregate of 1,725,000 Bowen Ordinary Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 Bowen Ordinary Shares to Createcharm Holdings Ltd, Bowen’s other Sponsor.

IPO and Private Placement

On July 14, 2023, Bowen consummated the IPO of 6,000,000 Bowen Units. Each Bowen Unit consists of one Bowen Ordinary Share and one Right, each Right entitling the holder thereof to receive one-tenth of one Bowen Ordinary Share upon the completion of an initial business combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, Bowen consummated the private placement of 330,000 Bowen Private Units at a price of $10.00 per Bowen Private Unit, generating total proceeds of $3,300,000. The Bowen Private Units were purchased by Createcharm (312,000 Bowen Private Units) and the IPO Underwriter (18,000 Bowen Private Units). The Bowen Private Units are identical to the Public Units sold in the IPO. The purchasers of the Bowen Private Units have agreed not to transfer, assign or sell any of the Bowen Private Units or Bowen Ordinary Shares or Bowen Rights underlying the Bowen Private Units (except to certain transferees) until after the completion of the initial Business Combination.

On July 17, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Bowen Private Units. As a result, on July 18, 2023, Bowen sold an additional 900,000 Bowen Private Units at $10.00 per Unit, generating gross proceeds of $9,000,000. In connection with this sale, the Sponsors and EBC also purchased an additional 31,500 Bowen Private Units, with Createcharm having purchased 29,782 of the additional Bowen Private Units and the IPO Underwriter having purchased 1,718 of the additional Bowen Private Units.

The Bowen Units, Bowen Ordinary Shares and Bowen Rights are currently listed on Nasdaq under the symbols “BOWNU,” “BOWN,” and “BOWNR,” respectively.

Holders

As of October 22, 2024, the Record Date, there was 3 holders of record of Bowen Units, 5 holders of record of Bowen Ordinary Shares, and 1 holder of record of Bowen Rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Bowen Units, Bowen Ordinary Shares and Bowen Rights are held of record by banks, brokers and other financial institutions.

Dividend Policy

Bowen has not paid any cash dividends on the Bowen Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon New Bowen’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of New Bowen’s board of directors at such time. New Bowen’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing.

Offering Proceeds Held in Trust

Upon the closing of the IPO and simultaneous private placement, approximately $69,690,000 of the net proceeds of the sale of the Bowen Units in the IPO and the sale of the Bowen Private Units was placed in the Trust Account.

Effective as of October 7, 2024, Bowen notified Continental that it was extending the time to consummate the Business Combination from October 14, 2024 to January 14, 2025. Effective Effective as of October 14, 2024, Qianzhi and another designee of the Insiders loaned Bowen an aggregate of $690,000 for such extension, which funds were deposited into the Trust Account pursuant to Bowen’s Amended and Restated Memorandum and Articles of Association and the trust agreement governing the Trust Account. The loans are evidenced by promissory notes issued by Bowen to the lenders, bear no interest and are repayable in full upon consummation of a business Combination. If a business combination is not consummated, these amounts will not be repaid by Bowen except to the extent that Bowen has funds available to it outside of the Trust Account.

The funds in the Trust Account are invested in U.S. treasuries or United States bonds having a maturity of 185 days or less or money market funds meeting the applicable conditions of Rule 2a-7 under the Investment Company Act of 1940, as amended. As of the November 25, 2024, Bowen held approximately $75.5 million in the Trust Account.

Except as described in the prospectus for Bowen’s IPO and in the section of this proxy statement/prospectus titled “Bowen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, these proceeds will not be released until the earlier of the completion of an initial business combination and Bowen’s redemption of 100% of the outstanding Public Shares upon its failure to consummate a business combination within the required time period.

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Fair Market Value of Target Business

The target business or businesses that Bowen acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination. As described elsewhere in this proxy statement/prospectus, Bowen’s board of directors determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

Pursuant to the Existing Charter, Bowen is seeking shareholder approval of the Business Combination at a meeting called for such purpose at which public shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the proposed Business Combination or are holders of record on the record date established for such vote, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, public shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Bowen currently has only until January 14, 2025 to complete its initial business combination. If Bowen is unable to complete an initial business combination within such time period and such date is not extended by the Bowen shareholders, Bowen will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the 18-month time period. Our Existing Charter provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

The Sponsors have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares and Bowen Private Shares held by them if we fail to complete our initial business combination within the time period set forth in the Existing Charter. However, if our initial shareholders acquire public shares after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time period (or 18-month time period, as applicable).

The Sponsors have agreed, pursuant to a letter agreement with Bowen, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the time period set forth in the Existing Charter, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above) we would not proceed with the amendment or the related redemption of our public shares.

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We expect that all costs and expenses associated with implementing our plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of liquidation and dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO and the sale of the Bowen Private Units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.10.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Our sponsors have agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsors will not be responsible to the extent of any liability for such third party claims We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and believe that our sponsors’ only assets are securities of our company. We have not asked our sponsors to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsors assert that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely.

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the time period set forth in the Existing Charter, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the time period set forth in the Existing Charter or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Facilities

Bowen maintains its principal executive offices at 420 Lexington Avenue, Suite 2446, New York, New York 10170 and its telephone number is (203) 998-5540. Bowen has access to such office space as part of the administrative services Bowen receives from Bowen Holding LP in exchange for $10,000 per month. Bowen considers its current office space, combined with the other office space otherwise available to Bowen’s executive officers and directors, adequate for its current operations.

SPAC Sponsors and their Affiliates

Bowen has two “SPAC sponsors” as such term is defined in Item 1603(1) of Regulation S-K, as promulgated under the Securities Act, Createcharm and Bowen Holding, and Bowen Holding has one affiliate, TenX. Each is described in further detail below.

Bowen Holding

Bowen Holding is a Delaware limited liability company formed by Dahe Zhang, a seasoned executive and sponsor of several SPACs. He has served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company (Nasdaq: TENK), since March 2021. In August 2024, TenX Keane successfully completed a business combination with Cituis Pharmaceuticals, Inc (Nasdaq: CTOR)’s subsidiary, Citius Oncology, Inc., a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies. Mr. Zhang has over 20 years of experience in financial services and previously served as Chief Financial Officer and executive director of China XD Plastics Company Limited from 2009 to 2021. Bowen Holding was formed for the sole purpose of sponsoring Bowen. Prior to its involvement with Bowen, Bowen Holding did not have any operations. Other than the experience and involvement of Mr. Zhang, and Bowen Holding’s affiliate TenX, Bowen Holding does not have any further experience organizing or managing special purpose acquisition companies and is not and never has been involved with other special purpose acquisition companies. Each of the following directors and officers is a limited partner in Bowen Holding, having the following shares of its economic profits: Jiangang Luo, Bowen’s Chief Executive Officer (15.2%); Jing Lu, Bowen’s Chief Financial Officer (12.1%); Lawrence Leighton, a director on Bowen’s board of directors (4.5%); and Wei Li, a director on Bowen’s board of directors (4.5%). The other persons with a direct interest in Bowen Holding and thereby an indirect interest in Bowen are: TenX (60.6%) and Fengfei Zhang (3.0%). Bowen Holding’s general partner is Bowen Management, LLC, of which Mr. Zhang is manager.

Bowen Holding, along with Createcharm, was responsible for organizing, directing and managing the business and affairs of Bowen from its incorporation until consummation of its initial public offering. Bowen Holding’s activities included identifying and negotiating terms with the representative of the underwriters in Bowen’s IPO, other third-party service providers such as Bowen’s auditors and legal counsel, and Bowen’s original directors and officers. Since the IPO, Bowen Holding has assisted Bowen’s management in identifying and negotiating terms with Qianzhi. Bowen Holding has had no operations outside of the responsibilities described above that it had and fulfilled to Bowen.

On February 27, 2023, Bowen Holding acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 Founder Shares to Createcharm for the same price per share it initially paid. It currently holds 569,250 shares and is expected to hold the same number as of the closing and immediately following the closing of the Business Combination.

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Therefore, Bowen Holding can earn a positive rate of return on its investment even if other Bowen shareholders experience a negative rate of return. The New Bowen Ordinary Shares to be held by Bowen Holding following the Business Combination will be identical to the New Bowen Ordinary Shares to be held by Bowen’s Public Shareholders. Pursuant to the SEC’s rules, these New Bowen Ordinary Shares may be considered “compensation” awarded to or earned by Bowen Holding.

In addition to the above, in connection with Bowen Holding’s sponsorship and management of Bowen:

●	Pursuant to an administrative services agreement between Bowen and Bowen Holding entered into in connection with the IPO, Bowen Holding has been allowed to charge Bowen an allocable share of its overhead, up to $10,000 per month, until to the close of the Business Combination, to compensate it for Bowen’s use of its office, utilities and personnel. As of August 31, 2024, Bowen has incurred $136,667 with $90,000 paid to Bowen Holding for these services; and

●	On February 27, 2023, Bowen Holding issued an unsecured promissory note to Bowen, pursuant to which Bowen could borrow up to an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) December 31, 2023, or (ii) the consummation of the IPO. The note expired without any amount ever being lent thereunder.

●	In connection with the IPO, Bowen Holding agreed that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, Bowen Holding would to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

Restrictions on sale by Bowen Holding of Bowen and New Bowen securities

Source of Restriction	Term of Restriction
Letter Agreement, dated July 11, 2023, by and among Bowen and Createcharm, among others	Subject to the limited exceptions described further below, the Founder Shares were placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by Bowen such as the Business Combination, or earlier, if, subsequent to such an initial business combination, Bowen consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Bowen shareholders having the right to exchange their shares for cash, securities or other property.

In connection with Createcharm’s sponsorship and management of Bowen, concurrently with the pricing of Bowen’s IPO, Bowen and its initial shareholders including Bowen Holding, among others, entered into a the letter agreement, dated July 11, 2023, pursuant to which Bowen Holding agreed that its Founder Shares were to be placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by Bowen, such as the Business Combination, or earlier, if, subsequent to such an initial business combination, Bowen consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Bowen shareholders having the right to exchange their shares for cash, securities or other property. Pursuant to this letter agreement, Bowen Holding agreed it may not seek redemption of its Founder Shares. Therefore, if Bowen does not consummate an initial business combination such as the Business Combination prior to the deadline for it to pursuant to the Existing Charter, as may be amended, Bowen Holding’s Founder Shares will have no value. Finally, pursuant to this letter agreement, Bowen Holding agreed (a) that if Bowen were to seek shareholder approval of a proposed initial business combination such as the Business Combination, then Bowen Holding shall, subject to all applicable securities laws, vote any Bowen Ordinary Shares owned by it in favor of such proposed business combination, and (b) that if Bowen seeks to consummate a proposed business combination by engaging in a tender offer, Bowen Holding would not sell or tender any Bowen Ordinary Shares owned by it in connection therewith.

Bowen Holding affiliate – TenX

TenX is an affiliate of Bowen Holding on the basis of TenX being a limited partner of Bowen Holding with a 60.6% economic interest. The two owners of TenX are Jiayu Li, who serves as general partner of TenX, and Haibo Wang. Neither of the owners of TenX are affiliated with Bowen, Createcharm or their respective affiliates other than with respect to their involvement with Bowen. TenX has experience organizing or managing special purpose acquisition companies, including acting as an affiliate of the sponsor of the following special purpose acquisition companies (which are the only special purpose acquisition companies that it has been affiliated with): TenX Keane Acquisition, AlphaTime Acquisition Corp, AlphaVest Acquisition Corp, Bayview Acquisition Corp and Cayson Acquisition Corp. Aside from its limited partnership interest in Bowen Holding LP, TenX has been involved with Bowen as follows:

●	On February 20, 2023, Bowen engaged TenX to provide Bowen with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures relating to Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO, at a price of $5,250 per quarter commencing on the month following the consummation of the IPO. As of August 31, 2024, Bowen has incurred $46,250 with $41,000 paid to TenX for these services.

Createcharm

Createcharm is a British Virgin Islands company, formed by Na Gai, Bowen’s chief executive officer and chairperson of the board, to leverage her extensive experience investing in and acquiring businesses. Ms. Gai has approximately 10 years of investing experience and has served as the executive president for Shenzhen Guoxing Capital Co., Ltd., an asset management and investment company based in China, since September 2015. She also served as a partner of Hunan Zhongsheng Hongcheng Investment Management Partnership (LP), a private equity investment company based in China, from February to May 2017. Prior to its involvement with Bowen, Createcharm did not have any experience organizing or managing special purpose acquisition companies and is not and never has been involved with other special purpose acquisition companies. Ms. Gai is Createcharm’s sole stockholder, officer and director.

Createcharm, along with Bowen Holding, was responsible for organizing, directing and managing the business and affairs Bowen from its incorporation through its initial public offering. Createcharm’s activities included identifying and negotiating terms with the representative of the underwriters in Bowen’s IPO, other third-party service providers such as Bowen’s auditors and legal counsel, and Bowen’s original directors and officers. Since the IPO, Createcharm has assisted Bowen’s management in identifying and negotiating terms with Qianzhi.

Prior to Bowen’s IPO, Bowen Holding transferred an aggregate of 1,155,750 Founder Shares to Createcharm for the same price per share it initially paid. Since that time, Createcharm has been Bowen’s largest shareholder. Along with Bowen Holding, Createcharm nominated each current officer and director of Bowen and assisted Bowen’s management in preparing for and consummating the IPO. It also assisted Bowen’s management in identifying and negotiating terms with Qianzhi. In Bowen’s IPO and simultaneous private placement, Createcharm purchased 341,782 Private Placement Units, including in connection with the exercise by the underwriter of the IPO of its overallotment option. Each Private Placement Unit is comprised of one Bowen Ordinary Share and one Bowen Right, each Bowen Right to be converted automatically into 1/10 (one-tenth) of one Bowen Ordinary Share upon consummation by Bowen of an initial business combination. Createcharm paid a purchase price of $10.00 per Private Placement Unit, which is identical to the purchase price paid for the Bowen Units sold in the IPO, and the Private Placement Units are substantially similar to the Bowen Units sold in the IPO. Given these holdings, as of the consummation of the Business Combination, Createcharm will hold 1,531,710 New Bowen Ordinary Shares, comprised of the 1,497,532 Bowen Ordinary Shares it currently holds and 34,178 New Bowen Ordinary Shares to be received in respect of its Bowen Rights, and will have paid an aggregate of $3,434,750 for such 1,531,710 shares, or approximately $2.24 per share. Therefore, Createcharm can earn a positive rate of return on its investment even if other Bowen shareholders experience a negative rate of return. The New Bowen Ordinary Shares to be held by Createcharm following the Business Combination will be identical to the New Bowen Ordinary Shares to be received by Bowen’s Public Shareholders. Pursuant to the SEC’s rules, these New Bowen Ordinary Shares and the Founder Shares and Bowen Rights that preceded them may be considered “compensation” awarded to or earned by Createcharm.

In addition to the above, in connection with Createcharm’s sponsorship and management of Bowen:

●	Createcharm paid $151,318 of Bowen’s expenses related to its IPO, all of which was fully repaid upon closing of the IPO on July 14, 2023 out of the offering proceeds held outside the Trust Account.

●	In connection with the IPO, Createcharm agreed that if the Trust Account is liquidated, including in the event Bowen is unable to complete an initial business combination within the required time period, Createcharm would to indemnify Bowen to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which Bowen has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Bowen, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

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Restrictions on sale by Createcharm of Bowen and New Bowen securities

Source of Restriction	Term of Restriction
Letter Agreement, dated July 11, 2023, by and among Bowen and Createcharm, among others	Subject to the limited exceptions described further below
	●	the Founder Shares were placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by Bowen such as the Business Combination, or earlier, if, subsequent to such an initial business combination, Bowen consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Bowen shareholders having the right to exchange their shares for cash, securities or other property; and
	●	the Private Placement Units (and Bowen Ordinary Shares underlying the Private Placement Units), may not be transferred until the completion of an initial business combination by Bowen such as the Business Combination.

In connection with Createcharm’s sponsorship and management of Bowen, concurrently with the pricing of Bowen’s IPO, Bowen and its initial shareholders including Createcharm, among others, entered into a the letter agreement, dated July 11, 2023, pursuant to which Createcharm agreed (A) that its Founder Shares were to be placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by Bowen, such as the Business Combination, or earlier, if, subsequent to such an initial business combination, Bowen consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Bowen shareholders having the right to exchange their shares for cash, securities or other property; and (B) the Private Placement Units (and Bowen Ordinary Shares underlying the Private Placement Units) to be purchased by Createcharm in the Private Placement that was consummated concurrently with the closing of the IPO, may not be transferred until the completion of an initial business combination by Bowen such as the Business Combination. Pursuant to this letter agreement, Createcharm agreed it may not seek redemption of its Founder Shares or the Bowen Ordinary Shares in its Private Placement Units. Therefore, if Bowen does not consummate an initial business combination such as Business Combination prior to the deadline for it to pursuant to the Existing Charter, as may be amended, Createcharm’s Bowen securities will all expire worthless. Finally, pursuant to this letter agreement, Createcharm agreed (a) that if Bowen were to seek shareholder approval of a proposed initial business combination such as the Business Combination, then Createcharm shall, subject to all applicable securities laws, vote any Bowen Ordinary Shares owned by it in favor of such proposed business combination, and (b) that if Bowen seeks to consummate a proposed business combination by engaging in a tender offer, Createcharm would not sell or tender any Bowen Ordinary Shares owned by it in connection therewith.

Employees

Bowen has three executive officers. These individuals are not obligated to devote any specific number of hours to Bowen’s matters, but they intend to devote as much time as they deem necessary to Bowen’s affairs until it has completed an initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for Bowen’s initial business combination and the stage of the initial business combination process Bowen is in. Bowen does not have, and does not intend to have, any full-time employees prior to the consummation of a business combination.

Directors, Executive Officers and Corporate Governance

Bowen’s directors and executive officers are as follows:

Name	Age	Position
Na Gai	36	Chairwoman of the Board of Directors
Jiangang Luo	54	Chief Executive Officer
Jing Lu	58	Chief Financial Officer
Lawrence Leighton	88	Director
Wei Li	44	Director
Jun Zhang	60	Director

Na Gai, our Chairwoman, has served as the executive president for Shenzhen Guoxing Capital Co., Ltd., an asset management and investment company based in China, since September 2015. Ms. Gai also served as a partner of Hunan Zhongsheng Hongcheng Investment Management Partnership (LP), a private equity investment company based in China, from February to May 2017. Since October 2021, she has also served as an independent director for Flag Ship Acquisition Corp., a blank check company like our company, that is seeking to consummate its initial public offering. Ms. Gai received a bachelor degree of Business Administration from The Open University of China and an accounting diploma from Changsha University of Science & Technology. Ms. Gai was also certified as AFP Financial planner in August 2017. Ms. Gai is a Chinese citizen.

Jiangang Luo, our Chief Executive Officer, has been the manager of Cleantech Global Limited, an investment consulting firm, since 2014, and the president of Prime Science & Technology, Inc., a computer/software consulting and IT outsourcing company, since 2006. Since 2021, he has also been the president of PNE Limited Partner LLC and Luo & Long General Partner LLC, which are special purpose vehicles that were established for the sole purpose of investing in Princeton NuEnergy, a US based cleantech company. From 2011 to 2016, he served as managing partner of Faith Asset Management LLC, a global investment firm focused on the clean energy sector. From 2000 to 2006, he worked for Oracle as a Principal Consultant. Before 2000, he worked as a senior information system professional in various Fortune 500 companies including China Resources Group and Liz Claiborne. Mr. Luo also served as an executive for many non-profit organizations such as Chairman of the Tsinghua Alumni Association in New York and President of New Jersey Chinese Computer Professionals Society. Mr. Luo is a member of Tsinghua Entrepreneur & Elite Club. He has invested in many cleantech/fintech companies over the last 10 years. Mr. Luo received degrees in Applied Mathematics and Computer Science from Tsinghua University, a Computer Science Masters degree from New Jersey Institute of Technology and a masters degree in Computational Mathematics from Tsinghua University. Mr. Luo is a US citizen.

Dr. Jing Lu, our Chief Financial Officer, has more than 20 years of experience in the financial service industry. Dr. Lu has served as a Managing Director and then Chief Operating Officer of China Bridge Capital International Inc., a PE/VC investment advisory company specialized in innovative technologies from 2017 to 2019 and since March 2021. She has also served as Chief Financial Officer of Keyarch Acquisition Corporation, a blank check company similar to our company, since March 2021. She also served as Chief Investment Officer for the New Hope Fertility Center (NHFC) from 2019 to 2021, sourcing and managing PE investments, bank loans and government PPP loans. Prior to China Bridge Capital, Dr. Lu was President of ACE AV Consulting Inc. from 2005 to 2017. Dr. Lu was an Executive Director at CIBC World Markets in 2001 working on corporate securities. Between 1998 and 2001, Dr. Lu worked at the Federal Reserve Bank of New York as a bank regulator and supervisor, working on Basel Capital Accords as well as examining banks’ implementation of the Basel Accords. Before moving to New York, Dr. Lu was a professor of economics at York University in Canada for four years, specializing her teaching and research in Macroeconomics, Institutional Economics, and Econometrics. Dr. Lu received a Ph.D. and M.A. in Economics from Western University in Canada, a Graduate Certificate in Economics from the People’s University in China, and a B.A in World Economy from Fudan University in China. Dr. Lu is a U.S. citizen and resident of the State of New York.

Lawrence Leighton, one of our directors, is a seasoned international investment banker with approximately 50 years of experience. He has worked with many major international companies throughout his career, including Pernod Ricard SA (ENXTPA: RI) and Verizon Communications Inc. (NYSE: VZ). Mr. Leighton has served as a Managing Director of Bentley Associates, a boutique investment bank, since 1997. In 1989, he became President and Chief Executive Officer of UI USA, the US subsidiary of Union d’Ètudes et d’Investissements, the merchant banking arm of Credit Agricôle, the largest bank in France. From 1982 to 1989, Mr. Leighton served as a Managing Director of Chase Bank. Previously, he was a Limited Partner at Bear, Stearns & Co., focusing on international mergers and acquisitions. Starting in 1974, he was with Norton Simon as the Director of Strategic Planning/Mergers & Acquisitions. Before Norton Simon, Mr. Leighton was with Clark, Dodge & Co. where he became Co-Head of the Corporate Finance Department. He has been a member of the board of directors of Bon Natural Life Limited, a natural products and ingredients business, since June 2021. Mr. Leighton received a B.S.E. degree from Princeton University and an M.B.A. from Harvard Business School. Mr. Leighton is a U.S. Citizen.

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Wei Li, one of our directors, is the co-founder and has served as CEO of Hyatt Capital Management, a private investment fund and financial service company dedicated to impact investing in the Asian pacific area, since 2018. Previously, Ms. Li served as Managing Director and Head of Structured Finance at China Renaissance (HK.1911), a leading boutique investment bank in Hong Kong, Shanghai and Beijing (where she was based during her time there), from 2016 to 2018. She was Executive Director & Head of Private Credit Investment at CITIC Securities (SH.600030), an investment bank, from 2011 to 2016. Ms. Li received a M. Phil degree in Land Economy from University of Cambridge and is a Ph.D candidate from University of Rochester. Ms. Li is a CFA charter-holder.

Jun Zhang, one of our directors, has served as Senior Partner and Associate Director at Mazars (Shenzhen Branch) since 2000. Mr. Zhang’s biography is set forth below under the section titled “Directors and Officers of New Bowen After the Business Combination.”

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Other than as described above, Bowen’s SPAC Sponsors, their affiliates and promoters do not have any material roles or responsibilities in directing and managing Bowen’s activities.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Lawrence Leighton, Wei Li and Jun Zhang are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to Bowen. From the IPO to the acquisition of a target business or Bowen’s liquidation of the trust account, Bowen pays Bowen Holding LP $10,000 per month for providing Bowen with office space and certain office and secretarial services. However, this arrangement is solely for Bowen’s benefit and is not intended to provide Bowen’s officers or directors compensation in lieu of a salary.

We are not party to any agreements with Bowen’s officers and directors that provide for benefits upon termination of employment.

Audit Committee

In connection with its IPO, Bowen established an audit committee of the board of directors. Lawrence Leighton, Wei Li and Jun Zhang are the members of the audit committee, each of whom is an independent director.

Each member of the audit committee is financially literate, and Bowen’s board of directors has determined that Jun Zhang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by Bowen;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by Bowen, and establishing pre-approval policies and procedures;

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●	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with Bowen in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and Bowen’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Bowen’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

In connection with its IPO, Bowen established a compensation committee of the board of directors. The members of Bowen’s Compensation Committee are Lawrence Leighton, Wei Li and Jun Zhang. Bowen also adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to Bowen’s Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of Bowen’s other officers;

●	reviewing Bowen’s executive compensation policies and plans;

●	implementing and administering Bowen’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with Bowen’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Bowen’s officers and employees;

●	producing a report on executive compensation to be included in Bowen’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

Bowen does not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Conduct and Ethics

Bowen has adopted a code of conduct and ethics applicable to its directors, officers and employees in accordance with applicable federal securities laws. Copies of Bowen’s Code of Ethics and audit committee charter were filed as exhibits to the IPO registration statement. You may review these documents by accessing Bowen’s public filings at the SEC’s web site at www.sec.gov. In addition, Bowen will provide a copy of the Code of Ethics without charge upon request. Bowen will disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

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BOWEN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our” or “us” refer to Bowen Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors.

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this proxy statement/prospectus. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

Overview

Bowen is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception through September 30, 2024 were organizational activities, those necessary to prepare for the IPO described below and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended September 30, 2024, we had a net income of $825,358, which consists of loss of $127,429 derived from operating costs including legal and professional service expense offset by income earned on Trust Account of $952,787.

For the nine months ended September 30, 2024, we had a net income of $2,428,474, which consists of loss of $389,655 derived from operating costs including legal and professional service expense offset by income earned on Trust Account of $2,818,129.

For the three months ended September 30, 2023, we had a net income of $573,443, which consists of loss of $187,428 derived from formation and operating costs offset by income earned on Trust Account of $760,871.

For the period from February 17, 2023 (inception) through September 30, 2023, we had a net income of $570,338, which consists of loss of $190,533 derived from formation and operating costs offset by income earned on Trust Account of $760,871.

Liquidity, Capital Resources and Going Concern

On July 14, 2023, we consummated our IPO of Units, at $10.00 per Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of our IPO, we consummated the sale of 330,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors, generating total gross proceeds of $3,300,000.

On July 17, 2023, the underwriters exercised the over-allotment option in full to purchase 900,000 Units. As a result, on July 18, 2023, we sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds of $9,000,000. Simultaneously with the closing of the full exercise of the over-allotment option, we completed the private sale of an aggregate of 31,500 Private Placement Units, at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds of $315,000. Transaction costs amounted to $3,243,898 consisting of $1,725,000 of cash underwriting fees and $1,518,898 of other offering costs.

Following the closing of the IPO and the sale of over-allotment units, an amount of $69,690,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement was placed in a trust account.

Effective as of October 7, 2024, we notified Continental that we were extending the time to consummate the Business Combination from October 14, 2024 to January 14, 2025. Effective as of October 14, 2024, Qianzhi and another designee of the Insiders loaned Bowen an aggregate of $690,000 for such extension, which funds were deposited into the Trust Account pursuant to Bowen’s Amended and Restated Memorandum and Articles of Association and the trust agreement governing the Trust Account. The loans are evidenced by promissory notes issued by Bowen to the lenders, bear no interest and are repayable in full upon consummation of a business Combination.

The funds held in the Trust Account may be invested in U.S. government securities with a maturity of 185 days or less. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account, to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

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Prior to the completion of our initial business combination, we have available to us the approximately $700,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

As of September 30, 2024, we had cash of $271,847 and a working capital of $12,879. The Company has incurred and expects to continue to incur significant professional costs to remain as a public traded company and to incur transaction costs in pursuit of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period and such period is not extended, there will be a liquidation and subsequent dissolution. As a result, management has determined that such additional condition also raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statement does not include any adjustments that might result from the outcome of the uncertainty.

Related Party Transactions

Please refer to Financial Statement Note 5 - Related Parties.

Other Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities reflected on our balance sheet.

Registration Rights

The holders of the Founder Shares, IPO Underwriter shares, and Bowen Private Units will be entitled to registration rights pursuant to a registration rights agreement dated July 11, 2023 requiring Bowen to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that Bowen register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require Bowen to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that Bowen will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. Bowen will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

We have engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with Bowen shareholders to discuss the potential Business Combination and the target business’ attributes, introduce Bowen to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. Bowen will pay EBC a service fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the IPO. In addition, Bowen will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces Bowen to the target business with whom it completes an initial Business Combination and the amount will be payable in cash and is due at the closing date of the initial Business Combination. The additional 1.0% fee is not payable in connection with the Business Combination with Qianzhi.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies or estimates.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

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INFORMATION ABOUT NEWCO AND QIANZHI

Unless the context otherwise requires, references in this “Business of Qianzhi” section to “we,” “us,” “our,” and similar first-person references are intended to mean the business and operations of Qianzhi and its consolidated subsidiaries taken as a whole prior to the Business Combination and New Bowen and its consolidated subsidiaries taken as a whole following the Business Combination. References to Qianzhi’s operating subsidiaries are included with respect to the business and operations strictly concerning such subsidiaries. The discussion of Qianzhi’s business and the markets in which it competes below is qualified by, and should be read in conjunction with, the discussion of the risks related to Qianzhi’s business and industry detailed elsewhere in this proxy statement/prospectus.

Overview

We are a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications. The majority of our products are ozonated, oil-based and infused with formulated herbal ingredients. Our other proprietary products include ozonated disinfectant products produced by ambient temperature ozone curing technology. According to Frost & Sullivan, in comparison to traditional disinfectants, ozonated disinfectants products generally have more advanced product functionalities and advantages, including: (1) product safety, as ozonated disinfectants do not leave harm residues; (2) eco-friendly features, since ozone breaks down into oxygen, leaving no harmful byproducts, which further reduces environmental pollution; and (3) improved efficiency in killing bacteria, viruses, and other pathogens at lower concentrations than traditional disinfectants. Our operations span the entire value chain of personal care and disinfection products, from R&D, production, to sales and marketing.

We currently have three major brands and product series: “Qianzhi Yang®” (ozone-based personal care products), “SDRA Care Cosmetics” (cosmetics) and “Zone Clean Disinfectant Series” (disinfection products). For applications in sanitization and disinfection, we leverage ozone for its unique sterilization properties—efficiency, broad spectrum, rapidity and an absence of secondary pollution, and employ technology that supports the solidification of ozone molecules into plant-based oils (unsaturated fatty acids, or UFA). in order to improve its efficacy Through dedicated research and development, we have secured several patents to successfully launch our proprietary brand, Qianzhi Yang®, along with a series of products under the brand name of “Xiao”.

We are highly focused on research, development, production and sales of these products. Based on our long-term sales strategy and market demand research, we have found that our target clientele can extend beyond our direct customers, such as beauty salons and trading companies. For instance, beauty salons often conduct promotional activities such as providing customers with goods of certain value as promotional gifts to improve their customer experience and encourage additional sales. Therefore, as an ancillary promotional arrangement for these customers, we also provide pre-packaged food sales as part of our customer support. These products mainly include fast-moving consumer goods such as rice, red wine, tea, drinking water, and milk that can be used for personal use or as gifts among relatives and friends. Hence, we define them as ancillary products derived from our main products and call them the pre-packaged food series. These products are all acquired from various third-party suppliers that we contract with from time to time and are not part of the research and development function of our business operations. In addition, we adjust the variety of these products based on market changes, customer demands and seasonality. Based on the customers’ consumption habits and demands, any such ancillary product is usually sold only for a limited period and may be discontinued at any time. Further, we might introduce a new product for sale based on market feedback. Because we adjust these products based on changes in consumers’ consumption habits, and each has relatively short sales cycles, we do not consider these products as integral to our overall business operations.

Following the COVID-19 outbreak, we have significantly enhanced our production capacity and supply chain efficiencies. These advances allow us to serve as a key provider of essential infection prevention and control materials. Utilizing advanced equipment and processes, we have optimized our research and development efforts to create the Zone Clean® brand series of non-electrolytic hypochlorite disinfectants and are able to support the distribution of large quantities of professional-grade disinfectants to medical institutions and home disinfectants to the public. Currently, our facility in the Ezhou Economic Development Zone of Hubei Province currently maintains an average production capacity of 7.5 tons of semi-finished stock solutions and 4,000 bottles of finished products per hour.

We prioritize the quality and efficacy of our products. Our rigorous production process, advanced supply chain, skilled and experienced teams, and robust research and development initiatives enable us to offer an array of high-quality health products and services. We are working continuously to innovate and expand our offerings to provide safer, and more reliable products to help our consumers enjoy a healthier life. Our unwavering consumer-centric commitment drives us towards our vision of “Keeping Humans Away from Antibiotics”.

Our revenue for the fiscal year ended March 31, 2024 was $7.0 million, with net cash flows generated from operating activities of $1.7 million, compared to $10.1 million of revenue and $3.8 million of net cash flows used in operating activities for the fiscal year ended March 31, 2023. We had a net loss of $0.7 million and a net income of $3.6 million for the fiscal years ended March 31, 2024 and 2023, respectively.

Competitive Strengths

We believe our major competitive advantages are the keys to maintaining steady growth. We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

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Intellectual Property and Research and Development:

We have a strong track record of successful research and development efforts, which has led to 31 patents granted to our company.

To develop high-quality products, we have invested a significant amount of human, material and financial resources in experimentation and improvements. Our research and development team has significant professional and technical knowledge and hands-on experience and is committed to improving the efficacy, safety and quality of our products.

In order to improve our competitive position, we have established commercial relationships with a number of organizations and research institutions in China and abroad to jointly develop new products and promote new technologies. These organizations and research institutions provide services in the nature of project consulting. Generally, our agreements with these third parties are for a fixed term and can be terminated based on customary commercial reasons and we have entered into these relationships in the ordinary course of our business. We believe that these relationships enable us to integrate resources, share information, improve product technology, lower production costs, and enhance market competitiveness.

In the future, we intend to remain committed to our technological research and development efforts and pursue innovation. We will focus on improving the efficacy and quality of our products and optimizing our product production processes in order to offer customers better quality products.

Product Quality and Efficient Production Processes:

We are committed to maintaining the highest standard of product quality and efficient production processes. Unlike many other industry competitors which rely heavily on outsourcing, we own and control the production process of our core technologies to protect our business secrets and strengthen our technology and production capabilities. This strategic approach reduces our dependence on suppliers and contractors.

The entire process of producing our core products, Qianzhi Yang® and Zone Clean®, is handled by our wholly-owned subsidiary, Hubei Qianzhi Biotechnology Co., Ltd. Our laboratory and production facilities are located in Ezhou, Hubei Province. By keeping control over our core processes, we have high degree of confidence in the stability of our production processes and the consistent safety and quality of the products we deliver.

We have adopted a customized solution for procuring packaging materials and raw materials based on product needs. Furthermore, the core components of our products are all produced on self-built and optimized production lines in strict accordance with high-quality standards. All our products are subject to self-testing and quality testing by nationally recognized third-party professional testing organizations such as CAS Testing and Pulyn Testing, in order to ensure consistent product quality. In addition, we continuously invest in our R&D function and maintain a close collaboration between our R&D and production teams, so that we can ensure that our products meet industry standards and customer expectations.

Ingredient Quality and Product Utility:

Meticulously designed to adequately satisfy consumer needs and take user-friendliness into account, our Qianzhi Yang® series of products are produced in gel and oil-based forms based on different use scenarios and anatomical needs. Our product design takes into consideration the different physiological structures of men and women. As a result, in our private care kit, we have adopted new disposable drug applicators to provide consumers with more convenience and comfort.

Meanwhile, we also fully consider the sensitivity of different parts of the human body. We specifically design an appropriate range of ozone (O3) content (1.24% to 1.52%) for products designed for the body surface, and a slightly higher range of ozone (O3) content (1.34% to 1.64%) for products used for intimate care. In this way, we ensure that our products can safely and efficiently eliminate harmful bacteria such as Staphylococcus aureus, Escherichia coli and Candida albicans, and avoid harming the healthy bacteria to provide safe and effective private care.

In addition, we tailor the product offering mix of our Zone Clean® Hypochlorite Disinfectant product series for different use scenarios and functions. We offer a diverse range of product sizes, including portable packs of 50ml and 80ml, family packs of 500ml and 1L, and volume packs of 5L and 25L volume packs to meet different consumers’ needs. We have also adopted user-friendly and metal-free nozzle designs to ensure product efficacy and improve consumer experience with more convenient and efficient application.

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Our Brand Value:

Our brands, including Qianzhi Yang, Zone Clean, and SDRA, have established strong recognition among our customer base and play a pivotal role in our sales and marketing strategies. At the 14th International Brand Festival Asia in 2019 organized by Asiabrand in Hong Kong, we were awarded a brand valuation certificate by Asiabrand, estimating that our brand value reached 150 million RMB.

Our brand is the hallmark of our consumer-centric expertise and innovation in biotechnology. As a company specializing in biotechnology research, development, and application, we are committed to providing healthier, safer and more convenient products and services. Meanwhile, we also actively engage in social responsibility initiatives to promote sustainable development. Moving forward, we will focus on upholding our vision of “Keeping Humans Away from Antibiotics”, improving our brand value, sustaining our competitive edge, and creating more value for society.

Competition

Companies operating in the beauty and skin care, intimate care, and cleansing and disinfection industries face intense competition. We expect the competition to increase and intensify.

At this stage, our main competitors are large and well-known companies in the pharmaceutical, cosmetic, medical equipment and healthcare sectors. We face and will continue to face intense competition. Many of these competitors are better known in the industry, have stronger research and development and marketing capabilities, and possess more diversified distribution channels and financial resources. This is likely to enable them to develop or have developed products that can compete with or be technologically superior to our products. As we enter new markets, we seek to further consolidate our existing market share and to adopt a market penetration strategy with new products to increase our existing market share and expand distribution channels.

In the intimate care market, our major competitive products include JieErYin Lotion, FuYanJie Plant Herbal Lotion, Metronidazole and Chlorhexidine Lotion, FuFangHuangSongXiYe, ChuShiZhiYangXiYe, HongHeFuJieXiYe, PiFuKangXiYe, QingBaiJieShenXiYe, HuangKuXiYe and Kubo Zhiyang Xiye, many of which are OTC products.

In the cleansing and disinfection market, we face competition not only from well-known brands such as Dettol, Colgate and Liby, but also from similar products such as SMAM, Abajo and Spene.

In the skin care industry, we face competition from many well-known domestic and foreign competitors such as the Estée Lauder Companies, Shiseido, Procter & Gamble and L’Oréal.

Corporate History and Structure

The diagram below illustrates our corporate structure, including the direct owners of New Bowen and New Bowen’s operating subsidiaries, as of the date of this proxy statement/prospectus.

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Qianzhi Group Holding (Cayman) Ltd. is an exempted company incorporated on August 14, 2023 under the laws of the Cayman Islands. Qianzhi Group Holding (Cayman) Ltd. is the sole-owner of Qianzhi BVI, which was formed on August 31, 2023 under the laws of the British Virgin Island and owns 100% of the of the equity of Qianzhi HK, which was established on September 27, 2023 in accordance with the laws of Hong Kong, China. Shenzhen Shian Biotechnology Co., Ltd, a wholly-owned subsidiary of Qianzhi HK, is a wholly foreign-owned enterprise (“WFOE”) established on November 23, 2023 in accordance with the laws of the People’s Republic of China.

Shenzhen Qianzhi Biotechnology Co., Ltd (“Qianzhi”), the main domestic operating entity of Qianzhi Group (Cayman), is a limited liability company established in Shenzhen, Guangdong Province on March 20, 2007 in accordance with the laws of the People’s Republic of China. In 2021, it developed and launched Zone Clean® Hypochlorite Disinfectant product series. Qianzhi currently owns four wholly-owned subsidiaries:

●	Shenzhen Qianzhi Biotech Co., Ltd, a limited liability company, established in Shenzhen, Guangdong Province on July 2, 2019 in accordance with the laws of the People’s Republic of China;

●	Shenhzen Qianzhi Health Management Co., Ltd, a limited liability company established in Shenzhen, Guangdong Province on May 5, 2019 in accordance with the laws of the People’s Republic of China;

●	Hubei Qianzhi Biotechnology Co., Ltd, a limited liability company established in Ezhou, Hubei Province in accordance with the laws of the People’s Republic of China; and

●	Jiangxi Qianzhi Biotechnology Co., Ltd, a limited liability company established on June 12, 2019 in accordance with the laws of the People’s Republic of China.

Business Model and Strategy

We sell self-produced or purchased products through our sales channels to beauty salons, personal care product dealers and others.

Aside from our planned product pipeline, we have tailored marketing strategies specifically for new products. We aim to attract younger consumers with targeted product and packaging designs, change our traditional sales model, and align our sales and promotion efforts with an updated marketing mix, including e-commerce, influencer collaboration and social media. For healthcare equipment and products to be developed, we intend to enhance communications and partnerships with industry experts and other organizations and establish a medical sales channel plan in anticipation of the upcoming products.

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In recent years the domestic intimate care market is growing and represents an opportunity for expansion. We see potential in expanding in this market through attracting more consumers, diversifying our product portfolio, and driving innovation in this market.

We have a high degree of confidence in achieving success in this market while maintaining our existing market share for beauty and skincare products.

Our Products

Existing Products

As discussed above, our three major brands are “Qianzhi Yang”, “SDRA” and “Zone Clean”. These brands form our three product series: “Qianzhi Yang Intimate Care Series” (ozone-based intimate care products), “SDRA Care Cosmetics” (cosmetics) and “Zone Clean Hypochlorite Disinfectant Series” (disinfection products), respectively. In addition, we also sell prepackaged food and beverage products as an ancillary promotional arrangement to our beauty salon customers.

Qianzhi Yang

Under our main brand, Qianzhi Yang®, we have developed a variety of intimate care products in either oil or cream forms catering to different ages and consumer needs, including Qianzhi Yang For Men, which targets intimate care for men over 40; Qianzhi Yang For Women, which targets intimate care for women over 40, Qianzhi Yang For Daily, for repairing inflammation of surface skin for all ages; Yi Zu Yi Pin., for repairing inflammation of the feet inflammation; Ta Yu, which targets intimate care for women aged 20 to 35; and Ta Lv, which targets intimate care for men aged 20 to 35. Our intimate care product series achieves efficacy mainly by leveraging ozone for its sterilization and disinfection properties. Ozone can react with cell membranes, attack the components of the cell membrane, then disrupt lipoproteins and lipopolysaccharides within the cell membrane to change the permeability of the cell membrane leading to cell lysis and death, which can effectively treat body surface inflammation and provide intimate care in daily life. By changing the permeability of the cell membrane, ozone molecules can also inhibit microbial growth and reproduction to effectively prevent and treat infections.

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SDRA® Care Cosmetics

SDRA® Care Cosmetics is a mature skincare product series purchased from third parties. This product series includes products such as:

●	SDRA Nectar Nourishing Essential Oil

●	SDRA Hydrating and Moisturizing Mask

●	SDRA Botanical Essence Toner

●	SDRA Moisturizing Lotion

●	SDRA Protective Cream

●	SDRA Botanical Hydrating Serum, and

●	SDRA Silky Softening Cleanser.

Currently, we are also actively preparing for self-production, including applying for relevant production qualifications and building a cosmetic production line.

CINDERELLA
CARE COSMETICS

心德瑞拉®
高端护肤系列

Beauty and Skincare

美妆护肤

严格检测　天然

ilac-MRA | Meticulous Testing | Natural

心德睿拉系列护肤产品　高端美容院线专供
多重天然成分　适用各种复杂皮肤环境
高效补水 改善皮肤状态

Cinderella® Care Cosmetics product series is exclusively for high-end beauty salons.
Containing multiple natural ingredients that help fight various environmental factors affecting your skin.
Hydrating your skin efficiently to improve your skin condition.

Zone Clean® Hypochlorite Disinfectant Series

With non-electrolytic hypochlorous acid as its main ingredient (having a PH of 4.6 to 6.6 with available chlorine content of 130 to 176), our Zone Clean® Hypochlorite Disinfectant Series is largely used in the disinfection of home, public spaces (e.g. hospitals and hotels), fruits, vegetables, tableware and pet areas. These products use food-grade sodium hypochlorite and food-grade hydrochloric acid as raw materials. We employ highly sensitive sensor CPU-controlled microcircuits and precision micro-pumps to produce this series through the principle of jet flow phase interface reaction to ensure the stability of the main ingredients: NaCl, HClO and purified water. We adopt mixed electrolysis of hypochlorous acid to produce these products, so that they do not contain charged ions and has enhanced stability, weak odor, a shelf-life of 12 months, and with sterilizing power approximately three times higher than disinfectants using traditional electrolysis. Unlike this series, disinfectants using traditional electrolysis of hypochlorous acid usually have a shelf life of approximately 3 months because they contain charged ions which lead to greater instability, decomposition and evaporation. We tailor this product offering mix to catering to different use needs. We offer a diverse range of product sizes, including portable packs of 50ml and 80ml, family packs of 500ml and 1L, and volume packs of 5L and 25L.

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Product Testing

As described below in greater detail, our hygiene and disinfection products are subject to regulation by one or more regulatory agencies in the PRC, including the National Health Commission and the Ministry of Health, which have adopted numerous regulations that govern how we can market, sell and distribute these products. See “INFORMATION ABOUT NEWCO AND QIANZHI – Governmental Regulations – PRC Laws and Regulations”. Before we can commercialize our hygiene products, we must be able to substantiate the efficacy and safety of these products consistent with applicable regulatory requirements. Pursuant to the requirements of the Infectious Disease Prevention and Control Law of the PRC, the Disinfection Management Measures, and the Regulations on Hygiene and Safety Evaluation of Disinfection Products, prior to commercial introduction of covered products, the party responsible for the product must file a qualified hygiene and safety evaluation report with the appropriate provincial health administrative department, which conducts a formal review of the health and safety evaluation report. Presently, Qianzhi has eight (8) hygiene and disinfection products, all of which are filed with the National Disinfection Product Online Platform.

To demonstrate compliance, we contract with third-party certification firms to assess the efficacy of these products. For products in the Qianzhi Yang® Private Care Series, testing and certification is performed by CAS Testing Technical Services (Guangzhou) Co., Ltd. or Hubei Pulyn Standards Technical Services Co., Ltd., which conduct an array of assessments on the bactericidal effect of these products on a number of bacteria, including Candida albicans, Escherichia coli, and staphylococcus. Similarly, for our Zone Clean® hypochlorous acid disinfectant product line, testing and certification is performed by Hubei Pulyn Standards Technical Services Co., Ltd., which performed an array of assessments on the bactericidal effect and safety of these products. The testing is designed to assess the efficacy and safety of these products and compliance with the regulatory standards under applicable PRC regulations. The products in our Qianzhi Yang® Private Care Series and our Zone Clean® Hypochlorite Disinfectant Series satisfy all applicable regulatory standards with a demonstrated bactericidal effect between 90 and 99%. The products in our Qianzhi Yang® Private Care Series and our Zone Clean® Hypochlorite Disinfectant Series satisfy the Technical Standard For Disinfection published by Ministry of Health of the PRC and Hygienic Standard for Disposable Sanitary Products published by General Administration of Quality Supervision, Inspection and Quarantine of the PRC. Please see the discussion under “INFORMATION ABOUT NEWCO AND QIANZHI – Governmental Regulations – PRC Laws and Regulations” for additional details regarding the government regulations that apply to our products.

With respect to our SDRA® Care Cosmetics product line, we purchase these products from a third party supplier which manufactures the product and is responsible for ensuring that the products are manufactured in accordance with all relevant laws and regulations. In selecting the suppliers and manufacturers that we contract with, we inspect their licenses, qualifications and quality control processes to ensure that their products are compliant with applicable laws and regulations. We have entered into a purchase agreement with Guangzhou Ruixi Biochemical Technology Co., Ltd (“Ruixi”) pursuant to which we purchase our SDRA products. Under this agreement, Ruixi is responsible for ensuring that the products comply with relevant laws and regulations, and we have inspection rights. Ruixi holds a Cosmetic Production License issued by Guangdong Provincial Medical Products Administration and all SDRA products are filed with the PRC National Medical Products Administration, which regulates various aspects of the manufacturing and commercialization of cosmetic products, including the ingredients used, results/rates after latest inspection and supervision, and product labeling and packaging to ensure that the functions and specifications of the product claimed by the manufacturer are reasonable and in compliance with applicable regulations.

Product Pipeline

In order to be ready for potentially intensified competition and maintain our industry position, we plan to make significant additional investments in the near future to add new types and features to our existing product offerings, primarily focusing on providing products tailored for women. With the rapid technological development related to women’s health in recent years, in particular the preventing and treatment of HPV, we hope to leverage our legacy products and technologies to create a new range of products supporting the daily health of female consumers. We will spend most of R&D expenses mentioned in “Use of Proceeds” on initial market research and development of these products.

Prepackaged Food Products

Based on our market demand research, as an ancillary promotional arrangement for certain of our customers, we also provide pre-packaged food sales as part of our customer support. These products mainly include fast-moving consumer goods such as rice, red wine, tea, drinking water, and milk. These products are all acquired from various third-party suppliers that we contract with from time to time and are not part of the research and development function of our business operations. In addition, we adjust the variety of these products based on market changes, customer demands and seasonality. As we adjust these products based on changes in consumers’ consumption habits, and each has relatively short sales cycles, we do not consider these products as integral to our overall business operations.

Suppliers

The main raw materials that we procure include olive oil, sodium hypochlorite, soybean oil and ozone antibacterial oil. Other raw materials such as dosing devices and packaging bottles are finished products purchased from third parties. Our purchasing department manages the procurement of raw materials, end products, supplies, packaging materials, and other items in strict accordance with our supplier management system and procurement process to meet other departments’ needs. To ensure product quality, it also annually evaluates our suppliers and forms a list of qualified suppliers. The key suppliers we have had strong partnership with over the years include Shenzhen Bona Pharma Technology Co., Ltd., Shanghai Syntec Additive Limited, and Sunkiss (Shanghai) Biotechnology Co., Ltd.

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The following chart briefly illustrates our procurement process:

Qianzhi is dedicated to maintaining the gold standard in its products, continuous R&D and efficient production process. Unlike many other competitors heavily relying on outsourcing, it controls the production process involving its core technologies to protect its trade secrets and reduce its dependence on contractors. The entire process of producing its ozone-based and disinfectant products is handled by Hubei Qianzhi Biotechnology Co., Ltd., its wholly-owned subsidiary. This approach enables Qianzhi to have a high degree of confidence in ensuring stable production processes and delivering its products with consistent quality. The core components of its products are all produced on its production lines, following strict production standards, except for packaging materials and purchased raw materials, for which it adopts a customized solution to purchasing purely based on product needs. Its products are subject to self-testing and testing by nationally recognized third-party testing agencies such as CAS TESTING and PULYN to ensure its consistency in product quality. In addition, Qianzhi continuously invests in R&D to maintain its leadership in technologies and meet customer expectations.

As mentioned above, we also offer our beauty salon customers the opportunity to purchase pre-packaged food and beverage products that we source from various third-party commercial suppliers such as wholesalers or trading firms.

Customers

Qianzhi Biotech operates in the business-to-business and business-to-consumer models. Our chairwoman, Ms. Xiaoqin Lin, has been in the beauty industry for over 20 years, and has a strong understanding of the needs of downstream market customers such as beauty salons and personal care product dealers. Qianzhi’s management and marketing teams possess significant experience in the beauty industry and have targeted a wide pool of high-quality customers with whom we are working to develop long-term relationships. In addition to providing high-quality products to downstream customers, we also train them on the products and provide after-sales services to assist in their end-user sales efforts and enhance customer satisfaction and loyalty. Our sales department also holds regular sales training sessions so that our customers with unsatisfactory sales performance can improve their outcomes. Meanwhile, we have put in place strict mechanisms to disqualify and terminate our relationships with any downstream customers who make false advertising claims about our products, exaggerate their efficacy, or impair our image or brands.

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As of March 31, 2024, approximately 90% of our revenue was derived from sales in Guangdong Province, China, and 10% was derived from sales in Fujian Province and other provinces of China. Female consumers accounted for 80.75% of our Qianzhi Yang® product series, with male consumers accounting for 19.25%. Most consumers purchasing our skincare products were female users, generally between 40 and 65.

Research and Development

Hubei Qianzhi, our main production base, has entered into a cooperation agreement with Professor Hong Jiang and his team from Wuhan University to create a core R&D team headed by Professor Jiang and comprised of over 20 members who have strong expertise, industry experience and practical abilities.  This R&D team has been working closely to explore new technologies and create strong technical barriers to our competitors for our products. In the future, Professor Jiang is expected to provide additional technical support and guidance for research and development of our new products. Professor Jiang Hong is an associate professor at the School of Basic Medical Science, Wuhan University, a researcher of the Key Laboratory of Pesticide Development and Application Technology of the Ministry of Agriculture, a member of the Society for Vector Biology and Control, the Chinese Preventive Medicine Association, and an expert on prevention and control of small animals for the National Oncomelania and Schistosoma Preservation Base/Human Parasite Depository.

Market Opportunities; Use of Proceeds

As the economy has recovered from the COVID-19 pandemic and continued to grow, public health and hygiene awareness has increased, and we believe that consumers have a greater concern about disease prevention than before. As a company providing health and hygiene products to the public, we will strive to seize new opportunities to offer safer and more effective health and hygiene disinfection products to more consumers.

To enable us to develop new market penetration strategies and open new markets for our products, we intend to use a portion of the proceeds we receive from this Business Combination for business expansion and market development purposes, including analyzing new potential markets for our products and further researching consumer behaviors to expand our potential customer base. This may include efforts to introduce our products into foreign markets.

Qianzhi operates in the personal care industry which is highly competitive and growing in China. The development and commercialization of personal care products is facing intense competition, and the personal care industry features rapid technological changes, fierce competition, and intellectual property protection. In addition, consumer interest in natural and environmentally friendly cosmetics is also increasing. As a result, we intend to use a portion of the proceeds we receive from this Business Combination for the purpose of research and development of new products, to adapt to market changes and develop more new market-oriented products by upgrading existing products (e.g. developing aqueous ozone-based products and valuing feedback across sales channels).

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Manufacturing and Supply Chain

We produce most of the products that we sell to our customers. Ozone-based and disinfectant products are mainly produced by Hubei Qianzhi using leased plants and its own production equipment and technical processes.

At present, Hubei Qianzhi, our wholly-owned subsidiary, has a production plant of nearly 1,000m2 located in Ezhou, Hubei Providence. The plant has a class 10,000 clean laboratory of 500m2 and more than 30 sets of state-of-the-art production equipment that enable us to carry out high-precision and efficient manufacturing operations. All research, development, and experimental activities are carried out in our laboratory environment that is optimized for quality and equipped with state-of-the-art cleaning facilities. Hubei Qianzhi has also obtained the Hygiene License for Disinfectants Manufacturers from the Health Commission of Hubei Province, and all disinfectants we produce have been filed on appropriate national platforms.

We produce our products according to the following process:

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We are able to effectively manage our supply chain to ensure stability in the supply of raw materials and quality control in producing our products, while reducing costs and improving operational efficiency. We have also established long-term relationships with cosmetics manufacturers and plan to build our own cosmetic production lines to have a higher degree of quality control and continuously offer our products.

Distribution Model and Marketing Strategy

In China, we mainly adopt business-to-business and business-to-consumer distribution models. For the business-to-business market, our key customers are companies, social organizations, schools, medical institutions, beauty salons, and government authorities. We have a professional and experienced sales team for this market. Currently, we provide customized hygiene and health solutions and a range of health and wellness products produced on demand for our business-to-business customers.

We started our business-to-consumer business as an effort to diversify in response to the economic downturn following the COVID-19 outbreak in 2019. In addition, we are exploring various retail models and are seeking to sell our products on Taobao, Jingdong, Pinduoduo, Douyin and other mainstream e-commerce platforms in China because their large user base and extensive coverage enable us to expand our sales channels and enhance our brand awareness. Currently, we provide guidance and services to business-to-consumer customers for selection, purchase and use of our products, and offer offline customers more customized product mixes tailoring to their situations and needs.

We have conducted thorough research and analysis to understand consumer needs and purchasing behaviors for our retail model. Specifically, we plan to increase our marketing budget and strengthen our marketing and sales efforts to consolidate our existing business-to-business customer base, and identify and attract new business-to-consumer customers. We seek to enhance our brand visibility by increasing domestic and international media exposure and collaborating with influencers. We also plan to work continuously to refine product designs and functions to improve user experience and satisfaction. These efforts are expected to enable us to expand our market share and increase our brand awareness and user loyalty. We will also focus on optimizing our marketing strategies and enhance product stickiness to expand our sales channels and retain more consumers.

Further, we are in the process of implementing business plans to develop new sales channels and product application scenarios in order to realize our growth targets. For instance, we believe that we will be able to expand industry applications for our ozone sterilization and hypochlorous acid disinfectant products due to the broad range of functional attributes that both product lines possess. For example. Due to the diversity of disinfection targets and the complexity of environments, hypochlorous acid disinfectants can be used for washing produce, pet disinfection, sterilization in aquatic and livestock product factories, and disinfection in kitchens, restaurants, agriculture, forestry, animal husbandry, fishing, laboratories, pharmaceutical factories, nursing homes, hospitals, schools, kindergartens, hotels, and other environments. We intend to implement a multi-pronged marketing approach, including: serving our existing customer base; conducting full-scale marketing through e-commerce and live streaming platforms; forming chain service agencies, providing products, technology, and service guidance at communities nationwide; and establishing an agency model to connect products and services with various institutional settings such as hospitals, health care and medical facilities, schools, hotels, elder-care facilities, and elderly health service platforms.

The customers for the pre-packaged food and beverage products we sell are beauty salons that also purchase our core product lines or the customers of those salons. The pre-packaged food and beverage products are sourced from various third-party suppliers. The specific pre-packaged food and beverage products that we sell change from time to time based on market trends, seasonality and the assessment of the interests of potential customers.

Intellectual Property

We regard our patents, trademarks, service marks, domain names, trade secrets, and similar intellectual property as critical to our success. We rely on a combination of patent, copyright and trademark law, and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this proxy statement/prospectus, we have registered in the PRC:

●	65 trademarks, including 4 pending trademarks;

●	31 patented technologies;

●	4 software copyrights.

Of our patented technologies, 19 relate to our “Qianzhi Yang Intimate Care Series” (ozone-based intimate care products) and 11 relate to our “Zone Clean Hypochlorite Disinfectant Series” (disinfection products). The remaining patent relates to a product under development which we anticipate launching during the fiscal year ending March 31, 2026. We own all of the foregoing patented technologies.

According to Patent Law of the People’s Republic of China, the term of patent rights for inventions is twenty years, the term of patent rights for utility models is ten years, and the term of patent rights for designs is fifteen years, all commencing from the filing date. As of the date of this proxy statement/prospectus, Qianzhi owns 27 patent rights for utility models, which will expire between 2030 and 2032; 3 patent rights for designs, which will expire in 2037; and 1 patent right for an invention, which will expire in 2039.

A detailed summary of the various patent rights we hold is set forth below:

Patents
No.	Related Product	Patent Type	Legal Term (Since Filing)	Expiration Date
1	Ozone-Based Personal Care	Invention	20 years	Sep-29-2039
2	Ozone-Based Personal Care	Utility Model	10 years	Nov-09-2032
3	Ozone-Based Personal Care	Utility Model	10 years	Nov-09-2032
4	Disinfection Product	Utility Model	10 years	Nov-09-2032
5	Disinfection Product	Utility Model	10 years	Nov-09-2032
6	Disinfection Product	Utility Model	10 years	Nov-09-2032
7	Disinfection Product	Utility Model	10 years	Nov-09-2032
8	Disinfection Product	Utility Model	10 years	Nov-09-2032
9	Ozone-Based Personal Care	Utility Model	10 years	Sep-14-2030
10	Ozone-Based Personal Care	Utility Model	10 years	Sep-14-2030
11	Ozone-Based Personal Care	Utility Model	10 years	Sep-14-2030
12	Disinfection Product	Utility Model	10 years	Sep-14-2030
13	Ozone-Based Personal Care	Utility Model	10 years	Sep-24-2030
14	Ozone-Based Personal Care	Utility Model	10 years	Sep-24-2030
15	Ozone-Based Personal Care	Utility Model	10 years	Sep-24-2030
16	Disinfection Product	Utility Model	10 years	Aug-08-2032
17	Disinfection Product	Utility Model	10 years	Jul-06-2032
18	Disinfection Product	Utility Model	10 years	Jul-14-2032
19	Ozone-Based Personal Care	Utility Model	10 years	Jul-31-2032
20	Ozone-Based Personal Care	Utility Model	10 years	Nov-12-2031
21	Ozone-Based Personal Care	Utility Model	10 years	Sep-26-2031
22	Ozone-Based Personal Care	Utility Model	10 years	Sep-26-2031
23	Ozone-Based Personal Care	Utility Model	10 years	Sep-13-2031
24	Ozone-Based Personal Care	Utility Model	10 years	Sep-13-2031
25	Ozone-Based Personal Care	Utility Model	10 years	Oct-22-2031
26	Ozone-Based Personal Care	Utility Model	10 years	Aug-29-2031
27	Ozone-Based Personal Care	Utility Model	10 years	Dec-30-2030
28	Disinfection Product	Utility Model	10 years	Mar-01-2030
29	Ozone-Based Personal Care	Design	15 years	Nov-09-2037
30	Ozone-Based Personal Care	Design	15 years	Nov-09-2037
31	Ozone-Based Personal Care	Design	15 years	Nov-09-2037

We are committed to developing and protecting our intellectual property and filing patent applications to protect our technologies. We have adopted internal methods to strengthen the protection of our trade secrets and other intangible assets.

Facilities

Our principal administrative office is located at 17 Floor, Tower B, Jingji 100, Luohu District, Shenzhen City, covering an area of approximately 700m2 with a lease term from May 2023 to September 2026. The total monthly rental is RMB118,548. This space is mainly used by us as our administration, marketing and sales department headquarters.

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Our medical grade production laboratory is located at No. 71, Fanchuan Avenue, Economic Development Zone, Ezhou City, Hubei Province. The laboratory and the manufacturing workshop cover an area of over 1,000 m2 and houses our product research and development department, production lines, and administrative office for our employees in Hubei.

The table below sets out the details of our leased properties:

Company	Address	Area/m2	Term	Monthly Rental/¥ Yuan

Shenzhen Qianzhi Biotechnology Co., Ltd	1705, 17 Floor, Tower B, Jingji 100, Luohu District, Shenzhen City,	177.75	2023/9/1-2026/8/31	31,995
Shenzhen Qianzhi Health Management Co., Ltd.Qianzhi Health	1703, 17 Floor, Tower B, Jingji 100, Luohu District, Shenzhen City,	171.06	2023/9/1-2026/8/31	30,790
Shenzhen Qianzhi Biotech Co.,Ltd.	1701, 17 Floor, Tower B, Jingji 100, Luohu District, Shenzhen City,	309.79	2023/8/1-2026/7/31	55,762
Hubei Qianzhi Biotechnology Co., Ltd	No. 71, Fanchuan Avenue, Economic Development Zone, Ezhou City, Hubei Province	879	2019/5/1-2025/12/31	18,898

We believe that the facilities that we currently lease are adequate to meet our needs for the foreseeable future.

Employees and Management

We have established a team specialized in production and research and development, a team responsible for operation and management, and a sales team.

Our production and research and development team consists of a group of technical experts who are well versed in a variety of advanced technologies and innovative methodologies, and work to drive product upgrades and research and development innovations. The operation and management team consists of individuals with management experience in well-known companies both domestically and abroad, who have experience and ability in marketing operations, project management and customer service. The team is committed to refining Qianzhi’s operational processes, improving its efficiency and ensuring that Qianzhi’s business development keeps abreast with market demand. Our sales team consists of sales professions with proficient sales skills and extensive customer networks, who are able to effectively promote our products and establish long-term and stable partnerships with our customers.

As of the date of this proxy statement/prospectus, we have 38 full-time employees at the following companies:

Company:	Number
Qianzhi Biotechnology	10
Hubei Qianzhi	16
Jiangxi Qianzhi	6
Qianzhi Bio-tech	4
Qianzhi Health	2
Total	38

We provide our employees with fringe benefits including, among others, team building activities, holiday leaves, care giving and knowledge training. We also make contributions to the social insurances and housing fund (“Five Social Insurances and One Housing Fund”) for all employees in accordance with the laws, and hold regular training on industry regulations and personal health and safety of employees.

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Our employees have not formed any labor union or association. We arrange in-house training from time to time to enhance our employees’ skills required in their corresponding positions. Our success depends on our ability to attract, retain and motivate qualified employees. We strive to provide our employees with competitive compensation packages, humane management solutions and a positive, energetic and creative work environment. We believe that a good working relationship with the employees will be the foundation for the sustainable development of a responsible company.

Insurance

As required by regulations in the PRC, we participate in various employee social security plans that are organised by municipal and provincial governments for our full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing insurance. We are required under PRC laws to make contributions from time to time to employee benefit plans for our full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China. We have made adequate social security and housing fund contributions for all employees. We also have joined commercial insurance plan for our employees.

In addition, we maintain various insurance policies to safeguard against certain risks and unexpected events, including product liability insurance for our product lines as well as certain of the pre-packaged foods we purchase from other suppliers. However, we do not have general liability insurance coverage which covers all risks of physical loss, destruction or damage to our production facilities, the inventory of our products and our fixed assets for our other subsidiaries, nor do we maintain property insurance, business disruption insurance or cyber-security insurance or insurance against breaches or loss of data or personal private information of users of our games. Accordingly, our insurance coverage is insufficient to protect us against various types of losses that we may incur in operating our business. Further, there are certain types of losses, such as losses from war, acts of terrorism, outbreak of diseases, earthquakes, typhoons, flooding and other natural disasters, for which we cannot obtain insurance at a reasonable cost or at all.

Seasonality

Our business is not subject to seasonality except with respect to the composition of the pre-packaged food and beverage products that we provide to our beauty salon customers.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

Industry Background and Market Trends

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report of Frost & Sullivan commissioned by Qianzhi in February 2024, entitled “The Independent Industry Research of China Hygiene, Disinfection and Beauty Product Market” (the “Frost & Sullivan Report”). Frost & Sullivan has advised that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

(1) Hygiene and Disinfection Products

According to the annual Statistical Bulletin on Hygiene and Health Development released by the Chinese National Health Commission, cash expenditures on personal hygiene in China has increased from RMB1.51 trillion in 2017 to RMB2.29 trillion in 2022, with a compound annual growth rate of 8.7%.

According to the annual Statistical Communique on National Economic and Social Development released by the National Bureau of Statistics, per capita consumption expenditure in China increased from RMB18.32 thousand in 2017 to RMB24.54 thousand in 2022, with a compound annual growth rate of 6.0%.

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(Source: National Health Commission, National Bureau of Statistics, Frost & Sullivan)

The Covid-19 pandemic caused many people to realize that good hygiene habits and effective disinfection measures are important for preventing diseases. This has led to the development of the hygiene and disinfection market. In addition, the outbreak of the pandemic has also enhanced consumers’ awareness of hygiene and disinfection products available to them, stimulating the demand for such products and promoting the rapid development of the market.

(2) Personal Hygiene Products

According to the previously defined market segments upon difference in personal hygiene product usage , hygiene products for personal care can be categorized into three general categories: basic personal hygiene products (which include products such as soaps, hand sanitizers, bath & shower products, face and body care products), intimate hygiene products and other hygiene products.

According to Frost & Sullivan, the personal hygiene market size was valued at RMB 428.9 billion in 2018, which increased to RMB 635.6 billion by 2022. The noticeable market growth was attributed to the increasing recognition of the significance of personal hygiene in prevention of disease and preserving health, as well as the rise of e-commerce which has facilitated consumers’ access to a wide variety of products, including imported items. Furthermore, the pandemic also contributed to the increased awareness towards personal care and hygiene.

As such, the growth of personal hygiene product market is anticipated to continue with an expected increased market size of RMB 951.1 billion in 2027 at a CAGR of 8.3% according to Frost & Sullivan.

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(Source: Frost &Sullivan)

(3) Daily Disinfectants

The market size of daily disinfectants in China has more than doubled from 2018 to 2022, increasing from RMB1.07 billion in 2018 to RMB2.68 billion in 2022.

Daily disinfectants mainly include hypochlorous acid disinfectants, 75% alcohol disinfectants, and 84 disinfectants. Compared with other daily disinfectants, hypochlorous acid disinfectants have several advantages, such as no alcohol, non-irritating odor, relatively low concentration, low corrosiveness, low toxicity to humans, high disinfection efficiency, high safety, and a wide range of applications. After the outbreak of COVID-19, the awareness of disinfectants has improved significantly, and the demand for hypochlorous acid disinfectants has increased rapidly.

In the future, the market size of daily disinfectants is expected to expand, reaching RMB3.77 billion in 2027. As an efficient, safe, and environmentally friendly disinfectant, we believe that hypochlorous acid disinfectant holds certain market potential. With ongoing technological advancement, the stability and convenience of hypochlorous acid disinfectant are expected to improve, promoting further uses.

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(Source: Frost & Sullivan)

(4) Hygiene and Disinfection Products and Female Hygiene Market

a. Expanding Market Scale

With the improvement of living standards in the PRC, the enhancement of health awareness, and the impact of COVID-19, demand for hygiene and disinfection products has grown. With the further improvement of health awareness and increased attention on disease prevention, the penetration rate of hygiene and disinfection products is expected to continue to increase. In addition to uses in family life, it is anticipated that use of these products will be expanded to a wider range of fields. For instance, schools, supermarkets, sports and entertainment venues, and other public places are anticipated to introduce hygiene and disinfection products to ensure public hygiene. As a result, the market size of the hygiene and disinfection products is expected to continue to expand.

b. Personalized and Diversified Products

The demand for hygiene and disinfection products tends to be personalized and customized. People are willing to use hygiene and disinfection products which can match their specific needs. Since the preferences of individuals are different, personalized products can better meet the diversified needs of consumers, promoting the innovation and diversity of the market.

In the future, manufacturers of hygiene and disinfection products will be expected not only to provide general products but also to launch products with different specifications, different functions, and different materials to meet consumers’ needs. For example, hygiene and disinfection products like hygienic ozone products and hypochlorous acid disinfectants will have more types and application scenarios to meet the specific needs and preferences of various consumers.

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c. Potential in the Female Market

Affected by physiological factors, women are more likely to face hygiene issues, especially intimate hygiene problems, such as vaginitis, cervical erosion, HPV, etc. As education levels, income levels, and economic autonomy of females increase, women are placing greater emphasis on personal hygiene and life quality.

In the past, female health awareness was mostly “treating diseases”, suggesting they would take corresponding measures only when issues arose. However, we have seen a gradual shift in awareness towards “disease-free prevention”, that is, paying more attention to health maintenance and disease prevention. This change has promoted the development of the female hygiene and disinfection market. Female consumers are becoming more inclined to buy safe and efficient hygiene and disinfection products to meet their needs for personal hygiene.

(5) Cosmetic and Skincare Products

Beauty products can be simply categorized as makeup products and skin care products. In recent years, driven by factors such as increases in income levels, growth of the beauty economy, and innovation in sales channels, the market size of China’s cosmetic and skincare products has expanded. From 2018 to 2022, the market size of cosmetic and skincare products in China increased from RMB260.6 billion to RMB406.6 billion.

As per capita disposable income continues to grow, the penetration rate of cosmetic and skincare products in lower-tier cities is expected to increase. Changes in aesthetic consciousness have also led to increased attention by men on makeup and skincare. Further, as cosmetic skills continue to improve, consumers are increasingly pursuing the sophistication of makeup, and their demand for cosmetic and skincare products has become more refined, giving rise to more subcategories. In addition, the innovation of marketing channels for cosmetic and skincare brands is also expected to promote the development of the market. Emerging channels such as e-commerce, live streaming and new beauty collection stores can provide brands with more opportunities to interact with consumers and promote products.

Based on these factors, the market size of China’s cosmetic and skincare products is expected to expand to RMB580.0 billion in 2027.

(Source: Frost & Sullivan)

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(6) The Hygienic Ozone Products Market Trend

a. The Increase Penetration Rate of Ozone Anti-Microbial

According to the strength of antibiotic properties, hygienic ozone products can be divided into ozone bacteriostats and ozone antimicrobials. Ozone antibacterial agents can inhibit or hinder bacterial growth and reproduction and its activity; however, their ability to remove bacteria is weak. Ozone bacteriostats can kill bacteria or inhibit bacterial growth and reproduction and their activity with a strong ability to remove bacteria.

At present, companies with strong technical capabilities in the industry mainly produce antimicrobials, while companies with relatively weaker technical capabilities primarily focus on producing bacteriostats. In the future, with the increasing demand for hygiene and health products and the overall improvement in industry-wide technical capabilities, the penetration of ozone antimicrobials is expected to expand.

b. Variety in Product Types and Extensive Application Scenarios

According to different product dosage forms, hygienic ozone products can be divided into oil products, gel products, and water products. At present, the main products are mostly ozone oil (oil products) and ozone gel. For instance, vegetable oil usually serves as a base to produce oxidation products with antibacterial effects through the reaction of ozone and unsaturated fatty acids in vegetable oil. Oil and gel products are mostly smeared and cannot be sprayed, which limits their applications to a certain extent.

With the development of newer technologies, some companies are actively developing more stable and convenient dosage forms, such as solid particles, powders, and water agents to adapt to the developing market. The development of dosage forms can extend the use range and application scenarios of hygienic ozone products.

c. Common Distribution Channels of Hygiene Ozone Product

At present, hygienic ozone products are mostly used for bacteriostat and antimicrobials of skin mucous membranes and intimate areas. The main distribution channels include private clinics and beauty salons.

With the introduction of new products, the application of ozone products is likely to be more diversified, so as to broaden its distribution channels. For example, new ozone products such as ozone disinfectant spray, which is being researched, are portable, easy to use and can be conveniently deployed in various environments such as homes, offices, and public transportation. These products can be distributed through multiple channels such as e-commerce, daily retail stores, and pharmacies.

Governmental Regulations

PRC Laws and Regulations

As we conduct our operations through our subsidiaries in the PRC, with our operations team, management, and facilities located in mainland China, we are subject to the laws and regulations of the PRC, including intellectual property, employment, social welfare, insurance, and taxation regulations. Below is a summary of the major PRC laws, rules, and regulations applicable to our current business.

PRC Regulation of Health Care Products

In recent years, the National Health Commission and other related departments have issued a series of policies to support and standardize the development of the hygiene and disinfection industry, promoting the development of the market. These policies have put forward the requirements for product quality and safety standards, encouraging industrial innovation and technology research and promoting the hygiene and disinfection market to develop in a healthier and more efficient way. The following is a summary of the PRC rules and regulations applicable to our products, including our Qianzhi Yang® Private Care Series (Ozone-based products) and our Zone Clean® Hypochlorite Disinfectant Series.

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In 2009, the Ministry of Health released the Regulations on Application and Acceptance of Hygiene License for Disinfectants Manufacturers and Disinfection Service Institutions, which states that disinfectants manufacturers shall obtain a hygiene license issued by the provincial health administrative department in their locality before engaging in the production of disinfectants. Disinfection service institutions shall obtain a hygiene license issued by the provincial health administrative department in their location before carrying out disinfection services. Disinfectants manufacturers should submit specified documents when applying for a hygiene license.

In 2002, the Ministry of Health released the Catalogue of Disinfectants classified disinfectants in detail, including: Disinfectants and disinfection equipment, Hygiene products and Disposable medical supplies.

In 2005, the Ministry of Health released the Notice of the Ministry of Health on Adjusting the Supervision and Licensing Scope of Disinfectants, which states that products specifically intended for disinfection or antimicrobial purposes on human feet, eyes, nails, underarms, scalp, hair, nasal mucosa, and other specific areas will no longer be accepted, approved, or regulated as disinfectants. Skin and mucous membrane disinfectants, antimicrobial and bacteriostat must not claim to have disinfection or antimicrobial effects on specific areas such as human feet, eyes, nails, underarms, scalp, hair, nasal mucosa, and others.

Also in 2005, the Ministry of Health released the Management Standards of Disinfectants Label Instructions, which stated that antimicrobial and bacteriostat are prohibited from labeling the contents of high-efficiency, non-toxic, disinfectants, sterilization, antibacterial, anti-inflammatory, disease treatment, reduction or relief on disease symptoms, prevention of sexual diseases, spermicide, contraception, antibiotics, hormones, and other prohibited contents.

In 2006, the Ministry of Health released the Regulations on the Acceptance of Health Administrative Licensing Applications for Disinfectants and disinfection equipment by the Ministry of Health. It states that the application and acceptance of disinfectants and disinfection equipment shall strictly follow the provisions of the Hygiene Administrative Licensing Procedure of Health Related Products.

In 2009, the Ministry of Health released the Notice of the Ministry of Health on Carrying out the Special Action to Rectify the Illegal Affairs of Disinfectants. It states that supervision and inspection should be carried out strictly on the manufactures in accordance with the Hygienic Standards for Disinfectants Manufacturers. NHC will focus on checking whether the raw materials are consistent with the formula ingredients and registrations and whether the raw material warehouse has substances and ingredients prohibited by the Ministry of Health.

Also in 2009, the Ministry of Health released the Hygienic Standards for Disinfectants Manufacturers. It states that disinfectants manufacturers need to meet relevant requirements in terms of factory environment, factory layout, factory sanitation, equipment, materials and warehousing, personnel, etc.

Additionally, the Ministry of Health released the Hygiene Licensing Provisions for Disinfectants Manufacturers. It states that the organizations and individuals engaged in the production and repackaging of disinfectants in China must apply for the Hygiene License of Disinfectants Manufacturers in accordance with these provisions.

In 2014, the National Health and Family Planning Commission released the Regulations on Health and Safety Evaluation of Disinfectants. It states that the product standards for disinfectants, antimicrobial, and bacteriostat should include hygienic quality requirements for raw materials (e.g. grade and purity), technical requirements (e.g. sensory indicators, physicochemical indicators, microbiological indicators, microbiocidal indicators) and inspection methods.

In 2014, the National Health and Family Planning Commission released the Hygienic Supervision Standards for Disinfectants. It states that conduct classification management for disinfectants according to the usage and the risk level. The first type is disinfectants with high risk that require strict management to ensure safety and effectiveness. The second type is disinfectants that have moderate risk and require strengthened management to ensure safety and effectiveness. The third type is hygiene products (except antimicrobial and bacteriostat) with a lower level of risk and the safety and effectiveness can be ensured by implementing routine management. When the same disinfectant involves different categories, it should be managed according to the higher risk category.

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The National Health and Family Planning Commission released the Notice of the National Health and Family Planning Commission on Further Strengthening the Supervision of Disinfectants During and After the Event in 2015. It states that each region should further strengthen the in-process and post-supervision of disinfectants, promote daily supervision and inspection, random sampling, notification, credit management and other methods, highlight problem orientation and risk management, and formulate annual supervision and inspection plans for the prominent problems and weak links in disinfectants supervision.

In 2015, the National Health and Family Planning Commission released the Notice of the National Health and Family Planning Commission on Serious Investigation and Punishment of Illegal Activities such as Exaggerated Propaganda of Antimicrobial and Bacteriostat. It states that each region should severely crack down on the illegal and exaggerated promotion of antimicrobial and bacteriostat, and strictly enforce illegal and non-compliant enterprises. Strengthen the construction of credit system for disinfectants manufacturers, establish a system for listing bad records of these enterprises, and legally disclose information on unqualified products.

In 2017, the National Health Commission released the Disinfectants Management Measures. It states that related enterprises should carry out health safety assessments in accordance with relevant provisions and meet the requirements of hygiene standards and hygiene norms. When the product is launched, the health safety evaluation report should be submitted to the provincial health and family planning administrations for a record, and the record shall provide materials in accordance with the provisions.

In 2018, the National Health Commission released the Notice of the National Health Commission on the Launch of the National Disinfectants Online Filing Information Service Platform. It states that the National Information Service Platform will be launched and put into operation on October 8, 2018. Its main purpose is to provide online filing services for health and safety evaluation of disinfectants for disinfection product responsibility units, and to provide standardized and unified information services for social supervision and information inquiry, social credit system construction, and supervision agencies to carry out in-process and post event supervision and law enforcement.

That same year, the National Health Commission released the Technical Requirements for Hygienic Safety Evaluation of disinfectants in 2018. It states that the proposed comprehensive evaluation of the effectiveness and health safety of disinfectants, including product labels, instructions, inspection reports, enterprise standards or quality standards and health license.

In 2019, the National Health Commission released the Letter of the National Health Commission on Public Solicitation of the List of effective ingredients of Antimicrobial and Bacteriostat (draft for comments) again. It states that for effective ingredients of antimicrobial and bacteriostat not yet included in the list, disinfectants manufacturers meeting the following requirements may submit applications to the Disinfection Professional Standards Committee. Upon assessment and validation of the safety and efficacy, these ingredients can be added as supplementary additions to the list.

In 2019, the National Health Commission released the Notice of the National Health Commission on Further Strengthening the Supervision of Disinfectants. It states that provincial health administrations should effectively enhance service awareness, improve the examination and approval process of disinfectant manufacturers, and constantly improve the approval efficiency and quality. Besides, they should audit disinfectant manufacturers strictly in accordance with related regulations, such as Health Licensing Provisions of Disinfectant Manufactures.

According to the Food Safety Laws of the People’s Republic of China (2021 Amendment), “Prepackaged Food” refers to food which is packed or made in packing materials or containers in a predetermined fixed quantity. Any companies conduct the selling of prepacked food must obtain filing certificates from the food safety authorities. Qianzhi and its subsidiaries have all acquired relevant filing certificates.

In 2022, the National Health Commission released the Notice of the National Health Commission on Further Strengthening the Supervision and Administration of Antimicrobial and Bacteriostat. It states that all units should fully recognize the importance of supervision and management of antimicrobial and bacteriostat, consider it as a vital aspect of safeguarding public health, ensure meticulous and effective implementation of supervision and management of antibacterial agents, etc.

PRC Regulations Related to Companies and Foreign Investment

The establishment, operation, and management of corporate entities in China are governed by the PRC Company Law, which was promulgated on December 29, 1993 and last amended with immediate effect on October 26, 2018. Under the PRC Company Law, companies are generally classified into two categories: limited liability companies and limited companies by shares. The Company Law also applies to foreign-invested limited liability companies and companies limited by shares. According to the Company Law, the provisions otherwise prescribed by the laws on foreign investment shall prevail.

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The Market Entrance Rules for Foreign Investment

Market entrance for investment activities in mainland China by foreign investors is mainly governed by the Guidance Catalogue of Encouraged Industries for Foreign Investment (2020 Version), or the Catalogue, which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on December 27, 2020, and became effective on January 27, 2021, and the Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version), or the Negative List, which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2022. The Catalogue lists the encouraged industries for foreign investment, and the Negative List identifies the prohibited and restricted industries for foreign investment. If the investment falls within an “encouraged” category in the Catalogue, such foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If the investment falls within the “restricted” category on the Negative List, such foreign investment may be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the mainland China party, depending on the particular industry. If the investment falls within a “prohibited” category on the Negative List, no foreign investment of any kind is allowed. Any investment that occurs within an industry not falling into any of three categories mentioned above is classified as a permitted industry for foreign investment.

The Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law (the “Foreign Investment Law”), which took effect on January 1, 2020 and replaced the three governing laws on foreign investments in mainland China, namely, the PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law, together with their implementation rules and ancillary regulations. The Regulations for the Implementation of the Foreign Investment Law, which were promulgated by the State Council on December 26, 2019, and became effective on January 1, 2020, further clarified and elaborated the relevant provisions of the Foreign Investment Law. According to the Foreign Investment Law and the Implementation Regulations for the Foreign Investment Law, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations (the “foreign investors”) within the territory of the PRC, including the following circumstances: (i) a foreign investor establishes a foreign-funded enterprise within the territory of the PRC, either alone or together with any other investor; (ii) a foreign investor acquires shares, equities, property shares, or any other similar rights and interests of a PRC enterprise; (iii) a foreign investor invests in any new project within the territory of the PRC, either alone or together with any other investors; or (iv) a foreign investor invests in any other way as stipulated under the laws or administrative regulations or provided by the State Council. The Foreign Investment Law and its Implementation Rules embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in mainland China, and establish the basic framework for the access of, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

The Foreign Investment Law grants national treatment to foreign invested enterprises, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that FIEs operating in foreign restricted industries will require market entry clearance and other approvals from relevant PRC authorities. If a foreign investor is found to invest in any prohibited industry as stipulated in the Negative List, such foreign investor may be required to, among other things, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit or have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the Negative List, the relevant competent department shall order the foreign investor to make corrections within a prescribed time limit and take necessary measures to meet the requirements of the special administrative measure for restrictive access. Moreover, legal liability may be imposed if foreign investors were found to be in violation with the provisions for the access of foreign investment under the Negative List.

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In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in mainland China, including, among others, that a foreign investor may freely transfer into or out of mainland China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within mainland China; local governments shall abide by their commitments to foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Furthermore, the Foreign Investment Law provides that FIEs established according to the previous PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law before the Foreign Investment Law was enacted may maintain their structure and corporate governance within five years commencing from January 1, 2020.

On December 30, 2019, the MOFCOM and the State Administration for Market Regulation (formerly known as the State Administration for Industry and Commerce) jointly promulgated the Measures for Reporting of Foreign Investment Information, or the Foreign Investment Reporting Measures, which came into effect on January 1, 2020 and replaced the Interim Administrative Measures for the Record-filing of the Establishment and Modification of Foreign-invested Enterprises. The Foreign Investment Reporting Measures establish an online reporting system for foreign investment instead of the previous requirement of the MOFCOM filing and/or approval procedures. Pursuant to the Foreign Investment Reporting Measures, for foreign investment carried out directly or indirectly within mainland China, foreign investors or FIEs shall submit investment information for establishments, modifications and dissolution and annual reports of the FIEs through the online reporting system.

On December 19, 2020, the NDRC and the MOFCOM promulgated the Measures for Security Review of Foreign Investment, which became effective on January 18, 2021, pursuant to which, security review shall be conducted if foreign investments affecting or likely to affect national security. The Foreign Investment Security Review Mechanism in charge of organization, coordination and guidance of foreign investment security review is thereunder established. A working mechanism office shall be established under the NDRC and led by the NDRC and the MOFCOM to undertake routine work on the security review of foreign investment. According to the Measures for Security Review of Foreign Investment, foreign investment activities falling within the scope such as important cultural products and services, important information technologies and Internet products and services, important financial services, key technologies and other important fields that concern national security while obtaining the ultimate control over the enterprise invested in, a foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment.

PRC Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Exchange Administrative Regulations promulgated on January 29, 1996 and last amended on August 5, 2008, and various regulations issued by the State Administration of Foreign Exchange of the PRC, or SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currencies outside China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires prior approval from the SAFE or its local branch.

Payments for transactions that take place in China must be made in Renminbi. Unless otherwise approved, PRC domestic companies may not repatriate payments denominated in foreign currencies received from abroad or retain the same abroad. Foreign-invested enterprises may retain foreign currencies under the current account with designated foreign exchange banks subject to a limit set by the SAFE or its local branch. Foreign currencies under the current account may be either retained or sold to a financial institution engaged in the settlement and sale of foreign currencies pursuant to the relevant SAFE rules and regulations. For foreign currencies under the capital account, approval by the SAFE is generally required for the retention or sale of such foreign currencies to a financial institution engaged in settlement and sale of foreign currencies.

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Pursuant to the Circular on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment promulgated by the SAFE on November 19, 2012 and last amended on December 30, 2019, or the SAFE Circular 59, approval of the SAFE is not required for opening a foreign exchange account and depositing foreign currencies into the accounts relating to direct investments. The SAFE Circular 59 also simplifies foreign exchange-related registration required for foreign investors to acquire the equity interest in PRC domestic companies and further improves the administration of foreign exchange settlement for foreign-invested enterprises. The Circular on Further Simplifying and Improving the Foreign Exchange Administration Policies for Direct Investment promulgated by the SAFE and effective on June 1, 2015 and last amended on December 30, 2019, or the SAFE Circular 13, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment, and simplifies the procedure for foreign exchange-related registration. Pursuant to the SAFE Circular 13, investors must register with banks for direct domestic investment and direct overseas investment.

Pursuant to SAFE Circular 19 which became effective on June 1, 2015 and was last amended on December 30, 2019, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to SAFE Circular 19, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis; a foreign-invested enterprise must truthfully use its capital for its own operating purposes within the scope of business; and where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the foreign-invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement, pending payment with the foreign exchange administration or the bank at the place where it is registered.

The SAFE Circular 16, promulgated by the SAFE and effective on June 9, 2016, stipulates that PRC domestic companies may also convert their foreign debts denominated in foreign currencies into Renminbi on a self-discretionary basis. The SAFE Circular 16 also provides an integrated standard for conversion of foreign exchange under capital account items (including foreign exchange capital and foreign debts) on a self-discretionary basis, which applies to all PRC domestic companies.

According to the PRC Market Entities Registration Administrative Regulations promulgated by the State Council on July 27, 2021 and effective on March 1, 2022, and other laws and regulations governing foreign-invested enterprises and company registrations, the establishment of a foreign-invested enterprise and any capital increase and other major changes in a foreign-invested enterprise must be registered with the SAMR or its local counterparts, and must be filed via the foreign investment comprehensive administrative system, if such foreign-invested enterprise does not involve special market-entry administrative measures prescribed by the PRC government.

On October 23, 2019, the SAFE issued the Circular on Further Promoting Cross-Border Trade and Investment Facilitation. This circular allows foreign-invested enterprises whose approved business scopes do not contain equity investment to use their capital obtained from foreign exchange settlement to make domestic equity investment as long as the investment is real and complies with the foreign investment-related laws and regulations. In addition, this circular stipulates that qualified enterprises in certain pilot areas may use their capital income from registered capital, foreign debt, and overseas listing, for the purpose of domestic payments without providing authenticity certifications to the relevant banks in advance for those domestic payments. Payments for transactions that take place in China must be made in Renminbi. Income denominated in foreign currencies received by PRC domestic companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by the SAFE.

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Pursuant to the foreign exchange laws and regulations, when setting up a new foreign-invested enterprise, the foreign-invested enterprise must register with a bank located at its place of registration after obtaining its business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including any increase in its registered capital or total investment, the foreign-invested enterprise must register such changes with the bank located at its place of registration after obtaining approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application.

Loans by Foreign Companies to Their PRC Subsidiaries

A loan made by foreign investors as shareholders in a foreign-invested enterprise is considered foreign debt in China and is regulated by various laws and regulations, including the PRC Regulation on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debt Tentative Provisions, and the Administrative Measures for Registration of Foreign Debt. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen business days after the entering of the foreign debt contract. Pursuant to these rules and regulations, the balance of the foreign debts of a foreign-invested enterprise cannot exceed the difference between the total investment and the registered capital of the foreign-invested enterprise.

On January 12, 2017, the PBOC promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9. Pursuant to PBOC Notice No. 9, within a transition period of one year from January 12, 2017, foreign-invested enterprises may adopt the currently valid foreign debt management mechanism, or the mechanism as provided in PBOC Notice No. 9 at their own discretions. PBOC Notice No. 9 provides that enterprises may conduct independent cross-border financing in Renminbi or foreign currencies as required. Pursuant to PBOC Notice No. 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) will be calculated using a risk-weighted approach and cannot exceed certain specified upper limits. PBOC Notice No. 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for enterprises is 200% of its net assets, or the Net Asset Limits. Enterprises must file with SAFE in its capital item information system after entering into the relevant cross-border financing contracts and prior to three business days before drawing any money from the foreign debts.

Offshore Investment by PRC Residents

Under the Circular on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-Trip Investment by Domestic Residents via Special Purpose Vehicles issued by the SAFE and effective on July 4, 2014, or SAFE Circular 37, PRC residents are required to register with local branches of the SAFE in connection with their direct or indirect offshore investment in overseas special purpose vehicles directly established or indirectly controlled by PRC residents for offshore investment and financing with their legally owned assets or interests in PRC domestic companies, or their legally owned offshore assets or interests. Such PRC residents are also required to amend their registrations with the SAFE when there is a change to the basic information of the special purpose vehicles, such as changes of an individual PRC resident, the name or operating period of the special purpose vehicles, or when there is a significant change to the special purpose vehicles, such as changes of the individual PRC residents’ increase or decrease of the capital contribution in the special purpose vehicles, or any share transfer or exchange, merger, or division of the special purpose vehicles. At the same time, the SAFE issued the Operation Guidance for Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which took effect on July 4, 2014, as an attachment to the SAFE Circular 37.

Under the SAFE Circular 13, PRC residents may register with qualified banks instead of the SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas direct investment. The SAFE and its branches will implement indirect supervision over foreign exchange registration of direct investment via the banks.

Failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in restrictions on foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, the capital inflow from the offshore entities, and settlement of foreign exchange capital, and may also subject relevant onshore company or PRC residents to penalties under foreign exchange administration regulations of mainland China.

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Regulations on Outbound Direct Investment

On December 26, 2017, the NDRC promulgated the Administrative Measures on Overseas Investments of Enterprises, or NDRC Order No. 11, which took effect on March 1, 2018. According to NDRC Order No. 11, non-sensitive overseas investment projects are required to make record filings with the NDRC or its local branch. On September 6, 2014, MOFCOM promulgated the Administrative Measures on Overseas Investments, which took effect on October 6, 2014. According to such regulation, overseas investments of PRC enterprises that involve non-sensitive countries and regions and non-sensitive industries must make record filings with the MOFCOM or its local branch. The Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment was issued by SAFE on November 19, 2012 and last amended on December 30, 2019, under which PRC enterprises must register for overseas direct investment with local banks. The shareholders or beneficial owners who are PRC entities are required to be in compliance with the related overseas investment regulations. If they fail to complete the filings or registrations required by overseas direct investment regulations, the relevant authority may order them to suspend or cease the implementation of such investment and make corrections within a specified time.

Regulations on Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by foreign-invested enterprises in mainland China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Regulations. According to the regulatory mechanism provided by the above-mentioned laws, a foreign-invested enterprise in mainland China may only pay dividends out of accumulated profits (if any) determined in accordance with PRC accounting standards and regulations. The PRC companies (including foreign-invested enterprises) are required to draw at least 10% of their after-tax profits into the statutory reserve fund until the relevant reserve fund reaches 50% of their registered capital, except as otherwise provided by the laws on foreign investment; and no profit shall be distributed before making up any loss in the previous fiscal year. Retained profits for previous fiscal years may be distributed together with distributable profits for the current fiscal year.

PRC Regulations relating to Taxation

Enterprise Income Tax

Pursuant to the EIT Law promulgated by the SCNPC on March 16, 2007, which became effective January 1, 2008 and was last amended on December 29, 2018, enterprises shall be classified into resident enterprises and non-resident enterprises. The income tax rate for resident enterprises is 25%, while the income tax rate for non-resident enterprises is 20%. According to the EIT Law and the Implementation Regulations for the Enterprise Income Tax Law of the PRC (the “Implementation Regulations for EIT Law”) issued by the State Council on December 6, 2007, which became effective January 1, 2008 and were last amended on April 23, 2019, enterprise income tax shall be payable by a resident enterprise for the income derived from or accruing in or outside the PRC. Enterprise income tax shall be payable by a non-resident enterprise with office or premises within the territory of the PRC for the income derived from or accruing in the PRC by its office or premises, and the income derived from or accruing outside the PRC for which its office or premises has a de facto relationship. Where the non-resident enterprise has no office or premises within the territory of the PRC or the income derived or accrued has no de facto relationship with its office or premises, enterprise income tax shall be payable by the non-resident enterprise for the income derived from or accruing in the PRC at a reduced rate of 10%.

Value-Added Tax

According to the PRC Provisional Regulations on Value-Added Tax last amended on November 19, 2017 and its implementation rules last amended on October 28, 2011, unless stipulated otherwise, taxpayers who sell goods, labor services, or tangible personal property leasing services, or import goods will be subject to a 17% tax rate; taxpayers who sell transport services, postal services, basic telecommunications services, construction services, or real property leasing services, sell real property or transfer land use rights will be subject to an 11% tax rate; and taxpayers who sell services or intangible assets will be subject to a 6% tax rate. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax, pursuant to which all enterprises and persons engaged in the sale of goods, provision of processing, repairing, and replacement services, sales of services, intangible assets, and real property, and the importation of goods into the territory of mainland China are VAT taxpayers.

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According to the Announcement on Relevant Policies for Deepening Value-Added Tax Reform effective on April 1, 2019, the generally applicable value-added tax rates are simplified as 13%, 9%, 6%, and 0%, and the value-added tax rate applicable to small-scale taxpayers is 3%.

Dividend Withholding Tax

The PRC Enterprise Income Tax Law stipulates that an income tax rate of 10% applies to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are derived from sources within China.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income and other applicable laws of mainland China, if a Hong Kong resident enterprise is determined by the competent tax authority to have satisfied the relevant conditions and requirements, the 10% withholding tax rate on the dividends received by the Hong Kong resident enterprise from a PRC resident enterprise may be reduced to 5%. According to the Circular on Several Questions Regarding the Beneficial Owner in Tax Treaties, which was issued by the SAT on February 3, 2018 and took effect on April 1, 2018, when determining an applicant’s status as the beneficial owner regarding tax treatments in connection with dividends, interest, or royalties in the tax treaties, several factors are considered, including whether the applicant is obligated to pay over 50% of the income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levies tax at an extremely low rate, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

Pursuant to the Circular 7 issued by the SAT on February 3, 2015 and last amended on December 29, 2017, an indirect transfer of assets, including equity interest in a PRC resident enterprise, by non-PRC resident enterprises may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a reasonable commercial purpose of the transaction arrangement, several factors are considered, including whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets, whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China, and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature that is evidenced by their actual function and risk exposure. The Circular 7 does not apply to sales of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular 37, which was amended by the Announcement of the State Administration of Taxation on the Revision to Certain Taxation Regulatory Documents issued by the SAT on June 15, 2018. The Circular 37 further elaborates the relevant implementing rules regarding the calculation, reporting, and payment obligations of the withholding tax by non-PRC resident enterprises. Nevertheless, there remain uncertainties as to the interpretation and application of the Circular 7. The Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-PRC resident enterprises, being the transferors, were involved.

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Regulations on Mergers and Acquisitions and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory authorities, including MOFCOM and CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, effective as of September 8, 2006 and later revised on June 22, 2009, which governs the mergers and acquisitions of domestic enterprises by foreign investors. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals intends to acquire equity interests or assets of any other PRC domestic company affiliated with such PRC companies or individuals, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC individuals or companies shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. After the 2019 PRC Foreign Investment Law and its Implementation Regulations became effective on January 1, 2020, the provisions of the M&A Rules remain effective to the extent they are not inconsistent with the 2019 PRC Foreign Investment Law and its Implementation Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, collectively the Overseas Listing Filing Rules, which became effective on March 31, 2023. According to the Overseas Listing Filing Rules, the offering or listing of shares, depository receipts, convertible corporate bonds, or other equity-like securities by a PRC domestic company in an overseas stock market, whether directly or indirectly through an offshore holding company, should be filed with the CSRC. The determination of whether any offering or listing is “indirect” will be made on a “substance over form” basis.

Under the Overseas Listing Filing Rules, the reporting entity shall submit filing materials including but not limited to a report to the CSRC within three business days after submitting listing applications to an overseas stock market. Once listed overseas, the reporting entity will be further required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to the CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or relevant competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with the CSRC within three business days thereafter.

The CSRC also published the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies on February 17, 2023, or the Notice on the Overseas Listing Filing and the set of Q&A published on the CSRC’s official website, which are in connection with the release of the Overseas Listing Filing Rules. The CSRC clarifies that (i) on or prior to the effective date of the Overseas Listing Filing Rules, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (ii) a transition period will be granted to domestic companies until September 30, 2023, which, prior to the effective date of the Overseas Listing Filing Rules, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing prior to September 30, 2023, they shall file with the CSRC according to the requirements.

Based on the Overseas Listing Filing Rules, PRC domestic companies are primarily responsible for compliance with the rules. Violation of the Overseas Listing Filing Rules or the completion of an overseas listing in breach of the Overseas Listing Filing Rules may result in a warning and a fine ranging from RMB1,000,000 to RMB10,000,000. Furthermore, the directly responsible supervisors and other directly liable persons of the relevant PRC domestic companies may be subject to warning and a fine ranging from RMB500,000 to RMB5,000,000, and the controlling shareholders and actual controllers of the relevant PRC domestic companies may be subject to a fine ranging from RMB1,000,000 to RMB10,000,000.

On February 24, 2023, the CSRC issued Provisions on Strengthening Confidentiality and Archiving Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which became effective on March 31, 2023 and specify that during the overseas issuance of securities and listing activities of domestic enterprises, domestic enterprises and securities companies and securities service institutions that provide relevant securities services shall, by strictly abiding by the relevant laws and regulations of mainland China and the requirements therein, establish sound confidentiality and file work systems, take necessary measures to implement confidentiality and file management responsibilities, and shall not leak national secrets and undermine national and public interests. Files such as the work manuscripts generated in the PRC by securities companies and securities service institutions that provide relevant securities services for overseas issuance and listing of securities by domestic enterprises shall be kept in the PRC. The transmission of any such working papers to recipients outside China must be approved in accordance with the applicable PRC regulations. Where files or copies thereof need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant regulations of mainland China.

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PRC Regulations Related to Leasing

Pursuant to the Law on Administration of Urban Real Estate of the PRC, which was promulgated by the SCNPC on July 5, 1994, was last amended on August 26, 2019, and became effective on January 1, 2020, the lessor and lessee are required to enter into a written lease contract when leasing premises, which contains such provisions as the lease term, the use of the premises, the rental and repair liability, and other rights and obligations. Both the lessor and lessee are required to register the lease with the real estate administration department. If the lessor and lessee fail to go through the registration procedures, both lessor and lessee may be subject to fines.

According to the PRC Civil Code, the lessee may sublease leased premises to a third party, subject to the consent of the lessor. Where a lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease if the lessee subleases the premises without the consent of the lessor. In addition, if the lessor transfers the premises, the lease contract between the lessee and the lessor will remain valid.

On December 1, 2010, the Ministry of Housing and Urban-Rural Development promulgated the Administrative Measures for Leasing of Commodity Housing, which became effective February 1, 2011. According to such measures, the lessor and lease are required to enter into lease contracts which should generally contain specified provisions, and lease contracts should be registered with the relevant construction or property authorities at the municipal or county level within 30 days after the conclusion of lease contracts. If a lease contract is extended or terminated or if there is any change to the registered items, the lessor and the lease are required to effect alteration registration, extension of registration, or deregistration with the original relevant construction or property authorities within 30 days after the occurrence of such extension, termination, or alteration.

Regulations on Product Liability and Consumer Protection

On May 28, 2020, the National People’s Congress approved the PRC Civil Code, which took effect on January 1, 2021. According to the Civil Code, if defective products are identified after they have been put into circulation, their manufacturers or sellers must timely take remedial measures such as warning announcement and product recall. If damage arises from a defective product, the aggrieved party may seek compensation from either the manufacturer or the seller of the product. If the defect is caused by the seller, the manufacturer will be entitled to seek indemnification from the seller upon compensation of the aggrieved party. If the products are manufactured or sold with known defects causing deaths or severe health issues, punitive damages may be claimed in addition to compensatory damages.

Pursuant to the PRC Product Quality Law last amended on December 29, 2018, a manufacturer is prohibited from making or selling products that do not meet applicable standards and requirements for safeguarding human health and ensuring human and property safety. Products must be free from unreasonable dangers threatening human and property safety. Where a defective product causes physical injury to a person or property damage, the aggrieved party may claim compensation against the manufacturer or the seller of the product. Manufacturers and sellers of non-compliant products may be ordered to cease the manufacture or sale of the products and could be subject to confiscation of the products or fines. Income from sales in contravention of such standards or requirements may also be confiscated, and in severe cases, the business license may be revoked.

Our business is subject to a variety of consumer protection laws, including the PRC Consumer Rights and Interests Protection Law, which was amended in 2013 and took effect on March 15, 2014. This law imposes stringent requirements and obligations on business operators. For example, business operators should guarantee that the products and services they provide satisfy the requirements for personal or property safety, and provide consumers with authentic information about the quality, function, usage, and term of validity of the products or services. Failure to comply with these consumer protection laws could subject us to administrative sanctions, such as the issuance of a warning, confiscation of illegal income, imposition of fines, an order to cease business operations, or revocation of business licenses, as well as potential civil or criminal liabilities.

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PRC Regulations Related to Intellectual Property

Copyright

Copyright is protected by (i) the Copyright Law of the PRC, promulgated by The Standing Committee of the National People’s Congress (the “SCNPC”) on September 7, 1990, last amended on November 11, 2020, and effective from June 1, 2021, and (ii) the Implementation Regulations of the Copyright Law of PRC, issued by the State Council on August 2, 2002 and last amended on January 30, 2013, which provided provisions on the classification of works and the obtaining and protection of copyright and the related rights.

The Computer Software Copyright Registration Measures, promulgated by the National Copyright Administration (the “NCA”) on February 20, 2002, regulate registrations of software copyright and exclusive licensing contracts for software copyright and transfer contracts. The NCA is the competent authority for the nationwide administration of software copyright registration, and the PRC Copyright Protection Center is designated as the software registration authority. The PRC Copyright Protection Center shall grant registration certificates to the Computer Software Copyrights applicants, which conform to the provisions of both the Computer Software Copyright Registration Measures and the Computer Software Protection Regulations.

Trademark

Pursuant to (i) the Trademark Law of the PRC, promulgated by the SCNPC on August 23, 1982, last amended on April 23, 2019, and effective from November 1, 2019 and (ii) the Implementation Regulations of the Trademark Law of the PRC, which were promulgated by the State Council on August 3, 2002, became effective on September 15, 2002, and were most recently amended on April 29, 2014, the validity period of registered trademarks is 10 years, commencing from the date of registration approval. A trademark registrant who intends to continue using the registered trademark upon the expiry of its validity period shall go through the formalities of renewal within 12 months before the expiry according to the relevant provisions. Registrants may be granted a grace period of six months if they fail to do so. The validity period of each renewal is 10 years, commencing from the day after the expiry date of the last validity period of the registered trademark. The trademark registration will be canceled if the renewal procedures are not completed within the grace period.

Patent

Patents are protected by (i) the PRC Patent Law, which was promulgated on March 12, 1984, was last amended on October 17, 2020, and became effective from June 1, 2021, and (ii) the Implementation Rules for the Patent Law of the PRC, which were promulgated by the State Council on June 15, 2001 and last amended on January 9, 2010. A patentable invention or utility model must meet three conditions: novelty, inventiveness, and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds, or substances obtained by means of nuclear transformation. The Patent Office under the National Intellectual Property Administration is responsible for receiving, examining, and approving patent applications. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, otherwise the use will constitute an infringement of the rights of the patent holder. Patents are divided into three types, namely “inventions,” “utility models,” and “designs.” An invention patent is valid for 20 years, a design patent is valid for 15 years, and a utility model patent is valid for 10 years.

Domain Names

Domain names are protected by (i) the Administrative Measures of Internet Domain Names, issued by the Ministry of Industry and Information Technology (the “MIIT”) on August 24, 2017 and effective from November 1, 2017, and (ii) the Implementing Rules on Registration of China Country Code Top-level Domain Names, issued by China Internet Network Information Center on June 18, 2019 and effective therefrom. The MIIT is the regulatory body responsible for the administration of PRC internet domain names. The China Internet Network Information Center is responsible for the administration of registration of China country code top-level domain names. Domain name registrations are processed by the domain name registration service agencies established pursuant to the relevant provisions. The applicants become domain name holders upon successful registration.

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Trade Secrets

According to the PRC Anti-Unfair Competition Law promulgated by the SCNPC on September 2, 1993 and last amended on April 23, 2019, a “trade secret” refers to technical and business information that is unknown to the public, may create business interests or profits for its legal owners or holders, and is maintained as a secret by its legal owners or holders. Under the Anti-Unfair Competition Law, business operators are prohibited from infringing others’ trade secrets by: (i) obtaining the trade secrets from the legal owners or holders by any unfair methods such as theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (ii) disclosing, using, or permitting others to use the trade secrets obtained illegally under item (i) above; (iii) disclosing, using, or permitting others to use the trade secrets in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets confidential; or (iv) instigating, inducing, or assisting others to violate a confidentiality obligation or to violate a rights holder’s requirements on keeping the confidentiality of trade secrets, disclosing, using, or permitting others to use the trade secrets of the rights holder. If a third party knows or should have known the above-mentioned illegal conduct but nevertheless obtains, uses, or discloses trade secrets of others, the third party may be deemed to have misappropriated the others’ trade secrets.

Business operators who violate the provisions of the Anti-Unfair Competition Law and cause others to suffer damages shall bear civil liability, and where the legitimate rights and interests of a business operator are harmed by unfair competition, the business operator may file a lawsuit with a People’s Court. The amount of compensation for a business operator who suffer damages due to unfair competition shall be determined on the basis of the actual losses suffered as a result of the infringement; where it is difficult to ascertain the actual losses, the amount of compensation shall be determined in accordance with the benefits gained by the infringing party from the infringement. If a business operator maliciously commits an act of infringing trade secrets and the case is serious, the amount of compensation may be determined at not less than one time and not more than five times the amount determined in accordance with the foregoing method. The amount of compensation shall also include reasonable expenses paid by the business operator to stop the infringement. If it is difficult to ascertain the actual losses suffered or benefits gained, the People’s Court shall, in consideration of the extent of the infringement, award compensation of less than RMB5,000,000 to the rights holder. Additionally, government authorities shall stop any illegal activities which infringe upon trade secrets and confiscate the illegal income from the infringing parties, and impose a fine between RMB100,000 to RMB1,000,000 (or where the circumstances are serious, between RMB500,000 to RMB5,000,000).

Pursuant to the PRC Criminal Law promulgated by the National People’s Congress on July 1, 1979 and last amended on December 26, 2020, anyone that commits any of the following acts of trade secrets infringement, if the circumstances are serious, shall be sentenced to a fixed-term imprisonment of not more than 3 years and/or shall be fined; if the circumstances are especially serious, the infringing party shall be sentenced to a fixed-term imprisonment of not less than 3 years but not more than 10 years and shall be subject to fines: (i) obtaining trade secrets from their legal owners or holders through unfair methods such as theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (ii) disclosing, using, or permitting others to use trade secrets obtained illegally under item (i) above; (iii) disclosing, using, or permitting others to use trade secrets in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets confidential. Any person who has knowledge of the circumstances referred to above but nevertheless obtains, discloses, uses or allows others to use such trade secrets shall be deemed to have infringed upon trade secrets.

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PRC Regulations Related to Employment and Social Welfare

The Labor Contract Law

According to the PRC Labor Law, promulgated on July 5, 1994 and last amended on December 29, 2018, enterprises and institutions shall establish and improve their system of workplace safety and sanitation, strictly abide by state rules and standards on workplace safety, and educate laborers in labor safety and sanitation in China. Labor safety and sanitation facilities shall comply with national standards. Enterprises and institutions shall provide laborers with safe workplace and sanitation conditions that are in compliance with state stipulations and the relevant articles of labor protection. The PRC Labor Contract Law, which was implemented on January 1, 2008 and amended on December 28, 2012, primarily governs the rights and duties of employees and employers, including the establishment, performance, and termination of labor contracts. Pursuant to the PRC Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and the laborers. Enterprises and institutions are prohibited from forcing laborers to work beyond the stipulated work time limit, and employers shall pay laborers for overtime work in accordance with relevant laws and regulations. In addition, labor wages shall not be lower than local standards on minimum wages and shall be paid to laborers in a timely manner.

Social Insurance and Housing Fund

Pursuant to (i) the Regulation of Insurance for Labor Injury, enacted on January 1, 2004 and amended on December 20, 2010, (ii) the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, (iii) the Decisions on the Establishment of a Unified Program for Basic Old-Aged Pension Insurance for Employees of Corporations of the State Council issued on July 16, 1997, (iv) the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, (v) the Unemployment Insurance Measures promulgated on January 22, 1999, and (vi) the Social Insurance Law of the PRC, implemented on July 1, 2011 and amended on December 29, 2018, enterprises are obliged to provide their employees in China with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance, and medical insurance. These payments are made to local administrative authorities and any employer that fails to contribute may be fined and ordered to make up within a prescribed time limit.

In accordance with the Regulations on the Management of Housing Provident Funds, which was promulgated by the State Council on April 3, 1999 and last amended on March 24, 2019, enterprises must register at the competent managing center for housing provident funds and upon the examination by such managing center of housing provident funds, these enterprises are required to complete procedures for opening an account at the relevant bank for the deposit of employees’ housing provident funds. Enterprises are also required to pay and deposit housing provident funds on behalf of their employees in full and in a timely manner.

Regulations on Cyber Security and Privacy Protection

Internet Information and Data Security

Pursuant to the PRC Cybersecurity Law issued by the SCNPC on November 7, 2016 and implemented on June 1, 2017, the state shall implement the multi-level protection scheme for network cybersecurity. Network operators shall, according to the requirements of laws and requirements as well as the mandatory requirements of national and industry standard, develop internal security management mechanisms, take technical measures and other necessary measures to ensure network security and stable operation. Under the Cybersecurity Law of PRC, where network operators provide network access and domain registration services for users, handle network access formalities for fixed-line or mobile phone users, or provide users with information release services, instant messaging services and other services, they shall require users to provide true identity information, or otherwise, the network operators shall not provide them with relevant services. The PRC Cybersecurity Law also specifies that the network operators shall provide technical support and assistance to public security organs and state security organs for safeguarding national security and crime investigation activities. Network operators in violation of the provisions of this law may be subject to penalties, such as being ordered to make rectifications, given warnings or fines, confiscated of unlawful gains, ordered to a temporary suspension of operations, a suspension of business for corrections, closing down of websites, revocation of relevant operations permits, etc.

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According to the PRC Data Security Law passed by the SCNPC on June 10, 2021 and implemented on September 1, 2021, the state establishes a classified and tiered system for data protection. When conducting data processing activities, one shall comply with laws and regulations, establish a sound, full-range data security and management system, organize and conduct data security education and training as well as take corresponding technical measures and other necessary measures to protect data safety. The use of the internet and other information networks to carry out data processing activities shall, on the basis of the multi-level protection scheme for network cybersecurity, fulfil the obligations of data security protection. The handlers of important data shall, in accordance with relevant provisions, carry out risk assessment on their data processing activities on a regular basis and submit risk assessment reports to the relevant competent authorities. Relevant organizations and individuals shall cooperate with public security departments or state security organs in obtaining data for the purpose of safeguarding state security or investigating crimes according to law. Those who fail to fulfil the obligations of data security protection and provide important data abroad in violation of the law will be ordered to correct, warned, fined, suspended with their business or suspended for rectification, or revoked of relevant business licenses.

According to the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, jointly issued by the General Office of the CPC Central Committee and the General Office of the State Council on July 6, 2021, China will strengthen the standard review in data security, cross-border data flow and confidential information management.

On December 8, 2022, the MIIT issued the Administrative Measures for Data Security in the Field of Industry and Information Technology, or the Data Security Measures in the IT Field, which took effect on January 1, 2023. Data Security Measures in the IT Field provide that all businesses which handle industrial and telecoms data in China are required to categorize such information into “general,” “important” and “core” and businesses processing “important” and “core” data shall comply with certain filing and reporting obligations. Industrial data refer to data produced and collected in the course of research and development design, manufacturing, operation and management, operating and maintenance, and platform operation in various sectors and fields of industry. Telecoms data refer to the data generated and collected in the course of telecommunications business operations. In accordance with the Data Security Measures in the IT Field, the industrial and telecommunication data handlers shall classify data firstly based on the data’s category and then based on its security level on a regular basis, to classify and identify data based on the industry requirements, business needs, data sources and purposes and other factors, and to make a data classification list. In addition, the industrial and telecommunication data handlers shall establish and improve a sound data classification management system, take measures to protect data based on the levels, carryout key protection of critical data, implement stricter management and protection of core data on the basis of critical data protection, and implement the protection with the highest level of requirement if different levels of data are processed at the same time. The Data Security Measures in the IT Field also impose certain obligations on industrial and telecommunication data handlers in relation to, among others, implementation of data security work system, administration of key management, data collection, data storage, data usage, data transmission, provision of data, publicity of data, data destruction, safety audit and emergency plans, etc.

The Administrative Provisions on Security Vulnerability of Network Products (Provisions) was jointly promulgated by the MIIT, the CAC and the MPC on July 12, 2021 and became effective on September 1, 2021. Network product providers, network operators as well as organizations or individuals engaging in the discovery, collection, release and other activities of network product security vulnerability are subject to the Provisions and shall establish channels to receive information of security vulnerability of their respective network products and shall examine and fix such security vulnerability in a timely manner. In response to the Cybersecurity Law, network product providers are required to report relevant information of security vulnerability of network products with the MIIT within two days and to provide technical support for network product users. Network operators shall take measures to examine and fix security vulnerability after discovering or acknowledging that their networks, information systems or equipment have security loopholes. According to the Provisions, the breaching parties may be subject to monetary fine as regulated in accordance with the Cybersecurity Law. Since the Provisions is relatively new, uncertainties still exist in relation to its interpretation and implementation.

According to the Regulations of Security Protection for Critical Information Infrastructure, or the CII Protection Regulations, issued by the State Council on July 30, 2021 and implemented on September 1, 2021, critical information infrastructure means network facilities and information systems in important industries and fields — such as public communication and information services, energy, transportation, irrigation, finance, public services, e-government, and science and technology industries for national defense — that may seriously endanger national security, national economy and people’s livelihood, and public interests in the event that they are damaged or lose their functions or their data are leaked. The Regulations emphasize that no individual or organization may engage in any activity of illegally hacking into, interfering with, or damaging any critical information infrastructure or endanger the critical information infrastructure security.

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On April 13, 2020, the Measures for Cybersecurity Review was jointly promulgated by the CAC, the NDRC, the MIIT, the MPC, the Ministry of State Security, the MOF, the MOFCOM, the People’s Bank of China, or the PBOC, the SAMR, the National Radio and Television Administration, the National Administration of State Secrets Protection and the State Cryptography Administration, revised on December 28, 2021 by the aforementioned departments and the CSRC, and the Revised Measures for Cybersecurity Review was formally implemented on February 15, 2022. According to the Revised Measures for Cybersecurity Review, operators of online platforms with personal information of more than one million users must file a cybersecurity review with the Cybersecurity Review Office when they pursue listing in a foreign country. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security. The specific implementation rules on cybersecurity review are subject to further clarification by subsequent regulations.

On July 7, 2022, the CAC issued the Measures for the Security Assessment of Cross-border Data Transfer, effective and implemented on September 1, 2022. The Measures for the Security Assessment of Cross-border Data Transfer applies to the security assessment conducted by data handlers where they provide overseas parties with important data and personal information collected and generated during the operation in the PRC. Based on the Measures for the Security Assessment of Cross-border Data Transfer, data handlers shall apply for the security assessment of data cross-border transfer to the national cyberspace administration through the provincial cyberspace administration in the place where they operate if they provide data outside China and fall into one of the following conditions: a data handler shall apply to competent authorities for security assessment prior to transferring any data abroad if the transfer involves (i) important data; (ii) personal information transferred overseas by a CIIO and a data handler that has processed personal information of more than one million individuals; (iii) personal information transferred overseas by a data handler who has already provided personal information of 100,000 persons or sensitive personal information of 10,000 persons overseas since January 1 of the previous year; or (iv) other circumstances as requested by the CAC.

On November 14, 2021, the CAC issued the Regulations on Network Data Security Management (draft for public comments), data handlers who carry out the following activities, according to relevant regulations in China, shall apply for cybersecurity review: (i) the merger, reorganization or division of internet platform operators that have gathered a large amount of data resources related to national security, economic development and public interests, which affects or may affect national security; (ii) the data handlers who process personal information of at least one million users apply for listing in a foreign country; (iii) the data handlers’ listing in Hong Kong affects or may affect national security; (iv) other data processing activities that affect or may affect national security. Large internet platform operators who set up headquarters or operation centers or research and development centers overseas shall report to the national cyberspace administration and the competent authorities. As of the date of this proxy statement/prospectus, the Regulations have not been formally adopted.

Personal Privacy Protection

Under the Several Provisions on Regulating the Market Order of Internet Information Services issued by the MIIT on December 29, 2011 and effective on March 15, 2012, the Decision on Strengthening the Protection of Online Information issued by the SCNPC and implemented on December 28, 2012, the Order for the Protection of Telecommunications and Internet User Personal Information issued by the MIIT and implemented on July 16, 2013, and the Cybersecurity Law of the PRC issued by the SCNPC on November 7, 2016 and implemented on June 1, 2017, any collection and use of a user’s personal information must be legal, rational and necessary, and the user should be clearly notified the purposes, methods and scopes of collecting and using information, channels for enquiring and correcting information, and the consequence of refusal to provide information. An internet information service provider shall be prohibited from divulging, tampering or destroying any personal information, or selling or providing such information to other parties. Any violation of these laws and regulations may subject to warnings, fines, confiscation of illegal gains, revocation of licenses, cancelation of filings, closedown of websites or even criminal liabilities.

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The Methods of Identifying Illegal Acts of Apps to Collect and Use Personal Information jointly promulgated and implemented by the CAC, the MIIT, the MPC and the SAMR on November 28, 2019 clarifies specific circumstances of illegal collection of information, including “failing to publish the rules on the collection and use of personal information”, “failing to explicitly explain the purposes, methods and scope of the collection and use of personal information”, “collecting and using personal information without the users’ consent”, “collecting personal information unrelated to the services it provides and beyond necessary principle”, “providing personal information to others without the users’ consent”, and “failing to provide the function of deleting or correcting the personal information according to the laws” or “failing to publish information such as ways of filing complaints and reports”.

Pursuant to the PRC Civil Code adopted by the National People’s Congress on May 28, 2020 and implemented on January 1, 2021, the personal information of natural persons is protected by law. Any organization or individual must legally obtain the relevant personal information of others and must ensure the security of the relevant information, and must not illegally collect, use, process or disseminate the personal information of others, nor illegally trade, provide or disclose the personal information of others.

According to the Personal Information Protection Law of the PRC adopted by the SCNPC on August 20, 2021 and implemented from November 1, 2021, the personal information of natural persons shall be protected by law. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s separate consent shall be obtained before operation of such individual’s sensitive personal information, e.g., biometric characteristics and individual location tracking, (ii) personal information operators operating sensitive personal information shall notify individuals of the necessity of such operations and the influence on the individuals’ rights, (iii) if personal information operators reject individuals’ requests to exercise their rights, individuals may file a lawsuit with a People’s Court.

The SAMR issued the Standard of Information Security Technology Personal Information Security Specification (2017 edition), which took effect in May 2018, and the Standard of Information Security Technology Personal Information Security Specification (2020 edition), which took effect in October 2020. Pursuant to these standards, any entity or person who has the authority or right to determine the purposes for and methods of using or processing personal information are seen as a personal data controller. Such personal data controller is required to collect information in accordance with applicable laws, and prior to collecting such data, the information provider’s consent is required.

Regulations on Environmental Protection

Pursuant to the PRC Environmental Protection Law promulgated by the SCNPC on December 26, 1989, last amended on April 24, 2014 and implemented from January 1, 2015, any entity which discharges or will discharge pollutants during the course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation and other hazards produced during such activities.

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QIANZHI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this filing. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this filing.

References in this section to “we,” “our,” “us,” or the “Company,” are to Qianzhi.

Overview

We are a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications. The majority of our products are ozonated, oil-based and infused with formulated herbal ingredients. our other proprietary products include ozonated disinfectant products produced by ambient temperature ozone curing technology. We believe that our ozonated disinfectants are safer, more environmentally friendly and more efficient, as compared to traditional alcohol, chlorine or phenol-based disinfectants. Our operations span the entire value chain of personal care and disinfection products, from R&D, production, to sales and marketing.

Proposed Business Combination with Bowen

On January 18, 2024, Bowen, Bowen Merger Sub, a wholly owned subsidiary of Bowen, Qianzhi, which became a wholly-owned subsidiary of NewCo upon the closing of the Restructuring, and NewCo entered into the Business Combination Agreement. The Business Combination Agreement contemplates that, at the closing of the Business Combination, upon the terms and subject to the conditions of the Business Combination Agreement, Merger Sub will merge with and into NewCo, with NewCo being the surviving company of the Merger and becoming a wholly owned subsidiary of Bowen. In preparation for the Transactions, Qianzhi completed the Restructuring in which it became a wholly owned subsidiary of NewCo by the issuance of ordinary shares of NewCo to the former holders of ordinary shares of the Qianzhi in exchange for such ordinary shares of Qianzhi.

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Bowen is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Bowen will represent a continuation of the financial statements of Qianzhi with the Transactions treated as the equivalent of Qianzhi issuing shares for the net assets of Bowen, accompanied by a recapitalization. The net assets of Bowen will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Qianzhi in future reports of New Bowen.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Our Ability to Retain Existing Customers or Attract Additional Customers and Increase the Spending Per Customer

Our major customers are cosmetics retailers, beauty salons and health care centers. For the six months ended September 30, 2024, one customer accounted for 16.6% of our total revenue. For the six months ended September 30, 2023, two customers accounted for 31.8% and 11.8% of our total revenue, respectively. For the year ended March 31, 2024 and 2023, one customer accounted for 11.5% and 11.2% of our total revenue, respectively. Our top 10 customers aggregately accounted for 52.3% and 75.6% of the total revenue for the six months ended September 30, 2024 and 2023, respectively. Our top 10 customers aggregately accounted for 42.6% and 35.3% of the total revenue for the years ended March 31, 2024 and 2023, respectively. Our dependence on a small number of larger customers could expose us to the risk of substantial losses if a single large customer stops purchasing our products, purchases fewer of our products or goes out of business and we cannot find substitute customers on equivalent terms. If any of our significant customers reduces the quantity of the products they purchase from us or stops purchasing from us, our net revenues would be materially and adversely affected. Therefore, the success of our business in the future depends on our effective marketing efforts to expand our distribution network. The success of expansion will depend upon many factors, including our ability to form relationships with, and manage an increasing number of, customers base and optimize our distribution network. If our marketing efforts fail to convince customers to accept our products, we may find it difficult to maintain the existing level of sales or to increase such sales. Should this happen, our net revenues would decline and our growth prospects would be severely impaired.

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Our Ability to Increase Awareness of Our Brands and Develop Customer Loyalty

Our brands, such as “Qian Zhi Yang”, “SDRA” and “Zone Clean”, are well-recognized among our clients. Our brands are integral to our sales and marketing efforts. We believe that maintaining and enhancing our brand name recognition in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and is an important element in our effort to increase our customer base. Successful promotion of our brand names will depend largely on our marketing efforts and ability to provide reliable and quality products at competitive prices. Brand promotion activities may not necessarily yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in marketing activities. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract new customers or retain our existing customers, in which case our business, operating results and financial condition, would be materially adversely affected.

Our Ability to Compete Successfully

The personal hygiene and disinfectant industry in China is highly competitive and constantly evolving. The development and commercialization of new hygiene and disinfectant products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. We will face competition with respect to our current and future hygiene and disinfectant product candidates from major cosmetics companies in China. The increase in consumers’ demand for health and beauty products has resulted in rapid commercialization in hygiene and disinfectant products, which has increasingly attracted the attention of some large-scale companies. Some of our current or potential competitors may have significantly greater financial resources and expertise in research and development, manufacturing, and marketing than we do, which could result in our competitors establishing a strong market position before our new products are able to enter the market. Additionally, technologies developed by our competitors may render our product candidates uneconomical or obsolete. If we do not compete effectively, our operating results could be harmed.

Government policies may impact our business and operating results.

In recent years, the impact of government policies on our business has not been unfavorable. However, our business and operating results will be affected by the overall economic growth and government policies in the PRC, and our products are currently eligible for certain favorable government tax and other incentives. Although we will seek to adjust as required if and when government policies change, unfavorable changes in government policies and incentives could affect the demand for our products and could materially and adversely affect our results of operations.

Key Financial Performance Indicators

In assessing our financial performance, we consider a variety of financial performance measures, including growth in net revenue and gross profit, our ability to control costs and operating expenses to improve our operating efficiency and net income. Our review of these indicators facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations.”

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Revenue

Our revenue is reported net of all value added taxes (“VAT”). Our products are sold with no right of return and we do not customarily provide credits or sales incentive to customers.

We sell our products to our customers in five broad product categories: ozone sterilization products, hypochlorite disinfection products, cosmetic products, prepackaged food products, and other products, which accounted for 59.6%, 4.1%, 13.5%, 22.6% and 0.2%, respectively, of our total revenue for the six months ended September 30, 2024, and 54.2%, 3.7%, 15.9%, 15.9% and 10.3%, respectively, of our total revenue for the six months ended September 30, 2023. Sales volumes of our ozone sterilization products, hypochlorite disinfection products and cosmetic products increased by 82.9%, 82.3% and 55.3%, respectively, in the six months ended September 30, 2024 as compared to the six months ended September 30, 2023 due to increased customer demand. During this period, revenue from sales of prepackaged food products increased by 121.2%, but revenue from sales of other products decreased by 97.5% due to changes in customer preferences. As a result, our total revenue increased by 54.9% for six months ended September 30, 2024 as compared to six months ended September 30, 2023.

Our ozone sterilization products, hypochlorite disinfection products, cosmetic products, prepackaged food and other products accounted for 52.6%, 3.5%, 11.1%, 29.2% and 3.6%, respectively, of our total revenue for the year ended March 31, 2024, and 55.1%, 16.4%, 8.4%, 11.2% and 8.9%, respectively, of our total revenue for the year ended March 31, 2023. Sales volumes of our ozone sterilization products, hypochlorite disinfection products and cosmetic products decreased by 29.1%, 84.2% and 2.4%, respectively, for the year ended March 31, 2024 as compared to the year ended March 31, 2023 due to decreased customer demand. During this period, revenue from sales of prepackaged food products increased by 80.5%, but revenue from sales of other products decreased by 71.5% due to changes in customer preferences. As a result, our total revenue decreased by 30.4% for the year ended March 31, 2024 as compared to the year ended March 31, 2023.

Gross Profit and Gross Margin

Gross profit is equal to net revenue minus cost of revenue. Cost of revenue consists primarily of the costs of finished goods manufactured and/or the procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenue also includes incremental costs of obtaining sales contracts, which are mainly promotional costs paid to organizers of our sales campaigns in an amount in-line with sales revenues realized from those sales campaigns. Cost of revenue generally changes as our production costs change, as these are affected by factors including the market price of raw materials, labor productivity, the purchase cost of third-party products and promotional costs. Our cost of revenues accounted for 59.3% and 45.5% of our total revenue for the six months ended September 30, 2024 and 2023, respectively. Our cost of revenues accounted for 43.4% and 46.2% of our total revenue for the fiscal year 2024 and 2023, respectively. We expect our cost of revenues to increase as we further expand our operations in the foreseeable future.

Our gross margin was 40.7% for the six months ended September 30, 2024, a decrease by 13.8% from gross margin of 54.5% for the six months ended September 30, 2023. Our gross margin was 56.6% for the year ended March 31, 2024, an increase by 2.8% from gross margin of 53.8% in fiscal year 2023. Our gross margin is impacted by promotional costs, product mix, as some products provide higher gross margins, and prices of our products. These factors led to the increases in our costs of revenue and gross profit and gross margin for the respective periods. See detailed discussion under “Results of Operations”.

Operating Expenses

Our operating expenses consist of selling expenses, general and administrative expenses and research and development expenses.

Selling expenses represents primarily costs of payroll and benefits costs for sales team, business travel and meals expenses, as well as marketing expenses. Our selling expenses accounted for 17.5% and 0.7% of our total revenue for the six months ended September 30, 2024 and 2023, respectively. Our selling expenses accounted for 0.6% and 1.1% of our total revenue for the years ended March 31, 2024 and 2023, respectively. We expect our overall selling expenses, including but not limited to, salaries and travel expenses, to increase in the foreseeable future in connection with the growth of our business, especially as we seek to expand our business and promote our products to customers.

Our general and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses. General and administrative expenses were 56.0% and 53.0% of our revenue for the six months ended September 30, 2024 and 2023, respectively. General and administrative expenses were 60.7% and 15.8% of our revenue for the years ended March 31, 2024 and 2023, respectively. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase as we become a public company upon the completion of this business combination.

Our research and development expenses primarily consist of employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities, and research and development expenses. Research and development expenses were 0.8% and 0.7% of our revenue for the six months ended September 30, 2024 and 2023, respectively. Research and development expenses were 0.9% and 0.4% of our revenue for the years ended March 31, 2024 and 2023, respectively. As we continue to develop new products and diversify our product offerings to satisfy customer demand, we expect our research and development expenses to continue to increase.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the years presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of operations in any period are not necessarily indicative of our future trends.

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Comparison of Results of Operations for the Three Months Ended September 30, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the periods presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

	For the Three Months Ended September 30,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$1,581,400	100.0%	$1,344,986	100.0%	$236,414	17.6%
Cost of revenue	(152,480)	(9.6)%	(84,150)	(6.3)%	(68,330)	81.2%
Promotion cost	(1,087,693)	(68.8)%	(721,324)	(53.6)%	(366,369)	50.8%
GROSS PROFIT	341,227	21.6%	539,512	40.1%	(198,285)	(36.8)%

OPERATING EXPENSES
Selling expenses	41,371	2.6%	5,156	0.4%	36,215	702.4%
General and administrative expenses	900,151	56.9%	92,599	6.9%	807,552	872.1%
Research and development expenses	9,150	0.6%	7,567	0.6%	1,583	20.9%
Total operating expenses	950,672	60.1%	105,322	7.8%	845,350	802.6%

(LOSS) INCOME FROM OPERATIONS	(609,445)	(38.5)%	434,190	32.3%	(1,043,635)	(240.4)%

OTHER INCOME (EXPENSE)
Interest expenses, net	(930)	(0.1)%	(31)	(0.0)%	(899)	2,900.0%
Government subsidies	3,131	0.2%	4,124	0.3%	(993)	(24.1)%
Other (expenses) income, net	(6,348)	(0.4)%	(2,812)	(0.2)%	(3,536)	125.7%
Total other (expenses) income, net	(4,147)	(0.3)%	1,281	0.1%	(5,428)	(423.7)%

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(613,592)	(38.8)%	435,471	32.4%	(1,049,063)	(240.9)%

INCOME TAX (BENEFIT) EXPENSES	(4,181)	(0.3)%	17,603	1.3%	(21,784)	(123.8)%

NET (LOSS) INCOME	$(609,411)	(38.5)%	$417,868	31.1%	$(1,027,279)	(245.8)%

Revenues

We currently sell our products to our customers in five broad product categories: ozone sterilization products, hypochlorite disinfection products, cosmetic products, prepackaged food and other products. Our total revenues increased by $236,414, or 17.6%, to $1,581,400 for the three months ended September 30, 2024 from $1,344,986 for the three months ended September 30, 2023.

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The following table sets forth the breakdown of our revenue for the three months ended September 30, 2024 and 2023, respectively:

	For the Three Months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Revenue from sales of ozone sterilization products	$1,007,559	$785,574	$221,985	28.3%
Revenue from sales of hypochlorite disinfection products	60,391	61,334	(943)	(1.5)%
Sales of third-party products purchased
Revenue from sales of cosmetic products	165,795	129,582	36,213	27.9%
Revenue from sales of prepackaged food	347,655	247,041	100,614	40.7%
Revenue from sales of other products	-	121,455	(121,455)	(100.0)%
Total revenue	$1,581,400	1,344,986	236,414	17.6%

Revenue from sales of ozone sterilization products

Our ozone sterilization products primarily consist of ozone oil used in intimate care products for both female and male customers, as well as cosmetic products with antibiosis and anti-inflammatory effects.

Revenues from sales of our ozone sterilization products increased by 28.3% or $221,985 to $1,007,559 for the three months ended September 30, 2024 from $785,574 for the three months ended September 30, 2023. This increase was mainly attributable to a 47.5% increase in sales volume of our ozone sterilization products from 3,665 cases for the three months ended September 30, 2023 to 5,405 cases for the three months ended September 30, 2024. The increase in revenues was attributable to the recovery of the Chinese economy from the post-pandemic slowdown and demand for our ozone sterilization products increased during the three months ended September 30, 2024. The average selling price of our ozone sterilization products decreased by 14.1% due to price discount provided to our key clients to promote sales.

Revenue from sales of hypochlorite disinfection products

Our hypochlorite disinfection products primarily consist of disinfectants containing HCIO, which is widely used for disinfecting of home environments, public areas such as hospitals and hotels, fruits and vegetables, tableware and pet environments.

Revenues from sales of our hypochlorite disinfection products decreased slightly by 1.5% or $943 to $60,391 for the three months ended September 30, 2024 from $61,334 for the three months ended September 30, 2023. This decrease was mainly attributable to a 10.3% decrease in unit price of our hypochlorite disinfection products due to price discount provided to our key clients. Sales volume of our hypochlorite disinfection products increased by 7.8% from 5,668 bottles for the three months ended September 30, 2023 to 6,109 bottles for the three months ended September 30, 2024. Even though the government has relaxed its pandemic-era measures, there were waves of infection during fiscal 2024, including COVID-19, flu, etc., which resulted in increased sales of our hypochlorite disinfection products.

Revenue from sales of cosmetic products

Our cosmetic products primarily consist of our SDRA skin care products, which contain amino acids and natural plants essences with moisturizing effects.

Revenues from sales of our cosmetic products increased by 27.9 % or $36,213 to $165,795 for the three months ended September 30, 2024 from $129,582 for the three months ended September 30, 2023. This increase was attributable to an 80.5% increase in sales volume of our cosmetic products from 1,230 bottles for the three months ended September 30, 2023 to 2,220 bottles for the three months ended September 30, 2024 due to an increase in customer demand.

Revenue from sales of prepackaged food

Our prepackaged food products primarily consist of tea, drinking water, milk, edible oils, rice and wine.

Revenues from sales of our prepackaged foods increased by 40.7% or $100,614 to $347,655 for the three months ended September 30, 2024 from $247,041 for the three months ended September 30, 2023. This increase was mainly attributable to increases in revenue from sales of wine of $79,030.

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Revenue from sales of other products

Our other products primarily consist of jewels and household products, such as underclothes, health care products, watches and laundry detergent.

Revenues from sales of our other products decreased to $Nil for the three months ended September 30, 2024 from $121,455 for the three months ended September 30, 2023 due to a decrease in customer demand of third-party health care products.

Cost of Revenues

Cost of revenues consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenues also includes incremental costs of obtaining sales contracts, which are mainly promotional cost paid to organizers of our sales campaigns in an amount in-line with the sales revenues realized from those sales campaigns.

Our cost of revenues increased by $68,330, or 81.2%, from $84,150 for the three months ended September 30, 2023 to $152,480 in the same period of 2024. Our cost of revenues accounted for 9.6% and 6.3% of our total revenue for the three months ended September 30, 2024 and 2023, respectively.

	For the Three Months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Cost of revenues – ozone sterilization products	$45,766	$27,445	$18,321	66.8%
Cost of revenues – hypochlorite disinfection products	20,439	20,821	(382)	(1.8)%
Sales of third-party products purchased
Cost of revenues – cosmetic products	15,980	13,292	2,688	20.2%
Cost of revenues – prepackaged food	70,295	13,591	56,704	417.2%
Cost of revenues – other products	-	9,001	(9,001)	(100.0)%
Total cost of revenue	$152,480	$84,150	$68,330	81.2%

Cost of revenue from sales of ozone sterilization products

The 66.8% increase in the cost of revenues for our ozone sterilization products from $27,445 for the three months ended September 30, 2023 to $45,766 for the three months ended September 30, 2024 was mainly attributable to the following: (i) a 47.5% increase in sales volume of our ozone sterilization products; and partially offset by (ii) a 11.8% increase in the unit cost of our ozone sterilization products due to fluctuation of material price.

Cost of revenue from sales of hypochlorite disinfection products

The 1.8% decrease in the cost of revenues for our hypochlorite disinfection products from $20,821 for the three months ended September 30, 2023 to $20,439 for the three months ended September 30, 2024 was mainly attributable to the following: (i) a 7.8% increase in sales volume of our hypochlorite disinfection products; and partially offset by (ii) a decrease of 10.7% in unit cost of our hypochlorite disinfection products due to improved productivity and decreased depreciation cost.

Cost of revenue from sales of cosmetic products

Cost of revenues for our cosmetic products increased by 20.2% from $13,292 for the three months ended September 30, 2023 to $15,980 for the three months ended September 30, 2024, mainly attributable to the following: (i) a 80.5% increase in sales volume of our cosmetic products; and partially offset by (ii) a decrease of 34.7% in the unit cost of our cosmetic products due to improved productivity and cost reductions.

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Cost of revenue from sales of prepackaged food

The 417.2% increase in the cost of revenues for our prepackaged food from $13,591 for the three months ended September 30, 2023 to $70,295 for the three months ended September 30, 2024 was mainly attributable to an increase in the cost of revenue from sales of wine and drinking water of $35,789 and $12,037, respectively.

Cost of revenue from sales of other products

We experienced a 100% decrease in the cost of revenues for our other products from $9,001 for the three months ended September 30, 2023 to $Nil for the three months ended September 30, 2024 due to a decrease in customer demand of third-party health care products.

Promotion cost

	For the Three Months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Promotion cost	$1,087,693	$721,324	$366,369	50.8%

Our promotion costs for the three months ended September 30, 2024 increased by $366,369 or 50.8% to $1,087,693 from $721,324 in the same period of 2023 due to increased sales volume and adjusted sales strategy to promote sales.

Gross Profit

Our gross profit for the three months ended September 30, 2024 decreased by $198,285, or 36.8% to $341,227, from $539,512 in the same period of 2023, mainly due to increases in promotion cost as discussed above. Our gross margin decreased by 18.5% from 40.1% for the three months ended September 30, 2023 to 21.6% in the same period of 2024.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the three months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Total revenue	$1,581,400	100.0%	$1,344,986	100.0%	$236,414	17.6%
Operating expenses:
Selling expenses	41,371	2.6%	5,156	0.4%	36,215	702.4%
General and administrative expenses	900,151	56.9%	92,599	6.9%	807,552	872.1%
Research and development expenses	9,150	0.6%	7,567	0.5%	1,583	20.9%
Total operating expenses	$950,672	60.1%	$105,322	7.8%	$845,350	802.6%

205

Selling expenses

Our selling expenses represents primarily costs of payroll and benefits costs for sales employees, business travel and meals expenses, as well as marketing expenses.

	For the Three Months Ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$5,732	13.9%	$2,310	44.8%	$3,422	148.1%
Marketing expenses	28,780	69.6%	328	6.4%	28,452	8,674.4%
Entertainment and business travel expenses	5,855	14.2%	1,386	26.8%	4,469	322.4%
Other selling expenses	1,004	2.3%	1,132	22.0%	(128)	(11.3)%
Total selling expenses	$41,371	100.0%	$5,156	100.0%	$36,215	702.4%

Our selling expenses increased by $36,215, from $5,156 for the three months ended September 30, 2023 to $41,371 in the same period of 2024, primarily attributable to (i) an increase in marketing expenses of $28,452 as we provided training and incentives to our major clients to promote sales during the three months ended September 30, 2024; and (ii) an increase in entertainment and business travel expenses of $4,469 due to more business travel.

General and administrative expenses

Our general and administrative expenses primarily represent payroll and benefits costs for administrative employees, rent and operating costs for our office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

	For the Three Months Ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expense	$193,148	21.5%	$120,794	130.4%	$72,354	59.9%
Depreciation and amortization	28,634	3.2%	18,289	19.8%	10,345	56.6%
Office supply and maintenance fee	14,490	1.6%	19,604	21.2%	(5,114)	(26.1)%
Office rent and utility expense	57,704	6.4%	56,524	61.0%	1,180	2.1%
Transportation, business travel and meals expense	42,686	4.7%	9,416	10.2%	33,270	353.3%
Professional service fee	346,651	38.5%	357,906	386.5%	(11,255)	(3.1)%
Bad debt expenses (recovery)	216,792	24.1%	(509,757)	(550.5)%	726,549	(142.5)%
Other general and administrative expenses	46	-%	19,823	21.4%	(19,777)	(99.8)%
Total general and administrative	$900,151	100.0%	$92,599	100.0%	$807,552	872.1%

Our general and administrative expenses increased by $807,552 from $92,599 for the three months ended September 30, 2023 to $900,151 for the same period of 2024, primarily attributable to (i) an increase in bad debt expenses of $726,549. We recognized bad debt in the amount of $216,792 for advances to one supplier of prepackaged food products during the three months ended September 30, 2024, due to the supplier’s financial distress, which prevented them from fulfilling obligations or refunding the advance. We recovered bad debt in the amount of $509,757 for accounts receivable from related party during the three months ended September 30, 2023; (ii) an increase in salary and employee benefit expense of $72,354 for the three months ended September 30, 2024 as compared to the same period for 2023 due to recruitment for business expansion; (iii) an increase in transportation, business travel and meals expense of $33,270 for the three months ended September 30, 2024 as compared to the same period of 2023, as we incurred more client entertainment expenses during the three months ended September 30, 2024.

Research and development expenses

Our research and development expenses primarily consist of employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

	For the Three Months Ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%
Salary and employee benefit expenses to R&D staff	$8,670	94.8%	$7,248	95.8%	$1,422	19.6%
Materials used in R&D activities	179	2.0%	78	1.0%	101	129.5%
Depreciation and other R&D expenses	301	3.2%	241	3.2%	60	24.9%
Total R&D expenses	$9,150	100.0%	$7,567	100.0%	$1,583	20.9%

Research and development expenses increased by $1,583, or 20.9%, from $7,567 for the three months ended September 30, 2023 to $9,150 for the same period of 2024, primarily attributable to an increase in salary and employee benefit expenses of $1,422 due to the increased amount of research and development staff.

206

Other Income (expenses), Net

Our other income (expenses) includes interest income generated from our bank deposits, interest expenses incurred on our bank borrowings, government subsidy income, and loss from disposal of equipment. Total other expenses, net was $4,147 for the three months ended September 30, 2024, compared to total other income, net of $1,281 for the three months ended September 30, 2023, due to the following reasons.

Net interest expense was $930 for the three months ended September 30, 2024 as compared to $31 for the same period of 2023, due to increase in interest expense on our bank loan.

Government subsidies received in the form of a grant and recognized as other operating income totaled $3,131 and $4,124 for the three months ended September 30, 2024 and 2023, respectively. Government subsidy income primarily relates to cash awarded by government agencies to local companies to promote entrepreneurship, stimulate local economies and ameliorate the impact of the COVID-19 pandemic. Such awards were granted on a case-by-case basis by various local government entities.

Provision for Income Taxes

Our income tax benefit was $4,181 for the three months ended September 30, 2024, compared to income tax expense of $17,603 for the same period of 2023 due to our decreased taxable income of PRC subsidiaries. Our holding company incorporated in the Cayman Islands, our wholly-owned subsidiary, Qianzhi BVI and Qianzhi HK are not subject to PRC income tax, and their expenses are not deductible from PRC taxable income.

Net income (loss)

As a result of the foregoing, our net loss was $609,411 for the three months ended September 30, 2024, compared to net income of $417,868 for the same period of 2023.

207

Comparison of Results of Operations for the Six Months Ended September 30, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the periods presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

	For the Six Months Ended September 30,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$3,247,058	100.0%	$2,096,232	100.0%	$1,150,826	54.9%
Cost of revenue	(276,101)	(8.5)%	(208,649)	(10.0)%	(67,452)	32.3%
Promotion cost	(1,649,368)	(50.8)%	(1,253,884)	(59.8)%	(395,484)	31.5%
GROSS PROFIT	1,321,589	40.7%	633,699	30.2%	687,890	108.6%

OPERATING EXPENSES
Selling expenses	569,582	17.5%	13,923	0.7%	555,659	3,990.9%
General and administrative expenses	1,817,350	56.0%	1,111,633	53.0%	705,717	63.5%
Research and development expenses	25,614	0.8%	15,042	0.7%	10,572	70.3%
Total operating expenses	2,412,546	74.3%	1,140,598	54.4%	1,271,948	111.5%

LOSS FROM OPERATIONS	(1,090,957)	(33.6)%	(506,899)	(24.2)%	(584,058)	115.2%

OTHER INCOME (EXPENSE)
Interest (expenses) income, net	(792)	(0.0)%	223	0.0%	(1,015)	(455.2)%
Government subsidies	12,643	0.4%	26,413	1.3%	(13,770)	(52.1)%
Other (expenses) income, net	(43,277)	(1.3)%	(21,581)	(1.0)%	(21,696)	100.5%
Total other (expenses) income, net	(31,426)	(1.0)%	5,055	0.2%	(36,481)	(721.7)%

LOSS BEFORE INCOME TAX PROVISION	(1,122,383)	(34.6)%	(501,844)	(23.9)%	(620,539)	123.7%

PROVISION FOR INCOME TAXES	12,284	0.4%	23,740	1.1%	(11,456)	(48.3)%

NET LOSS	$(1,134,667)	(34.9)%	$(525,584)	(25.1)%	$(609,083)	115.9%

Revenues

We currently sell our products to our customers in five broad product categories: ozone sterilization products, hypochlorite disinfection products, cosmetic products, prepackaged food and other products. Our total revenues increased by $1,150,826, or 54.9%, to $3,247,058 for the six months ended September 30, 2024 from $2,096,232 for the six months ended September 30, 2023.

208

The following table sets forth the breakdown of our revenue for the six months ended September 30, 2024 and 2023, respectively:

	For the Six months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Revenue from sales of ozone sterilization products	$1,934,514	$1,137,072	$797,442	70.1%
Revenue from sales of hypochlorite disinfection products	133,444	78,230	55,214	70.6%
Sales of third-party products purchased
Revenue from sales of cosmetic products	439,553	332,103	107,450	32.4%
Revenue from sales of prepackaged food	734,140	331,943	402,197	121.2%
Revenue from sales of other products	5,407	216,884	(211,477)	(97.5)%
Total revenue	$3,247,058	2,096,232	1,150,826	54.9%

Revenue from sales of ozone sterilization products

Our ozone sterilization products primarily consist of ozone oil used in intimate care products for both female and male customers, as well as cosmetic products with antibiosis and anti-inflammatory effects.

Revenues from sales of our ozone sterilization products increased by 70.1% or $797,442 to $1,934,514 for the six months ended September 30, 2024 from $1,137,072 for the six months ended September 30, 2023. This increase was mainly attributable to an 82.9% increase in sales volume of our ozone sterilization products from 5,279 cases for the six months ended September 30, 2023 to 9,657 cases for the six months ended September 30, 2024. The increase in revenues was attributable to the recovery of the Chinese economy from the post-pandemic slowdown and demand for our ozone sterilization products increased during the six months ended September 30, 2024. The average selling price of our ozone sterilization products decreased by 6.5% due to price discount provided to our key clients to promote sales.

Revenue from sales of hypochlorite disinfection products

Our hypochlorite disinfection products primarily consist of disinfectants containing HCIO, which is widely used for disinfecting of home environments, public areas such as hospitals and hotels, fruit and vegetables, tableware and pet environments.

Revenues from sales of our hypochlorite disinfection products increased by 70.6% or $55,214 to $133,444 for the six months ended September 30, 2024 from $78,230 for the six months ended September 30, 2023. This increase was mainly attributable to an 82.3% increase in sales volume of our hypochlorite disinfection products from 7,223 bottles for the six months ended September 30, 2023 to 13,165 bottles for the six months ended September 30, 2024. Even though the government has relaxed its pandemic-era measures, there were waves of infection during fiscal 2024, including COVID-19, flu, etc., which resulted in increased sales of our hypochlorite disinfection products. The average selling price of our hypochlorite disinfection products decreased by 6.0% due to price discount provided to our key clients.

Revenue from sales of cosmetic products

Our cosmetic products primarily consist of our SDRA skin care products, which contain amino acids and natural plants essences with moisturizing effects.

Revenues from sales of our cosmetic products increased by 32.4% or $107,450 to $439,553 for the six months ended September 30, 2024 from $332,103 for the six months ended September 30, 2023. This increase was attributable to a 55.3% increase in sales volume of our cosmetic products from 3,120 bottles for the six months ended September 30, 2023 to 4,846 bottles for the six months ended September 30, 2024 due to an increase in customer demand.

Revenue from sales of prepackaged food

Our prepackaged food products primarily consist of tea, drinking water, milk, edible oils, rice and wine.

Revenues from sales of our prepackaged foods increased by 121.2% or $402,197 to $734,140 for the six months ended September 30, 2024 from $331,943 for the six months ended September 30, 2023. This increase was mainly attributable to increases in revenue from sales of wine of $356,524.

209

Revenue from sales of other products

Our other products primarily consist of jewels and household products, such as, underclothes, health care products, watches and laundry detergent.

Revenues from sales of our other products decreased by 97.5% or $211,477 to $5,407 for the six months ended September 30, 2024 from $216,884 for the six months ended September 30, 2023 due to a decrease in customer demand of third-party health care products.

Cost of Revenues

Cost of revenues consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenues also includes incremental costs of obtaining sales contracts, which are mainly promotional cost paid to organizers of our sales campaigns in an amount in-line with the sales revenues realized from those sales campaigns.

Our cost of revenues increased by $67,452, or 32.3%, from $208,649 for the six months ended September 30, 2023 to $276,101 in the same period of 2024. Our cost of revenues accounted for 8.5% and 10.0% of our total revenue for the six months ended September 30, 2024 and 2023, respectively.

	For the Six months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Cost of revenues – ozone sterilization products	$76,502	$72,211	$4,291	5.9%
Cost of revenues – hypochlorite disinfection products	46,566	29,141	17,425	59.8%
Sales of third-party products purchased
Cost of revenues – cosmetic products	35,438	30,655	4,783	15.6%
Cost of revenues – prepackaged food	116,756	43,570	73,186	168.0%
Cost of revenues – other products	839	33,072	(32,233)	(97.5)%
Total cost of revenue	$276,101	$208,649	$67,452	32.3%

Cost of revenue from sales of ozone sterilization products

The 5.9% increase in the cost of revenues for our ozone sterilization products from $72,211 for the six months ended September 30, 2023 to $76,502 for the six months ended September 30, 2024 was mainly attributable to the following: (i) a 82.9% increase in sales volume of our ozone sterilization products; and partially offset by (ii) a 41.8% decrease in the unit cost of our ozone sterilization products due to improved productivity and decreased depreciation cost as part of our production equipment reached their expected useful life.

Cost of revenue from sales of hypochlorite disinfection products

The 59.8% increase in the cost of revenues for our hypochlorite disinfection products from $29,141 for the six months ended September 30, 2023 to $46,566 for the six months ended September 30, 2024 was mainly attributable to the following: (i) an 82.3% increase in sales volume of our hypochlorite disinfection products; and partially offset by (ii) a decrease of 11.9% in unit cost of our hypochlorite disinfection products due to improved productivity and decreased depreciation cost.

Cost of revenue from sales of cosmetic products

Cost of revenues for our cosmetic products increased by 15.6% from $30,655 for the six months ended September 30, 2023 to $35,438 for the six months ended September 30, 2024, mainly attributable to the following: (i) a 55.3% increase in sales volume of our cosmetic products; and partially offset by (ii) a decrease of 25.2% in the unit cost of our cosmetic products due to improved productivity and cost reductions.

Cost of revenue from sales of prepackaged food

The 168.0% increase in the cost of revenues for our prepackaged food from $43,570 for the six months ended September 30, 2023 to $116,756 for the six months ended September 30, 2024 was mainly attributable to an increase in the cost of revenue from sales of wine and drinking water of $57,188 and $22,043, respectively.

Cost of revenue from sales of other products

We experienced a 97.5% decrease in the cost of revenues for our other products from $33,072 for the six months ended September 30, 2023 to $839 for the six months ended September 30, 2024 due to a decrease in customer demand of third-party health care products.

210

Promotion cost

	For the Six months Ended September 30,
	2024	2023	Change
	Amount	Amount	Amount	%
Promotion cost	$1,649,368	$1,253,884	$395,484	31.5%

Our promotion costs for the six months ended September 30, 2024 increased by $395,484, or 31.5% to $1,649,369, from $1,253,884 in the same period of 2023 due to increased sales volume.

Gross Profit

Our gross profit for the six months ended September 30, 2024 increased by $687,890, to $1,321,589, from $633,699 in the same period of 2023, mainly due to increases in the sales volume of our products as discussed above. Our gross margin increased by 10.5% from 30.2% for the six months ended September 30, 2023 to 40.7% in the same period of 2024.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended September 30, 2024 and 2023:

	For the Six months ended September 30,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Total revenue	$3,247,058	100.0%	$2,096,232	100.0%	$1,150,826	54.9%
Operating expenses:
Selling expenses	569,582	17.5%	13,923	0.7%	555,659	3,990.9%
General and administrative expenses	1,817,350	56.0%	1,111,633	53.0%	705,717	63.5%
Research and development expenses	25,614	0.8%	15,042	0.7%	10,572	70.3%
Total operating expenses	$2,412,546	74.3%	$1,140,598	54.4%	$1,271,948	111.5%

Selling expenses

Our selling expenses represents primarily costs of payroll and benefits costs for sales employees, business travel and meals expenses, as well as marketing expenses.

	For the Six months ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$11,105	1.9%	$6,589	47.3%	$4,516	68.5%
Marketing expenses	541,414	95.1%	2,794	20.1%	538,620	19,277.7%
Entertainment and business travel expenses	14,855	2.6%	2,989	21.5%	11,866	397.0%
Other selling expenses	2,208	0.4%	1,551	11.1%	657	42.4%
Total selling expenses	$569,582	100.0%	$13,923	100.0%	$555,659	3,990.9%

Our selling expenses increased by $555,659, from $13,923 for the six months ended September 30, 2023 to $569,582 in the same period of 2024, primarily attributable to (i) an increase in marketing expenses of $538,620 as we provided training and incentives to our major clients to promote sales during the six months ended September 30, 2024; and (ii) an increase in entertainment and business travel expenses of $11,866 due to more business travel.

General and administrative expenses

Our general and administrative expenses primarily represent payroll and benefits costs for administrative employees, rent and operating costs for our office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

	For the Six months ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expense	$320,728	17.6%	$252,779	22.7%	$67,949	26.9%
Depreciation and amortization	56,443	3.1%	37,249	3.4%	19,194	51.5%
Office supply and maintenance fee	36,383	2.0%	63,478	5.7%	(27,095)	(42.7)%
Office rent and utility expense	112,098	6.2%	112,911	10.2%	(813)	(0.7)%
Transportation, business travel and meals expense	82,063	4.5%	34,101	3.1%	47,962	140.6%
Professional service fee	989,294	54.4%	1,098,985	98.9%	(109,691)	(10.0)%
Bad debt expenses (recovery)	216,792	11.9%	(509,757)	(45.9)%	726,549	(142.5)%
Other general and administrative expenses	3,549	0.2%	21,887	2.0%	(18,338)	(83.8)%
Total general and administrative	$1,817,350	100.0%	$1,111,633	100.0%	$705,717	63.5%

Our general and administrative expenses increased by $705,717 or 63.5% from $1,111,633 for the six months ended September 30, 2023 to $1,817,350 for the same period of 2024, primarily attributable to (i) an increase in bad debt expenses of $726,549. We recognized bad debt in the amount of $216,792 for advances to one supplier of prepackaged food products during the six months ended September 30, 2024, due to the supplier’s financial distress, which prevented them from fulfilling obligations or refunding the advance. We recovered bad debt in the amount of $509,757 for accounts receivable from related party during the six months ended September 30, 2023; (ii) an increase in salary and employee benefit expense of $67,949 due to recruitment for business expansion; and partially offset by (iii) a decrease in professional service fees by $109,691 due to decreased legal and financial consulting fees in connection with our intended business combination.

Research and development expenses

Our research and development expenses primarily consist of employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

	For the Six months ended September 30,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%
Salary and employee benefit expenses to R&D staff	$19,236	75.1%	$14,629	97.3%	$4,607	31.5%
Materials used in R&D activities	227	0.9%	82	0.5%	145	176.8%
Depreciation and other R&D expenses	6,151	24.0%	331	2.2%	5,820	1,758.3%
Total R&D expenses	$25,614	100.0%	$15,042	100.0%	$10,572	70.3%

Research and development expenses increased by $10,572, or 70.3%, from $15,042 for the six months ended September 30, 2023 to $25,614 for the same period of 2024, primarily attributable to (i) an increase in salary and employee benefit expenses of $4,607 due to the increased amount of research and development staff; and (ii) an increase in other R&D expenses of $5,820 for increased patent application fees during the six months ended September 30, 2024.

Other Income (expenses), Net

Our other income (expenses) includes interest income generated from our bank deposits, interest expenses incurred on our bank borrowings, government subsidy income, and loss from disposal of equipment. Total other expenses, net was $31,426 for the six months ended September 30, 2024, compared to total other income, net of $5,055 for the six months ended September 30, 2023, due to the following reasons.

Net interest expense was $792 for the six months ended September 30, 2024 as compared to net interest income of $223, the same period of 2023, due to increase in interest expense on our bank loan.

Government subsidies received in the form of a grant and recognized as other operating income totaled $12,643 and $26,413 for the six months ended September 30, 2024 and 2023, respectively. Government subsidy income primarily relates to cash awarded by government agencies to local companies to promote entrepreneurship, stimulate local economies and ameliorate the impact of the COVID-19 pandemic. Such awards were granted on a case-by-case basis by various local government entities.

Provision for Income Taxes

Our provision for income taxes was $12,284 for the six months ended September 30, 2024, a decrease of $11,456 from $23,740 for the same period of 2023 due to our decreased taxable income of PRC subsidiaries. Our holding company incorporated in the Cayman Islands, our wholly-owned subsidiary, Qianzhi BVI and Qianzhi HK are not subject to PRC income tax, and their expenses are not deductible from PRC taxable income.

Net income (loss)

As a result of the foregoing, our net loss was $1,134,667 for the six months ended September 30, 2024, compared to $525,584 for the same period of 2023.

211

Comparison of Results of Operations for the Years Ended March 31, 2024 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our total operating revenue for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

	For the Years Ended March 31,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$7,030,989	100.0%	$10,108,557	100.0%	$(3,077,568)	(30.4)%
COST OF REVENUE	(569,368)	(8.1)%	(1,920,164)	(19.0)%	1,350,796	(70.3)%
Promotion cost	(2,481,225)	(35.3)%	(2,751,155)	(27.2)%	269,930	(9.8)%
GROSS PROFIT	3,980,396	56.6%	5,437,238	53.8%	(1,456,842)	(26.8)%

OPERATING EXPENSES
Selling expenses	44,159	0.6%	108,040	1.1%	(63,881)	(59.1)%
General and administrative expenses	4,318,060	61.4%	1,598,512	15.8%	2,719,548	170.1%
Research and development expenses	59,878	0.9%	44,527	0.4%	15,351	34.5%
Total operating expenses	4,422,097	62.9%	1,751,079	17.3%	2,671,018	152.5%

(LOSS) INCOME FROM OPERATIONS	(441,701)	(6.3)%	3,686,159	36.5%	(4,127,860)	(112.0)%

OTHER INCOME (EXPENSE)
Interest income, net	158	0.0%	1,379	0.0%	(1,221)	(88.5)%
Government subsidies	74,716	1.1%	69,573	0.7%	5,143	7.4%
Other income (expenses), net	21,128	0.3%	(2,296)	(0.0)%	23,424	(1,020.2)%
Total other income, net	96,002	1.4%	68,656	0.7%	27,346	39.8%

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(345,699)	(4.9)%	3,754,815	37.1%	(4,100,514)	(109.2)%

PROVISION FOR INCOME TAXES	352,475	5.0%	162,817	1.6%	189,658	116.5%

NET (LOSS) INCOME	$(698,174)	(9.9)%	$3,591,998	35.5%	$(4,290,172)	(119.4)%

Revenues

We currently sell our products to our customers in five broad product categories: ozone sterilization products, hypochlorite disinfection products, cosmetic products, prepackaged food and other products. Our total revenues decreased by $3,077,568, or 30.4%, to $7,030,989 for the year ended March 31, 2024 from $10,108,557 for the year ended March 31, 2023.

The following table sets forth the breakdown of our revenue for the years ended March 31, 2024 and 2023, respectively:

	For the Years Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Revenue from sales of ozone sterilization products	$3,694,858	$5,570,618	$(1,875,760)	(33.7)%
Revenue from sales of hypochlorite disinfection products	248,707	1,658,808	(1,410,101)	(85.0)%
Sales of third-party products purchased
Revenue from sales of cosmetic products	780,899	844,812	(63,913)	(7.6)%
Revenue from sales of prepackaged food	2,050,572	1,136,197	914,375	80.5%
Revenue from sales of other products	255,953	898,122	(642,169)	(71.5)%
Total revenue	$7,030,989	10,108,557	(3,077,568)	(30.4)%

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Revenue from sales of ozone sterilization products

Our ozone sterilization products primarily consist of ozone oil used in intimate care products for both female and male customers, as well as cosmetic products with antibiosis and anti-inflammatory effects.

Revenues from sales of our ozone sterilization products decreased by 33.7% or $1,875,760 to $3,694,858 for the year ended March 31, 2024 from $5,570,618 for the year ended March 31, 2023. This decrease was attributable to the following: (i) a 29.1% decrease in sales volume of our ozone sterilization products from 24,155 cases for the year ended March 31, 2023 to 17,115 cases for the year ended March 31, 2024 due to a decrease in customer demand. The post-pandemic slowdown experienced in the Chinese economy adversely impacted the purchasing power of our customers and reduced overall product demand for our ozone sterilization products; and (ii) a 6.7% negative impact from fluctuations in foreign currency exchange rates, as the average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.6035 in for the year ended March 31, 2023 to US$1 to RMB 7.0440 in the same period of 2024.

Revenue from sales of hypochlorite disinfection products

Our hypochlorite disinfection products primarily consist of disinfectants containing HCIO, which is widely used for disinfecting of home environments, public areas such as hospitals and hotels, fruit and vegetables, tableware and pet environments.

Revenues from sales of our hypochlorite disinfection products decreased by 85.0% or $1,410,101 to $248,707 for the year ended March 31, 2024 from $1,658,808 for the year ended March 31, 2023. This decrease was mainly attributable to the following: (i) a 84.2% decrease in sales volume of our hypochlorite disinfection products from 144,253 bottles for the year ended March 31, 2023 to 22,842 bottles for the year ended March 31, 2024. In response to the COVID-19 outbreak, China’s National Health Commission recommended the use of hypochlorite disinfection for its highly efficient disinfecting effect against the COVID-19 virus, and there was a strong demand for our hypochlorite disinfection products during the year ended March 31, 2023. However, as the Chinese government lifted its zero-COVID policy and reduced public health measures in public areas after December 2022, sales demand for our hypochlorite disinfection products decreased significantly during the year ended March 31, 2024; and (ii) a 6.7% negative impact from fluctuations in foreign currency exchange rates.

Revenue from sales of cosmetic products

Our cosmetic products primarily consist of our SDRA skin care products, which contain amino acids and natural plants essences with moisturizing effects.

Revenues from sales of our cosmetic products decreased by 7.6% or $63,912 to $780,899 for the year ended March 31, 2024 from $844,812 for the year ended March 31, 2023. This decrease was attributable to an 2.4% decrease in sales volume of our cosmetic products from 7,476 bottles for the year ended March 31, 2023 to 7,297 bottles for the year ended March 31, 2024 due to a decrease in customer demand. The slowdown in the broader economy caused by the COVID-19 pandemic led to a decline in customers’ spending power, and our sales of cosmetic products decreased accordingly. We also experienced a 6.7% negative impact from fluctuations in foreign currency exchange rates.

Revenue from sales of prepackaged food

Our prepackaged food products primarily consist of tea, drinking water, milk, edible oils, rice and wine.

Revenues from sales of our prepackaged foods increased by 80.5% or $914,375 to $2,050,572 for the year ended March 31, 2024 from $1,136,197 for the year ended March 31, 2023. This increase was mainly attributable to increases in revenue from sales of wine, drinking water and rice of $826,958, $255,674 and $242,078, respectively, and partially offset by a decrease in sales of edible oils of $228,088 due to changes in customer preferences.

Revenue from sales of other products

Our other products primarily consist of jewels and household products, such as, underclothes, health care products, watches and laundry detergent.

Revenues from sales of our other products decreased by 71.5% or $642,169 to $255,953 for the year ended March 31, 2024 from $898,122 for the year ended March 31, 2023. This decrease was mainly attributable to the decrease in revenue from sales of jewels, underwear and laundry detergent of $296,699, $202,360 and $115,858, respectively due to decrease in customer demand.

213

Cost of Revenues

Cost of revenues consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenues also includes incremental costs of obtaining sales contracts, which are mainly promotional cost paid to organizers of our sales campaigns in an amount in-line with the sales revenues realized from those sales campaigns.

Our cost of revenues decreased by $1,350,796, or 70.3%, from $1,920,164 for the year ended March 31, 2023 to $569,368 in the same period of 2024. Our cost of revenues accounted for 8.1% and 19.0% of our total revenue for the year ended March 31, 2024 and 2023, respectively. The decrease in our cost of revenues was due to the following reasons:

	For the Years Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%
Sales of self-manufactured products
Cost of revenues – ozone sterilization products	$264,455	$619,954	$(355,499)	(57.3)%
Cost of revenues – hypochlorite disinfection products	50,395	339,585	(289,190)	(85.2)%
Sales of third-party products purchased
Cost of revenues – cosmetic products	90,241	150,908	(60,667)	(40.2)%
Cost of revenues – prepackaged food	113,332	489,239	(375,907)	(76.8)%
Cost of revenues – other products	50,945	320,478	(269,533)	(84.1)%
Total cost of revenue	$569,368	$1,920,164	$(1,350,796)	(70.3)%

Cost of revenue from sales of ozone sterilization products

The 57.3% decrease in the cost of revenues for our ozone sterilization products from $619,954 for the year ended March 31, 2023 to $264,455 for the year ended March 31, 2024 was mainly attributable to the following: (i) a 35.8% decrease in the unit cost of our ozone sterilization products due to improved productivity and cost reductions; (ii) a 29.1% decrease in sales volume of our ozone sterilization products from 24,155 cases for the year ended March 31, 2023 to 22,842 cases for the year ended March 31, 2024 resulting from a decrease in customer demand; and (iii) a 6.7% negative impact from fluctuations in foreign currency exchange rates.

Cost of revenue from sales of hypochlorite disinfection products

The 85.2% decrease in the cost of revenues for our hypochlorite disinfection products from $339,585 for the year ended March 31, 2023 to $50,395 for the year ended March 31, 2024 was mainly attributable to the following: (i) a 84.2% decrease in sales volume of our hypochlorite disinfection products from 144,253 bottles for the year ended March 31, 2023 to 22,842 bottles for the year ended March 31, 2024. This decrease was caused by the changes in the public health measures required by the Chinese government in response to the COVID-19 outbreak, as the reduction in public health mandates and “zero-COVID” policy after December 2022 resulted in a significant decrease in the demand for our hypochlorite disinfection products during the year ended March 31, 2024; and (ii) a 6.7% negative impact from fluctuations in foreign currency exchange rates.

Cost of revenue from sales of cosmetic products

The 40.2% decrease in the cost of revenues for our cosmetic products from $150,908 for the year ended March 31, 2023 to $90,241 for the year ended March 31, 2024 was mainly attributable to the following: (i) a decrease of 34.6% in the weighted-average unit cost for this product category mainly due to improvements in productivity and cost reductions; (ii) a 6.7% negative impact from fluctuations in foreign currency exchange rates; and (iii) a 2.4% decrease in sales volume of our cosmetic products from 7,476 bottles for the year ended March 31, 2023 to 7,297 bottles for the year ended March 31, 2024 due to decreased customer demand.

Cost of revenue from sales of prepackaged food

The 76.8% decrease in the cost of revenues for our prepackaged food from $489,239 for the year ended March 31, 2023 to $113,332 for the year ended March 31, 2024 was mainly attributable to a decrease in the cost of revenue from sales of tea, edible oils, wine and drinking water of $157,195, $88,622, $49,587 and $45,541, respectively, due to decreases in customer demand.

214

Cost of revenue from sales of other products

We experienced a 84.1% decrease in the cost of revenues for our other products from $320,478 for the year ended March 31, 2023 to $50,945 for the year ended March 31, 2024. This decrease was mainly attributable to a decrease in cost of revenues from sales of jewels, underwear and laundry detergent of $112,128, $86,745 and $46,420, respectively, due to changes in customer preferences.

Promotion cost

	For the Years Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%
Promotion cost	$2,481,225	$2,751,155	$(269,930)	(9.8)%

Our promotion costs for the year ended March 31, 2024 decreased by $269,930, or 9.8% to $2,481,225, from $2,751,155 in the same period of 2023 due to decreased revenue, as described above.

Gross Profit

Our gross profit for the year ended March 31, 2024 decreased by $1,456,842, or 26.8% to $3,980,396, from $5,437,238 in the same period of 2023, mainly due to decreases in the sales volume of our products as discussed above. Our gross margin increased by 2.8% from 53.8% for the year ended March 31, 2023 to 56.6% in the same period of 2024.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the years ended March 31, 2024 and 2023:

	For the Years Ended March 31,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Total revenue	$7,030,989	100.0%	$10,108,557	100.0%	$(3,077,568)	(30.4)%
Operating expenses:
Selling expenses	44,159	0.6%	108,040	1.1%	(63,881)	(59.1)%
General and administrative expenses	4,318,060	61.4%	1,598,512	15.8%	2,719,548	170.1%
Research and development expenses	59,878	0.9%	44,527	0.4%	15,351	34.5%
Total operating expenses	$4,422,097	62.9%	$1,751,079	17.3%	$2,671,018	152.5%

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Selling expenses

Our selling expenses represents primarily costs of payroll and benefits costs for sales employees, business travel and meals expenses, as well as marketing expenses.

	For the Years Ended March 31,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$16,048	36.3%	$17,093	15.8%	$(1,045)	(6.1)%
Marketing expenses	9,579	21.7%	45,768	42.4%	(36,189)	(79.1)%
Entertainment and business travel expenses	11,294	25.6%	39,220	36.3%	(27,926)	(71.2)%
Other selling expenses	7,238	16.4%	5,959	5.5%	1,279	21.5%
Total selling expenses	$44,159	100.0%	$108,040	100.0%	$(63,881)	(59.1)%

Our selling expenses decreased by $63,881, or 59.1%, from $108,040 for the year ended March 31, 2023 to $44,159 in the same period of 2024, primarily attributable to (i) a decrease in marketing expenses of $36,189 as we held more promotional activities to introduce our new products during the year ended March 31, 2023; and (ii) a decrease in entertainment and business travel expenses of $27,926 due to the associated cost savings for business travel.

General and administrative expenses

Our general and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

	For the Years Ended March 31,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expense	$678,658	15.9%	$667,703	41.8%	$10,955	1.6%
Depreciation and amortization	99,058	2.3%	91,737	5.7%	7,321	8.0%
Office supply and maintenance fee	119,097	2.8%	53,198	3.3%	65,899	123.9%
Office rent and utility expense	280,300	6.6%	246,372	15.4%	33,928	13.8%
Transportation, business travel and meals expense	237,886	5.6%	54,658	3.4%	183,228	335.2%
Professional service fee	2,898,739	67.1%	300,473	18.8%	2,598,266	864.7%
Exhibition fees	-	-%	151,149	9.5%	(151,149)	(100.0)%
Other general and administrative expenses	4,322	0.1%	33,221	2.1%	(28,899)	(87.0)%
Total general and administrative	$4,318,060	100.0%	$1,598,512	100.0%	$2,719,548	170.1%

Our general and administrative expenses increased by $2,719,548 or 170.1% from $1,598,512 for the year ended March 31, 2023 to $4,318,060 for the same period of 2024, primarily attributable to (i) an increase in professional service fees by $2,598,266 for the year ended March 31, 2024 as compared to the same period of 2023, which was primarily due to increased legal and financial consulting fees in connection with our intended business combination; (ii) increases in transportation, business travel and meals expense of $183,228 for the year ended March 31, 2024 as compared to the same period for 2023 due to travel and meals expense of professional service teams; partially offset by (iii) a decrease in exhibition fees of $151,149 for the year ended March 31, 2024 as compared to the same period of 2023, as we did not incur comparable expenses for the year ended March 31, 2024.

216

Research and development expenses

Our research and development expenses primarily consist of employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

	For the Years Ended March 31,
	2024		2023		Variance
	Amount	%	Amount	%	Amount	%
Salary and employee benefit expenses to R&D staff	$35,444	59.2%	$32,099	72.1%	$3,345	10.4%
Materials used in R&D activities	247	0.4%	294	0.7%	(47)	(15.9)%
Depreciation of R&D equipment	13	0.0	2,653	6.0	(2,640)	(99.5)%
R&D service expense	24,174	40.4%	9,481	21.3%	14,693	155.0%
Total R&D expenses	$59,878	100.0%	$44,527	100.0%	$15,351	34.5%

Research and development expenses increased by $15,351, or 34.5%, from $34,627 for the year ended March 31, 2023 to $59,878 for the same period of 2024, primarily attributable to the increase in research and development expenses of $14,693 for increased patent application fees during the year ended March 31, 2024.

Other Income, Net

Our other income (expenses) includes interest income generated from our bank deposits, interest expenses incurred on our bank borrowings, government subsidy income, and loss from the disposal of a subsidiary. Total other income, net, increased by $27,346 or 39.8%, from $68,656 for the year ended March 31, 2023 to $96,002 for the same period of 2024, due to the following reasons.

Interest income, net, decreased by $1,221 for the year ended March 31, 2024 as compared to the same period of 2023, due to an increase in interest expenses on our bank borrowings.

Government subsidies received in the form of a grant and recognized as other operating income totaled $74,716 and $69,573 for the years ended March 31, 2024 and 2023, respectively. Government subsidy income primarily relates to cash awarded by government agencies to local companies to promote entrepreneurship, stimulate local economies and ameliorate the impact of the COVID-19 pandemic. Such awards were granted on a case-by-case basis by various local government entities.

Provision for Income Taxes

Our provision for income taxes was $352,475 for the year ended March 31, 2024, an increase of $189,658 from $162,817 for the same period of 2023 due to our increased taxable income of PRC subsidiaries. Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and tax exemptions may be granted on a case-by-case basis. However, our subsidiaries Qianzhi Biotechnology, Jiangxi Qianzhi, Qianzhi Biotech and Qianzhi Health are incorporated in the PRC and were qualified as small-scale, minimal profit enterprises for the years ended March 31, 2024 and 2023. Based on the EIT Law of PRC, and according to the Announcement on Issues Related to the Implementation of Inclusive Income Tax Reduction and Exemption Policy for Small and Low Profit Enterprises issued by the State Administration of Taxation, from January 1, 2022 to December 31, 2024, once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, its taxable income is entitled to a reduced income tax rate ranging from 2.5% to 5% depending on the amount and period of taxable income. Our holding company incorporated in the Cayman Islands, our wholly-owned subsidiary, Qianzhi BVI and Qianzhi HK are not subject to PRC income tax, and their expenses are not deductible from PRC taxable income.

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Net income (loss)

As a result of the foregoing, our net loss was $698,174 for the years ended March 31, 2024, compared to net income of $3,591,998 for the same period of 2023.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations, shareholders’ contributions and bank loans when necessary. We plan to support our future operations primarily from cash flows provided by operating activities.

As of September 30, 2024, we had $3,215,961 in cash as compared to $4,832,079 as of March 31, 2024.

As of September 30, 2024, our inventory balance amounted to $410,680, primarily consisting of finished products and raw materials, which we believe are able to be sold quickly based on the analysis of the current trends in demand for our products.

As of September 30, 2024, we had a short-term bank loan of $113,999 from Bank of China for working capital purposes. We expect that we will be able to renew all of the existing bank loans upon their maturity based on past experiences and our outstanding credit history.

As of September 30, 2024, our working capital balance was $3,207,119. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our contractual obligations. We believe that our current cash, cash flows provided by operating activities and borrowings from banks will be sufficient to meet our working capital needs for at least 12 months from the date of this report.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Six months ended September 30,		For the Years Ended March 31,
	2024	2023	2024	2023
Net cash (used in) provided by operating activities	$(1,772,807)	$(2,051,061)	$1,710,820	$3,777,804
Net cash used in investing activities	-	(565)	(365,417)	(172,340)
Net cash provided by (used in) financing activities	42,141	(169,448)	(99,376)	100,360
Effect of exchange rate change on cash and cash equivalents	114,548	(185,606)	(250,894)	(172,804)
Net (decrease) increase in cash	(1,616,118)	(2,406,680)	995,133	3,533,020
Cash, beginning of year	4,832,079	3,836,946	3,836,946	303,926
Cash, end of year	$3,215,961	$1,430,266	$4,832,079	$3,836,946

Operating Activities

Net cash used in operating activities was $1,772,807 for the six months ended September 30, 2024, which was primarily attributable to (i) net loss of $1,134,667 for the six months ended September 30, 2024; (ii) an increase of $216,792 in allowance for advances to one supplier of prepackaged food products; (iii) an increase of $487,075 in other current assets due to prepaid expenses in connection with our intended business combination; and (iv) a decrease of $233,987 in accounts payable as we made payment to suppliers.

Net cash used in operating activities was $2,051,061 for the six months ended September 30, 2023, which was primarily attributable to (i) net loss of $525,584 for the six months ended September 30, 2023; (ii) a decrease of $1,485,966 in other receivables – related parties, as we as we collected other receivables from related parties; (iii) an increase of $1,626,664 in other current assets due to prepaid expenses in connection with our intended business combination; (iv) a decrease of $559,885 in other payables – related parties as we made payment to related parties; and (v) recovery of bad debt in the amount of $509,757 for accounts receivable from related party.

Net cash provided by operating activities was $1,710,820 for the year ended March 31, 2024, which was primarily attributable to (i) net loss of $698,174 for the year ended March 31, 2024; (ii) a decrease of $1,764,877 in other receivables – related parties, as we collected other receivables from related parties and we do not intend to make additional cash advances to related parties in the future; (iii) a decrease of $853,357 in account receivables – related parties, as we collected account receivables from related parties; and (iv) an increase of $348,946 in other current assets due to prepaid expenses in connection with our intended business combination.

Net cash provided by operating activities was $3,777,804 for the year ended March 31, 2023, which was primarily attributable to (i) net income of $3,591,998 for the year ended March 31, 2023; (ii) an increase of $1,520,855 in other receivables – related parties, as we collected all these receivables from related parties and we do not intend to make additional cash advances to related parties in the future; (iii) an increase of $617,771 in accounts payable due to an increase in accrued promotion expenses payable to the organizer of our promotion campaigns in March 2023; (iv) a decrease of $450,465 in deposit and other assets made to a supplier to ensure timely supply of our prepackaged food products; (v) a decrease of $424,018 in loans to related parties due to repayment of loans from the following related parties - Ms. Xiaoqin Lin and Mr. Liangwen Wang; and (vi) an increase of $359,758 in taxes payable due to accrued and unpaid value added taxes payable and income taxes payable.

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Investing Activities

Net cash used in investing activities was $Nil for the six months ended September 30, 2024.

Net cash used in investing activities amounted to $565 for the six months ended September 30, 2023, and primarily included the purchase of fixed assets in the same amount.

Net cash used in investing activities amounted to $365,417 and $172,340 for the years ended March 31, 2024 and 2023, respectively, and primarily included the purchase of fixed assets in the same amount.

Financing Activities

Net cash provided by financing activities amounted to $42,141 for the six months ended September 30, 2024, attributable to proceeds of RMB 300,000 from short-term bank loans borrowed from Bank of China.

Net cash used in financing activities amounted to $169,448 for the six months ended September 30, 2023, attributable to repayment of short-term bank loans of $141,207 and long-term bank loans of $28,241.

Net cash used in financing activities amounted to $99,376 for the year ended March 31, 2024, which was attributable to proceeds from short-term bank loans of $70,982, as well as the repayment of short-term bank loans of $141,965 and long-term bank loans of $28,393, respectively. During the year ended March 31, 2024, our subsidiary Hubei Qianzhi repaid a RMB 1 million loan to the Bank of China upon maturity, renewed the loan agreement to borrow another RMB 1 million for one year with a maturity date of December 5, 2024, and our subsidiary, Qianzhi Health repaid a RMB 200,000 loan to Shenzhen Qianhai WeBank Co., Ltd.

Net cash provided by financing activities amounted to $100,360 for the year ended March 31, 2023, attributable to (i) proceeds from short-term bank loans of $151,435 and long-term bank loans of $30,287, as well as the repayment of short-term bank loans of $60,574. During fiscal year 2023, our subsidiary Hubei Qianzhi repaid a RMB 400,000 loan to the Bank of China upon maturity, renewed the loan agreement to borrow RMB 1 million for an additional one year with a maturity date on August 17, 2023, and our subsidiary, Qianzhi Health borrowed RMB 200,000 from Shenzhen Qianhai WeBank Co., Ltd; (ii) payment for the acquisition of a non-controlling interest in the amount of $106,004. On December 5, 2022, Qianzhi Biotechnology acquired a 49% ownership interest from the minority shareholder of Hubei Qianzhi for RMB 700,000; and (iv) proceeds from shareholders’ contribution of RMB 600,000 million (equivalent to US$85,216).

Commitments and Contingencies

From time to time, we are a party to various legal actions arising in the ordinary course of business. We accrue costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the three and six months ended September 30, 2024 and 2023, and the years ended March 31, 2024 and 2023, we did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on our consolidated financial position, results of operations and cash flows.

As of September 30, 2024, we had the following contractual obligations:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1-2 years	2-3 years
(1) Debt Obligations	$113,999	$113,999	$-	$-
(2) Operating Lease Obligations	495,648	240,232	255,416	-
Total	$609,647	$354,231	$255,416	$-

(1)	As of September 30, 2024, we had a total of $113,999 in short-term loans from Bank of China (see Footnote 9 – Debt, for details).
(2)	We lease a factory and storehouse in Ezhou City, Hubei Province of China, and office spaces in Shenzhen City, Guangdong Province of China, with terms ranging from 20 months to 8 years (see Footnote 12 – Operating lease, for details).

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Trend Information

Other than as disclosed elsewhere in this proxy statement/prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Seasonality does not materially affect our business or the results of our operations except with respect to the composition of the pre-packaged food and beverage products that we provide to our beauty salon customers.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this proxy statement/prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

Risks and Uncertainties

Our main operation is located in the PRC. Accordingly, our business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. Our results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although we have not experienced losses from these situations and believes that we are in compliance with existing laws and regulations including our organization and structure, this may not be indicative of future results.

The development and commercialization of hygiene and disinfectant products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. We may face competition with respect to our current and future hygiene and disinfectant product candidates from major cosmetics companies in China.

Our business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt our operations.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

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Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made include, but are not limited to, the estimated current credit losses on financial assets, realizability of advance to suppliers, inventory valuations, useful lives of property and equipment, the recoverability of long-lived assets, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. We maintain cash with financial institutes, such as banks, in the PRC. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of September 30, 2024 and March 31, 2024, $1,170,898 and $2,961,187 of our cash held by financial institutions was uninsured, respectively.

Accounts receivable

Accounts receivables are presented net of allowance for doubtful accounts. We use the current expected credit losses model to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses considers both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates are recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. As of September 30, 2024 and March 31, 2024, there was no allowance recorded as we determined that all of the accounts receivable are fully collectible.

Advances to suppliers

Advances to suppliers represent prepayments made to ensure continuous high-quality supplies and favorable purchase prices of third-party products and raw materials. These advances are directly related to the purchases of third-party products and raw materials used to fulfill sales orders. We are required from time to time to make cash advances when placing our purchase orders. These advances are settled upon suppliers delivering third-party products and raw materials to us when the transfer of ownership occurs. We review our advances to suppliers on a periodic basis and make general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to us or refund an advance. As of September 30, 2024 and March 31, 2024, we recognized $219,925 and $Nil allowance for advances to suppliers due to the uncertainty of the future usage, respectively.

Inventories

Inventories are stated at lower of cost or net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead, as well as procurement cost of third-party products. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. We evaluate inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. We perform physical stocktaking quarterly and write-off obsolete inventories to the cost of revenue account.

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Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of our financial instruments, including cash, accounts receivable, inventories, advances to suppliers, other receivables – related parties, other current assets, short-term bank loans, accounts payable, other payables – related parties, taxes payable, unearned revenue, other current liabilities, approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 based upon the short-term nature of the assets and liabilities. The fair value of operating lease liabilities approximates their recorded values as their stated interest rates approximate the rates currently available in the market we could obtain.

Revenue recognition

To determine revenue recognition for contracts with customers, we performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

We enter sales contracts with various individuals and/or companies. Pursuant to sales contracts entered, we are to provide the required hygiene and disinfectant or other products to our customers without a right of return. Most customers are required to make full advance payment to us upon signing the contract, and send the purchase order within ten days. We deliver the ordered hygiene and disinfectant or other products within seven days after receiving of purchase order and advance payment, and the delivery expense is borne by the customers. The customer shall inspect the quantity and quality of the products received timely and notify any noncompliance to us on the day of receipt, and no return will be grant after customers’ acceptances. We may grant certain sales returns from time to time exclusively under management’s discretion, which results 1% of total sales reserved for the potential sales return based on historical experience.

We recognize revenue when we transfer our goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. We account for revenue generated from sales of our products on a gross basis, as we are acting as a principal in these transactions, are subject to inventory risk, have latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods over which we have control and the ability to direct the use of the goods to obtain substantially all the benefits. All of our contracts have one single performance obligation, namely, the promise to transfer the individual goods to customers, and there is no separately identifiable other promise in the contracts.

Our revenue is recognized at a point in time when title and risk of loss passes and customers inspect and accept the goods, which generally occurs at day of delivery. Revenue is reported net of after sales discount and return reserve and all value added taxes (“VAT”).

We pay promotional costs to the organizer of our sales campaigns which is in line with revenue and would not have incurred if the contract had not been obtained. We determined the promotional costs as incremental costs of obtaining a contract and apply a practical expedient to expense costs when incurred when the amortization period of the asset that the entity otherwise would have recognized is one year or less. We do not incur significant additional costs to secure contracts with customers, except for promotional expenses, that are expected to provide benefits lasting longer than one year, which must be recognized as assets.

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Contract Liabilities

Our contract liabilities primarily relate to unsatisfied performance obligations when payments have been received from customers before our products are delivered. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Cost of revenue

Cost of revenue consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenue also includes incremental costs of obtaining sales contract, which are mainly promotion cost paid to organizers of our sales campaigns in the amount in-line with sales revenue realized at those sales campaigns. We use practical expedients to expense the incremental costs when incurred on the same period sales revenue is realized even though the service agreement is executed within one year.

Research and development expenses

We expense all internal research and development costs as incurred, which primarily comprise employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll and benefits costs for sales teams, business travel and meals expenses, as well as marketing expenses. General and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

Government subsidies

Government subsidy income primarily relates to government cash awards to local companies to promote entrepreneurship, stimulate local economies and overcome the COVID-19 outbreak. Such awards are granted on a case-by-case basis by local government entities.

We recognize government subsidies as other operating income upon receipt if the subsidies are not subject to any past or future conditions, there are no performance conditions or conditions of use, and not subject to future refunds. For certain government subsidies provided to us during the COVID-19 epidemic depending on the actual use of our warehouse, the amount received was recognized as other income over the contract term.

Segment Reporting

We use the management approach in determining reportable operating segments. The management approach considers the internal reporting used by our chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining our reportable operating segments. Management has determined that we have one operating segment.

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Income taxes

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the three and six months ended September 30, 2024 and 2023, and the years ended March 31, 2024 and 2023. We do not believe there was any uncertain tax provision at September 30, 2024 and March 31, 2024.

Our subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the three and six months ended September 30, 2024 and 2023, and for the years ended March 31, 2024 and 2023. As of September 30, 2024 and March 31, 2024, all of the tax returns of our PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by us on raw materials and other materials included in the cost of producing or acquiring our finished products. We record a VAT payable or receivable net of payments in the accompanying consolidated financial statements.

Earnings per Share

We compute earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the three and six months ended September 30, 2024 and 2023, and for the years ended March 31, 2024 and 2023, there were no dilutive shares.

Recently Issued Accounting Pronouncements Not Yet Adopted

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), we meet the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

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In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. We are currently in the process of evaluating the impact this amended guidance may have on the footnotes to our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. We are currently in the process of evaluating the impact this amended guidance may have on the footnotes to our consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Internal Controls and Procedures

Qianzhi is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act and is therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon the consummation of the Business Combination and the Company becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Every year subsequently, on the last day of its second fiscal quarter, the Company will determine its market capitalization held by non-affiliate holders. Should its market cap exceed $700 million, it will become subject to the provisions and requirements under Section 404(b) of the Sarbanes-Oxley Act, which will require the Company to undergo audits of its internal controls over financial reporting as part of its yearly financial statement audits.

Emerging Growth Company Status

Qianzhi expects to be an “emerging growth company,” as defined in the JOBS Act, following completion of the Business Combination. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. Qianzhi expects to elect to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Qianzhi’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 305 of Regulation S-K, Qianzhi is not required to disclose information under this section.

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DIRECTORS AND EXECUTIVE OFFICERS OF NEW BOWEN
AFTER THE BUSINESS COMBINATION

Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination

Upon consummation of the Business Combination, New Bowen’s Board will be comprised of five members, four of whom are to be designated by Qianzhi and one of whom will be designated by Bowen. Each such designee will meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of New Bowen. Each of Bowen’s incumbent directors other than Jun Zhang will resign from our Board upon Closing.

Executive Officers and Directors

The following persons are anticipated to be the executive officers and directors of Bowen, which will be renamed “Emerald, Inc.” following the Business Combination:

Name	Age	Position
Executive Officers
Dajun Wang	59	Chief Executive Officer and Director
Liangwen Wang	37	Chief Financial Officer

Directors
Dajun Wang	59	Director
Wei Liang	46	Director
Wen He	57	Independent Director
Zhenning He	28	Independent Director
Jun Zhang	60	Independent Director

The biographies of the above-identified individuals are set forth below:

Dajun Wang — Chief Executive Officer and Director

Mr. Wang will be the Chief Executive Officer and a member of the Board of Directors of New Bowen.

Mr. Wang’s significant business, executive and professional experience make him well qualified to serve on the New Bowen Board. Mr. Wang has been shortlisted as a Foreign High-End Talents (Category A) in China. Mr. Wang has also served as a partner at Shenzhen Efung Investment Management Limited Partnership Enterprise, a bio-tech investment company, since 2022 and a senior partner at Fern Win Capital (China) Co., Ltd., a financial investment company, since 2022. From 2021 to 2022, Mr. Wang served as director at Shenzhen Letu Investment Fund Co., Ltd., a biotech investment company. From 2018 to 2020, Mr. Wang served as executive director and chief financial consultant at Northeast Asia Innovation Financial Asset Trading Center and China Enterprise Development Research Institute Ltd., a provider of equity investment and financial consulting services. From 2012 to 2018, Mr. Wang co-founded and served as a partner at Bona Capital and Fengxiang International Capital, investment consulting firms. Mr. Wang also co-founded Leinisen Pharmaceutical and Baoqiang Pharmaceutical in 2006 and 2007, respectively. From 2005 to 2006, Mr. Wang served as Vice President at Deutsche Bank and from 2000 to 2005, Mr. Wang served as senior analyst at Goldman Sachs.

Mr. Wang holds a PhD degree in Molecular Medical Genetics from University of Toronto, a MBA degree in International Finance from International University of Japan, a Master degree in Research Molecular Bioscience from Chinese Academy of Sciences.

Liangwen Wang — Chief Financial Officer

Mr. Wang will be the Chief Financial Officer and a member of the Board of Directors for New Bowen.

Since June 2021, Mr. Wang has served as the Chief Financial Officer of Qianzhi, having joined Qianzhi in June 2018. At Qianzhi, Mr. Wang is responsible for the comprehensive financial accounting and management of Qianzhi, where he supervises the implementation of Qianzhi’s strategic goals and oversees its overall financial planning and internal control over financial reporting. Prior to that, he served as the internal audit manager at Shenzhen Hongtai Group Holding Co., Ltd from 2013 to 2018.

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Mr. Wang holds an Associate degree in Accounting from Hainan College of Vocation and Technique. Mr. Wang also holds The Audit Professional Qualification (Intermediate Level) Certificate and Intermediate Accounting Certificate.

Wei Liang — Director

Mr. Liang will be a member of the Board of Directors for New Bowen.

Mr. Liang’s significant business and professional expertise and experience make him well qualified to serve on the New Bowen Board. Mr. Liang joined Qianzhi in January 2021 and he has served as the marketing executive director at Shenzhen Qianzhi Bio-Tech Co., Ltd. since such time. Mr. Liang oversees the administration, strategic planning and marketing activities of Qianzhi and has spearheaded its brand influences through his rich experiences in the marketing area.

From 1995 to 2013, Mr. Liang served as purchasing manager at Shenzhen Suibao Department Store Co., Ltd., a Hong Kong Exchange listed department store founded in 1996, which is one of the earliest and largest retail enterprises in China, where he was responsible for the overall procurement process, business negotiations and the supply chain management. In January 2014, Mr. Liang founded VisionEase, an optical business where he acted as a sole trader. In 2016, Mr. Liang changed the name of VisionEase to Dazhou Vision Technology (Shenzhen) Co., Ltd and expanded its business to provide professional eye protection for teenagers and be a source of publicized eyesight protection events. Mr. Liang served as the general manager of Dazhou from that point until December 2020.

Mr. Liang holds an Associate degree in Marketing from Nankai University. Mr. Liang has also obtained the Certificate of National Senior Optometrist in 2014.

Wen He — Director

Mr. He will be a member of the Board of Directors for New Bowen.

Mr. He’s significant business and professional expertise and experience make him well qualified to serve on the New Bowen Board. Mr. He has served as Executive Chairman of Guangdong Hong Kong Macao Greater Bay Area Business Federation and Founding, an organization that promotes and coordinates economic and regional cooperation for the companies registered in Guangdong, Hong Kong and Macao, since 2021. Since 2022, Mr. He has also served as chairman of Sipaike (Shenzhen) Digital Technology Co., Ltd, an enterprise management and investment consulting firm. From 2021 to February 2024, Mr. He served as the Chief Executive Officer of Qianhai Wutong Innovation Financial Technology Co., Ltd., a venture capital and equity investment company in Shenzhen. Mr. He has also served as the Chief Executive Officer of Mulan King Holding Inc., a financial consulting firm. From 2002 to 2007, Mr. He served as the Vice President of Shenzhen Longmai Information Co., Ltd. and the independent director of China Oil Gangran Energy Group Holdings Limited (08132.HK) from 2019 to 2020.

Mr. He holds a MBA degree from Columbia Southern University in 2005 and a BA degree in Chinese and Literature from Hunan Normal University. Mr. He also hold Project Management Professional Certificate and ICAA Certificate.

Zhenning He — Director

Mr. He will be a member of the Board of Directors for New Bowen.

Mr. He’s significant business and professional expertise and experience make him well qualified to serve on the New Bowen Board. From June 2020 through May 2023, Mr. He has served as General Manager Assistant at Waton Securities International Limited, a securities firm, where he was in charge of the new media operating segment and focused the firm’s brand influences and enhanced the quality of online services and products. From May 2023 to July 2023, Mr. He held an internship with the Public Relations Department of Hermès where he was responsible for the preparation of showrooms.

Mr. He holds a MA degree in Media from University of Westminster and a BS degree in Accounting from Pennsylvania State University.

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Jun Zhang — Director

Mr. Zhang will be a member of the Board of Directors for New Bowen.

Mr. Zhang has served on the Board of Directors of Bowen since July 2023. Mr. Zhang has served as Senior Partner and Associate Director at Mazars (Shenzhen Branch) since 2000. Mr. Zhang also founded Shenzhen Zhonghuan Certified Public Accountants Co., Ltd, an accounting firm, in 2009 and has served as Chairman since its founding. From 1994 to 2000, he served as Partner and Associate Director at Shenzhen Wenwu Accounting Firm. From 1989 to 1994, he was the Senior Manager at Shenzhen Shekou Zhonghua Accounting Firm. He served as Project Manager at Wuhan Accounting Firm of Wuhan Finance Bureau from 1986 to 1989. Mr. Zhang received a Master’s degree in Management from Zhongnan University of Economics and Law and Bachelor’s degree in Financial Accounting from Jianghan University. He is a CPA in China. Mr. Zhang is a Chinese citizen. Mr. Zhang’s business experience, contacts and relationships make him well qualified to serve on the New Bowen Board.

Family Relationships

There are not expected to be any family relationships between New Bowen’s Board and any of its executive officers.

Board of Directors

Upon the completion of the Business Combination, the New Bowen Board will be increased to five directors. At each succeeding annual general meeting of New Bowen, all the directors of New Bowen shall be elected for a term of one year. Under the terms of the Proposed Charter, there will be no limit on the number of terms a director may serve on the New Bowen Board.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. New Bowen’s Board has determined that, upon the consummation of the Business Combination, each of Wen He, Zhenning He, and Jun Zhang will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, New Bowen’s Board considered the current and prior relationships that each non-employee director has with Qiangzhi and will have with New Bowen and all other facts and circumstances New Bowen’s Board deemed relevant in determining independence, including the beneficial ownership of New Bowen Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

The standing committees of New Bowen’s Board will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the Business Combination is set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following the Business Combination will consist of Mr. Wen He, Mr. Zhenning He, and Mr. Jun Zhang, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Mr. Jun Zhang will serve as chairman of the Audit Committee. New Bowen’s Board has determined that Mr. Zhang qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties will be set forth in our Audit Committee Charter.

Compensation Committee

Following the Business Combination, our Compensation Committee will consist of Mr. Wen He, Mr. Zhenning He, and Mr. Jun Zhang, each of whom is an independent director. Mr. Wen He will serve as chairman of the Compensation Committee. The functions of the Compensation Committee will be set forth in a Compensation Committee Charter.

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Nominating and Corporate Governance Committee

Following the Business Combination, our Nominating and Corporate Governance Committee will consist of Mr. Wen He, Mr. Zhenning He, and Mr. Jun Zhang, each of whom is an independent director under Nasdaq’s listing standards. Mr. Zhenning He will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on New Bowen’s Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, will be specified in the Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

Upon the consummation of the Business Combination, we will adopt a new Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which will be available on New Bowen’s website at https://www.bowenspac.com. New Bowen will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Following the Business Combination, requests for a printed copy may be directed to our Chief Executive Officer, Dajun Wang at 1705, Block B, KK 100 Building, 5016 East Shennan Road, Luohu District, Shenzhen, Guangdong Province, 518000, People’s Republic of China.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on New Bowen’s website at https://www.bowenspac.com. The information on this website is not part of this proxy statement/prospectus.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer and Director Compensation of Bowen

No executive officer or director of Bowen has received any compensation for services rendered to Bowen. No compensation or fees of any kind, including finders, consulting or other similar fees, will be paid to any of Bowen’s existing shareholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Merger. Since its formation, Bowen has not granted any share options or share appreciation rights or any other awards under long-term incentive plans to any of its executive officers or directors.

Notwithstanding the foregoing, Bowen Holding LP, one of the Sponsors, makes available to Bowen certain general and administrative services, including office space, utilities and administrative support, as Bowen may require from time to time. Bowen has agreed to pay $10,000 per month for these services. Additionally, Bowen pays TenX Global Capital, a member of Bowen Holding LP, to provide Bowen with consulting and advisory services in connection with, among other things, assisting Bowen with the preparation of, and the accounting relating to, quarterly and annual reports to be filed with the Securities and Exchange Commission at a price of $5,250 per quarter. Additionally, Bowen’s directors and executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Bowen’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Bowen’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, Bowen generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of November 25, 2024, there are no out-of-pocket expenses to be repaid by Bowen. However, if any are incurred after the date of this proxy statement/prospectus, they would not be repaid unless Bowen consummates the Business Combination within the required time period.

Executive Officer and Director Compensation of Qianzhi

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Qianzhi prior to the consummation of the Business Combination.

To achieve Qianzhi’s goals, Qianzhi has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving its goals. Qianzhi believes its compensation program should promote the success of Qianzhi and align executive incentives with the long-term interests of its stockholders. Qianzhi’s current compensation arrangements are as described below.

The Qianzhi Board determines compensation of Qianzhi’s executive officers. For the year ended March 31, 2024, our named executive officers are as follows:

●	Xiaoqin Lin, Chief Executive Officer.

●	Liangwen Wang, Chief Financial Officer.

Xiaoqin Lin — Chief Executive Officer

Ms. Lin currently serves as our Chairperson and Chief Executive Officer and has held executive positions with Qianzhi since April 2011. Since April 2011, she served as the Executive Director of Qianzhi, which is the Chief Executive Officer position of the company. From December 2018 to August 2021 and again since August 2022, she has served as the chairperson of Qianzhi and served as a director of Qianzhi from August 2021 to August 2022. From November 2023 to present, she also served as the Supervisor of Shenzhen Shian and has acted as the Director of NewCo since its formation in August 2023. Ms. Lin is 47 years old.

Liangwen Wang — Chief Financial Officer

Please see “Directors and Executive Officers of New Bowen After the Business Combination - Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination” for the professional profile of Mr. Liangwen Wang.

This section provides an overview of Qianzhi’s executive compensation arrangements with its named executive officers, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Actual compensation programs adopted following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

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Summary Compensation Table for Fiscal Year 2024

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended March 31, 2024 and 2023.

Name and Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Xiaoqin Lin, Chief Executive Officer	2024	$51,426.00				$20,570.40	$71,996.40
	2023	$51,426.00				$20,570.40	$71,996.40
Liangwen Wang, Chief Financial Officer	2024	$25,713.00				$19,999.00	$45,712.00
	2023	$25,713.00				$—	$25,713.00

(1)	All U.S. dollar amounts in the above table were converted from Renminbi at an exchange rate of 0.14285 RMB to $1.00.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Qianzhi has entered into employment agreements with its named executive officers and certain other key employees which governs the terms of their continuing employment with Qianzhi.

Employment Agreements with Current Executive Officers

Each of Qianzhi’s named executive officers is party to an employment agreement with Qianzhi. Under this agreement, the employment of the each of our named executive officers is for a fixed term of three (3) years. The employment agreement with our Chief Executive Officer expires December 31, 2024 and the employment agreement with our Chief Financial Officer expires June 19, 2027. Each of these employment agreements may be terminated for cause at any time and without advance notice or compensation for certain acts, such as violation of company policies, conviction of crime, continued failure to satisfactorily perform agreed duties, or misconduct or dishonest act to our detriment. The employment of each named executive officer may also be terminated without cause upon 30-day advance written notice. Each of the named executive officers may resign at any time with 30-day advance written notice.

Each employment agreements provides for a base salary payable to the executive officer in accordance with the above table. In addition, each named executive officer is entitled to pension insurance, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance and housing provident fund in accordance with PRC law.

Each of the named executive officers have agreed to hold, both during and after the termination or expiry of their respective employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any confidential information of Qianzhi or trade secrets, any confidential information or trade secrets of Qianzhi’s customers or prospective customers, or the confidential or proprietary information of any third party received by Qianzhi and for which Qianzhi has confidential obligations. Both named executive officers have also agreed to disclose in confidence to Qianzhi all inventions, designs, and trade secrets which they conceive, develop, or reduce to practice during the employment with Qianzhi and to assign all rights, title, and interest in them to Qianzhi, and assist Qianzhi in obtaining and enforcing patents, copyrights, and other legal rights for these inventions, designs, and trade secrets. In addition, each of the named executive officers have agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment.

Outstanding Equity Awards At 2024 Fiscal Year End

As of March 31, 2024, none of our named executive officers held any equity awards.

Officer Compensation Following the Business Combination

The policies of New Bowen with respect to the compensation of its executive officers following the Business Combination are expected to be administered by the board of directors of New Bowen in consultation with its compensation committee and governed by employment agreements to be entered into with such officers individually. New Bowen may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. New Bowen intends to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain executives of New Bowen and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

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Post-Closing Executive Officer Employment Letters

In connection with the closing of the Business Combination, New Bowen will enter into employment agreements on terms to be negotiated with Dajun Wang and Liangwen Wang, who will be the only executive officers of New Bowen following the closing of the Business Combination. In addition, pursuant to the Business Combination Agreement, New Bowen will also enter into an employment agreement with Wei Liang, who is a nominee for election to its board of directors and serves as the marketing executive director of Qianzhi, and Juxian Hu, who is currently a member of Qianzhi’s senior management team. Qianzhi expects to extend standard employment letters to certain other individuals who it expects will likely occupy senior managerial roles within New Bowen following the closing of the Business Combination, such as Juxian Hu, but such individuals are not presently expected to be appointed as executive officers.

2024 Incentive Plan

New Bowen expects to adopt the 2024 Incentive Plan in connection with the Business Combination. For more information about the 2024 Incentive Plan, please see the section titled “Proposal 4: The Stock Plan Proposal” for the material terms of the 2024 Incentive Plan.

Director Compensation

Prior to the Business Combination, Qianzhi has not adopted a formal policy or plan to compensate its directors. Current members of the Board of Qianzhi have not received additional compensation for their service as members of the Qianzhi Board.

The board of directors of New Bowen expects to adopt a nonemployee director compensation program (the “Director Compensation Policy”), which will become effective in connection with the completion of the Business Combination. The Director Compensation Policy will be designed to align compensation with New Bowen’s business objectives and the creation of stockholder value, while enabling New Bowen to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of New Bowen. The Director Compensation Policy is expected to provide for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. The board of New Bowen expects to review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that New Bowen is able to recruit and retain qualified non-employee directors. The amount and form of such compensation has not yet been determined.

232

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Bowen Related Party Transactions

On February 27, 2023, Bowen Holding LP, one of the Sponsors, of which each of Jiangang Luo, Jing Lu, Lawrence Leighton, Wei Li and Jun Zhang, officers and directors of Bowen, along with TenX and Fengfei Zhang, is a limited partner, acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, Bowen Holding LP transferred an aggregate of 1,155,750 Founder Shares to Createcharm Holdings Ltd, the other Sponsor which is controlled by Na Gai, Bowen’s Chairwoman of the Board. Prior to the initial investment in Bowen of $25,000 by the Sponsors, Bowen had no assets, tangible or intangible. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the IPO (excluding the Bowen Private Shares and IPO Underwriter Shares).

Simultaneously with the consummation of the IPO, Bowen consummated the private placement of 330,000 Bowen Private Units at a price of $10.00 per Bowen Private Unit, generating total proceeds of $3,300,000. The Bowen Private Units were purchased by Createcharm Holdings Ltd (312,000 Bowen Private Units) and the IPO Underwriter (18,000 Bowen Private Units). The Bowen Private Units are identical to the Bowen Units included in the Public Units sold in the IPO. The purchasers of the Bowen Private Units have agreed not to transfer, assign or sell any of the Private Placement Units or Ordinary Shares or Rights underlying the Bowen Private Units (except to certain transferees) until after the completion of the initial Business Combination.

On July 18, 2023, Createcharm Holdings Ltd and the IPO Underwriter purchased an additional 31,500 Bowen Private Units, with Createcharm having purchased 29,782 of the additional Bowen Private Units and the IPO Underwriter having purchased 1,718 of the additional Bowen Private Units.

Except as set forth herein, no compensation of any kind, including finder’s and consulting fees, will be paid to Bowen’s initial shareholders, existing officers, directors and advisors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Bowen’s audit committee will review on a quarterly basis all payments that were made to the initial shareholders or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Bowen’s behalf.

Bowen Holding agreed to loan Bowen up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2023, the closing of the IPO or Bowen’s determination not to proceed with the IPO. No loans were ever extended under such agreement. Createcharm paid $151,318 on behalf of Bowen for expenses related to the IPO, all of which was fully repaid upon closing of the IPO on July 14, 2023 out of the offering proceeds not held in trust account.

Bowen Holding LP has agreed that, commencing on the effective date of the prospectus for the IPO through the earlier of Bowen’s consummation of an initial business combination or the liquidation of the trust account, it will make available to Bowen certain general and administrative services, including office space, utilities and administrative support, as Bowen may require from time to time. Bowen agreed to pay $10,000 per month for these services upon demand by Bowen Holding LP. Bowen believes, based on rents and fees for similar services, that these fees are at least as favorable as Bowen could have obtained from an unaffiliated person. As of August 31, 2024, Bowen has incurred $136,667 with $90,000 paid to Bowen Holding LP for these services.

On February 20, 2023, Bowen engaged TenX, which is majority owned by Jiayu Li and is a member of Bowen Holding, to provide Bowen with consulting and advisory services in connection with, among other things, (i) preparing certain of Bowen’s consolidated financial statements and other financial-related disclosures in connection with Bowen’s IPO at a fixed price of $20,000 paid at such time and (ii) assisting Bowen with the preparation of, and the accounting relating to, Bowen’s quarterly and annual reports to be filed with the Securities and Exchange Commission as a public company after the IPO at a price of $5,250 per quarter commencing on the month following the consummation of the IPO. As of August 31, 2024, Bowen has incurred $46,250 over the life of the agreement with $41,000 having been paid to TenX for these services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, Bowen’s initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan Bowen funds on a non-interest bearing basis as may be required. If Bowen completes an initial business combination, Bowen would repay such loaned amounts. In the event that the initial business combination does not close, Bowen may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into working capital units at $10.00 per unit at the option of the lender. The working capital units would be identical to the private units sold in the private placement. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. Bowen does not expect to seek loans from parties other than Bowen’s initial shareholders, officers, directors or their affiliates as Bowen does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if Bowen does, it will request such lender to provide a waiver against any and all rights to seek access to funds in the trust account. As of the filing date, Bowen has not received any such loans.

233

NewCo and Qianzhi Related Party Transactions

The table below sets forth the related parties of Qianzhi and their relationships with Qianzhi:

Name	Relationship with the Company
Ms. Xiaoqin Lin	The Company’s controlling shareholder, Chief Executive Officer and chairman of the Company’s Board of Directors
Mr. Liangwen Wang	Chief Financial Officer and Director
Ms. Yuetao Lin	Shareholder and Senior Management of the Company
Ms. Xiaoling Yuan	Senior Management of the Company
Ms. Juxiang Hu	Shareholder and Senior Management of the Company
Ms. Yanmin Liu	Shareholder of the Company
Ms. Yajun Sun	Senior Management of the Company
Mr. Liangming Hu	Senior Management of the Company
Mr. Lizhong Ge	Husband of Ms. Xiaoqin Lin
Ms. Yan Leng	Senior Management of the Company
Shenzhen Yelin Network Technology Co., Ltd (“Shenzhen Yelin”)	Under common control of Ms. Xiaoqin Lin, whose ownership were disposed on January 4, 2023. Ms. Xiaoqin Lin has significant influence over Shenzhen Yelin after the disposal.

(a)	Sales transactions and accounts receivables – related parties

The Company sold its self-produced products to Shenzhen Yelin in the amounts of $75,901 and $74,493 during the six months ended September 30, 2024 and 2023, respectively with accounts receivable balances of $Nil as of September 30, 2024.

The Company sold its self-produced products to Ms. Juxiang Hu, Ms. Xiaoling Yuan and Ms. Yuetao Lin in the amounts of $83,596, $42,268 and $16,157, respectively, during the six months ended September 30, 2024. The accounts receivable balances due from these individuals as of September 30, 2024 was $Nil. There were no sales transactions with these individuals during the six months ended September 30, 2023.

The Company sold its self-produced products to Shenzhen Yelin in the amounts of $234,593 and $51,546 during the years ended March 31, 2024 and 2023 with accounts receivable balances of $Nil and $875,276 as of March 31, 2024 and 2023, respectively.

The Company sold its self-produced products to Ms. Juxiang Hu, Ms. Yuetao Lin and Ms. Xiaoling Yuan in the amounts of $62,804, $62,799 and $62,809, respectively during the year ended March 31, 2024, and accounts receivable balance with these individuals as of March 31, 2024 was $Nil. There were no sales transactions with these individuals during the year ended March 31, 2023, and accounts receivable balance with these individuals as of March 31, 2023 was $Nil.

234

(b) Other receivables – related parties

The Company advanced funds to Shenzhen Yelin for general working capital needs of Shenzhen Yelin, to Ms. Xiaoqin Lin for payment of combination expenses of the Company, to officers as petty cash to cover minor expenses of the Company, and advanced salaries to employees for their personal use. Such advance was non-interest bearing and due on demand. The other receivables due from related parties as of September 30, 2024 and March 31, 2024 were as followings:

		As of
Name	Nature	September 30, 2024	March 31, 2024
		(Unaudited)
Ms. Yanmin Liu	Advanced salary to employees for their personal use	$28,500	$27,700
Ms. Yajun Sun	Advanced salary to employees for their personal use	16,387	17,174
Ms. Juxiang Hu	Petty cash	34,214	23,212
Mr. Liangwen Wang	Petty cash	7,125	-
Ms. Yan Leng	Petty cash	3,420	-
Total other receivables – related parties		$89,646	$68,086

The other receivables due from related parties as of March 31, 2024 and 2023 were as followings:

		As of March 31,
Name	Nature	2024	2023
Shenzhen Yelin	Advanced funds to Shenzhen Yelin for its general working capital needs	$-	$1,768,718
Ms. Yanmin Liu	Advanced salary to employees for their personal use	27,700	-
Ms. Yajun Sun	Advanced salary to employees for their personal use	17,174	20,672
Ms. Juxiang Hu	Petty cash	23,212	-
Others	Advanced salary to employees for their personal use	-	20,166
Total other receivables – related parties		$68,086	$1,809,556

(c)	Loans to related parties

		As of March 31,
Name	Note	2024	2023
Mr. Liangwen Wang	(1)	$-	$29,122

(1)	On January 1, 2023, Mr. Liangwen Wang borrowed RMB 200,000 (equivalent to US$29,122) from Qianzhi for a term of twenty-four months, with maturity date on December 23, 2024 and interest rate of 9.9792% per annum. The loan was fully repaid on September 28, 2023.

(d)	Other payables – related parties

The balance of other payables – related parties were comprised of the Company’s advances from Ms. Xiaoqin Lin used for working capital during the Company’s normal course of business, and payment of expenses made by related parties on behalf of the Company. Such advance was non-interest bearing and due on demand. The other payables due to related parties as of September 30, 2024 and March 31, 2024 were as followings:

	As of
Name	September 30, 2024	March 31, 2024
	(Unaudited)
Ms. Xiaoqin Lin	$121,063	$276,533
Mr. Liangming Hu	40,772	38,991
Others	56	55
Total other payables – related parties	$161,891	$315,579

The other payables due to related parties as of March 31, 2024 and 2023 were as followings:

	As of March 31,
Name	2024	2023
Ms. Xiaoqin Lin	$276,533	$36,099
Mr. Liangming Hu	38,991	40,771
Mr. Lizhong Ge	-	24,026
Others	55	4,758
Total other payables – related parties	$315,579	$105,654

During the year ended March 31, 2024, Ms. Xiaoqin Lin, the Company’s Chief Executive Officer, paid for certain expenses on behalf of the Company. On March 31, 2024, the Company, Ms. Lin and Shenzhen Yelin, a company affiliated with Ms. Lin, entered into an agreement whereby Shenzhen Yelin collected cash in the amount of $1,174,118 for products sold by the Company to third parties and in turn delivered such cash to Ms. Lin as repayment for the same amount advanced by Ms. Lin for such expenses.

(f)	Loan guarantee provided by related parties

In connection with Qianzhi’s long-term loans borrowed from Webank Co., Ltd., Qianzhi’s CFO, Mr. Liangwen Wang provided a personal loan guarantee without additional compensation.

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Related Person Transactions Following the Business Combination

It is not anticipated that the board of directors of New Bowen will adopt a formal written related person transactions policy following consummation of the Business Combination. However, New Bowen’s audit committee will be tasked with the identification, review, consideration and oversight of related person transactions. For these purposes, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which New Bowen or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any related person has a material interest. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of New Bowen’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Transactions involving compensation for services provided to New Bowen or any of its subsidiaries as an employee, consultant or director would not be considered related person transactions.

It is anticipated that the related person in question or, in the case of transactions with a holder of more than 5% of any class of New Bowen’s voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to New Bowen’s audit committee (or to another independent body of the board of directors of New Bowen) for review. To identify related person transactions in advance, New Bowen expects to rely on information supplied by its executive officers, directors and certain significant shareholders. In considering related person transactions, New Bowen’s audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to New Bowen;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

New Bowen’s audit committee will approve only those transactions that it determines are fair to New Bowen and in its best interests.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Bowen Ordinary Shares as of October 22, 2024, and the expected beneficial ownership of New Bowen Ordinary Shares as of immediately after the Business Combination, by:

●	each person who is known to be the beneficial owner of more than 5% of the Bowen Ordinary Shares and each person who is expected to be the beneficial owner of more than 5% of the New Bowen Ordinary Shares;

●	each executive officer and director of Bowen pre-Business Combination and each expected executive officer and director of New Bowen post-Business Combination; and

●	all executive officers and directors of Bowen pre-Business Combination, as a group, and all the expected executive officers and directors of New Bowen post-Business Combination, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days. The Bowen Ordinary Shares issuable upon conversion of the Bowen Rights are included in a holder’s beneficial ownership of New Bowen Ordinary Shares post-Business Combination, as they would be converted into New Bowen Ordinary Shares upon consummation of the Business Combination.

The beneficial ownership of Bowen Ordinary Shares pre-Business Combination is based on 9,166,500 Bowen Ordinary Shares issued and outstanding as of the Record Date (including those shares held as a constituent part of Bowen Units). The expected beneficial ownership of New Bowen Ordinary Shares assumes two scenarios:

●	assuming no redemptions: this presentation assumes that no Bowen public shareholders exercise right to have their public shares converted into pro rata share of the trust account; and

●	assuming maximum redemptions: this presentation assumes that all public shareholders exercise redemption rights with respect to their public shares.

The above does not take into account any New Bowen Ordinary Shares that may be issued in the PIPE Financing. In addition, the beneficial ownership calculations set forth in the below table on a post-Business Combination basis includes an aggregate of 724,637 ordinary shares of New Bowen that will be held in escrow. However, such calculations do not include the 1,400,000 Earnout Shares which may be issued to the former shareholders of Qianzhi as such ordinary shares may only be issued based on the achievement of certain milestones which will not occur within 60 days of the Record Date.

Based on the foregoing assumptions, Bowen estimates that there would be 19,039,026 New Bowen Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 12,139,026 New Bowen Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in New Bowen and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated and subject to applicable community property and similar laws, Bowen believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

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			Post-Business Combination
	Prior to the Transactions		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owners(1)	Number of Shares (#)	Pct. (%)	Number of Shares (#)	Pct. (%)	Number of Shares (#)	Pct. (%)
Executive Officers and Directors of Bowen:
Na Gai(2)	1,497,532	16.3%	1,531,710	—%	1,531,710	—%
Jiangang Luo(3)	—	—	—	—	—	—
Jing Lu(3)	—	—	—	—	—	—
Lawrence Leighton(3)	—	—	—	—	—	—
Wei Li(3)	—	—	—	—	—	—
Jun Zhang(3)	—	—	—	—	—	—
All Directors and Executive Officers as a group (6 Individuals) (4)	1,497,532	16.3%	1,531,710	—%	1,531,710	—%
Executive Officers and Directors of NewCo:
Dajun Wang	—	—	—	—	—	—
Wei Liang	—	—	—	—	—	—
Wen He	—	—	—	—	—	—
Zhenning He	—	—	—	—	—	—
Jun Zhang(3)	—	—	—	—	—	—
Liangwen Wang(8)	—	—	72,029	*	72,029	*

All Directors and Executive Officers as a group (6 Individuals)	—	—	72,029	*	72,029	*
Greater than 5% Holders:
Lin Xiaoqin Investment Holding Co., Ltd.(7)	—	—	5,661,015	33.0%	5,661,015	55.3%
Createcharm Holdings Ltd(5)	1,497,532	16.3%	1,531,710	8.0%	1,531,710	12.6%
Bowen Holding LP(6)	539,250	5.9%	539,250	2.8%	539,250	4.4%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals under the caption “Executive Officers and Directors of Bowen” is c/o Bowen Acquisition Corp, 420 Lexington Avenue, Room 2446, New York NY 10170. Unless otherwise noted, the business address of each of the following entities or individuals under the caption “Executive Officers and Directors of NewCo” is Water’s Edge Building, 4th Floor, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Islands.
(2)

Createcharm Holdings Ltd is the record holder of the shares reported herein. Na Gai is the sole director and shareholder of Createcharm Holdings Ltd. As a result, she exercises sole voting and dispositive power over the shares and accordingly is deemed to be the beneficial owner of such shares.

(3)	Does not include any shares indirectly owned by this individual as a result of his or her partnership interest in Bowen Holding LP as such individual does not exercise voting or dispositive power over such shares.
(4)

Includes shares held by Createcharm Holdings Ltd. of which Na Gai controls and has voting and dispositive power over such shares. Does not include any shares indirectly owned by each of Jiangang Luo, Jing Lu, Lawrence Leighton, Wei Li and Jun Zhang, as a result of each holding a partnership interest in Bowen Holding LP as none of them exercise voting or dispositive power over such shares.

(5)	Na Gai is the sole director and shareholder of Createcharm Holdings Ltd. As a result, she exercises sole voting and dispositive power over susch shares and accordingly is deemed to be the beneficial owner of such shares.
(6)	Bowen Management LLC is the managing member of Bowen Holding LP and Dahe Zhang is the manager of Bowen Management LLC. As a result, Dahe Zhang exercises voting and dispositive power over the shares held by Bowen Holding LP and accordingly is deemed to be the beneficial owner of such shares.
(7)	The address of the shareholder is Water’s Edge Building, 4th Floor, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Islands. Xiaoqin Lin is the beneficial owner of such shares.
(8)	The shares beneficially owned by Liangwen Wang are registered in the name of Wang Liangwen Investment Holding Co. Ltd. The address of the shareholder is Water’s Edge Building, 4th Floor, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Islands.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, Bowen, Qianzhi and/or their respective directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, Bowen, Qianzhi and/or their respective directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of Bowen Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsors and Bowen’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsors and Bowen’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors or Bowen’s directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

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DESCRIPTION OF SECURITIES

The following description of the material terms of the securities of New Bowen includes a summary of specified provisions of the Proposed Charter that will be in effect on the Closing Date and immediately prior to the Effective Time. This description is qualified by reference to the Proposed Charter, the form of which is attached hereto as Annex D. In this section, the terms “we”, “our” or “us” refer to New Bowen following the consummation of the Business Combination, and all capitalized terms used in this section are as defined in the Proposed Charter, unless elsewhere defined herein.

New Bowen is a Cayman Islands exempted company with limited liability and immediately following the consummation of the Business Combination its affairs will be governed by the Proposed Charter, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

Assuming adoption and approval of the Capitalization Amendment Proposal, New Bowen’s authorized share capital will consist of US$25,200 divided into (i) 250,000,000 Ordinary Shares of US$0.0001 par value each, and (ii) 2,000,000 preferred shares of US$0.0001 par value each.

The Proposed Charter will become effective on the Closing Date and immediately prior to the Effective Time. The following are summaries of material provisions of the Proposed Charter and the Cayman Islands Companies Act insofar as they relate to the material terms of the New Bowen Ordinary Shares.

Ordinary Shares

General

All of New Bowen’s issued and outstanding ordinary shares are fully paid and non-assessable.

New Bowen’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. The Proposed Charter prohibits New Bowen from issuing bearer shares and all New Bowen Ordinary Shares will be issued in registered form, which will be deemed issued when registered in New Bowen’s register of members.

New Bowen will maintain a register of its members and a shareholder will only be entitled to a share certificate if the board of directors of New Bowen resolves that share certificates be issued.

Dividends

The holders of New Bowen Ordinary Shares are entitled to receive such dividends as may be declared by the board of directors subject to the Proposed Charter and the Cayman Islands Companies Act. In addition, New Bowen shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, dividends may be paid only out of funds which are lawfully available for that purpose. No dividend may be declared and paid unless the board of directors determines that New Bowen has funds lawfully available for such purpose and that, immediately after the payment out of the share premium account, New Bowen will be able to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders will be decided by poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

Every shareholder present at a meeting of shareholders shall have one vote for each share of which he is the holder, unless any Share carries special voting rights.

239

All proposals submitted at a meeting shall be decided by an ordinary resolution except where a greater majority is required by the Proposed Charter or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, while a special resolution will require not less than two-thirds of votes cast, by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general or extraordinary meeting of New Bowen held in accordance with the Proposed Charter.

Transfer of Ordinary Shares

Subject to the restrictions contained in the Proposed Charter, the rules or regulations of any stock exchange on which the New Bowen Ordinary Shares are then listed and any relevant securities laws, New Bowen shareholders may freely transfer all or any of their New Bowen Ordinary Shares by an instrument of transfer in any usual or common form or in a form prescribed by such stock exchange or in any other form approved by the board of directors of New Bowen.

Where the shares in question are not listed on or subject to the rules of a stock exchange, but subject to any rights and restrictions for the time being attached to any share, the directors of New Bowen may decline to register any transfer of any share which is not fully paid up or on which New Bowen has a lien. The New Bowen directors may also decline to register any transfer of a share if such transfer would breach or cause a breach of: (i) the rules of any applicable stock exchange; or (ii) applicable law or regulation. The directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with New Bowen, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of New Bowen may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

●	the shares transferred are fully paid up and free of any lien in favor of New Bowen; and

●	a fee of such maximum sum as the applicable stock exchange may determine to be payable, or such lesser sum as the board of directors of New Bowen may from time to time require, is paid to New Bowen in respect thereof.

If the board of directors of New Bowen refuses to register a transfer of any such shares not listed on or subject to the rules of a stock exchange, they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

If New Bowen is wound up, the shareholders may, subject to the Proposed Charter and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of New Bowen’s assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

240

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

New Bowen is a Cayman Islands exempted company incorporated with limited liability, and under the Cayman Islands Companies Act, the liability of New Bowen’s members is limited to the amount, if any, unpaid on the shares respectively held by them. The Proposed Charter contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The board of directors of New Bowen may from time to time make calls upon shareholders for any amounts unpaid on their New Bowen Ordinary Shares. The New Bowen Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Cayman Islands Companies Act, New Bowen may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or New Bowen. The redemption of such shares will be effected in such manner and upon such other terms as New Bowen may, by the board of directors of New Bowen determine before the issue of such shares.

Variations of Rights of Shares

If at any time the share capital of New Bowen is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

General Meetings of Shareholders

New Bowen may (but shall not be obliged to, unless required by the applicable rules of an applicable stock exchange or by applicable law) in each year hold an annual general meeting. The annual general meeting shall be held at such time and place as the board of directors of New Bowen may determine. At least seven (7) calendar days’ notice shall be given for any general meeting. The chairperson of the board of directors or the board of directors of New Bowen as a whole may call extraordinary general meetings. Additionally, the board of directors of New Bowen must convene an extraordinary general meeting upon the requisition of shareholders holding at least ten per cent (10%) of the rights to vote attaching to all issued and outstanding shares of New Bowen that as at the date of the deposit of the requisition shares carry the right to vote at general meetings of New Bowen.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

241

Changes in Share Capital

Subject to the Cayman Companies Act, New Bowen may from time to time by ordinary resolution:

●	increase the share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of that ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, New Bowen may by special resolution reduce its share capital in any way.

Anti-Takeover Provisions

Some provisions of the Proposed Charter may discourage, delay or prevent a change of control of New Bowen or management that shareholders may consider favorable, including provisions that:

●	authorize New Bowen’s board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by New Bowen shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

New Bowen’s Proposed Charter requires an ordinary resolution to remove any director and requires a special resolution to amend the Proposed Charter. These provisions of New Bowen’s Proposed Charter and Cayman Islands law could delay the ability of shareholders to change the membership of a majority of its board, force shareholder action to be taken at an annual meeting or an extraordinary general meeting called by the New Bowen board or on the requisition of the holders of shares carrying at least 10% of the rights to vote at a shareholder meeting of New Bowen, and in turn delay the ability of shareholders to force consideration of a proposal or take action. However, under Cayman Islands law, New Bowen’s directors may only exercise the rights and powers granted to them under the Proposed Charter for a proper purpose and for what they believe in good faith to be in the best interests of Proposed Charter.

Exempted Company

New Bowen is an exempted company with limited liability incorporated under the laws of Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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ENFORCEABILITY OF CIVIL LIABILITIES

New Bowen is incorporated under the laws of the Cayman Islands. In addition, each of New Bowen’s directors and executive officers are located in, or have significant ties to, China. Service of process upon New Bowen and upon its directors and officers named in this proxy statement/prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all New Bowen’s assets are located outside the United States, any judgment obtained in the United States against New Bowen may not be collectible within the United States. As discussed in greater detail below, it may also be difficult for a shareholder to enforce against New Bowen or its directors and executive officers judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

New Bowen has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

New Bowen has also been advised by its Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands are unlikely to enforce a judgment obtained from U.S. courts under civil liability provisions of U.S. securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In addition, New Bowen has been advised by its PRC legal counsel that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.

New Bowen has also been advised by its PRC legal counsel that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of the laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this proxy statement/prospectus.

In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a court in the United States or the Cayman Islands.

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SHARES ELIGIBLE FOR FUTURE SALE

Business Combination Shares

Bowen will issue 8,646,377 ordinary shares of New Bowen to existing equityholders of Qianzhi in connection with the Business Combination, including the Earnout Shares. All of the ordinary shares of New Bowen issued in connection with the Business Combination are expected to be freely transferable by persons other than by Qiznahi’s “affiliates” without restriction or further registration under the Securities Act, subject to any lock-up or other contractual restrictions. Sales of substantial amounts of the New Bowen ordinary shares in the public market could adversely affect prevailing market prices of the New Bowen ordinary shares.

Lock-up Provisions

The Sponsors and Insider have agreed not to transfer, assign or sell any of the Founder Shares until six months after the completion of Bowen’s initial business combination and have agreed not to transfer any Private Units (or underlying securities) until the consummation of Bowen’s initial business combination.

Registration Rights

The holders of the Founder Shares, IPO Underwriter shares, and Bowen Private Units are entitled to registration rights pursuant to a registration rights agreement dated July 11, 2023 requiring the New Bowen to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that New Bowen register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require New Bowen to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that New Bowen will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. New Bowen will bear the expenses incurred in connection with the filing of any such registration statements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, there are 9,166,500 Bowen Ordinary Shares outstanding. Of these shares, 6,900,000 shares sold in the initial public offering of Bowen are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,266,500 shares owned collectively by the Sponsors and the IPO Underwriter are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are a total of 726,150 Bowen Rights outstanding, consisting of 690,000 Public Rights and 36,150 Private Rights. Each Bowen Right is convertible into 1/10th of one ordinary share upon the consummation of the Business Combination, in accordance with the terms of the Rights Agreement. The Public Rights and are freely tradable, except for any Public Rights purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

244

APPRAISAL RIGHTS

Holders of Bowen Ordinary Shares are not entitled to appraisal rights in connection with the Business Combination under the Companies Law.

HOUSEHOLDING INFORMATION

Unless Bowen has received contrary instructions, Bowen may send a single copy of this proxy statement/prospectus to any household at which two or more shareholders reside if Bowen believes the shareholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce Bowen’s expenses. However, if shareholders prefer to receive multiple sets of Bowen’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of Bowen’s disclosure documents, the shareholders should follow these instructions:

●	If the shares are registered in the name of the shareholders, the shareholders should contact Bowen at its offices at Bowen Acquisition Corp, 420 Lexington Avenue, Suite 2446, New York, NY 10170, to inform Bowen of his or her request; or

●	If a bank, broker or other nominee holds the stock, the shareholders should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for shares of New Bowen Ordinary Shares upon closing of the Business Combination will be Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

SUBMISSION OF PROPOSALS

The Bowen Board knows of no matter other than those described herein that will be presented for consideration at the Shareholder Meeting. However, should any other matters properly come before the Shareholder Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interests of Bowen.

FUTURE PROPOSALS

If the Business Combination is consummated and New Bowen holds a 2024 annual general meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. Following completion of the Business Combination, New Bowen is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, New Bowen expects to be exempt from certain rules under the Exchange Act that would otherwise apply if it were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer, including the requirement to file proxy solicitation materials on Schedule 14A in connection with annual or special meetings of its security holders.

WHERE YOU CAN FIND MORE INFORMATION

Bowen files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information filed on Bowen at the SEC website, which contains reports, proxy statements and other information, at: www.sec.gov.

This proxy statement/prospectus is available without charge to Bowen’s shareholders upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Shareholder Meeting, you should contact Bowen in writing at Bowen Acquisition Corp, 420 Lexington Avenue, Suite 2446, New York, NY 10170, or by telephone at (203) 998-5540.

If you have questions about the proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Laurel Hill Advisory Group, Bowen’s proxy solicitor, by calling (855) 414-2266 (toll-free), or banks and brokers can call (516) 933-3100, or by emailing BOWN@laurelhill.com. You will not be charged for any of the documents that you request.

245

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meeting, or no later than January 6, 2025.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Bowen has been supplied by Bowen and all such information relating to NewCo and Qianzhi has been supplied by Qianzhi. Information provided by Bowen or Qianzhi does not constitute any representation, estimate or projection of the other.

This document is a proxy statement/prospectus of Bowen for the Shareholder Meeting. Bowen has not authorized anyone to give any information or make any representation about the Business Combination, Bowen or Qianzhi that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

LEGAL MATTERS

Ogier, Cayman Islands will pass upon the validity of the Bowen Ordinary Shares to be issued in connection with the Business Combination.

EXPERTS

The financial statements of Bowen Acquisition Corp as of December 31, 2023 and for the period from February 17, 2023 (inception) to December 31, 2023 included in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Qianzhi Group Holding (Cayman) Limited as of March 31, 2024 and 2023 and for the years then ended have been audited by Simon & Edward, LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Bowen Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Bowen Acquisition Corp, 420 Lexington Avenue, Suite 2446, New York, NY 10170, Attention: Corporate Secretary. Following the Business Combination, such communications should be sent in care of New Bowen, 1705, Block B, KK 100 Building, 5016 East Shennan Road, Luohu District, Shenzhen, Guangdong Province, 518000 People’s Republic of China, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the Bowen Board, the New Bowen Board, the appropriate committee chairperson or all non-management directors.

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INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2024 (Unaudited) and March 31, 2024	F-2

Unaudited Condensed Consolidated Statements of Operation and Comprehensive (Loss) Income for the Three and Six Months Ended September 30, 2024 and 2023	F-3

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Three and Six Months Ended September 30, 2024 and 2023	F-4

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended September 30, 2024 and 2023	F-6

Notes to Unaudited Condensed Consolidated Financial Statements	F-7

F-1

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$3,215,961	$4,832,079
Accounts receivables	28,161	21,871
Inventories, net	410,680	361,311
Advances to suppliers, net	784,647	197,576
Other receivables – related parties	89,646	68,086
Other current assets	545,535	449,085
TOTAL CURRENT ASSETS	5,074,630	5,930,008

Property and equipment, net	497,704	553,059
Right-of-use lease assets, net	502,958	599,088
Deposit and other assets	46,342	630,975
TOTAL ASSETS	$6,121,634	$7,713,130

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$113,999	$69,249
Accounts payable	303,070	525,266
Contract liabilities	207,441	372,295
Taxes payable	472,593	507,071
Other payables	133,992	156,159
Other payables – related parties	161,891	315,579
Other current liabilities	234,293	229,340
Operating lease liability, current	240,232	213,490
TOTAL CURRENT LIABILITIES	$1,867,511	$2,388,449
Operating lease liability, noncurrent	255,416	354,178
TOTAL LIABILITIES	2,122,927	2,742,627

COMMITMENTS AND CONTINGENCIES

EQUITY
Ordinary shares, $1.00 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	$50,000
Additional paid in capital	3,034,392	3,034,392
Statutory reserve	481,363	461,228
Retained earnings	804,982	1,959,784
Accumulated other comprehensive loss	(372,030)	(534,901)
TOTAL SHAREHOLDERS’ EQUITY	3,998,707	4,970,503
TOTAL LIABILITIES AND EQUITY	$6,121,634	$7,713,130

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
REVENUE, NET	$1,581,400	$1,344,986	$3,247,058	$2,096,232
Cost of revenue	(152,480)	(84,150)	(276,101)	(208,649)
Promotion cost	(1,087,693)	(721,324)	(1,649,368)	(1,253,884)
GROSS PROFIT	341,227	539,512	1,321,589	633,699

OPERATING EXPENSES
Selling and marketing expenses	41,371	5,156	569,582	13,923
General and administrative expenses other than bad debt expense	683,359	602,356	1,600,558	1,621,390
Bad debt expenses (recovery)	216,792	(509,757)	216,792	(509,757)
Research and development expenses	9,150	7,567	25,614	15,042
Total operating expenses	950,672	105,322	2,412,546	1,140,598

(LOSS) INCOME FROM OPERATIONS	(609,445)	434,190	(1,090,957)	(506,899)

OTHER INCOME (EXPENSES)
Interest income	167	911	1,126	2,678
Interest expense	(1,097)	(942)	(1,918)	(2,455)
Government subsidies	3,131	4,124	12,643	26,413
Other expense, net	(6,348)	(2,812)	(43,277)	(21,581)
Total other (loss) income, net	(4,147)	1,281	(31,426)	5,055

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(613,592)	435,471	(1,122,383)	(501,844)

INCOME TAX BENEFIT (EXPENSES)	4,181	(17,603)	(12,284)	(23,740)

NET (LOSS) INCOME	(609,411)	417,868	(1,134,667)	(525,584)

OTHER COMPREHENSIVE INCOME
Total foreign currency translation adjustment	200,393	(43,423)	162,871	(349,479)
COMPREHENSIVE (LOSS) INCOME	(409,018)	374,445	(971,796)	(875,063)

(LOSS) EARNINGS PER SHARE
Basic and diluted	$(12.19)	$8.36	$(22.69)	$(10.51)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	50,000	50,000	50,000	50,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive
	Shares	Amount	capital	reserve	earnings	loss	Total
Balance at June 30, 2023	50,000	$50,000	$3,034,392	$341,044	$1,834,690	$(510,805)	$4,749,321
Appropriation to statutory reserve				29,619	(29,619)		-
Net income	-	-	-	-	417,868	-	417,868
Foreign currency translation adjustment	-	-	-	-	-	(43,423)	(43,423)
Balance at September 30, 2023	50,000	$50,000	$3,034,392	$370,663	$2,222,939	$(554,228)	$5,123,766

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive
	Shares	Amount	capital	reserve	earnings	loss	Total
Balance at June 30, 2024	50,000	$50,000	$3,034,392	$461,228	$1,434,528	$(572,423)	$4,407,725
Appropriation to statutory reserve				20,135	(20,135)		-
Net loss	-	-	-	-	(609,411)	-	(609,411)
Foreign currency translation adjustment	-	-	-	-	-	200,393	200,393
Balance at September, 2024	50,000	$50,000	$3,034,392	$481,363	$804,982	$(372,030)	$3,998,707

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive
	Shares	Amount	capital	reserve	earnings	loss	Total
Balance at March 31, 2023	50,000	$50,000	$3,034,392	$341,044	$2,778,142	$(204,749)	$5,998,829
Appropriation to statutory reserve				29,619	(29,619)		-
Net loss	-	-	-	-	(525,584)	-	(525,584)
Foreign currency translation adjustment	-	-	-	-	-	(349,479)	(349,479)
Balance at September 30, 2023	50,000	$50,000	$3,034,392	$370,663	$2,222,939	$(554,228)	$5,123,766

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive
	Shares	Amount	capital	reserve	earnings	loss	Total
Balance at March 31, 2024	50,000	$50,000	$3,034,392	$461,228	$1,959,784	$(534,901)	$4,970,503
Appropriation to statutory reserve				20,135	(20,135)
Net loss	-	-	-	-	(1,134,667)	-	(1,134,667)
Foreign currency translation adjustment	-	-	-	-	-	162,871	162,871
Balance at September, 2024	50,000	$50,000	$3,034,392	$481,363	$804,982	$(372,030)	$3,998,707

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(1,134,667)	$(525,584)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	70,314	55,733
Bad debt allowances (recovery)	216,792	(509,757)
Amortization of operating lease right-of-use assets	111,819	66,699
Changes in operating assets and liabilities:
Accounts receivables	(5,578)	27,189
Account receivables – related party	(76,197)	433,451
Inventories	(38,378)	(9,300)
Advance to suppliers	198,911	(445,613)
Other receivables – related parties	81,455	1,485,966
Loans to related parties	-	28,241
Other current assets	(487,075)	(1,626,664)
Deposit and other assets	(354)	60,401
Accounts payable	(233,987)	(457,570)
Contract liabilities	(173,106)	294,959
Taxes payable	(48,424)	(283,140)
Other payables	(25,586)	(5,178)
Other payables – related parties	(141,695)	(559,885)
Operating lease liabilities	(87,159)	(74,358)
Other current liabilities	108	(6,651)
Net cash used in operating activities	(1,772,807)	(2,051,061)

Cash flows from investing activities
Purchase of property and equipment	-	(565)
Net cash used in investing activities	-	(565)

Cash flows from financing activities
Proceeds from short-term loans	42,141	-
Repayment of short-term loans	-	(141,207)
Repayment of long-term loans	-	(28,241)
Net cash provided by (used in) financing activities	42,141	(169,448)

Effect of changes of foreign exchange rates on cash	114,548	(185,606)
Net decrease in cash	(1,616,118)	(2,406,680)
Cash, beginning of year	4,832,079	3,836,946
Cash, end of year	$3,215,961	$1,430,266

Supplemental disclosure of cash flow information
Cash paid for interest expense	$1,918	$2,455
Cash paid for income tax	$121,841	$51,124

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS DESCRIPTION

Business

Qianzhi Group Holding (Cayman) Limited (“NewCo” or the “Company”), through its subsidiaries located in the People’s Republic of China (“PRC”), is a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications.

Organizations

NewCo was incorporated under the laws of the Cayman Islands on August 14, 2023 as an exempt company with limited liability.

NewCo owns 100% equity interest of Qianzhi Investment Holding Co., Ltd (“Qianzhi BVI”), an entity incorporated on August 31, 2023 in accordance with the laws and regulations in the British Virgin Islands.

Qianzhi BVI owns 100% equity interest of Hong Kong Qianzhi Investment Holding Co., Ltd (“Qianzhi HK”), an entity incorporated on September 27, 2023 in accordance with the laws and regulations in Hong Kong.

Qianzhi HK owns 100% equity interest of Shenzhen Shian Biotechnology Co., Ltd. (“Shenzhen Shian”), an entity formed on November 23, 2023, as a Wholly Foreign-Owned Enterprise (“WFOE”) in the People’s Republic of China (“PRC”).

NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Ms. Xiaoqin Lin, the chairman of the board of directors and the chief executive officer of the Company, was the controlling shareholder of Shenzhen Qianzhi Biotechnology Co., Ltd. (“Qianzhi Biotechnology”), an entity incorporated on March 20, 2007 in accordance with PRC laws. Qianzhi Biotechnology owns 100% of the equity interests of the following subsidiaries: (1) Hubei Qianzhi Biotechnology Co., Ltd. (“Hubei Qianzhi”) was incorporated on February 20, 2019 in Ezhou City, Hubei Province in accordance with PRC laws; (2) Shenzhen Qianzhi Health Management Co., Ltd. (“Qianzhi Health”) was incorporated on May 5, 2019 in accordance with PRC laws; (3) Jiangxi Qianzhi Biotechnology Co., Ltd. (“Jiangxi Qianzhi”) was incorporated on June 12, 2019 in Jiujiang City, Jiangxi Province in accordance with PRC laws, and (4) Shenzhen Qianzhi Biotech Co., Ltd. (“Qianzhi Biotech”) was incorporated on July 2, 2019 in accordance with PRC laws.

In addition, Qianzhi Biotechnology also owns 51% equity interest in Zhishang Zhimei (Shenzhen) Brand Planning Consulting Co., Ltd. (“Zhishang Zhimei”), an entity incorporated on August 13, 2019 and deregistered on October 12, 2022 in accordance with PRC laws. As Zhishang Zhimei had no operating activity and no material assets, the deregister of Zhishang Zhimei did not constitute discontinued operation.

Qianzhi Biotechnology, together with its subsidiaries are collectively referred to as the “Qianzhi Operating Companies” below.

Reorganization

A reorganization of legal structure (“Reorganization”) was completed on December 27, 2023. The reorganization involved the incorporation of NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian, and the transfer of the 100% equity interest of Qianzhi Biotechnology to Shenzhen Shian. Consequently, NewCo, through its subsidiaries Qianzhi BVI and Qianzhi HK, directly controls Shenzhen Shian and Qianzhi Biotechnology, and became the ultimate holding company of all other entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

F-7

Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC, and Hong Kong. Details of the subsidiaries of the Company as of September 30, 2024 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
NewCo	August 14, 2023	Cayman Islands	Parent, 100%	Investment holding
Qianzhi BVI	August 31, 2023	British Virgin Islands	100%	Investment holding
Qianzhi HK	September 27, 2023	Hong Kong	100%	Investment holding
Shenzhen Shian	November 23, 2023	PRC	100%	WFOE, Investment holding
Qianzhi Operating Companies:
Qianzhi Biotechnology	March 20, 2007	PRC	100%	General administration and sales of the Company’s products to customers
Hubei Qianzhi	February 20, 2019	PRC	100%	Research, development and manufacturing of product
Qianzhi Health	May 5, 2019	PRC	100%	Sales of product
Jiangxi Qianzhi	June 12, 2019	PRC	100%	Sales of product
Qianzhi Biotech	July 2, 2019	PRC	100%	Sales of product

NOTE 2 — LIQUIDITY

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net loss of $1,134,667, and cash used in operating activities was $1,772,807 for the six months ended September 30, 2024. As of September 30, 2024, the Company has a working capital of $3,207,119.

In assessing its liquidity, management monitors and analyzes the Company’s cash, its ability to generate sufficient revenue sources in the future, and its contractual obligations. As of September 30, 2024, the Company had cash of $3,215,961 and outstanding bank loan of $113,999. The Company believes that its current cash, cash from sales growth, repayment of receivables from related parties and borrowings from banks will be sufficient to meet its working capital needs for at least 12 months from the date of this report.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto for the year ended March 31, 2024 included in the Form S-4. Operating results for the three and six months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025.

Reclassifications

Certain amounts on the prior-years’ consolidated balance sheets, consolidated statements of operations and cash flows were reclassified to conform to current-year presentation, with no effect on ending stockholders’ equity.

Uses of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on information as of the date of the unaudited condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the estimated current credit losses on financial assets, realizability of advances to suppliers, inventory valuations, useful lives of property and equipment, the recoverability of long-lived assets, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

F-8

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The development and commercialization of personal hygiene and disinfectant products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. The Company may face competition with respect to its current and future personal hygiene and disinfectant product candidates from major personal care companies in China.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains cash with financial institutes, such as banks, in the PRC. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of September 30, 2024 and March 31, 2024, $1,170,898 and $2,961,187 of the Company’s cash held by financial institutions were uninsured, respectively.

Accounts receivable

Accounts receivables are presented net of allowance for doubtful accounts. The Company uses the current expected credit losses model to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses considers both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates are recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. As of September 30, 2024 and March 31, 2024, there was no allowance recorded as the Company determined that all of the accounts receivable are fully collectible.

Advances to suppliers

Advances to suppliers mainly represent prepayments made to ensure continuous high-quality supplies and favorable purchase prices of third-party products and raw materials. These advances are directly related to the purchases of third-party products and raw materials used to fulfill sales orders. The Company is required from time to time to make cash advances when placing its purchase orders. These advances are settled upon suppliers delivering third-party products and raw materials to the Company when the transfer of ownership occurs. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance. As of September 30, 2024 and March 31, 2024, the Company recognized $219,925 and $Nil allowance for advances to suppliers due to the uncertainty of the future usage, respectively.

Inventories, net

Inventories are stated at lower of cost or net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead, as well as procurement cost of third-party products. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. The Company performs physical stocktaking quarterly and writes off obsolete inventories to the cost of revenue account. Obsolete inventories in the amount of $2,796 and $15,425 were written-off during six months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and March 31, 2024, the company has no slow-moving, obsolete, or damaged inventories and thus no inventory reserve deemed necessary.

F-9

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, inventories, advances to suppliers, other receivables – related parties, other current assets, short-term bank loans, accounts payable, other payables – related parties, taxes payable, contract liabilities, other current liabilities, approximate the fair value of the respective assets and liabilities as of September 30, 2024 and March 31, 2024 based upon the short-term nature of the assets and liabilities. The fair value of operating lease liabilities approximates their recorded values as their stated interest rates approximate the rates currently available in the market the Company could obtain.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Machinery and equipment	1–10 years
Office equipment and furniture	2–5 years
Automobiles	2–4 years
Leasehold improvement	Shorter of remaining lease term or 5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the unaudited condensed consolidated statements of income and other comprehensive income in other income or expenses.

Impairment of long-lived Assets

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated.

F-10

Revenue recognition

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company entered sales contracts with various individuals and/or companies. Pursuant to sales contracts entered, the Company is to provide the required personal care or other products to its customers without a right of return. Most customers are required to make full advance payment to the Company upon signing the contract, and send the purchase order within ten days. The Company shall deliver the ordered personal care or other products within seven days after receiving of purchase order and advance payment, and the delivery expense is borne by the customers. The customer shall inspect the quantity and quality of the products received timely and notify any noncompliance to the Company on the day of receipt, and no return will be grant after customers’ acceptances. The Company may grant certain sales returns from time to time exclusively under management’s discretion, which results 1% of total sales reserved for the potential sales return based on historical experience.

The Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for revenue generated from sales of its products on a gross basis, as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Company’s contracts have one single performance obligation, namely, the promise is to transfer the individual goods to customers, and there is no separately identifiable other promise in the contracts.

The Company’s revenue is recognized at a point in time when title and risk of loss passes and customers inspect and accept the goods, which generally occurs at day of delivery. Revenue is reported net of after sales discount and return reserve and all value added taxes (“VAT”).

The Company pays promotional costs to the organizer of the Company’s sales campaigns which is in line with revenue and would not have incurred if the contract had not been obtained. The Company determined the promotional costs as incremental costs of obtaining a contract and applies a practical expedient to expense costs when incurred when the amortization period of the asset that the entity otherwise would have recognized is one year or less. The Company does not incur significant additional costs to secure contracts with customers, except for promotional expenses, that are expected to provide benefits lasting longer than one year, which must be recognized as assets.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by product types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The following table identifies the disaggregation of its revenue for the three and six months ended September 30, 2024 and 2023, respectively:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales of self-manufactured products
Revenue from sales of ozone sterilization products	$1,007,559	$785,574	$1,934,514	$1,137,072
Revenue from sales of hypochlorite disinfection products	60,391	61,334	133,444	78,230
Sales of third-party products purchased
Revenue from sales of cosmetic products	165,795	129,582	439,553	332,103
Revenue from sales of prepackaged food	347,655	247,041	734,140	331,943
Revenue from sales of other products	-	121,455	5,407	216,884
Total revenue, net	$1,581,400	$1,344,986	$3,247,058	$2,096,232

F-11

Contract Liabilities

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payments have been received from customers before the Company’s products are delivered. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred. Contract liabilities amounted to $207,441 and $372,295 as of September 30, 2024 and March 31, 2024, respectively.

Cost of revenue

Cost of revenue consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenue also includes incremental costs of obtaining sales contract, which are mainly promotion cost paid to organizers of the Company’s sales campaigns in the amount in-line with sales revenue realized at those sales campaigns. The Company uses practical expedient to expense the incremental costs when incurred on the same period sales revenue realized even though the service agreement executed within one year.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll and benefits costs for sales team, business travel and meals expenses, as well as marketing expenses. General and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

F-12

Government subsidies

Government subsidy income primarily relate to government’s cash award to local companies to promote entrepreneurship, stimulate local economies and overcome COVID-19 outbreak. Such awards are granted on a case-by-case basis by local government.

The Company recognizes government subsidies as other operating income upon receipt if the subsidies are not subject to any past or future conditions, there are no performance conditions or conditions of use, and not subject to future refunds. Government subsidies recognized as other operating income totaled $3,131 and $4,124 for the three months ended September 30, 2024 and 2023, respectively. Government subsidies recognized as other operating income totaled $12,643 and $26,413 for the six months ended September 30, 2024 and 2023, respectively.

Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the unaudited condensed consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the three and six months ended September 30, 2024 and 2023.

The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the three and six months ended September 30, 2024 and 2023. As of September 30, 2024 and March 31, 2024, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying unaudited condensed consolidated financial statements.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the three and six months ended September 30, 2024 and 2023, there were no dilutive shares.

F-13

Foreign Currency Translation

The functional currency and the reporting currency of NewCo and Qianzhi BVI is the U.S Dollar (“US$”). Qianzhi HK uses Hong Kong dollar (“HK$”) as its functional currency. The Company operates its business through its subsidiaries in the PRC as of September 30, 2024. The functional currency of the Company’s subsidiaries is the Chinese Yuan (“RMB”). The Company’s unaudited condensed consolidated financial statements have been translated into US$.

Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the unaudited condensed consolidated financial statements:

	September 30, 2024	September 30, 2023	March 31, 2024
Period-end spot rate	US$1=RMB7.0176	US$1=RMB7.2960	US$1=RMB7.2203
Average rate	US$1=RMB7.1190	US$1=RMB7.0818	US$1=RMB7.0440

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB or HK$ to US$ is reported in other comprehensive income (loss) in the unaudited condensed consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Employee Defined Contribution Plan

The Company’s subsidiaries in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which pension, work-related injury benefits, maternity insurance, medical insurance, unemployment benefit and housing fund are provided to eligible full-time employees. The relevant labor regulations require the Company’s subsidiaries in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The contributions to the plan are expensed as incurred. Employee social security included as expenses in the accompanying unaudited condensed consolidated statements of income and comprehensive income amounted to $26,055 and $24,364 for the three months ended September 30, 2024 and 2023, respectively. Employee social security included as expenses amounted to $50,289 and $49,075 for the six months ended September 30, 2024 and 2023, respectively.

F-14

Lease

On April 1, 2021, the Company adopted Accounting Standards Update (“ASU”) 2016-02. Under this guidance, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, noncurrent in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to April 1, 2021 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

Recent Accounting Standard Adopted

In June 2016, the FASB issued ASC Update No. 2016-13, (Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASC update introduces new guidance for the accounting for credit losses on financial instruments within its scope. A new model, referred to as the current expected credit losses model, requires an entity to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses should consider both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates will be recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. ASC No. 2016-13 also modifies the impairment model for available-for-sale debt securities. The new model will require an estimate of expected credit losses only when the fair value is below the amortized cost of the asset, thus the length of time the fair value of an available-for-sale debt security has been below the amortized cost will no longer affect the determination of whether a credit loss exists. In addition, credit losses on available-for-sale debt securities will be limited to the difference between the security’s amortized cost basis and its fair value. The updated guidance is effective for all entities other than public companies’ fiscal years beginning after December 15, 2022. The Company has adopted this accounting standard, effective April 1, 2023. Management assessed the adoption of this standard on the effective date and concluded that the adoption did not have a material effect on the Company’s financial condition, results of operations, and cash flows during the three and six months ended September 30, 2024 and 2023.

F-15

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. This standard removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning March 31, 2024. The Company has adopted this accounting standard, effective April 1, 2024. Management assessed the adoption of this standard on the effective date and concluded that the adoption did not have a material effect on the Company’s financial condition, results of operations, and cash flows during the three and six months ended September 30, 2024.

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company has adopted this accounting standard, effective April 1, 2024. Management assessed the adoption of this standard on the effective date and concluded that the adoption did not have a material effect on the Company’s financial condition, results of operations, and cash flows during the three and six months ended September 30, 2024.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to its consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 — ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Accounts receivable	$28,161	$21,871
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$28,161	$21,871

As of September 30, 2024 and March 31, 2024, the Company determined that all of the accounts receivable are fully collectible.

F-16

NOTE 5 — INVENTORIES, NET

Inventories consisted of raw materials, finished goods, third-party products and low value consumables, and are stated at the lower of cost or net realizable value. As of September 30, 2024 and March 31, 2024, inventories consisted of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Raw materials	$154,566	$165,500
Self-produced finished goods	64,790	82,462
External purchased finished goods	191,324	113,349
Total inventory	410,680	361,311
Inventory valuation allowance	-	-
Total inventory, net	$410,680	$361,311

The Company performs physical stocktaking periodically and writes off obsolete inventories to the cost of revenue whenever they are identified. Obsolete inventories in the amounts of $2,796 and $15,425 were written-off during the six months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and March 31, 2024, the company has no slow-moving, obsolete, or damaged inventories and thus no inventory reserve deemed necessary.

NOTE 6 — ADVANCES TO SUPPLIERS，NET

The Company is required from time to time to make cash advances when placing its purchase orders. These advances are settled upon suppliers delivering third-party products and raw materials to the Company when the transfer of ownership occurs. As of September 30, 2024 and March 31, 2024, advances to suppliers consist of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Advances to suppliers to purchase third-party products (1)(2)	$992,658	$724,781
Advances to suppliers for raw materials	5,907	8,776
Others	6,007	50,302
Total advances to suppliers	1,004,572	783,859
Less: allowance for doubtful accounts (2)	(219,925)	-
Advances to suppliers, net	784,647	783,859
Less: non-current portion of advances to suppliers (1)	-	(586,283)
Current portion of advances to suppliers	$784,647	$197,576

(1)	The noncurrent portion of advances to suppliers as of March 31, 2024 reflected the long-term advances to one supplier of prepackaged food products, which is reported under “Deposit and other assets”.
(2)	As of September 30, 2024, the Company recorded an allowance of $219,925 (RMB 1,543,343) for advances to a supplier of prepackaged food products. A bad debt expense of $216,792 (RMB 1,543,343) was recognized under “General and administrative expense” during the period due to the supplier’s financial distress, which prevented them from fulfilling obligations or refunding the advance. Exchange rate differences account for the variance in reported amounts.

F-17

NOTE 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Machinery and equipment	$360,289	$350,174
Office equipment	55,111	53,564
Automobiles	567,724	551,786
Furniture	14,599	14,189
Leasehold improvement	39,594	38,483
Subtotal	1,037,317	1,008,196
Less: accumulated depreciation	(539,613)	(455,137)
Property and equipment, net	$497,704	$553,059

For the equipment used for manufacturing, the depreciation expense is included as part of manufacturing overhead, while the equipment used for general administrative are included in selling, general and administrative expense on the statements of operations. For the three months ended September 30, 2024 and 2023, the total depreciation and amortization expenses were $35,659 and $26,079, respectively. For the six months ended September 30, 2024 and 2023, the total depreciation and amortization expenses were $70,314 and $55,733, respectively.

NOTE 8 — CONTRACT LIABILITIES

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payments have been received from customers before the Company’s products are delivered. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred. Contract liabilities amounted to $207,441 and $372,295 as of September 30, 2024 and March 31, 2024, respectively.

NOTE 9 — DEBTS

The Company borrowed funds from PRC banks and other financial institutions as working capitals. As of September 30, 2024 and March 31, 2024, the Company’s debts consisted of the following:

Short-term loans:

		As of
	Note	September 30, 2024	March 31, 2024
		(Unaudited)
Short-term bank loans:
Loans from Bank of China:
Maturity date on December 5, 2024, interest rate 3.77% per annum	(1)	113,999	69,249
Total short-term loans		$113,999	$69,249

(1)	On December 6, 2023, Hubei Qianzhi obtained a line of credit from Bank of China to borrow up to RMB 1,000,000 (equivalent to $142,499) loans as working capital for one year, with interest rate of 3.77% per annum and maturity date on December 5, 2024. The Company withdrawn RMB 300,000 (equivalent to $42,750), RMB 200,000 (equivalent to $28,499) and RMB 300,000 (equivalent to $42,750) on December 11, 2023, January 24, 2024 and May 16, 2024, respectively. There was no guarantee requirement for this loan, and $1,097 and $1,918 interest expenses were recorded for the three and six months ended September 30, 2024, respectively.

F-18

NOTE 10 — RELATED PARTY TRANSACTIONS

(a) Nature of relationships with related parties

Name	Relationship with the Company
Ms. Xiaoqin Lin	The Company’s controlling shareholder, Chief Executive Officer and chairman of the Company’s Board of Directors
Mr. Liangwen Wang	Chief Financial Officer and Director
Ms. Yuetao Lin	Shareholder and Senior Management of the Company
Ms. Xiaoling Yuan	Senior Management of the Company
Ms. Juxiang Hu	Shareholder and Senior Management of the Company
Ms. Yanmin Liu	Shareholder of the Company
Ms. Yajun Sun	Senior Management of the Company
Mr. Liangming Hu	Senior Management of the Company
Shenzhen Yelin Network Technology Co., Ltd (“Shenzhen Yelin”)	Under common control of Ms. Xiaoqin Lin, whose ownership were disposed on January 4, 2023. Ms. Xiaoqin Lin has significant influence over Shenzhen Yelin after the disposal.

(b) Sales transactions and accounts receivables – related parties

The Company sold its self-produced products to Shenzhen Yelin in the amounts of $Nil during the three months ended September 30, 2024 and 2023. The Company sold its self-produced products to Shenzhen Yelin in the amounts of $75,901 and $74,493 during the six months ended September 30, 2024 and 2023, respectively with accounts receivable balances of $Nil as of September 30, 2024.

The Company sold its self-produced products to Ms. Juxiang Hu, Ms. Xiaoling Yuan and Ms. Yuetao Lin in the amounts of $83,596, $25,167 and $3,942, respectively, during the three months ended September 30, 2024. The Company sold its self-produced products to Ms. Juxiang Hu, Ms. Xiaoling Yuan and Ms. Yuetao Lin in the amounts of $83,596, $42,268 and $16,157, respectively, during the six months ended September 30, 2024. The accounts receivable balances due from these individuals as of September 30, 2024 was $Nil. There were no sales transactions with these individuals during the three and six months ended September 30, 2023.

(c) Other receivables – related parties

The Company advanced funds to Shenzhen Yelin for general working capital needs of Shenzhen Yelin, to Ms. Xiaoqin Lin for payment of combination expenses of the Company, to officers as petty cash to cover minor expenses of the Company, and advanced salaries to employees for their personal use. Such advance was non-interest bearing and due on demand. The other receivables due from related parties as of September 30, 2024 and March 31, 2024 were as followings:

		As of
Name	Nature	September 30, 2024	March 31, 2024
		(Unaudited)
Ms. Yanmin Liu	Advanced salary to employees for their personal use	$28,500	$27,700
Ms. Yajun Sun	Advanced salary to employees for their personal use	16,387	17,174
Ms. Juxiang Hu	Petty cash	34,214	23,212
Others	Petty cash	10,545	-
Total other receivables – related parties		$89,646	$68,086

F-19

(d) Other payables – related parties

The balance of other payables – related parties were comprised of the Company’s advances from Ms. Xiaoqin Lin used for working capital during the Company’s normal course of business, and payment of expenses made by related parties on behalf of the Company. Such advance was non-interest bearing and due on demand. The other payables due to related parties as of September 30, 2024 and March 31, 2024 were as followings:

	As of
Name	September 30, 2024	March 31, 2024
	(Unaudited)
Ms. Xiaoqin Lin	$121,063	$276,533
Mr. Liangming Hu	40,772	38,991
Others	56	55
Total other payables – related parties	$161,891	$315,579

During the year ended March 31, 2024, Ms. Xiaoqin Lin, the Company’s Chief Executive Officer, paid for certain expenses on behalf of the Company. On March 31, 2024, the Company, Ms. Lin and Shenzhen Yelin, a company affiliated with Ms. Lin, entered into an agreement whereby Shenzhen Yelin collected cash in the amount of $1,174,118 for products sold by the Company to third parties and in turn delivered such cash to Ms. Lin as repayment for the same amount advanced by Ms. Lin for such expenses.

NOTE 11 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-own subsidiary, Qianzhi BVI is incorporated in BVI. Under the current tax laws of the Cayman Islands and the BVI, these entities are not subject to taxes on their income or capital gains. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

Qianzhi HK is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Qianzhi HK did not generate any assessable profits derived from Hong Kong sources for the three and six months ended September 30, 2024 and 2023, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

The Company’s wholly owned subsidiaries - Shenzhen Qianzhi, Jiangxi Qianzhi, Qianzhi Biotech and Qianzhi Health are incorporated in the PRC and qualified as small-scaled minimal profit enterprises for the three and six months ended September 30, 2024 and 2023. Based on the EIT Law of PRC, and according to the Announcement on Issues Related to the Implementation of Inclusive Income Tax Reduction and Exemption Policy for Small and Low Profit Enterprises issued by the State Administration of Taxation, from January 1, 2022 to December 31, 2024, once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, its taxable income is entitled to a reduced income tax rate ranging from 2.5% to 5% depending on the amount and period of taxable income.

EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. Hubei Qianzhi, one of the Company’s main operating subsidiaries in the PRC, was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning November 2022 with a term of three years. Although Hubei Qianzhi was approved as a HNTE and enjoying a 15% reduced income tax rate, it incurred accumulated loss as of September 30, 2024, with no impact of the tax holidays on PRC corporate income taxes for the three and six months ended September 30, 2024 and 2023.

F-20

The components of the income tax provision are as follows:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current tax (benefit) provision:
Cayman and BVI	$-	$-	$-	$-
Hong Kong	-	-	-	-
PRC	(4,181)	17,603	12,284	23,740
Sub-total	(4,181)	17,603	12,284	23,740
Deferred tax provision:
Cayman and BVI	-	-	-	-
Hong Kong	-	-	-	-
PRC	-	-	-	-
Sub-total	-	-	-	-
Total income tax (benefit) provision	$(4,181)	$17,603	$12,284	$23,740

The following table reconciles the China statutory rates to the Company’s effective tax rates for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,
	2024	2023
	(Unaudited)	(Unaudited)
PRC statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax rate and tax exemption	(18.7)%	(20.4)%
Research and development tax credit	0.9%	(0.5)%
Non-deductible expenses	(0.6)%	0.2%
Change in valuation allowance	(9.8)%	1.4%
Non-PRC entities not subject to PRC income tax	2.1%	(10.4)%
Effective tax rate	(1.1)%	(4.7)%

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of September 30, 2024, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Deferred tax assets are composed of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Deferred tax assets derived from net operating loss (“NOL”) carry forwards and deferred revenue	$74,109	$32,169
Less: valuation allowance	(74,109)	(32,169)
Total deferred tax assets	$-	$-

F-21

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Management considers new evidence, both positive and negative, that could affect the Company’s future realization of deferred tax assets including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes and other relevant factors.

(b) Taxes payable

Taxes payable consist of the following:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Income tax payable	$358,012	$349,282
Value added tax payable, net	106,555	144,858
Other taxes payable	8,026	12,931
Total taxes payable	$472,593	$507,071

NOTE 12 - OPERATING LEASE

The Company leases factory and storehouse in Ezhou City, Hubei Province of China, and office spaces in Shenzhen City, Guangdong Province of China, with terms ranging from 20 months to eight years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of ROU assets and lease liabilities. Leases with initial term of 12 months or less are not recorded on the balance sheet.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the balance sheets:

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Operating lease assets:
Operating lease right of use assets	$502,958	$599,088
Total operating lease assets	502,958	599,088

Operating lease obligations:
Current operating lease liabilities	240,232	213,490
Non-current operating lease liabilities	255,416	354,178
Total operating lease obligations	$495,648	$567,668

F-22

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

September 30, 2024
Weighted-average remaining lease term	2.3 years

Weighted-average discount rate	4.77%

The following table summarizes the maturity of operating lease liabilities as of September 30, 2024:

Twelve months ending September 30,	US$
2025	$258,162
2026	205,174
2027	51,857
2028	6,872
Total lease payments	522,065
Less: imputed interest	(26,417)
Total lease liabilities	$495,648

NOTE 13 — SHAREHOLDERS’ EQUITY

Ordinary Shares

NewCo was incorporated under the laws of the Cayman Islands on August 14, 2023. The authorized number of ordinary shares was 50,000 shares with par value of US$1.00 per share and 50,000 shares were issued (see Note 1).

Statutory reserve and restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiaries from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the unaudited condensed consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of its subsidiaries. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, the Company’s subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict its subsidiaries from transferring funds to the Company in the form of dividends, loans and advances.

As of September 30, 2024 and March 31, 2024, the restricted amounts as determined pursuant to PRC statutory laws totaled $481,363 and $461,228, and total restricted net assets amounted to $3,565,755 and $3,545,620.

F-23

NOTE 14 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains cash with financial institutes, such as banks, in the PRC. Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”).

Financial instruments that potentially subject the Company to significant concentrations of credit risk are cash and cash equivalents and accounts receivable. As of September 30, 2024 and March 31, 2024, $1,170,898 and $2,961,187 of the Company’s cash held by financial institutions were uninsured, respectively.

For the six months ended September 30, 2024 and 2023, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

For the six months ended September 30, 2024, one customer accounted for 16.6% of the Company’s total revenue, and its account receivable balances was $Nil as of September 30, 2024. For the six months ended September 30, 2023, two customers accounted for 31.8% and 11.8% of the Company’s total revenue, respectively, and their account receivable balances were $Nil as of September 30, 2023. The Company’s top 10 customers aggregately accounted for 52.3% and 75.6% of the total revenue for the six months ended September 30, 2024 and 2023, respectively.

Sales of one of the Company’s major products, ozone sterilization product, accounted for 59.6% and 54.2% of the Company’s total revenue for the six months ended September 30, 2024 and 2023, respectively.

As of September 30, 2024, three customers accounted for 24.8%, 22.6% and 10.9% of the total accounts receivable balance, respectively. As of March 31, 2024, two customers accounted for 17.0% and 11.6% of the total accounts receivable balance, respectively.

As of September 30, 2024, two suppliers accounted for 73.0% and 11.7% of the total advances to supplier balance, respectively. As of March 31, 2024, one supplier accounted for 92.5% of the total advances to supplier balance.

For the six months ended September 30, 2024, one supply accounted for 20.6% of the total purchases. For the six months ended September 30, 2023, two suppliers accounted for 28.5% and 15.7% of the total purchases, respectively. The Company’s top 10 supplier aggregately accounted for 45.4% and 61.9% of the total purchases for the six months ended September 30, 2024 and 2023, respectively.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the three and six months ended September 30, 2024 and 2023, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

The Company lease factory and storehouse in Ezhou City, Hubei Province of China, and office spaces in Shenzhen City, Guangdong Province of China, with terms ranging from 20 months to eight years. (see Footnote 12 – Operating lease, for details)

F-24

NOTE 16- SUBSEQUENT EVENTS

On December 5, 2024, the Company entered into a subscription agreement with an investor, providing for such investor to purchase securities in the total amount of $5.0 million (the “PIPE”). As of the issuance date of these financial statements, the PIPE transaction has not been consummated, and no proceeds have been received. Additional details regarding this transaction are included in the Company’s Registration Statement on Form S-4.

The Company has assessed all subsequent events through the date that these unaudited condensed consolidated financial statements are issued and there are no further material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

NOTE 17— CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s unaudited condensed consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the unaudited condensed consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2024 and March 31, 2024, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the unaudited condensed consolidated financial statements, if any.

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY BALANCE SHEETS

	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	1,214	-
Other receivable	75,000	-
Prepayment for IPO expense	$277,156	$394,161

NON-CURRENT ASSETS
Investment in subsidiaries	6,990,511	$7,221,436

TOTAL ASSETS	$7,343,881	$7,615,597

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payable	49,923	-
Other payables – related parties	1,846,223	1,199,315
Due to subsidiaries	1,385,779	1,385,779
Other current liabilities	63,249	60,000
TOTAL CURRENT LIABILITIES	3,345,174	2,645,094

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $1.00 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	$50,000
Additional paid-in capital	3,034,392	3,034,392
Retained earnings	1,286,345	2,421,012
Accumulated other comprehensive loss	(372,030)	(534,901)
TOTAL SHAREHOLDERS’ EQUITY	3,998,707	4,970,503

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,343,881	$7,615,597

F-25

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Operating costs and expenses:
General and administrative expenses	$(257,003)	$(269,112)	$(739,243)	$(948,320)

Equity in earnings of subsidiaries	(350,779)	686,980	(393,795)	422,736

Interest expense	(27)		(27)
Other expense, net	(1,602)		(1,602)
NET (LOSS) INCOME	(609,411)	417,868	(1,134,667)	(525,584)
Foreign currency translation adjustment	200,393	(43,423)	162,871	(349,479)
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(409,018)	$374,445	$(971,796)	$(875,063)

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,134,667)	$(525,584)
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiaries	393,795	(422,736)
Changes in operating assets and liabilities:
Other receivable	(75,000)	-
Prepayment for IPO expense	117,005	(929,459)
Other payables	49,923	-
Other payables – related parties	646,908	492,000
Due to subsidiaries	-	1,385,779
Other current liabilities	3,250	-
Net cash provided by operating activities	1,214	-

CHANGES IN CASH	1,214	-

CASH, beginning of period	-	-

CASH, end of period	$1,214	$-

F-26

F-27

17506 Colima Road Suite #101 Rowland Heights, CA 91748 Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Qianzhi Group Holding (Cayman) Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Qianzhi Group Holding (Cayman) Limited and subsidiaries (the “Company”) as of March 31, 2024 and 2023, the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2024, and the related notes to the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-28

Related Party Relationship and Transactions

As described in Note 10 to the consolidated financial statements, management disclosed that one entity under common control of the Company’s chief executive officer was not only a customer but also a debtor during the same period of time. In addition, the Company has also incurred miscellaneous transactions with multiple officers or senior management personnel during the years ended March 31, 2024 and 2023.

We identified the evaluation of the Company’s identification of related parties and related party transactions as a critical audit matter. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions of the Company.

The primary procedures we performed to address this critical audit matter included:

➢	Inquired and performed walkthrough about internal controls over the Company’s related party process, including controls related to the identification of significant non-routine related party transactions with the entities.
➢	Read new agreements and contracts entered into with the related entities.
➢	Inquired of executive officers, key members of the Company, and the Board of Directors regarding related party transactions with the entities.
➢	Received confirmations from related parties and compared responses to the Company’s records.
➢	Performed the following procedures to identify information related to potential additional transactions between the Company and related parties that may also include third parties:
(a) Read external news for information related to transactions between the Company and the entities.
(b) Inspect the Company’s minutes from meetings of the Board of Directors.
(c) Perform information search on third party websites about the Company and the entities for new relationships possibly undisclosed.
➢	Evaluate the overall sufficiency of audit evidence over the identification of significant non-routine related party transactions with the entities along with its subsequent movements.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2023.

Rowland Heights, California

July 19, 2024

F-29

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash	$4,832,079	$3,836,946
Accounts receivables	21,871	42,081
Account receivables – related parties	-	875,276
Inventories, net	361,311	454,582
Advances to suppliers	197,576	480,213
Other receivables – related parties	68,086	1,809,556
Loans to related parties	-	29,122
Other current assets	449,085	107,861
TOTAL CURRENT ASSETS	5,930,008	7,635,637

Property and equipment, net	553,059	304,191
Right-of-use lease assets, net	599,088	263,789
Deposit and other assets	630,975	449,372
TOTAL ASSETS	$7,713,130	$8,652,989

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$69,249	$145,611
Current portion of long-term loans	-	16,641
Accounts payable	525,266	753,300
Contract liabilities	372,295	706,974
Taxes payable	507,071	350,195
Other payables	156,159	123,832
Other payables – related parties	315,579	105,654
Other current liabilities	229,340	185,042
Operating lease liability, current	213,490	132,981
TOTAL CURRENT LIABILITIES	$2,388,449	$2,520,230
Long-term loans	-	12,481
Operating lease liability, noncurrent	354,178	121,449
TOTAL LIABILITIES	2,742,627	2,654,160

COMMITMENTS AND CONTINGENCIES

EQUITY
Ordinary shares, $1.00 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	$50,000
Additional paid in capital	3,034,392	3,034,392
Statutory reserve	461,228	341,044
Retained earnings	1,959,784	2,778,142
Accumulated other comprehensive loss	(534,901)	(204,749)
TOTAL SHAREHOLDERS’ EQUITY	4,970,503	5,998,829
TOTAL LIABILITIES AND EQUITY	$7,713,130	$8,725,225

The accompanying notes are an integral part of these consolidated financial statements

F-30

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE (LOSS) INCOME

	For the Years Ended March 31,
	2024	2023
REVENUE, NET	$7,030,989	$10,108,557
Cost of revenue	(569,368)	(1,920,164)
Promotion cost	(2,481,225)	(2,751,155)
GROSS PROFIT	3,980,396	5,437,238

OPERATING EXPENSES
Selling and marketing	44,159	108,040
General and administrative	4,318,060	1,598,512
Research and development	59,878	44,527
Total operating expenses	4,422,097	1,751,079

(LOSS) INCOME FROM OPERATIONS	(441,701)	3,686,159

OTHER INCOME (EXPENSES)
Interest income	3,246	5,314
Interest expense	(3,088)	(3,935)
Government subsidies	74,716	69,573
Other income (expense), net	21,128	(2,296)
Total other income, net	96,002	68,656

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(345,699)	3,754,815

INCOME TAX PROVISION	(352,475)	(162,817)

NET (LOSS) INCOME	(698,174)	3,591,998

OTHER COMPREHENSIVE INCOME
Total foreign currency translation adjustment	(330,152)	(352,103)
COMPREHENSIVE (LOSS) INCOME	(1,028,326)	3,239,895

EARNINGS PER SHARE
Basic and diluted	$(13.96)	$71.84

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	50,000	50,000

The accompanying notes are an integral part of these consolidated financial statements.

F-31

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive income	Total shareholders’	Non- controlling	Total
	Shares	Amount	capital	reserve	earnings	(loss)	equity	interest	equity
Balance at April 1, 2022	50,000	$50,000	$2,949,176	$81,648	$(490,879)	$147,354	$2,737,299	$42,079	$2,779,378
Capital injection	-	-	85,216	-	-	-	85,216	-	85,216
Acquisition of noncontrolling interest	-	-	-	-	(63,581)	-	(63,581)	(36,027)	(99,608)
Disposal of a subsidiary	-	-	-	-	-	-	-	(6,052)	(6,052)
Appropriation to statutory reserve	-	-	-	259,396	(259,396)	-	-	-	-
Net income	-	-	-	-	3,591,998	-	3,591,998	-	3,591,998
Foreign currency translation adjustment	-	-	-	-	-	(352,103)	(352,103)	-	(352,103)

Balance at March 31, 2023	50,000	$50,000	$3,034,392	$341,044	$2,778,142	$(204,749)	$5,998,829	$-	$5,998,829

Appropriation to statutory reserve	-	-	-	120,184	(120,184)	-	-	-	-
Net loss	-	-	-	-	(698,174)	-	(698,174)	-	(698,174)
Foreign currency translation adjustment	-	-	-	-	-	(330,152)	(330,152)	-	(330,152)

Balance at March 31, 2024	50,000	$50,000	$3,034,392	$461,228	$1,959,784	$(534,901)	$4,970,503	$-	$4,970,503

The accompanying notes are an integral part of these consolidated financial statements.

F-32

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(698,174)	$3,591,998
Adjustments to reconcile net (loss) income to cash provided by operating activities
Depreciation and amortization	133,083	157,487
Amortization of operating lease right-of-use assets	284,615	128,762
Reserve for sales return	-	101,743
Disposal and acquiring of noncontrolling interest	-	6,546
Loss on disposal of property and equipment	(36,629)	12,872
Changes in operating assets and liabilities:
Accounts receivables	18,609	(30,018)
Account receivables – related party	853,357	(51,546)
Inventories	72,843	165,128
Advance to suppliers	265,666	(353,939)
Other receivables – related parties	1,764,877	(1,520,855)
Loans to related parties	28,393	424,018
Other current assets	(348,946)	77,456
Deposit and other assets	(205,002)	450,465
Accounts payable	(196,023)	617,771
Contract liabilities	(307,657)	(148,430)
Taxes payable	176,972	359,758
Other payables	39,335	34,345
Other payables – related parties	225,648	37,488
Operating lease liabilities	(307,696)	(151,525)
Other current liabilities	(52,451)	(131,720)
Net cash provided by operating activities	1,710,820	3,777,804

Cash flows from investing activities
Purchase of property and equipment	(365,417)	(172,340)
Net cash used in investing activities	(365,417)	(172,340)

Cash flows from financing activities
Proceeds from short-term loans	70,982	151,435
Proceeds from long-term loans	-	30,287
Repayment of short-term loans	(141,965)	(60,574)
Repayment of long-term loans	(28,393)	-
Proceeds from shareholders’ contribution	-	85,216
Payment for acquisition of noncontrolling interest	-	(106,004)
Net cash (used in) provided by financing activities	(99,376)	100,360

Effect of changes of foreign exchange rates on cash	(250,894)	(172,804)
Net increase in cash	995,133	3,533,020
Cash, beginning of year	3,836,946	303,926
Cash, end of year	$4,832,079	$3,836,946

Supplemental disclosure of cash flow information
Cash paid for interest expense	$3,088	$3,255
Cash paid for income tax	$104,732	$67,600

The accompanying notes are an integral part of these consolidated financial statements.

F-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS DESCRIPTION

Business

Qianzhi Group Holding (Cayman) Limited (“NewCo” or the “Company”), through its subsidiaries located in the People’s Republic of China (“PRC”), is a health and wellness focused biotech company and an early adopter and developer of plant-based and ozonated products for antibacterial, skincare, gynecological and andrological applications.

Organizations

NewCo was incorporated under the laws of the Cayman Islands on August 14, 2023 as an exempted company with limited liability.

NewCo owns 100% equity interest of Qianzhi Investment Holding Co., Ltd (“Qianzhi BVI”), an entity incorporated on August 31, 2023 in accordance with the laws and regulations in the British Virgin Islands.

Qianzhi BVI owns 100% equity interest of Hong Kong Qianzhi Investment Holding Co., Ltd (“Qianzhi HK”), an entity incorporated on September 27, 2023 in accordance with the laws and regulations in Hong Kong.

Qianzhi HK owns 100% equity interest of Shenzhen Shian Biotechnology Co., Ltd. (“Shenzhen Shian”), an entity formed on November 23, 2023, as a Wholly Foreign-Owned Enterprise (“WFOE”) in the People’s Republic of China (“PRC”).

NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Ms. Xiaoqin Lin, the chairman of the board of directors and the chief executive officer of the Company, was the controlling shareholder of Shenzhen Qianzhi Biotechnology Co., Ltd. (“Qianzhi Biotechnology”), an entity incorporated on March 20, 2007 in accordance with PRC laws. Qianzhi Biotechnology owns 100% of the equity interests of the following subsidiaries: (1) Hubei Qianzhi Biotechnology Co., Ltd. (“Hubei Qianzhi”) was incorporated on February 20, 2019 in Ezhou City, Hubei Province in accordance with PRC laws; (2) Shenzhen Qianzhi Health Management Co., Ltd. (“Qianzhi Health”) was incorporated on May 5, 2019 in accordance with PRC laws; (3) Jiangxi Qianzhi Biotechnology Co., Ltd. (“Jiangxi Qianzhi”) was incorporated on June 12, 2019 in Jiujiang City, Jiangxi Province in accordance with PRC laws, and (4) Shenzhen Qianzhi Biotech Co., Ltd. (“Qianzhi Biotech”) was incorporated on July 2, 2019 in accordance with PRC laws.

In addition, Qianzhi Biotechnology also owns 51% equity interest in Zhishang Zhimei (Shenzhen) Brand Planning Consulting Co., Ltd. (“Zhishang Zhimei”), an entity incorporated on August 13, 2019 and deregistered on October 12, 2022 in accordance with PRC laws. As Zhishang Zhimei had no operating activity and no material assets, the deregister of Zhishang Zhimei did not constitute discontinued operation.

Qianzhi Biotechnology, together with its subsidiaries are collectively referred to as the “Qianzhi Operating Companies” below.

Reorganization

A reorganization of legal structure (“Reorganization”) was completed on December 27, 2023. The reorganization involved the incorporation of NewCo, Qianzhi BVI, Qianzhi HK and Shenzhen Shian, and the transfer of the 100% equity interest of Qianzhi Biotechnology to Shenzhen Shian. Consequently, NewCo, through its subsidiaries Qianzhi BVI and Qianzhi HK, directly controls Shenzhen Shian and Qianzhi Biotechnology, and became the ultimate holding company of all other entities mentioned above.

F-34

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC, and Hong Kong. Details of the subsidiaries of the Company as of March 31, 2024 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
NewCo	August 14, 2023	Cayman Islands	Parent, 100%	Investment holding
Qianzhi BVI	August 31, 2023	British Virgin Islands	100%	Investment holding
Qianzhi HK	September 27, 2023	Hong Kong	100%	Investment holding
Shenzhen Shian	November 23, 2023	PRC	100%	WFOE, Investment holding
Qianzhi Operating Companies:
Qianzhi Biotechnology	March 20, 2007	PRC	100%	General administration and sales of the Company’s products to customers
Hubei Qianzhi	February 20, 2019	PRC	100%	Research, development and manufacturing of product
Qianzhi Health	May 5, 2019	PRC	100%	Sales of product
Jiangxi Qianzhi	June 12, 2019	PRC	100%	Sales of product
Qianzhi Biotech	July 2, 2019	PRC	100%	Sales of product

NOTE 2 — LIQUIDITY

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net loss of $698,174, and cash provided by operating activities was $1,710,820 for the year ended March 31, 2024. As of March 31, 2024, the Company has a working capital of $3,541,559.

In assessing its liquidity, management monitors and analyzes the Company’s cash, its ability to generate sufficient revenue sources in the future, and its contractual obligations. As of March 31, 2024, the Company had cash of $4,832,079 and outstanding bank loan of $69,249. The Company believes that its current cash, cash flows provided by operating activities and borrowings from banks will be sufficient to meet its working capital needs for at least 12 months from the date of this report.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the financial statements of the Company, and its wholly owned subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

Reclassifications

Certain amounts on the prior-years’ consolidated balance sheets, consolidated statements of operations and cash flows were reclassified to conform to current-year presentation, with no effect on ending stockholders’ equity.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the estimated current credit losses on financial assets, realizability of advances to suppliers, inventory valuations, useful lives of property and equipment, the recoverability of long-lived assets, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

F-35

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The development and commercialization of personal hygiene and disinfectant products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. The Company may face competition with respect to its current and future personal hygiene and disinfectant product candidates from major personal care companies in China.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains cash with financial institutes, such as banks, in the PRC. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of March 31, 2024 and 2023, $2,961,187 and $1,986,923 of the Company’s cash held by financial institutions were uninsured, respectively.

Accounts receivable

Accounts receivables are presented net of allowance for doubtful accounts. The Company uses the current expected credit losses model to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses considers both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates are recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable. As of March 31, 2024 and 2023, there was no allowance recorded as the Company determined that all of the accounts receivable are fully collectible.

Advances to suppliers

Advances to suppliers mainly represent prepayments made to ensure continuous high-quality supplies and favorable purchase prices of third-party products and raw materials. These advances are directly related to the purchases of third-party products and raw materials used to fulfill sales orders. The Company is required from time to time to make cash advances when placing its purchase orders. These advances are settled upon suppliers delivering third-party products and raw materials to the Company when the transfer of ownership occurs. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance. As of March 31, 2024 and 2023, no allowance for advances to suppliers was deemed necessary, as the Company believes that all advances to suppliers are fully realizable.

Inventories

Inventories are stated at lower of cost or net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead, as well as procurement cost of third-party products. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. The Company performs physical stocktaking quarterly and writes off obsolete inventories to the cost of revenue account. Obsolete inventories in the amount of $16,609 and $21,982 were written-off during the years ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and 2023, the company has no slow-moving, obsolete, or damaged inventories and thus no inventory reserve deemed necessary.

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Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, inventories, advances to suppliers, other receivables – related parties, other current assets, short-term bank loans, accounts payable, other payables – related parties, taxes payable, contract liabilities, other current liabilities, approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 based upon the short-term nature of the assets and liabilities. The fair value of operating lease liabilities approximates their recorded values as their stated interest rates approximate the rates currently available in the market the Company could obtain.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Machinery and equipment	1–10 years
Office equipment and furniture	2–5 years
Automobiles	2–4 years
Leasehold improvement	Shorter of remaining lease term or 5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Impairment of long-lived Assets

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. No impairment of long-lived assets was recognized as of March 31, 2024 and 2023 based on the management’s assessment.

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Revenue recognition

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company entered sales contracts with various individuals and/or companies. Pursuant to sales contracts entered, the Company is to provide the required personal care or other products to its customers without a right of return. Most customers are required to make full advance payment to the Company upon signing the contract, and send the purchase order within ten days. The Company shall deliver the ordered personal care or other products within seven days after receiving of purchase order and advance payment, and the delivery expense is borne by the customers. The customer shall inspect the quantity and quality of the products received timely and notify any noncompliance to the Company on the day of receipt, and no return will be grant after customers’ acceptances. The Company may grant certain sales returns from time to time exclusively under management’s discretion, which results 1% of total sales reserved for the potential sales return based on historical experience.

The Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for revenue generated from sales of its products on a gross basis, as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Company’s contracts have one single performance obligation, namely, the promise is to transfer the individual goods to customers, and there is no separately identifiable other promise in the contracts.

The Company’s revenue is recognized at a point in time when title and risk of loss passes and customers inspect and accept the goods, which generally occurs at day of delivery. Revenue is reported net of after sales discount and return reserve and all value added taxes (“VAT”).

The Company pays promotional costs to the organizer of the Company’s sales campaigns which is in line with revenue and would not have incurred if the contract had not been obtained. The Company determined the promotional costs as incremental costs of obtaining a contract and applies a practical expedient to expense costs when incurred when the amortization period of the asset that the entity otherwise would have recognized is one year or less. The Company does not incur significant additional costs to secure contracts with customers, except for promotional expenses, that are expected to provide benefits lasting longer than one year, which must be recognized as assets.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by product types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The following table identifies the disaggregation of its revenue for the years ended March 31, 2024 and 2023, respectively:

	For the Years Ended March 31,
	2024	2023
Sales of self-manufactured products
Revenue from sales of ozone sterilization products	$3,694,858	$5,570,618
Revenue from sales of hypochlorite disinfection products	248,707	1,658,808
Sales of third-party products purchased
Revenue from sales of cosmetic products	780,899	844,812
Revenue from sales of prepackaged food	2,050,572	1,136,197
Revenue from sales of other products	255,953	898,122
Total revenue, net	$7,030,989	$10,108,557

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Contract Liabilities

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payments have been received from customers before the Company’s products are delivered. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred. Contract liabilities amounted to $372,295 and $706,974 as of March 31, 2024 and 2023, respectively.

Cost of revenue

Cost of revenue consists primarily of the costs of finished goods manufactured and/or procurement cost of third-party products, freight charges, depreciation of property and machinery and warehousing expenses. Cost of revenue also includes incremental costs of obtaining sales contract, which are mainly promotion cost paid to organizers of the Company’s sales campaigns in the amount in-line with sales revenue realized at those sales campaigns. The Company uses practical expedient to expense the incremental costs when incurred on the same period sales revenue realized even though the service agreement executed within one year.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise employee costs, material costs related to execution of studies, depreciation of equipment used in the research and development activities and research and development service expense.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll and benefits costs for sales team, business travel and meals expenses, as well as marketing expenses. General and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

Government subsidies

Government subsidy income primarily relate to government’s cash award to local companies to promote entrepreneurship, stimulate local economies and overcome COVID-19 outbreak. Such awards are granted on a case-by-case basis by local government.

The Company recognizes government subsidies as other operating income upon receipt if the subsidies are not subject to any past or future conditions, there are no performance conditions or conditions of use, and not subject to future refunds. For certain government subsidies provided to the Company during the COVID-19 epidemic depending on the actual use of the Company’s warehouse, the amount received was recognized as other income over the contract term. Government subsidies recognized as other operating income totaled $74,716 and $69,573 for the years ended March 31, 2024 and 2023, respectively.

Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

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Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2024 and 2023. The Company does not believe there was any uncertain tax provision at March 31, 2024 and 2023.

The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the years ended March 31, 2024 and 2023. As of March 31, 2024 and 2023, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2024 and 2023, there were no dilutive shares.

Foreign Currency Translation

The functional currency and the reporting currency of NewCo and Qianzhi BVI is the U.S Dollar (“US$”). Qianzhi HK uses Hong Kong dollar (“HK$”) as its functional currency. The Company operates its business through its subsidiaries in the PRC as of March 31, 2024. The functional currency of the Company’s subsidiaries is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$.

Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

F-40

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements:

	March 31, 2024	March 31, 2023
Period-end spot rate	US$1=RMB7.2203	US$1=RMB6.8676
Average rate	US$1=RMB7.0440	US$1=RMB6.6035

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB or HK$ to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Employee Defined Contribution Plan

The Company’s subsidiaries in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which pension, work-related injury benefits, maternity insurance, medical insurance, unemployment benefit and housing fund are provided to eligible full-time employees. The relevant labor regulations require the Company’s subsidiaries in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The contributions to the plan are expensed as incurred. Employee social security included as expenses in the accompanying consolidated statements of income and comprehensive income amounted to $97,854 and $86,826 for the years ended March 31, 2024 and 2023, respectively.

Lease

On April 1, 2021, the Company adopted Accounting Standards Update (“ASU”) 2016-02. Under this guidance, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, noncurrent in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to April 1, 2021 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

F-41

Recent Accounting Standard Adopted

In June 2016, the FASB issued ASC Update No. 2016-13, (Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASC update introduces new guidance for the accounting for credit losses on financial instruments within its scope. A new model, referred to as the current expected credit losses model, requires an entity to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses should consider both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates will be recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. ASC No. 2016-13 also modifies the impairment model for available-for-sale debt securities. The new model will require an estimate of expected credit losses only when the fair value is below the amortized cost of the asset, thus the length of time the fair value of an available-for-sale debt security has been below the amortized cost will no longer affect the determination of whether a credit loss exists. In addition, credit losses on available-for-sale debt securities will be limited to the difference between the security’s amortized cost basis and its fair value. The updated guidance is effective for all entities other than public companies’ fiscal years beginning after December 15, 2022. The Company has adopted this accounting standard, effective April 1, 2023. Management assessed the adoption of this standard on the effective date and concluded that the adoption did not have a material effect on the Company’s financial condition, results of operations, and cash flows during the year ended March 31, 2024.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. This standard removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning March 31, 2024. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to its consolidated financial statements.

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In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to its consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 — ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following:

	As of March 31,
	2024	2023
Accounts receivable	$21,871	$42,081
Accounts receivable – related parties	-	875,276
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$21,871	$917,357

As of March 31, 2024 and 2023, the Company determined that all of the accounts receivable are fully collectible.

NOTE 5 — INVENTORIES, NET

Inventories consisted of raw materials, finished goods, third-party products and low value consumables, and are stated at the lower of cost or net realizable value. As of March 31, 2024 and 2023, inventories consisted of the following:

	As of March 31,
	2024	2023
Raw materials	$165,500	$228,867
Self-produced finished goods	82,462	129,060
External purchased finished goods	113,349	95,954
Low value consumables	-	701
Total inventory	361,311	454,582
Inventory valuation allowance	-	-
Total inventory, net	$361,311	$454,582

The Company performs physical stocktaking periodically and writes off obsolete inventories to the cost of revenue whenever they are identified. Obsolete inventories in the amount of $16,609 and $21,982 were written-off during the years ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and 2023, the company has no slow-moving, obsolete, or damaged inventories and thus no inventory reserve deemed necessary.

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NOTE 6 — ADVANCES TO SUPPLIERS

The Company is required from time to time to make cash advances when placing its purchase orders. These advances are settled upon suppliers delivering third-party products and raw materials to the Company when the transfer of ownership occurs. As of March 31, 2024 and 2023, advances to suppliers consist of the following:

	As of March 31,
	2024	2023
Advances to suppliers to purchase third-party products (1)	$724,781	$824,684
Advances to suppliers for raw materials	8,776	87,791
Others	50,302	13,833
Total advances to suppliers	783,859	926,308
Less: allowance for doubtful accounts	-	-
Advances to suppliers, net	783,859	926,308
Less: noncurrent portion of advances to suppliers (1)	(586,283)	(446,095)
Current portion of advances to suppliers	$197,576	$480,213

(1)	Noncurrent portion of advances to suppliers reflected the long-term advances to one supplier of prepackaged food products, which is reported under “Deposit and other assets”. The amount of noncurrent portion of advances to suppliers as of March 31, 2024 is expected to be fully realized by December 2025.

As of March 31, 2024 and 2023, the Company determined that all of the advances to suppliers are realizable in the future periods.

NOTE 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of March 31,
	2024	2023
Machinery and equipment	$350,174	$367,576
Office equipment	53,564	56,315
Automobiles	551,786	274,340
Furniture	14,189	14,917
Leasehold improvement	38,483	40,460
Subtotal	1,008,196	753,608
Less: accumulated depreciation	(455,137)	(449,417)
Property and equipment, net	$553,059	$304,191

For the equipment used for manufacturing, the depreciation expense is included as part of manufacturing overhead, while the equipment used for general administrative are included in selling, general and administrative expense on the statements of operations. For the years ended March 31, 2024 and 2023, the total depreciation and amortization expenses were $133,083 and $157,487, respectively.

NOTE 8 — CONTRACT LIABILITIES

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payments have been received from customers before the Company’s products are delivered. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred. Contract liabilities amounted to $372,295 and $706,974 as of March 31, 2024 and 2023, respectively. As of the reporting date, approximately $183,990 or 49.4%, of the March 31, 2024 contract liabilities had been recognized as revenue, and the remaining balance is expected to be recognized by September, 2024.

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NOTE 9 — DEBT

The Company borrowed from PRC banks and other financial institutions as working capitals. As of March 31, 2024 and 2023, the Company’s debts consisted of the following:

(a) Short-term loans:

		As of March 31,
	Note	2024	2023
Short-term bank loans:
Loans from Bank of China:
Maturity date on August 17, 2023, interest rate 4.18% per annum	(1)	$-	$145,611
Maturity date on December 5, 2024, interest rate 3.77% per annum	(2)	69,249	-
Total short-term loans		$69,249	$145,611

(1)	On August 18, 2022, Hubei Qianzhi obtained a line of credit from Bank of China to borrow up to RMB 1 million (equivalent to $145,611) loans as working capital for one year, with the maturity date on August 17, 2023. The Company withdrawn RMB 300,000 (equivalent to $43,683) on September 6, 2022 and RMB 700,000 (equivalent to $101,928) on December 15, 2022, respectively. There was no guarantee requirement for this loan. The loan was fully repaid upon maturity, and $2,468 and $2,215 interest expenses were recorded for the years ended March 31, 2024 and 2023.

(2)	On December 6, 2023, Hubei Qianzhi obtained another line of credit from Bank of China to borrow up to RMB 1,000,000 (equivalent to $138,498) loans as working capital for one year, with interest rate of 3.77% per annum and maturity date on December 5, 2024. The Company withdrawn RMB 300,000 (equivalent to $41,549) and RMB 200,000 (equivalent to $27,700) on December 11, 2023 and January 24, 2024, respectively. There was no guarantee requirement for this loan, and $620 interest expenses were recorded for the year ended March 31, 2024.

(b) Long-term loans:

		As of March 31,
	Note	2024	2023
Long-term bank loans:
Loans from Webank Co., Ltd.:
Maturity date on December 23, 2024, interest rate 9.9792% per annum	(3)	$-	$29,122
Less: current portion of long-term loans		-	(16,641)
Total long-term loans		$-	$12,481

(3)	On January 1, 2023, the Company’s subsidiary, Qianzhi Health entered into a loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 200,000 (equivalent to US$29,122) as working capital for 24 months, with maturity date on December 23, 2024 and interest rate of 9.9792% per annum. The Company’s CFO, Mr. Liangwen Wang provided personal guarantee to this loan. The loan was fully repaid on September 28, 2023.

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NOTE 10 — RELATED PARTY TRANSACTIONS

(a) Nature of relationships with related parties

Name	Relationship with the Company
Ms. Xiaoqin Lin	The Company’s controlling shareholder, Chief Executive Officer and chairman of the Company’s Board of Directors
Mr. Liangwen Wang	Chief Financial Officer and Director
Ms. Yuetao Lin	Shareholder and Senior Management of the Company
Ms. Xiaoling Yuan	Senior Management of the Company
Ms. Juxiang Hu	Shareholder and Senior Management of the Company
Ms. Yanmin Liu	Shareholder of the Company
Ms. Yajun Sun	Senior Management of the Company
Mr. Liangming Hu	Senior Management of the Company
Mr. Lizhong Ge	Husband of Ms. Xiaoqin Lin
Shenzhen Yelin Network Technology Co., Ltd (“Shenzhen Yelin”)	Under common control of Ms. Xiaoqin Lin, whose ownership were disposed on January 4, 2023. Ms. Xiaoqin Lin has significant influence over Shenzhen Yelin after the disposal.

(b) Sales transactions and accounts receivables – related parties

The Company sold its self-produced products to Shenzhen Yelin in the amounts of $234,593 and $51,546 during the years ended March 31, 2024 and 2023 with accounts receivable balances of $Nil and $875,276 as of March 31, 2024 and 2023, respectively.

The Company sold its self-produced products to Ms. Juxiang Hu, Ms. Yuetao Lin and Ms. Xiaoling Yuan in the amounts of $62,804, $62,799 and $62,809, respectively during the year ended March 31, 2024, and accounts receivable balance with these individuals as of March 31, 2024 was $Nil. There were no sales transactions with these individuals during the year ended March 31, 2023, and accounts receivable balance with these individuals as of March 31, 2023 was $Nil.

(c) Other receivables – related parties

The Company advanced funds to Shenzhen Yelin for general working capital needs of Shenzhen Yelin, to officers as petty cash to cover minor expenses of the Company, and advanced salaries to employees for their personal use. Such advance was non-interest bearing and due on demand. The other receivables due from related parties as of March 31, 2024 and 2023 were as followings:

		As of March 31,
Name	Nature	2024	2023
Shenzhen Yelin	Advanced funds to Shenzhen Yelin for its general working capital needs	$-	$1,768,718
Ms. Yanmin Liu	Advanced salary to employees for their personal use	27,700	-
Ms. Yajun Sun	Advanced salary to employees for their personal use	17,174	20,672
Ms. Juxiang Hu	Petty cash	23,212	-
Others	Advanced salary to employees for their personal use	-	20,166
Total other receivables – related parties		$68,086	$1,809,556

(d) Loans to related parties

		As of March 31,
Name	Note	2024	2023
Mr. Liangwen Wang	(1)	$-	$29,122

(1)	On January 1, 2023, Mr. Liangwen Wang borrowed RMB 200,000 (equivalent to US$29,122) from the Company for a term of twenty-four months, with maturity date on December 23, 2024 and interest rate of 9.9792% per annum. The loan was fully repaid on September 28, 2023.

F-46

(e) Other payables – related parties

The balance of other payables – related parties were comprised of the Company’s advances from Ms. Xiaoqin Lin used for working capital during the Company’s normal course of business, and payment of expenses made by related parties on behalf of the Company. Such advance was non-interest bearing and due on demand. The other payables due to related parties as of March 31, 2024 and 2023 were as followings:

	As of March 31,
Name	2024	2023
Ms. Xiaoqin Lin	$276,533	$36,099
Mr. Liangming Hu	38,991	40,771
Mr. Lizhong Ge	-	24,026
Others	55	4,758
Total other payables – related parties	$315,579	$105,654

Qianzhi Biotechnology, Shenzhen Yelin and Ms. Xiaoqin Lin entered into an agreement that Shenzhen Yelin collected cash in the amount of $1,027,129 for products sold by Qianzhi Biotechnology, and made reimbursement of the same amount to Ms. Xiaoqin Lin for her payment of business combination expenses on behalf of the Company.

(f) Loan guarantee provided by related parties

In connection with the Company’s long-term loans borrowed from Webank Co., Ltd., the Company’s CFO, Mr. Liangwen Wang provided personal loan guarantee without additional compensation (see Note 9).

NOTE 11 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-own subsidiary, Qianzhi BVI is incorporated in BVI. Under the current tax laws of the Cayman Islands and the BVI, these entities are not subject to taxes on their income or capital gains. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

Qianzhi HK is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Qianzhi HK did not generate any assessable profits derived from Hong Kong sources for the years ended March 31, 2024 and 2023, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

The Company’s wholly owned subsidiaries - Shenzhen Qianzhi, Jiangxi Qianzhi, Qianzhi Biotech and Qianzhi Health are incorporated in the PRC and qualified as small-scaled minimal profit enterprises for the years ended March 31, 2024 and 2023. Based on the EIT Law of PRC, and according to the Announcement on Issues Related to the Implementation of Inclusive Income Tax Reduction and Exemption Policy for Small and Low Profit Enterprises issued by the State Administration of Taxation, from January 1, 2022 to December 31, 2024, once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, its taxable income is entitled to a reduced income tax rate ranging from 2.5% to 5% depending on the amount and period of taxable income.

F-47

EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. Hubei Qianzhi, one of the Company’s main operating subsidiaries in the PRC, was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning November 2022 with a term of three years. Although Hubei Qianzhi was approved as a HNTE and enjoying a 15% reduced income tax rate, it incurred accumulated loss as of March 31, 2024, with no impact of the tax holidays on PRC corporate income taxes for the years ended March 31, 2024 and 2023.

The components of the income tax provision (benefit) are as follows:

	For the Years Ended March 31,
	2024	2023
Current tax provision:
Cayman and BVI	$-	$-
Hong Kong	-	-
PRC	352,475	162,817
Sub-total	352,475	162,817
Deferred tax provision (benefit):
Cayman and BVI	-	-
Hong Kong	-	-
PRC	-	-
Sub-total	-	-
Total income tax provision	$352,475	162,817

The following table reconciles the China statutory rates to the Company’s effective tax rates for the years ended March 31, 2024 and 2023:

	For the Years Ended March 31,
	2024	2023
PRC statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax rate and tax exemption	(6.3)%	(21.2)%
Research and development tax credit	(0.5)%	(0.2)%
Change in valuation allowance	2.0%	0.5%
Tax effect of the non-profit subsidiaries	(0.4)%	0.1%
Other PRC effect	(1.3)%	-%
Non-PRC entities not subject to PRC income tax	(120.5)%	-%
Effective tax rate	(102.0)%	4.2%

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of March 31, 2024, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Deferred tax assets are composed of the following:

	As of March 31,
	2024	2023
Deferred tax assets derived from net operating loss (“NOL”) carry forwards and deferred revenue	$32,169	$74,523
Less: valuation allowance	(32,169)	(74,523)
Total deferred tax assets	$-	$-

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Management considers new evidence, both positive and negative, that could affect the Company’s future realization of deferred tax assets including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes and other relevant factors.

F-48

(b) Taxes payable

Taxes payable consist of the following:

	As of March 31,
	2024	2023
Income tax payable	$349,282	$78,450
Value added tax payable, net	144,858	254,161
Other taxes payable	12,931	17,584
Total taxes payable	$507,071	$350,195

NOTE 12 - OPERATING LEASE

The Company leases factory and storehouse in Ezhou City, Hubei Province of China, and office spaces in Shenzhen City, Guangdong Province of China, with terms ranging from 20 months to eight years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of ROU assets and lease liabilities. Leases with initial term of 12 months or less are not recorded on the balance sheet.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the balance sheets:

	As of March 31,
	2024	2023
Operating lease assets:
Operating lease right of use assets	$599,088	$263,789
Total operating lease assets	599,088	263,789

Operating lease obligations:
Current operating lease liabilities	213,490	132,981
Noncurrent operating lease liabilities	354,178	121,449
Total operating lease obligations	$567,668	$254,430

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

March 31, 2024
Weighted-average remaining lease term	2.7 years

Weighted-average discount rate	4.77%

The following table summarizes the maturity of operating lease liabilities as of March 31, 2024:

Years ending March 31,	US$
2025	$236,035
2026	244,100
2027	105,593
2028	20,038
Total lease payments	605,766
Less: imputed interest	(38,098)
Total lease liabilities	$567,668

F-49

NOTE 13 — SHAREHOLDERS’ EQUITY

Ordinary Shares

NewCo was incorporated under the laws of the Cayman Islands on August 14, 2023. The authorized number of ordinary shares was 50,000 shares with par value of US$1.00 per share and 50,000 shares were issued (see Note 1).

Statutory reserve and restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiaries from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of its subsidiaries. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, the Company’s subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict its subsidiaries from transferring funds to the Company in the form of dividends, loans and advances.

As of March 31, 2024 and 2023, the restricted amounts as determined pursuant to PRC statutory laws totaled $461,228 and $341,044, respectively, and total restricted net assets amounted to $3,545,620 and $3,425,436, respectively.

NOTE 14 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains cash with financial institutes, such as banks, in the PRC. Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”).

F-50

Financial instruments that potentially subject the Company to significant concentrations of credit risk are cash and cash equivalents and accounts receivable. As of March 31, 2024 and 2023, $2,961,187 and $1,986,923 of the Company’s cash held by financial institutions were uninsured, respectively.

For the years ended March 31, 2024 and 2023, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

For the year ended March 31, 2024, one customer accounted for 11.5% of the Company’s total revenue, and its account receivable balance was $Nil as of March 31, 2024. For the year ended March 31, 2023, one customer accounted for 11.2% of the Company’s total revenue, and its account receivable balance was Nil as of March 31, 2023. The Company’s top 10 customers aggregately accounted for 42.6% and 35.3% of the total revenue for the years ended March 31, 2024 and 2023, respectively.

Sales of one of the Company’s major products, ozone sterilization product, accounted for 52.6% and 55.1% of the Company’s total revenue for the years ended March 31, 2024 and 2023, respectively.

As of March 31, 2024, two customers accounted for 17.0% and 11.6% of the total accounts receivable balance, respectively. As of March 31, 2023, four customers accounted for 25.7%, 18.7%, 14.3%, and 13.1% of the total accounts receivable balance, respectively.

As of March 31, 2024, one supplier accounted for 92.5% of the total advances to supplier balance. As of March 31, 2023, one supplier accounted for 78.8% of the total advances to supplier balance.

For the year ended March 31, 2024, four suppliers accounted for 20.9%, 16.4%, 15.2% and 11.5% of the total purchases, respectively. For the year ended March 31, 2023, one supplier accounted for 15.6% of the total purchases. The Company’s top 10 supplier aggregately accounted for 90.8% and 60.7% of the total purchases for the years ended March 31, 2024 and 2023, respectively.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the years ended March 31, 2024 and 2023, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

The Company lease factory and storehouse in Ezhou City, Hubei Province of China, and office spaces in Shenzhen City, Guangdong Province of China, with terms ranging from 20 months to eight years. (see Footnote 12 – Operating lease, for details)

NOTE 16— CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

F-51

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s condensed consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of March 31, 2024 and 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY BALANCE SHEETS

	As of March 31,
	2024	2023
ASSETS

CURRENT ASSETS
Prepayment for IPO expense	$394,161	$-

NON-CURRENT ASSETS
Investment in subsidiaries	7,221,436	$5,998,829

TOTAL ASSETS	$7,615,597	$5,998,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables – related parties	1,199,315	-
Due to subsidiaries	1,385,779	-
Other current liabilities	60,000	-
TOTAL CURRENT LIABILITIES	2,645,094	-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $1.00 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	$50,000	$50,000
Additional paid-in capital	3,034,392	3,034,392
Retained earnings	2,421,012	3,119,186
Accumulated other comprehensive loss	(534,901)	(204,749)
TOTAL SHAREHOLDERS’ EQUITY	4,970,503	5,998,829

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,615,597	$5,998,829

F-52

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2024	2023
Operating costs and expenses:
General and administrative expenses	$(2,250,933)	$-

Equity in earnings of subsidiaries	1,552,759	3,591,998

NET (LOSS) INCOME	(698,174)	3,591,998
Foreign currency translation adjustment	(330,152)	(352,103)
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(1,028,326)	$3,239,895

F-53

QIANZHI GROUP HOLDING (CAYMAN) LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(698,174)	$3,591,998
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiaries	(1,552,759)	(3,591,998)
Changes in operating assets and liabilities:
Prepayment for IPO expense	(394,161)	-
Other payables – related parties	1,199,315	-
Due to subsidiaries	1,385,779	-
Other current liabilities	60,000	-
Net cash provided by operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of period	-	-

CASH, end of period	$-	$-

F-54

F-55

BOWEN ACQUISITION CORP

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS

Cash	$271,847	$426,913
Prepaid expenses	25,152	79,481
Total Current Assets	296,999	506,394
Investment held in Trust Account	74,237,487	71,419,358
Total Assets	$74,534,486	$71,925,752

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued offering costs and expenses	$143,425	$78,610
Accrued expenses - related party	65,695	25,250
Payable to target	75,000	-
Total Current Liabilities	284,120	103,860

Total Liabilities	284,120	103,860

Commitments and contingencies
Ordinary shares subject to possible redemption, 6,900,000 shares at redemption value of $10.76 and $10.35 per share as of September 30, 2024 and December 31, 2023, respectively	74,237,487	71,419,358

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,266,500 shares issued and outstanding (excluding 6,900,000 shares subject to redemption on September 30, 2024 and December 31, 2023, respectively)	227	227
Additional paid-in capital	-	-
Retained earnings	12,652	402,307

Total Shareholders’ Equity	12,879	402,534
Total Liabilities and Shareholders’ Equity	$74,534,486	$71,925,752

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-56

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30, 2024	For the Period from February 17, 2023 (Inception) Through September 30, 2023
	2024	2023
Formation and operating costs	$127,429	$187,428	$389,655	$190,533
Loss from operations	(127,429)	(187,428)	(389,655)	(190,533)

Other Income:
Interest earned on investments held in trust account	952,787	760,871	2,818,129	760,871
Total other income	952,787	760,871	2,818,129	760,871

Net income	$825,358	$573,444	$2,428,474	$570,338

Weighted average common stock outstanding, common stock subject to possible redemption	6,900,000	5,885,870	6,900,000	2,506,944
Basic and diluted net income per share, common stock subject to redemption	$0.12	$0.46	$0.37	$1.60
Weighted average common stock outstanding, common stock, non-redeemable	2,266,500	2,214,049	2,266,500	2,023,299
Basic and diluted net loss per share, common stock, non-redeemable	$(0.01)	$(0.95)	$(0.04)	$(1.70)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-57

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Ordinary Shares		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Capital	Earnings	Equity
Balance as of January 1, 2024	2,266,500	$227	$-	$402,307	$402,534

Subsequent measurement of Common stock subject to possible redemption (interest earned on trust account)	-	-	-	(923,492)	(923,492)
Net income	-	-	-	$786,362	786,362

Balance as of March 31, 2024	2,266,500	$227	$-	$265,177	$265,404

Subsequent measurement of Common stock subject to possible redemption (interest earned on trust account)	-	-	-	(941,850)	(941,850)
Net income	-	-	-	$816,754	816,754

Balance as of June 30, 2024	2,266,500	$227	$-	$140,081	$140,308

Subsequent measurement of Common stock subject to possible redemption (interest earned on trust account)	-	-	-	(952,787)	(952,787)
Net income	-	-	-	$825,358	825,358

Balance as of September 30, 2024	2,266,500	$227	$-	$12,652	$12,879

F-58

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND THE PERIOD FROM FEBURARY 17, 2023 (INCEPTION) THROUGH SEPTEMBER 30, 2023

	Ordinary Shares		Additional Paid-in	Retained Earnings (Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit)	Equity
Balance on February 17, 2023 (inception)	-	$-	$-	$-	$-
Issuance of ordinary shares to Sponsor	1,725,000	173	24,827	-	25,000
Issuance of ordinary shares to Underwriter	180,000	18	1,015,982	-	1,016,000
Net loss	-	-	-	(3,105)	(3,105)

Balance as of March 31, 2023	1,905,000	191	1,040,809	(3,105)	1,037,895

Balance as of June 30, 2023	1,905,000	$191	$1,040,809	$(3,105)	$1,037,895

Proceeds from sale of public units	6,000,000	600	59,999,400	-	60,000,000
Proceeds from over-allotment	900,000	90	8,999,910	-	9,000,000
Sale of Private Units	330,000	33	3,299,967	-	3,300,000
Over-allotment of Private Units	31,500	3	314,997	-	315,000
Underwriter’s commission on sale of Public Units	-	-	(1,500,000)	-	(1,500,000)
Underwriter’s commission on Over-allotment	-	-	(225,000)	-	(225,000)
Other offering costs	-	-	(1,518,898)	-	(1,518,898)
Initial measurement of Ordinary shares Subject to redemption under ASC 480-10-S99 against additional paid-in capital	(6,900,000)	(690)	(65,235,677)	-	(65,236,367)
Allocation of offering costs to ordinary shares subject to redemption	-	-	3,066,958	-	3,066,958
Deduction for increase of carrying value of redeemable shares	-	-	(7,520,591)	-	(7,520,591)
Subsequent measurement of Common stock subject to possible redemption (interest earned on trust account)	-	-	(721,875)	(38,996)	(760,871)
Net income	-	-	-	573,444	573,444

Balance as of September 30, 2023	2,266,500	$227	$-	$531,343	$531,570

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-59

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30, 2024	For the Period from February 17, 2023 (Inception) Through September 30, 2023
Cash flows from operating activities:
Net income	$2,428,474	$570,338
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on investment held in Trust Account	(2,818,129)	(760,871)
Changes in current assets and liabilities:
Accrued offering costs and expenses	160,094	93,383
Accrued expenses - related party	40,445	-
Prepaid Expenses	34,050	(120,720)
Net cash used in operating activities	(155,066)	(217,870)

Cash flows from investing activities:
Investment held in Trust Account	-	(69,690,000)
Net cash used in investing activities	-	(69,690,000)

Cash flows from financing activities:
Proceeds from issuance of founder shares	-	2,520
Proceeds from sale of ordinary shares	-	69,000,000
Proceeds from Private Placement	-	3,615,000
Payments of underwriter’s discount	-	(1,725,000)
Proceeds from Private Placement	-	(151,318)
Payment of offering costs	-	(332,204)
Net cash provided by financing activities	-	70,408,998

Net change in cash	(155,066)	501,128
Cash at beginning of period	426,913	-
Cash at the end of period	$271,847	$501,128

Supplemental disclosure of noncash financing activities

Subsequent measurement of ordinary shares subject to possible redemption (income earned on trust account)	$2,818,129	$760,871
Offering cost paid by target company	$75,000	$-
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$-	$25,000
Deferred offering costs adjusted from prepaid expenses	$-	$894
Deferred offering costs charged to APIC	$-	$1,518,898
Reclassification of ordinary shares subject to redemption	$-	$65,236,367
Allocation of offering costs to ordinary shares subject to redemption	$-	$3,066,958
Remeasurement adjustment on ordinary shares subject to possible redemption	$-	$7,520,591

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-60

BOWEN ACQUISITION CORP

UNAUDITED Notes to the CONSOLIDATED financial statements

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organizational and General

Bowen Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on February 17, 2023. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsors are Createcharm Holdings Ltd., a British Virgin Islands company, and Bowen Holding LP, a Delaware limited partnership (the “Sponsors”). As of September 30, 2024, the Company had not commenced any operations. All activities for the period from February 17, 2023 (inception) through September 30, 2024 relate to the Company’s formation, the initial public offering (“IPO”) and initial business combination, which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company is generating non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on July 11, 2023. On July 14, 2023, the Company consummated the IPO of 6,000,000 of its units (“Public Units”). Each Public Unit consists of one ordinary share, $0.0001 par value (“Ordinary Shares”), of the Company and one right (“Rights”), each Right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of the Company’s initial business combination. The Public Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 330,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,300,000. The Private Placement Units were purchased by Createcharm Holdings Ltd, one of the Company’s sponsors, and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO. The Private Placement Units are identical to the Units included in the Public Units sold in the IPO. The purchasers of the Private Placement Units have agreed not to transfer, assign or sell any of the Private Placement Units or Ordinary Shares or Rights underlying the Private Placement Units (except to certain transferees) until after the completion of the Company’s initial Business Combination.

F-61

On July 17, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Units. As a result, on July 18, 2023, the Company sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds of $9,000,000. In connection with this sale, Createcharm Holdings Ltd. and EBC also purchased an additional 31,500 Private Placement Units from the Company.

As of July 18, 2023, transaction costs amounted to $3,318,898 consisting of $1,725,000 of cash underwriting fees and $1,593,898 of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the IPO.

The Company will have until 18 months from the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period and shareholders have not otherwise amended the Amended and Restated Memorandum and Articles of Association to extend this period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay the Company’s taxes, if any (less certain amount of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Effective as of October 7, 2024, the Company notified the trustee of the Trust Account that it was extending the time to consummate an initial Business Combination from October 14, 2024 to January 14, 2025. Effective as of October 14, 2024, Shenzhen Qianzhi (as defined below) and EarlyBirdCapital, two designees of the Sponsors, loaned the Company an aggregate of $690,000, which funds were deposited into the Trust Account for such extension. The loans are evidenced by promissory notes (the “Notes”) issued by the Company to the designees. The Notes bear no interest and are repayable in full upon consummation of a Business Combination. In connection with the loans, one of the Sponsors transferred 30,000 of its Founder Shares to EarlyBirdCapital.

On November 20, 2023, a wholly-owned subsidiary of the Company, Bowen Merger Sub (“Merger Sub”) was formed for the purpose of entering into a business combination agreement. See “Proposed Business Combination” below.

Proposed Business Combination

On January 18, 2024, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) with (i) Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), (ii) Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (“Shenzhen Qianzhi”or “Qianzhi”), and (iii) Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo,” and collectively with the Company, Merger Sub and Shenzhen Qianzhi, the “Parties”, each a “Party”).

F-62

Pursuant to the Agreement, at the closing of the business combination, Merger Sub will merge with and into NewCo (the “Merger”), with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly owned subsidiary of the Company. In the Merger, the holders (the “NewCo Shareholders”) of the ordinary shares of NewCo (“NewCo Ordinary Shares”) will receive ordinary shares of the Company (“Parent Ordinary Shares”).

Pursuant to the Agreement, at the effective time of the Merger (the “Effective Time”), all of NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Parent Ordinary Shares (the “Merger Shares”), and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Parent Ordinary Shares (the “Earnout Shares”).

Going Concern Consideration

As of September 30, 2024, the Company had cash of $271,847 and a working capital of $12,879. The Company has incurred and expects to continue to incur significant professional costs to remain as a public traded company and to incur transaction costs in pursuit of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period and such period is not extended, there will be a liquidation and subsequent dissolution. As a result, management has determined that such additional condition also raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statement does not include any adjustments that might result from the outcome of the uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the period ended September 30, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024. All intercompany accounts and transactions are eliminated upon consolidation. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 29, 2024.

F-63

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $271,847 and $426,913 as of September 30, 2024 and December 31, 2023, respectively. The Company had no cash equivalents as of September 30, 2024 and December 31, 2023.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair value of investments held in the Trust Account is determined using available market information. As of September 30, 2024 and December 31, 2023, the Trust Account had balance of $74,237,487 and $71,419,358, respectively. The interest and dividend income earned from the Trust Account totaled $952,787 and $2,818,129 for three and nine months ended September 30, 2024, respectively, which were fully reinvested into the Trust Account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Consolidated Statements of Cash Flows.

F-64

Offering Costs

Offering costs consist of legal and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the IPO and that were charged to shareholders’ equity upon the completion of the IPO on July 14, 2023.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statements.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of September 30, 2024 and 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

F-65

The net income (loss) per share presented in the statements of operations is based on the following:

	Three Months Ended September 30,		Nine Months Ended	For the Period from February 17, 2023 through
	2024	2023	September 30, 2024	September 30, 2023
Net income (loss)	$825,358	$573,444	$2,428,474	$570,338
Accretion of temporary equity into redemption value (interest earned)	(952,787)	(760,871)	(2,818,129)	(760,871)
Accretion of temporary equity into redemption value	-	(7,520,591)	-	(7,520,591)
Net loss including accretion of equity into redemption value	$(127,429)	$(7,708,018)	$(389,655)	$(7,711,124)

	For Three Months Ended September 30, 2024		For Nine Months Ended September 30, 2024		For Three Months Ended September 30, 2023		For the Period from February 17, 2023 through September 30, 2023
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Particulars	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
Basic and diluted net income/(loss) per share:
Weighted-average shares outstanding	6,900,000	2,266,500	6,900,000	2,266,500	5,885,870	2,214,049	2,506,944	2,023,299
Ownership percentage	75%	25%	75%	25%	73%	27%	55%	45%
Numerators:
Allocation of net loss including accretion of temporary equity	(95,921)	(31,508)	(293,309)	(96,346)	(5,601,092)	(2,106,926)	(4,267,179)	(3,443,945)
Interest earned on investment held in trust account	952,787	-	2,818,129	-	760,871	-	760,871	-
Accretion of temporary equity to redemption value	-	-	-	-	7,520,591	-	7,520,591	-
Allocation of net income/(loss)	856,866	(31,508)	2,524,820	(96,346)	2,680,370	(2,106,926)	4,014,283	(3,443,945)
Denominators:
Weighted-average shares outstanding	6,900,000	2,266,500	6,900,000	2,266,500	5,885,870	2,214,049	2,506,944	2,023,299
Basic and diluted net income/(loss) per share	$0.12	$(0.01)	$0.37	$(0.04)	$0.46	$(0.95)	$1.60	$(1.70)

F-66

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

At September 30, 2024, the ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Public offering proceeds	$60,000,000
Less:
Proceeds allocated to Public Rights	(3,272,724)
Allocation of offering costs related to redeemable shares	(2,925,140)
Plus:
Accretion of carrying value to redemption value	6,797,864
Ordinary shares subject to possible redemption	60,600,000

Over-allotment
Plus:
Over-allotment proceeds	9,000,000
Less:
Proceeds allocated to Public Rights	(490,909)
Allocation of offering costs related to redeemable shares	(212,727)
Plus:
Accretion of carrying value to redemption value	793,636
Subsequent measurement of ordinary shares subject to possible redemption (income earned on trust account)	1,729,358
Ordinary shares subject to possible redemption, December 31, 2023	$71,419,358
Plus:
Subsequent measurement of ordinary shares subject to possible redemption (income earned on trust account)	2,818,129
Ordinary shares subject to possible redemption, September 30, 2024	$74,237,487

F-67

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On July 14, 2023, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. Ten Public Rights will entitle the holder to one ordinary share (see Note 7). The Company will not issue fractional shares and only whole shares will trade, so unless a holder purchased units in multiples of tens, such holder will not be able to receive or trade the fractional shares underlying the rights. The Company also granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments. The over-allotment was subsequently fully exercised on July 17, 2023. See Note 1 for further details.

The Company incurred $75,000 Nasdaq delayed entry fee during the IPO in 2023 and this balance was subsequently paid by Qianzhi which is the target company. As of September 30, 2024, this balance is recorded as “Payable to target” on the consolidated balance sheet.

NOTE 4 — PRIVATE PLACEMENTS

The Sponsors and EBC had agreed to purchase an aggregate of 330,000 Private Placement Units (312,000 Private Placement Units to be purchased by the Sponsors and 18,000 Private Placement Units to be purchased by EBC or its designees), or 361,500 Private Placement Units if the underwriters’ over-allotment is exercised in full, at a price of $10.00 per Private Placement Unit ($3,300,000, or an aggregate of $3,615,000 if the underwriters’ over-allotment is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Initial Public Offering.

Simultaneously with the closing of the IPO on July 14, 2023, the Company consummated the private sale of 330,000 Private Placement Units. Each Private Placement Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

On July 17, 2023, the underwriters exercised the over-allotment option in full. See Note 1 for more details.

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NOTE 5 — RELATED PARTIES

Founder Shares and EBC Founder Shares

On February 27, 2023, the Sponsors received 1,725,000 of the Company’s ordinary shares (“Founder Shares”) in exchange for $25,000 paid for offering costs borne by the Sponsors. Up to 225,000 of such Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full. On July 17, 2023, the underwriters exercised their over-allotment option in full.

On March 15, 2023, the Company issued to EBC 180,000 ordinary shares (“EBC founder shares”) for a purchase price of $0.014 per share and an aggregate purchase price of $2,520. The EBC founder shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. The Company estimated the fair value of the EBC founder shares to be approximately $1,016,000 or $5.65 per share using the Black-Scholes option pricing model. The Company accounted for the difference between the par value and fair value of the shares as offering cost.

The fair value of the EBC founder shares was estimated at March 15, 2023. The Company used the following assumptions to estimate the fair value of EBC founder shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	1.84
Risk-free rate	4.0%
Volatility	5.0%
Dividend yield	0.0%
Probability of completion of business combination	60.0%

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after an initial Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property. EBC has also agreed, subject to exceptions, that the EBC founder shares cannot be sold, transferred or assigned, until the consummation of an initial business combination.

F-69

Promissory Note — Related Party

On February 27, 2023, the Sponsors issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2023, or (ii) the consummation of the IPO. The Promissory Note expired on July 14, 2023.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of IPO to purchase up to 900,000 additional Units to cover over-allotments, at the IPO price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.25 per Unit, or $1,500,000 in the aggregate (or $1,725,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the IPO.

On July 17, 2023, the underwriters exercised the over-allotment option in full to purchase 900,000 Units. As a result, on July 18, 2023, the Company sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds to the Company of $9,000,000.

Due to Related Party

The Sponsors paid certain formation, operating or offering costs on behalf of the Company. These amounts were due on demand and non-interest bearing. Before the IPO, the Sponsors had paid $151,318 on behalf of the Company for expenses related to IPO, which was fully repaid upon closing of the IPO on July 14, 2023 out of the offering proceeds held in trust account.

As of September 30, 2024, the total accrued expenses due to related parties was $65,695, which includes $60,000 payable for administration fee and $5,695 payable for accounting related service fee. As of December 31, 2023, the total accrued expenses due to related parties was $25,250, which include $20,000 payable for administration fee and $5,250 payable for accounting service fee. See following paragraphs for details.

Initial Accounting Service Fee

The Company has engaged TenX Global Capital, a related party of the Company, to assist in the preparation of financial statements and other accounting consulting services.

This initial accounting service fee was only related with the initial accounting preparation which was incurred in the period from February 17, 2023 (inception) to September 30, 2023 with total amount of $20,000. There was no such cost in the subsequent periods.

Accounting Service Agreement

The Company has engaged TenX Global Capital, a related party of the Company, to assist in preparing quarterly and annual financial statements commencing following the consummation of the IPO. The Company has agreed to pay for these services at a fixed quarterly rate of $5,250 each quarter. For three months ended September 30, 2024 and 2023, service fees of $5,250 have been accrued for these services. For nine months ended September 30, 2024 and during the period from February 17, 2023 (inception) through September 30, 2023, service fee of $15,750 and $5,250 have been incurred for these services.

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Administration Fee

Commencing on the effectiveness of the Registration Statement on July 11, 2023, an affiliate of the Sponsors will be allowed to charge the Company an allocable share of its overhead, up to $10,000 per month, until to the close of the Business Combination, to compensate it for the Company’s use of its office, utilities and personnel. Administration fee of $30,000 and $90,000 were incurred for the three and nine months ended September 30, 2024, respectively. For three months ended September 30, 2023 and the period from February 17, 2023 (inception) through September 30, 2023, an administration fee of $26,667 was recorded and paid.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC founder shares, Private Placement Units will be entitled to registration rights pursuant to a registration rights agreement dated on the effectiveness of the Registration Statement on July 11, 2023 requiring the Company to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial Business Combination in an amount of $2,415,000, equal to 3.5% of the gross proceeds of the IPO. In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination and the amount will be payable in cash and is due at the closing date of the initial Business Combination. EBC did not introduce the Company to Qianzhi.

F-71

Business Combination Transaction Cost

The Company has engaged several service providers including legal and valuation services, specifically for business combination between the Company and Shenzhen Qianzhi BioTechnology Co. Ltd. (“Qianzhi”). Per the agreed terms, Qianzhi agreed to be responsible for all expenses incurred by the Company in connection with business combination. During the three months ended September 30, 2024, $73,467 of business combination related cost has been incurred and reimbursed by Qianzhi. During the nine months ended September 30, 2024, $325,469 of business combination related cost has been incurred and reimbursed by Qianzhi. This activity has been recorded on the net basis and no impact to financial statements.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. On February 27, 2023, the Sponsors received 1,725,000 of the Founder Shares in exchange for $25,000 paid for offering costs borne by the Sponsors, of which an aggregate of up to 225,000 of such Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO (excluding shares underlying the Private Placement Units). No ordinary shares are subject to forfeiture since the over-allotment was fully exercised on July 17, 2023. As of September 30, 2024 and December 31, 2023, there were 2,266,500 ordinary shares issued and outstanding (excluding 6,900,000 shares subject to possible redemption).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the business combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 8 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

F-72

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Date	Trading Securities	Level	Fair Value
September 30, 2024	Marketable securities held in the trust account	1	$74,534,487

December 31, 2023	Marketable securities held in the trust account	1	$71,419,358

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, the Company identified the following subsequent event that would have required adjustment or disclosure in the financial statements.

Effective as of October 7, 2024, the Company notified the trustee of the Trust Account that it was extending the time to consummate an initial Business Combination from October 14, 2024 to January 14, 2025. Effective as of October 14, 2024, Shenzhen Qianzhi and EarlyBirdCapital, two designees of the Sponsors, loaned the Company an aggregate of $690,000, which funds were deposited into the Trust Account for such extension. The loans are evidenced by promissory notes (the “Notes”) issued by the Company to the designees. The Notes bear no interest and are repayable in full upon consummation of a Business Combination. In connection with the loans, one of the Sponsors transferred 30,000 of its Founder Shares to EarlyBirdCapital. The value of the shares transferred is reflected as debt discount and fully amortized as interest expense over the life of the loan in accordance with ASC 835.

NOTE 10 – EVENTS SUBSEQUENT TO THE DATE OF THE FORM 10-Q FILED ON NOVEMBER 14, 2024

In accordance with the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into a subscription agreement with the PIPE Investor pursuant to which the PIPE Investor will purchase, concurrently with the closing of the Merger, an aggregate of 500,000 New Bowen Ordinary Shares for an aggregate purchase price of $5.0 million in the PIPE Financing.

F-73

BOWEN ACQUISITION CORP

F-74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Bowen Acquisition Corp and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bowen Acquisition Corp and its wholly owned subsidiary (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the period from February 17, 2023 (inception) to December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements presents fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from February 17, 2023 (inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared to assume the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, and incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in the pursuit of the consummation of a business combination. The Company’s cash and working capital as of December 31, 2023, are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2023.

New York, New York
March 29, 2024

F-75

BOWEN ACQUISITION CORP

CONSOLIDATED BALANCE SHEET

December 31, 2023

ASSETS
Current assets:
Cash	$426,913
Prepaid expenses	79,481
Total current assets	506,394
Investments held in trust account	71,419,358
Total non-current assets	71,419,358
Total Assets	$71,925,752

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued offering costs and expenses	$78,610
Accrued expenses – related party	25,250
Total Current Liabilities	103,860

Commitments and contingencies

Ordinary shares subject to possible redemption (6,900,000 shares at $10.35 per share)	71,419,358

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,266,500 shares issued and outstanding	227
Additional paid-in capital	-
Retained Earnings	402,307
Total Shareholders’ Equity	402,534
Total Liabilities and Shareholders’ Equity	$71,925,752

The accompanying notes are an integral part of these consolidated financial statement.

F-76

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 17, 2023 (INCEPTION) THROUGH DECEMBER 31, 2023
Formation and operating costs	$244,568
Loss from operations	(244,568)

Other Income
Interest earned on investments held in trust account	1,729,358
Total other income	1,729,358

Net income	$1,484,790

Basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	3,819,156
Basic and diluted net income per share, redeemable ordinary shares	$1.12
Basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	2,095,943
Basic and diluted net loss per share, non-redeemable ordinary shares	$(1.32)

The accompanying notes are an integral part of these consolidated financial statements.

F-77

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional Paid-in	Retained Earnings (Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit)	Equity
Balance on February 17, 2023 (inception)	-	$-	$-	$-	$-
Issuance of ordinary shares to Sponsors	1,725,000	173	24,827	-	25,000
Issuance of ordinary shares to Underwriter	180,000	18	1,015,982	-	1,016,000
Proceeds from sale of public units	6,000,000	600	59,999,400	-	60,000,000
Proceeds from over-allotment	900,000	90	8,999,910	-	9,000,000
Sale of Private Units	330,000	33	3,299,967	-	3,300,000
Over-allotment of Private Units	31,500	3	314,997	-	315,000
Underwriter’s commission on sale of Public Units	-	-	(1,500,000)	-	(1,500,000)
Underwriter’s commission on Over-allotment	-	-	(225,000)	-	(225,000)
Other offering costs	-	-	(1,593,898)	-	(1,593,898)
Initial measurement of Ordinary shares Subject to redemption under ASC 480-10-S99 against additional paid-in capital	(6,900,000)	(690)	(65,235,677)	-	(65,236,367)
Allocation of offering costs to ordinary shares subject to redemption	-	-	3,137,867	-	3,137,867
Deduction for increase of carrying value of redeemable shares	-	-	(7,591,500)	-	(7,591,500)
Subsequent measurement of Common stock subject to possible redemption (interest earned on trust account)	-	-	(646,875)	(1,082,483)	(1,729,358)
Net income	-	-	-	1,484,790	1,484,790
Balance as of December 31, 2023	2,266,500	$227	$-	$402,307	$402,534

The accompanying notes are an integral part of these consolidated financial statements.

F-78

BOWEN ACQUISITION CORP

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from February 17, 2023 (Inception) Through December 31, 2023
Cash flows from operating activities:
Net income	$1,484,790
Adjustment to reconcile net loss to net cash used in operating activities
Interest reinvested held in Trust Account	(1,729,358)
Accrued offering costs and expenses	6,714
Accrued expenses – related party	25,250
Prepaid expenses	(79,481)
Net cash used in operating activities	(292,085)

Cash flows from investing activities:
Investments of cash into Trust Account	(69,690,000)
Net cash used in investing activities	(69,690,000)

Cash flows from financing activities:
Proceeds from issuance of founder shares	2,520
Proceeds from sale of ordinary shares	69,000,000
Proceeds from Private Placement	3,615,000
Payments of underwriter’s discount	(1,725,000)
Payments to related party	(151,318)
Payment of offering costs	(332,204)
Net cash provided by financing activities	70,408,998

Net change in cash	426,913
Cash at beginning of period	-
Cash at the end of period	$426,913

Supplemental disclosure of noncash financing activities

Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000
Offering costs adjusted from prepaid expenses	$894
Offering costs charged to Additional Paid-in Capital	$1,593,898
Reclassification of ordinary shares subject to redemption	$65,236,367
Allocation of offering costs to ordinary shares subject to redemption	$3,137,868
Remeasurement adjustment on ordinary shares subject to possible redemption	$7,591,500
Subsequent measurement of ordinary shares subject to possible redemption (income earned on Trust Account)	$1,729,358

The accompanying notes are an integral part of these consolidated financial statements.

F-79

BOWEN ACQUISITION CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —ORGANIZATION AND BUSINESS OPERATIONS

Organizational and General

Bowen Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on February 17, 2023. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsors are Createcharm Holdings Ltd., a British Virgin Islands company, and Bowen Holding LP, a Delaware limited partnership (the “Sponsors”). As of December 31, 2023, the Company had not commenced any operations. All activity for the period from February 17, 2023 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (“IPO”) described below, and following the IPO, the search for a target to consummate a Business Combination. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company generated non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on July 11, 2023. On July 14, 2023, the Company consummated the IPO of 6,000,000 of its units (“Public Units”). Each Public Unit consists of one ordinary share, $0.0001 par value (“Ordinary Shares”), of the Company and one right (“Rights”), each Right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of the Company’s initial business combination. The Public Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 330,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,300,000. The Private Placement Units were purchased by Createcharm Holdings Ltd, one of the Company’s sponsors, and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO. The Private Placement Units are identical to the Units included in the Public Units sold in the IPO. The purchasers of the Private Placement Units have agreed not to transfer, assign or sell any of the Private Placement Units or Ordinary Shares or Rights underlying the Private Placement Units (except to certain transferees) until after the completion of the Company’s initial Business Combination.

On July 17, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 900,000 Units. As a result, on July 18, 2023, the Company sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds of $9,000,000. In connection with this sale, Createcharm Holdings Ltd and EBC also purchased an additional 31,500 Private Placement Units from the Company.

As of July 18, 2023, transaction costs amounted to $3,318,898 consisting of $1,725,000 of cash underwriting fees and $1,593,898 of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital is fully depleted upon completion of the IPO.

The Company will have until 15 months from the closing of the IPO (or up to 18 months, if the Company extends the time to complete a Business Combination as permitted in its Amended and Restated Memorandum and Articles of Association) to consummate a Business Combination (the “Combination Period”). Sponsors or their affiliated or designees, upon five days’ advance notice prior to the deadline, must deposit into the Trust Account $690,000 (or $0.10 per share) for the extension, on or prior to the date of the deadline. However, if the Company has not completed a Business Combination within the Combination Period and shareholders have not otherwise amended the Amended and Restated Memorandum and Articles of Association to extend this period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay the Company’s taxes, if any (less certain amount of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

On November 20, 2023, a wholly-owned subsidiary of the Company, Bowen Merger Sub (“Merger Sub”) was formed for the purpose of entering into a business combination agreement. See subsequent events disclosure below.

F-80

Going Concern Consideration

As of December 31, 2023, the Company had cash of $426,913 and working capital of $402,534. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur transaction costs in pursuit of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period and such period is not extended, there will be a liquidation and subsequent dissolution. As a result, management has determined that such additional condition also raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. All intercompany accounts and transactions are eliminated upon consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-81

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $426,913 as of December 31, 2023. The Company had no cash equivalents as of December 31, 2023.

Investments Held in Trust Account

The Company’s portfolio of investments held in the trust account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company classified its investments in treasury securities as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in trust account in the accompanying statements of operations. The estimated fair value of investments held in the trust account is determined using available market information. As of December 31, 2023, the trust account had cash balance of $8,208 together with U.S. Treasury Bills of $71,411,150 which subsequently matured on January 11, 2024. And the total balance was reinvested in the money market fund thereafter. The interests earned from the trust account totaled $1,729,358 for the period from February 17, 2023 (inception) through December 31, 2023, which were fully reinvested into the trust account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Statement of Cash Flows.

Offering Costs

Offering costs consist of legal, accounting, and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to the IPO and that were charged to shareholders’ equity upon the completion of the IPO on July 14, 2023.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

F-82

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statements.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statements of operations is based on the following:

For the Period from February 17, 2023 (Inception) Through December 31, 2023
Net income	$1,484,790
Interest earned on investment held in Trust Account	(1,729,358)
Accretion of temporary equity into redemption value	(7,591,500)
Net loss including accretion of common stock to redemption value	(7,836,068)

	For the Period from February 17, 2023 (Inception) Through December 31, 2023
	Redeemable	Non-Redeemable
Particulars	Shares	Shares
Basic and diluted net income/(loss) per share:
Weighted-average shares outstanding	3,819,156	2,095,943
Ownership percentage	65%	35%
Numerators:
Allocation of net loss including accretion of temporary equity	(5,059,453)	(2,776,615)
Income earned on Trust Account	1,729,358	—
Accretion of temporary equity to redemption value	7,591,500	—
Allocation of net income/(loss)	4,261,405	(2,776,615)

Denominators:
Weighted-average shares outstanding	3,819,156	2,095,943
Basic and diluted net income/(loss) per share	1.12	(1.32)

F-83

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

At December 31, 2023, the ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Public offering proceeds	$60,000,000
Less:
Proceeds allocated to Public Rights	(3,272,724)
Allocation of offering costs related to redeemable shares	(2,925,140)
Plus:
Accretion of carrying value to redemption value	6,797,864
Ordinary shares subject to possible redemption	$60,600,000

Over-allotment
Plus:
Over-allotment proceeds	9,000,000
Less:
Proceeds allocated to Public Rights	(490,909)
Allocation of offering costs related to redeemable shares	(212,727)
Plus:
Accretion of carrying value to redemption value	793,636
Subsequent measurement of ordinary shares subject to possible redemption (income earned on trust account)	1,729,358
Ordinary shares subject to possible redemption	$71,419,358

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-84

NOTE 3 — INITIAL PUBLIC OFFERING

On July 14, 2023, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. Ten Public Rights will entitle the holder to one ordinary share (see Note 7). The Company will not issue fractional shares and only whole shares will trade, so unless a holder purchased units in multiples of tens, such holder will not be able to receive or trade the fractional shares underlying the rights. The Company also granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments. The over-allotment was subsequently fully exercised on July 17, 2023. See Note 1 for further details.

NOTE 4 — PRIVATE PLACEMENTS

The Sponsors and EBC have agreed to purchase an aggregate of 330,000 Private Placement Units (312,000 Private Placement Units to be purchased by the Sponsors and 18,000 Private Placement Units to be purchased by EBC or its designees), or 361,500 Private Placement Units if the underwriters’ over-allotment is exercised in full, at a price of $10.00 per Private Placement Unit ($3,300,000, or an aggregate of $3,615,000 if the underwriters’ over-allotment is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Initial Public Offering.

Simultaneously with and soon after the closing of the IPO, the Sponsors and EBC purchased an aggregate of 361,500 Private Placement Units ($3,615,000), including exercise of over-allotment option. Each Private Placement Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or saleable until the completion of a Business Combination, subject to certain exceptions.

On July 17, 2023, the underwriters exercised the over-allotment option in full. See Note 1 for more details.

NOTE 5 — RELATED PARTIES

Founder Shares and EBC Founder Shares

On February 27, 2023, the Sponsors received 1,725,000 of the Company’s ordinary shares (“Founder Shares”) in exchange for $25,000 paid for offering costs borne by the Sponsors. Up to 225,000 of such Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full (See Note 7).

On March 15, 2023, the Company issued to EBC 180,000 ordinary shares (“EBC founder shares”) for a purchase price of $0.014 per share and an aggregate purchase price of $2,520. The EBC founder shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. The Company estimated the fair value of the EBC founder shares to be approximately $1,016,000 or $5.65 per share using the Black-Scholes option pricing model. The Company accounted for the difference between the par value and fair value of the shares as offering cost.

The fair value of the EBC founder shares was estimated at March 15, 2023. The Company used the following assumptions to estimate the fair value of EBC founder shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	1.84
Risk-free rate	4.0%
Volatility	5.0%
Dividend yield	0.0%
Expected likelihood of a successful business combination	60%

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after an initial Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property. EBC has also agreed, subject to exceptions, that the EBC founder shares cannot be sold, transferred or assigned, until the consummation of an initial business combination.

F-85

Promissory Note — Related Party

On February 27, 2023, the Sponsors issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2023, or (ii) the consummation of the IPO. The Promissory Note expired on July 14, 2023. As of December 31, 2023, there were no amounts outstanding under the Promissory Note.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of IPO to purchase up to 900,000 additional Units to cover over-allotments, at the IPO price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.25 per Unit, or $1,500,000 in the aggregate (or $1,725,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the IPO.

On July 17, 2023, the underwriters exercised the over-allotment option in full to purchase 900,000 Units. As a result, on July 18, 2023, the Company sold an additional 900,000 Units at $10.00 per Unit, generating gross proceeds to the Company of $9,000,000.

Accrued Expenses Due to Related Party

The Sponsors paid certain formation, operating or offering costs on behalf of the Company. These amounts were due on demand and non-interest bearing. As of December 31, 2023, the Sponsors had paid $151,318 on behalf of the Company for expenses related to IPO, which was fully repaid upon closing of the IPO on July 14, 2023 out of the offering proceeds held in trust account.

As of December 31, 2023, the total accrued expenses due to related parties was $25,250, which include $20,000 payable for administration fee and $5,250 payable for accounting service fee. See following paragraphs for details.

Initial Accounting Service Fee

The Company has engaged TenX Global Capital, a related party of the Company, to assist in the preparation of consolidated financial statements and other accounting consulting services.

During the period from February 17, 2023 (inception) through December 31, 2023, a service fee of $20,000 of offering costs have been incurred for these services.

Accounting Service Agreement

The Company has engaged TenX Global Capital, a related party of the Company, to assist in preparing quarterly and annual financial statements commencing following the consummation of the IPO. The Company has agreed to pay for these services at a fixed quarterly rate of $5,250 each quarter. As of December 31, 2023, a service fee of $10,500 has been accrued with $5,250 paid for the second and third quarter accounting service.

Administration Fee

Commencing on the effectiveness of the Registration Statement on July 11, 2023, an affiliate of the Sponsors will be allowed to charge the Company an allocable share of its overhead, up to $10,000 per month, until to the close of the Business Combination, to compensate it for the Company’s use of its office, utilities and personnel. An administration fee of $56,667 was recorded with $36,667 paid for the period from February 17, 2023 (inception) through December 31, 2023. The unpaid amount as of December 31, 2023 was $20,000.

F-86

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC founder shares, Private Placement Units will be entitled to registration rights pursuant to a registration rights agreement dated on the effectiveness of the Registration Statement on July 11, 2023 requiring the Company to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial Business Combination in an amount of $2,415,000, equal to 3.5% of the gross proceeds of the IPO. In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination and the amount will be payable in cash and is due at the closing date of the initial Business Combination.

Business Combination Transaction Cost

The Company has engaged several service providers including legal and valuation services, specifically for business combination between the Company and Shenzhen Qianzhi BioTechnology Co. Ltd. (“Qianzhi”). Per the agreed terms, Qianzhi agreed to be responsible for all expenses incurred by the Company in connection with business combination. During the year of 2023, $181,022 of business combination related cost has been incurred and reimbursed by Qianzhi and approximately $200,000 is committed for future services as of December 31, 2023. This activity has been recorded net in accompanying financial statements.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023, there were no preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. On February 27, 2023, the Sponsors received 1,725,000 of the Founder Shares in exchange for $25,000 paid for offering costs borne by the Sponsors, of which an aggregate of up to 225,000 of such Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO (excluding shares underlying the Private Placement Units). No ordinary shares are subject to forfeiture since the over-allotment was fully exercised on July 17, 2023. As of December 31, 2023, there were 2,266,500 ordinary shares issued and outstanding (excluding 6,900,000 shares subject to possible redemption).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the business combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

F-87

NOTE 8 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The significant assumptions which the Company used to value the EBC Founder Shares are referred to Note 5. The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in trust account	$71,419,358	$71,419,358	$—	$—

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based on the review, management identified the following subsequent event that is required disclosure in the consolidated financial statements.

On January 18, 2024, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) with (i) Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), (ii) Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (as defined below) (“Shenzhen Qianzhi”), and (iii) Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company (“NewCo,” and collectively with the Company, Merger Sub and Shenzhen Qianzhi, the “Parties”, each a “Party”).

Pursuant to the Agreement, at the closing of the business combination, Merger Sub will merge with and into NewCo (the “Merger”), with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly owned subsidiary of the Company. In the Merger, the holders (the “NewCo Shareholders”) of the ordinary shares of NewCo (“NewCo Ordinary Shares”) will receive ordinary shares of the Company (“Parent Ordinary Shares”).

Pursuant to the Agreement, at the effective time of the Merger (the “Effective Time”), all of NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive an aggregate of (a) 7,246,377 Parent Ordinary Shares (the “Merger Shares”), and (b) the right to receive earnout consideration of up to an aggregate of 1,400,000 Parent Ordinary Shares (the “Earnout Shares”).

NOTE 10 – EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

Effective as of October 7, 2024, the Company notified the trustee of the Trust Account that it was extending the time to consummate an initial Business Combination from October 14, 2024 to January 14, 2025. Effective as of October 14, 2024, Qianzhi and EarlyBirdCapital, two designees of the Sponsors, loaned the Company an aggregate of $690,000, which funds were deposited into the Trust Account for such extension. The loans are evidenced by promissory notes (the “Notes”) issued by the Company to the designees. The Notes bear no interest and are repayable in full upon consummation of a Business Combination. In connection with the loans, one of the Sponsors transferred 30,000 of its Founder Shares to EarlyBirdCapital.

In accordance with the Business Combination Agreement, on December 5, 2024, Bowen and Qianzhi entered into a subscription agreement with the PIPE Investor pursuant to which the PIPE Investor will purchase, concurrently with the closing of the Merger, an aggregate of 500,000 New Bowen Ordinary Shares for an aggregate purchase price of $5.0 million in the PIPE Financing.

F-88

ANNEX A – AGREEMENT AND PLAN OF REORGANIZATION

EXECUTION VERSION

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

BOWEN ACQUISITION CORP,

BOWEN MERGER SUB,

SHENZHEN QIANZHI BIOTECHNOLOGY CO., LTD

AND

QIANZHI GROUP HOLDING (CAYMAN) LIMITED

DATED AS OF JANUARY 18, 2024

A-1

TABLE OF CONTENTS

ARTICLE I

THE MERGER

1.1	The Merger	2
1.2	Effective Time; Closing	2
1.3	Effect of the Merger	3
1.4	Governing Documents	3
1.5	Effect on Securities	3
1.6	Merger Consideration Exchange Procedures	4
1.7	Lost, Stolen or Destroyed Certificates	5
1.8	Tax Consequences	5
1.9	Taking of Necessary Action; Further Action	6
1.10	Escrow	6
1.11	Committee and Representative	6
1.12	Earnout	7
1.13	Appraisal and Dissenter’s Rights	7

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND NEWCO

2.1	Organization and Qualification	8
2.2	Subsidiaries	8
2.3	Capitalization	9
2.4	Authority Relative to this Agreement	11
2.5	No Conflict; Required Filings and Consents	11
2.6	Compliance	12
2.7	Financial Statements	12
2.8	No Undisclosed Liabilities	13
2.9	Absence of Certain Changes or Events	13
2.10	Litigation	14
2.11	Employee Benefit Plans	14
2.12	Labor Matters	15
2.13	Business Activities	16
2.14	Title to Property	16
2.15	Taxes	17
2.16	Environmental Matters	18
2.17	Brokers; Third Party Expenses	19
2.18	Intellectual Property	19
2.19	Agreements, Contracts and Commitments	22
2.20	Insurance	25
2.21	Governmental Actions/Filings	25
2.22	Interested Party Transactions	26
2.23	Top Customers and Top Suppliers	26
2.24	Board Approval	27

ii

2.25	No Additional Representations and Warranties	27
2.26	Independent Investigation; No Reliance	27
2.27	Survival of Representations, Warranties, Covenants and Agreements	28

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

3.1	Organization and Qualification	28
3.2	Subsidiaries	28
3.3	Capitalization	29
3.4	Authority Relative to this Agreement	30
3.5	No Conflict; Required Filings and Consents	31
3.6	Compliance	31
3.7	Parent SEC Reports and Financial Statements	31
3.8	No Undisclosed Liabilities	33
3.9	Absence of Certain Changes or Events	33
3.10	Litigation	33
3.11	Employee Benefit Plans	34
3.12	Labor Matters	34
3.13	Business Activities	34
3.14	Title to Property	34
3.15	Taxes	34
3.16	Environmental Matters	35
3.17	Brokers	35
3.18	Intellectual Property	35
3.19	Agreements, Contracts and Commitments	36
3.20	Insurance	36
3.21	Interested Party Transactions	36
3.22	Nasdaq Listing	36
3.23	Board Approval	37
3.24	Trust Fund	37
3.25	No Additional Representations and Warranties	37
3.26	Independent Investigation; No Reliance	37
3.27	Non-Survival of Representations, Warranties, Covenants and Agreements	38

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1	Conduct of Business by the Company and NewCo and Parent and Merger Sub	38

ARTICLE V

ADDITIONAL AGREEMENTS

5.1	Registration Statement and Proxy Statement; Special Meeting	41
5.2	Directors and Officers of Parent and the Company After Merger	42
5.3	Other Actions	43
5.4	Required Information	43

iii

5.5	Confidentiality; Access to Information	44
5.6	Public Disclosure	45
5.7	Commercially Reasonable Best Efforts	45
5.8	No Securities Transactions	47
5.9	No Claim Against Trust Fund	48
5.10	Disclosure of Certain Matters	48
5.11	Nasdaq Listing	49
5.12	No Solicitation	49
5.13	Charter Protections; Directors’ and Officers’ Liability Insurance	50
5.14	Insider Loans	50
5.15	Certain Financial Information	51
5.16	Access to Financial Information	51
5.17	Parent Borrowings	51
5.18	Trust Fund Disbursement	52
5.19	Employment Agreements	52
5.20	Noncompete Agreement	52
5.21	PIPE Financing	52
5.22	NewCo Shareholder Approval	53
5.23	Fees and Expenses	53

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1	Conditions to Obligations of Each Party to Effect the Merger	53
6.2	Additional Conditions to Obligations of the Company	54
6.3	Additional Conditions to the Obligations of Parent and Merger Sub	55

ARTICLE VII

INDEMNIFICATION

7.1	Indemnification of Parent Indemnitees	57
7.2	Indemnification of Third-Party Claims	58
7.3	Indemnification of Direct Claims	59
7.4	Insurance Effect	60
7.5	Limitations on Indemnification	60
7.6	Payments	61
7.7	Exclusive Remedy	61
7.8	Adjustment to Merger Consideration	61
7.9	Representative Capacities; Application of Escrow	62

ARTICLE VIII

TERMINATION

8.1	Termination	62
8.2	Notice of Termination; Effect of Termination	63

iv

ARTICLE IX

DEFINED TERMS

9.1	Defined Terms	64

ARTICLE X

GENERAL PROVISIONS

10.1	Notices	67
10.2	Interpretation	68
10.3	Counterparts; Electronic Delivery	71
10.4	Entire Agreement; Third Party Beneficiaries	72
10.5	Severability	72
10.6	Other Remedies; Specific Performance	72
10.7	Governing Law	72
10.8	Consent to Jurisdiction; WAIVER OF JURY TRIAL	73
10.9	Rules of Construction	73
10.10	Assignment	73
10.11	Amendment	74
10.12	Extension; Waiver	74
10.13	Disclosure Schedules	74

v

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of January 18, 2024, by and among Bowen Acquisition Corp, a Cayman Islands exempted company (“Parent”), Bowen Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Parent (“Merger Sub”), Shenzhen Qianzhi BioTech Company Limited, a company incorporated in the People’s Republic of China (the “Company”), and Qianzhi Group Holding (Cayman) Limited, an exempted company incorporated with limited liability in the Cayman Islands (“NewCo,” and together with Parent, Merger Sub and the Company, the “Parties,” and each of Parent, Merger Sub, the Company and Newco individually, a “Party”). As used herein, (i) the term “Agreement” refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to ARTICLE II and ARTICLE III hereof, respectively), and (ii) unless the context clearly otherwise indicates, the term “Company” refers to the Company and its Subsidiaries (as defined in Section 10.2(m)), prior to the Restructuring (as defined in the Recitals), and refers to NewCo and its Subsidiaries, including the Company, after the Restructuring.

RECITALS

A. Parent is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

B. Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of Parent and was formed for the sole purpose of effecting the Merger (as defined below).

C. The Company is a company incorporated in the People’s Republic of China.

D. Prior to the execution of this Agreement, the Company completed a restructuring (the “Restructuring”), pursuant to which the Company became an indirect wholly-owned subsidiary of NewCo, and the holders of all the Equity Securities of the Company issued and outstanding immediately prior to the effective time of the Restructuring became the holders of all NewCo Ordinary Shares (as defined in Section 2.3(a)) issued and outstanding immediately after the effective time of the Restructuring. The term “NewCo Shareholders” refers to the holders of the Equity Securities of the Company, prior to the Restructuring, and the holders of the NewCo Ordinary Shares, after the Restructuring.

E. Upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”), the Parties intend to enter into a business combination transaction by which Merger Sub will merge with and into NewCo, with NewCo being the surviving company of the Merger (“Surviving Company”) and becoming a wholly-owned subsidiary of Parent, and in exchange the NewCo Shareholders will receive ordinary shares of Parent as provided by this Agreement (the “Merger”).

F. The boards of directors of each of Parent, Merger Sub, the Company and NewCo have determined that the Merger is fair to, and in the best interests of, their respective companies and their respective shareholders.

G. Concurrently with the execution of this Agreement, Parent, the Company and certain shareholders of the Company have entered into Voting and Support Agreements, in the form attached hereto as Exhibit A (each, a “Voting Agreement”), pursuant to which, among other things, each such shareholder has agreed, with respect to all NewCo Ordinary Shares received by such shareholder in the Restructuring, to vote in favor of, or consent in writing to, the adoption of this Agreement and the approval of the Transactions, including the Merger (the “NewCo Shareholder Approval”).

H. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in ARTICLE IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Cayman Companies Act, NewCo shall be merged with Merger Sub, the separate corporate existence of Merger Sub shall cease and NewCo shall continue as the Surviving Company after the Merger and as a wholly-owned subsidiary of Parent.

1.2 Effective Time; Closing. Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties hereto shall execute a plan of merger (and any other documents required by the Cayman Companies Act to consummate the Merger) (the “Plan of Merger”) in form and substance reasonably acceptable to the Parties, and the Parties shall cause the Merger to be consummated by registering the Plan of Merger with the Cayman Registrar in accordance with the provisions of the Cayman Companies Act. The Merger shall become effective on the date that the Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Companies Act or such later time as specified in the Plan of Merger (the “Effective Time”). Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the Transactions (the “Closing”), other than the filing of the Plan of Merger, shall take place at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE IV, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by email pdf files. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday or Sunday or any day on which banks located in the Cayman Islands and New York, NY are authorized or required to be closed.

2

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, the property of every description including causes of action, and the business, undertaking, goodwill, benefits, immunities, and privileges of each of NewCo and Merger Sub shall vest in Surviving Company, and all the mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of NewCo and Merger Sub shall become the mortgages, charges, or security interests, and all contracts, obligations, claims, debts and liabilities of Surviving Company.

1.4 Governing Documents.

(a) At the Effective Time, the memorandum and articles of association of Merger Sub shall become the memorandum and articles of association of Surviving Company.

(b) On the Closing Date, Parent shall cause its memorandum and articles of association to be amended and restated in such form as shall be mutually agreed upon between the Company and Parent (the “A&R Memorandum and Articles of Association”).

1.5 Effect on Securities. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any further action on the part of Merger Sub or NewCo, or the holders of any of the securities of Parent, Merger Sub, the Company or NewCo, the following shall occur:

(a) Conversion of NewCo Ordinary Shares. Other than any shares to be canceled pursuant to Section 1.5(e) and the Dissenting Shares, all of NewCo Ordinary Shares issued and outstanding immediately prior to the Effective Time will be automatically converted, at the Effective Time, into the right to receive an aggregate of (i) 7,246,377 ordinary shares, par value $0.0001, of Parent (“Parent Ordinary Shares”), a portion of which shall be deposited in escrow in accordance with Section 1.10 (the “Merger Shares”), and (ii) the right to receive an aggregate of 1,400,000 Parent Ordinary Shares in accordance with Section 1.12 (the “Earnout Shares”). The Merger Shares and Earnout Shares shall be referred to herein collectively as the “Merger Consideration.” The Merger Consideration shall be paid to the NewCo Shareholders in the respective amounts set forth on Schedule A hereto. The Earnout Shares that may be issuable if earned shall be in addition to the Merger Shares.

(b) Shares of Merger Sub. Each ordinary share, par value $1.00 per share, of Merger Sub (collectively, the “Merger Sub Ordinary Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable ordinary share, as the case may be, of the Surviving Company. After the Effective Time, each certificate evidencing ownership of Merger Sub Ordinary Shares shall evidence ownership of the corresponding ordinary shares of the Surviving Company.

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(c) Adjustments to Exchange Ratios. The amount of Merger Consideration to be issued or paid at Closing shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Parent Ordinary Shares or NewCo Ordinary Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Ordinary shares or NewCo Ordinary Shares occurring on or after the date hereof and prior to the Effective Time.

(d) Fractional Shares. No fraction of a Parent Ordinary Share will be issued by virtue of the Merger, and each holder of NewCo Ordinary Shares who would otherwise be entitled to a fraction of a Parent Ordinary Share (after aggregating all fractional Parent Ordinary Shares that otherwise would be received by such holder) shall, upon compliance with Section 1.6, receive from Parent, in lieu of such fractional share, one (1) Parent Ordinary Share.

(e) Cancellation of Treasury and Parent-Owned Stock. Each NewCo Ordinary Share held by Parent, the Company or NewCo or any direct or indirect wholly-owned subsidiary of Parent, the Company or NewCo immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

1.6 Merger Consideration Exchange Procedures.

(a) Exchange Procedures. At or prior to the Closing, each NewCo Shareholder shall (i) deliver the certificates evidencing their right to NewCo Ordinary Shares (the “NewCo Certificates”), if any, to Parent for cancellation, or in the case of a lost, stolen or destroyed NewCo Certificate, will deliver to Parent an affidavit (and indemnity if required) in the manner provided in Section 1.7, and (ii) deliver a duly completed and executed letter of transmittal to Parent, in a form to be mutually agreed upon between Parent and the Company (“Letter of Transmittal”), and shall receive in exchange therefor the Merger Shares to which such NewCo Shareholder is entitled pursuant to Section 1.5, in book-entry form (unless certificates representing Merger Shares are otherwise requested by such NewCo Shareholder), and the NewCo Certificates, if any, shall forthwith be cancelled. The Letter of Transmittal shall be in customary form and shall provide that (w) the NewCo Shareholder consents to the appointment of the Representative as set forth in Section 1.11(b), (x) the NewCo Shareholder acknowledges and agrees to the indemnification obligations set forth in ARTICLE VII and the terms and conditions of the Escrow Agreement, (y) the NewCo Shareholder agrees to a general release and waiver of claims in favor of the Company and NewCo and their Subsidiaries, subject to certain exceptions, and (z) the NewCo Shareholder agrees that it may not, subject to certain exceptions, Transfer the Merger Shares until the earlier of (1) the six-month anniversary of the Closing Date and (2) the date on which subsequent to the Merger, Parent consummates a liquidation, merger, share exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their Parent Ordinary Shares for cash, securities or other property. To the extent that a NewCo Shareholder has not delivered the NewCo Certificates, if any, and a duly completed and executed Letter of Transmittal at or prior to the Closing, such NewCo Shareholder shall deliver such items to Parent promptly following the Closing. The delivery to Parent of the NewCo Certificates, if any, and a duly completed and executed Letter of Transmittal shall be a condition to the receipt by each NewCo Shareholder of the Merger Consideration to which such NewCo Shareholder is entitled pursuant to Section 1.5. The Merger Shares shall be issued only in the name of the registered holder of the NewCo Ordinary Shares exchanged therefor.

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(b) Distributions With Respect to Unexchanged NewCo Ordinary Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Ordinary Shares with a record date after the Effective Time will be paid to any NewCo Shareholder with respect to the Merger Consideration to which such NewCo Shareholder is entitled pursuant to Section 1.5, until such NewCo Shareholder shall have delivered to Parent its NewCo Certificates, if any, and a duly executed and completed Letter of Transmittal. Subject to applicable law, following delivery of any such NewCo Certificates and the Letter of Transmittal, Parent shall promptly deliver to such NewCo Shareholder, without interest, the Merger Consideration into which such NewCo Ordinary Shares shall have been converted in the Merger and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Merger Consideration.

(c) Required Withholding. Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 1.6(c), such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(d) No Further Ownership Rights in NewCo Ordinary Shares. All Parent Ordinary Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to NewCo Ordinary Shares and there shall be no further registration of transfers on the records of the Surviving Company of the NewCo Ordinary Shares that were outstanding immediately prior to the Effective Time. At the Effective Time, each holder of NewCo Ordinary Shares shall cease to have any other rights in and to NewCo or the Surviving Company, except the right to receive the Merger Consideration into which such NewCo Ordinary Shares shall have been converted in the Merger.

1.7 Lost, Stolen or Destroyed Certificates. In the event that any NewCo Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed NewCo Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration into which the NewCo Ordinary Shares formerly represented by such NewCo Certificates was converted into and any dividends or distributions payable pursuant to Section 1.6(b); provided, however, that, as a condition precedent to the delivery of such Merger Consideration, the owner of such lost, stolen or destroyed NewCo Certificates shall indemnify Parent against any claim that may be made against Parent or Surviving Company with respect to the NewCo Certificates alleged to have been lost, stolen or destroyed.

1.8 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368 of the Code. The Parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

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1.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NewCo and Merger Sub, the officers and directors of NewCo and Merger Sub will take all such lawful and necessary action.

1.10 Escrow. As security for the indemnity obligations set forth in ARTICLE VII, at the Closing, the NewCo Shareholders receiving Merger Shares shall deposit in escrow an aggregate of ten percent (10%) of the Merger Shares (the “Escrow Shares”), which shall be allocated among the NewCo Shareholders entitled to receive the same in the same proportions as the total Merger Shares are allocated among them, all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Parent, the Representative (as defined in Section 1.11(b)) and Continental Stock Transfer & Trust Company (“Continental”), as Escrow Agent, in the form annexed hereto as Exhibit B (the “Escrow Agreement”). The Escrow Agreement shall provide that, on the date (the “Escrow Termination Date”) that is two (2) years after the Closing, the Escrow Agent shall release the Escrow Shares, less that portion of the Escrow Shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the Persons entitled to receive them in the same proportions as originally deposited into escrow. Any Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such Persons promptly upon such resolution.

1.11 Committee and Representative.

(a) Parent Committee. Prior to the Closing, the Board of Directors of Parent shall appoint a committee (the “Committee”) consisting of one or more of its then members to act on behalf of Parent and the Parent Indemnitees (as defined in Section 7.1(a)) to take all necessary or appropriate actions under this Agreement and the Escrow Agreement after the Closing, including all decisions in connection with the Earnout Shares and all decisions in connection with the indemnification obligations set forth in ARTICLE VII. In the event of a vacancy in the Committee, the board of directors of Parent or, after the consummation of the Merger, a majority of those Persons who served on Parent’s Board immediately prior to the Closing Date, shall appoint as a successor some other Person who would qualify as an “independent” director of Parent and who has not had any relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in ARTICLE VII and the Escrow Agreement.

(b) Representative. Each NewCo Shareholder, in its Letter of Transmittal, shall designate and appoint Liangwen Wang, the Chief Financial Officer of the Company (the “Representative”), as its agent and attorney-in-fact to represent the interests of the NewCo Shareholders after the Closing for the purposes of this Agreement and the Escrow Agreement, including giving consents and approvals hereunder and thereunder and making those determinations hereunder and thereunder that are specifically reserved to the Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, those members of the board of directors of Parent who were members of the board of directors of the Company prior to the Closing shall appoint as successor a Person who was a former director of the Company or such other Person as such members shall designate. Such Person or successor is intended to be the “Representative” referred to in ARTICLE VII and the Escrow Agreement.

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1.12 Earnout. The terms governing the Earnout Shares are set forth in Schedule B.

1.13 Appraisal and Dissenter’s Rights.

(a) NewCo Ordinary Shares (the “Dissenting Shares”) owned by the holders of NewCo Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to section 238 of the Cayman Companies Act (the “Dissenting Shareholders”) shall thereafter represent the right to receive only the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Dissenting Shares owned by such Dissenting Shareholder, and shall not be entitled to receive the Merger Consideration (which, for the avoidance of doubt, shall not be allocated to the other holders of NewCo Ordinary Shares), unless and until such Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Merger pursuant to the Cayman Companies Act with respect to any Dissenting Shares. The Company and NewCo shall give Parent (i) prompt notice of any notices of objection, notices of election to dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Shareholder’s rights of dissent under the Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. The Company and NewCo shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(b) In the event that any written notices of objection to the Merger are served by the holders of NewCo Ordinary Shares pursuant to section 238(2) of the Cayman Companies Act, the Company and NewCo shall serve written notice of the authorization of this Agreement, the Plan of Merger and the Merger on such Shareholders pursuant to section 238(4) of the Cayman Companies Act within twenty (20) days of obtaining the NewCo Shareholder Approval, provided, that prior to serving any such notice, the Company and NewCo shall consult with Parent with respect to such notice and shall afford Parent a reasonable opportunity to comment thereon.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND NEWCO

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), the Company and NewCo, jointly and severally, hereby represent and warrant to, and covenant with, Parent and Merger Sub as follows:

2.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the People’s Republic of China and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. NewCo is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each of the Company and NewCo is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company or NewCo to be, conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the memorandum and articles of association or certificate of incorporation and bylaws (such instruments or other comparable governing instruments with different names of an entity, collectively, the “Charter Documents”) of the Company and NewCo, as amended and currently in effect, have been heretofore made available to Parent or Parent’s counsel. The Company and NewCo are not and have not at any time been in default or violation of any term, condition or provision of their respective Charter Documents.

(b) Each of the Company and NewCo is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1(b).

(c) The minute books of each of the Company and NewCo contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders. Copies of the minute books of each the Company and NewCo have been heretofore made available to Parent or Parent’s counsel.

2.2 Subsidiaries.

(a) Neither the Company nor NewCo has any direct or indirect Subsidiaries other than those listed in Schedule 2.2 (the “Company Subsidiaries”). Except as set forth in Schedule 2.2, the Company and NewCo own all of the issued and outstanding Equity Securities of the respective Company Subsidiaries, free and clear of all Liens (as defined in Section 10.2(h)). Except for the Company Subsidiaries, neither the Company nor NewCo owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

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(b) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or formation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Company Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Company Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of each Company Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Company Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Company Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which each Company Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) The minute books of each Company Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders. Copies of the minute books of each Company Subsidiary have been heretofore made available to Parent or Parent’s counsel.

2.3 Capitalization.

(a) The registered capital of the Company is 20,502,000 RMB, all of which has been paid up as of the date of this Agreement in accordance with applicable Legal Requirements and its Charter Documents. As of the date of this Agreement, all of the issued and outstanding Equity Securities of the Company are owned beneficially and of record by NewCo or a wholly-owned Subsidiary of NewCo, free and clear of all Liens. The authorized capital stock of NewCo consists of 50,000 ordinary shares (“NewCo Ordinary Shares”), of which 50,000 shares are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable. Schedule 2.3(a) contains a list of all of the holders of the NewCo Ordinary Shares as of the date of this Agreement, the number of NewCo Ordinary Shares as of the date of this Agreement owned by each shareholder, and each shareholder’s residence address. The NewCo Ordinary Shares are owned beneficially and of record by such shareholders, free and clear of all Liens. Other than (i) the Equity Securities of the Company owned beneficially and of record by NewCo and (ii) the NewCo Ordinary Shares, neither the Company nor NewCo has any Equity Securities authorized or outstanding.

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(b) As of the date of this Agreement, no Equity Securities of the Company or NewCo Ordinary Shares are reserved for issuance.

(c) All outstanding Equity Securities of the Company and NewCo Ordinary Shares have been, issued and granted in compliance with (x) all applicable Legal Requirements and preemptive or similar rights, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19).

(d) Except as set forth in Schedule 2.3(d) or as contemplated by this Agreement, there are no subscriptions, options, warrants, rights (including preemptive rights), convertible, exchangeable or similar securities, or other plans, commitments or agreements of any character, to which the Company or NewCo or any of their Subsidiaries is a party or by which the Company or NewCo or any of their Subsidiaries is bound, obligating or providing for the Company or NewCo or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold any Equity Securities of the Company or NewCo or any of their Subsidiaries.

(e) Except as set forth in Schedule 2.3(e) or as contemplated by this Agreement, there are no subscriptions, options, warrants, rights, redeemable or similar securities, or other plans, commitments or agreements of any character, to which the Company or NewCo or any of their Subsidiaries is a party or by which the Company or NewCo or any of their Subsidiaries is bound, obligating or providing for the Company or NewCo or any of their Subsidiaries to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Equity Securities of the Company or NewCo or any of their Subsidiaries.

(f) Except as set forth in Schedule 2.3(f) or as contemplated by this Agreement, there are no registrations rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings, to which the Company or NewCo or any of their Subsidiaries is a party or by which the Company or NewCo or any of their Subsidiaries is bound with respect to any Equity Securities of the Company or NewCo or any of their respective Subsidiaries.

(g) Except as provided for in this Agreement or as set forth in Schedule 2.3(g), as a result of the consummation of the Transactions, no Equity Securities of the Company or NewCo or any of their respective Subsidiaries are issuable and no rights in connection with any such Equity Securities accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(h) No outstanding Equity Securities of the Company or NewCo Ordinary Shares are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

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2.4 Authority Relative to this Agreement. The Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each other Transaction Agreement that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Company’s obligations hereunder and thereunder and, to consummate the Transactions (including the Merger) and the transactions contemplated by the other Transaction Agreements. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions (including the Merger) and the transactions contemplated by the other Transaction Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its board of directors and its shareholders as required by the Cayman Companies Act), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions and the transactions contemplated by the other Transaction Agreements, other than the NewCo Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Conflict; Required Filings and Consents. Except as set forth in Schedule 2.5 hereto:

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(g)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and blue sky laws, and the rules and regulations thereunder, (ii) for the filing of the Plan of Merger, (iii) for the notification required under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) for the CFIUS Approval, (v) for the consents, approvals, authorizations and permits, and the filings and notifications, that are described in Schedule 2.5(b), (vi) for the consents, approvals, authorizations and permits, and the filings and notifications, that have been obtained or made and are in full force and effect, and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Parent.

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2.6 Compliance. The Company is in compliance with and not in violation of, and during the last three (3) years, has been in compliance with and not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, no written notice of non-compliance with or violation of any Legal Requirements has been received by the Company (and the Company has no Knowledge of any such notice having been delivered to any other Person) during the last three (3) years.

2.7 Financial Statements.

(a) The Company has made available to Parent true and complete copies of the audited consolidated financial statements (including any related notes thereto) of the Company and its Subsidiaries for the fiscal years ended March 31, 2023 and 2022 (the “Audited Financial Statements” or the “Financial Statements”).

(b) The Financial Statements have been (i) prepared from, and in accordance in all material respects, with, the books and records of the Company as of the times and for the periods referred to therein, and (ii) prepared in accordance with U.S. GAAP (as defined below), consistently applied during the periods involved (except as otherwise indicated in such statements). The Financials Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods indicated.

(c) The books of account, minute books and transfer ledgers and other similar books and records of the Company and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d) Except as otherwise noted in the Financial Statements, the accounts and notes receivable of the Company and its Subsidiaries reflected in the Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Company has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company or any of its Subsidiaries as of the date hereof.

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(e) The Company and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. As of the date of this Agreement, the Company has not identified or been made aware of any, and to the Knowledge of the Company, there is no (i) “significant deficiency” in the internal accounting controls of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company, or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal accounting controls of the Company.

(f) The Company’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(g) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Except as set forth in Schedule 2.7(h), the Company has no indebtedness.

2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with IFRS or in the related notes thereto, except liabilities and obligations (i) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (ii) incurred or arising under or in connection with the Transactions, including expenses related thereto, or (iii) incurred or arising in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Financial Statements, provided such liabilities and obligations, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

2.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the most recent balance sheet included in the Financial Statements, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, capital stock or property) in respect of, any Equity Securities of the Company, or any purchase, redemption or other acquisition by the Company of any Equity Securities of the Company or any other securities of the Company or any options, warrants, calls or rights to acquire any such Equity Securities or other securities of the Company, (iii) any split, combination or reclassification of any Equity Securities of the Company, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in IFRS, (vii) any change in the auditors of the Company, (viii) any issuance of capital stock of the Company, or (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business consistent with past practice.

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2.10 Litigation. Except as disclosed in Schedule 2.10, there are no claims, suits, actions, complaints, demands or other proceedings pending or, to the Knowledge of the Company, threatened against the Company before any Governmental Entity.

2.11 Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the Financial Statements and the books and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the Knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Surviving Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b), neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

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2.12 Labor Matters.

(a) Except as set forth on Schedule 2.12, the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees. There are no pending grievance or similar proceedings involving the Company and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 2.12, each employee and consultant of the Company is terminable “at will” subject to applicable notice periods as set forth by law or in the employment agreement, but in any event not more than ninety (90) days, and there are no agreements or understandings between the Company and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of its officers or key employees intends to terminate his or her employment with the Company. The Company is in compliance in all material respects and, to the Company’s Knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company and any employees or consultants of the Company that have not been documented as part of the formal written agreements between any such individuals and the Company that have been made available to Parent.

(c) The Company is in compliance, and during the last three (3) years has been in compliance, in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company’s obligations to provide statutory severance pay to its employees are fully funded or accrued on the most recent Financial Statements and the Company has no Knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds, or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s Knowledge, threatened or reasonably anticipated, claims or actions against the Company by any employee in connection with such employee’s employment or termination of employment by the Company.

(d) No employee or former employee of the Company is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business consistent with past practice during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

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2.13 Business Activities.

(a) Except as disclosed in Schedule 2.13, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted, other than such agreements, commitments, judgments, injunctions, orders and decrees that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) NewCo and its Subsidiaries were created for the purpose of facilitating the Restructuring and the Merger. Except as effected by the Restructuring, NewCo and its Subsidiaries do not have any assets or properties of any kind, do not conduct and have never conducted any business, and have and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement.

(c) As of the date of this Agreement, the projections with respect to the Company that were delivered by or on behalf of the Company to Parent, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Schedule 2.13(c), were prepared by the Company based on reasonable and appropriate assumptions for projections of such kind with respect to the Company.

2.14 Title to Property.

(a) All real property owned by the Company (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the most recent balance sheet included in the Financial Statements. The Company has good, valid and marketable fee simple title to such real property, and except as set forth in the Audited Financial Statements or in Schedule 2.14(a), all such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the present or contemplated use of such property in the business of the Company. Schedule 2.14(a) also contains a list of all options or other contracts under which the Company has a right to acquire or the obligation to sell any interest in real property.

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(b) All real property occupied, used or held for use by the Company (other than the real property owned by the Company), and all personal property and other property and assets owned, used or held for use by the Company in connection with the business of the Company (the “Personal Property”), are shown or reflected on the most recent balance sheet included in the Financial Statements, other than property acquired on or after the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business consistent with past practice. The Company has good and marketable title to, or a valid and binding leasehold or license interest in, all such real property and Personal Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Audited Financial Statements or in Schedule 2.14(a), all such real property and Personal Property is held free and clear of all Liens, other than Liens that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the present or contemplated use of such property in the business of the Company. Schedule 2.14(b) contains a list of all leases of real property and Personal Property held by the Company. All such leases are in full force and effect and are enforceable in accordance with their terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default or event of default) of the Company or, to the Company’s Knowledge, any other Party, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) The Company has good and marketable title to, or a valid and effective leasehold or license interest in, all material real property and Personal Property required for the conduct of the business of the Company, as presently operated and as contemplated to be operated.

2.15 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company with any Tax authority prior to the date hereof. All such Returns are true, correct and complete. The Company has paid all Taxes due and payable with respect to such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

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(iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company has complied with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv) To the Knowledge of the Company, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) The Company has no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course.

2.16 Environmental Matters.

(a) For the purposes of this Agreement:

(i) “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(ii) “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

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(b) Except as disclosed in Schedule 2.16(b) hereto: (i) the Company has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated or being constructed by the Company (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned, operated or constructed by the Company were not contaminated with Hazardous Substances during the period of ownership, operation or construction by the Company or, to the Company’s Knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(c) Schedule 2.16(c) sets forth all environmental studies and investigations completed or in process with respect to the Company and/or the Company Subsidiaries or their respective properties, assets or operations, including all phase reports, that are known to the Company. All such written reports and material documentation relating to any such study or investigation has been provided by the Company to Parent.

2.17 Brokers; Third Party Expenses. Except as set forth in Schedule 2.17 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

2.18 Intellectual Property.

(a) For the purposes of this Agreement:

(i) “Company Intellectual Property” shall mean any Intellectual Property that is or is purported to be owned by, or licensed to, the Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software).

(ii) “Company Products” means all current versions of products or service offerings of the Company.

(iii) “Company Registered Intellectual Property” means all of the Registered Intellectual Property is or is purported to be owned by, or filed in the name of, the Company.

(iv) “Data Protection Requirements” means (i) all applicable Laws pertaining to processing of Personal Data, data protection, data privacy, data security, data breach notification, data localization or data transfers and (ii) to the extent relating to the processing of Personal Data, data protection, data security, data breach notification, data localization, or data transfers, (a) the Company’s policies and notices, (b) industry standards to which the Company purports to be bound (including the Payment Card Industry Data Security Standard) and (c) Company Contracts.

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(v) “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) social media handles, domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(vi) “IT Data” shall mean all business information and data, including Personal Data (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the IT Systems or otherwise in the course of the conduct of the business of the Company.

(vii) “IT Systems” means all software, computer and information technology systems, servers, networks, databases, computer hardware and equipment, information, records, communications equipment, telecommunications equipment, interfaces, platforms, and peripherals that are owned, used or controlled by or for the business of the Company.

(viii) “Personal Data” means any data or information (i) relating to an identified natural person (or information that, in combination with other information, could reasonably allow the identification of a natural person), including demographic, health, behavioral, biometric, financial, nonpublic, and geolocation information, IP addresses, employee information, and any other information defined as “personal data,” “personal information,” “personally identifiable information,” or any similar term under applicable Legal Requirements, or (ii) that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device.

(ix) “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity or private registrar.

(b) Schedule 2.18 contains a description of all Intellectual Property of the Company. The Company owns or has a valid and enforceable right to use all Intellectual Property required for the conduct of the business of the Company, as presently operated and as contemplated to be operated. Except as disclosed in Schedule 2.18, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company, or that may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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(c) Except as disclosed in Schedule 2.18, the Company has exclusive right, title, and interest in and to (i) all registered Patents, Trademarks and Copyrights owned by it and used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company, and (ii) each other material item of Company Intellectual Property owned by it, in each case, free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business). All Persons who have participated in the invention, creation, authorship, or development of any material Intellectual Property for or on behalf of the Company have executed and delivered to the Company, a valid and enforceable written agreement (x) providing for the non-disclosure by such Person of any confidential information of or used by the Company and (y) providing for the present assignment by such Person to the Company of all right, title, and interest in all Intellectual Property arising out of such Person’s employment by, engagement by or contract with the Company, except where ownership of such Intellectual Property would vest in the Company by operation of law.

(d) The Company rights in the Company Intellectual Property are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has in place commercially reasonable measures to protect and maintain the confidentiality of any material trade secrets included in the Company Intellectual Property. To the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any such material trade secrets included in the Company Intellectual Property.

(e) The conduct of the business of the Company, as presently operated and as contemplated to be operated, including the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any material Company Intellectual Property.

(f) The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is or will be a party and the consummation by the Company of the Transactions will not result in the loss, termination or impairment of any right of the Company in or to any material Intellectual Property.

(g) The Company has in place commercially reasonable measures to protect the confidentiality, integrity, availability and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures for the continued operation of their businesses in the event of a failure of the IT Systems. The Company has used commercially reasonable efforts to prevent the introduction into the IT Systems, any malware, ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that would permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of the IT Systems, and to the Knowledge of the Company, the IT Systems do not contain any of the foregoing. The IT Systems have not suffered any critical failures, errors, breakdowns or other adverse events that have caused any material disruption in the operation of the business of the Company. The IT Systems are in good working order in all material respects and are sufficient in all material respects for the existing needs of the business of the Company.

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(h) To the Knowledge of the Company, the Company and its Subsidiaries have not suffered any security breach or incident or any other event resulting in any unauthorized or unlawful access, acquisition, exfiltration, manipulation, erasure, loss, use, disclosure or other processing that compromised the confidentiality, integrity, availability or security of Personal Data or the IT Data or IT Systems, resulting in any unauthorized or unlawful processing of Personal Data or the IT Data or IT Systems, or triggering any reporting requirement under any breach notification Legal Requirement. To the Knowledge of the Company, no service provider (in the course of providing services for or on behalf of the Company) has suffered any such security breach or incident or other event that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(i) The Company is in material compliance, and for the last three (3) years has been in material compliance, with all applicable Data Protection Requirements, including all such requirements regarding the collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of Personal Data. There is no claim, suit, action, complaint, demand or other proceeding pending, or to the Knowledge of the Company, threatened against the Company with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Data.

2.19 Agreements, Contracts and Commitments.

(a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as defined below), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) providing for payments (present or future) to the Company in excess of $70,000.00 in the aggregate or (B) under or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $70,000.00, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i) any Company Contract with a Top Supplier or Top Customer;

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(ii) (x) any Company Contract relating to indebtedness having an outstanding principal amount, together with any undrawn commitments to fund indebtedness under such Company Contract, in excess of $70,000.00 and (y) any outstanding letter of credit with commitments in excess of $70,000.00;

(iii) any guaranty, direct or indirect, by the Company of any indebtedness or other obligation of any third party (other than a Company Subsidiary) in excess of $70,000.00, excluding endorsements made for collection in the ordinary course of business;

(iv) any Company Contract for employment or for engagement of a consultant or independent contractor, or any similar Company Contract, with any current officer or director, employee or other individual service provider of the Company that (i) provides for an annual base salary or fee in excess of $70,000.00 or (ii) cannot be terminated upon thirty (30) days’ notice or less without payment or liability;

(v) any Company Contract with any current or former officer or director, employee, or other individual service provider of the Company that provides for change in control or transaction-based payments and/or benefits and triggered by the Merger;

(vi) any Company Contract made other than in the ordinary course of business (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(vii) any Company Contract for the acquisition or sale of any Person or any business unit thereof, by merger, consolidation, sale of assets or otherwise, in each case, involving payments in excess of $70,000.00 and with respect to which there are any material ongoing obligations;

(viii) any Company Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company;

(ix) any joint venture, partnership or similar Company Contract (other than a Company Contract between wholly-owned Subsidiaries of the Company) that is material to the Company;

(x) any Company Contract under which the Company (x) is a licensee or otherwise receives any right with respect to any Intellectual Property material to the Company or the operation of its business (excluding (A) non-exclusive click-wrap and shrink-wrap licenses and (B) non-exclusive licenses for off-the-shelf software and other non-exclusive licenses of unmodified software that is commercially available to the public generally, in each case with one-time or annual aggregate fees of less than $70,000.00), (y) is a licensor or otherwise grants to a third party any rights to use any item of Intellectual Property, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business, or (z) is subject to any material restriction on the Company’s ability to use or exploit any Intellectual Property;

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(xi) any obligation to register any Equity Securities or other securities of the Company with any Governmental Entity;

(xii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, all or substantially all of the assets or stock of other Persons;

(xiii) any collective bargaining agreement with any labor union;

(xiv) any lease or similar arrangement for the use by the Company of real property or Personal Property where the annual lease payments are greater than $70,000.00 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xv) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xvi) any Company Contract containing covenants of the Company (A) prohibiting or limiting the right of the Company to engage in or compete with any Person in any line of business or (B) prohibiting or restricting the Company’s ability to conduct their business with any Person in any geographic area, in each case, that currently has or would reasonably be expected to have a material and adverse effect on the business, as currently operated, of the Company, in each case other than, for the avoidance of doubt, customary non-solicitation and no-hire provisions entered into in the ordinary course of business;

(xvii) any Company Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company will have any material outstanding obligation after the date of this Agreement;

(xviii) (x) any mortgage, indenture, note, installment obligation or other instrument or agreement for or relating to any borrowing of money by a Company Insider from the Company, or guarantee by the Company of any borrowing of money by a Company Insider from any Person, other than in connection with the advancement of expenses to employees in the ordinary course of business, (y) any mortgage, indenture, note, installment obligation or other instrument or agreement for or relating to any borrowing of money by the Company from a Company Insider, or any guaranty by a Company Insider of any borrowing of money by the Company from any Person, other than in connection with the payment of Company expenses (subject to reimbursement) in the ordinary course of business, and (z) any other Company Contract to which a Company Insider, or any entity owned or controlled by a Company Insider, is a party; and

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(xix) any offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s Knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s Knowledge, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts and all offers and proposals that, if accepted, would constitute Material Company Contracts (or written summaries in the case of oral Material Company Contracts or offers or proposals) have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Schedule 2.19, neither the Company nor, to the best of the Company’s Knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Material Company Contract that has not expired by its terms is in full force and effect.

2.20 Insurance. Schedule 2.20 sets forth the Company’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The coverages provided by such Insurance Policies are adequate in amount and scope for the Company’s business and operations, including any insurance required to be maintained by Company Contracts.

2.21 Governmental Actions/Filings.

(a) For purposes of this Agreement, “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any Governmental Entity.

(b) Except as set forth in Schedule 2.21(b), the Company has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21(b), will not expire prior to December 31, 2025 and the Company is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions and the transactions contemplated by the other Transaction Agreements will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company.

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(c) Except as set forth in Schedule 2.21(c), no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

2.22 Interested Party Transactions. Except as set forth in the Schedule 2.22, no Affiliate, employee, officer, director or shareholder of the Company or a member of his or her immediate family, or any Affiliate of any of the foregoing (“Interested Party”), is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Company’s Knowledge, no Interested Party has any direct or indirect ownership or other financial interest in any Person with whom the Company is affiliated or with whom the Company has a contractual or other business relationship, or in any Person that competes with the Company, except that each Insider and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. Except as set forth in Schedule 2.22, to the Knowledge of the Company, no Insider or Interested Party is, directly or indirectly, interested in any Material Company Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company). All Company Contracts and transaction documents set forth in the Schedule 2.22 were entered into by the parties thereto on an arm’s-length basis and have no Material Adverse Effect on the Company.

2.23 Top Customers and Top Suppliers.

(a) Schedule 2.23(a) sets forth a true, correct and complete list of the names of the top ten (10) customers by dollar sales volume paid by such customers to the Company for the year ended December 31, 2022 (each, a “Top Customer”). None of the Top Customers has (i) terminated or given written notice to the Company expressly stating its intention to terminate its relationship with the Company, (ii) given written notice to the Company expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it purchases from the Company, or (iii) given written notice to the Company expressly stating that, following the date of this Agreement, it desires to renegotiate its Contract with the Company or the terms on which the Company provides services to such Top Customer.

(b) Schedule 2.23(b) sets forth a true, correct and complete list of the names of the top ten (10) suppliers by dollar sales volume paid by the Company to such supplier for the year ended December 31, 2022 (each, a “Top Supplier”). None of the Top Suppliers has (i) terminated or given written notice to the Company expressly stating its intention to terminate its relationship with the Company, (ii) given written notice to the Company expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it provides to the Company, or (iii) given written notice to the Company expressly stating that, following the date of this Agreement, that it desires to renegotiate its Contract with the Company or the terms on which the Company receives services or products from such Top Supplier.

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2.24 Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the Transactions.

2.25 No Additional Representations and Warranties. Except as otherwise expressly provided in this ARTICLE II (as modified by the Company Schedules) and in any Ancillary Agreement, neither the Company, any Company Subsidiary, any of their respective Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any other express or implied representation or warranty whatsoever with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of their assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Parent, its Affiliates or any of their respective representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to Parent, its Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company, whether or not included in any management presentation or in any other information made available to Parent, its Affiliates or any of their respective representatives or any other person, and that any such representations or warranties are expressly disclaimed.

2.26 Independent Investigation; No Reliance. Each of the Company and NewCo is a sophisticated purchaser and has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of Parent and Merger Sub, which investigation, review and analysis was conducted by the Company and NewCo together with expert advisors, including legal counsel, that they have engaged for such purpose. The Company and NewCo and their representatives have been provided with full and complete access to the representatives, properties, offices, plants and other facilities, books and records of Parent and Merger Sub and other information that they have requested in connection with their investigation of Parent and Merger Sub and the Transactions. In entering into this Agreement, each of the Company and NewCo acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of Parent and Merger Sub expressly set forth in ARTICLE III of this Agreement (as modified by the Parent Schedule). Neither the Company nor NewCo is relying on any statement, representation or warranty, oral or written, express or implied, made by Parent or Merger Sub or any of their respective representatives, except as expressly set forth in ARTICLE III (as modified by the Parent Schedule). The Company and NewCo further acknowledges and agrees with the representations and warranties of Parent and Merger Sub set forth in Section 3.25.

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2.27 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of the Company and NewCo set forth in this Agreement shall survive the Closing as set forth in Section 7.5(a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule”), and except as set forth in the Parent SEC Reports (as defined in Section 3.7), Parent and Merger Sub, jointly and severally, hereby represent and warrant to, and covenants with, the Company and NewCo, as follows:

3.1 Organization and Qualification.

(a) Each of Parent and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of each of Parent and Merger Sub, as amended and currently in effect, have been heretofore delivered to the Company. Parent and Merger Sub are not and have not at any time been in default or violation of any term, condition or provision of their respective Charter Documents.

(b) Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each jurisdiction in which Parent or Merger Sub is so qualified or licensed is listed in Schedule 3.1.

3.2 Subsidiaries. As of the Agreement Date, Parent has no, and has never had any, direct or indirect Subsidiaries, other than Merger Sub, and Merger Sub has no, and has never had any, direct or indirect Subsidiaries. Parent owns all of the outstanding equity securities of Merger Sub, free and clear of all Liens. Except for Parent’s ownership of Merger Sub, neither Parent nor Merger Sub owns, directly or indirectly, any equity or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the Agreement Date or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other Person. Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement.

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3.3 Capitalization.

(a) The authorized share capital of Parent consists of (i) 200,000,000 Parent Ordinary Shares, of which 9,166,500 Parent Ordinary Shares are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable, and (ii) 2,000,000 preference shares, par value $0.0001 per share (“Parent Preference Shares”), of which no Parent Preference Shares are issued or outstanding as of the date of this Agreement. The authorized share capital of Merger Sub consists of 1,000 Merger Sub Ordinary Shares, of which 1,000 are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable. Other than Parent Ordinary Shares and Parent Preference Shares and the Merger Sub Ordinary Shares, neither Parent nor Merger Sub has any Equity Securities authorized or outstanding. All of the issued and outstanding Merger Sub Ordinary Shares are owned beneficially and of record by Parent, free and clear of all Liens.

(b) As of the date of this Agreement, 726,150 Parent Ordinary Shares are reserved for issuance upon exchange of the Parent’s outstanding rights (“Parent Rights”), each of which entitles the holder thereof to receive one-tenth of one Parent Ordinary Share upon the completion of an initial business combination by Parent. All Parent Ordinary Shares subject to issuance pursuant to the Parent Rights, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Rights, including any and all documents and agreements relating thereto.

(c) All outstanding Parent Ordinary Shares and Parent Rights have been issued and granted in compliance with (x) all applicable Legal Requirements and preemptive or similar rights, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19).

(d) Except as set forth in Schedule 3.3(d) or as contemplated by this Agreement, there are no subscriptions, options, warrants, rights (including preemptive rights), convertible, exchangeable or similar securities, or other plans, commitments or agreements of any character, to which Parent or Merger Sub or any of their Subsidiaries is a party or by which Parent or Merger Sub or any of their Subsidiaries is bound, obligating or providing for Parent or Merger Sub or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold any Equity Securities of Parent or Merger Sub or any of their Subsidiaries.

(e) Except as set forth in Schedule 3.3(e) or as contemplated by this Agreement, there are no subscriptions, options, warrants, rights, redeemable or similar securities, or other plans, commitments or agreements of any character, to which Parent or Merger Sub or any of their Subsidiaries is a party or by which Parent or Merger Sub or any of their Subsidiaries is bound, obligating or providing for Parent or Merger Sub or any of their Subsidiaries to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Equity Securities of Parent or Merger Sub or any of their Subsidiaries.

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(f) Except as set forth in Schedule 3.3(f) or as contemplated by this Agreement, there are no registrations rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings, to which Parent or Merger Sub or any of their Subsidiaries is a party or by which Parent or Merger Sub or any of their Subsidiaries is bound with respect to any Equity Securities of the Parent or Merger Sub or any of their Subsidiaries.

(g) Except as provided for in this Agreement or as set forth in Schedule 3.3(g), as a result of the consummation of the Transactions, no Equity Securities of Parent or Merger Sub or any of their Subsidiaries are issuable and no rights in connection with any such Equity Securities accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(h) No outstanding Parent Ordinary Shares are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with Parent.

(i) The shares of Parent Ordinary Shares to be issued by Parent in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Ordinary Shares will be fully paid and nonassessable.

3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent or Merger Sub has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out each of Parent’s and Merger Sub’s obligations hereunder and thereunder and, to consummate the Transactions (including the Merger) and the transactions contemplated by the other Transaction Agreements. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions (including the Merger) and the transactions contemplated by the other Transaction Agreements (other than the authorization, filing and/or registration of the Plan of Merger, the Name Change Amendment, the Capitalization Amendment, the change of directors of SPAC in accordance with Section 5.2 and the A&R Memorandum and Articles of Association, as applicable) have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including the approval by its board of directors),and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions and the transactions contemplated by the other Transaction Agreements, other than the Parent Shareholder Approval (as defined in Section 5.1(a)), the authorization, filing and registration of the Plan of Merger, the Name Change Amendment, the Capitalization Amendment, the change of directors of the Parent in accordance with Section 5.2 and the adoption of the A&R Memorandum and Articles of Association, as applicable). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, constitutes the legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not: (i) conflict with or violate Parent’s or Merger Sub’s Charter Documents, as the case may be, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s or Merger Sub’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or Merger Sub pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent or Merger Sub does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, (ii) for the qualification of Parent as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, (iii) for the filing of the Plan of Merger and other necessary documents to effect the Merger with the Cayman Registrar, (iv) for the filing of the Name Change Amendment, the Capitalization Amendment, the A&R Memorandum and Articles of Association, together with the special resolutions passed by the Parent, with the Cayman Registrar, (v) for the notification required under the HSR Act, (vi) for the CFIUS Approval, and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.6 Compliance. Parent and Merger Sub are in compliance with and not in violation of, and during the last three (3) years, have been in compliance with and not in violation of, any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. Except as set forth in Schedule 3.6, no written notice of non-compliance with any Legal Requirements has been received by Parent or Merger Sub (and Parent and Merger Sub have no Knowledge of any such notice delivered to any other Person) during the last three (3) years.

3.7 Parent SEC Reports and Financial Statements.

(a) The Parent has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 11, 2023 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”). None of the Parent SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) The audited consolidated financial statements (including any related notes thereto) of Parent as of February 28, 2023, and the related statements of operations, shareholders’ equity, and cash flows for the period from February 17, 2023 (inception) through February 28, 2023 (the “Parent Audited Financial Statements”) and the unaudited consolidated financial statements (including any related notes thereto) of Parent for the period ended September 30, 2023 (the “Parent Unaudited Financial Statements,” and together with the Parent Audited Financial Statements, the “Parent Financial Statements”) are set forth in the Parent SEC Reports.

(c) The Parent Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise indicated in such statements and except that the Parent Unaudited Financial Statements may exclude the footnote disclosures and other presentation items required for U.S. GAAP and may exclude normal and immaterial year-end adjustments). The Parent Financial Statements fairly present in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of the operations, changes in stockholders’ equity and cash flows of Parent and its Subsidiaries for the periods indicated (except that the Parent Unaudited Financial Statements may exclude the footnote disclosures and other presentation items required for U.S. GAAP and may exclude normal and immaterial year-end adjustments).

(d) The books of account, minute books and transfer ledgers and other similar books and records of Parent and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(e) Except as otherwise noted in the Parent Financial Statements, the accounts and notes receivable of Parent and its Subsidiaries reflected in the Parent Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which Parent has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of Parent or any of its Subsidiaries as of the date hereof.

(f) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Parent’s Knowledge, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

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(g) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8, neither Parent nor Merger Sub has any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with U.S. GAAP or in the related notes thereto, except liabilities and obligations (i) reflected or reserved for in the Parent Financial Statements or disclosed in any notes thereto, (ii) incurred or arising under or in connection with the Transactions, including expenses related thereto, or (iii) incurred or arising in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Parent Financial Statements, provided such liabilities and obligations, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since the date of the most recent balance sheet included in the Parent Financial Statement, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (viii) any issuance of capital stock of Parent, or (ix) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business consistent with past practice.

3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent’s Knowledge, threatened against Parent or Merger Sub, before any Governmental Entity.

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3.11 Employee Benefit Plans. Neither Parent nor Merger Sub maintains, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus, or otherwise) becoming due to any stockholder, director, or employee of Parent or Merger Sub, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 Labor Matters. Neither Parent nor Merger Sub is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or Merger Sub and neither Parent nor Merger Sub knows of any activities or proceedings of any labor union to organize any such employees.

3.13 Business Activities. Since its organization, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Merger Sub was created for the purpose of facilitating the Merger and has not conducted any prior business activities or incurred any liabilities, other than any such activities or liabilities incidental to consummating the Merger. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, exclusive license, judgment, injunction, order, or decree binding upon Parent or Merger Sub or to which Parent or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or Merger Sub, any acquisition of property by Parent or Merger Sub, or the conduct of business by Parent or Merger Sub.

3.14 Title to Property. Neither Parent nor Merger Sub owns or leases any real property or personal property. Except as set forth in Schedule 3.14, as of the date of this Agreement, there are no options or other contracts under which Parent or Merger Sub has a right or obligation to acquire or lease any interest in real property or personal property.

3.15 Taxes.

(a) Tax Returns and Audits. Except as set forth in Schedule 3.15:

(i) Each of Parent and Merger Sub has timely filed all Returns required to be filed by Parent and Merger Sub with any Tax authority prior to the date hereof. All such Returns are true, correct and complete. Parent and Merger Sub has paid all Taxes due with respect to such Returns.

(ii) All Taxes that Parent or Merger Sub is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

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(iii) Neither Parent nor Merger Sub has been delinquent in the payment of any Tax that has not been accrued for in Parent’s books and records of account for the period for which such Tax relates nor is there any Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) To the Knowledge of Parent, no audit or other examination of any Return of Parent or Merger Sub by any Tax authority is presently in progress, nor has Parent or Merger Sub been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by Parent or Merger Sub has been proposed in writing, formally or informally, by any Tax authority to Parent or Merger Sub or any representative thereof.

(vi) Neither Parent nor Merger Sub has any liability for any unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, would not reasonably be expected to result in a material liability of Parent and Merger Sub, taken as a whole: (i) Parent and Merger Sub have complied in all material respects with applicable Environmental Laws; (ii) none of Parent or Merger Sub or, the Knowledge of Parent, any third party, has caused any properties currently owned, leased or operated by Parent and Merger Sub to be contaminated with any Hazardous Substances; (iii) the properties formerly owned, leased or operated by Parent and Merger Sub were not contaminated with Hazardous Substances during the period of ownership, leasing or operation by Parent or Merger Sub; (iv) as of the Agreement Date, neither Parent nor Merger Sub has received notice that it is potentially liable for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on, or below ground or in the atmosphere or water); (v) as of the Agreement Date, neither Parent nor Merger Sub has received any written notice, demand, letter, claim, or request for information alleging that Parent or Merger Sub may be in material violation of or have material liability under any Environmental Law; and (vi) neither Parent nor Merger Sub is subject to any orders, decrees, injunctions, or other arrangements with any Governmental Entity or subject to any contractual indemnity or other agreement with any third party relating to a material liability under any Environmental Law, including in relation to Hazardous Substances.

3.17 Brokers. Except as set forth in Schedule 3.17, neither Parent nor Merger Sub has incurred, nor will either incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 Intellectual Property. Neither Parent nor Merger Sub owns, licenses, or otherwise has any right, title or interest in any material Intellectual Property.

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3.19 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the Agreement Date or as set forth on Schedule 3.19, other than confidentiality and non-disclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, Liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent or Merger Sub is a party or by or to which any of the properties or assets of Parent or Merger Sub may be bound, subject or affected, which may not be cancelled without penalty or liability by Parent or Merger Sub on less than thirty (30) days’ or less prior notice (“Parent Contracts”). All Parent Contracts as of the Agreement Date are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the Agreement Date, each Parent Contract is in full force and effect, and, to the Knowledge of Parent, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct, and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) have been heretofore made available to the Company or Company counsel.

(c) Neither Parent or Merger Sub nor, to the Knowledge of Parent, any other party thereto is in breach of or in default under, and, to the Knowledge of Parent, no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent or Merger Sub. Each Parent Contract that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent or Merger Sub.

3.20 Insurance. Except for directors’ and officers’ liability insurance, neither Parent nor Merger Sub maintains any Insurance Policy.

3.21 Interested Party Transactions. Except as set forth in the SEC Reports filed prior to the date of this Agreement, no employee, officer, director, or stockholder of Parent or Merger Sub or a member of his or her immediate family is indebted to Parent or Merger Sub, nor is Parent or Merger Sub indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than reimbursement for reasonable expenses incurred on behalf of Parent or Merger Sub. Except as set forth in the SEC Reports filed prior to the date of this Agreement, to Parent’s Knowledge, no employee, officer, director, or stockholder or any member of his or her immediate family is, directly or indirectly, interested in any material Parent Contract (other than such contracts as relate to the acquisition of such stockholder’s ownership of capital stock or other securities of Parent).

3.22 Nasdaq Listing. The Parent Ordinary Shares and Parent Rights are listed for trading on The Nasdaq Stock Market LLC (the “Nasdaq”). There is no action or proceeding pending or, to Parent’s Knowledge, threatened against Parent by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of Parent Ordinary Shares or Parent Rights on Nasdaq.

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3.23 Board Approval. The board of directors of each of Parent and Merger Sub has, as of the Agreement Date, unanimously (i) declared the advisability of the Merger and approved this Agreement and the Transactions in accordance with the Charter Documents of Parent and Merger Sub (except for the approval of the Plan of Merger, which shall be obtained prior to the execution of such Plan of Merger), (ii) determined that the Merger is in the best interests of the shareholders of Parent and Merger Sub, and (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Fund (net of amounts previously disbursed to management for tax obligations and excluding the amount of deferred underwriting discounts held in trust). The sole shareholder of the Merger Sub has approved and adopted this Agreement, the Merger and the Transactions.

3.24 Trust Fund. As of the date of this Agreement, Parent has approximately $69,690,000 invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental (the “Trust Fund”).

3.25 No Additional Representations and Warranties. Except as otherwise expressly provided in this ARTICLE III (as modified by the Parent Schedule) and in any Ancillary Agreement, neither Parent, Merger Sub, any of their respective Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any other express or implied representation or warranty whatsoever with respect to Parent, Merger Sub, their respective Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of their assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective representatives by, or on behalf of, Parent or Merger Sub, and any such representations or warranties are expressly disclaimed.

3.26 Independent Investigation; No Reliance. Each of Parent and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by Parent and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Parent, Merger Sub and their representatives have been provided with full and complete access to the representatives, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of the Company and NewCo expressly set forth in ARTICLE II of this Agreement (as modified by the Company Schedule). Neither Parent nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or NewCo or any of their respective representatives, except as expressly set forth in ARTICLE II (as modified by the Company Schedule). The Company and NewCo further acknowledges and agrees with the representations and warranties of Parent and Merger Sub set forth in Section 2.25.

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3.27 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Parent and Merger Sub contained in or made pursuant to this Agreement, or contained in or made pursuant to any certificate or instrument delivered by Parent or Merger Sub pursuant to this Agreement, shall terminate and expire at the Closing (and there shall be no liability after the Closing in respect thereof), and, from and after the Closing, no action, suit or other proceeding, whether in contract or tort or otherwise, whether at law or equity or otherwise, shall be brought and no recourse shall be had against or from any Person in respect of such non-surviving representations, warranties, covenants and agreements, including for any misrepresentation or any breach of any warranty, covenant, or other provision contained in or made pursuant to this Agreement, or contained in or made pursuant to any certificate or instrument delivered by Parent or Merger Sub pursuant to this Agreement, or otherwise relating to the subject matter of this Agreement, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches to the extent occurring after the Closing, including without limitation Sections 5.5(a) (Confidentiality), 5.9 (No Claim Against Trust Fund), 5.23 (Fees and Expenses), and ARTICLE X (General Provisions).

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by the Company and NewCo and Parent and Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and NewCo, on one hand, and Parent and Merger Sub, on the other hand, except to the extent that the other Party shall otherwise consent in writing or as contemplated by this Agreement or as set forth in Schedule 4.1, shall (and shall cause their respective Subsidiaries to) carry on its business in the usual, regular and ordinary course consistent with past practice, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and NewCo, on one hand, and Parent and Merger Sub, on the other hand, except to the extent that the other shall otherwise consent in writing or as contemplated by this Agreement or as set forth in Schedule 4.1, shall not (and hereby agree to cause their respective Subsidiaries not to) do any of the following:

(a) waive any share repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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(b) grant any severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practice provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property;

(d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, Equity Securities or other property) in respect of any of their Equity Securities, or split, combine or reclassify any of their Equity Securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any of their Equity Securities;

(e) purchase, redeem or otherwise acquire, directly or indirectly, any Equity Securities of the Company or Parent;

(f) issue, deliver, sell, authorize, pledge or otherwise encumber any Equity Securities, or enter into other agreements or commitments of any character obligating it to do any of the foregoing;

(g) amend its Charter Documents;

(h) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Registration Statement or Proxy Statement;

(i) sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

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(k) adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practice or to conform to the requirements of any applicable law;

(l) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent Financial Statements or Parent Financial Statements, as applicable, or incurred in the ordinary course of business or in connection with the Transactions since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) except as required by IFRS or U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practice;

(o) except in the ordinary course of business consistent with past practice, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $70,000.00 in any 12-month period;

(p) settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(q) make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect the Tax liability or Tax attributes of such party, settle or compromise any income tax liability or, except as required by applicable law, change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r) form or establish any Subsidiary, except in the ordinary course of business consistent with past practice or as contemplated by this Agreement;

(s) permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

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(t) make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(u) make or omit to take any action which would be reasonably expected to have a Material Adverse Effect on such Party;

(v) enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, shareholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with past practice; or

(w) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1(a) through (v) above.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1 Registration Statement and Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company and NewCo as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form S-4 with respect to the issuance of Parent Ordinary Shares as part of the Merger Consideration in connection with the Merger (the “Registration Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of Parent Ordinary Shares to vote in favor of (i) the adoption of this Agreement and the approval of the Merger (the “Merger Proposal,” and the approval thereof, the “Parent Shareholder Approval”), (ii) the change of the name of Parent to a name mutually agreed upon by the Parties with effect from and after the Closing (the “Name Change Amendment”), (iii) the increase of the authorized number of Parent Ordinary Shares to an amount mutually agreed with effect from and after the Closing (the “Capitalization Amendment”), (iv) the adoption of the A&R Memorandum and Articles of Association with effect from and after the Closing to, among other things, remove all provisions applicable to blank check companies, (v) the adoption, effective from and after the Closing, of an equity incentive plan (the “Parent Plan”), (vi) the election, effective from and after the Closing, of the Persons set forth in Schedule 5.2 as directors of Parent, (vi) each other proposal that the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto, and (vii) the adjournment of the Special Meeting if additional time is necessary to consummate the Transactions for any reason, at an extraordinary general meeting of holders of Parent Ordinary Shares to be called and held for such purpose (the “Special Meeting”). The Parent Plan shall provide that an aggregate of not more than five percent (5%) of the Parent Ordinary Shares to be outstanding as of the Closing shall be reserved for issuance pursuant to the Parent Plan and shall be on such other terms and conditions as are mutually acceptable to the Parties. The Company and NewCo shall furnish to Parent all information concerning the Company and NewCo as Parent may reasonably request in connection with the preparation of the Registration Statement. The Company and its counsel shall be given an opportunity to review and comment on the preliminary Registration Statement prior to its filing with the SEC. Parent, with the assistance of the Company and NewCo, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be approved by the SEC as promptly as practicable. Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

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(b) As soon as practicable following the approval of the Registration Statement by the SEC (the “SEC Approval Date”), Parent shall distribute the proxy materials included therein (the “Proxy Statement”) to the holders of Parent Ordinary Shares and, pursuant thereto, shall call the Special Meeting in accordance with the Cayman Companies Act, as amended, and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the Merger Proposal and the other matters presented to the shareholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Cayman Companies Act, as amended, and the Cayman Companies Act in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to holders of Parent Ordinary Shares, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information furnished by the Company or NewCo for inclusion in the Proxy Statement). The Company represents and warrants that the information furnished by the Company and NewCo for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Ordinary Shares or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Ordinary shares vote in favor of the adoption of this Merger Proposal, and shall otherwise use commercially reasonable best efforts to obtain the Parent Shareholder Approval.

5.2 Directors and Officers of Parent and the Company After Merger. The Parties shall take all necessary action so that the persons listed in Schedule 5.2 are elected to the positions of officers and directors of Parent and Surviving Company, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.2 is unable to serve, the Party appointing such Person as set forth in such schedule shall designate a successor; provided, that, if such designation is to be made prior to the first annual general meeting of shareholders of Parent after the Closing, any successor to a Person designated by Parent shall be made by the Committee.

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5.3 Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Parent Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in the Parent Signing Form 8-K that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 5.1(a) and Section 5.6, be deemed to have been approved by the Company and may henceforth be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the Transactions without further review or consent of the Company.

(b) Promptly after the execution of this Agreement, Parent and the Company shall issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”).

(c) At least five (5) days prior to Closing, Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Closing Form 8-K”), which shall be in a form reasonably acceptable to the Company. Prior to Closing, Parent and the Company shall prepare a press release announcing the consummation of the Merger hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

5.4 Required Information. In connection with the preparation of the Parent Signing Form 8-K, the Signing Press Release, the Registration Statement, the Proxy Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of Parent, the Company and/or NewCo, or any of their respective Affiliates, to any Government Entity or other third party in connection with Merger and the other Transactions, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, Affiliates, directors, officers and shareholders (including the directors and officers of Parent and NewCo to be elected or appointed effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Merger. Each Party agrees that all such information provided shall, as of the date of such statement, filing or notice, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

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5.5 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Subject to the provisions of this Agreement, including Sections 5.1, 5.3, 5.4 and 5.6, each Party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known to the public; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law or stock exchange or regulatory authority rule. In the event this Agreement is terminated as provided in ARTICLE VIII hereof, each Party (i) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (ii) will use its commercially reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

(b) Access to Information.

(i) The Company and NewCo will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company (including the directors and officers of the Company and NewCo, and the prospective directors and officers of Parent after the Closing, for the purposes of customary background checks), NewCo and the Company Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, NewCo and the Company Subsidiaries, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

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5.6 Public Disclosure. From the date of this Agreement until Closing or the termination of this Agreement pursuant to ARTICLE VIII, the Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no Party shall issue or otherwise make any press release or public announcement, filing or communication pertaining to this Agreement or the Transactions without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. No Party will unreasonably withhold, condition or delay approval with respect to any such press release or public announcement, filing or communication. If any Party determines with the advice of counsel that it is required to make any press release or public announcement, filing or communication pertaining to this Agreement or the Transactions, it shall, at a reasonable time before making any public disclosure, consult with the other Party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Party and disclose only such information as is legally compelled to be disclosed. Any language included in a press release or public announcement, filing or communication that reflects the comments of the reviewing Party, as well as any text as to which the reviewing Party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing Party and may henceforth be used by other Party in other press releases and public announcements, filings and communications, and in other documents distributed by the other Party in connection with the Transactions, without further review or consent of the reviewing Party. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

5.7 Commercially Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including the consents referred to in Schedule 2.5 of the Company Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the Transactions, use its commercially reasonable best efforts to enable the Merger and the other Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

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(b) Without limiting any of the foregoing, if required pursuant to the HSR Act, as promptly as practicable but in no event later than fifteen (15) Business Days after the Agreement Date, Parent and the Company (i) shall each prepare and file the notification required of it thereunder in connection with the Transactions, (ii) shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities, and (iii) shall each request early termination of any waiting period under the HSR Act. Parent and the Company shall (1) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Transactions and permit counsel to the other Party an opportunity to review in advance, and each Party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such Party to any Governmental Entity concerning the Transactions, (2) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions, and (3) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Each Party agrees to provide, to the extent permitted by the applicable Governmental Entity, the other Parties and their counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Entity, on the other hand, concerning or in connection with the Transactions; provided, no Party shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity without the written consent of the other Party.

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(c) Without limiting any of the foregoing, if required pursuant to the DPA, each Party shall cooperate in good faith and use their commercially reasonable efforts to: (i) as promptly as practicable prepare and submit to the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as such (“CFIUS”), a declaration (the “CFIUS Declaration”) concerning the Merger and the other Transactions in accordance with the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and its implementing regulations located at 31 C.F.R. Parts 800, 802 (the “DPA”); (ii) after submitting the CFIUS Declaration, as promptly as practicable respond (and cause its respective Affiliates to respond) to any request for additional information, documents, or other materials from CFIUS no later than the time frame set forth in the DPA or within a longer time frame approved by CFIUS in writing, provided that any Party, after consultation with each such other Party, may request in good faith an extension of time pursuant to 31 C.F.R. § 800.403(a)(3) to respond to CFIUS requests for follow-up information, provided that under no circumstance may a party request any extension that would reasonably be expected to cause CFIUS to reject the CFIUS Declaration; and (iii) obtain CFIUS Approval as promptly as practicable after the date hereof. Such commercially reasonable efforts shall include promptly after the date hereof (1) participating (or directing its representatives to participate) in any informal pre-filing discussions with representatives of CFIUS; (2) drafting, coordinating, and submitting the declaration to CFIUS, including by allowing each such other Party to have an opportunity to review in advance and comment on drafts of filings and submissions, subject to redactions of information reasonably determined by such other Party to be business confidential; (3) informing each such other Party of any communication received by such Party from, or given by such Party to, CFIUS, by promptly providing copies to the other of any such written communications, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. § 800.502(c)(5)(vi), any communications that are otherwise requested by CFIUS to remain confidential from each such other Party or information reasonably determined by such other Party to be business confidential; (4) permitting each other to review in advance any written or oral communication that any Party gives to CFIUS, except for any communications that are requested by CFIUS to remain confidential from each such other Party or information reasonably determined by such Party to be business confidential, and reasonably consulting with each other Party in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, giving each other Party the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS; (5) preparing for and attending any meetings with CFIUS; and (6) taking any other reasonably requested action in furtherance of CFIUS Approval. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that CFIUS notifies the Parties in writing that CFIUS has recommended or intends to recommend in a report that the President prohibit the Transactions (a “CFIUS Turndown”), Parent may, in its discretion, request a withdrawal of the CFIUS Declaration filed with CFIUS in connection with the CFIUS Approval, none of the Parties shall have any further obligation to seek CFIUS Approval and this Agreement may be terminated in accordance with Section 8.1. “CFIUS Approval” means, following the filing with CFIUS of a CFIUS Declaration, CFIUS issuing a written notification to the Parties that (w) CFIUS has concluded that none of the Transactions is a “covered transaction” subject to review under the DPA; (x) CFIUS has completed its assessment under the DPA of the Transactions in response to the CFIUS Declaration, determined that there are no unresolved national security concerns with respect to the Transactions, and advised that all action under the DPA has concluded with respect to the Transactions; (y) following CFIUS’ review under the DPA of the Transactions in response to the CFIUS Declaration and CFIUS’ request for the Parties to file a formal joint voluntary notice (“CFIUS Notice”), CFIUS has completed its review (or, if applicable, any investigation) under the DPA of the Transactions in response to the CFIUS Notice, determined that there are no unresolved national security concerns with respect to the Transactions, and advised that all action under the DPA has concluded with respect to the Transactions; or (z) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the CFIUS Declaration and the President has either (I) announced a decision not to take any action to suspend, prohibit, or place any limitations on any of the Transactions or (II) the period under the DPA during which the President may announce a decision to take action to suspend, prohibit or place any limitations on the Transactions shall have expired.

5.8 No Securities Transactions. Neither the Company, nor NewCo, nor any of their Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the Transactions. The Company and NewCo shall use its best efforts to require each of its officers, directors and employees, and shall use commercially reasonable best efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

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5.9 No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company and NewCo acknowledges that it has read Parent’s final prospectus for its initial public offering dated July 11, 2023 (the “Final Prospectus”) and understands that Parent has established the Trust Fund for the benefit of Parent’s public shareholders and that Parent may disburse monies from the Trust Fund only (a) to Parent’s public shareholders in the event their Parent Ordinary Shares are redeemed for cash in accordance with Parent’s Charter Documents, or (b) to Parent after, or concurrently with, the consummation of an initial business combination, except with respect to interest earned on the Trust Fund that may be released to Parent to pay its tax obligations and except for up to $100,000 of interest that may be released to Parent to pay liquidation and dissolution expenses. The Company and NewCo further acknowledges that, if the Transactions are not, or, upon termination of this Agreement, another initial business combination is not, consummated as required by Parent’s Charter Documents, Parent will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the Company and NewCo, for themselves and their respective Subsidiaries, Affiliates, directors, officers, employees, shareholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against Parent to collect from the Trust Fund any monies that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent and the Company.

5.10 Disclosure of Certain Matters. Each of Parent and the Company will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such Party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the Transactions, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such Party any reason to believe that any of the conditions set forth in ARTICLE VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Registration Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the Parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of ARTICLE VI, ARTICLE VII and ARTICLE VIII, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

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5.11 Nasdaq Listing. From the date hereof through the Effective Time, the Parent shall use its commercially reasonable efforts to maintain the listing of the Parent Ordinary Shares, Parent Units, and Parent Rights on Nasdaq and maintain all applicable initial and continuing listing requirements of Nasdaq. The Parent shall prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, covering the shares of Parent Ordinary Shares issuable in the Merger, and shall use its commercially reasonable best efforts to cause the shares of Parent Ordinary Shares issuable pursuant to the Transactions to be approved for listing on the Nasdaq, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Effective Time.

5.12 No Solicitation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, other than as contemplated by this Agreement or with the express written consent of the other Party, (a) the Company and NewCo will not, and will cause their respective Affiliates, employees, agents, officers, directors and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Parent and its designees) concerning any merger, sale of ownership interests in the Company or NewCo (other than any purchases of equity securities by the Company or NewCo from employees of the Company or the Company Subsidiaries or NewCo), sale of any portion of the assets of the Company or the Company Subsidiaries or NewCo (other than immaterial assets sold in the ordinary course of business consistent with past practice), recapitalization, or similar transaction involving the Company or NewCo (“Company Competing Transaction”), and (b) each of Parent and Merger Sub will not, and will cause its respective controlled Affiliates, employees, agents, officers, directors and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Company and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar business combination transaction (“Parent Competing Transaction”). In addition, (i) the Company and NewCo will, and will cause their respective Affiliates, employees, agents, officers, directors and representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Competing Transaction, and (ii) each of Parent and Merger Sub will, and will cause its respective controlled Affiliates, employees, agents, officers, directors and representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Parent Competing Transaction. The Company and NewCo will promptly (and in any event within two (2) Business Days of receipt) notify Parent if either of them receives, or if any of their respective Affiliates, employees, agents, officers, directors or representatives receives, any proposal, offer or submission with respect to a Company Competing Transaction after the date of this Agreement. Notwithstanding the foregoing, the Company may respond to any such proposal, offer or submission by indicating only that the Company is subject to this Agreement and is unable to provide any information related to the Company or the Company Subsidiaries or NewCo or entertain any proposals or offers or engage in any negotiations or discussions concerning a Company Competing Transaction for as long as this Agreement remains in effect. The Parties agree that the rights and remedies for noncompliance with this Section 5.12 include specific performance, it being acknowledged and agreed that any breach or threatened breach will cause irreparable injury to the non-breaching party and that money damages would not provide an adequate remedy for such injury.

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5.13 Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, each of Parent and the Company shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Parent and the Company, respectively (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date. In the alternative, upon the Closing, Parent shall obtain a “tail” insurance policy that provides coverage for at least a six-year period after the Closing Date, for the benefit of the current officers and directors of Parent with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions (the “D&O Tail Insurance”), with coverage and amounts and containing terms and conditions that are customary and prudent under the circumstances. The premium for such D&O Tail Insurance shall be paid for by Parent. Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and shall honor, and cause its Subsidiaries and Affiliates to honor, all obligations thereunder.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.13.

(d) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of the Committee.

5.14 Insider Loans. The Company and NewCo shall use their best efforts to cause each Insider of the Company, NewCo and the Company Subsidiaries to, at or prior to Closing (i) repay to the Company, NewCo or the Company Subsidiary any loan by the Company, NewCo or the Company Subsidiary to such Person and any other amount owed by such Person to the Company, NewCo or the Company Subsidiary; (ii) cause any guaranty or similar arrangement pursuant to which the Company, NewCo or a Company Subsidiary has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct equity interests in any Company Subsidiary or in any other Person that utilizes the name “Qianzhi” or any derivative thereof.

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5.15 Certain Financial Information.

(a) Within fifteen (15) Business Days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial statements of the Company for such month, including a balance sheet, statement of operations, statement of cash flows and statement of shareholders’ equity, that are certified as correct and complete by the Chief Executive Officer and Chief Financial Officer of the Company, prepared in accordance with IFRS applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly presenting in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(b) The Company will use commercially reasonable efforts to provide Parent with (i) the Company’s (or, as applicable, NewCo’s) consolidated audited financial statements for each fiscal year ending on or after March 31, 2024 by the ninetieth (90th) calendar day following the end of such fiscal year, (ii) the Company’s (or, as applicable, NewCo’s) consolidated interim financial statements for the fiscal quarter ended December 31, 2023 by March 15, 2024, and (iii) the Company’s (or, as applicable, NewCo’s) consolidated interim financial statements for each fiscal quarter ending on or after June 30, 2024 (other than a fiscal quarter ending on the last day of a fiscal year) by the forty-fifth (45th) calendar day following the end of each such fiscal quarter. All of the financial statements to be delivered pursuant to this Section 5.15(b) (the “Additional Financial Statements”) will be prepared under GAAP (except as may be indicated in the notes thereto) in accordance with requirements of the PCAOB for public companies. The Additional Financial Statements will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act for financial statements required to be included in the Registration Statement and Proxy Statement. The Additional Financial Statements will fairly present in all material respects the financial position and results of operations of the Company (or, as applicable, NewCo) as of the date or for the periods indicated, except as otherwise indicated in such statements and, in the case of interim financial statements, subject to the absence of footnotes and other presentation items and for normal or immaterial year-end adjustments. The Company will use commercially reasonable efforts to promptly provide additional Company financial information (including customary pro forma financial statements) reasonably requested by Parent for inclusion in the Proxy Statement and any other filings, including on Form 8-K, to be made by Parent with the SEC.

5.16 Access to Financial Information. The Company will, and will cause its auditors to, (a) continue to provide Parent and its advisors full access to all of the Company’s financial information used in the preparation of its Financial Statements and Additional Financial Statements and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information.

5.17 Parent Borrowings. Through the Closing, Parent shall be allowed to borrow funds from its directors, officers and/or shareholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and repayable at Closing (or convertible into securities of Parent at the Closing in accordance with the terms of the promissory notes issued to evidence the borrowing, which such terms have been set forth in the Final Prospectus).

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5.18 Trust Fund Disbursement. All liabilities of Parent due and owing or incurred at or prior to the Effective Time shall be paid from the Trust Fund as and when due, as follows: first, all amounts payable to Parent shareholders electing conversion in connection with their vote on the Merger; second, all Parent tax liabilities and deferred underwriting discounts and commissions; and third, all Parent Transaction Expenses and other liabilities due and payable. Any remaining cash following the foregoing disbursements shall be transferred to the Company and used for the Company Transaction Expenses due and payable and for Company working capital and general corporate purposes.

5.19 Employment Agreements. Prior to the Closing Date, Parent and Wei Liang, Liangwen Wang, Juxiang Hu shall have executed employment agreements to be effective as of the Effective Date in form to be mutually agreed upon (the “Employment Agreements”).

5.20 Noncompete Agreement. Prior to the Closing Date, Parent, the Company and Li Xiao, Yang Yang, Yuetao Lin shall have executed the noncompete agreements in form to be mutually agreed upon (the “Noncompete Agreements”).

5.21 PIPE Financing. Commencing as soon as practicable after the date hereof, Parent and the Company shall use commercially reasonable efforts to solicit investors (the “PIPE Investors”) to enter into subscription agreements with Parent (as amended or modified from time to time, collectively, the “Subscription Agreements”), on terms approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed), pursuant to which, among other things, each PIPE Investor shall agree to subscribe for and purchase from Parent, and Parent shall agree to issue and sell to each such PIPE Investor, on the Closing Date concurrent with the Closing, the number or amount of Parent Ordinary Shares, Parent Preference Shares or other equity or equity-linked securities of Parent set forth in the applicable Subscription Agreement, in exchange for the purchase price set forth therein, in an aggregate amount of $5,000,000 (the financing contemplated by the Subscription Agreements, the “PIPE Financing”). Simultaneous with entering into the Subscription Agreements, the PIPE Investors shall enter into a registration rights agreement with Parent (as amended or modified from time to time, the “Registration Rights Agreement”), on terms approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed), pursuant to which, among other things, Parent shall grant the PIPE Investors demand and piggyback registration rights relating to the Parent Ordinary Shares issuable pursuant to the Subscription Agreements or underlying the Parent Preference Shares or other equity or equity-linked securities issued pursuant to the Subscription Agreements. The Company shall reasonably cooperate in soliciting the PIPE Investors, obtaining the PIPE Financing and preparing the Subscription Agreements and Registration Rights Agreement by, in a timely manner, (i) providing such information and assistance as Parent may reasonably request, (ii) granting such access to potential PIPE Investors and their representatives as may reasonably be necessary for their due diligence, and (iii) causing its and its Subsidiaries’ respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Financing. The Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Financing to be consummated on the terms set forth in the Subscription Agreements, including using its commercially reasonable efforts to (i) maintain in full force and effect the Subscription Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the PIPE Financing set forth in the Subscription Agreements that are applicable to the Parent or any of its Subsidiaries and within the control of the Parent or any of its Subsidiaries, (iii) cause the PIPE Investors to fund the PIPE Financing concurrently with or prior to the Closing, (iv) comply on a timely basis with the Parent’s obligations under the Subscription Agreements, and (v) enforce the Parent’s rights under the Subscription Agreements. The net proceeds from the PIPE shall be used, first, for all Parent tax liabilities and deferred underwriting discounts and commissions, and second, for all Parent Transaction Expenses and other liabilities due and payable (in each case, to the extent not paid from the Trust Fund in accordance with Section 5.18). Any net proceeds following the foregoing uses shall be transferred to the Company and used for the Company Transaction Expenses due and payable and for Company working capital and general corporate purposes.

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5.22 NewCo Shareholder Approval. As soon as practicable following the SEC Approval Date, NewCo shall obtain the NewCo Shareholder Approval, without the need for calling a general meeting of NewCo’s shareholders, by obtaining written consent to the adoption of this Agreement and approval of the Transactions, including the Merger, from the holders of the number of NewCo Ordinary Shares necessary in accordance with the Cayman Companies Act and NewCo’s Charter Documents; provided, that consents with respect to the NewCo Shareholder Approval will be solicited from all holders of NewCo Ordinary Shares. NewCo shall use its best efforts to cause the NewCo Shareholders to (i) with respect to all of their NewCo Ordinary Shares, provide written consent to the adoption of this Agreement and approval of the Transactions, including the Merger, and vote in opposition to, and refrain from providing written consent to, any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, and (ii) execute and deliver all related documentation and take such other action in support of the Merger as shall reasonably be requested by NewCo in connection with the Merger.

5.23 Fees and Expenses. All fees and expenses incurred by the Parties in connection with this Agreement and the Transactions shall be paid by the Company.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Parent Shareholder Approval. The Parent Shareholder Approval shall have been duly obtained by the requisite vote under the Cayman Companies Act and Parent’s Charter Documents.

(b) NewCo Shareholder Approval. The NewCo Shareholder Approval shall have been duly obtained by the requisite vote under the Cayman Companies Act and NewCo’s Charter Documents.

(c) Registration Statement. The SEC shall have declared the Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

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(d) Nasdaq Listing. The listing of Parent Ordinary Shares comprising the Merger Consideration (includes the Merger Shares and Earnout Shares) on Nasdaq shall have been approved, subject only to official notice of issuance and the requirement to have a sufficient number of round lot holders.

(e) HSR Act. The applicable waiting period under the HSR Act in respect of the Merger shall have expired or been terminated, or it shall have been determined and agreed by the Parties that no filing or waiting period under the HSR Act is required in respect of the Transactions.

(f) CFIUS Approval. CFIUS Approval shall have been obtained and be in full force and effect.

(g) CSRC Approval. Approval of all necessary filings with China Securities Regulatory Commission (“CSRC”) shall have been obtained and be in full force and effect.

(h) Parent Net Tangible Assets. The Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(i) Appraisal Rights. Holders of less than five percent (5%) of the NewCo Ordinary Shares issued and outstanding immediately prior to the Closing shall have exercised their right to dissent, and not effectively withdrawn their dissent or lost their right to dissent, from the Merger pursuant to section 238 of the Cayman Companies Act.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of Parent contained in Sections 3.1 (Organization and Qualification), 3.3 (Capitalization), 3.4 (Authority Relative to This Agreement) and 3.17 (Brokers) shall be true and correct in all respects as of the date of this Agreement and, subject to the provisions of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Each other representation and warranty of Parent contained in this Agreement that is (i) subject to materiality, Material Adverse Effect or other similar qualification, shall have been true and correct in all respects, or (ii) not subject to materiality, Material Adverse Effect or other similar qualification, shall have been true and correct in all material respects, in each case as of the date of this Agreement and, subject to the provisions of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

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(b) Agreements and Covenants. Parent and the Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or is not reasonably expected to, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, (ii) would cause any of the Transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the Parent Ordinary Shares to be issued by Parent in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. Parent shall have obtained the consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the Transactions, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and the Parent Closing Certificate shall include a provision to such effect.

(e) Parent Plan. Prior to the Closing Date, the Parent Plan shall have been adopted in accordance with Section 5.1.

(f) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and shareholders in connection with the approval of this Agreement and the Transactions, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the Transactions.

(g) Resignations. The persons listed in Schedule 6.2(g) shall have resigned from all of their positions and offices with Parent and Merger Sub.

6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Company and NewCo contained in Sections 2.1 (Organization and Qualification), 2.3 (Capitalization), 2.4 (Authority Relative to This Agreement) and 2.17 (Brokers; Third-Party Expenses) shall have been true and correct in all respects as of the date of this Agreement and, subject to the provisions of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Each other representation and warranty of Parent contained in this Agreement that is (i) subject to materiality, Material Adverse Effect or other similar qualification, shall have been true and correct in all respects, or (ii) not subject to materiality, Material Adverse Effect or other similar qualification, shall have been true and correct in all material respects, in each case as of the date of this Agreement and, subject to the provisions of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

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(b) Agreements and Covenants. The Company and the NewCo Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or is not reasonably expected to constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of the Surviving Company to own, operate or control any of the assets and operations of the Company following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the Transactions, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Employment Agreements. The Employment Agreements shall have been executed and delivered by those Persons required by the terms of this Agreement and shall all be in full force and effect.

(g) Noncompete Agreements. The Noncompete Agreements shall have been executed and delivered by those Persons required by the terms of this Agreement and shall all be in full force and effect.

(h) PIPE Financing. The PIPE Financing shall have been consummated concurrently with the Closing.

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(i) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and Shareholders in connection with the approval of this Agreement and the Transactions, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions, including negative assurance letters from counsel to the Company as of the Closing in form and substance reasonably satisfactory to Parent and “comfort letters” from the Company’s accounting firm pursuant to AU 634 of the Public Company Accounting Oversight Board as of the effectiveness of the Registration Statement.

(j) Derivative Securities. Except as described in the Company Disclosure Schedules delivered on the date of this Agreement and for securities issued in the PIPE Financing, there shall be outstanding no options, rights, warrants or other derivative securities entitling the holders thereof to acquire any capital stock or other securities of the Company.

(k) Insider Loans; Equity Ownership in Subsidiaries. (i) All outstanding indebtedness owed by the Insiders to the Company and the Company Subsidiaries shall have been repaid in full, including the indebtedness and other obligations described on Schedule 2.22; (ii) all outstanding guaranties and similar arrangements pursuant to which the Company or any Company Subsidiary has guaranteed the payment or performance of any obligations of any of the Insiders to a third party shall have been terminated; and (iii) no Insider shall own any direct equity interests in any Company Subsidiary or in any other Person that utilizes in its name “Qianzhi” or any derivative thereof.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification of Parent Indemnitees.

(a) Subject to the terms and conditions of this ARTICLE VII (including without limitation the limitations set forth in Section 7.5), Parent, the Surviving Company and the Company, and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”), shall be indemnified, defended and held harmless by the NewCo Shareholders, jointly and severally to the extent of the Escrow Shares, and thereafter severally but not jointly, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the actual or alleged inaccuracy or breach of any representation or warranty of the Company or NewCo contained in or made pursuant to this Agreement, or contained in or made pursuant to any certificate delivered by the Company or NewCo to Parent pursuant to this Agreement in connection with the Closing; or

(ii) the non-fulfillment or breach of any covenant or agreement of the Company or NewCo contained in this Agreement.

(b) As used in this ARTICLE VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses), including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments, whether or not made by third parties or whether or not ultimately determined to be valid.

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(c) For all purposes of this ARTICLE VII, any representation or warranty contained in or made pursuant to this Agreement, or contained or made pursuant to any certificate delivered by the Company or NewCo to Parent pursuant to this Agreement in connection with the Closing, that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

(d) No investigation or knowledge by the Parent Indemnitees or their representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the recourse available to the Parent Indemnitees under this ARTICLE VII.

7.2 Indemnification of Third-Party Claims. The indemnification obligations and liabilities under this ARTICLE VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against the Parent Indemnitees by a Person other than the Company (a “Third-Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. The Parent Indemnitees will give the Representative prompt written notice after receiving written notice of any Third-Party Claim or discovering the liability, obligation or facts giving rise to such Third-Party Claim (a “Notice of Claim”), which Notice of Third-Party Claim shall set forth (i) a brief description of the nature of the Third-Party Claim, (ii) the total amount of the Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance.

(b) Defense. The Representative shall have the right, at its option (subject to the limitations set forth in Section 7.2(c)), by written notice to the Parent Indemnitees, to assume the defense of the Third-Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Parent Indemnitees to be the lead counsel in connection with such defense. In such event, the Parent Indemnitees shall have the right to participate in such defense with their own counsel, but the fees and disbursements of counsel retained by the Parent Indemnitees shall not be indemnifiable Losses hereunder. If the Representative is permitted and elects to assume such defense:

(i) the Representative shall diligently and in good faith defend such Third-Party Claim and shall keep the Parent Indemnitees reasonably informed of the status of such defense; and

(ii) the Parent Indemnitees shall cooperate fully in all respects with the Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Parent Indemnitees shall make available to the Representative all pertinent information and documents under their control.

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(c) Limitations of Right to Assume Defense. Anything in this Section 7.2 to the contrary notwithstanding:

(i) The Representative shall not be entitled to assume control of the defense of the Third-Party Claim, and the reasonable fees and expenses of counsel retained by the Parent Indemnitees shall be indemnifiable Losses hereunder, if (i) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third-Party Claim seeks an injunction or equitable relief against the Parent Indemnitees; (iii) there is a reasonable probability that a Third-Party Claim may materially and adversely affect the Parent Indemnitees or their Subsidiaries other than as a result of money damages or other money payments; (iv) the potential Loss arising from such Third-Party Claim would reasonably be expected to exceed the limitations set forth in Section 7.5(c); or (v) if in the reasonable opinion of counsel to the Parent Indemnitees, (x) there are legal defenses available to the Parent Indemnitee that are different from or additional to those available to the NewCo Shareholders, or (y) there exists a conflict of interest between the NewCo Shareholders and the Parent Indemnitees that cannot be waived.

(ii) If the Representative is permitted and elects to assume the defense of a Third Party Claim, but fails to defend such Third Party Claim actively and in good faith promptly after receiving a Notice of Claim, or at any time thereafter, the Parent Indemnitees will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, and the reasonable fees and expenses of counsel retained by the Parent Indemnitees shall be indemnifiable Losses hereunder.

(iii) The Representative shall not, without the written consent of the Parent Indemnitees, settle or compromise any action or consent to the entry of any judgment.

(d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect the Representative’s duty or obligations under this ARTICLE VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had the Parent Indemnitees given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, the Parent Indemnitees shall not settle such action.

7.3 Indemnification of Direct Claims. The Parent Indemnitees will give the Representative prompt written notice of any claim for indemnification that is not a Third-Party Claim, which notice shall contain, to the extent applicable, the same information as a Notice of Claim for a Third-Party Claim. The Representative will have a period of thirty (30) days after receipt of such notice to respond thereto. If the Representative does not respond to such notice within such thirty (30) days, or responds within such thirty (30) days and rejects such claim in whole or in part, the Parent Indemnitees will be free to pursue such remedies as may be available under this Agreement, the Escrow Agreement or applicable Law.

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7.4 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this ARTICLE VII are covered by insurance paid for by the Company prior to the Closing, Parent shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided, that Parent shall nevertheless be entitled to bring a claim for indemnification under this ARTICLE VII in respect of such Losses and the time limitations set forth in Section 7.5 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the NewCo Shareholders. If Parent has received the payment required by this Agreement from the NewCo Shareholders (including by delivery of Escrow Shares) in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall pay to the Representative (for the benefit of the NewCo Shareholders), as promptly as practicable after receipt, a sum equal to the amount of such proceeds from insurance or other amount received, up to the aggregate amount of any payments received from the NewCo Shareholders pursuant to this Agreement in respect of such Loss. Parent may pay such sum in Parent Ordinary Shares to the extent Parent Ordinary Shares were used in making the corresponding indemnification payment from the NewCo Shareholders, and may deposit such Parent Ordinary Shares in escrow to the extent (x) Escrow Shares were used in making the corresponding indemnification payment from the NewCo Shareholders, and (y) such Escrow Shares would have remained in escrow at such time. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.5 Limitations on Indemnification.

(a) Survival; Time Limitation. The representations and warranties of the Company and NewCo in this Agreement or in any writing delivered by the Company or NewCo to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing for the period that ends on the date that is two (2) years after the Closing Date, except that claims for breaches of the representations and warranties in Sections 2.1 (Organization and Qualification), 2.2 (Subsidiaries), 2.3 (Capitalization), 2.4 (Authority Relative to this Agreement), 2.11 (Employee Benefit Plans), 2.15 (Taxes), 2.16 (Environmental Matters), 2.17 (Brokers; Third Party Expenses) and 2.18 (Intellectual Property) (the “Specified Representations”) shall survive until the expiration of the applicable statute of limitations (the “Survival Period”). Any indemnification claim made by the Parent Indemnitees prior to the termination of the applicable Survival Period shall be preserved despite the subsequent termination of such period and any claim set forth in a Notice of Claim sent prior to the expiration of the applicable Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this ARTICLE VII shall be brought after the end of the applicable Survival Period. The covenants and agreements of the Company and NewCo contained in this Agreement shall survive indefinitely.

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(b) Basket. No amount shall be payable under ARTICLE VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $3,750,000 (the “Basket”), in which event the NewCo Shareholders shall be required to pay or be liable for all such indemnifiable Losses from the first dollar. Notwithstanding the foregoing sentence, the Basket shall not apply to indemnifiable Losses arising out of or resulting from an actual or alleged breach of a Specified Representation.

(c) Aggregate Amount Limitation. The aggregate liability of the NewCo Shareholders for Losses pursuant to ARTICLE VII shall not in any event exceed $18,750,000 (and no NewCo Shareholder shall be liable for more than its pro rata share of the Losses, based on the same proportions as the total Merger Shares are allocated among them).

7.6 Payments. Any indemnification obligation of the NewCo Shareholders under this ARTICLE VII will be settled through delivery to the Parent Indemnitee of such number of Escrow Shares (which delivery shall be required to be made within five (5) Business Days after the final determination of such obligation in accordance with this ARTICLE VII and the Escrow Agreement) as are equal in value to the finally determined amount of indemnifiable Loss, or, if no Escrow Shares remain, at the election of the Representative, either (i) through delivery to the Parent Indemnitees of such number of Merger Shares as are equal in value to any such shortfall, (ii) through payment to the Parent Indemnitees of any such shortfall in cash, or (iii) through a combination of the foregoing. The value the Parent Ordinary Shares shall be determined based on the dollar volume-weighted average price of the Parent Ordinary Shares on the principal securities exchange or securities market on which such security is then traded during the fifteen (15) trading day period ending on the Business Day prior to the date of the finally determined indemnifiable Loss.

7.7 Exclusive Remedy. Parent, on behalf of itself and the other Parent Indemnitees, hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the Parent Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this ARTICLE VII. Notwithstanding any of the foregoing, nothing contained in this ARTICLE VII shall in any way impair, modify or otherwise limit the Parent Indemnitees right to bring any claim, demand or suit against the other Party based upon fraud, intentional misrepresentation or willful misconduct.

7.8 Adjustment to Merger Consideration. Amounts paid for indemnification under ARTICLE VII shall be deemed to be an adjustment to the Merger Consideration, except as otherwise required by Law.

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7.9 Representative Capacities; Application of Escrow. The Parties acknowledge that the Representative’s obligations under this ARTICLE VII are solely as a representative of the Company’s shareholders in the manner set forth in the Escrow Agreement and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity. Out-of-pocket expenses of the Representative for attorneys’ fees and other costs, including the cost of assuming defense, compromise or settlement of the Third-Party Claim pursuant to Section 7.2(b), shall be borne in the first instance by Parent, which may make a claim for reimbursement thereof as part of its Losses. The parties further acknowledge that all actions to be taken by Parent or the Parent Indemnitees pursuant to this ARTICLE VII or the Escrow Agreement shall be taken on their behalf by the Committee. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, first shall apply the Escrow Shares, as appropriate, to satisfy claims for indemnification pursuant to this ARTICLE VII. The Escrow Agent will hold any remaining portion of the Escrow Shares until final resolution of all claims for indemnification submitted prior to the date that is two (2) years after the Closing. Notwithstanding anything to the contrary contained herein, the Representative shall have no liability to Parent, the Company, NewCo or any NewCo Shareholder for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative. Parent shall defend, indemnify and hold harmless the Representative for all losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the Representative of its duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2024; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in ARTICLE VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach or inaccuracy is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such 30-day period);

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(e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or NewCo set forth in this Agreement, or if any representation or warranty of the Company or NewCo shall have become untrue, in either case such that the conditions set forth in ARTICLE VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach or inaccuracy is curable by the Company or NewCo prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company and the NewCo Shareholders continue to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company or a Shareholder is cured during such 30-day period);

(f) by either Parent or the Company, if the Parent Shareholder Approval is not obtained, by the requisite vote under the Cayman Companies Act and Parent’s Charter Documents, at the Special Meeting (including any adjournments thereof);

(g) by Parent, if the Company Stockholder Approval is not obtained, by the requisite vote under the Cayman Companies Act and NewCo’s Charter Documents, within one (1) Business Day after the Special Meeting;

(h) by Parent, if a CFIUS Turndown has occurred; or

(i) by either the Parent or the Company if the approval of all necessary filings with the CSRC has not been obtained and be in full force and effect.

8.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other Parties hereto.

(b) In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.5(a) (Confidentiality), 5.9 (No Claim Against Trust Fund), 5.23 (Fees and Expenses), 8.2 (Effect of Termination) and ARTICLE X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any willful breach of this Agreement.

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ARTICLE IX

DEFINED TERMS

9.1 Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“A&R Memorandum and Articles of Association”	Section 1.4(b)
“Additional Financial Statements”	Section 5.15(b)
“Affiliate”	Section 10.2(a)
“Agreement”	Preamble
“Approvals”	Section 2.1(a)
“Audited Financial Statements”	Section 2.7(a)
“Basket”	Section 7.5(b)
“Business Day”	Section 1.2
“Capitalization Amendment”	Section 5.1(a)
“Cayman Companies Act”	Recital E
“CFIUS”	Section 5.7(c)
“CFIUS Approval”	Section 5.7(c)
“CFIUS Declaration”	Section 5.7(c)
“CFIUS Notice”	Section 5.7(c)
“CFIUS Turndown”	Section 5.7(c)
“Charter Documents”	Section 2.1(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Form 8-K”	Section 5.3(c)
“Closing Press Release”	Section 5.3(c)
“Code”	Recital H
“Committee”	Section 1.11(a)
“Company”	Preamble
“Company Closing Certificate”	Section 6.3(a)
“Company Competing Transaction”	Section 5.12
“Company Contracts”	Section 2.19(a)
“Company Intellectual Property”	Section 2.18(a)
“Company Products”	Section 2.18(a)
“Company Registered Intellectual Property”	Section 2.18(a)
“Company Schedule”	Article II Preamble
“Company Subsidiaries”	Section 2.2(a)
“Continental”	Section 1.10
“Copyrights”	Section 2.18(a)
“CSRC”	Section 6.1(g)
“D&O Tail Insurance”	Section 5.13(b)
“Data Protection Requirements”	Section 2.18(a)
“Disclosure Schedules”	Section 5.10
“Dissenting Shares”	Section 1.13(a)
“Dissenting Shareholders”	Section 1.13(a)
“DPA”	Section 5.7(c)

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“Earnout Shares”	Section 1.5(a)
“Effective Time”	Section 1.2
“Employment Agreements”	Section 5.19
“Environmental Law”	Section 2.16(a)
“Equity Securities”	Section 10.2(b)
“Escrow Agreement”	Section 1.10
“Escrow Shares”	Section 1.10
“Escrow Termination Date”	Section 1.10
“Exchange Act”	Section 10.2(c)
“Final Prospectus”	Section 5.9
“Financial Statements”	Section 2.7(a)
“Governmental Action/Filing”	Section 2.21(a)
“Governmental Entity”	Section 10.2(d)
“Hazardous Substance”	Section 2.16(a)
“HSR Act”	Section 2.5(b)
“IFRS”	Section 2.7(b)
“Insider”	Section 10.2(e)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18(a)
“IT Data”	Section 2.18(a)
“IT Systems”	Section 2.18(a)
“Proxy Statement”	Section 5.1(b)
“Knowledge”	Section 10.2(f)
“Legal Requirements”	Section 10.2(g)
“Letter of Transmittal”	Section 1.6(a)
“Lien”	Section 10.2(h)
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(i)
“Material Company Contracts”	Section 2.19(a)
“Merger”	Recital E
“Merger Consideration”	Section 1.5(a)
“Merger Proposal”	Section 5.1(a)
“Merger Shares”	Section 1.5(a)
“Merger Sub”	Preamble
“Merger Sub Ordinary Shares”	Section 1.5(b)
“Name Change Amendment”	Section 5.1(a)
“Nasdaq”	Section 3.22
“NewCo”	Preamble
“NewCo Certificates”	Section 1.6(b)
“NewCo Ordinary Shares”	Section 2.3(a)
“NewCo Shareholder Approval”	Recital G
“NewCo Shareholders”	Recital D
“Noncompete Agreements”	Section 5.20
“Notice of Claim”	Section 7.2(a)
“Parent”	Preamble
“Parent Audited Financial Statements”	Section 3.7(b)

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“Parent Closing Certificate”	Section 6.2(a)
“Parent Contracts”	Section 3.19(a)
“Parent Competing Transaction”	Section 5.12
“Parent Financial Statements”	Section 3.7(b)
“Parent Indemnitees”	Section 7.1(a)
“Parent Ordinary Shares”	Section 1.5(a)
“Parent Plan”	Section 5.1(a)
“Parent Preference Shares”	Section 3.3(a)
“Parent Rights”	Section 3.3(b)
“Parent Schedule”	Article III Preamble
“Parent SEC Reports”	Section 3.7(a)
“Parent Signing Form 8-K”	Section 5.3(a)
“Parent Shareholder Approval”	Section 5.1(a)
“Parent Unaudited Financial Statements,”	Section 3.7(b)
“Parties”	Preamble
“Patents”	Section 2.18(a)
“Person”	Section 10.2(j)
“Personal Data”	Section 2.18(a)
“Personal Property”	Section 2.14(b)
“PIPE Financing”	Section 5.21
“PIPE Investors”	Section 5.21
“Plan” or “Plans”	Section 2.11(a)
“Plan of Merger”	Section 1.2
“President”	Section 5.7(c)
“Proxy Statement”	Section 5.1(b)
“Registered Intellectual Property”	Section 2.18(a)
“Registration Rights Agreement”	Section 5.21
“Registration Statement”	Section 5.1(a)
“Representative”	Section 1.11(b)
“Restructuring”	Recital D
“Returns”	Section 2.15(b)
“SEC”	Section 10.2(k)
“SEC Approval Date”	Section 5.1(b)
“Securities Act”	Section 10.2(l)
“Signing Press Release”	Section 5.3(b)
“Special Meeting”	Section 5.1(a)
“Specified Representations”	Section 7.5(a)
“Stock”	Section 10.2(b)
“Subscription Agreements”	Section 5.21
“Subsidiary”	Section 10.2(m)
“Survival Period”	Section 7.5(a)
“Surviving Company”	Recital E
“Tax” or “Taxes”	Section 2.15(a)
“Third-Party Claim”	Section 7.2
“Top Customer”	Section 2.23(a)
“Top Supplier”	Section 2.23(b)

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“Trademarks”	Section 2.18(a)
“Transaction Agreements”	Section 10.2(o)
“Transaction Expenses”	Section 10.2(n)
“Transactions”	Section 10.2(p)
“Transfer”	Section 10.2(q)
“Trust Fund”	Section 3.24
“U.S. GAAP”	Section 3.7(c)
“Voting Agreement”	Recital G
“Voting Debt”	Section 10.2(b)

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy or e-mail (receipt confirmed) to the Parties at the following mailing addresses or telecopy numbers or e-mail addresses (or at such other mailing addresses or telecopy numbers or e-mail addresses for a Party as shall be specified by like notice):

if to Parent or the Committee, to:

Bowen Acquisition Corp
420 Lexington Ave, Suite 2446
New York, NY 10170

Attention:	Jiangang Luo
E-mail:	jiangangluo@bowenspac.com

with a copy to:

Graubard Miller
405 Lexington Ave, 44th Floor
New York, NY 10174

Attention:	David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Eric Schwartz, Esq.
E-mail:	dmiller@graubard.com
jgallant@graubard.com
eschwartz@graubard.com

if to the Company, NewCo or the Representative, to:

Qianzhi Group Holdings (Cayman) Limited
1705, Block B, KK 100 Building
5016 East Shennan Road
Luoho District, Shenzhen
Guangdong Province, 51800
Peoples Republic of China

Attention:	Xiaoqin Lin, Chief Executive Officer
Liangwen Wang, Chief Financial Officer
E-mail:	395644267@qq.com (Lin)
275267023@qq.com (Wang)

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with a copy to:

Becker & Poliakoff LLP
45 Broadway, 17th Floor
New York, NY 10006

Attention:	Chengying Xiu, Esq.
Steven L. Glauberman, Esq.
E-mail:	jxiu@beckerlawyers.com
sglauberman@beckerlawyers.com

10.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. All monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted. For purposes of this Agreement, the following capitalized terms have the following meanings:

(a) “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Equity Securities” means, with respect to any Person, (i) any shares, shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person (“Stock”), (ii) bonds, debentures, notes or other Indebtedness having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on any matters on which holders of Stock of such Person, in their capacity as such, would have the right to vote (“Voting Debt”), (iii) any securities of such Person convertible into or exchangeable for Stock or Voting Debt of such Person, (iv) any warrants, calls, subscriptions, options or other rights (including preemptive rights) to subscribe for, purchase or acquire from such Person, or any other obligations of any character of such Person to issue, any Stock or Voting Debt of such Person, or any securities of such Person convertible into or exchangeable for Stock or Voting Debt of such Person, or (v) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities, profit participation, equity-based awards, or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Stock of such Person or any business, products or assets of such Person.

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(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Governmental Entity” shall mean any United States or foreign federal, national, state, county, municipal, provincial, or local government, any transnational or supranational government, any political subdivision of any of the foregoing, and any authority, agency, commission, body, department or other instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government or political subdivision thereof, including any self-regulatory or quasi-regulatory authority, agency, commission, body, department or other instrumentality and any court, arbitral body or tribunal of competent jurisdiction.

(e) “Insider” shall mean, with respect to any Person, any officer, director, employee, or holder of Equity Securities of such Person.

(f) “Knowledge” shall mean actual knowledge or awareness, after due inquiry, as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation.

(g) “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts.

(h) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, any restriction on transfer, any option to purchase or sell, or any agreement to give any security interest).

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(i) “Material Adverse Effect,” when used in connection with the Company or Parent, shall mean any change, event, occurrence, effect or circumstance, individually or when aggregated with other changes, events, occurrences, effects or circumstances, that (i) has had or would reasonably be expected to have a materially adverse effect on the business, financial condition, results of operations or prospects of such Party and its Subsidiaries, taken as a whole; or (ii) would prevent, delay, impair or materially impede the ability of such Party to consummate the Merger; provided, however, that none of the following, alone or in combination, shall be deemed, in and of itself, to constitute, or shall be taken into account in determining whether there has been or will be, a Material Adverse Effect under clause (i) of this definition: (A) acts of war, sabotage, civil or political unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil or political unrest or terrorism; (B) earthquakes, hurricanes, wildfires, mudslides, tornados or other natural or man-made disasters, acts of God or other force majeure events; (C) any pandemic (including COVID-19), epidemic, plague or other general outbreak of illness, including any actions taken by a Governmental Entity in response thereto; (D) any proposal, enactment or change in interpretation of, or other change in, applicable Legal Requirements or IFRS or U.S. GAAP (or equivalent accounting practice in any other jurisdiction); (E) general conditions in the industries in which the Company or any of its Subsidiaries operate; (F) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (G) the failure, in and of itself, of the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the credit rating of the Company or any of its Subsidiaries, provided that such projections, forecasts, estimates or predictions were based on reasonable and appropriate assumptions for projections, forecasts, estimates or predictions of such kind (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if otherwise contemplated by this definition); (H) changes attributable to the public announcement or pendency of the transactions contemplated hereby or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees; or (I) any actions taken, or failures to take action, or such other changes or events, in each case, by the Company or its Subsidiaries which Parent has requested or to which it has consented, in each case, expressly in writing or which actions are expressly contemplated by this Agreement; provided, however, in the case of clauses (A) to (F) above, if any such change, event, occurrence, effect or circumstance has a disproportionate and adverse effect on such Party and its Subsidiaries, taken as a whole, relative to other similarly situated businesses in the industries in which such Party and its Subsidiaries operate, such change, event, occurrence, effect or circumstance may deemed to constitute, or may be taken into account in determining whether there has been or will be, a Material Adverse Effect.

(j) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(k) “SEC” shall mean the United States Securities and Exchange Commission.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended.

(m) “Subsidiary” means, with respect to a Person, (i) any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person, directly or indirectly, owns or controls shares, stock or other securities or interests in such corporation or other organization having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or of which such Person, directly or indirectly, is a general partner or managing member or acts in a similar management capacity, or (ii) any joint venture or other entity in which such Person has a participation.

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(n) “Transaction Expenses” means, with regard to a Party, all fees and expenses of any of such Party incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the Transactions, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of such Party and any extension costs of Parent, including additional contributions to the Trust Fund repayable by Parent in connection with the Closing, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Company Group member at or after the Closing pursuant to any agreement to which any Company Group member is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions, and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on the Parent, Merger Sub, NewCo or the Company in connection with the Transactions.

(o) “Transaction Agreements” means this Agreement, the Voting and Support Agreement, the Escrow Agreement, the Noncompete Agreements, the Employment Agreements, the Subscription Agreements, the Registration Rights Agreement, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

(p) “Transactions” means the transactions contemplated by this Agreement, including the Merger.

(q) “Transfer” shall mean to, directly or indirectly, whether in one transaction or a series of transactions and whether by merger, consolidation, division, operation of law, or otherwise, (i) offer, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person, (ii) enter into any swap, hedging, short sale, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of Shares or securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

10.3 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

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10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the term sheet between Parent and the Company executed on or about October 17, 2023 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the Transactions); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, the Merger and the exercise of appraisal and dissenters’ rights under the Cayman Companies Act, the fiduciary or other duties of the board of directors of Parent, Merger Sub, NewCo and Company with respect of the Merger, shall in each case be construed, performed and enforced in accordance with the Laws of the Cayman Islands in respect of which each of the Parties hereto irrevocably submits it to the non-exclusive jurisdiction of the courts of the Cayman Islands.

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10.8 Consent to Jurisdiction; WAIVER OF JURY TRIAL. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York for the County of New York or in the United States District Court for the Southern District of New York in connection with any matter arising under the Laws of the State of New York based upon or arising out of this Agreement or the Transactions, agrees that process may be served upon them by sending notice in accordance with Section 10.1 or in any manner authorized by the laws of the State of New York for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. Each Party hereto hereby agrees not to commence any legal proceedings arising under the Laws of the State of New York relating to or arising out of this Agreement or the Transactions in any jurisdiction or courts other than as provided herein. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE (AND SHALL CAUSE THEIR SUBSIDIARIES AND AFFILIATES TO WAIVE) THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS TRANSACTION AGREEMENTS (INCLUDING ANY SCHEDULE OR EXHIBIT HERETO AND THERETO) OR THE BREACH, TERMINATION OR VALIDITY OF SUCH AGREEMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF SUCH AGREEMENTS. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THE TRANSACTOIN AGREEMENTS, THE MERGER, OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.8. NO PARTY OR REPRESENTATIVE OF ANY PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.8 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10.9 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

10.10 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that a Parent Shareholder may assign its rights and interests in connection with estate planning purposes so long as such assignee assumes such Shareholder’s obligations hereunder. Subject to the first sentence of this Section 10.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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10.11 Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after the Closing, any such amendment shall be approved in writing by the Committee and the Representative.

10.12 Extension; Waiver. At any time prior to the Closing, any Party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.13 Disclosure Schedules. The information furnished in the Disclosure Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Disclosure Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Disclosure Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Disclosure Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Dislcosure Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

BOWEN ACQUISITION CORP

By:	/s/ Na Gai
Name:	Na Gai
Title:	Chairwoman

BOWEN MERGER SUB

By:	/s/ Na Gai
Name:	Na Gai
Title:	Sole Director

SHENZHEN QIANZHI BIOTECHNOLOGY CO., LTD

By:	/s/ Juxiang Hu
Name:	Juxiang Hu
Title:	Legal Representative

QIANZHI GROUP HOLDING (CAYMAN) LIMITED

By:	/s/ Xiaoqin Lin
Name:	Xiaoqin Lin
Title:	Director

[Signature Page to Agreement and Plan of Merger]

ANNEX B – 2024 EQUITY INCENTIVE PLAN

EMERALD, INC.

2024 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2024 Equity Incentive Plan in whole or in part to a person or a board committee designated by it in accordance with Applicable Law and the M&A.

(b) “Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards, including but not limited to the respective applicable laws of the People’s Republic of China and of the Cayman Islands.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means, individually or collectively, the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the board of directors of the Company.

(h) “Business Combination Agreement” means the Business Combination Agreement dated January 18, 2024, by and among the Company (formerly as Bowen Acquisition Corp), Bowen Merger Sub, Shenzhen Qianzhi Biotechnology Co., Ltd., and Qianzhi Group Holding (Cayman) Limited, as amended, restated and/or supplemented from time to time.

B-1

(i) “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (ii) commitment of an act of theft, embezzlement, fraud, or a breach of trust, (iii) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (iv) material violation of any Applicable Laws or securities laws, (v) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity, (vi) negligence in performing, or refusal to perform, any major duties to the Company or a Related Entity, or material violation of any code of conduct, rules, regulations, or policies of the Company or a Related Entity, or (vii) any intentional misconduct or any breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or a Related Entity.

(j) “Committee” shall mean a compensation committee of the Board or another board committee designated by the Board to administer this Plan.

(k) “Company” means Emerald, Inc. (formerly as Bowen Acquisition Corp), an exempted company incorporated with limited liability under the laws of the Cayman Islands, or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant that is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement); provided that, in case any approved leave of absence is of a period longer than thirty (30) days or a longer period set forth under the Award Agreement (the “Long Leave”), the Administrator may at its sole discretion determine that the vesting schedule with respect to the Award granted to such Employee, Director or Consultant shall be suspended during such Long Leave and resume upon the termination of the Long Leave, and shall be expended by the length of the suspension. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

B-2

(o) “Corporate Transaction” means (as determined by the Administrator acting reasonably) any of the following transactions:

(i) a merger, amalgamation, consolidation or other business combination of the Company with or into any Person, in which the Company is not the surviving entity, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, except for a transaction the principal purpose of which is to change the state or country in which the Company is incorporated;

(ii) the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) the acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its reasonable discretion.

(r) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(s) “Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee to a Director or consulting fee to a Consultant by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(t) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator; provided, however, that with respect to any Shares, the Fair Market Value per Share shall be in no event be lower than the par value of such Share, and,

B-3

(i) if the Shares of the Company are listed on any established stock exchange or a U.S. national market system, including without limitation the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;

(ii) if the Shares of the Company are regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Shares are quoted on the Over-the-Counter (OTC) market (including on the OTCQB, OTCBB or Pink Sheets), the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or

(iii) in the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Grantee” means an Employee, Director, or Consultant who receives an Award under the Plan.

(w) “Incentive Stock Option” shall mean a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(x) “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(y) “Ordinary Share” means the Company’s ordinary shares of a par value of US$0.0001 each.

(z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa) “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

B-4

(bb) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(cc) “Plan” means this 2024 Equity Incentive Plan.

(dd) Intentionally omitted.

(ee) “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly.

(ff) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg) “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(hh) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii) “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(jj) “Share” means an Ordinary Share of the Company.

(kk) “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(ll) “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

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(mm) “Trading Day” means a day that the primary stock exchange (or share exchange), national market system, or other trading platform, as applicable, upon which the Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

(nn) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

3. Shares Subject to the Plan.

(a) The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired, Ordinary Shares.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 13 and the automatic increase set forth in Section 3(d), the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan shall initially be [ ] Ordinary Shares, which is equal to five percent (5%) of the aggregate number of Ordinary Shares issued and outstanding immediately after the Closing (as defined in the Business Combination Agreement).

(c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan.

(d) Subject to adjustment upon changes in capitalization of the Company as provided in Section 13, the number of Shares available for issuance under this Plan will automatically increase on the first day of each Fiscal Year beginning with the 2025 Fiscal Year, by a number of Ordinary Shares such that the total number of Shares that may be issued under the Plan shall equal five percent (5%) of the aggregate number of Ordinary Shares outstanding on the last day of the immediately preceding Fiscal Year.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration. The Plan shall be administered by the Administrator.

(ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

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(iii) to determine the type and the number of Awards to be granted, the number of Shares and the amount of consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(v) to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the Notice of Stock Option Award and the Award Agreements, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Administrator in its sole discretion determines);

(vi) to determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended and to determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to establish, prescribe, amend and rescind rules and terms of or relating to the Plan, including rules and terms relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(x) to determine whether and to what extent Awards should continue being effective following a Corporate Transaction;

(xi) to determine the Fair Market Value;

(xii) to execute on behalf of the Company any instrument required to effect the grant of an Award;

(xiii) to require a Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(xiv) to correct any defect, omission or inconsistency in the Plan or any Award Agreement; and

(xv) to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate.

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(c) All decisions of the Administrator shall be final, conclusive and binding upon all persons, including the Company, the shareholders of the Company and the Grantees and their beneficiaries.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions Applicable to Awards Generally.

(a) Types of Awards. The Administrator is authorized under the Plan to grant an Award to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash, or (iii) an Option, a SAR or similar right with a fixed or variable price which may be related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Shares, Restricted Share Units, Dividend Equivalent Rights or other types of awards approved by the Administrator, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(b) Designation of Award. All Awards shall be evidenced by an Award Agreement between the Company and each Grantee.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, the extent to which any vesting schedule or schedule for lapse of forfeiture or exercisability restrictions may be accelerated or waived, and satisfaction of any performance criteria, while the identities of Grantees and the number of Shares to be covered by such Award shall be determined by the Administrator. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

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(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Multiple Awards. Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(i) Post-Termination Exercises. The Administrator shall establish and set forth in each Award Agreement that evidences an Award whether an Award shall continue to be exercisable, and the terms and conditions of such exercise, after the cessation of Grantee’s Continuous Service, any of which provisions may be waived or modified by the Administrator at any time.

(j) Transferability of Awards. Unless the Board or the Administrator shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Grantee otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator or the Board, a Grantee may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any property distributable, with respect to any Award upon the death of the Grantee. Each Award, and each right under any Award, shall be exercisable during the Grantee’s lifetime only by the Grantee or, if permissible under Applicable Laws and the applicable Award Agreement, by the Grantee’s guardian or legal representative. No Award and no right under any such Award, may be pledged, charged, mortgaged, alienated, attached, or otherwise encumbered, and any purported pledge, charge, mortgage, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms hereof and of the applicable Award Agreement.

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(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator, save that the consideration per Share shall in any event be no less than the par value per such Share. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) to the extent permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

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(c) Taxes. No Shares shall be delivered under the Plan to any Grantee until such Grantee has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any of its Related Entities which is an employer of the Grantee shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company or its subsidiaries, an amount sufficient to satisfy all applicable taxes (including the Grantee’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Grantee arising as a result of the Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sum required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award after such Shares were acquired by the Grantee from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Grantee with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

8. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) No Exercise in Violation of Applicable Law.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws (including all relevant filings, approvals and registrations (if any) required under the laws of People’s Republic of China with respect to the exercise of such Award, including without limitation, those required with the PRC State Administration of Foreign Exchange).

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

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(c) As a condition to the exercise of an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the currently effective M&A and other documents of the Company in relation to the Shares (if any, including any Investor Rights Agreement), as if the Grantee is a holder of Ordinary Shares thereunder.

(d) All certificates for Shares or other securities delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under this Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Terms of Options. The Administrator is hereby authorized to grant Options to Grantees with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Administrator shall determine and set forth in the Award Agreement:

(a) The purchase price per Share under an Option shall be as determined by the Administrator.

(b) The term of each Option shall be fixed by the Administrator.

(c) The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, the vesting conditions applicable to the Award, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) All Options shall be evidenced by an Award Agreement sent from or on behalf of the Administrator on behalf of the Company to the Grantee. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

(e) Unless otherwise set forth in an Award Agreement, the termination or cessation of Continuous Service shall have the following effects on Options granted to the Grantees:

(i) Dismissal for Cause. If a Grantee’s employment by or service to the Company or a Related Entity is terminated by the Company or Related Entity for Cause, the Grantee’s Options will immediately terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii) Death or Disability. If a Grantee’s employment by or service to the Company or a Related Entity terminates as a result of the Grantee’s death or Disability:

(1) the Grantee (or his or her legal representative or beneficiary, in the case of the Grantee’s Disability or death, respectively), will have the right to exercise the Grantee’s Options (or portion thereof) until the first anniversary of the date of the termination of Grantee’s Continuous Service, to the extent that such Options were vested and exercisable on the date of the Grantee’s termination of Continuous Service on account of death or Disability;

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(2) the Options, to the extent not vested and exercisable on the date of the Grantee’s termination of Continuous Service, shall immediately terminate for nil consideration upon the Grantee’s termination of Continuous Service on account of death or Disability; and

(3) the Options, to the extent exercisable on the date of the Grantee’s termination of Continuous Service on account of death or Disability and not exercised prior to the first anniversary of the date of the termination of Grantee’s Continuous Service, shall terminate at the close of business on such first anniversary date.

(iii) Other Terminations of Continuous Service. If a Grantee’s Continuous Service to the Company or a Related Entity terminates for any reason other than a termination by the Company or a Related Entity for Cause or because of the Grantee’s death or Disability:

(1) the Grantee will have the right to exercise his or her Options (or portion thereof) until the ninetieth day following the date of the Grantees termination or cessation of Continuous Service solely to the extent that such Options were vested and exercisable on the date of the Grantee’s termination or cessation of Continuous Service;

(2) the Options, to the extent not vested and exercisable on the date of the Grantee’s termination or cessation of Continuous Service, shall terminate immediately upon the Grantee termination or cessation of Continuous Service; and

(3) the Options, to the extent exercisable on the date of the Grantee’s termination or cessation of Continuous Service and not exercised prior to the close of business on the ninetieth day following the date of the Grantees termination or cessation of Continuous Service, shall terminate at the close of business on the ninetieth day following the termination or cessation of Continuous Service.

11. Terms of Restricted Shares and Restricted Share Units. The Administrator is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Grantees with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Administrator shall determine and set forth in the Award Agreement:

(a) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(b) Any Restricted Share or Restricted Share Unit granted under this Plan may be evidenced in such manner as the Administrator may deem appropriate including, without limitation, as set forth in an Award Agreement, book-entry registration or issuance of a share certificate or certificates, creation of a new class of shares or amendment of the Memorandum and/or Articles of Association of the Company. Award Agreements shall specify the period of restriction, the number of Restricted Shares or Restricted Share Units granted, the vesting schedule and such other terms and conditions as the Administrator, in its sole discretion, may determine. In the event any share certificate is issued in respect of Restricted Shares granted under this Plan, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share.

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(c) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on transfer, right of first refusal, repurchase provisions, forfeiture provisions, the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(d) Form and Timing of Payment of Restricted Share Units. At the time of grant, the Administrator may specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Administrator, on behalf of the Company, may pay Restricted Share Units in the form of cash, in Shares, or other forms of payment or in any combination of the foregoing, as specified in the Award Agreement.

(e) Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination or cessation of Continuous Service during the applicable restriction period, the unvested Restricted Shares and Restricted Share Units and the Restricted Shares and Restricted Share Units that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement and Applicable Laws; provided, however, the Administrator may (a) provide in any Award Agreement evidencing Restricted Shares or Restricted Share Units that restrictions or forfeiture and repurchase conditions relating to Restricted Shares and Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares and Restricted Share Units.

(f) Certificates for Restricted Shares and Restricted Share Units. Restricted Shares and Restricted Share Units granted pursuant to the Plan may be evidenced in an Award Agreement in such form as the Administrator may determine. If certificates representing Restricted Shares are issued and registered in the name of the Grantee, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Administrator may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

(g) Removal of Restrictions on Restricted Shares. Except as otherwise provided in this Article 11, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Grantee shall be entitled to have any legend or legends removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee, subject to applicable legal restrictions. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

12. Terms of Other Share-Based Awards. The Administrator is hereby authorized to grant to Grantees such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of this Plan, including Sections 6-9 hereof (as may be appliable). Subject to the terms of this Plan, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine.

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13. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any Fiscal Year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of a Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

14. Corporate Transactions. Except as may otherwise be provided in any Award Agreement, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Administrator may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Grantee the right to exercise the vested portion of such Awards during a period of time as the Administrator may determine, or (ii) the purchase of any Award for an amount of cash, as determined by the Administrator in good faith, which may equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, which will preserve the rights under the affected Awards previously granted hereunder, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the U.S. Code.

15. Effective Date and Term of Plan. The Plan shall be effective upon the later to occur of (a) its adoption by the Board, (b) its approval by the shareholders of the Company, and (c) the time as of immediately prior to the Effective Time (as defined in the Business Combination Agreement) (the “Effective Date”). The Plan shall continue in effect for a term of ten (10) years after the Effective Date, unless sooner terminated. No Award shall be granted under this Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this Plan, shall extend beyond such date.

B-15

16. Amendment, Suspension or Termination of the Plan.

(a) Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in this Plan, the Administrator may amend, alter, suspend, discontinue or terminate this Plan, or any Award Agreement hereunder or any portion hereof or thereof at any time; provided, however, that, no such amendment, alteration, suspension, discontinuation or termination shall be made (y) to the extent required by Applicable Laws, without (i) shareholder approval with such legally mandated threshold for a resolution of the shareholders of the Company, if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Administrator deems it necessary or desirable to qualify or comply or (ii) shareholder approval with such threshold for a resolution of the shareholders of the Company in respect of such amendment, alteration, suspension, discontinuation or termination as provided in the Company’s Memorandum and Articles of Association for any amendment to this Plan that increases the total number of Shares reserved for the purposes of this Plan, and (z) with respect to any Award Agreement, the consent of the affected Grantee, if such action would materially and adversely affect the rights of such Grantee under any outstanding Award.

(b) The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Grantee or holder or beneficiary of an Award; provided, however, that no such action shall materially and adversely affect the rights of any affected Grantee or holder or beneficiary under any Award theretofore granted under this Plan; and provided further that, except as provided in Section 13 hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c) The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events; whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, with the affected Grantee’s consent, the Administrator may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the time of the cancellation. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem desirable to carry this Plan into effect.

17. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

B-16

19. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20. Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to any Grantees.

21. Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

22. Holding Company, Trustee, etc. Notwithstanding anything to the contrary in this Plan, any Award Agreement, any notice of award or the terms on which any Award is granted or vested, any underlying Share of the Awards may, at the Administrator’s own discretion, be held by one or more holding companies or trustees or other nominees (collectively, the “Trustees”) as designated by the Administrator for the Grantees, and the Plan may be implemented and administrated by the Administrator through the Trustees.

23. Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof.

24. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

25. No Rights to Awards; Non-Uniform Treatment. No employee, independent contractor, Grantee or other person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Grantees, or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

B-17

26. No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan. Except as otherwise provided in the Plan or applicable Award Agreement, the Administrator will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

27. Forfeiture Events. The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Grantee’s status as an Employee, Director and/or Consultant for Cause or any specified action or inaction by the Grantee, whether before or after such termination of employment and/or other service, that would constitute Cause for termination of such Grantee’s status as an Employee, Director and/or Consultant. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy adopted by the Company and in effect as of the date of grant or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require the Grantee to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 27 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of the Grantee to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Related Entity.

28. Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this Plan or any Award under any Applicable Laws, such provision shall (to the fullest extent permitted by Applicable Laws) be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

29. No Shareholders Rights. No Award gives the Grantee any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such Person in connection with such Award.

30. Multiple Jurisdictions. In order to assure the viability of Awards granted to Grantees employed in various jurisdictions, the Administrator may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Grantee resides or is employed. Moreover, the Administrator may approve such supplements to, amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

31. Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands, except that any principles or provisions of Cayman Islands law that would apply the law of another jurisdiction (other than applicable provisions of U.S. Federal law) shall be disregarded.

B-18

32. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Grantee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

33. Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

34. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is or may become subject to Section 409A of the U.S. Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the U.S. Code. To the extent applicable, the Plan and such Award Agreement shall be interpreted in accordance with Section 409A of the U.S. Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the U.S. Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the U.S. Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the U.S. Code and related U.S. Department of Treasury guidance.

###

B-19

ANNEX C – FAIRNESS OPINION

Annex C

January 18th, 2024

PRIVATE & CONFIDENTIAL

For the Board of Directors of Bowen Acquisition Corp (NASDAQ:BOWN)

420 Lexington Avenue, Suite 2446, New York, NY | 10170 | United States

Newbridge Securities Corporation (“Newbridge,” “we,” “us” or “our”) understands that Bowen Acquisition Corp (NASDAQM:BOWN), a publicly traded blank check company incorporated as a Cayman Islands, exempted company (“BOWN”), is considering a business combination with Shenzhen Qianzhi Biotechnology Co., Ltd., a privately-held company incorporated as a Cayman Islands, exempted company (the “Company” or “SQBCL”, and together with BOWN, collectively, the “Parties”) pursuant to an Agreement and Plan of Reorganization among the Parties (the “Merger Agreement”).

●	Pursuant to the terms of the draft Merger Agreement, the Parties intend to effect a business combination transaction (the “Merger”) whereby (a) BOWN has formed a wholly-owned subsidiary, incorporated in the Cayman Islands (“Merger Sub”), which will merge with and into SQBCL, so that after the closing of the Merger, SQBCL will continue as the surviving entity and (b) BOWN shall acquire all of the issued and outstanding shares of SQBCL from the shareholders of SQBCL in exchange for BOWN Ordinary Shares (“BOWN Shares”) as a result of which SQBCL shall become a wholly-owned subsidiary of BOWN (the “Share Exchange” and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”).

●	In consideration for the acquired shares of SQBCL, the shareholders of SQBCL shall collectively be entitled to receive from BOWN, in the aggregate, 7,246,377 BOWN Ordinary Shares valued at approximately $10.35 per share, with an aggregate value equal to Seventy-Five Million USD ($75,000,000) (the “Merger Consideration”). A portion of the Merger Consideration shall be placed in escrow to cover certain post-Closing indemnification obligations of SQBCL.

●	The shareholders of SQBCL shall also have a contingent right to receive an aggregate of 1,400,000 BOWN Ordinary Shares (the “Earnout Consideration”) through an equity earnout if certain net income -based milestones are achieved by BOWN and its subsidiaries during the years ending March 31, 2025, and 2026.

The Board of Directors of BOWN has retained Newbridge to render an opinion (the “Opinion”) as to whether, on the date of such Opinion, (i) the Merger Consideration is fair, from a financial point of view, to BOWN and BOWN’s public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of the assets held by BOWN in its trust account (the “Trust Account”) for the benefit of BOWN’s public stockholders (excluding taxes payable on the interest earned on the Trust Account).

We have not been requested to opine to, and our Opinion does not in any manner address, the underlying business decision of BOWN to proceed with the Transactions. In addition, we have not been requested to explore any alternatives to the Transactions. Further, our Opinion does not address the relative merits of the Transactions as compared to any alternative business strategy that might exist for BOWN.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, related-party transactions, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice.

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor

1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531

www.newbridgesecurities.com

C-1

Newbridge will receive a fee and reimbursement of its expenses for such services. In addition, BOWN has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion.

Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transactions.

In the ordinary course of business, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, BOWN, and its successor entities.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

●	considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed a draft of the Merger Agreement, dated January 18th, 2024;

●	reviewed BOWN’s publicly available historical financial results, as well as certain publicly available information concerning the trading of, and the trading market for, the ordinary shares of BOWN since its initial public offering;

●	reviewed publicly available financial information of BOWN filed with the U.S. Securities & Exchange Commission, including its Form 10-Qs and certain reports on material events filed on Forms 8-K between July 14th, 2023, and January 18th, 2024;

●	conducted discussions with SQBCL’s management team to better understand SQBCL’s recent business history, and near-term financials;

●	reviewed a financial model of SQBCL with historical and future financial projections (including potential revenue growth, net income and net income margins) provided by the Company’s management team;

●	performed a public company comparable analysis of similar companies to SQBCL that trade on senior U.S. stock exchanges (NYSE American / NASDAQ / NYSE), and operate in the “Household Goods Chemicals” sector, to derive certain forward Price-to-Earnings (P/E) multiples; and

●	performed an M&A transaction comparable analysis of similar companies to SQBCL that operate in the “Household Goods Chemicals” sector, to derive certain enterprise value / net income multiples.

In forming our Opinion, we have had full access to, and full cooperation from, the management teams of both BOWN and SQBCL to ask questions and receive answers to those questions. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information (in accordance with reasonable industry practice).

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor

1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531

www.newbridgesecurities.com

With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of BOWN and SQBCL provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting reasonable and good faith estimates and good faith judgments of the management teams of both BOWN and SQBCL as to the future financial performance of the combined parties without and subsequent to a potential business combination.

This Opinion is solely for the use of the Board of Directors of BOWN, and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with BOWN may be included in, filings made by BOWN with the U.S. Securities and Exchange Commission and in any registration statement, prospectus, proxy statement or similar disclosure document delivered to shareholders of BOWN.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to review our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, (i) the Merger Consideration is fair, from a financial point of view, to BOWN and BOWN’s public stockholders and (ii) the Company has an aggregate fair market value equal to at least eighty percent (80.0%) of assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account).

Sincerely,

Newbridge Securities Corporation

/s/ Chad D. Champion
Chad D. Champion
Senior Managing Director
Head of Equity Capital Markets & Investment Banking

Investment Advisory Services offered through Newbridge Financial Services Group, Inc. an SEC Registered Investment Advisor

1200 North Federal Highway, Suite 400, Boca Raton, FL 33432 | Telephone: 561.395.1220 Fax: 561.229.1531

www.newbridgesecurities.com

ANNEX D – PROPOSED CHARTER OF NEW BOWEN

Companies Act (Revised)

Company Limited by Shares

SECOND amended and restated

memorandum of association
OF
Emerald, Inc.

Adopted by special resolution on 13 January 2025 and effective on 13 January 2025)

D-1

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated

Memorandum of Association

of

EMERALD, INC.

(Adopted by special resolution on 13 January 2025 and effective on 13 January 2025)

1	The name of the Company is EMERALD, INC.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$25,200 divided into 250,000,000 Ordinary Shares of US$0.0001 par value each and 2,000,000 Preferred Shares of US$0.0001 par value each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	redeem or repurchase any of its shares;

(b)	increase or reduce its capital;

(c)	issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited By Shares

SECOND AMENDED AND RESTATED
articles of association
of
EMERALD, INC.

(Adopted by special resolution passed on 13 January 2025 and effective on 13 January 2025)

Contents

1 Definitions, interpretation and exclusion of Table A	1
Definitions	1
Interpretation	4
Exclusion of Table A Articles	5
2 Shares	6
Power to issue Shares and options, with or without special rights	6
Power to issue fraction of a Share	7
Power to pay commissions and brokerage fees	7
Trusts not recognised	8
Security interests	8
Power to vary class rights	8
Effect of new Share issue on existing class rights	9
Capital contributions without issue of further Shares	9
No bearer Shares or warrants	9
Treasury Shares	9
Rights attaching to Treasury Shares and related matters	9
Register of Members	10
Annual Return	10
3 Share certificates	11
Issue of share certificates	11
Renewal of lost or damaged share certificates	11
4 Lien on Shares	11
Nature and scope of lien	11
Company may sell Shares to satisfy lien	12
Authority to execute instrument of transfer	12
Consequences of sale of Shares to satisfy lien	12
Application of proceeds of sale	13
5 Calls on Shares and forfeiture	13
Power to make calls and effect of calls	13
Time when call made	13
Liability of joint holders	14
Interest on unpaid calls	14
Deemed calls	14
Power to accept early payment	14
Power to make different arrangements at time of issue of Shares	14
Notice of default	14
Forfeiture or surrender of Shares	15
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	15
Effect of forfeiture or surrender on former Member	15
Evidence of forfeiture or surrender	16
Sale of forfeited or surrendered Shares	16
6 Transfer of Shares	16
Right to transfer	16
Power to refuse registration for Shares not listed on a Designated Stock Exchange	17
Suspension of transfers	17
Company may retain instrument of transfer	17
Notice of refusal to register	17

7 Transmission of Shares	17
Persons entitled on death of a Member	17
Registration of transfer of a Share following death or bankruptcy	18
Indemnity	18
Rights of person entitled to a Share following death or bankruptcy	18
8 Alteration of capital	19
Increasing, consolidating, converting, dividing and cancelling share capital	19
Dealing with fractions resulting from consolidation of Shares	19
Reducing share capital	20
9 Redemption and purchase of own Shares	20
Power to issue redeemable Shares and to purchase own Shares	20
Power to pay for redemption or purchase in cash or in specie	20
Effect of redemption or purchase of a Share	21
10 Meetings of Members	21
Annual and extraordinary general meetings	21
Power to call meetings	21
Content of notice	22
Period of notice	23
Persons entitled to receive notice	23
Accidental omission to give notice or non-receipt of notice	23
11 Proceedings at meetings of Members	25
Quorum	25
Lack of quorum	25
Chairman	25
Right of a Director to attend and speak	25
Use of technology	26
Security	26
Adjournment, postponement and cancellation	26
Method of voting	27
Taking of a poll	27
Chairman’s casting vote	27
Written resolutions	28
Sole-Member Company	28
12 Voting rights of Members	28
Right to vote	28
Rights of joint holders	29
Representation of corporate Members	29
Member with mental disorder	30
Objections to admissibility of votes	30
Form of proxy	30
How and when proxy is to be delivered	31
Voting by proxy	32
13 Number of Directors	32
14 Appointment, disqualification and removal of Directors	33
No age limit	33
Corporate Directors	33
No shareholding qualification	33
Appointment of Directors	33
Board’s power to appoint Directors	33

Removal of Directors	33
Resignation of Directors	34
Termination of the office of Director	34
15 Alternate Directors	34
Appointment and removal	34
Notices	35
Rights of alternate Director	35
Appointment ceases when the appointor ceases to be a Director	36
Status of alternate Director	36
Status of the Director making the appointment	36
16 Powers of Directors	36
Powers of Directors	36
Directors below the minimum number	37
Appointments to office	37
Provisions for employees	38
Exercise of voting rights	38
Remuneration	38
Disclosure of information	39
17 Delegation of powers	39
Power to delegate any of the Directors’ powers to a committee	39
Local boards	40
Power to appoint an agent of the Company	40
Power to appoint an attorney or authorised signatory of the Company	40
Borrowing Powers	41
Corporate Governance	41
18 Meetings of Directors	41
Regulation of Directors’ meetings	41
Calling meetings	41
Notice of meetings	41
Period of notice	41
Use of technology	42
Quorum	42
Chairman or deputy to preside	42
Voting	42
Recording of dissent	42
Written resolutions	43
Validity of acts of Directors in spite of formal defect	43
19 Permissible Directors’ interests and disclosure	43
20 Minutes	44
21 Accounts and audit	44
Auditors	45
22 Record dates	46
23 Dividends	46
Source of dividends	46
Declaration of dividends by Members	46
Payment of interim dividends and declaration of final dividends by Directors	46
Apportionment of dividends	47
Right of set off	47

Power to pay other than in cash	48
How payments may be made	48
Dividends or other monies not to bear interest in absence of special rights	49
Dividends unable to be paid or unclaimed	49
24 Capitalisation of profits	49
Capitalisation of profits or of any share premium account or capital redemption reserve;	49
Applying an amount for the benefit of Members	49
25 Share Premium Account	50
Directors to maintain share premium account	50
Debits to share premium account	50
26 Seal	50
Company seal	50
Duplicate seal	50
When and how seal is to be used	50
If no seal is adopted or used	51
Power to allow non-manual signatures and facsimile printing of seal	51
Validity of execution	51
27 Indemnity	51
Release	52
Insurance	52
28 Notices	53
Form of notices	53
Electronic communications	53
Persons entitled to notices	54
Persons authorised to give notices	54
Delivery of written notices	54
Joint holders	54
Signatures	54
Giving notice to a deceased or bankrupt Member	55
Date of giving notices	55
Saving provision	56
29 Authentication of Electronic Records	56
Application of Articles	56
Authentication of documents sent by Members by Electronic means	56
Authentication of document sent by the Secretary or Officers of the Company by Electronic means	56
Manner of signing	57
Saving provision	57
30 Transfer by way of continuation	57
31 Winding up	58
Distribution of assets in specie	58
No obligation to accept liability	58
32 Amendment of Memorandum and Articles	58
Power to change name or amend Memorandum	58
Power to amend these Articles	58
33 Mergers and Consolidations	58
34 Certain Tax Filings	58

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated
Articles of Association

of

EMERALD, INC.

(Adopted by special resolution passed on 13 January 2025 and effective on 13 January 2025)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Articles means, as appropriate:

(a)	these articles of association as amended, restated, supplemented, and/or as otherwise modified from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Board means the board of Directors from time to time;

Business Day means a day when banking institutions or trust companies in New York City or Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the New York City or Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

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Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a)	the calendar day when the notice is given or deemed to be given; and

(b)	the calendar day for which it is given or on which it is to take effect;

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means the Nasdaq Global Market in the United States of America for so long as any class of the Company’s Shares are there listed and any other stock exchange on which any class of the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Communication Facilities means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

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(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

general meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the memorandum of association of the Company as amended from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a general meeting passed by a simple majority of the votes cast by, or on behalf of, the Members who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that meeting. The expression includes an unanimous written resolution;

Ordinary Share means an ordinary share of US$0.0001 par value each in the capital of the Company, having the rights set out in these Articles;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Preferred Share means a preferred share of US$0.0001 par value each in the capital of the Company, having the rights set out in these Articles;

Register of Members means the register of Members maintained in accordance with the Act and includes (except where otherwise stated) any branch or duplicate or listed register of the Members;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

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Share means an Ordinary Share or a Preferred Share in share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution has the meaning given to that term in the Act, and the expression includes a written resolution passed in accordance with the Act;

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.16;

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

Virtual Meeting means any general meeting at which the Members (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Electronic Communication Facilities.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

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(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

(j)	Any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an Electronic Signature.

(k)	The term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

(l)	The term “present” means, in respect of any person attending a meeting, such person’s presence at a general meeting of Members (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorized representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Electronic Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Electronic Communication Facilities.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

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2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act, the applicable Designated Stock Exchange Rules, the Memorandum (and to any direction that may be given by the Company in general meeting) and these Articles about the redemption and purchase of the Shares, and without prejudice to any rights attaching the Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

2.4	Before any Preferred Shares of any series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of such series:

(a)	the designation of such series and the number of Preferred Shares to constitute such series;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by Law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class of Shares or any other series of Preferred Shares;

(d)	whether the Preferred Shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	the amount or amounts payable upon Preferred Shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

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(f)	whether the Preferred Shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

(g)	whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class of Shares or any other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any Preferred Shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class of Shares or any other series of Preferred Shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional shares of such series or of any other class of Shares or any other series of Preferred Shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of Shares or any other series of Preferred Shares.

Power to issue fraction of a Share

2.5	Subject to the Act, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.6	The Company may pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.7	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

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Trusts not recognised

2.8	Except as required by Act:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.9	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of Article 2.10(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

2.12	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

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Effect of new Share issue on existing class rights

2.13	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class. For the avoidance of doubt, the creation, designation or issuance of any Preferred Shares with rights and privileges ranking in priority to any existing class of Shares pursuant to Article 2.4 including, without limitation, the creation of Preferred Shares with enhanced or weighted voting rights, shall not be deemed to be a variation of the rights of any existing class of Shares.

Capital contributions without issue of further Shares

2.14	With the consent of a Member, the directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares, it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class, it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

(c)	It shall be subject to the provisions of the Act and these Articles applicable to share premiums.

No bearer Shares or warrants

2.15	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.16	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.17	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

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2.18	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.19	Nothing in Article 2.18 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.20	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.21	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

2.22	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with section 40B of the Act.

Annual Return

2.23	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

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3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the applicable laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

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(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen (14) Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

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4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

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Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

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(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.13	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee. The Directors may accept the surrender for no consideration of any Fully Paid Share.

Effect of forfeiture or surrender on former Member

5.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.15	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

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Evidence of forfeiture or surrender

5.16	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.17	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of Shares

Right to transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, a Member may freely transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

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Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares of any class in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 days in any year.

Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares of any class not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

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(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

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8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	either round up or down the fraction to the nearest whole number, such rounding to be determined by the Directors acting in their sole discretion;

(b)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); or

(c)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

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Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, and where applicable, the Designated Stock Exchange Rules, the rules and regulations of the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

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Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or purchase.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the applicable Designated Stock Exchange Rules or by Applicable Law) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

10.3	The agenda of the annual general meeting shall be set by the Directors and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).

Power to call meetings

10.4	The Directors may call a general meeting at any time.

10.5	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.6	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

10.7	The requisition must be in writing and given by one or more Members who (together) hold at least ten per cent of the rights to vote at such general meeting.

10.8	The requisition must also:

(a)	specify the purpose of the meeting.

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(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

10.9	Should the Directors fail to call a general meeting within 21 Clear Days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

10.10	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least ten per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.11	Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Content of notice

10.12	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	whether the meeting will be held virtually, at a physical place or both;

(c)	if the meeting is to be held in two or more places, or in any part virtually, the Electronic Communication Facilities that will be used to facilitate the meeting including the procedures to be followed by any Member or other participant of the meeting who wishes to utilize such Electronic Communication Facilities for the purposes of attending and participating in such meeting;

(d)	subject to paragraph (e) and the requirements of the Designated Stock Exchange Rules (to the extent applicable), the general nature of the business to be transacted; and

(e)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.13	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

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(b)	that a proxyholder need not be a Member.

Period of notice

10.14	At least five (5) Clear Days’ notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend at the meeting, together holding not less than 90% in par value of the Shares giving that right.

Persons entitled to receive notice

10.15	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors.

10.16	The Board may determine that the Members entitled to receive notice of, attend and vote at a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.17	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.18	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

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Publication of notice on a website

10.19	Subject to the Act or the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

10.20	If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

Time a website notice is deemed to be given

10.21	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

10.22	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Validity despite accidental error in publication on website

10.23	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

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11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy at the meeting. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting.

Lack of quorum

11.2	If a quorum is not present at the meeting within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy at the meeting shall constitute a quorum.

Chairman

11.3	The chairman of a general meeting (including any Virtual Meeting) shall be the chairman of the Board or such other Director as the Directors may determine. Absent any such person being present at the meeting within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting. The chairman of the meeting shall be entitled to attend and participate at any such general meeting by means of Electronic Communication Facilities, and to act as the chairman of such general meeting, in which event the chairman of the meeting shall be deemed to be present at the meeting.

11.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

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Use of technology

11.6	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

11.7	A Member entitled to receive notice and attend a meeting will be deemed to be in attendance at such meeting despite their attendance being virtual if adequate facilities are available to ensure that the Member is able to:

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear all that happens at the meeting.

Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting.

Security

11.8	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment, postponement and cancellation

11.9	A meeting may be:

(a)	postponed or cancelled prior to the meeting at the discretion of the Directors by written notice provided to all persons entitled to attend the meeting, unless the meeting was requisitioned by Members or otherwise called by Members pursuant to Article 10; or

(b)	adjourned, with or without an appointed date for resumption, at any time during the meeting at the discretion of the chairman with the consent of the Members constituting a quorum.

The chairman must adjourn the meeting if so directed by the Members constituting a quorum at the meeting. No business, however, can be transacted at an adjourned or postponed meeting other than business which might properly have been transacted at the original meeting

11.10	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five (5) Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

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Method of voting

11.11	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

11.12	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a Virtual Meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

11.13	In the case of an equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

Amendments to resolutions

11.14	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

11.15	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

11.16	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

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Written resolutions

11.17	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote;

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

(d)	Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

11.18	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.19	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.20	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

12	Voting rights of Members

Right to vote

12.1	Subject to the following, unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares. Unless otherwise required by the Act, the Memorandum or these Articles, holders of Ordinary Shares and Preferred Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ approval.

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12.2	Members may vote in person or by proxy.

12.3	Every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

12.4	A fraction of a Share shall entitle its holder to an equivalent fraction of one vote.

12.5	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.6	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

12.7	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.8	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.9	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.10	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.11	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

12.12	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

12.13	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

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Member with mental disorder

12.14	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.15	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.16	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.17	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.18	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.19	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.20	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.18.

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12.21	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.20 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.22	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 12.22(a) and Article 12.22(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.23	Where a poll is taken:

(a)	if it is taken more than seven (7) Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.22 before the time appointed for the taking of the poll;

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(b)	if it to be taken within seven (7) Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.22 before the time appointed for the taking of the poll.

12.24	If the form of appointment of proxy is not delivered on time, it is invalid.

12.25	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.26	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic Communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.27	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person and a maximum of ten (10), however that the Company may by Ordinary Resolution increase or reduce the foregoing limits in the number of Directors.

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14	Appointment, disqualification and removal of Directors

No age limit

14.1	There is no age limit for Directors save that they must be at least eighteen years of age.

Corporate Directors

14.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.4	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director. A Director so appointed is not subject to a term of office and shall hold office until such time as he or she is removed or resigned in accordance with these Articles, unless such Director is appointed on such express terms that he or she shall automatically retire from office (unless he/she has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period.

14.5	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

14.6	No appointment can cause the number of Directors to exceed the maximum; and any such appointment shall be invalid.

14.7	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require as determined by the Board.

Board’s power to appoint Directors

14.8	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

Removal of Directors

14.9	A Director may be removed by Ordinary Resolution.

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Resignation of Directors

14.10	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.11	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

14.12	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.13	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he resigns his office by notice in writing to the Company; or

(b)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(c)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(d)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(e)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(f)	without special leave of absence from the Board, he is absent from meetings of Directors for a continuous period of six months; or

(g)	dies or is found by the Company to be or becomes of unsound mind; or

(h)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director).

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board.

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15.2	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board.

15.3	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.5	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. For the avoidance of doubt:

(a)	if another director has been appointed an alternate director for one or more directors, he shall be entitled to a separate vote in his own right as a director and in right of each other director for whom he has been appointed an alternate; and

(b)	if a person other than a director has been appointed an alternate director for more than one director, he shall be entitled to a separate vote in right of each director for whom he has been appointed an alternate.

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15.6	An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

15.7	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.8	An alternate Director shall carry out all functions of the Director who made the appointment.

15.9	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.10	An alternate Director is not the agent of the Director appointing him.

15.11	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.12	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

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Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as vice-chairman of the Board;

(c)	as managing Director;

(d)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

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16.10	A Director, Secretary or other Officer of the Company may not the hold the office, or perform the services, of auditor.

Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

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Disclosure of information

16.17	Subject to compliance with Applicable Laws, including the appliable federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. Any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5	The Board may establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the directors may delegate pursuant to the Articles and as required by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under applicable law. Each of the audit committee, compensation committee and nominating and corporate governance committee, if established, shall consist of such number of directors as the directors shall from time to time determine (or such minimum number as may be required from time to time by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under applicable law). For so long as any class of Shares is listed on any Designated Stock Exchange, the audit committee, a compensation committee and a nominating and corporate governance committee, if established, shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law, subject to any exemptions permitted under the Designated Stock Exchange Rules or other Applicable Laws.

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Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

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17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture share and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Period of notice

18.4	At least five (5) Clear Days’ notice of a meeting of directors must be given to directors. A meeting may be convened on shorter notice with the consent of all directors.

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Use of technology

18.5	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.6	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.7	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number or unless the Company has only one director.

Chairman or deputy to preside

18.8	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.9	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.10	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Recording of dissent

18.11	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

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Written resolutions

18.12	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.13	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.14	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.15	A resolution in writing passed pursuant to Article 18.12, Article 18.13 and/or Article 18.14 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

18.16	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules, the Applicable Laws and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the Director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

Sending of accounts and reports

21.3	The Company’s accounts and associated directors’ report or auditor’s report that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions: or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website; and

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

21.4	If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 10.21.

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Financial Year

21.5	Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st day of the month of March in each year and begin on 1 April in each year.

Auditors

21.6	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.7	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Commission and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

21.8	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

21.9	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

21.10	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

21.11	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

21.12	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

21.13	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

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22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

22.4	The Directors may also fix any time and date as the record date for (a) calling a general meeting; (b) making or issuing an allotment of Shares; or (c) conducting any other business required pursuant to these Articles.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

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23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7

Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

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Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

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Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

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24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

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If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own fraud or dishonesty.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own fraud or dishonesty.

Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

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28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve or otherwise accept the notice; or

(b)	any Director or Officer provides the giver of the notice an electronic address to which the notice may be sent and a notice is sent to that address within a reasonable period of time.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

28.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

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(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days (or, in the case of a notice of general meeting, until at least the conclusion of the meeting to which the notice relates), beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	Subject to Article 22.4, any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

28.10	An Electronic Record may be signed by an Electronic Signature.

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Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	24 hours after the date it was sent
(E) By publication on a website	See Article 10.21

Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

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29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 29.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

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This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

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(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

33	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Act) upon such terms as the directors may determine and (to the extent required by the Act) with the approval of a Special Resolution.

34	Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director of the Company or an Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of these Articles.

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Annex E

PRELIMINARY PROXY

BOWEN ACQUISITION CORP

420 Lexington Avenue, Suite 2446

New York, NY 10170

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

JANUARY 13, 2025

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated December [●], 2024, in connection with the Extraordinary General Meeting of Bowen Acquisition Corp (“BAC”) to be held at 10:00 a.m. ET on January 13, 2025, which will be a virtual meeting held online at https://www.cstproxy.com/bowenspac/2024 for the sole purpose of considering and voting upon the following proposals, and hereby appoints Jiangang Luo and Jing Lu, his or her true and lawful attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of BAC registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE BAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” THE NAME CHANGE PROPOSAL (PROPOSAL 2), “FOR” THE CAPITALIZATION AMENDMENT PROPOSAL (PROPOSAL 3), “FOR” THE BOARD UNIFICATION PROPOSAL (PROPOSAL 4), “FOR” THE PROPOSED CHARTER ADOPTION PROPOSAL (PROPOSAL 5), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 6), “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL (PROPOSAL 7), “FOR” THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 8) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 9).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be held on January 13, 2025.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/bowenspac/2024.

E-1

PROXY

1.	The Business Combination Proposal — to consider and vote upon a proposal, as an ordinary resolution, to approve the Business Combination Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Name Change Proposal – to consider and vote upon a proposal, as a special resolution, to change the name of the company from Bowen Acquisition Corp to Emerald, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Capitalization Amendment Proposal – to consider and vote upon a proposal, as a special resolution, to approve the increase of the authorized share capital of Bowen to US$25,200, divided into 2,000,000 Preferred Shares of par value US$0.0001 each and 250,000,000 Ordinary Shares of par value US$0.0001 each, by the creation of 50,000,000 additional Ordinary Shares of par value US$0.0001 each.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

The Board Unification Proposal – to consider and vote upon a proposal, as a special resolution, to remove the provision in Bowen’s Amended and Restated Memorandum and Articles of Association dividing the Bowen board into classes.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

The Proposed Charter Adoption Proposal – to consider and vote upon a proposal, as a special resolution, to approve the amendment and restatement of Bowen’s existing Amended and Restated Memorandum and Articles of Association.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	The Nasdaq Proposal – to consider and vote upon a proposal, as an ordinary resolution, to approve, for purposes of complying with Nasdaq Listing Rules, the issuance of Bowen’s ordinary shares in connection with the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	The Equity Incentive Plan Proposal – to consider and vote upon a proposal, as an ordinary resolution, to approve and adopt the 2024 Long-Term Incentive Equity Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	The Director Election Proposal – to consider and vote upon a proposal, as an ordinary resolution, to elect the following five members to serve on the Bowen Board following the Business Combination.
	Dajun Wang	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Wei Liang	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Wen He	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Zhenning He	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Jun Zhang	FOR ☐	AGAINST ☐	ABSTAIN ☐

9.	The Adjournment Proposal - to consider and vote upon a proposal, as an ordinary resolution, to adjourn the extraordinary general meeting to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2025

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

E-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Proposed Charter will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will enter into indemnity agreements with each of our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 18, 2024, by and among Bowen Acquisition Corp, Bowen Merger Sub, Shenzhen Qianzhi BioTech Company Limited and Qianzhi Group Holding (Cayman) Limited (included as Annex A to the proxy statement/prospectus).*****+

3.1	Amended and Restated Memorandum and Articles of Association.*

3.2	Amended and Restated Memorandum and Articles of Association of New Bowen (included as Annex D to the proxy statement/prospectus).*******

4.4	Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Ogier*******

8.1	Form of Tax opinion of Graubard Miller*******

10.1	Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.***

10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Registration Rights Agreement.*

10.4	Private Placement Units Purchase Agreement between the Registrant and the Sponsors.***

10.5	Private Placement Units Purchase Agreement between the Registrant and EarlyBirdCapital, Inc..***

10.6	Form of Indemnification Agreement.*

10.7	Administrative Services Agreement.*

10.8	Form of Share Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.***

10.9	Form of Business Combination Marketing Agreement between the Registrant and EarlyBirdCapital, Inc.***

10.10	Form of Voting Agreement.**

10.11	Property Lease Agreement dated July 19, 2023 between Shenzhen Jingji Baina Business Management Co., Ltd. and Shenzhen Qianzhi Biotechnology Co., Ltd. *******

10.12	Property Lease Agreement dated July 19, 2023 between Shenzhen Jingji Baina Business Management Co., Ltd. and Shenzhen Qianzhi Biotech Co., Ltd. *******

10.13	Property Lease Agreement dated July 19, 2023 between Shenzhen Jingji Baina Business Management Co., Ltd. and Shenzhen Qianzhi Health Management Co., Ltd. *******

10.14	Property Lease Agreement dated May 19, 2019 between Zhijun Hu and Hubei Qianzhi Biotechnology Co., Ltd. *******

10.15	Form of Employment Agreement*******

10.16	Form of Subscription Agreement*******

14	Code of Ethics.***

23.1	Consent of Ogier (included in Exhibit 5.1)*******

23.2	Consent of UHY LLP*******

23.3	Consent of Simon & Edward, LLP*******

97	Clawback Policy****

99.1	Form of Proxy Card (included as Annex E to the proxy statement/prospectus)*****

99.2	Consent of Newbridge Securities*****

99.3	Consent of Dajun Wang*******

99.4	Consent of Wei Liang*******

99.5	Consent of Wen He*******

99.6	Consent of Zhenning He*******

99.7	Consent of Frost & Sullivan*****

99.8	Consent of Jingsh & HY Leung (Qianhai) Law Firm *****

107	Filing Fee Table*******

*	Incorporated by reference to Bowen’s Current Report on Form 8-K filed on July 11, 2023.
**	Incorporated by reference to Bowen’s Current Report on Form 8-K filed on January 24, 2024.
***	Incorporated by reference to Bowen’s Registration Statement on Form S-1 (SEC File Nos. 333-272076).
****	Incorporated by reference to Bowen’s Annual Report on Form 10-K filed on March 29, 2024.
*****	Filed Herewith
******	To be filed by amendment
*******	Previously filed

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

†	Indicates management contract or compensatory plan or arrangement.

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Item 22.	Undertakings.

(a) The undersigned registrants each hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 12th day of December, 2024.

BOWEN ACQUISITION CORP

By:	/s/ Jiangang Luo
Name:	Jiangang Luo
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Jiangang Luo or Jing Lu his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Na Gai	Chairwoman	December 12, 2024
Na Gai

/s/ Jiangang Luo	Chief Executive Officer (Principal Executive Officer)	December 12, 2024
Jiangang Luo

/s/ Jing Lu	Chief Financial Officer (Principal Finance and Accounting Officer)	December 12, 2024
Jing Lu

/s/ Lawrence Leighton	Director	December 12, 2024
Lawrence Leighton

/s/ Wei Li	Director	December 12, 2024
Wei Li

/s/ Jun Zhang	Director	December 12, 2024
Jun Zhang

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Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, in the People’s Republic of China, on the 12th day of December, 2024.

QIANZHI GROUP HOLDING (CAYMAN) LIMITED

By:	/s/ Xiaoqin Lin
Name:	Xiaoqin Lin
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Xiaoqin Lin his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the co-registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Xiaoqin Lin	Sole Director, Principal Executive Officer, and Principal Financial Officer	December 12, 2024
Xiaoqin Lin

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE CO-REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the co-registrant has signed this registration statement on the 12th day of December, 2024.

COGENCY GLOBAL INC.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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